Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
             (Exact name of registrant as specified in its charter)

                                    NEW YORK
         (State or other jurisdiction of incorporation or organization)

                                   13-5570651
                      (I.R.S. Employer Identification No.)

              1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104
                                 (212) 554-1234

               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)


                                    ROBIN WAGNER
                            VICE PRESIDENT AND COUNSEL
            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
              1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104
                                 (212) 554-1234


(Name, address, including zip code, and telephone number, including area code, of agent for service)

                  Please send copies of all communications to:
                               PETER E. PANARITES
                                FOLEY & LARDNER
                               WASHINGTON HARBOUR
                              3000 K STREET, N.W.
                             WASHINGTON, D.C. 20007
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Approximate date of commencement of proposed sale to the public: As soon after the effective date of this Registration Statement as is practicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                                      CALCULATION OF REGISTRATION FEE

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Title of each class                      Proposed maximum       Proposed maximum
of securities to be     Amount to be     offering price per     aggregate offering      Amount of
registered              registered       unit                   price                   registration fee
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Market value            $400,000,000     (1)                    $400,000,000            $32,360
Adjustment
Interests under
Flexible Premium
Annuity Contracts
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(1)  The securities are not issued in predetermined amounts or units.

Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended, the prospectuses (and supplements) contained in this Registration Statement are also made part of Registration Statement No. 333-24009 of the Registrant.

The registrant hereby amends this Registration Statement under the Securities Act of 1933 on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

Registrant is filing this registration statement for the sole purpose of registering additional market value adjustment interests under deferred variable annuity contracts previously described in the prospectuses contained in this registration statement and in certain other prospectuses that are contained in Registrant's currently-effective Form S-3 registration statement (File No. 333-67876). Registrant incorporates herein by reference the prospectuses and any supplements thereto, which remain unchanged, that have been filed in that registration statement.

Equitable Accumulator(R)
A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 1, 2003

Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectuses for each Trust, which contain important information about their portfolios.


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WHAT IS THE EQUITABLE ACCUMULATOR(R)?

Equitable Accumulator(R) is a deferred annuity contract issued by The Equitable Life Assurance Society of the United States. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options or fixed maturity options ("investment options"). This contract is offered in Oregon only.

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 Variable investment options
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o AXA Premier VIP Core Bond              o EQ/Calvert Socially Responsible
o AXA Premier VIP Health Care            o EQ/Capital Guardian International
o AXA Premier VIP International Equity   o EQ/Capital Guardian Research
o AXA Premier VIP Large Cap Core         o EQ/Capital Guardian U.S. Equity
  Equity                                 o EQ/Emerging Markets Equity
o AXA Premier VIP Large Cap Growth       o EQ/Equity 500 Index
o AXA Premier VIP Large Cap Value        o EQ/Evergreen Omega
o AXA Premier VIP Small/Mid Cap          o EQ/FI Mid Cap
  Growth                                 o EQ/FI Small/Mid Cap Value
o AXA Premier VIP Small/Mid Cap Value    o EQ/High Yield
o AXA Premier VIP Technology             o EQ/J.P. Morgan Core Bond
o EQ/Aggressive Stock                    o EQ/Janus Large Cap Growth
o EQ/Alliance Common Stock               o EQ/Lazard Small Cap Value
o EQ/Alliance Growth and Income          o EQ/Marsico Focus
o EQ/Alliance Intermediate Government    o EQ/Mercury Basic Value Equity
  Securities                             o EQ/MFS Emerging Growth Companies
o EQ/Alliance International              o EQ/MFS Investors Trust
o EQ/Alliance Premier Growth             o EQ/Money Market
o EQ/Alliance Quality Bond               o EQ/Putnam Growth & Income Value
o EQ/Alliance Small Cap Growth           o EQ/Putnam International Equity
o EQ/Alliance Technology                 o EQ/Putnam Voyager
o EQ/Balanced                            o EQ/Small Company Index
o EQ/Bernstein Diversified Value
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You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account No. 45 and Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust or AXA Premier VIP Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

TYPES OF CONTRACTS. We offer the contracts for use as:

o   A nonqualified annuity ("NQ") for after-tax contributions only.

o   An individual retirement annuity ("IRA"), either traditional IRA or Roth
    IRA.


We offer "Rollover IRA" and "Roth Conversion IRA."

o An annuity that is an investment vehicle for a qualified defined contribution plan ("QP").

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA").

A contribution of at least $5,000 is required to purchase an NQ, Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2003, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.


The SEC has not approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

                                                                          X00547
                                                                     Oregon only

Contents of this prospectus


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EQUITABLE ACCUMULATOR(R)
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Index of key words and phrases                                               4
Who is Equitable Life?                                                       5
How to reach us                                                              6
Equitable Accumulator(R) at a glance -- key features                         8

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FEE TABLE                                                                   11
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Example                                                                     13
Condensed financial Information                                             13



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1. CONTRACT FEATURES AND BENEFITS                                           14
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How you can purchase and contribute to your contract                        14
Owner and annuitant requirements                                            17
How you can make your contributions                                         17
What are your investment options under the contract?                        17
Allocating your contributions                                               21
Your benefit base                                                           22
Annuity purchase factors                                                    23
Our baseBUILDER option                                                      23
Guaranteed minimum death benefit                                            24
Your right to cancel within a certain number of days                        25



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2. DETERMINING YOUR CONTRACT'S VALUE                                        26
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Your account value and cash value                                           26
Your contract's value in the variable investment options                    26
Your contract's value in the fixed maturity options                         26
Termination of your contract                                                26


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"We," "our," and "us" refer to Equitable Life.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

2  Contents of this prospectus

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3. TRANSFERRING YOUR MONEY AMONG
     INVESTMENT OPTIONS                                                     27
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Transferring your account value                                             27
Disruptive transfer activity                                                27
Rebalancing your account value                                              27



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4. ACCESSING YOUR MONEY                                                     28
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Withdrawing your account value                                              28
How withdrawals are taken from your account value                           29
How withdrawals affect your guaranteed minimum income benefit
     and guaranteed minimum death benefit                                   29
Loans under Rollover TSA contracts                                          29
Surrendering your contract to receive its cash value                        30
When to expect payments                                                     30
Your annuity payout options                                                 30



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5. CHARGES AND EXPENSES                                                     33
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Charges that Equitable Life deducts                                         33
Charges that the Trusts deduct                                              34
Group or sponsored arrangements                                             34
Other distribution arrangements                                             35



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6. PAYMENT OF DEATH BENEFIT                                                 36
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Your beneficiary and payment of benefit                                     36
How death benefit payment is made                                           36
Beneficiary continuation option                                             37



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7. TAX INFORMATION                                                          38
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Overview                                                                    38
Buying a contract to fund a retirement arrangement                          38
Transfers among investment options                                          38
Taxation of nonqualified annuities                                          38
Individual retirement arrangements (IRAs)                                   40
Special rules for contracts funding qualified plans                         41
Tax-Sheltered Annuity contracts (TSAs)                                      41
Federal and state income tax withholding and
     information reporting                                                  43
Impact of taxes to Equitable Life                                           44

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8. MORE INFORMATION                                                         45
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About Separate Account No. 45 and Separate Account No. 49                   45
About the Trusts                                                            45
About our fixed maturity options                                            45
About the general account                                                   46
About other methods of payment                                              46
Dates and prices at which contract events occur                             47
About your voting rights                                                    47
About legal proceedings                                                     48
About our independent accountants                                           48
Financial statements                                                        48
Transfers of ownership, collateral assignments, loans
     and borrowing                                                          48
Distribution of the contracts                                               48



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9. INVESTMENT PERFORMANCE                                                   50
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Communicating performance data                                              55



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10. INCORPORATION OF CERTAIN DOCUMENTS
     BY REFERENCE                                                           56
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APPENDICES
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I -- Condensed financial information                                       A-1
II -- Purchase considerations for QP contracts                             B-1
III -- Market value adjustment example                                     C-1
IV -- Guaranteed minimum death benefit example                             D-1

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STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
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                                                  Contents of this prospectus  3

Index of key words and phrases

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This index should help you locate more information on the terms used in this prospectus.

                                                            Page
   12 month dollar cost averaging                             22
   account value                                              26
   administrative charge                                      33
   annual ratchet death benefit                               24
   annuitant                                                  17
   annuity maturity date                                      32
   annuity payout options                                     30
   annuity purchase factors                                   23
   automatic investment program                               47
   baseBUILDER                                                23
   baseBUILDER Benefit charge                                 34
   beneficiary                                                36
   Beneficiary Continuation Option ("BCO")                    37
   benefit base                                               22
   business day                                               17
   cash value                                                 26
   charges for state premium and other applicable taxes       34
   contract date                                               9
   contract date anniversary                                   9
   contract year                                               9
   contributions to Roth IRAs                                 41
      regular contributions                                   41
      rollover and direct transfers                           41
      conversion contributions                                41
   contributions to traditional IRAs                          41
      regular contributions                                   41
      rollovers and transfers                                 42
   disability, terminal illness or confinement
      to nursing home                                         34
   disruptive transfer activity                               27
   EQAccess                                                    6
   ERISA                                                      29
   fixed maturity options                                     21
   free look                                                  25
   free withdrawal amount                                     33
   general account                                            46
   General dollar cost averaging                              22
   guaranteed minimum death benefit                           24
   guaranteed minimum income benefit                          24
   IRA                                                     cover
   IRS                                                        38

                                                            Page
   investment options                                      cover
   lifetime required minimum distribution withdrawals         29
   loan reserve account                                       30
   loans under Rollover TSA                                   42
   lump sum withdrawals                                       28
   market adjusted amount                                     21
   market value adjustment                                    21
   market timing                                              27
   maturity dates                                             21
   maturity value                                             21
   Mortality and expense risk charge                          33
   NQ                                                      cover
   participant                                                17
   portfolio                                               cover
   Principal Assurance Allocation                             21
   processing office                                           6
   Protection Plus                                            25
   Protection Plus charge                                     39
   QP                                                      cover
   rate to maturity                                           21
   Rebalancing                                                27
   Rollover IRA                                            cover
   Rollover TSA                                            cover
   roll-up death benefit                                      24
   Roth Conversion IRA                                     cover
   Roth IRA                                                   40
   SAI                                                     cover
   SEC                                                     cover
   self-directed allocation                                   21
   Separate Account 49                                        45
   substantially equal withdrawals                            28
   Successor owner and annuitant                              36
   systematic withdrawals                                     28
   TOPS                                                        6
   TSA                                                     cover
   traditional IRA                                            40
   Trusts                                                  cover
   unit                                                       26
   variable investment options                                17
   wire transmittals                                          46
   withdrawal charge                                          33

To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.


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 Prospectus                      Contract or Supplemental Materials
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  fixed maturity options        Guarantee Periods (Guaranteed Fixed
                                Interest Accounts in supplemental materials)
  variable investment options   Investment Funds
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  unit                          Accumulation Unit
  baseBUILDER                   Guaranteed Minimum Income Benefit
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4 Index of key words and phrases

Who is Equitable Life?

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We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $415.31 billion in assets as of December 31, 2002. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.


                                                       Who is Equitable Life?  5

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.




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 FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
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Equitable Accumulator(R)
P.O. Box 13014
Newark, NJ 07188-0014


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 FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
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Equitable Accumulator(R)
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094



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 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
 REGULAR MAIL:
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Equitable Accumulator(R)
P.O. Box 1547
Secaucus, NJ 07096-1547



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 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
 EXPRESS DELIVERY:
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Equitable Accumulator(R)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094


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 REPORTS WE PROVIDE:
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o   written confirmation of financial transactions;

o statement of your contract values at the close of each calendar quarter (four per year); and

o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the guaranteed minimum income benefit, if applicable.



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 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS:
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TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o   your current account value;

o   your current allocation percentages;

o   the number of units you have in the variable investment options;

o   rates to maturity for the fixed maturity options;

o   the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o change your TOPS personal identification number (PIN) (not available through EQAccess); and

o   change your EQAccess password (not available through TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use EQAccess by visiting our Web site at http://www.equitable.com and clicking on EQAccess.
Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).



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 CUSTOMER SERVICE REPRESENTATIVE:
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You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your financial professional (available only for contracts distributed through AXA Distributors);

(2) conversion of a traditional IRA to a Roth Conversion IRA;

(3) election of the automatic investment program;

(4) election of the rebalancing program;

(5) requests for loans under Rollover TSA contracts;

(6) spousal consent for loans under Rollover TSA contracts;

6  Who is Equitable Life?

(7) requests for withdrawals or surrenders from Rollover TSA contracts;

(8) tax withholding elections;

(9) election of the beneficiary continuation option;

(10) IRA contribution recharacterizations;

(11) certain section 1035 exchanges; and

(12) direct transfers.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1) address changes;

(2) beneficiary changes;

(3) transfers between investment options;

(4) contract surrender and withdrawal requests;

(5) death claims;

(6) general dollar cost averaging; and

(7) 12 month dollar cost averaging.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1) automatic investment program;

(2) general dollar cost averaging;

(3) rebalancing;

(4) 12 month dollar cost averaging;

(5) substantially equal withdrawals;

(6) systematic withdrawals and;

(7) the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, all must sign.


                                                       Who is Equitable Life?  7

Equitable Accumulator(R) at a glance -- key features

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Professional investment     Equitable Accumulator(R)'s variable investment options invest in different portfolios managed by
management                  professional investment advisers.
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Fixed maturity options      o 10 fixed maturity options ("FMOs") with maturities ranging from approximately 1 to 10 years
                              (subject to availability).
                            o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                            --------------------------------------------------------------------------------------------------------
                            If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
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Tax advantages              o On earnings inside the    No tax until you make withdrawals from your contract or receive annuity
                              contract                  payments.
                            o On transfers inside the   No tax on transfers among investment options.
                              contract
                            --------------------------------------------------------------------------------------------------------
                            If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA), Tax Sheltered
                            Annuity (TSA) or to fund an employer retirement plan (QP or Qualified Plan), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the
                            Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities compared with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," later in this Prospectus and in the SAI.)
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baseBUILDER(R) protection   baseBUILDER combines a guaranteed minimum income benefit with a guaranteed minimum death benefit provided under the contract. The guaranteed minimum income benefit provides income protection for you while the annuitant lives. The guaranteed minimum death benefit provides a death benefit for the beneficiary should the annuitant die.
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Contribution amounts        o Initial minimum:          $5,000
                            o Additional minimum:       $1,000 (NQ, QP and Rollover TSA contracts)
                                                        $100 monthly and $300 quarterly under our automatic investment program
                                                        (NQ contracts)
                                                        $50 (IRA contracts)
                            Maximum contribution limitations may apply. In general, contributions are limited to $1.5 million.
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8 Equitable Accumulator(R) at a glance -- key features

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Access to your money   o Lump sum withdrawals
                       o Several withdrawal options on a periodic basis
                       o Loans under Rollover TSA contracts
                       o Contract surrender
                         You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a tax penalty.
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Payout alternative     o Fixed annuity payout options
                       o Variable Immediate Annuity payout options
                       o Income Manager(R) payout options
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Additional features    o Guaranteed minimum death benefit even if you do not elect baseBuilder
                       o Dollar cost averaging
                       o Automatic investment program
                       o Account value rebalancing (quarterly, semiannually and annually)
                       o Free transfers
                       o Waiver of withdrawal charge for disability, terminal illness or confinement to a nursing home
                       o Protection Plus, an optional death benefit available under certain contracts (subject to state availability)
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Fees and charges       o Daily charges on amounts invested in variable investment options for mortality and expense risks at a current annual rate of 1.35%.

                       o Annual 0.30% benefit base charge for the optional baseBUILDER benefit until you exercise your guaranteed minimum income benefit, elect another annuity payout or the contract date anniversary after the annuitant reaches age 83, whichever occurs first. The annual benefit base charge is
                         0.15% if the 5% roll up to age 70, if available, is elected. The benefit base is described under
                         "Your benefit base" in "Contract features and benefits" later in this Prospectus. If you do not elect baseBUILDER, you still receive a guaranteed minimum death benefit under your contract at no additional charge.

                       o Annual 0.20% Protection Plus charge for this optional death benefit.

                       o No sales charge deducted at the time you make contributions. During the first seven contract years following a contribution, a charge will be deducted from amounts that you withdraw that exceed 15% of your account value. We use the account value on the most recent contract date anniversary to calculate the 15% amount available. The charge begins at 7% in the first contract year following a contribution. It declines by 1% each year to 1% in the seventh contract year.
                         There is no withdrawal charge in the eighth and later contract years following a contribution.

                         -----------------------------------------------------------------------------------------------------------
                         The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is April 30.
                         -----------------------------------------------------------------------------------------------------------

                       o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                       o We deduct a $350 annuity administrative fee from amounts applied to purchase the Variable Immediate
                         Annuity payout options.

                       o Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to 1.20% annually,
                         12b-1 fees of 0.25% annually and other expenses.
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Annuitant issue ages   NQ: 0-83
                       Rollover IRA, Roth Conversion
                       IRA, and Rollover TSA: 20-83
                       QP: 20-75
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                          Equitable Accumulator(R) at a glance -- key features 9

THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES, RESTRICTIONS OR EXCEPTIONS APPLY. ALSO, ALL FEATURES OF THE CONTRACT ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.


For more detailed information, we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.


OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.


10 Equitable Accumulator(R) at a glance -- key features

Fee table

--------------------------------------------------------------------------------
The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

The first table describes fees and expenses that you will pay at the time that you surrender the contract or if you make certain withdrawals or apply your cash value to certain payout options or if you purchase a Variable Immediate Annuity payout option. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.

----------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value at the time you request certain transactions
----------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of contributions with-
drawn (deducted if you surrender your contract, make certain
withdrawals or apply your cash value to certain payout options).(1)                        7.00%

Charge if you elect a Variable Immediate Annuity payout option                             $350
----------------------------------------------------------------------------------------------------------


The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.

----------------------------------------------------------------------------------------------------------
 Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
----------------------------------------------------------------------------------------------------------
Mortality and expense risks                                                                1.10%
Administrative                                                                             0.25%
                                                                                           ----
Total annual expenses                                                                      1.35%
----------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value each year if you elect the optional benefit
----------------------------------------------------------------------------------------------------------
baseBUILDER benefit charge(2) (calculated as a percentage of the applicable benefit base. Deducted annually on each contract date
anniversary for which the benefit is in effect)                                            0.30%
----------------------------------------------------------------------------------------------------------
Protection Plus benefit charge (calculated as a percentage of the account value. Deducted annually on each contract date anniversary
for which the benefit is in effect)                                                        0.20%
----------------------------------------------------------------------------------------------------------

                                                                    Fee table 11

You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the invest- ment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.

--------------------------------------------------------------------------------------------------------
 Portfolio operating expenses expressed as an annual percentage of daily net assets
--------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2002 (expenses that are deducted        Lowest     Highest
from Portfolio assets including management fees, 12b-1 fees, service fees, and/or     ------     -------
other expenses)(3)                                                                    0.57%      3.77%


Notes:

(1) Deducted upon a withdrawal of amounts in excess of the 15% free withdrawal amount, if applicable:

     The withdrawal charge percentage we use is determined by the        Contract
     contract year in which you make the withdrawal or surrender         Year
     your contract. For each contribution, we consider the contract      1 ...........7.00%
     year in which we receive that contribution to be "contract year     2 ...........6.00%
     1")                                                                 3 ...........5.00%
                                                                         4 ...........4.00%
                                                                         5 ...........3.00%
                                                                         6 ...........2.00%
                                                                         7 ...........1.00%
                                                                         8+ ..........0.00%

(2) The baseBUILDER benefit charge is 0.15% if the 5% roll up to age 70 is elected.

(3) Equitable Life, the manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2004. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. See the Prospectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions each EQ Advisors Trust Portfolio and each AXA Premier VIP Trust Portfolio pays is used to reduce the Portfolio's expenses. If the table reflected these expense limitation arrangements and the portion of the brokerage commissions used to reduce portfolio expenses, the lowest and highest figures would be as shown in the table below:

   ------------------------------------------------------------------
   Total Annual Portfolio Operating Expenses
   for 2002 (expenses that are deducted from
   Portfolio assets including management          Lowest     Highest
   fees, 12b-1 fees, service fees, and/or other   ------     -------
   expenses) after expense cap                    0.57%      1.85%
   ------------------------------------------------------------------
   Total Annual Portfolio Operating Expenses
   for 2002 (expenses that are deducted from
   Portfolio assets including management
   fees, 12b-1 fees, service fees, and/or other   0.43%      1.82%
   expenses) after expense cap and after a
   portion of the brokerage commissions that
   the Portfolio pays is used to reduce the
   Portfolio's expenses.
   ------------------------------------------------------------------

12 Fee table

EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses.

The example below shows the expenses that a hypothetical contract owner, who has elected baseBUILDER and Protection Plus would pay in the situations illustrated. Since the Protection Plus feature only applies under certain contracts, expenses would be lower for contracts that do not have Protection Plus.

The fixed maturity options and the 12 month dollar cost averaging program are not covered by the example. However, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year and assumes the highest and lowest fees and expenses of any of the underlying trust portfolios. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

If you surrender your contract at the end of the applicable time period:

             1 year        3 years        5 years       10 years
Lowest    $   954.10     $ 1,283.64     $ 1,642.97     $ 2,882.83
Highest   $ 1,290.10     $ 2,259.95     $ 3,216.12     $ 5,747.80


If you annuitize at the end of the applicable time period:

             1 year        3 years        5 years       10 years
Lowest      $ 604.10     $ 1,133.64     $ 1,692.97     $ 3,232.83
Highest     $ 940.10     $ 2,109.95     $ 3,266.12     $ 6,097.80


If you do not surrender your contract at the end of the applicable time period:

             1 year       3 years       5 years       10 years
Lowest      $ 254.10   $   783.64     $ 1,342.97     $ 2,882.83
Highest     $ 590.10   $ 1,759.95     $ 2,916.12     $ 5,747.80


CONDENSED FINANCIAL INFORMATION

Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2002.


                                                                    Fee table 13

1. Contract features and benefits

--------------------------------------------------------------------------------
HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call
"contributions." We require a minimum contribution amount for each type of contract purchased. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.

We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator(R) series contracts with the same annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                 Available
                 for annuitant   Minimum
Contract type    issue ages      contributions             Source of contributions           Limitations on contributions
----------------------------------------------------------------------------------------------------------------------------
NQ               0 through 83    o  $5,000 (initial)       o After-tax money.                o Additional contributions may
                                 o  $1,000 (additional)                                        be made up to age 84.
                                                           o Paid to us by check or
                                                             transfer of contract value in
                                                             a tax-deferred exchange
                                                             under Section 1035 of the
                                                             Internal Revenue Code.
----------------------------------------------------------------------------------------------------------------------------
Rollover IRA     20 through 83   o  $5,000 (initial)       o Eligible rollover distribu-     o Additional contributions may
                                 o  $50 (additional)         tions from TSA contracts or       be made up to age 84.
                                                             other 403(b) arrangements,
                                                             qualified plans, and govern-    o Contributions after age 70-1/2
                                                             mental EDC plans.                 must be net of required
                                                                                               minimum distributions.
                                                           o Rollovers from another
                                                             traditional individual retire-  o Although we accept regular
                                                             ment arrangement.                 IRA contributions (limited to
                                                                                               $3,000 for each of calendar
                                                           o Direct custodian-to-              years 2003 and 2004) under
                                                             custodian transfers from          rollover IRA contracts, we
                                                             another traditional indi-         intend that this contract be
                                                             vidual retirement                 used primarily for rollover
                                                             arrangement.                      and direct transfer
                                                                                               contributions.
                                                           o Regular IRA contributions.
                                                                                             o Additional catch-up contri-
                                                           o Additional "catch-up"             butions of up to $500 can
                                                             contributions.                    be made for the calendar
                                                                                               years 2003 or 2004 where
                                                                                               the owner is at least age 50
                                                                                               but under age 70-1/2 at any
                                                                                               time during the calendar
                                                                                               year for which the contribu-
                                                                                               tion is made.
----------------------------------------------------------------------------------------------------------------------------

14 Contract features and benefits

----------------------------------------------------------------------------------------------------------------------------
                  Available
                 for annuitant    Minimum
 Contract type   issue ages      contributions             Source of contributions         Limitations on contributions
----------------------------------------------------------------------------------------------------------------------------
Roth Conversion  20 through 83   o $5,000 (initial)       o Rollovers from another        o Additional contributions may
IRA                              o $50 (additional)         Roth IRA.                       be made up to age 84.

                                                          o Conversion rollovers from a   o Conversion rollovers after
                                                            traditional IRA.                age 70-1/2 must be net of
                                                                                            required minimum distribu-
                                                          o Direct transfers from           tions for the traditional IRA
                                                            another Roth IRA.               you are rolling over.

                                                          o Regular Roth IRA              o You cannot roll over funds
                                                            contributions.                  from a traditional IRA if your
                                                                                            adjusted gross income is
                                                          o Additional catch-up contri-     $100,000 or more.
                                                            butions.
                                                                                          o Although we accept regular
                                                                                            Roth IRA contributions (lim-
                                                                                            ited to $3,000 for each of
                                                                                            calendar years 2003 and
                                                                                            2004) under Roth IRA con-
                                                                                            tracts, we intend that this
                                                                                            contract be used primarily
                                                                                            for rollover and direct trans-
                                                                                            fer contributions.

                                                                                          o Additional catch-up contri-
                                                                                            butions of up to $500 can
                                                                                            be made for the calendar
                                                                                            year 2003 or 2004 where
                                                                                            the owner is at least age 50
                                                                                            at any time during the calen-
                                                                                            dar year for which the
                                                                                            contribution is made.
----------------------------------------------------------------------------------------------------------------------------
Rollover TSA     20 through 83      $5,000 (initial)      o Direct transfers of pre-tax   o Additional contributions may
                                    $1,000 (additional)     funds from another contract     be made up to age 84.
                                                            or arrangement under Sec-
                                                            tion 403(b) of the Internal   o Rollover or direct transfer
                                                            Revenue Code, complying         contributions after age 70-1/2
                                                            with IRS Revenue Ruling         must be net of any required
                                                            90-24.                          minimum distributions.

                                                          o Eligible rollover distribu-   o Employer-remitted contribu-
                                                            tions of pre-tax funds from     tions are not permitted.
                                                            other 403(b) plans, quali-
                                                            fied plans. Subsequent
                                                            contributions may also be
                                                            rollovers from, governmen-
                                                            tal EDC plans and
                                                            Traditional IRAs.
This contract may not be available in your state.
----------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 15

----------------------------------------------------------------------------------------------------------------------------
                  Available
                 for annuitant    Minimum
 Contract type   issue ages      contributions          Source of contributions         Limitations on contributions
----------------------------------------------------------------------------------------------------------------------------
QP               20 through 75   $5,000 (initial)      o Only transfer contributions   o Regular ongoing payroll
                                 $1,000 (additional)     from an existing defined        contributions are not
                                                         contribution qualified plan     permitted.
                                                         trust.
                                                                                       o Only one additional transfer
                                                       o The plan must be qualified      contribution may be made
                                                         under Section 401(a) of the     during a contract year.
                                                         Internal Revenue Code.
                                                                                       o No additional transfer con-
                                                       o For 401(k) plans, trans-        tributions after age 76.
                                                         ferred contributions may
                                                         only include employee pre-    o Contributions after age 70-1/2
                                                         tax contributions.              must be net of any required
                                                                                         minimum distributions.

                                                                                       o A separate QP contract must
                                                                                         be established for each plan
                                                                                         participant.

                                                                                       o Employer remitted contribu-
                                                                                         tions are not permitted.

See Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
----------------------------------------------------------------------------------------------------------------------------

See "Tax information" later in this Prospectus and in the SAI for a more detailed discussion of sources of contributions and certain contribution limitations.

For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.


16 Contract features and benefits

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner. In general, we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act in your state.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.

--------------------------------------------------------------------------------
A "participant" is an individual who is currently, or was formerly, participating in an eligible employer's qualified plan or TSA plan.
--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this Prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options and the fixed maturity options.

VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.

--------------------------------------------------------------------------------
You can choose from among the variable investment options and the fixed maturity options.
--------------------------------------------------------------------------------


                                              Contract features and benefits  17

PORTFOLIOS OF THE TRUSTS

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Accumulator(R) contract. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.

-----------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                 Objective
-----------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND     Seeks a balance of a high current income and capital
                              appreciation, consistent with a prudent level of risk
-----------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE   Seeks long-term growth of capital
-----------------------------------------------------------------------------------
AXA PREMIER VIP               Seeks long-term growth of capital
 INTERNATIONAL EQUITY
-----------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital
 CORE EQUITY
-----------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital
 GROWTH
-----------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital
 VALUE
-----------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID     Seeks long-term growth of capital
 CAP GROWTH
-----------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID     Seeks long-term growth of capital
 CAP VALUE
-----------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY    Seeks long-term growth of capital
-----------------------------------------------------------------------------------


--------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                 Adviser
--------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND     o BlackRock Advisors, Inc.
                              o Pacific Investment Management Company
                                LLC
--------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE   o A I M Capital Management, Inc.
                              o Dresdner RCM Global Investors LLC
                              o Wellington Management Company, LLP
--------------------------------------------------------------------------------
AXA PREMIER VIP               o Alliance Capital Management L.P., through its
 INTERNATIONAL EQUITY           Bernstein Investment Research and Manage-
                                ment Unit
                              o Bank of Ireland Asset Management
                                (U.S.) Limited
                              o OppenheimerFunds, Inc.
--------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     o Alliance Capital Management L.P., through its
 CORE EQUITY                    Bernstein Investment Research and Manage-
                                ment Unit
                              o Janus Capital Management LLC
                              o Thornburg Investment Management, Inc.
--------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     o Alliance Capital Management L.P.
 GROWTH                       o Dresdner RCM Global Investors LLC
                              o TCW Investment Management Company
--------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     o Alliance Capital Management L.P.
 VALUE                        o MFS Investment Management
                              o Institutional Capital Corporation
--------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID     o Alliance Capital Management L.P.
 CAP GROWTH                   o Provident Investment Counsel, Inc.
                              o RS Investment Management, LP
--------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID     o AXA Rosenberg Investment Management LLC
 CAP VALUE                    o Wellington Management Company, LLP
                              o TCW Investment Management Company
--------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY    o Alliance Capital Management L.P.
                              o Dresdner RCM Global Investors LLC
                              o  Firsthand Capital Management, Inc.
--------------------------------------------------------------------------------

18 Contract features and benefits

----------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                    Objective
----------------------------------------------------------------------------------------------
EQ/AGGRESSIVE STOCK              Seeks to achieve long-term growth of capital.
----------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK         Seeks to achieve long-term growth of capital.
----------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND           Seeks to provide a high total return.
 INCOME
----------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE         Seeks to achieve high current income consistent with
 GOVERNMENT SECURITIES           relative stability of principal.
----------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL        Seeks to achieve long-term growth of capital.
----------------------------------------------------------------------------------------------
EQ/ALLIANCE PREMIER GROWTH       To achieve long-term growth of capital.
----------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND         Seeks to achieve high current income consistent with
                                 moderate risk to capital.
----------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP            Seeks to achieve long-term growth of capital.
 GROWTH
----------------------------------------------------------------------------------------------
EQ/ALLIANCE TECHNOLOGY           Seeks to achieve long-term growth of capital. Current
                                 income is incidental to the Portfolio's objective.
----------------------------------------------------------------------------------------------
EQ/BALANCED                      Seeks to achieve a high return through both appreciation
                                 of capital and current income.
----------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE   Seeks capital appreciation.
----------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY              Seeks long-term capital appreciation.
 RESPONSIBLE
----------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              To achieve long-term growth of capital.
 INTERNATIONAL
----------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              To achieve long-term growth of capital.
 RESEARCH
----------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.         To achieve long-term growth of capital.
 EQUITY
----------------------------------------------------------------------------------------------
EQ/EMERGING MARKETS EQUITY       Seeks long-term capital appreciation.
----------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX              Seeks a total return before expenses that approximates
                                 the total return performance of the S&P 500 Index,
                                 including reinvestment of dividends, at a risk level consis-
                                 tent with that of the S&P 500 Index.
----------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                    Adviser
--------------------------------------------------------------------------------
EQ/AGGRESSIVE STOCK              o Alliance Capital Management L.P.
                                 o MFS Investment Management
                                 o Marsico Capital Management, LLC
                                 o Provident Investment Counsel, Inc.
--------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK         o Alliance Capital Management L.P.
--------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND           o Alliance Capital Management L.P.
 INCOME
--------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE         o Alliance Capital Management L.P.
 GOVERNMENT SECURITIES
--------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL        o Alliance Capital Management L.P.
--------------------------------------------------------------------------------
EQ/ALLIANCE PREMIER GROWTH       o Alliance Capital Management L.P.
--------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND         o Alliance Capital Management L.P.
--------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP            o Alliance Capital Management L.P.
 GROWTH
--------------------------------------------------------------------------------
EQ/ALLIANCE TECHNOLOGY           o Alliance Capital Management L.P.
--------------------------------------------------------------------------------
EQ/BALANCED                      o Alliance Capital Management L.P.
                                 o Capital Guardian Trust Company
                                 o Mercury Advisors
                                 o Jennison Associates LLC
--------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE   o Alliance Capital Management L.P.,
                                   through its Bernstein Investment Research
                                   and Management Unit
--------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY              o Calvert Asset Management Company, Inc.
 RESPONSIBLE                       and Brown Capital Management, Inc.
--------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              o Capital Guardian Trust Company
 INTERNATIONAL
--------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              o Capital Guardian Trust Company
 RESEARCH
--------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.         o Capital Guardian Trust Company
 EQUITY
--------------------------------------------------------------------------------
EQ/EMERGING MARKETS EQUITY       o Morgan Stanley Investment Management,
                                   Inc.
--------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX              o Alliance Capital Management L.P.
--------------------------------------------------------------------------------

                                               Contract features and benefits 19

---------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name               Objective                                                  Adviser
---------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA          Seeks long-term capital growth.                            o Evergreen Investment Management
                                                                                         Company, LLC
---------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP               Seeks long-term growth of capital.                         o Fidelity Management & Research Company
---------------------------------------------------------------------------------------------------------------------------------
EQ/FI SMALL/MID CAP VALUE   Seeks long-term capital appreciation.                      o Fidelity Management & Research Company
---------------------------------------------------------------------------------------------------------------------------------
EQ/HIGH YIELD               Seeks to achieve a high total return through a combina-    o Alliance Capital Management L.P.
                            tion of current income and capital appreciation.
                                                                                       o Pacific Investment Management Company
                                                                                         LLC (PIMCO)
---------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. MORGAN CORE BOND    Seeks to provide a high total return consistent with mod-  o J.P. Morgan Investment Management Inc.
                            erate risk of capital and maintenance of liquidity.
---------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH   Seeks long-term growth of capital.                         o Janus Capital Management LLC
---------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE   Seeks capital appreciation.                                o Lazard Asset Management, LLC
---------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS            Seeks long-term growth of capital.                         o Marsico Capital Management, LLC
---------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE      Seeks capital appreciation and secondarily, income.        o Mercury Advisors
 EQUITY
---------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH      Seeks to provide long-term capital growth.                 o MFS Investment Management
 COMPANIES
---------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST      Seeks long-term growth of capital with secondary objec-    o MFS Investment Management
                            tive to seek reasonable current income.
---------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET             Seeks to obtain a high level of current income, preserve   o Alliance Capital Management L.P.
                            its assets and maintain liquidity.
---------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME   Seeks capital growth. Current income is a secondary        o Putnam Investment Management, LLC
 VALUE                      objective.
---------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM INTERNATIONAL     Seeks capital appreciation.                                o Putnam Investment Management, LLC
 EQUITY
---------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM VOYAGER           Seeks long-term growth of capital and any increased        o Putnam Investment Management, LLC
                            income that results from this growth.
---------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX      Seeks to replicate as closely as possible (before the      o Alliance Capital Management L.P.
                            deduction of Portfolio expenses) the total return of the
                            Russell 2000 Index.
---------------------------------------------------------------------------------------------------------------------------------

Other important information about the portfolios is included in the prospectuses for each Trust attached at the end of this Prospectus.


20 Contract features and benefits

FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied: (i) the fixed maturity option's maturity date is within the current calendar year; or (ii) the rate to maturity is 3%. This means that at points in time there may be no fixed maturity options available. You can allocate your contributions to one or more of these fixed maturity options. These amounts become part of a non-unitized Separate Account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional to see if fixed maturity options are available in your state.

--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on February 15th for each of the maturity years 2004 through 2013. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.

YOUR CHOICES AT THE MATURITY DATE. We will notify you on or before December 31st of the year before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option or into any of the variable investment options; or

(b) withdraw the maturity value (there may be a withdrawal charge).

If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the next available fixed maturity option with the earliest maturity date. As of February 14, 2003 the next available maturity date was February 15, 2009.

MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b) the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.


ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance or dollar cost averaging.


SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. The total of your allocations must equal 100%. If the annuitant is age 76 or older, you may allocate contributions to fixed maturity options if their maturities are five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the February 15th immediately following the date annuity payments are to begin.


PRINCIPAL ASSURANCE ALLOCATION

Under this allocation program you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. If you make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under the principal assurance allocation.


                                              Contract features and benefits  21

Principal assurance will not be available if none of those maturity dates is available. You allocate the rest of your contribution to the variable investment options however you choose.

For example, if your initial contribution is $10,000, and on February 14, 2003 you chose the fixed maturity option with a maturity date of February 15, 2013, since the rate to maturity was 4.60% on February 14, 2003, we would have allocated $6.375 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,000.

The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you anticipate taking required minimum distributions, you should consider whether your values in the variable investment options are sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus and in the SAI.

You may not elect principal assurance if the 12 month dollar cost averaging program is in effect.


DOLLAR COST AVERAGING

We offer two dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
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12 MONTH DOLLAR COST AVERAGING PROGRAM. You may dollar cost average from the EQ/Money Market option into any of the other variable investment options. You may elect to participate in the 12 month dollar cost averaging program at any time subject to the age limitation on contributions described in Section 1 of this prospectus. Contributions into the account for 12 month dollar cost averaging may not be transfers from other investment options. You must allocate your entire initial contribution into the EQ/Money Market option if you are selecting the 12 month dollar cost averaging program at application to purchase an Accumulator(R) contract; thereafter initial allocations to any new 12 month dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time. We will transfer your value in the EQ/Money Market option into the other variable investment options that you select over the next 12 months or such other period we may offer. Once the time period then in effect has run, you may then select to participate in the dollar cost averaging program for an additional time period. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made.

Currently, the transfer date will be the same day of the month as the contract date, but not later than the 28th. For a 12 month dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the 12 month dollar cost averaging program, but not later than the 28th of the month. All amounts will be transferred out by the end of the time period then in effect. Under this program we will not deduct the mortality and expense risks, administrative, and distribution charges from assets in the EQ/Money Market option.

You may not transfer amounts to the EQ/Money Market option established for this program that are not part of the 12 month dollar cost averaging program. The only amounts that should be transferred from the EQ/Money Market option are your regularly scheduled transfers to the other variable investment options. If you request to transfer or withdraw any other amounts from the EQ/Money Market option, we will transfer all of the value that you have remaining in the account for 12 month dollar cost averaging to the investment options according to the allocation percentages we have on file for you. You may ask us to cancel your participation at any time.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly, or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

                      ----------------------------------

You may not elect general dollar cost averaging or 12 month dollar cost averaging if you are participating in the rebalancing program. See "Transfers among investment options" later in this Prospectus. You may not elect the 12 month dollar cost averaging program if the principal assurance program is in effect.


YOUR BENEFIT BASE

The benefit base is used to calculate both the guaranteed minimum income benefit and the 5% roll up to age 80 guaranteed minimum death benefit. Your benefit base is not an account value or a cash value. See "Our baseBUILDER option" and "Guaranteed minimum death benefit" below. The benefit base is equal to:


22  Contract features and benefits

o   your initial contribution and any additional contributions to the contract;
    plus

o   daily interest; less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus); less

o a deduction for any withdrawal charge remaining when you exercise your guaranteed minimum income benefit.

The effective annual interest rate credited to the benefit base is:

o 5% for the benefit base with respect to the variable investment options (other than the AXA Premier VIP Core Bond, EQ/Alliance Intermediate Government Securities, EQ/Money Market and EQ/Alliance Quality Bond options) and the 12-Month dollar cost averaging; and

o 3% for the benefit base with respect to the AXA Premier VIP Core Bond, EQ/Alliance Intermediate Government Securities, EQ/Money Market and EQ/Alliance Quality Bond options, the fixed maturity options and the loan reserve account under Rollover TSA (if applicable).

No interest is credited to the benefit base after the contract date anniversary following the annuitant's 80th birthday.


ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the guaranteed minimum income benefit and annuity payout options. The guaranteed minimum income benefit is discussed under "Our baseBUILDER option" and annuity payout options are discussed under "Your annuity payout options" in "Accessing your money" later in this Prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are those factors that are in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit and the annuitant's (and any joint annuitant's) age and sex in certain instances.


OUR BASEBUILDER OPTION

The baseBUILDER option offers you a guaranteed minimum income benefit combined with the guaranteed minimum death benefit available under the contract. For Rollover IRA and Rollover TSA contracts where the annuitant is between ages 20 and 60 at contract issue, and where you elect the baseBUILDER option, we may offer an additional guaranteed minimum death benefit of a 5% roll up to age 70. The baseBUILDER benefit is available if the annuitant is between the ages of 20 and 75 at the time the contract is issued. There is an additional charge for the baseBUILDER benefit which is described under "baseBUILDER benefit charge" in "Charges and expenses" later in this Prospectus. If you are purchasing this contract to fund a Charitable Remainder Trust, the guaranteed minimum income benefit is generally not available. Subject to our rules, the baseBUILDER option may be available for certain split-funded Charitable Remainder Trusts.

The guaranteed minimum income benefit component of the baseBUILDER option is described below. Whether you elect the baseBUILDER option or not, the guaranteed minimum death benefit is provided under the contract. The guaranteed minimum death benefit is described under "Guaranteed minimum death benefit" below in this section.

The guaranteed minimum income benefit guarantees you a minimum amount of lifetime income under our Income Manager contract. Only a life with a period certain Income Manager payout annuity contract is available. You choose whether you want the option to be paid on a single or joint life basis at the time you exercise the option. The maximum period certain available under the Income Manager payout option is 10 years. This period may be shorter, depending on the annuitant's age, as follows:


--------------------------------------------
              Level Payments
--------------------------------------------
                        Period certain years
--------------------------------------------
    Annuitant's
  Age at exercise         IRAs     NQ
--------------------------------------------
      60 to 75             10      10
         76                 9      10
         77                 8      10
         78                 7      10
         79                 7      10
         80                 7      10
         81                 7       9
         82                 7       8
         83                 7       7
--------------------------------------------

We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

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The guaranteed minimum income benefit, which is also known as a living benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------

When you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your guaranteed minimum income benefit which is calculated by applying your benefit base less any outstanding loan plus accrued interest (applies to Rollover TSA only) at guaranteed annuity purchase factors or (ii) the income provided by applying your actual account value at our then current annuity purchase factors. The benefit base is applied only to the baseBUILDER guaranteed purchase annuity factors in your contract and not to any other guaranteed or current annuity purchase rates.

When you elect to receive annual lifetime income, your contract will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of guaranteed minimum income benefit" below.

Before you elect baseBUILDER, you should consider the fact that the guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. The guaranteed annuity purchase factors we use to determine your Income Manager benefit under


                                              Contract features and benefits  23
baseBUILDER are more conservative than the guaranteed annuity purchase factors we use for the Income Manager payout annuity option. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the baseBUILDER Income Manager will be smaller than each periodic payment under the Income Manager payout annuity option. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. The table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, using the guaranteed annuity purchase factors as of the date of this prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming there were no allocations to the AXA Premier VIP Core Bond, EQ/Alliance Intermediate Government Securities, EQ/Money Market or EQ/Alliance Quality Bond options, or the fixed maturity options.

-------------------------------------------------------------
                                Guaranteed minimum
                             income benefit -- annual
      Contract Date         income payable for life with
 Anniversary at exercise      10 year period certain
-------------------------------------------------------------
             7                        $ 8,315
            10                        $10,341
            15                        $14,924
-------------------------------------------------------------

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us in order to exercise this benefit. The amount of income you actually receive will be determined when we receive your request to exercise the benefit. You will begin receiving annual payments one year after the annuity payout contract is issued. You may choose to take a withdrawal prior to exercising the guaranteed minimum income benefit, which will reduce your payments. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death.

You will be eligible to exercise the guaranteed minimum income benefit as follows:

o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and no older than age 53 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 54 and no older than age 75 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 7th contract date anniversary.

Please note:

(i) the latest date you may exercise the guaranteed minimum income benefit is the contract date anniversary following the annuitant's 83rd birthday;

(ii) if the annuitant was older than age 63 at the time an IRA, QP or Rollover TSA contract was issued, the baseBUILDER may not be an appropriate feature because the minimum distributions required by tax law must begin before the guaranteed minimum income benefit can be exercised;

(iii) For QP and Rollover TSA contracts, if you are eligible to exercise your guaranteed minimum income benefit, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract; and

(iv) For a successor owner/annuitant the earliest exercise date will be based on the original contract date and the age of the successor owner/annuitant as of the Processing Date successor owner/ annuitant takes effect.

Please see both "Termination of your contract" in "Determining your contract value" and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing you money" later in this Prospectus for more information on these guaranteed benefits.


GUARANTEED MINIMUM DEATH BENEFIT

A guaranteed minimum death benefit is provided as part of the baseBUILDER benefit. A guaranteed minimum death benefit is also provided under your contract even if you do not elect baseBUILDER. In this case, the baseBUILDER benefit charge does not apply.


GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 0 THROUGH 79 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 79 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS; AND 20 THROUGH 75 AT ISSUE OF QP CONTRACTS.

You must elect either: the "5% roll up to age 80" or the "annual ratchet to age 80" guaranteed minimum death benefit when you apply for a contract. Once you have made your election, you may not change it.

5% ROLL UP TO AGE 80. This guaranteed minimum death benefit is equal to the benefit base described earlier in "Your benefit base."

ANNUAL RATCHET TO AGE 80. On the contract date, your guaranteed minimum death benefit equals your initial contribution. Then, on each contract date anniversary, we will determine your guaranteed minimum death benefit by comparing your current guaranteed minimum death benefit to your account value on that contract date anniversary. If your account value is higher than your guaranteed minimum death benefit, we will increase your guaranteed minimum death benefit to equal your account value. On the other hand, if your account value on


24  Contract features and benefits
the contract date anniversary is less than your guaranteed minimum death benefit, we will not adjust your guaranteed minimum death benefit either up or down. If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from your contract, we will reduce your guaranteed minimum death benefit on the date you take the withdrawal.

GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 80 THROUGH 83 AT ISSUE OF NQ, ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS.

On the contract date, your guaranteed minimum death benefit equals your initial contribution. Thereafter, it will be increased by the dollar amount of any additional contributions. We will reduce your guaranteed minimum death benefit if you take any withdrawals.

                      ----------------------------------

Please see both "Termination of your contract" in "Determining your contract value" and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for information on these guaranteed benefits.

See Appendix IV at the end of this Prospectus for an example of how we calculate the guaranteed minimum death benefit.


PROTECTION PLUS

Protection Plus provides an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential consequences of electing to purchase the Protection Plus feature in an NQ or IRA contract.

If the annuitant is 69 or younger when we issue your contract (or if the successor owner/annuitant is 69 or younger when he or she becomes the successor owner/annuitant, the death benefit will be:

the greater of:

o   the account value or

o   any applicable guaranteed minimum death benefit

Increased by:

40% of the lesser of:

o   the total net contributions or

o   the death benefit less total net contributions

For purposes of calculating your Protection Plus benefit, the following applies: (i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) reduced on a pro rata basis to reflect withdrawals (including surrender charges and loans). Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce net contributions by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If the contributions aggregated $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and net contributions after the withdrawal would be $24,000 ($40,000-$16,000); (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable guaranteed minimum death benefit as of the date of death.

If the annuitant is age 70 through 75 when we issue your contract (or if the successor owner/annuitant is between the ages of 70 and 75 when he or she becomes the successor owner/annuitant and Protection Plus had been elected at issue), the death benefit will be:

the greater of:

o   the account value or

o   any applicable guaranteed minimum death benefit

Increased by:

25% of the lesser of:

o   the total net contributions (as described above) or

o   the death benefit (as described above) less total net contributions

Protection Plus must be elected when the contract is first issued: neither the owner nor the successor owner/annuitant can add it subsequently.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund of the full amount of your contribution. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

We may require that you wait six months before you may apply for a contract with us again if:

o   you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus and in the SAI for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions.


                                              Contract features and benefits  25

2. Determining your contract's value

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YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) market adjusted amounts in the fixed maturity options; and (iii) the loan reserve account (applies for Rollover TSA contracts only).

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) any applicable withdrawal charges and (ii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.


YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option less daily charges for:

(i)   mortality and expense risks;

(ii)  administrative expenses; and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions;

(ii)  decreased to reflect a withdrawal (plus applicable withdrawal charges);


(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv) decreased to reflect a transfer of your loan amount to the loan reserve account under a Rollover TSA contract.

In addition, when we deduct the baseBUILDER and/or Protection Plus benefit charge, the number of units credited to your contract will be reduced. A description of how unit values are calculated is found in the SAI.


YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.


TERMINATION OF YOUR CONTRACT

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose any applicable guaranteed benefits.


26  Determining your contract's value

3. Transferring your money among investment options

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TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer to a fixed maturity option that matures in the current calendar year or that has a rate to maturity of 3% or less.

o You may not transfer any amount to the 12-month dollar cost averaging program.

o If the annuitant is 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. Also, the maturity dates may be no later than the February 15th immediately following the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.

In addition, we reserve the right to restrict transfers among variable investment options as described in your contract, including limitations on the number, frequency, or dollar amount of transfers.

You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.


DISRUPTIVE TRANSFER ACTIVITY

You should note that the Accumulator(R) contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio. These kinds of strategies and transfer activities are disruptive to the underlying portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options are disruptive to the underlying portfolios, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney or otherwise who is acting on behalf of one or more owners. In making these determinations, we may consider the combined transfer activity of annuity contracts and life insurance policies that we believe are under common ownership, control or direction.

We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to prevent disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio, and we take appropriate action, which may include the actions described above to restrict availability of voice, fax and automated transaction services, when we consider the activity of owners to be disruptive. We currently provide a letter to owners who have engaged in such activity of our intention to restrict such services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider disruptive transfer activity, as well as change our procedures to restrict this activity.


REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually or annually on a contract year basis).

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

While your rebalancing program is in effect, we will transfer amounts among the variable investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------

You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect we will process the transfer as requested; your rebalancing allocations will not be changed and the rebalancing program will remain in effect unless you request that it be canceled in writing. The rebalancing program will remain in effect unless you request that it be canceled in writing.

You may not elect the rebalancing program if you are participating in the general dollar cost averaging or 12 month dollar cost averaging program. Rebalancing is not available for amounts you have allocated in the fixed maturity options.


                            Transferring your money among investment options  27

4. Accessing your money

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WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. If you withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.

Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.

--------------------------------------------------------------------------------
                                   Method of withdrawal
--------------------------------------------------------------------------------
                                                               Lifetime
                                                               required
                                             Substantially     minimum
 Contract          Lump sum    Systematic        equal       distribution
--------------------------------------------------------------------------------
NQ                   Yes          Yes             No             No
Rollover IRA         Yes          Yes             Yes            Yes
Roth Conversion
 IRA                 Yes          Yes             Yes            No
QP                   Yes          No              No             Yes
Rollover TSA*        Yes          Yes             No             Yes
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* For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information" later in this Prospectus and in the SAI.


LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $300.

Lump sum withdrawals will be subject to a withdrawal charge if they exceed the 15% free withdrawal amount (see "15% free withdrawal amount" in "Charges and expenses" later in this Prospectus). Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.


SYSTEMATIC WITHDRAWALS
(NQ, Rollover TSA and all IRA contracts)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions.)

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, the amount or the percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 15% free withdrawal amount.


SUBSTANTIALLY EQUAL WITHDRAWALS
(All IRA contracts)

The substantially equal withdrawals option allows you to receive distributions from your account value without triggering the 10% additional federal tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus and in the SAI. Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.

The IRS has recently issued guidance permitting an individual who had elected to receive substantially equal withdrawals to change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same


28  Accessing your money
contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.

Substantially equal withdrawals are not subject to a withdrawal charge.


LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA, QP and Rollover TSA contracts only -- See "Tax information" later in this Prospectus and in the SAI.)

We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70-1/2. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this Prospectus and in the SAI for your specific type of retirement arrangement.

Currently, we do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our "automatic required minimum distribution
(RMD) service" except if when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 15% free withdrawal amount.

Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.

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For Rollover IRA and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
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HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply to withdrawals from the fixed maturity options.


HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:


INCOME BENEFIT AND DEATH BENEFIT

5% roll up to age 80 -- If you elect the 5% roll up to age 80 guaranteed minimum death benefit, your benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 5% or less of the benefit base on the most recent contract date anniversary. Once you take a withdrawal that causes the sum of your withdrawals in a contract year to exceed 5% of the benefit base on the most recent contract date anniversary, that withdrawal and any subsequent withdrawals in that same contract year will reduce your benefit base on a pro rata basis.

The timing of your withdrawals and whether they exceed the 5% threshold described above can have a significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.

Annual ratchet to age 80 -- If you elect the annual ratchet to age 80 guaranteed minimum death benefit, each withdrawal will reduce your benefits on a pro rata basis.

Annuitant issue ages 80 through 83 -- If your contract was issued when the annuitant was between ages 80 and 83, each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.

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Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your guaranteed minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x.40) and your new guaranteed minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000).


LOANS UNDER ROLLOVER TSA CONTRACTS

You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are enrolled in our "automatic required minimum distribution (RMD) service."

You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" later in this Prospectus and in the SAI for general rules applicable to loans.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:


                                                        Accessing your money  29

(1) the date annuity payments begin,

(2) the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).

Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the loan will be subtracted from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus and in the SAI.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS

Equitable Accumulator(R) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue. In addition, if your are exercising your guaranteed minimum income benefit under baseBUILDER, your choice of payout options are those that are available under the baseBUILDER (see "Our baseBUILDER option" in "Contracts features and benefits" earlier in this Prospectus).



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Fixed annuity payout options    Life annuity
                                Life annuity with period certain
                                Life annuity with refund certain
                                Period certain annuity
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Variable Immediate Annuity      Life annuity
   payout options               Life annuity with period certain
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Income Manager payout options   Life annuity with period certain
                                Period certain annuity
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o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contract that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.


30  Accessing your money

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable Immediate annuities may be funded through your choice of available variable investment options investing in portfolios of EQ/Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


INCOME MANAGER PAYOUT OPTIONS

The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your financial professional. Income Manager payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.

Income Manager NQ and IRA payout options provide guaranteed level payments. The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect an Income Manager payout option without life contingencies unless withdrawal charges are no longer in effect under your Equitable Accumulator(R).

For QP and Rollover TSA contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner.

You may choose to apply only part of the account value of your Equitable Accumulator(R) contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator(R) and we will deduct any applicable withdrawal charge. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.

Depending upon your circumstances, an Income Manager contract may be purchased on a tax-free basis. Please consult your tax adviser. The Income Manager payout options are not available in all states.

If you purchase an Income Manager contract in connection with the exercise of the baseBUILDER benefit option, different payout options may apply, as well as other various differences. See "Our baseBUILDER option" in "Contract features and benefits" earlier in this Prospectus, as well as the Income Manager Prospectus.


THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges or market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

For the fixed annuity payout option, the withdrawal charge applicable under your Equitable Accumulator(R) is imposed if you select a period certain. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager life contingent payout options, no withdrawal charge is imposed under the Equitable Accumulator(R). If the withdrawal charge that otherwise would have been applied to your account value under your Equitable Accumulator(R) is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager will apply. The year in which your account value is applied to the payout option will be "contract year 1."


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin unless you are applying only some of your account value to an Income Manager contract. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Equitable Accumulator(R) contract


                                                        Accessing your money  31
date. Except with respect to the Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 90th birthday.

Before the last day by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender if an Income Manager annuity payout option is chosen.


32  Accessing your money

5. Charges and expenses

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CHARGES THAT EQUITABLE LIFE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o   A mortality and expense risks charge

o   An administrative charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.

o   A charge for baseBUILDER, if you elect this optional benefit.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

o   A charge for Protection Plus, if you elect this optional benefit.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" later in this Prospectus.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.


MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the guaranteed minimum death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.


ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option. The charge, together with the annual administrative charge described below, is to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 15% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value or apply your cash value to a non-life contingency payout option.

The withdrawal charge equals a percentage of the contributions withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:

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                                 Contract year
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                    1     2     3     4     5     6     7     8+
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   Percentage of
    contribution    7%    6%    5%    4%    3%    2%    1%    0%
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For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus and in the SAI.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover our sales expenses.

15% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 15% of your account value without paying a withdrawal charge. The 15% free withdrawal amount is determined using your account value on the most recent contract date anniversary, or in the case of the first contract year, your initial contribution, minus any other withdrawals made during the contract year. The 15% free withdrawal amount does not apply if you surrender your contract except where required by law..

For NQ contracts issued to a charitable remainder trust, the free withdrawal amount will equal the greater of: (1) the current account value less contributions that have not been withdrawn (earnings in the contract) and (2) the 15% free withdrawal amount defined above.


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DISABILITY, TERMINAL ILLNESS OR CONFINEMENT TO NURSING HOME. The withdrawal charge does not apply if:

(i) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

(iii) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

- its main function is to provide skilled, intermediate or custodial nursing care;
-   it provides continuous room and board to three or more persons;
-   it is supervised by a registered nurse or licensed practical nurse;
-   it keeps daily medical records of each patient;
-   it controls and records all medications dispensed; and
-   its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions described in (i), (ii) and
(iii) above existed at the time a contribution was remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.


BASEBUILDER BENEFIT CHARGE

If you elect the baseBUILDER, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches age 83, whichever occurs first. The charge is equal to 0.30% of the benefit base in effect on the contract date anniversary for the 5% roll up to age 80. The annual benefit base charge is 0.15% if the 5% roll up to age 70 is available and elected.

We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge first, from the fixed maturity options, in order of the earliest maturity date(s) first. A market value adjustment may apply.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus.


PROTECTION PLUS

If you elect Protection Plus, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.20% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment may apply.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option.


CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

o   Management fees ranging from 0.25% to 1.20%.

o   12b-1 fees of 0.25%.

o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o   Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts following this Prospectus.


GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum initial contribution requirements. We also may change the guaranteed minimum income benefit and the guaranteed minimum death benefit or offer variable investment options that invest in shares of either Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size


34  Charges and expenses
and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that result in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


                                                        Charges and expenses  35

6. Payment of death benefit

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YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee.

Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary so that the custodian can reinvest or distribute the death benefit as the beneficiary of the account desires.

The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the guaranteed minimum death benefit. The guaranteed minimum death benefit is part of your contract, whether you select the baseBUILDER benefit or not. We determine the amount of the death benefit (other than the guaranteed minimum death benefit) and any amount applicable under the Protection Plus feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the guaranteed minimum death benefit will be the guaranteed minimum death benefit as of the date of the annuitant's death adjusted for any subsequent withdrawals (and any associated withdrawal charges). Under Rollover TSA contracts we will deduct the amount of any outstanding loan plus accrued interest from the amount of the death benefit.


EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a surviving spouse of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse who is the sole primary beneficiary can be a successor owner/annuitant. The successor owner/annuitant feature is only available under NQ and individually owned IRA contracts.

For individually owned IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.


WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death. When the owner is not the annuitant under an NQ contract and the owner dies before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.


HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal


36  Payment of death benefit
your guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be considered to be withdrawn only after all other amounts have been withdrawn. In determining whether the guaranteed minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature).

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.


BENEFICIARY CONTINUATION OPTION

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. This feature permits a designated individual, upon the contract owner's death, to maintain the contract in the deceased contract owner's name and receive distributions under the contract instead of receiving the death benefit in a lump sum. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value. Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed in the Statement of Additional Information, the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

o   The contract continues in your name for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the guaranteed minimum income benefit or Protection Plus feature under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any guaranteed minimum death benefit feature will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges, if any, will apply.

o   Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.


                                                    Payment of death benefit  37

7.  Tax information

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OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator(R) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when or how these rules could change. Any change could affect contracts purchased before the change.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax advisor before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became to be effective on January 1, 2002, and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001, will apply again. In general, EGTRRA liberalizes contributions which can be made to all types of tax-favored retirement plans. In addition to increasing amounts which can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax advisor how EGTRRA affects your personal financial situation.


BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code Section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. More information on IRAs and TSAs is provided in the SAI. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as Accumulator's(R) choice of death benefits and baseBUILDER guaranteed minimum income benefit, 12 month Dollar Cost Averaging, selection of investment funds and fixed maturity options and choices of pay-out options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect. Although certain provisions of the Temporary Regulations on required minimum distributions concerning the actuarial value of additional contract benefits, which could have increased the amount required to be distributed from annuity contracts funding qualified plans, TSAs and IRAs have been suspended for 2003, these or similar provisions may apply in future years. You may want to discuss with your tax advisor the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract. See also Appendix II at the end of this Prospectus for a discussion of QP contracts.


TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust or other non-natural person).


38  Tax information

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


PROTECTION PLUS FEATURE

In order to enhance the amount of the death benefit to be paid at the annuitant's death, you may purchase a Protection Plus rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus rider is not part of the contract. In such a case the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable and, for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, Equitable would take all reasonable steps to attempt to avoid this result, which would include amending the contract (with appropriate notice to you).


CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

o the owner and the annuitant are the same under the source contract and the Equitable Accumulator(R) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the Equitable Accumulator(R) NQ contract.

A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers and provision of cost basis information may be required to process this type of an exchange.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2, a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax.
Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o   on or after your death; or

o   because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.


OTHER INFORMATION

The IRS has stated that you will be considered the owner of the assets in the separate account if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity contract. If you were to be considered the owner of the underlying shares, income and gains attributable to such portfolio shares would


                                                             Tax information  39
be included in your gross income for federal income tax purposes. Incidents of investment control could include among other items, the number of investment options available under a contract and/or the frequency of transfers available under the contract. In connection with the issuance of regulations concerning investment diversification in 1986, the Treasury Department announced that the diversification regulations did not provide guidance on investor control but that guidance would be issued in the form of regulations or rulings. As of the date of this prospectus, no such guidance has been issued. It is not known whether such guidelines, if in fact issued, would have retroactive adverse effect on existing contracts. We cannot provide assurance as to the terms or scope of any future guidance nor any assurance that such guidance would not be imposed on a retroactive basis to contracts issued under this prospectus. We reserve the right to modify the contract as necessary to attempt to prevent you from being considered the owner of the assets of the separate account for tax purposes.


SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)


GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis including SEP-IRAs and SIMPLE IRAs, issued and funded in connection with employer-sponsored retirement plans; and

o   Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http://www.irs.gov).

Equitable Life designs its traditional IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA or Roth IRA. The traditional IRA we offer is the Rollover IRA. The Roth IRA contract available is the Roth Conversion IRA. The SAI contains the information that the IRS requires you to have before you purchase an IRA. We do not discuss education IRAs because they are not available in individual retirement annuity form. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

We are applying for an opinion letter from the IRS to approve the respective forms of the Equitable Accumulator(R) traditional and Roth IRA contracts, as amended to reflect recent tax law changes, for use as a traditional IRA and a Roth IRA, respectively. We do not know if and when any such IRS formal approval will be received. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Equitable Accumulator (R) traditional and Roth IRA contracts.


PROTECTION PLUS(SM) FEATURE

The Protection Plus feature is offered for IRA contracts, subject to state availability. We have filed a request with the IRS that the contract with the Protection Plus feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. We do not know if and when any such IRS formal approval will be received. There is no assurance that the contract with the Protection Plus feature meets the IRS qualification requirements for IRAs. IRAs generally may not invest in life insurance contracts. Although we view the optional Protection Plus benefit as an investment protection feature which should have no adverse tax effect and not as life insurance, it is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus rider is not a permissible part of an individual retirement annuity contract. We further view the optional Protection Plus benefit as part of the contract. There is also a risk that the IRS may take the position that the optional Protection Plus benefit is not part of the annuity contract. In such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take any adverse position, Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). You should discuss with


40  Tax information
your tax adviser whether you should consider purchasing an Accumulator IRA or Accumulator Roth IRA with optional Protection Plus feature.


CONTRIBUTIONS

Individuals may make three different types of contributions to an IRA:

o   regular contributions out of earned income or compensation; or

o   tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other IRAs of the same type ("direct transfers").

In addition, an individual may make a taxable rollover contribution from a traditional IRA to a Roth IRA ("conversion" contributions).

Contributions to all types of IRAs are compensation-based. They are either made from your current compensation or have a connection with past compensation (for example, rollover contributions from an eligible retirement plan that you had with an employer relate to past compensation). Under certain circumstances, your nonworking spouse, former spouse or surviving spouse may contribute to an IRA. You can make regular contributions for any year to a traditional IRA within federal tax law limits up until the calendar year you reach the age 70-1/2. Regular contributions for any year to a Roth IRA can be made at any time during your life, subject to federal tax law limits.

The amount of contributions you may make to an IRA for any year and whether such contributions are eligible for special tax treatment (for example, deductibility from income or a special credit) may vary, depending on your income, age and whether you participate in an employer-sponsored retirement plan. Roth IRA contributions are not tax deductible. The maximum regular contribution that can be made to all of your IRAs (whether traditional or Roth) for the taxable year for which the contribution is made is $3,000. The amounts are the same for both 2003 and 2004. The maximum regular contribution for both 2003 and 2004 is increased to $3,500 if you are at least age 50 at any time during the taxable year for which the contribution is made..

Rollover and transfer contributions are not subject to dollar limits. Rollover contributions may be made to a traditional IRA from "eligible retirement plans" which include other traditional IRAs, qualified plans, TSAs and governmental 457(b) plans. For Roth IRAs, rollover contributions may be made from other Roth IRAs and traditional IRAs. The conversion of a traditional IRA to a Roth IRA is taxable. Direct transfer contributions may only be made directly from one traditional IRA to another or from one Roth IRA to another.

Rollover contributions to traditional IRAs were historically limited to pre-tax funds. Beginning in 2002 after-tax contributions to a qualified plan or TSA may be rolled over to a traditional IRA (but not a Roth IRA). You should be aware before you roll over any after-tax contributions that you are responsible for calculating the taxable amount of any distributions you take from the traditional IRA.

You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.

A more complete discussion of contributions to traditional IRAs and Roth IRAs is contained in the SAI.


WITHDRAWALS AND DISTRIBUTIONS

You can withdraw any or all of your funds from an IRA at any time; you do not need to wait for a special event like retirement. Earnings in IRAs are not subject to federal income tax until amounts are paid to you or your beneficiary. Withdrawals from an IRA, surrender of an IRA, death benefits from an IRA and annuity payments from an IRA may be fully or partially taxable. Withdrawals and distributions from IRAs are taxable as ordinary income (not capital gain).

Payments from traditional IRAs and Roth IRAs are taxed differently. Payments from traditional IRAs are generally fully taxable unless you have made nondeductible regular contributions or rolled over after-tax contributions. In any event, the issuer of the traditional IRA is entitled to report the distribution as fully taxable and it is your responsibility to calculate the taxable and tax-free portions of any traditional IRA payments on your own tax returns.

Distributions from Roth IRAs generally receive return of contribution treatment first under federal income tax calculation rules before any income is taxable. Certain distributions from Roth IRAs may qualify for fully tax-free treatment. These are distributions after you reach age 59-1/2, die, become disabled or meet a qualified first-time homebuyer tax rule. You also have to meet a five-year aging period.

A distribution from a traditional IRA will not be taxable if it is rolled over to an eligible retirement plan. A distribution from a Roth IRA will not be taxable if it is rolled over to another Roth IRA.

Taxable withdrawals or distributions from IRAs may be subject to an additional 10% penalty tax if you are under age 59-1/2, unless an exception applies.

Traditional IRAs are subject to required minimum distribution rules which require that amounts begin to be distributed in a prescribed manner from the IRA after the owner reaches age 70-1/2. These rules also require distributions after the owner's death. No distributions are required to be made from Roth IRAs until after the Roth IRA owner's death, but then the required minimum distribution rules apply.

A more complete discussion of the tax aspects of withdrawals and distributions from traditional IRAs and Roth IRAs is contained in the SAI.


SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS

For QP contracts, your plan administrator or trustee notifies you as to tax consequences. See Appendix II at the end of this Prospectus.


TAX-SHELTERED ANNUITY CONTRACTS (TSAS)


GENERAL

This section of the prospectus covers some of the special tax rules that apply to annuity contracts under Section 403(b) of the Internal Revenue Code (TSAs).

Generally, there are two types of funding vehicles available for 403(b) arrangements -- an annuity contract under Section 403(b)(1) of the


                                                             Tax information  41

Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) arrangements qualify for tax deferral.


CONTRIBUTIONS TO TSAS

There are two ways you can make contributions to this Equitable Accumulator(R) Rollover TSA contract:

o   a rollover from another eligible retirement plan, or

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

If you make a direct transfer, you must fill out our transfer form.

ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You must establish your TSA with funds that are directly transferred from another 403(b) arrangement or rolled over from another 403(b) arrangement. You may make subsequent rollover contributions to your Rollover TSA contract from these sources: qualified plans, governmental 457(b) plans, and traditional IRAs as well as other TSAs and 403(b) arrangements. All rollover contributions must be pre-tax funds only with appropriate documentation satisfactory to us.

You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.

A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and

o the Equitable Accumulator(R) contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to an Equitable Accumulator(R) Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization.

Contributions to TSAs are discussed in greater detail in the SAI.


DISTRIBUTIONS FROM TSAS

GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

You may also need spousal consent for certain transactions and payments.

WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

o you are severed from employment with the employer which provided the funds to purchase the TSA you are transferring to the Equitable Accumulator(R) Rollover TSA; or

o   you reach age 59-1/2; or

o   you die; or

o   you become disabled (special federal income tax definition); or

o   you take a hardship withdrawal (special federal income tax definition).

The amount of funds subject to the withdrawal restrictions may depend on the source of the funds used to establish the Accumulator(R) TSA.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we currently do not accept after-tax funds, we do not track your investment in the contract, if any. We will report all distributions from this Rollover TSA as fully taxable. It is your responsibility to determine how much of the distribution is taxable.

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA before you reach age 59-1/2 unless an exception applies.

Distributions from TSAs are discussed in greater detail in the SAI.


LOANS FROM TSAS

Loans are generally not treated as a taxable distribution. You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

Loans from TSAs are discussed in greater detail in the SAI.


TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS

You may roll over an "eligible rollover distribution" from a TSA into another eligible retirement plan (a qualified plan, a governmental 457(b) plan (separate accounting required), another TSA or a traditional IRA) which agrees to accept the rollover.

A spousal beneficiary may also roll over death benefits or certain divorce-related payments.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.


42  Tax information

Rollovers from TSAs are discussed in greater detail in the SAI.


REQUIRED MINIMUM DISTRIBUTIONS

TSAs are subject to required minimum distribution rules beginning at age 70-1/2 or separation from service, if later. These rules are discussed in greater detail in the SAI.


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.

Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $15,840 in periodic annuity payments in 2003, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a TSA or a qualified plan can be rolled over to another eligible retirement plan. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o   hardship withdrawals; or

o   corrective distributions that fit specified technical tax rules; or

o   loans that are treated as distributions; or

o   a death benefit payment to a beneficiary who is not your surviving spouse;
    or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


                                                             Tax information  43

IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 45 and Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


44  Tax information

8. More information

--------------------------------------------------------------------------------

ABOUT SEPARATE ACCOUNT NO. 45 AND SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 45 and in Separate Account No. 49. We established Separate Account No. 45 in 1994 and Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 45 and in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Accounts' operations are accounted for without regard to Equitable Life's other operations.

Each Separate Account is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or the Separate Accounts.

Each subaccount (variable investment option) within the Separate Accounts invests solely in Class IB/B shares issued by the corresponding portfolio of either Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from either Separate Account, or to add other separate accounts;

(2)   to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate each Separate Account or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against each Separate Account or a variable investment option directly);

(5) to deregister the Separate Accounts under the Investment Company Act of 1940;

(6)   to restrict or eliminate any voting rights as to the Separate Accounts;
      and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


ABOUT THE TRUSTS

EQ Advisors Trust and AXA Premier VIP Trust are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

Equitable Life serves as the investment manager of the Trusts. As such, Equitable Life oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers.

EQ Advisors Trust commenced operations on May 1, 1997. AXA Premier VIP Trust commenced operations on December 31, 2001.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan relating to its Class IB/B shares and other aspects of its operations, appear in the prospectuses for each Trust, which are attached at the end of this Prospectus, or in the respective SAIs, which are available upon request.


ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

FMO rates are determined daily. The rates in the table are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from your financial professional.

The rates to maturity for new allocations as of February 14, 2003, and the related price per $100 of maturity value were as shown below:

-------------------------------------------------------------
  Fixed maturity
   options with
   February 15th     Rate to maturity        Price
 maturity date of          as of           per $100 of
   maturity year     February 14, 2003    maturity value
-------------------------------------------------------------
2004                 3.00%*               $ 97.08
2005                 3.00%*               $ 94.24
2006                 3.00%*               $ 91.50
2007                 3.00%*               $ 88.83
2008                 3.02%                $ 86.16
2009                 3.48%                $ 81.42
2010                 3.91%                $ 76.43
2011                 4.18%                $ 72.04
2012                 4.39%                $ 67.91
2013                 4.60%                $ 63.75
-------------------------------------------------------------

* Since these rates to maturity are 3%, no amounts could have been allocated to these options.


                                                            More information  45

HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

      (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

      (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

      (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

      (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)   We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT

WIRE TRANSMITTALS

We accept initial contributions sent by wire to our processing office by agreement with certain broker-dealers. The transmittals must be


46  More information
accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" in "Contract features and benefits" earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information forwarded electronically. In these cases, you must sign our Acknowledgment of Receipt form.

Where we require a signed application, no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we require an Acknowledgment of Receipt form, financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgment of Receipt form.

After your contract has been issued, additional contributions may be transmitted by wire.


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts.

For NQ contracts, the minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY

Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the value next determined after the close of the business day.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.



ABOUT YOUR VOTING RIGHTS

As the owner of shares of the Trusts, we have the right to vote on certain matters involving the portfolios, such as:

o   the election of trustees;

o   the formal approval of independent auditors selected for each Trust; or

o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS

Currently, we control the Trusts. Its shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of


                                                            More information  47
the Trusts are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of each Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


SEPARATE ACCOUNT NO. 45 AND SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Accounts require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 45 or Separate Account No. 49, our ability to meet our obligations under the contracts or the distribution of the contracts.


ABOUT OUR INDEPENDENT ACCOUNTANTS

The consolidated financial statements of Equitable Life at December 31, 2002 and 2001, and for the three years ended December 31, 2002, incorporated in this prospectus by reference to the 2002 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


FINANCIAL STATEMENTS

The financial statements of Separate Account No. 45 and Separate Account No. 49, as well as the consolidated financial statements of Equitable Life, are in the applicable SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus and in the SAI.

You cannot assign or transfer ownership of an IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign IRA and QP contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, which involves a surrender of your contract, we will impose a withdrawal charge, if one applies.


DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC and AXA Distributors, LLC. For this purpose, AXA Advisors, LLC serves as the principal underwriter of Separate Account No. 45, and AXA Distributors, LLC serves as the principal underwriter of Separate Account No. 49. The offering of the contracts is intended to be continuous.


DISTRIBUTION OF THE CONTRACTS BY AXA ADVISORS, LLC

AXA Advisors, LLC ("AXA Advisors"), the successor to EQ Financial Consultants, Inc. and an affiliate of Equitable Life, has responsibility for sales and marketing functions for the contracts funded through Separate Account No. 45. AXA Advisors also act as distributor for other Equitable Life annuity products with different features, expenses and fees. AXA Advisors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Advisors' principal business address is 1290 Avenue of the Americas, New York, New York 10104.

These contracts will be sold by financial professionals who are financial professionals of AXA Advisors and its affiliates, who are also our licensed insurance agents.


DISTRIBUTION OF THE CONTRACTS BY AXA DISTRIBUTORS, LLC

AXA Distributors, LLC (AXA Distributors), an indirect, wholly owned subsidiary of Equitable Life, has responsibility for sales and marketing functions for the contracts funded through Separate Account No. 49. AXA Distributors also acts as distributor for other Equitable Life annuity products with different features, expenses, and fees. AXA


48  More information

Distributors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Distributors' principal business address is 1290 Avenue of the Americas, New York, New York 10104.

AXA Distributors is the successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. Like AXA Distributors, Equitable Distributors, Inc. was owned by Equitable Holdings, LLC.

These contracts are sold by financial professionals of AXA Distributors as well as by affiliated and unaffiliated broker-dealers who have entered into selling agreements with AXA Distributors. We pay broker-dealer sales compensation that will generally not exceed an amount equal to 7% of total contributions made under the contracts. AXA Distributors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion of it to their financial professional as commissions related to sales of the contracts. The offering of the contracts is intended to be continuous.


                                                            More information  49

9. Investment performance

--------------------------------------------------------------------------------

The tables below show the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.

The tables take into account all fees and charges under the contract, including the withdrawal charge, the optional baseBUILDER benefit charge, and the charge for Protection Plus but do not reflect the charges designed to approximate certain taxes that may be imposed on us, such as premium taxes, in your state.

The results shown under "length of option period" are based on the actual historical investment experience of each variable investment option since its inception. The results shown under "length of portfolio period" include some periods when a variable investment option investing in the Portfolio had not yet commenced operations. For those periods, we have adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment option been available.

For the "EQ/Alliance" portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology), we have adjusted the results prior to October 1996, when Class IB/B shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. Finally, the results shown for the EQ/Money Market and EQ/Alliance Common Stock options for periods before March 22, 1985, reflect the results of the variable investment options that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the portfolios, as well as an assumed charge of 0.06% for direct operating expenses.

EQ Advisors Trust commenced operations on May 1, 1997.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.

THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECT PAST PERFORMANCE AND DO NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.


50  Investment performance

                         TABLE FOR SEPARATE ACCOUNT 49
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2002:

-------------------------------------------------------------------------------------------------
                                                               Length of option period
                                                     --------------------------------------------
                                                                                    Since option
Variable investment options                              1 Year         5 Years      inception*
-------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                                --             --              --
AXA Premier VIP Health Care                              --             --              --
AXA Premier VIP International Equity                     --             --              --
AXA Premier VIP Large Cap Core Equity                    --             --              --
AXA Premier VIP Large Cap Growth                         --             --              --
AXA Premier VIP Large Cap Value                          --             --              --
AXA Premier VIP Small/Mid Cap Growth                     --             --              --
AXA Premier VIP Small/Mid Cap Value                      --             --              --
AXA Premier VIP Technology                               --             --              --
EQ/Aggressive Stock ***                              (37.29)%       (14.21)%         (9.75)%
EQ/Alliance Common Stock ***                         (41.67)%        (6.38)%         (0.18)%
EQ/Alliance Growth and Income ***                        --             --              --
EQ/Alliance Intermediate Government Securities ***       --             --              --
EQ/Alliance International ***                            --             --              --
EQ/Alliance Premier Growth                           (39.47)%           --          (20.43)%
EQ/Alliance Quality Bond ***                             --             --              --
EQ/Alliance Small Cap Growth                         (38.62)%        (6.03)%         (1.14)%
EQ/Alliance Technology                               (49.01)%           --          (42.31)%
EQ/Balanced ***                                      (21.39)%         0.62%         (16.68)%
EQ/Bernstein Diversified Value                       (22.28)%           --           (0.84)%
EQ/Calvert Socially Responsible                      (34.91)%           --          (25.44)%
EQ/Capital Guardian International                    (23.59)%           --          (10.18)%
EQ/Capital Guardian Research                         (33.12)%           --           (7.83)%
EQ/Capital Guardian U.S. Equity                      (32.10)%           --           (8.93)%
EQ/Emerging Markets Equity                           (14.70)%        (7.92)%         (7.92)%
EQ/Equity 500 Index ***                              (30.90)%        (3.67)%          2.52%
EQ/Evergreen Omega                                   (32.46)%           --          (14.91)%
EQ/FI Mid Cap                                        (27.03)%           --          (17.84)%
EQ/FI Small/Mid Cap Value                            (23.38)%        (5.74)%         (5.78)%
EQ/High Yield ***                                    (11.76)%        (6.75)%         (2.32)%
EQ/J.P. Morgan Core Bond                               0.56%            --            4.72%
EQ/Janus Large Cap Growth                            (38.64)%           --          (33.67)%
EQ/Lazard Small Cap Value                            (22.53)%           --            0.07%
EQ/Marsico Focus                                     (20.28)%           --           (6.16)%
EQ/Mercury Basic Value Equity                        (25.27)%         3.02%           5.57%
EQ/MFS Emerging Growth Companies                     (42.66)%        (6.38)%         (2.07)%
EQ/MFS Investors Trust                               (29.51)%           --          (11.16)%
EQ/Money Market ***                                   (7.65)%         1.62%           2.23%
EQ/Putnam Growth & Income Value                      (27.67)%        (4.74)%         (1.51)%
EQ/Putnam International Equity                       (25.26)%        (0.57)%          1.13%
EQ/Putnam Voyager                                    (34.75)%        (6.61)%         (1.95)%
EQ/Small Company Index                               (29.45)%           --           (4.23)%
-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------
                                                                    Length of portfolio period
                                                     --------------------------------------------------------
                                                                                                     Since
                                                                                                   portfolio
Variable investment options                              3 Years        5 Years       10 Years    inception**
-------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                                --             --            --           (0.83)%
AXA Premier VIP Health Care                              --             --            --          (28.47)%
AXA Premier VIP International Equity                     --             --            --          (29.37)%
AXA Premier VIP Large Cap Core Equity                    --             --            --          (31.07)%
AXA Premier VIP Large Cap Growth                         --             --            --          (39.55)%
AXA Premier VIP Large Cap Value                          --             --            --          (28.37)%
AXA Premier VIP Small/Mid Cap Growth                     --             --            --          (45.44)%
AXA Premier VIP Small/Mid Cap Value                      --             --            --          (33.76)%
AXA Premier VIP Technology                               --             --            --          (50.83)%
EQ/Aggressive Stock ***                              (27.40)%       (14.21)%       (1.06)%          7.28%
EQ/Alliance Common Stock ***                         (24.56)%        (6.38)%        5.88%           9.78%
EQ/Alliance Growth and Income ***                     (9.31)%         1.31%           --            7.11%
EQ/Alliance Intermediate Government Securities ***     4.96%          4.01%         4.10%           4.67%
EQ/Alliance International ***                        (23.54)%        (6.89)%          --           (2.58)%
EQ/Alliance Premier Growth                           (29.48)%           --            --          (20.43)%
EQ/Alliance Quality Bond ***                           5.49%          4.03%           --            4.08%
EQ/Alliance Small Cap Growth                         (15.70)%        (6.03)%          --           (1.14)%
EQ/Alliance Technology                                   --             --            --          (42.31)%
EQ/Balanced ***                                       (9.41)%         0.62%         4.14%           7.19%
EQ/Bernstein Diversified Value                        (8.19)%           --            --           (0.84)%
EQ/Calvert Socially Responsible                      (19.42)%           --            --          (15.33)%
EQ/Capital Guardian International                    (22.76)%           --            --          (10.18)%
EQ/Capital Guardian Research                         (11.70)%           --            --           (7.83)%
EQ/Capital Guardian U.S. Equity                      (12.00)%           --            --           (8.93)%
EQ/Emerging Markets Equity                           (23.30)%        (7.92)%          --          (11.35)%
EQ/Equity 500 Index ***                              (19.15)%        (3.67)%          --            6.81%
EQ/Evergreen Omega                                   (22.03)%           --            --          (14.91)%
EQ/FI Mid Cap                                            --             --            --          (18.15)%
EQ/FI Small/Mid Cap Value                             (6.01)%        (5.74)%          --           (1.96)%
EQ/High Yield ***                                     (7.55)%        (6.75)%        3.40%           4.62%
EQ/J.P. Morgan Core Bond                               6.21%            --            --            4.72%
EQ/Janus Large Cap Growth                                --             --            --          (33.93)%
EQ/Lazard Small Cap Value                              2.85%            --            --            0.07%
EQ/Marsico Focus                                         --             --            --           (5.88)%
EQ/Mercury Basic Value Equity                         (4.19)%         3.02%           --            5.57%
EQ/MFS Emerging Growth Companies                     (34.70)%        (6.38)%          --           (2.07)%
EQ/MFS Investors Trust                               (17.01)%           --            --          (11.16)%
EQ/Money Market ***                                    0.02%          1.62%         2.30%           4.32%
EQ/Putnam Growth & Income Value                      (10.79)%        (4.74)%          --           (1.51)%
EQ/Putnam International Equity                       (21.22)%        (0.57)%          --            1.13%
EQ/Putnam Voyager                                    (27.62)%        (6.61)%          --           (1.95)%
EQ/Small Company Index                               (11.84)%           --            --           (4.23)%
-------------------------------------------------------------------------------------------------------------

* The variable investment option inception dates are: EQ/Aggressive Stock, EQ/Alliance Common Stock, EQ/Money Market, EQ/Equity 500 Index and EQ/High Yield (October 16, 1996); EQ/Alliance Small Cap Growth, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May 1, 1997); EQ/Emerging Markets Equity (December 31, 1997); EQ/Bernstein Diversified Value, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap, EQ/FI Small/Mid Cap Value and EQ/Janus Large Cap Growth (September 5, 2000); EQ/Balanced (May 18, 2001); EQ/Calvert Socially Responsible and EQ/Marsico Focus (September 4, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large


                                                       Investment performance 51

    Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP Technology, EQ/Alliance Growth and Income, EQ/Alliance International and EQ/Alliance Quality Bond, (January 14, 2002); EQ/Alliance Intermediate Government Securities (April 1, 2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2001.

**  The portfolio inception dates are: EQ/Alliance Common Stock (January 13,
    1976); EQ/Money Market (July 13, 1981); EQ/Aggressive Stock and EQ/Balanced (January 27, 1986); EQ/High Yield (January 2, 1987); EQ/Alliance Intermediate Government Securities (April 1, 1991); EQ/Alliance Growth and Income and EQ/Alliance Quality Bond (October 1, 1993); EQ/Equity 500 Index (March 1, 1994); EQ/Alliance International (April 3, 1995); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May 1, 1997); EQ/Emerging Markets Equity (August 20, 1997); EQ/Bernstein Diversified Value, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1,
    1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1,
    1999); EQ/Calvert Socially Responsible (September 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap and EQ/Janus Large Cap Growth (September 1, 2000); EQ/Marsico Focus (August 31, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2001.

*** In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessor that it may have had. The inception dates for these portfolios are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999.


52 Investment performance

                         TABLE FOR SEPARATE ACCOUNT 45
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2001:


-------------------------------------------------------------------------------------------------
                                                               Length of option period
                                                     --------------------------------------------
                                                                                    Since option
Variable investment options                              1 Year         5 Years      inception*
-------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                                --             --              --
AXA Premier VIP Health Care                              --             --              --
AXA Premier VIP International Equity                     --             --              --
AXA Premier VIP Large Cap Core Equity                    --             --              --
AXA Premier VIP Large Cap Growth                         --             --              --
AXA Premier VIP Large Cap Value                          --             --              --
AXA Premier VIP Small/Mid Cap Growth                     --             --              --
AXA Premier VIP Small/Mid Cap Value                      --             --              --
AXA Premier VIP Technology                               --             --              --
EQ/Aggressive Stock ***                              (37.29)%       (14.21)%         (2.89)%
EQ/Alliance Common Stock ***                         (41.67)%        (6.38)%          4.54%
EQ/Alliance Growth and Income ***                    (29.77)%         1.31%           8.35%
EQ/Alliance Intermediate Government Securities ***    (0.43)%         4.01%           4.68%
EQ/Alliance International ***                        (18.80)%        (6.89)%         (2.75)%
EQ/Alliance Premier Growth                           (39.47)%           --          (20.43)%
EQ/Alliance Quality Bond ***                             --             --              --
EQ/Alliance Small Cap Growth                         (38.62)%        (6.03)%         (1.14)%
EQ/Alliance Technology                               (49.01)%           --          (42.31)%
EQ/Balanced ***                                      (21.39)%         0.62%         (16.68)%
EQ/Bernstein Diversified Value                       (22.28)%           --          (14.88)%
EQ/Calvert Socially Responsible                      (34.91)%           --          (25.44)%
EQ/Capital Guardian International                        --             --              --
EQ/Capital Guardian Research                         (33.12)%           --           (7.83)%
EQ/Capital Guardian U.S. Equity                      (32.10)%           --           (8.93)%
EQ/Emerging Markets Equity                           (14.70)%        (7.92)%        (10.12)%
EQ/Equity 500 Index ***                              (30.90)%        (3.67)%          6.41%
EQ/Evergreen Omega                                   (32.46)%           --          (14.91)%
EQ/FI Mid Cap                                        (27.03)%           --          (17.84)%
EQ/FI Small/Mid Cap Value                            (23.38)%        (5.74)%         (1.96)%
EQ/High Yield ***                                    (11.76)%        (6.75)%          1.64%
EQ/J.P. Morgan Core Bond                                 --             --              --
EQ/Janus Large Cap Growth                            (38.64)%           --          (33.67)%
EQ/Lazard Small Cap Value                                --             --              --
EQ/Marsico Focus                                     (20.28)%           --           (6.16)%
EQ/Mercury Basic Value Equity                        (25.27)%         3.02%           5.57%
EQ/MFS Emerging Growth Companies                     (42.66)%        (6.38)%         (2.07)%
EQ/MFS Investors Trust                               (29.51)%           --          (11.16)%
EQ/Money Market ***                                  ( 7.65)%         1.62%           2.53%
EQ/Putnam Growth & Income Value                      (27.67)%        (4.74)%         (1.51)%
EQ/Putnam International Equity                           --             --              --
EQ/Putnam Voyager                                        --             --              --
EQ/Small Company Index                               (29.45)%           --           (4.23)%
-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------
                                                                    Length of portfolio period
                                                     --------------------------------------------------------
                                                                                                     Since
                                                                                                   portfolio
Variable investment options                              3 Years        5 Years       10 Years    inception**
-------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                                --             --            --           (0.83)%
AXA Premier VIP Health Care                              --             --            --          (28.47)%
AXA Premier VIP International Equity                     --             --            --          (29.37)%
AXA Premier VIP Large Cap Core Equity                    --             --            --          (31.07)%
AXA Premier VIP Large Cap Growth                         --             --            --          (39.55)%
AXA Premier VIP Large Cap Value                          --             --            --          (28.37)%
AXA Premier VIP Small/Mid Cap Growth                     --             --            --          (45.44)%
AXA Premier VIP Small/Mid Cap Value                      --             --            --          (33.76)%
AXA Premier VIP Technology                               --             --            --          (50.83)%
EQ/Aggressive Stock ***                              (27.40)%       (14.21)%       (1.06)%          7.28%
EQ/Alliance Common Stock ***                         (24.56)%        (6.38)%        5.88%           9.78%
EQ/Alliance Growth and Income ***                     (9.31)%         1.31%           --            7.11%
EQ/Alliance Intermediate Government Securities ***     4.96%          4.01%         4.10%           4.67%
EQ/Alliance International ***                        (23.54)%        (6.89)%          --           (2.58)%
EQ/Alliance Premier Growth                           (29.48)%           --            --          (20.43)%
EQ/Alliance Quality Bond ***                           5.49%          4.03%           --            4.08%
EQ/Alliance Small Cap Growth                         (15.70)%        (6.03)%          --           (1.14)%
EQ/Alliance Technology                                   --             --            --          (42.31)%
EQ/Balanced ***                                       (9.41)%         0.62%         4.14%           7.19%
EQ/Bernstein Diversified Value                        (8.19)%           --            --           (0.84)%
EQ/Calvert Socially Responsible                      (19.42)%           --            --          (15.33)%
EQ/Capital Guardian International                    (22.76)%           --            --          (10.18)%
EQ/Capital Guardian Research                         (11.70)%           --            --           (7.83)%
EQ/Capital Guardian U.S. Equity                      (12.00)%           --            --           (8.93)%
EQ/Emerging Markets Equity                           (23.30)%        (7.92)%          --          (11.35)%
EQ/Equity 500 Index ***                              (19.15)%        (3.67)%          --            6.81%
EQ/Evergreen Omega                                   (22.03)%           --            --          (14.91)%
EQ/FI Mid Cap                                            --             --            --          (18.15)%
EQ/FI Small/Mid Cap Value                             (6.01)%        (5.74)%          --           (1.96)%
EQ/High Yield ***                                     (7.55)%        (6.75)%        3.40%           4.62%
EQ/J.P. Morgan Core Bond                               6.21%            --            --            4.72%
EQ/Janus Large Cap Growth                                --             --            --          (33.93)%
EQ/Lazard Small Cap Value                              2.85%            --            --            0.07%
EQ/Marsico Focus                                         --             --            --           (5.88)%
EQ/Mercury Basic Value Equity                         (4.19)%         3.02%           --            5.57%
EQ/MFS Emerging Growth Companies                     (34.70)%        (6.38)%          --           (2.07)%
EQ/MFS Investors Trust                               (17.01)%           --            --          (11.16)%
EQ/Money Market ***                                    0.02%          1.62%         2.30%           4.32%
EQ/Putnam Growth & Income Value                      (10.79)%        (4.74)%          --           (1.51)%
EQ/Putnam International Equity                       (21.22)%        (0.57)%          --            1.13%
EQ/Putnam Voyager                                    (27.62)%        (6.61)%          --           (1.95)%
EQ/Small Company Index                               (11.84)%           --            --           (4.23)%
-------------------------------------------------------------------------------------------------------------

  * The variable option inception dates are: EQ/Aggressive Stock, EQ/Alliance Common Stock, EQ/Alliance Growth and Income, EQ/Alliance Intermediate Government Securities, EQ/Alliance International, EQ/Alliance Money Market, EQ/Equity 500 Index and EQ/High Yield (May 1, 1995); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, and EQ/Putnam Growth & Income Value (May 1,
    1997); EQ/Emerging Markets Equity (September 2, 1997); and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap and EQ/Janus Large Cap Growth (September 5,
    2000); EQ/Balanced and EQ/Bernstein Diversified Value (May 18, 2001); EQ/Calvert Socially Responsible and EQ/Marsico Focus (September 4, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP Technology, EQ/Alliance Quality Bond, EQ/Capital Guardian International, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value, EQ/Putnam International Equity and EQ/Putnam Voyager (January 14, 2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2001.


                                                       Investment performance 53

 ** The portfolio inception dates are: EQ/Alliance Common Stock (January 13,
    1976); EQ/Money Market (July 13, 1981); EQ/Aggressive Stock and EQ/Balanced (January 27, 1986); EQ/High Yield (January 2, 1987); EQ/Alliance Intermediate Government Securities (April 1, 1991); EQ/Alliance Growth and Income and EQ/Alliance Quality Bond (October 1, 1993); EQ/Equity 500 Index (March 1, 1994); EQ/Alliance International (April 3, 1995); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May 1, 1997); EQ/Emerging Markets Equity (August 20, 1997); EQ/Bernstein Diversified Value, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1,
    1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1,
    1999); EQ/Calvert Socially Responsible (September 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap and EQ/Janus Large Cap Growth (September 1, 2000); EQ/Marsico Focus (August 31, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2001.

*** In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessor that it may have had. The inception dates for these portfolios are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999.


54 Investment performance

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o   data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:

--------------------------------------
Barron's
Morningstar's Variable Annuity
     Sourcebook
Business Week
Forbes
Fortune
Institutional Investor
Money
Kiplinger's Personal Finance
Financial Planning
Investment Adviser

Investment Management Weekly Money Management Letter
Investment Dealers Digest
National Underwriter
Pension & Investments
USA Today
Investor's Business Daily
The New York Times
The Wall Street Journal
The Los Angeles Times
The Chicago Tribune
--------------------------------------

From time to time we may also advertise different measurements of the investment performance of the variable investment options and/or the portfolios, including the measurements that compare the performance to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charge or any withdrawal or optional benefit charge. Comparisons with these benchmarks, therefore, may be of limited use. We use them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings.

Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).

The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. According to Lipper, the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator(R) performance relative to other variable annuity products. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:

o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts, and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.


YIELD INFORMATION

Current yield for the EQ/Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yields for the EQ/Alliance Quality Bond and EQ/High Yield options will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).

"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the
EQ/Money Market, EQ/Alliance Quality Bond and EQ/High Yield options. The current yields and effective yields assume the deduction of all current contract charges and expenses other than the withdrawal charge, the optional baseBUILDER benefit charge, the optional Protection Plus benefit charge and any charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. The yields and effective yields for the EQ/Money Market option, when used for the 12 month dollar cost averaging program, assume that no contract charges are deducted. For more information, see "Yield Information for the EQ/Money Market Option, EQ/Alliance Quality Bond Option and EQ/High Yield Option" in the SAI.


                                                      Investment performance  55

10. Incorporation of certain documents by reference

--------------------------------------------------------------------------------

Equitable Life's Annual Report on Form 10-K for the year ended December 31, 2002 is considered to be a part of this prospectus because it is incorporated by reference.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is, or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).


56  Incorporation of certain documents by reference

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Accounts 45 and 49 with the daily asset charge of 1.35%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2002.

------------------------------------------------------------------------------------------------------------------------------------
                                                                2002        2001           2000        1999        1998        1997
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.67          --             --          --          --          --
  Separate Account 45 number of units outstanding (000's)       1,119          --             --          --          --          --
  Separate Account 49 number of units outstanding (000's)       1,217          --             --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  7.90          --             --          --          --          --
  Separate Account 45 number of units outstanding (000's)         205          --             --          --          --          --
  Separate Account 49 number of units outstanding (000's)         235          --             --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  7.81          --             --          --          --          --
  Separate Account 45 number of units outstanding (000's)         183          --             --          --          --          --
  Separate Account 49 number of units outstanding (000's)         118          --             --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  7.64          --             --          --          --          --
  Separate Account 45 number of units outstanding (000's)         166          --             --          --          --          --
  Separate Account 49 number of units outstanding (000's)         169          --             --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  6.79          --             --          --          --          --
  Separate Account 45 number of units outstanding (000's)         275          --             --          --          --          --
  Separate Account 49 number of units outstanding (000's)         305          --             --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  7.91          --             --          --          --          --
  Separate Account 45 number of units outstanding (000's)         344          --             --          --          --          --
  Separate Account 49 number of units outstanding (000's)         384          --             --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier Small/Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  6.20          --             --          --          --          --
  Separate Account 45 number of units outstanding (000's)         429          --             --          --          --          --
  Separate Account 49 number of units outstanding (000's)         369          --             --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier Small/Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  7.37          --             --          --          --          --
  Separate Account 45 number of units outstanding (000's)         486          --             --          --          --          --
  Separate Account 49 number of units outstanding (000's)         388          --             --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  5.66          --             --          --          --          --
  Separate Account 45 number of units outstanding (000's)          44          --             --          --          --          --
  Separate Account 49 number of units outstanding (000's)         264          --             --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Aggressive Stock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 35.92    $  51.19       $  69.35    $  81.12    $  69.37    $  70.28
  Separate Account 45 number of units outstanding (000's)         404         513            595         553         293          --
  Separate Account 49 number of units outstanding (000's)         899       1,101          1,253       1,163         939         380
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $143.14    $ 217.65       $ 247.21    $ 292.20    $ 237.18    $ 186.29
  Separate Account 45 number of units outstanding (000's)       1,240       1,555          1,775       1,434         550          --
  Separate Account 49 number of units outstanding (000's)       1,770       2,160          2,453       2,344       1,542         434
------------------------------------------------------------------------------------------------------------------------------------

                                 Appendix I: Condensed financial information A-1

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2002.

------------------------------------------------------------------------------------------------------------------------------------
                                                                2002        2001           2000        1999        1998        1997
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  19.83    $  25.52       $  26.28     $ 24.51     $ 20.99          --
  Separate Account 45 number of units outstanding (000's)       6,485       7,830          7,903       5,956       1,853          --
  Separate Account 49 number of units outstanding (000's)         383          --             --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  18.40    $  17.18       $  16.14     $ 15.03     $ 15.25          --
  Separate Account 45 number of units outstanding (000's)       4,099       3,288          2,333       2,057         929          --
  Separate Account 49 number of units outstanding (000's)       1,739          --             --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $   8.55    $   9.64       $  12.74     $ 16.81     $ 12.40          --
  Separate Account 45 number of units outstanding (000's)       3,907         737            839         591         166          --
  Separate Account 49 number of units outstanding (000's)         208          --             --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $   4.84    $   7.12       $   9.49     $ 11.79          --          --
  Separate Account 45 number of units outstanding (000's)       8,409      10,884         12,132       6,304          --          --
  Separate Account 49 number of units outstanding (000's)      12,339      15,780         17,298       8,614          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  15.20          --             --          --          --          --
  Separate Account 45 number of units outstanding (000's)         430          --             --          --          --          --
  Separate Account 49 number of units outstanding (000's)         552          --             --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $   9.83    $  14.28       $  16.68     $ 14.88     $ 11.82     $ 12.54
  Separate Account 45 number of units outstanding (000's)       2,020       2,115          2,156       1,264         775          --
  Separate Account 49 number of units outstanding (000's)       6,943       8,170          9,189       6,912       6,101       2,521
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Technology
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $   2.88    $   4.93       $   6.61          --          --          --
  Separate Account 45 number of units outstanding (000's)       2,020       2,346          1,852          --          --          --
  Separate Account 49 number of units outstanding (000's)       2,742       3,522          3,814          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Balanced
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  35.10    $  40.77             --          --          --          --
  Separate Account 45 number of units outstanding (000's)       3,926       2,511             --          --          --          --
  Separate Account 49 number of units outstanding (000's)         407         289             --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  10.14    $  11.90       $  11.70     $ 12.10     $ 11.84          --
  Separate Account 45 number of units outstanding (000's)       3,350       2,847             --          --          --          --
  Separate Account 49 number of units outstanding (000's)      10,473      10,569         10,105       9,428       5,696          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $   6.29    $   8.67             --          --          --          --
  Separate Account 45 number of units outstanding (000's)          29          10             --          --          --          --
  Separate Account 49 number of units outstanding (000's)          89           6             --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $   7.29    $   8.69       $  11.14     $ 13.96          --          --
  Separate Account 45 number of units outstanding (000's)         133          --             --          --          --          --
  Separate Account 49 number of units outstanding (000's)       3,093       3,210          3,230       1,477          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $   7.97    $  10.72       $  11.09     $ 10.61          --          --
  Separate Account 45 number of units outstanding (000's)       3,265         231            174          72          --          --
  Separate Account 49 number of units outstanding (000's)      18,971       2,208          2,064         982          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $   7.65    $  10.15       $  10.50     $ 10.28          --          --
  Separate Account 45 number of units outstanding (000's)         812         376            298         126          --          --
  Separate Account 49 number of units outstanding (000's)       5,353       5,372          4,745       2,907          --          --
------------------------------------------------------------------------------------------------------------------------------------

A-2 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2002.

---------------------------------------------------------------------------------------------------------------------------------
                                                                2002       2001       2000       1999        1998       1997
---------------------------------------------------------------------------------------------------------------------------------
 EQ/Emerging Markets Equity
---------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  5.67    $  6.11    $  6.53    $  11.04    $  5.72          --
  Separate Account 45 number of units outstanding (000's)      1,807      1,765      2,063       1,267        177          --
  Separate Account 49 number of units outstanding (000's)      3,992      4,501      4,990       3,859      1,805          --
---------------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
---------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 18.69    $ 24.41    $ 28.18    $  31.67    $ 26.73     $ 21.21
  Separate Account 45 number of units outstanding (000's)      3,683      4,413      4,923          16          2          --
  Separate Account 49 number of units outstanding (000's)     11,356     12,941     14,537          --         --          --
---------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
---------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  5.79    $  7.72    $  9.43    $  10.82         --          --
  Separate Account 45 number of units outstanding (000's)        184        161        164         139         --          --
  Separate Account 49 number of units outstanding (000's)        243        140        136          91         --          --
---------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
---------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  6.87    $  8.54    $ 10.00          --         --          --
  Separate Account 45 number of units outstanding (000's)        951        493         82          --         --          --
  Separate Account 49 number of units outstanding (000's)      2,717      2,307        638          --         --          --
---------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
---------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  9.42    $ 11.20    $ 10.92    $  10.53    $ 10.48          --
  Separate Account 45 number of units outstanding (000's)      2,863      2,091      1,080         972        560          --
  Separate Account 49 number of units outstanding (000's)      3,169      2,256        223          --         --          --
---------------------------------------------------------------------------------------------------------------------------------
 EQ/High Yield
---------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 22.73    $ 23.74    $ 23.90    $  26.59    $ 27.96     $ 29.96
  Separate Account 45 number of units outstanding (000's)      1,316      1,516      1,616       1,539        801          --
  Separate Account 49 number of units outstanding (000's)      3,827      4,307      4,697       5,048      4,521       1,256
---------------------------------------------------------------------------------------------------------------------------------
 EQ/International Equity Index
---------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  7.21    $  8.90    $ 12.11    $  14.90    $ 11.85          --
  Separate Account 45 number of units outstanding (000's)        740        935      1,017         804        242          --
  Separate Account 49 number of units outstanding (000's)      3,021      3,451      3,708       3,219      1,827          --
---------------------------------------------------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
---------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 13.22    $ 12.23    $ 11.48    $  10.44    $ 10.76          --
  Separate Account 45 number of units outstanding (000's)        903         --         --          --         --          --
  Separate Account 49 number of units outstanding (000's)     14,961     14,916     13,606      12,838      8,661          --
---------------------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
---------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  4.39    $  6.38    $  8.39          --         --          --
  Separate Account 45 number of units outstanding (000's)        552        575        258          --         --          --
  Separate Account 49 number of units outstanding (000's)      1,590      1,490        745          --         --          --
---------------------------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
---------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 10.62    $ 12.50    $ 10.76    $   9.20    $  9.17          --
  Separate Account 45 number of units outstanding (000's)        665         --         --          --         --          --
  Separate Account 49 number of units outstanding (000's)      7,825      7,755      7,215       6,774      4,733          --
---------------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
---------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  9.89    $ 11.34         --          --         --          --
  Separate Account 45 number of units outstanding (000's)        767         14         --          --         --          --
  Separate Account 49 number of units outstanding (000's)      1,041        155         --          --         --          --
---------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
---------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 14.14    $ 17.20    $ 16.52    $  14.98    $ 12.76     $ 11.60
  Separate Account 45 number of units outstanding (000's)      3,538      3,681      3,305       2,567      1,009          --
  Separate Account 49 number of units outstanding (000's)      5,160      5,603      5,888       5,766      4,389       1,182
---------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
---------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  9.31    $ 14.37    $ 22.09    $  27.59    $ 16.10     $ 12.13
  Separate Account 45 number of units outstanding (000's)      5,638      7,229      8,254       6,114      1,942          --
  Separate Account 49 number of units outstanding (000's)     10,806     13,726     16,073      13,671      9,117       3,327
---------------------------------------------------------------------------------------------------------------------------------

                                 Appendix I: Condensed financial information A-3

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2002.

--------------------------------------------------------------------------------------------------------------------------------
                                                                2002       2001       2000        1999        1998        1997
--------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  6.79    $  8.71    $  10.51    $  10.72          --          --
  Separate Account 45 number of units outstanding (000's)        776        948       1,014         550          --          --
  Separate Account 49 number of units outstanding (000's)      6,910      8,228       8,940       6,033          --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 28.57    $ 28.61    $  28.00    $  26.78    $  25.92     $ 25.00
  Separate Account 45 number of units outstanding (000's)      2,299      2,501       1,860       2,900       1,566          --
  Separate Account 49 number of units outstanding (000's)      5,633      6,273       5,065       7,278       5,158       1,153
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Growth & Income Value
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  9.64    $ 12.08    $  13.14    $  12.47    $  12.82     $ 11.52
  Separate Account 45 number of units outstanding (000's)      1,663      1,936       2,045       2,057         867          --
  Separate Account 49 number of units outstanding (000's)     21,846     25,574      28,008      29,522      24,343       8,113
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam International Equity
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 11.14    $ 13.55    $  17.50    $  20.23    $  12.80     $ 10.86
  Separate Account 45 number of units outstanding (000's)      1,196         --          --          --          --          --
  Separate Account 49 number of units outstanding (000's)     12,054     14,032      15,833      13,783      10,607       4,609
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Voyager
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  9.38    $ 12.90    $  17.32    $  21.35    $  16.61     $ 12.35
  Separate Account 45 number of units outstanding (000's)         13         --          --          --          --          --
  Separate Account 49 number of units outstanding (000's)     13,307     16,512      19,069      17,154      10,072       2,581
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  8.59    $ 11.01    $  10.94    $  11.48    $   9.64          --
  Separate Account 45 number of units outstanding (000's)        859        899         989         756         284          --
  Separate Account 49 number of units outstanding (000's)      2,817      3,131       3,340       2,922       1,610          --
--------------------------------------------------------------------------------------------------------------------------------

A-4 Appendix I: Condensed financial information

Appendix II: Purchase considerations for QP contracts

--------------------------------------------------------------------------------

Trustees who are considering the purchase of an Equitable Accumulator(R) QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the guaranteed minimum income benefit and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator(R) QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator(R) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.

We will not accept defined benefit plans. For defined contribution plans, we will only accept transfers from another defined contribution plan or a change of investment vehicles in the plan. Only one additional transfer contribution may be made per contract year. If overfunding of a plan occurs, withdrawals from the QP contract may be required. A withdrawal charge and/or market value adjustment may apply.

Further, Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that:

o the QP contract may not be an appropriate purchase for annuitants approaching or over age 70-1/2;

o although certain provisions of the Temporary Regulations on required minimum distributions which would have required that the actuarial value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions have been suspended for 2003, these or similar provisions may apply in future years, and could increase the amounts required to be distributed from the contract; and

o the guaranteed minimum income benefit under baseBUILDER may not be an appropriate feature for annuitants who are older than age 60-1/2 when the contract is issued.

Finally, because the method of purchasing the QP contract, including the large initial contribution, and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


                       Appendix II: Purchase considerations for QP contracts B-1

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Appendix III: Market value adjustment example

--------------------------------------------------------------------------------

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 14, 2004 to a fixed maturity option with a maturity date of February 15, 2013 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,846 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2008.



----------------------------------------------------------------------------------------------------
                                                     Hypothetical Assumed rate to maturity on
                                                                 February 14, 2008
                                                   -------------------------------------------------
                                                             5.00%         9.00%
----------------------------------------------------------------------------------------------------
 As of February 15, 2008 (before withdrawal)
----------------------------------------------------------------------------------------------------
(1) Market adjusted amount                                 $144,048     $ 119,487
(2) Fixed maturity amount                                  $131,080     $ 131,080
(3) Market value adjustment:
    (1) - (2)                                              $ 12,968     $ (11,593)
----------------------------------------------------------------------------------------------------
 On February 15, 2008 (after withdrawal)
----------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
  (3) x [$50,000/(1)]                                      $  4,501     $  (4,851)
(5) Reduction in fixed maturity amount: [$50,000 - (4)]    $ 45,499     $  54,851
(6) Fixed maturity amount: (2) - (5)                       $ 85,581     $  76,229
(7) Maturity value                                         $120,032     $ 106,915
(8) Market adjusted amount of (7)                          $ 94,048     $  69,487
----------------------------------------------------------------------------------------------------

You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.


                               Appendix III: Market value adjustment example C-1

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Appendix IV: Guaranteed minimum death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the guaranteed minimum death benefit.
The following illustrates the guaranteed minimum death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the AXA Premier VIP Core Bond, EQ/Alliance Intermediate Government Securities, EQ/Money Market or EQ/Alliance Quality Bond options or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the guaranteed minimum death benefit for an annuitant age 45 would be calculated as follows:



---------------------------------------------------------------------------------------
   End of                           5% roll up to age 80      Annual ratchet to age 80
 contract                          guaranteed minimum          guaranteed minimum
   year         Account value       death benefit(1)              death benefit
---------------------------------------------------------------------------------------
     1           $105,000             $   105,000(1)              $  105,000(3)
     2           $115,500             $   110,250(2)              $  115,500(3)
     3           $129,360             $  115,763 (2)              $  129,360(3)
     4           $103,488             $   121,551(1)              $  129,360(4)
     5           $113,837             $  127,628 (1)              $  129,360(4)
     6           $127,497             $   134,010(1)              $  129,360(4)
     7           $127,497             $  140,710 (1)              $  129,360(4)
---------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


5% ROLL UP TO AGE 80*

(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be the guaranteed minimum death benefit.

(2) At the end of contract years 2 and 3, the death benefit will be the current account value since it is higher than the current guaranteed minimum death benefit.


ANNUAL RATCHET TO AGE 80

(3) At the end of contract years 1 through 3, the guaranteed minimum death benefit is the current account value.

(4) At the end of contract years 4 through 7, the guaranteed minimum death benefit is the guaranteed minimum death benefit at the end of the prior year since it is equal to or higher than the current account value.

----------

                       Appendix IV: Guaranteed minimum death benefit example D-1

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Statement of additional information

--------------------------------------------------------------------------------
TABLE OF CONTENTS


                                                                          Page

Tax Information                                                             2
Unit Values                                                                15
Custodian and Independent Accountants                                      15
Yield Information for the EQ/Money Market Option, EQ/Alliance Quality Bond
Option and EQ/High Yield Option                                            16
Distribution of the contracts                                              17
Financial Statements                                                       17


How to Obtain an Equitable Accumulator(R) Statement of Additional Information for Separate Account No. 45 and Separate Account No. 49

Send this request form to:
  Equitable Accumulator(R)
  P.O. Box 1547
  Secaucus, NJ 07096-1547

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Please send me a combined Equitable Accumulator(R) SAI for Separate Account No. 45 and Separate Account No. 49 dated May 1, 2003.


--------------------------------------------------------------------------------
Name:


--------------------------------------------------------------------------------
Address:


--------------------------------------------------------------------------------
City           State    Zip






(SAI 13AMLF(5/03))

Equitable Accumulator(R)
A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 1, 2003


Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectuses for each Trust, which contain important information about their portfolios.

--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR(R)?


Equitable Accumulator(R) is a deferred annuity contract issued by The Equitable Life Assurance Society of the United States. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option, fixed maturity options, or the account for special dollar cost averaging ("investment options"). This contract may not currently be available in all states. Certain features and benefits described in this prospectus may vary in your state; all features and benefits may not be available in all contracts or in all states.



-------------------------------------------------------------------------------------------------------------------
Variable investment options
-------------------------------------------------------------------------------------------------------------------
o AXA Premier VIP Core Bond                                      o EQ/Calvert Socially Responsible
o AXA Premier VIP Health Care                                    o EQ/Capital Guardian International
o AXA Premier VIP International Equity                           o EQ/Capital Guardian Research
o AXA Premier VIP Large Cap Core Equity                          o EQ/Capital Guardian U.S. Equity
o AXA Premier VIP Large Cap Growth                               o EQ/Emerging Markets Equity
o AXA Premier VIP Large Cap Value                                o EQ/Equity 500 Index
o AXA Premier VIP Small/Mid Cap Growth                           o EQ/Evergreen Omega
o AXA Premier VIP Small/Mid Cap Value                            o EQ/FI Mid Cap
o AXA Premier VIP Technology                                     o EQ/FI Small/Mid Cap Value
o EQ/Aggressive Stock                                            o EQ/High Yield
o EQ/Alliance Common Stock                                       o EQ/J.P. Morgan Core Bond
o EQ/Alliance Growth and Income                                  o EQ/Janus Large Cap Growth
o EQ/Alliance Intermediate Government                            o EQ/Lazard Small Cap Value
  Securities                                                     o EQ/Marsico Focus
o EQ/Alliance International                                      o EQ/Mercury Basic Value Equity
o EQ/Alliance Premier Growth                                     o EQ/MFS Emerging Growth Companies
o EQ/Alliance Quality Bond                                       o EQ/MFS Investors Trust
o EQ/Alliance Small Cap Growth                                   o EQ/Money Market
o EQ/Alliance Technology                                         o EQ/Putnam Growth & Income Value
o EQ/Balanced                                                    o EQ/Putnam International Equity
o EQ/Bernstein Diversified Value                                 o EQ/Putnam Voyager
                                                                 o EQ/Small Company Index



You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust or AXA Premier VIP Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.


GUARANTEED INTEREST OPTION. You may allocate amounts to the guaranteed interest option. This option is part of our general account and pays interest at guaranteed rates.

FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING. This account pays fixed interest at guaranteed rates.

TYPES OF CONTRACTS. We offer the contracts for use as:

o    A nonqualified annuity ("NQ") for after-tax contributions only.

o    An individual retirement annuity ("IRA"), either traditional IRA or Roth
     IRA.


  We offer two versions of the traditional IRA: "Rollover IRA" and "Flexible Premium IRA." We also offer two versions of the Roth IRA: "Roth Conversion IRA" and "Flexible Premium Roth IRA."

o Traditional and Roth Inherited IRA beneficiary continuation contract ("Inherited IRA").


o An annuity that is an investment vehicle for a qualified defined contribution plan ("QP").

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA").


A contribution of at least $5,000 is required to purchase an NQ, Rollover IRA, Roth Conversion IRA, Inherited IRA, QP, or Rollover TSA contract. For Flexible Premium IRA or Flexible Premium Roth IRA contracts, we require a contribution of $2,000 to purchase a contract.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2003, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.


The SEC has not approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.


                                                          X00520/Core '02 Series

                                                                        (R-4/15)

Contents of this prospectus
--------------------------------------------------------------------------------

EQUITABLE ACCUMULATOR(R)
--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is Equitable Life?                                                       5
How to reach us                                                              6
Equitable Accumulator(R) at a glance -- key features                         8

--------------------------------------------------------------------------------
FEE TABLE                                                                   11
--------------------------------------------------------------------------------

Example                                                                     13


Condensed financial information                                             13

--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           14
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        14
Owner and annuitant requirements                                            19
How you can make your contributions                                         19
What are your investment options under the contract?                        19
Allocating your contributions                                               24
Your benefit base                                                           26
Annuity purchase factors                                                    26
Our Living Benefit option                                                   26
Guaranteed minimum death benefit                                            28

Inherited IRA beneficiary continuation contract                             29

Your right to cancel within a certain number of days                        30

--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        31
--------------------------------------------------------------------------------
Your account value and cash value                                           31
Your contract's value in the variable investment options                    31
Your contract's value in the guaranteed interest option                     31
Your contract's value in the fixed maturity options                         31
Your contract's value in the account for special dollar
     cost averaging                                                         31

Termination of your contract                                                31


----------------------

"We," "our," and "us" refer to Equitable Life.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.



2  Contents of this prospectus

--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS                         32
--------------------------------------------------------------------------------
Transferring your account value                                             32
Disruptive transfer activity                                                32
Rebalancing your account value                                              32

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     34
--------------------------------------------------------------------------------
Withdrawing your account value                                              34
How withdrawals are taken from your account value                           35
How withdrawals affect your guaranteed minimum income benefit
     and guaranteed minimum death benefit                                   35
Loans under Rollover TSA contracts                                          35
Surrendering your contract to receive its cash value                        36
When to expect payments                                                     36
Your annuity payout options                                                 36

--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     39
--------------------------------------------------------------------------------
Charges that Equitable Life deducts                                         39
Charges that the Trusts deduct                                              42
Group or sponsored arrangements                                             42
Other distribution arrangements                                             42

--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 43
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     43
How death benefit payment is made                                           43
Beneficiary continuation option                                             44

--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          46
--------------------------------------------------------------------------------
Overview                                                                    46
Buying a contract to fund a retirement arrangement                          46
Transfers among investment options                                          46
Taxation of nonqualified annuities                                          46
Individual retirement arrangements (IRAs)                                   48
Special rules for contracts funding qualified plans                         50
Tax-Sheltered Annuity contracts (TSAs)                                      50
Federal and state income tax withholding and
     information reporting                                                  51
Impact of taxes to Equitable Life                                           52

--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         53
--------------------------------------------------------------------------------
About Separate Account No. 49                                               53
About the Trusts                                                            53
About our fixed maturity options                                            53
About the general account                                                   54
About other methods of payment                                              54
Dates and prices at which contract events occur                             55
About your voting rights                                                    55
About legal proceedings                                                     56
About our independent accountants                                           56
Financial statements                                                        56
Transfers of ownership, collateral assignments, loans
     and borrowing                                                          56
Distribution of the contracts                                               56

--------------------------------------------------------------------------------
9. INVESTMENT PERFORMANCE                                                   58
--------------------------------------------------------------------------------
Communicating performance data                                              61

--------------------------------------------------------------------------------
10. INCORPORATION OF CERTAIN DOCUMENTS
     BY REFERENCE                                                           62
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
I -- Condensed financial information                                       A-1
II -- Purchase considerations for QP contracts                             B-1
III -- Market value adjustment example                                     C-1
IV -- Enhanced death benefit example                                       D-1

V -- Hypothetical illustrations                                            E-1


--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                  Contents of this prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.

                                                                Page
   account for special dollar cost averaging                      19
   account value                                                  31
   administrative charge                                          39
   Annual administrative charge                                   39
   Annual ratchet death benefit                                   28
   annuitant                                                      19
   annuity maturity date                                          38
   annuity payout options                                         36
   annuity purchase factors                                       26
   automatic investment program                                   55
   beneficiary                                                    43
   Beneficiary Continuation Option ("BCO")                        44
   benefit base                                                   26
   business day                                                   19
   cash value                                                     31
   charges for state premium and other applicable taxes           41
   contract date                                                   9
   contract date anniversary                                       9
   contract year                                                   9
   contributions to traditional IRAs                              49
      regular contributions                                       49
      rollovers and transfers                                     50
   disability, terminal illness or confinement to nursing         40
      home
   disruptive transfer activity                                   32
   Distribution Charge                                            39
   EQAccess                                                        6
   ERISA                                                          35
   Fixed-dollar Option                                            25
   fixed maturity options                                         23
   Flexible Premium IRA                                        cover
   Flexible Premium Roth IRA                                   cover
   free look                                                      30
   free withdrawal amount                                         40
   general account                                                54
   General dollar cost averaging                                  25
   guaranteed interest option                                     23
   guaranteed minimum death benefit                               28
   guaranteed minimum income benefit                              26
   IRA                                                         cover
   IRS                                                            46
   Inherited IRA                                               cover
   Investment Simplifier                                          25
   investment options                                          cover
   lifetime required minimum distribution withdrawals             35

                                                                Page
   Living Benefit                                                 26
   Living Benefit charge                                          41
   loan reserve account                                           36
   loans under Rollover TSA                                       51
   lump sum withdrawals                                           34
   market adjusted amount                                         23
   market value adjustment                                        23
   market timing                                                  32
   maturity dates                                                 23
   maturity value                                                 23
   Mortality and expense risk charge                              39
   NQ                                                          cover
   participant                                                    19
   portfolio                                                   cover
   principal assurance allocation                                 24
   processing office                                               6
   Protection Plus                                                28
   Protection Plus charge                                         41
   QP                                                          cover
   rate to maturity                                               23
   Rebalancing                                                    32
   Rollover IRA                                                cover
   Rollover TSA                                                cover
   roll-up death benefit                                          26
   Roth Conversion IRA                                         cover
   Roth IRA                                                       48
   SAI                                                         cover
   SEC                                                         cover
   self-directed allocation                                       24
   Separate Account 49                                            53
   Special dollar cost averaging                                  24
   standard death benefit                                         26
   substantially equal withdrawals                                34
   Successor owner and annuitant                                  43
   systematic withdrawals                                         34
   TOPS                                                            6
   TSA                                                         cover
   traditional IRA                                                48
   Trusts                                                      cover
   unit                                                           31
   variable investment options                                    19
   wire transmittals                                              54
   withdrawal charge                                              39

To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.


--------------------------------------------------------------------------------
  Prospectus                    Contract or Supplemental Materials
--------------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods (Guaranteed Fixed
  variable investment options   Interest Accounts in supplemental materials)
  account value                 Investment Funds
  rate to maturity              Annuity Account Value
  unit                          Guaranteed Rates
  Living Benefit                Accumulation Unit
  Guaranteed Interest Option    Guaranteed Minimum Income Benefit
                                Guaranteed Interest Account
--------------------------------------------------------------------------------

4 Index of key words and phrases

Who is Equitable Life?
--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $415.31 billion in assets as of December 31, 2002. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.



                                                       Who is Equitable Life?  5

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.


--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------

Equitable Accumulator(R)
P.O. Box 13014
Newark, NJ 07188-0014


--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------

Equitable Accumulator(R)
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094


--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
REGULAR MAIL:
--------------------------------------------------------------------------------

Equitable Accumulator(R)
P.O. Box 1547
Secaucus, NJ 07096-1547


--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
EXPRESS DELIVERY:
--------------------------------------------------------------------------------

Equitable Accumulator(R)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094


--------------------------------------------------------------------------------
REPORTS WE PROVIDE:
--------------------------------------------------------------------------------

o    written confirmation of financial transactions;

o statement of your contract values at the close of each calendar quarter (four per year); and


o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the guaranteed minimum income benefit, if applicable.


--------------------------------------------------------------------------------
TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND EQACCESS SYSTEMS:
--------------------------------------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o    your current account value;

o    your current allocation percentages;

o    the number of units you have in the variable investment options;

o    rates to maturity for the fixed maturity options;

o    the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o change your TOPS personal identification number (PIN) (not available through EQAccess); and

o    change your EQAccess password (not available through TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use EQAccess by visiting our Web site at http:// www.equitable.com and clicking on EQAccess. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).


--------------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:


(1) authorization for telephone transfers by your financial professional (available only for contracts distributed through AXA Distributors);


(2) conversion of a traditional IRA to a Roth Conversion IRA or Flexible Premium Roth IRA contract;

(3)  election of the automatic investment program;

(4)  election of the rebalancing program;

(5)  requests for loans under Rollover TSA contracts;

6  Who is Equitable Life?

(6)  spousal consent for loans under Rollover TSA contracts;

(7)  requests for withdrawals or surrenders from Rollover TSA contracts;

(8)  tax withholding elections;

(9)  election of the beneficiary continuation option;

(10) IRA contribution recharacterizations;

(11) certain section 1035 exchanges; and

(12) direct transfers.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)  address changes

(2)  beneficiary changes;

(3)  transfers between investment options;


(4)  contract surrender and withdrawal requests;

(5)  death claims;

(6) general dollar cost averaging (including the fixed dollar and interest sweep options); and

(7)  special dollar cost averaging.



TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;


(2) general dollar cost averaging (including the fixed dollar and interest sweep options);


(3)  rebalancing;

(4)  special dollar cost averaging;

(5)  substantially equal withdrawals;

(6)  systematic withdrawals; and

(7)  the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, all must sign.


                                                       Who is Equitable Life?  7

Equitable Accumulator(R) at a glance -- key features
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Professional investment      Equitable Accumulator's(R) variable investment options invest in different portfolios managed by
management                   professional investment advisers.
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options       o Fixed maturity options ("FMOs") with maturities ranging from approximately 1 to 10 years (subject to availability).

                             o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                             -------------------------------------------------------------------------------------------------------
                             If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed interest          o Principal and interest guarantees.
option
                             o Interest rates set periodically.
------------------------------------------------------------------------------------------------------------------------------------
Account for special dollar   Available for dollar cost averaging all or a portion of any eligible contribution to your contract.
cost averaging
------------------------------------------------------------------------------------------------------------------------------------
Tax advantages               o On earnings inside the    No tax until you make withdrawals from your contract or receive annuity
                               contract                  payments.

                             o On transfers inside the   No tax on transfers among investment options.
                               contract
                             -------------------------------------------------------------------------------------------------------
                             If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA) or Tax
                             Sheltered Annuity (TSA), or to fund an employer retirement plan (QP or Qualified Plan), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities compared with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," later in this Prospectus and in the SAI.)
------------------------------------------------------------------------------------------------------------------------------------
Living Benefit protection    The Living Benefit provides a guaranteed minimum income benefit. The guaranteed minimum income benefit provides income protection for you during the annuitant's life.
------------------------------------------------------------------------------------------------------------------------------------
Contribution amounts         o NQ, Rollover IRA, Roth Conversion IRA, Inherited IRA, QP and Rollover TSA contracts
                               o Initial minimum:        $5,000
                               o Additional minimum:     $500 (NQ, QP and Rollover TSA contracts)
                                                         $100 monthly and $300 quarterly under our automatic investment program
                                                         (NQ contracts)
                                                         $50 (IRA contracts)
                                                         $1000 (Inherited IRA contracts)
                             -------------------------------------------------------------------------------------------------------
                             o Flexible Premium IRA and Flexible Premium Roth IRA contracts
                               o Initial minimum:        $2,000
                               o Additional minimum:     $   50
                             -------------------------------------------------------------------------------------------------------
                             Maximum contribution limitations may apply. In general, contributions are limited to $1.5 million.
------------------------------------------------------------------------------------------------------------------------------------
Access to your money         o Lump sum withdrawals
                             o Several withdrawal options on a periodic basis
                             o Loans under Rollover TSA contracts
                             o Contract surrender
                             You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a tax penalty.
------------------------------------------------------------------------------------------------------------------------------------


8 Equitable Accumulator(R) at a glance -- key features

Payout options               o Fixed annuity payout options
                             o Variable Immediate Annuity payout options
                             o Income Manager(R) payout options
------------------------------------------------------------------------------------------------------------------------------------
Additional features          o Guaranteed minimum death benefit options
                             o Dollar cost averaging
                             o Automatic investment program
                             o Account value rebalancing (quarterly, semiannually, and annually)
                             o Free transfers
                             o Waiver of withdrawal charge for disability, terminal illness, or confinement to a nursing home
                             o Protection Plus, an optional death benefit available under certain contracts (subject to state availability)
Fees and charges             o Daily charges on amounts invested in variable investment options for mortality and expense risks, administrative charges and distribution charges at an annual rate of 1.20%.
                             o The charges for the guaranteed minimum death benefits range from 0.0% to 0.60%, annually, of the applicable benefit base. The benefit base is described under "Your benefit base" in "Contract features and benefits" later in this Prospectus.
                             o Annual 0.60% of the applicable benefit base charge for the optional Living Benefit until you exercise your guaranteed minimum income benefit, elect another annuity payout or the contract date anniversary after the annuitant reaches age 85, whichever occurs first.
                             o If your account value at the end of the contract year is less than $50,000, we deduct an annual administrative charge equal to $30, or during the first two contract years, 2% of your account value, if less. If your account value, on the contract date anniversary, is $50,000 or more, we will not deduct the charge.
                             o Annual 0.35% Protection Plus charge for this optional death benefit.
                             o No sales charge deducted at the time you make contributions. During the first seven contract years following a contribution, a charge of up to 7% will be deducted from amounts that you withdraw that exceed 15% of your account value. We use the account value on the most recent contract date anniversary to calculate the 15% amount available. There is no withdrawal charge in the eighth and later contract years following a contribution. In addition, there is no withdrawal charge if the annuitant is age 86 or older when the contract is issued. Certain other exemptions apply.
                             -------------------------------------------------------------------------------------------------------
                             The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is April 30.
                            -------------------------------------------------------------------------------------------------------
                            o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.
                            o We deduct a $350 annuity administrative fee from amounts applied to purchase the Variable Immediate
                              Annuity payout options.
                            o Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to 1.20% annually, 12b-1 fees of 0.25% annually and other expenses.
------------------------------------------------------------------------------------------------------------------------------------
Annuitant issue ages        NQ: 0-90
                            Rollover IRA, Roth Conversion IRA, Flexible Premium Roth IRA and Rollover TSA: 20-90
                            Flexible Premium IRA: 20-70
                            Inherited IRA: 0-70
                            QP: 20-75
------------------------------------------------------------------------------------------------------------------------------------


The above is not a complete description of all material provisions of the contract. In some cases, restrictions or exceptions apply. Also, all features of the contract are not necessarily available in your state or at certain ages.

For more detailed information, we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.


                          Equitable Accumulator(R) at a glance -- key features 9

OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.


10 Equitable Accumulator(R) at a glance -- key features

Fee table


--------------------------------------------------------------------------------


The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

The first table describes fees and expenses that you will pay at the time that you surrender the contract or if you make certain withdrawals or apply your cash to certain payout options or if you purchase a Variable Immediate Annuity payout option. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.



------------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value at the time you request certain transactions
------------------------------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of contributions with-
drawn (deducted if you surrender your contract or make certain
withdrawals or apply your cash value to certain payout options).(1)                        7.00%

------------------------------------------------------------------------------------------------------------------------------------
Charge if you elect a Variable Immediate Annuity payout option                             $350
------------------------------------------------------------------------------------------------------------------------------------

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.

------------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your variable investment options expressed as an  annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Mortality and expense risks                                                                0.75%
Administrative                                                                             0.25%
Distribution                                                                               0.20%
                                                                                           ----
Total annual expenses                                                                      1.20%

------------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value on each contract date anniversary
------------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge
   If your account value on a contract date anniversary is less than
   $   50,000(2)                                                                           $ 30

   If your account value on a contract date anniversary is $50,000
   or more                                                                                 $  0

------------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value each year if you elect the optional benefit
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum death benefit charge (calculated as a percentage of the applicable benefit base. Deducted annually on each contract date anniversary for which the benefit is in effect).

   Standard death benefit                                                                  0.00%

   Annual Ratchet to age 85                                                                0.30% of the Annual Ratchet to age
                                                                                           85 benefit base

   6% Roll-up to age 85                                                                    0.45% of the 6% roll-up to age 85
                                                                                           benefit base

   Greater of 6% Roll-up to age 85 or Annual Ratchet to age 85                             0.60% of the greater of the 6%
                                                                                           roll-up to age 85 benefit base
                                                                                           Annual Ratchet to age 85 benefit as
                                                                                           applicable
------------------------------------------------------------------------------------------------------------------------------------

Living Benefit charge (calculated as a percentage of the applicable benefit base. Deducted annually on each contract date anniversary for
which the benefit is in effect)                                                            0.60%
------------------------------------------------------------------------------------------------------------------------------------
Protection Plus benefit charge (calculated as a percentage of the account value. Deducted annually on each contract date anniversary
for which the benefit is in effect)                                                        0.35%
------------------------------------------------------------------------------------------------------------------------------------


                                                                    Fee table 11

You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the invest- ment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.



------------------------------------------------------------------------------------------------------------------------------------
Portfolio operating expenses expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2002 (expenses that are deducted      Lowest     Highest
from Portfolio assets including management fees, 12b-1 fees, service fees, and/or   ----       ----
other expenses)(3)                                                                  0.57%      3.77%



Notes:

(1) Deducted upon a withdrawal of amounts in excess of the 15% free withdrawal amount, if applicable:

    The withdrawal charge percentage we use is determined by the       Contract
    contract year in which you make the withdrawal or surrender        Year
    your contract. For each contribution, we consider the contract     1 ... 7.00%
    year in which we receive that contribution to be "contract year    2 ... 7.00%
    1")                                                                3 ... 6.00%
                                                                       4 ... 6.00%
                                                                       5 ... 5.00%
                                                                       6 ... 3.00%
                                                                       7 ... 1.00%
                                                                       8+ .. 0.00%



(2) During the first two contract years this charge, if it applies, is equal to the lesser of $30 or 2% of your account value. Thereafter, the charge is $30 for each contract year.

(3) Equitable Life, the manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2004. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. See the Prospectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions each EQ Advisors Trust Portfolio and each AXA Premier VIP Trust Portfolio pays is used to reduce the Portfolio's expenses. If the table reflected these expense limitation arrangements and the portion of the brokerage commissions used to reduce portfolio expenses, the lowest and highest figures would be as shown in the table below:




   Total Annual Portfolio Operating Expenses
   for 2002 (expenses that are deducted from
   Portfolio assets including management                     Lowest     Highest
   fees, 12b-1 fees, service fees, and/or other              0.57%      1.85%
   expenses) after expense cap
   -----------------------------------------------------------------------------
   Total Annual Portfolio Operating Expenses
   for 2002 (expenses that are deducted from
   Portfolio assets including management
   fees, 12b-1 fees, service fees, and/or other
   expenses) after expense cap and after a                   0.43%      1.82%
   portion of the brokerage commissions that
   the Portfolio pays is used to reduce the
   Portfolio's expenses.


12 Fee table

EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses.

The example below shows the expenses that a hypothetical contract owner (who has elected the Living Benefit with the enhanced death benefit that provides for the greater of the 6% Roll-up or the Annual Ratchet to age 85 and Protection Plus) would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $1.80 per $10,000.

The fixed maturity options, guaranteed interest option and the account for special dollar cost averaging are not covered by the examples. However, the annual administrative charge, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options, guaranteed interest option and the account for special dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year and assumes the highest and lowest fees and expenses of any of the underlying trust portfolios. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

If you surrender your contract at the end of the applicable time period:



              1 year         3 years        5 years       10 years
Lowest      $ 1,051.65     $ 1,688.21     $ 2,371.73     $ 4,058.51
Highest     $ 1,387.59     $ 2.654.22     $ 3,910.10     $ 6,758.44



If you annuitize at the end of the applicable time period:



             1 year        3 years        5 years       10 years
Lowest    $   701.65     $ 1,438.21     $ 2,221.73     $ 4,408.51
Highest   $ 1,037.59     $ 2,404.22     $ 3,760.10     $ 7,108.44



If you do not surrender your contract at the end of the applicable time period:




             1 year        3 years        5 years       10 years
Lowest      $ 351.65     $ 1,088.21     $ 1,871.73     $ 4,058.51
Highest     $ 687.59     $ 2,054.22     $ 3,410.10     $ 6,758.44


CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2002.



                                                                    Fee table 13

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call
"contributions." We require a minimum contribution amount for each type of contract purchased. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.


We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator(R) series contracts with the same annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                  Available
                 for annuitant      Minimum
 Contract type   issue ages        contributions             Source of contributions         Limitations on contributions
------------------------------------------------------------------------------------------------------------------------------------
NQ               0 through 90      $5,000 (initial)         o After-tax money.              o For annuitants up to age 83
                 0 through 85 in   $ 500 (additional)                                         at contract issue, additional
                 Pennsylvania                               o Paid to us by check or          contributions may be made
                                                              transfer of contract value in   up to age 84.
                                                              a tax-deferred exchange
                                                              under Section 1035 of the     o For annuitants age 84 and
                                                              Internal Revenue Code.          older at contract issue
                                                                                              additional contributions may
                                                                                              be made up to one year
                                                                                              beyond the annuitant's issue
                                                                                              age.
------------------------------------------------------------------------------------------------------------------------------------


14 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
                 Available
                 for annuitant      Minimum
 Contract type   issue ages         contributions          Source of contributions          Limitations on contributions
------------------------------------------------------------------------------------------------------------------------------------
Rollover IRA     20 through 90      o  $5,000 (initial)   o Eligible rollover distribu-    o For annuitants up to age 83
                 20 through 85 in   o  $50 (additional)     tions from TSA contracts or      at contract issue, additional
                 Pennsylvania                               other 403(b) arrangements,       contributions may be made
                                                            qualified plans, and govern-     up to age 84.
                                                            mental EDC plans.
                                                                                           o For annuitants age 84 and
                                                          o Rollovers from another           older at contract issue addi-
                                                            traditional individual           tional contributions may be
                                                            retirement arrangement.          made up to one year beyond
                                                                                             your issue age.
                                                          o Direct custodian-to-
                                                            custodian transfers from       o Contributions after age 70-1/2
                                                            another traditional indi-        must be net of required
                                                            vidual retirement                minimum distributions.
                                                            arrangement.
                                                                                           o Although we accept regular
                                                          o Regular IRA contributions.       IRA contributions (limited to
                                                                                             $3,000 for each of calendar
                                                          o Additional "catch-up" con-       years 2003 and 2004) under
                                                            tributions.                      rollover IRA contracts, we
                                                                                             intend that this contract be
                                                                                             used primarily for rollover
                                                                                             and direct transfer
                                                                                             contributions.

                                                                                           o Additional catch-up contri-
                                                                                             butions of up to $500 can
                                                                                             be made for the calendar
                                                                                             year 2003 or 2004 where
                                                                                             the owner is at least age 50
                                                                                             but under age 70-1/2 at any
                                                                                             time during the calendar
                                                                                             year for which the contribu-
                                                                                             tion is made.
------------------------------------------------------------------------------------------------------------------------------------

                                               Contract features and benefits 15

------------------------------------------------------------------------------------------------------------------------------------
                 Available
                 for annuitant      Minimum
 Contract type   issue ages         contributions          Source of contributions          Limitations on contributions
------------------------------------------------------------------------------------------------------------------------------------
Roth Conversion   20 through 90     $5,000 (initial)       o Rollovers from another        o For annuitants up to age 83
IRA               20 through 85 in  $   50 (additional)      Roth IRA.                       at contract issue, additional
                  Pennsylvania                             o Conversion rollovers from a     contributions may be made
                                                             traditional IRA.                up to age 84.
                                                           o Direct transfers from
                                                             another Roth IRA.             o For annuitants age 84 and
                                                           o Regular Roth IRA                older at contract issue addi-
                                                             contributions.                  tional contributions may be
                                                           o Additional catch-up contri-     made up to one year beyond
                                                             butions.                        your issue age.

                                                                                           o Conversion rollovers after
                                                                                             age 70-1/2 must be net of
                                                                                             required minimum distribu-
                                                                                             tions for the traditional IRA
                                                                                             you are rolling over.
                                                                                           o You cannot roll over funds
                                                                                             from a traditional IRA if your
                                                                                             adjusted gross income is
                                                                                             $100,000 or more.
                                                                                           o Although we accept regular
                                                                                             Roth IRA contributions (lim-
                                                                                             ited to $3,000 for each of
                                                                                             calendar years 2003 and
                                                                                             2004) under Roth IRA con-
                                                                                             tracts, we intend that this
                                                                                             contract be used primarily
                                                                                             for rollover and direct trans-
                                                                                             fer contributions.
                                                                                           o Additional catch-up contri-
                                                                                             butions of up to $500 can
                                                                                             be made for the calendar
                                                                                             year 2003 or 2004 where
                                                                                             the owner is at least age 50
                                                                                             at any time during the calen-
                                                                                             dar year for which the
                                                                                             contribution is made.
------------------------------------------------------------------------------------------------------------------------------------
Rollover TSA      20 through 90      $5,000 (initial)     o Direct transfers of pre-tax    o For annuitants up to age 83
                  20 through 85 in   $  500 (additional)    funds from another contract      at contract issue, additional
                  Pennsylvania                              or arrangement under Sec-        contributions may be made
                                                            tion 403(b) of the Internal      up to age 84.
                                                            Revenue Code, complying
                                                            with IRS Revenue Ruling        o For annuitants age 84 and
                                                            90-24.                           older at contract issue addi-
                                                                                             tional contributions may be
                                                          o Eligible rollover distribu-      made up to one year beyond
                                                            tions of pre-tax funds from      your issue age.
                                                            other 403(b) plans. Subse-
                                                            quent contributions may        o Rollover or direct transfer
                                                            also be rollovers from quali-    contributions after age 70-1/2
                                                            fied plans, governmental         must be net of any required
                                                            EDC plans and traditional        minimum distributions.
                                                            IRAs.
                                                                                           o Employer-remitted contribu-
                                                                                             tions are not permitted.

This contract may not be available in your state.
------------------------------------------------------------------------------------------------------------------------------------


16 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
                 Available
                 for annuitant      Minimum
 Contract type   issue ages         contributions          Source of contributions          Limitations on contributions
------------------------------------------------------------------------------------------------------------------------------------
QP               20 through 75      $5,000 (initial)       o Only transfer contributions    o Regular ongoing payroll
                                    $  500 (additional)      from an existing defined         contributions are not
                                                             contribution qualified plan      permitted.
                                                             trust.
                                                                                            o Only one additional transfer
                                                           o The plan must be qualified       contribution may be made
                                                             under Section 401(a) of the      during a contract year.
                                                             Internal Revenue Code.
                                                                                            o No additional transfer con-
                                                           o For 401(k) plans, trans-         tributions after age 76.
                                                             ferred contributions may
                                                             only include employee pre-     o Contributions after age 70-1/2
                                                             tax contributions.               must be net of any required
                                                                                              minimum distributions.

                                                                                            o A separate QP contract must
                                                                                              be established for each plan
                                                                                              participant.

                                                                                            o Employer-remitted contribu-
                                                                                              tions are not permitted.

See Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
------------------------------------------------------------------------------------------------------------------------------------
Flexible Premium 20 through 70      $2,000 (initial)       o Regular traditional IRA        o No regular IRA contributions
IRA                                 $   50 (additional)      contributions.                   in the calendar year you turn
                                                                                              age 70-1/2 and thereafter.
                                                           o Additional catch-up
                                                             contributions.                 o Regular contributions may
                                                                                              not exceed $3,000 for either
                                                           o Eligible rollover distribu-      2003 or 2004.
                                                             tions from TSA contracts or
                                                             other 403(b) arrangements,     o Rollover and direct transfer
                                                             qualified plans, and govern-     contributions after age 70-1/2
                                                             mental EDC plans.                must be net of required
                                                                                              minimum distributions.
                                                           o Rollovers from another
                                                             traditional individual retire- o Although we accept rollover
                                                             ment arrangement.                and direct transfer contribu-
                                                                                              tions under the Flexible
                                                           o Direct custodian-                Premium IRA contract, we
                                                             to-custodian transfers from      intend that this contract be
                                                             another traditional indi-        used for ongoing regular
                                                             vidual retirement                contributions.
                                                             arrangement.
                                                                                            o Additional catch-up contri-
                                                                                              butions of up to $500 can
                                                                                              be made for the calendar
                                                                                              year 2003 or 2004 where
                                                                                              the owner is at least age 50
                                                                                              but under age 70-1/2 at any
                                                                                              time during the calendar
                                                                                              year for which the contribu-
                                                                                              tion is made.
------------------------------------------------------------------------------------------------------------------------------------

                                               Contract features and benefits 17

------------------------------------------------------------------------------------------------------------------------------------
                 Available
                 for annuitant      Minimum
 Contract type   issue ages         contributions          Source of contributions          Limitations on contributions
------------------------------------------------------------------------------------------------------------------------------------
Flexible Premium 20 through 90      $2,000 (initial)       o Regular after-tax              o For annuitants up to age 83
Roth IRA         20 through 85 in   $   50 (additional)      contributions.                   at contract issue, additional
                 Pennsylvania                                                                 contributions may be made
                                                           o Additional catch-up              up to age 84.
                                                             contributions.
                                                                                            o For annuitants age 84 and
                                                           o Rollovers from another           older at contract issue addi-
                                                             Roth IRA.                        tional contributions may be
                                                                                              made up to one year beyond
                                                           o Conversion rollovers from a      your issue age.
                                                             traditional IRA.
                                                                                            o Regular Roth IRA contribu-
                                                           o Direct transfers from            tions may not exceed
                                                             another Roth IRA.                $3,000 for either 2003 or
                                                                                              2004.

                                                                                            o Contributions are subject to
                                                                                              income limits and other tax
                                                                                              rules.

                                                                                            o Although we accept rollover
                                                                                              and direct transfer contribu-
                                                                                              tions under the Flexible
                                                                                              Premium Roth IRA contract,
                                                                                              we intend that this contract
                                                                                              be used for ongoing regular
                                                                                              Roth IRA contributions.

                                                                                            o Additional catch-up contri-
                                                                                              butions of up to $500 can
                                                                                              be made for the calendar
                                                                                              year 2003 or 2004 where
                                                                                              the owner is at least age 50
                                                                                              at any time during the calen-
                                                                                              dar year for which the
                                                                                              contribution is made.

------------------------------------------------------------------------------------------------------------------------------------
Inherited IRA      0-70             $5,000 (initial)       o (If contract is traditional    o Any additional contributions
Beneficiary Con-                    $1,000 (additional)      IRA) Direct custodian-to-        must be from same type of
tinuation                                                    custodian transfers of your      IRA of same deceased
Contract (tradi-                                             interest as death beneficiary    owner.
tional IRA or                                                of the deceased owner's
Roth IRA)                                                    traditional individual retire-
                                                             ment arrangement.

                                                           o (If contract is Roth IRA)
                                                             Direct custodian-to-
                                                             custodian transfers of your
                                                             interest as death beneficiary
                                                             of the deceased owner's
                                                             Roth IRA.
------------------------------------------------------------------------------------------------------------------------------------



See "Tax information" later in this Prospectus and in the SAI for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.


18 Contract features and benefits

OWNER AND ANNUITANT REQUIREMENTS


Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner. In general, we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act in your state.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract. See "Inherited IRA beneficiary continuation contract" later in this section for Inherited IRA owner and annuitant requirements.


Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.

--------------------------------------------------------------------------------
A "participant" is an individual who is currently, or was formerly, participating in an eligible employer's qualified plan or TSA plan.
--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this Prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?


Your investment options are the variable investment options, the guaranteed interest option, the fixed maturity options and the account for special dollar cost averaging.


VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.



--------------------------------------------------------------------------------
You can choose from among the variable investment options, the guaranteed interest option, the fixed maturity options and the account for special dollar cost averaging.
--------------------------------------------------------------------------------



                                              Contract features and benefits  19

PORTFOLIOS OF THE TRUSTS


You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Accumulator(R) contract. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.



------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                 Objective                                             Adviser
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND     Seeks a balance of a high current income and capital   o BlackRock Advisors, Inc.
                              appreciation, consistent with a prudent level of risk  o Pacific Investment Management Company
                                                                                       LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE   Seeks long-term growth of capital                      o A I M Capital Management, Inc.
                                                                                     o Dresdner RCM Global Investors LLC
                                                                                     o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP               Seeks long-term growth of capital                      o Alliance Capital Management L.P., through its
 INTERNATIONAL EQUITY                                                                  Bernstein Investment Research and Manage-
                                                                                       ment Unit
                                                                                     o Bank of Ireland Asset Management
                                                                                       (U.S.) Limited
                                                                                     o OppenheimerFunds, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital                      o Alliance Capital Management L.P., through its
 CORE EQUITY                                                                           Bernstein Investment Research and Manage-
                                                                                       ment Unit
                                                                                     o Janus Capital Management LLC
                                                                                     o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital                      o Alliance Capital Management L.P.
 GROWTH                                                                              o Dresdner RCM Global Investors LLC
                                                                                     o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital                      o Alliance Capital Management L.P.
 VALUE                                                                               o MFS Investment Management
                                                                                     o Institutional Capital Corporation
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID     Seeks long-term growth of capital                      o Alliance Capital Management L.P.
 CAP GROWTH                                                                          o Provident Investment Counsel, Inc.
                                                                                     o RS Investment Management, LP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID     Seeks long-term growth of capital                      o AXA Rosenberg Investment Management LLC
 CAP VALUE                                                                           o Wellington Management Company, LLP
                                                                                     o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY    Seeks long-term growth of capital                      o Alliance Capital Management L.P.
                                                                                     o Dresdner RCM Global Investors LLC
                                                                                     o Firsthand Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------


20 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                   Objective                                           Adviser
------------------------------------------------------------------------------------------------------------------------------------
EQ/AGGRESSIVE STOCK              Seeks to achieve long-term growth of capital.       o Alliance Capital Management L.P.
                                                                                     o MFS Investment Management
                                                                                     o Marsico Capital Management, LLC
                                                                                     o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK         Seeks to achieve long-term growth of capital.       o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND           Seeks to provide a high total return.               o Alliance Capital Management L.P.
 INCOME
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE         Seeks to achieve high current income consistent     o Alliance Capital Management L.P.
 GOVERNMENT SECURITIES           with relative stability of principal.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL        Seeks to achieve long-term growth of capital.       o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE PREMIER GROWTH       To achieve long-term growth of capital.             o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND         Seeks to achieve high current income consistent     o Alliance Capital Management L.P.
                                 with moderate risk to capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP            Seeks to achieve long-term growth of capital.       o Alliance Capital Management L.P.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE TECHNOLOGY           Seeks to achieve long-term growth of capital.       o Alliance Capital Management L.P.
                                 Current income is incidental to the Portfolio's
                                 objective.
------------------------------------------------------------------------------------------------------------------------------------
EQ/BALANCED                      Seeks to achieve a high return through both         o Alliance Capital Management L.P.
                                 appreciation of capital and current income.         o Capital Guardian Trust Company
                                                                                     o Mercury Advisors
                                                                                     o Jennison Associates LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE   Seeks capital appreciation.                         o Alliance Capital Management L.P.,
                                                                                       through its Bernstein Investment Research
                                                                                       and Management Unit
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY              Seeks long-term capital appreciation.               o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                           and Brown Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              To achieve long-term growth of capital.             o Capital Guardian Trust Company
 INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              To achieve long-term growth of capital.             o Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.         To achieve long-term growth of capital.             o Capital Guardian Trust Company
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/EMERGING MARKETS EQUITY       Seeks long-term capital appreciation.               o Morgan Stanley Investment Management,
                                                                                       Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX              Seeks a total return before expenses that           o Alliance Capital Management L.P.
                                 approximates the total return performance of the
                                 S&P 500 Index, including reinvestment of
                                 dividends, at a risk level consis- tent with that
                                 of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------

                                               Contract features and benefits 21

------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name              Objective                                                Adviser
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA          Seeks long-term capital growth.                          o Evergreen Investment Management
                                                                                       Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP               Seeks long-term growth of capital.                       o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI SMALL/MID CAP VALUE   Seeks long-term capital appreciation.                    o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/HIGH YIELD               Seeks to achieve a high total return through a combina-  o Alliance Capital Management L.P.
                            tion of current income and capital appreciation.         o Pacific Investment Management Company
                                                                                       LLC (PIMCO)
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. MORGAN CORE BOND    Seeks to provide a high total return consistent with     o J.P. Morgan Investment Management Inc.
                            moderate risk of capital and maintenance of liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH   Seeks long-term growth of capital.                       o Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE   Seeks capital appreciation.                              o Lazard Asset Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS            Seeks long-term growth of capital.                       o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE      Seeks capital appreciation and secondarily, income.      o Mercury Advisors
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH      Seeks to provide long-term capital growth.               o MFS Investment Management
 COMPANIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST      Seeks long-term growth of capital with secondary objec-  o MFS Investment Management tive to seek reasonable current income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET             Seeks to obtain a high level of current income, preserve o Alliance Capital Management L.P.
                            its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME   Seeks capital growth. Current income is a secondary      o Putnam Investment Management, LLC
 VALUE                      objective.
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM INTERNATIONAL     Seeks capital appreciation.                              o Putnam Investment Management, LLC
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM VOYAGER           Seeks long-term growth of capital and any increased      o Putnam Investment Management, LLC
                            income that results from this growth.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX      Seeks to replicate as closely as possible (before the    o Alliance Capital Management L.P.
                            deduction of Portfolio expenses) the total return of the
                            Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------



Other important information about the portfolios is included in the prospectuses for each Trust attached at the end of this prospectus.


22 Contract features and benefits

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.


We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.


We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1)  the minimum interest rate guaranteed over the life of the contract,

(2)  the yearly guaranteed interest rate for the calendar year, and

(3)  the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges or any withdrawal charges.


The minimum yearly guaranteed interest rate is 3% for 2003. The yearly rates we set will never be less than the minimum guaranteed interest rate of 3% for the life of the contract. Current interest rates will never be less than the yearly guaranteed interest rate.

See "Transferring your money among the investment options" later in the prospectus for restrictions on transfers from the Guaranteed Interest Option.



FIXED MATURITY OPTIONS


We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that at points in time, there may be no fixed maturity options available. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional to see if fixed maturity options are available in your state.


--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------


The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.


On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."


FIXED MATURITY OPTIONS AND MATURITY DATES. We offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below.

Each new contribution is applied to a new fixed maturity option. When you apply for an Accumulator(R) contract, a 60-day rate lock-in will apply from the date the application is signed. Any contributions received and designated for a fixed maturity option during this period will receive the then current maturity option rate or the rate that was in effect on the date that the application was signed, whichever is greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from the variable investment options or the guaranteed interest option into a fixed maturity option or transfers, from one fixed maturity option to another.


YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, any of the variable investment options or the guaranteed interest option; or

(b)  withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 14, 2003, the next available maturity date was February 14, 2009. If no fixed maturity options are available, we will transfer your maturity value to the EQ/Money Market option.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:


(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and

(b)  the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time


                                              Contract features and benefits  23
remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.

ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

The account for special dollar cost averaging is part of our general account. We pay interest at guaranteed rates in this account. We will credit interest to the amounts that you have in the account for special dollar cost averaging every day. We set the interest rates periodically, according to procedures that we have. We reserve the right to change these procedures.

We guarantee to pay our current interest rate that is in effect on the date that your contribution is allocated to this account. Your guaranteed interest rate for the time period you select will be shown in your contract for an initial contribution. The rate will never be less than 3%. See "Allocating your contributions" below for rules and restrictions that apply to the special dollar cost averaging program.


ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance, or dollar cost averaging.


SELF-DIRECTED ALLOCATION


You may allocate your contributions to one or more, or all, of the variable investment options, the guaranteed interest option and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. The total of your allocations must equal 100%. If the annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.



PRINCIPAL ASSURANCE ALLOCATION


Under this allocation program you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. If you make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under the principal assurance allocation. Principal assurance will not be available if none of those maturity dates is currently available. You allocate the rest of your contribution to the variable investment options and the guaranteed interest option however you choose.

For example, if your initial contribution is $10,000, and on February 15, 2003 you chose the fixed maturity option with a maturity date of February 14, 2013, since the rate to maturity was 4.19% on February 14, 2003 we would have allocated $6,631 to that fixed maturity option and the balance to your choice of the variable investment options and the guaranteed interest option. On the maturity date your value in the fixed maturity option would be $10,000.

The principal assurance allocation is only available for annuitants ages 80 or younger when the contract is issued. If the annuitant is age 76-80, your principal assurance allocation is limited to the seven year fixed maturity option only. If you anticipate taking required minimum distributions, you should consider whether your values in the variable investment options and guaranteed interest option are sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus and in the SAI.


Please check with your financial professional to see if the principal assurance allocation feature is available in your state. Also, you may not elect principal assurance if the special dollar cost averaging program is in effect.


DOLLAR COST AVERAGING


We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.


--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------


SPECIAL DOLLAR COST AVERAGING PROGRAM. Subject to state availability, under the special dollar cost averaging program, you may choose to allocate all or a portion of any eligible contribution to the account for special dollar cost averaging. Contributions into the account for special dollar cost averaging may not be transfers from other investment options. Your initial allocation to any special dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time and once you select a time period, you may not change it. In Pennsylvania, we refer to this program as "enhanced rate dollar cost averaging."


You may have your account value transferred to any of the variable investment options. We will transfer amounts from the account for special dollar cost averaging into the variable investment options over


24  Contract features and benefits
an available time period that you select. We offer time periods of 3, 6 or 12 months, during which you will receive an enhanced interest rate. We may also offer other time periods. Your financial professional can provide information on the time periods and interest rates currently available in your state, or you may contact our processing office. If the special dollar cost averaging program is selected at the time of application to purchase the Accumulator(R) contract, a 60 day rate lock will apply from the date of application. Any contribution(s) received during this 60 day period will be credited with the interest rate offered on the date of application for the remainder of the time period selected at application. Any contribution(s) received after the 60 day rate lock period has ended will be credited with the then current interest rate for the remainder of the time period selected at application. Contribution(s) made to a special dollar cost averaging program selected after the Accumulator(R) contract has been issued will be credited with the then current interest rate on the date the contribution is received by Equitable for the time period initially selected by you. Once the time period you selected has run, you may then select another time period for future contributions. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made. Currently, your account value will be transferred from the account for special dollar cost averaging into the variable investment options on a monthly basis. We may offer this program in the future with transfers on a different basis.

We will transfer all amounts out of the account for special dollar cost averaging by the end of the chosen time period. The transfer date will be the same day of the month as the contract date, but not later than the 28th day of the month. For a special dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the special dollar cost averaging program, but not later than the 28th of the month.

If you choose to allocate only a portion of an eligible contribution to the account for special dollar cost averaging, the remaining balance of that contribution will be allocated to the variable investment options, guaranteed interest option or fixed maturity options according to your instructions.


The only amounts that should be transferred from the account for special dollar cost averaging are your regularly scheduled transfers to the variable investment options. No amounts may be transferred from the account for special dollar cost averaging to the guaranteed interest option or the fixed maturity options. If you request to transfer or withdraw any other amounts from the account for special dollar averaging, we will transfer all of the value that you have remaining in the account for special dollar cost averaging to the investment options according to the allocation percentages for special dollar cost averaging we have on file for you. You may ask us to cancel your participation at any time.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options and the guaranteed interest option. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.


INVESTMENT SIMPLIFIER

Fixed-dollar option. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. Unlike the account for special dollar cost averaging, this option does not offer enhanced rates. Also, the option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date, your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.

Interest sweep option. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row.

                      ----------------------------------


                                              Contract features and benefits  25

You may not participate in any dollar cost averaging program if you are participating in the rebalancing program. See "Transferring your money among investment options" later in this Prospectus. You may not elect the special dollar cost averaging program if the principal assurance program is in effect.

For the fixed-dollar option and the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.


YOUR BENEFIT BASE

A benefit base is used to calculate the guaranteed minimum income benefit and any death benefit, as described in this section. Your benefit base is not an account value or a cash value. See also "Our Living Benefit option" and "Guaranteed minimum death benefit" below.

STANDARD DEATH BENEFIT. Your benefit base is equal to:

o    your initial contribution and any additional contributions to the contract;
     less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).

6% ROLL UP TO AGE 85 ENHANCED DEATH BENEFIT. Your benefit base is equal to:

o    your initial contribution and any additional contributions to the contract;
     plus

o    daily interest; less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).

The effective annual interest rate credited to this benefit base is:


o 6% (4% in Washington for the enhanced death benefit only) with respect to the variable investment options (other than EQ/Alliance Intermediate Government Securities and EQ/Money Market) and the account for special dollar cost averaging; and

o 3% with respect to the EQ/Alliance Intermediate Government Securities and EQ/Money Market, the fixed maturity options, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).


No interest is credited to the benefit base after the contract anniversary following the annuitant's 85th birthday.

ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT. Your benefit base is equal to the greater of:

o your initial contribution to the contract (plus any additional contributions),

                                       or

o your highest account value on any contract anniversary up to the contract anniversary following the annuitant's 85th birthday,

                                   each less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).


GREATER OF 6% ROLL UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% Roll up to age 85 or the benefit base computed for Annual ratchet to age 85, as described immediately above, on each contract anniversary. For the guaranteed minimum income benefit, the benefit base is reduced by any applicable withdrawal charge remaining when the option is exercised.



ANNUITY PURCHASE FACTORS


Annuity purchase factors are the factors applied to determine your periodic payments under the guaranteed minimum income benefit and annuity payout options. The guaranteed minimum income benefit is discussed under "Our Living Benefit option" below and annuity payout options are discussed under "Your annuity payout options" in "Accessing your money" later in this Prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are those factors that are in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.



OUR LIVING BENEFIT OPTION


The Living Benefit option offers you a guaranteed minimum income benefit. The Living Benefit is available if the annuitant is age 20 through 75 at the time the contract is issued. There is an additional charge for the Living Benefit which is described under "Living Benefit charge" in "Charges and expenses" later in this Prospectus. Please ask your financial professional if the Living Benefit is available in your state. If you are purchasing this contract as an Inherited IRA , the guaranteed minimum income benefit is not available. If you are purchasing this contract to fund a Charitable Remainder Trust, the guaranteed minimum income benefit is generally not available. Subject to our rules, the Living Benefit may be available for certain split-funded Charitable Remainder Trusts.

The guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or an Income Manager level payment life with a period certain payout option subject to state availability. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your guaranteed minimum income benefit. The maximum period certain available under the Income Manager payout option is 10 years. This period may be shorter, depending on the annuitant's age, as follows:



--------------------------------------------------------------------------------
                        Level payments
--------------------------------------------------------------------------------
                                    Period certain years
           Annuitant's        --------------------------------------------------
         age at excise            IRAs             NQ
--------------------------------------------------------------------------------
            60-75                  10              10
--------------------------------------------------------------------------------


26  Contract features and benefits

--------------------------------------------------------------------------------
                        Level payments
--------------------------------------------------------------------------------
                                    Period certain years
           Annuitant's        --------------------------------------------------
         age at excise            IRAs             NQ
--------------------------------------------------------------------------------
            76                     9               10
            77                     8               10
            78                     7               10
            79                     7               10
            80                     7               10
            81                     7               9
            82                     7               8
            83                     7               7
            84                     6               6
            85                     5               5
--------------------------------------------------------------------------------



We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.


--------------------------------------------------------------------------------
The guaranteed minimum income benefit, which is also known as a living benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------


When you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your guaranteed minimum income benefit which is calculated by applying your guaranteed minimum income benefit base less any outstanding loan plus accrued interest (applies to Rollover TSA only), at guaranteed annuity purchase factors, or (ii) the income provided by applying your actual account value at our then current annuity purchase factors. The benefit base is applied only to the Living Benefit guaranteed annuity purchase factors in your contract and not to any other guaranteed or current annuity purchase rates.

When you elect to receive annual lifetime income, your contract will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of guaranteed minimum income benefit" below.

Before you elect the Living Benefit, you should consider the fact that the guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. The guaranteed annuity purchase factors we use to determine your Income Manager benefit under the Living Benefit are more conservative than the guaranteed annuity purchase factors we use for the Income Manager payout annuity option. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Living Benefit Income Manager will be smaller than each periodic payment under the Income Manager payout annuity option. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll up to age 85 benefit base, the table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this prospectus, assuming no additional contributions, withdrawals, or loans under Rollover TSA contracts, and assuming there were no allocations to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, the guaranteed interest option, the fixed maturity options or the loan reserve account under Rollover TSA contracts.


--------------------------------------------------------------------------------
                                guaranteed minimum
      Contract date           income benefit -- annual
 anniversary at exercise      income payable for life
--------------------------------------------------------------------------------
            10                      $11,891
            15                      $18,597
--------------------------------------------------------------------------------


EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us in order to exercise this benefit. The amount of income you actually receive will be determined when we receive your request to exercise the benefit. You will begin receiving annual payments one year after the annuity payout contract is issued. You may choose to take a withdrawal prior to exercising the guaranteed minimum income benefit, which will reduce your payments. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death or, if later, the end of the period certain (where the payout option chosen includes a period certain).

You will be eligible to exercise the guaranteed minimum income benefit as follows:


o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the guaranteed minimum income benefit is the contract date anniversary following the annuitant's 85th birthday;

(ii)  if the annuitant was age 75 when the contract was issued, the

                                              Contract features and benefits  27
      only time you may exercise the guaranteed minimum income benefit is within 30 days following the first contract date anniversary that it becomes available;


(iii) if the annuitant was older than age 60 at the time an IRA, QP or Rollover TSA contract was issued, the Living Benefit may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the guaranteed minimum income benefit can be exercised;

(iv) For QP and Rollover TSA contracts, if you are eligible to exercise your guaranteed minimum income benefit, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract; and

(v) For a successor owner/annuitant, the earliest exercise date will be based on the original contract issue date and the age of successor owner/annuitant as of the Processing Date successor owner/ annuitant takes effect.

Please see both "Termination of your contract" in "Determining your contract value" and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.



GUARANTEED MINIMUM DEATH BENEFIT

Your contract provides a death benefit. If you do not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment OR the standard death benefit, whichever provides the highest amount. The standard death benefit is equal to your total contributions, adjusted for withdrawals (and any associated withdrawal charges), and any taxes that apply.

If you elect one of the enhanced death benefits, the death benefit is equal to your account value as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment OR your elected enhanced death benefit on the date of the annuitant's death, adjusted for withdrawals (and associated withdrawal charges) and taxes that apply, whichever provides the highest amount.


OPTIONAL ENHANCED DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 0 THROUGH 84 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 84 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA, FLEXIBLE PREMIUM ROTH IRA, AND ROLLOVER TSA CONTRACTS; 20 THROUGH 70 AT ISSUE OF FLEXIBLE PREMIUM IRA CONTRACTS; 0-70 AT ISSUE FOR INHERITED IRA CONTRACTS; AND 20 THROUGH 75 AT ISSUE OF QP CONTRACTS.


Subject to state availability, you may elect one of the following enhanced death benefits:

6% ROLL UP TO AGE 85.

ANNUAL RATCHET TO AGE 85.

THE GREATER OF THE 6% ROLL UP TO AGE 85 AND THE ANNUAL RATCHET TO AGE 85.


Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Your benefit base." Once you have made your enhanced death benefit election, you may not change it. In New York, only the standard death benefit and the Annual ratchet to age 85 enhanced death benefit are available.


The standard death benefit is the only death benefit available for annuitant ages 85 through 90 at issue of NQ, Rollover IRA, Roth Conversion IRA, Flexible Premium Roth IRA and Rollover TSA contracts.

                      ----------------------------------


Please see both "Termination of your contract" in "Determining your contract value" and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.


See Appendix IV at the end of this Prospectus for an example of how we calculate an enhanced death benefit.


PROTECTION PLUS

Subject to state and contract availability, if you are purchasing a contract under which the Protection Plus feature is available, you may elect the Protection Plus death benefit at the time you purchase your contract. Protection Plus provides an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential tax consequences of electing to purchase the Protection Plus feature in an NQ, IRA or Rollover TSA contract.


If the annuitant is 70 or younger when we issue your contract (or if the successor owner/annuitant is 70 or younger when he or she becomes the successor owner/annuitant), the death benefit will be:


the greater of:

o    the account value or

o    any applicable death benefit

Increased by:

o    40% of such death benefit less total net contributions

For purposes of calculating your Protection Plus benefit, the following applies: (i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) reduced on a pro rata basis to reflect withdrawals (including surrender charges and loans). Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce net contributions by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If the contributions aggregated $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and net contributions after the withdrawal would be $24,000 ($40,000-$16,000); (ii) "Death benefit" is equal to the greater of the


28  Contract features and benefits
account value as of the date we receive satisfactory proof of death or any applicable guaranteed minimum death benefit as of the date of death.

If the annuitant is age 71 through 79 when we issue your contract (or if the successor owner/annuitant is between the ages of 71 and 79 when he or she becomes the successor owner/annuitant and Protection Plus had been elected at issue), the death benefit will be:

the greater of:

o    the account value or

o    any applicable death benefit

Increased by:

o    25% of such death benefit (as described above) less total net contributions

The value of the Protection Plus death benefit is frozen on the first contract date anniversary after the annuitant turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Protection Plus must be elected when the contract is first issued: neither the owner nor the successor owner/annuitant can add it subsequently. Ask your financial professional if this feature is available in your state.



INHERITED IRA BENEFICIARY CONTINUATION CONTRACT

This contract is available to an individual beneficiary of a traditional IRA or a Roth IRA where the deceased owner held the individual retirement account or annuity (or Roth individual retirement account or annuity) with an insurance company or financial institution other than Equitable. The purpose of the inherited IRA beneficiary continuation contract is to permit the beneficiary to change the funding vehicle that the deceased owner selected ("original IRA") while taking the required minimum distribution payments that must be made to the beneficiary after the deceased owner's death. This contract is intended only for beneficiaries who want to take payments at least annually over their life expectancy. These payments generally must begin (or must have begun) no later than December 31 of the calendar year following the year the deceased owner died. This contract is not suitable for beneficiaries electing the "5-year rule." See "Beneficiary continuation option for IRA and Roth IRA contracts" under "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus. You should discuss with your tax advisor your own personal situation. This contract may not be available in all states. Please speak with your financial professional for further information.

The inherited IRA beneficiary continuation contract can only be purchased by a direct transfer of the beneficiary's interest under the deceased owner's original IRA. The owner of the inherited IRA beneficiary continuation contract is the individual who is the beneficiary of the original IRA. (Certain trusts with only individual beneficiaries will be treated as individuals for this purpose). The contract must also contain the name of the deceased owner. In this discussion, "you" refers to the owner of the inherited IRA beneficiary continuation contract.

The inherited IRA beneficiary continuation contract can be purchased whether or not the deceased owner had begun taking required minimum distribution payments during his or her life from the original IRA or whether you had already begun taking required minimum distribution payments of your interest as a beneficiary from the deceased owner's original IRA. You should discuss with your own tax advisor when payments must begin or must be made.

Under the inherited IRA beneficiary continuation contract:

o You must receive payments at least annually (but can elect to receive payments monthly or quarterly). Payments are generally made over your life expectancy determined in the calendar year after the deceased owner's death and determined on a term certain basis.

o The beneficiary of the original IRA will be the annuitant under the inherited IRA beneficiary continuation contract. In the case where the beneficiary is a "See Through Trust," the oldest beneficiary of the trust will be the annuitant.

o An inherited IRA beneficiary continuation contract is not available for annuitants over age 70.

o The initial contribution must be a direct transfer from the deceased owner's original IRA and is subject to minimum contribution amounts. See "How you can purchase and contribute to your contract" earlier in this section.

o Subsequent contributions of at least $1,000 are permitted but must be direct transfers of your interest as a beneficiary from another IRA with a financial institution other than Equitable, where the deceased owner is the same as under the original IRA contract.

o    You may make transfers among the investment options.

o You may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300. Withdrawal charges, will apply as described in "Charges and expenses" later in this Prospectus.

o The Living benefit, successor owner/annuitant feature, special dollar cost averaging program, automatic investment program and systematic withdrawals are not available under the Inherited IRA beneficiary continuation contract.

o If you die, we will pay to a beneficiary that you choose the greater of the annuity account value or the applicable death benefit.

o Upon your death, your beneficiary has the option to continue taking required minimum distributions based on your remaining life expectancy or to receive any remaining interest in the contract in a single sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. If your beneficiary elects to continue to take distributions, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value as of the date we receive satisfactory proof of death and any required instructions, information and forms. Thereafter, withdrawal charges will no longer apply. If you had elected any enhanced death benefits, they will no longer be in effect and charges for such benefits will stop. The minimum guaranteed death benefit will also no longer be in effect.



                                              Contract features and benefits  29

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS


If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

Generally, your refund will equal your account value under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any guaranteed interest in the guaranteed interest option, (iii) any positive or negative market value adjustments in the fixed maturity options, and (iv) any interest in the account for special dollar cost averaging, through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i), (ii), (iii) or (iv) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.


We may require that you wait six months before you may apply for a contract with us again if:

o    you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus and in the SAI for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA or Flexible Premium Roth IRA contract, you may cancel your Roth Conversion IRA or Flexible Premium Roth IRA contract and return to a Rollover IRA or Flexible Premium IRA contract, whichever applies. Our processing office, or your financial professional, can provide you with the cancellation instructions.


30  Contract features and benefits

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE


Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; (iv) the account for special dollar cost averaging; and (v) the loan reserve account (applies for Rollover TSA contracts only).


Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge; (ii) any applicable withdrawal charges; and (iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.


YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option less daily charges for:

(i)    mortality and expense risks;

(ii)   administrative expenses; and

(iii)  distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)    increased to reflect additional contributions;

(ii)   decreased to reflect a withdrawal (plus applicable withdrawal charges);

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv) decreased to reflect a transfer of your loan amount to the loan reserve account under a Rollover TSA contract.

In addition, when we deduct the enhanced death benefit, Living Benefit and/or Protection Plus benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE GUARANTEED
INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.


YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.


YOUR CONTRACT'S VALUE IN THE ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

Your value in the account for special dollar cost averaging at any time will equal your contribution allocated to that option, plus interest, less the sum of all amounts that have been transferred to the variable investment options you have selected.



TERMINATION OF YOUR CONTRACT

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose any applicable guaranteed benefits.



                                           Determining your contract's value  31

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer any amount to the account for special dollar cost averaging.

o You may not transfer to a fixed maturity option that has a rate to maturity of 3% or less.


o If the annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. As of February 14, 2003, maturities of less than six years were not available. Also, the maturity dates may be no later than the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment.

In addition, we reserve the right to restrict transfers among variable investment options as described in your contract, including limitations on the number, frequency, or dollar amount of transfers.

The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option and interest sweep option dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or,

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the Investment options in the prior contract year; or,

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.

You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:


(1)  the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3)  the investment options to and from which you are transferring.

We will confirm all transfers in writing.


DISRUPTIVE TRANSFER ACTIVITY

You should note that the Accumulator(R) contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio. These kinds of strategies and transfer activities are disruptive to the underlying portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options are disruptive to the underlying portfolios, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney or otherwise who is acting on behalf of one or more owners. In making these determinations, we may consider the combined transfer activity of annuity contracts and life insurance policies that we believe are under common ownership, control or direction.

We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to prevent disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio, and we take appropriate action, which may include the actions described above to restrict availability of voice, fax and automated transaction services, when we consider the activity of owners to be disruptive. We currently provide a letter to owners who have engaged in such activity of our intention to restrict such services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider disruptive transfer activity, as well as change our procedures to restrict this activity.


REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis).

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.


32  Transferring your money among investment options

While your rebalancing program is in effect, we will transfer amounts among the variable investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------


You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; your rebalancing allocations will not be changed; and the rebalancing program will remain in effect unless you request that it be canceled in writing. There is no charge for the rebalancing feature.

You may not elect the rebalancing program if you are participating in any dollar cost averaging program. Rebalancing is not available for amounts you have allocated in the guaranteed interest option or fixed maturity options.



                            Transferring your money among investment options  33

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE


You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. If you withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.

Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.





--------------------------------------------------------------------------------
                                    Method of withdrawal
                  --------------------------------------------------------------
                                                                Lifetime
                                                                required
                                              Substantially     minimum
 Contract           Lump sum    Systematic        equal       distribution
--------------------------------------------------------------------------------
NQ                    Yes          Yes             No             No
--------------------------------------------------------------------------------
Rollover IRA          Yes          Yes             Yes            Yes
--------------------------------------------------------------------------------
Flexible
 Premium IRA          Yes          Yes             Yes            Yes
--------------------------------------------------------------------------------
Roth Conversion
 IRA                  Yes          Yes             Yes            No
--------------------------------------------------------------------------------
Flexible Premium
 Roth IRA             Yes          Yes             Yes            No
--------------------------------------------------------------------------------
Inherited IRA         Yes           No             No             **
--------------------------------------------------------------------------------
QP                    Yes           No             No             Yes
--------------------------------------------------------------------------------
Rollover TSA*         Yes          Yes             No             Yes
--------------------------------------------------------------------------------



 * For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information" later in this Prospectus and in the SAI.

** This contract pays out post-death required minimum distributions. See "Inherited IRA beneficiary continuation contract" in "Contracts and benefits" earlier in this Prospectus.



LUMP SUM WITHDRAWALS
(All contracts)


You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $300.


Lump sum withdrawals will be subject to a withdrawal charge if they exceed the 15% free withdrawal amount (see "15% free withdrawal amount" in "Charges and expenses" later in this Prospectus). Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.



SYSTEMATIC WITHDRAWALS
(NQ, Rollover TSA, Rollover IRA, Roth Conversion IRA, Flexible Premium IRA and Flexible Premium Roth IRA contracts)


You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions)

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 15% free withdrawal amount.



SUBSTANTIALLY EQUAL WITHDRAWALS
(Rollover IRA, Roth Conversion IRA, Flexible Premium IRA and Flexible Premium Roth IRA contracts)


The substantially equal withdrawals option allows you to receive distributions from your account value without triggering the 10% additional federal tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus and in the SAI. Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.


34  Accessing your money

The IRS has recently issued guidance permitting an individual who had elected to receive substantially equal withdrawals to change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.


Substantially equal withdrawals are not subject to a withdrawal charge.


LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA, Flexible Premium IRA, QP and Rollover TSA contracts only -- See "Tax information" later in this Prospectus and in the SAI)

We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70-1/2. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this Prospectus and in the SAI for your specific type of retirement arrangement.

Currently, we do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our "automatic required minimum distribution
(RMD) service" except if, when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 15% free withdrawal amount.


Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.


--------------------------------------------------------------------------------
For Rollover IRA, Flexible Premium IRA, and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------


HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE


Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options and guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply to withdrawals from the fixed maturity options. If the FMO amounts are insufficient, we will deduct all or a portion of the withdrawal from the account for special dollar cost averaging.



HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:


INCOME BENEFIT AND DEATH BENEFIT

Your applicable benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 6% or less of the applicable benefit base on the most recent contract date anniversary. Any portion of a withdrawal that causes the sum of your withdrawals in a contract year to exceed 6% of the applicable benefit base on the most recent contract date anniversary and any subsequent withdrawals in that same contract year will reduce your applicable benefit base on a pro rata basis.


The timing of your withdrawals and whether they exceed the 6% threshold described above can have a significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.

Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x.40) and your new death benefit after the withdrawal would be $24,000 ($40,000 - $16,000). This pro rata example assumes that the annual 6% threshold described above has already been exceeded.



LOANS UNDER ROLLOVER TSA CONTRACTS


You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are enrolled in our "automatic required minimum distribution (RMD) service."


You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" later in this Prospectus and in the SAI for general rules applicable to loans.


                                                        Accessing your money  35

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1)  the date annuity payments begin,

(2)  the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).

Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.


LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If these amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply. If FMO amounts are insufficient, we will deduct all or a portion of the loan from the account for special dollar cost averaging.


We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus and in the SAI.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)  the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest option, fixed maturity options and the account for special dollar cost averaging (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS

Equitable Accumulator(R) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.


You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue. In addition, if you are exercising your guaranteed minimum income benefit under the Living Benefit, your choice of payout options are those that are available under the Living Benefit (see "Our Living Benefit option" in "Contract features and benefits" earlier in this Prospectus).




--------------------------------------------------------------------------------
Fixed annuity payout options          Life annuity
                                      Life annuity with period certain
                                      Life annuity with refund certain
                                      Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity            Life annuity (not available in
   payout options                     New York)
                                      Life annuity with period certain
--------------------------------------------------------------------------------
Income Manager payout options         Life annuity with period certain
   (available for annuitants age 83   Period certain annuity
   or less at contract issue)
--------------------------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before

36  Accessing your money
     the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contract that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life, and after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.


Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable income annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.



INCOME MANAGER PAYOUT OPTIONS

The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your financial professional. Income Manager payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.


Both NQ and IRA Income Manager payout options provide guaranteed level payments. The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect an Income Manager payout option without life contingencies unless withdrawal charges are no longer in effect under your Equitable Accumulator(R).


For QP and Rollover TSA contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner.

You may choose to apply only part of the account value of your Equitable Accumulator(R) contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator(R) and we will deduct any applicable withdrawal charge. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.


Depending upon your circumstances, an Income Manager contract may be purchased on a tax-free basis. Please consult your tax advisor. The Income Manager payout options are not available in all states.

If you purchase an Income Manager contract in connection with the exercise of the Living Benefit option, different payout options may apply, as well as other various differences. See "Our Living Benefit option" in "Contract features and benefits" earlier in this Prospectus, as well as the Income Manager Prospectus.



THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges or market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

For the fixed annuity payout option, the withdrawal charge applicable under your Equitable Accumulator(R) is imposed if you select a period certain. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.


For the Income Manager life contingent payout options, no withdrawal charge is imposed under the Equitable Accumulator(R). If the withdrawal charge that otherwise would have been applied to your account value under your Equitable Accumulator(R) is greater than 2% of the contributions that remain in your contract at the time you pur-



                                                        Accessing your money  37
chase your payout option, the withdrawal charges under the Income Manager will apply. The year in which your account value is applied to the payout option will be "contract year 1."



SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin unless you are applying only some of your account value to an Income Manager contract. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Equitable Accumulator(R) contract date. Except with respect to the Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the annuity maturity date described below:

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


ANNUITY MATURITY DATE


Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday.


For contracts issued in Pennsylvania and New York, the maturity date is related to the contract issue date, as follows:


--------------------------------------------------------------------------------
           New York                    Pennsylvania
--------------------------------------------------------------------------------
                   Maximum                        Maximum
                annuitization                  annuitization
    Issue age       age           Issue age        age
--------------------------------------------------------------------------------
     0-80            90            0-75             85
      81             91             76              86
      82             92             77              87
      83             93            78-80            88
      84             94            81-85            90
     85-90           95
--------------------------------------------------------------------------------


This may also be different in other states.

Before the last day by which annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager annuity payout option is chosen.


38  Accessing your money

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT EQUITABLE LIFE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o    A mortality and expense risks charge

o    An administrative charge

o    A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary -- an annual administrative charge, if applicable.

o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.

o On each contract date anniversary -- a charge if you elect a death benefit (other than the Standard death benefit).

o On each contract date anniversary -- a charge for the Living Benefit, if you elect this optional benefit.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

o On each contract date anniversary -- a charge for Protection Plus, if you elect this optional benefit.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your financial professional for more information.


MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard death benefit. The daily charge is equivalent to an annual rate of .75% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.


ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option. The charge, together with the annual administrative charge described below, is to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.20% of the net assets in each variable investment option.


ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.


We will deduct this charge from your value in the variable investment options and the guaranteed interest option (if permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply. If the FMO amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If you surrender your contract during the contract year, we will deduct a pro rata portion of the charge.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus.



WITHDRAWAL CHARGE


A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 15% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value or apply your cash value to a non-life contingent payout option.


The withdrawal charge equals a percentage of the contributions withdrawn. The percentage that applies depends on how long each


                                                        Charges and expenses  39
contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:

--------------------------------------------------------------------------------
                         Contract year
--------------------------------------------------------------------------------
                    1     2     3     4     5     6     7     8+
--------------------------------------------------------------------------------
   Percentage of
    contribution  7%    7%    6%    6%    5%    3%    1%    0%
--------------------------------------------------------------------------------

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus and in the SAI.

Please note that you may incur a withdrawal charge if your contract was issued in New York and your annuitant was age 84 or 85 at issue because you must accept distribution of your cash value beginning with the contract anniversary following the annuitant's 90th birthday.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover our sales expenses.

For annuitants that are ages 84 and 85 when the contract is issued in Pennsylvania, the withdrawal charge will be computed in the same manner as for other contracts, except that the withdrawal charge schedule will be different. For these contracts, the withdrawal charge schedule will be 5% of each contribution made in the first contract year, decreasing by 1% each subsequent contract year to 0% in the sixth and later contract years.

The withdrawal charge does not apply in the circumstances described below.

Annuitant ages 86 through 90 when the contract is issued.
The withdrawal charge does not apply under the contract if the annuitant is age 86 or older when the contract is issued.


15% free withdrawal amount. Each contract year you can withdraw up to 15% of your account value without paying a withdrawal charge. The 15% free withdrawal amount is determined using your account value on the most recent contract date anniversary, or in the case of the first contract year, your initial contribution, minus any other withdrawals made during the contract year. The 15% free withdrawal amount does not apply if you surrender your contract except where required by law.

For NQ contracts issued to a charitable remainder trust, the free withdrawal amount will equal the greater of: (1) the current account value less contributions that have not been withdrawn (earnings in the contract) and (2) the 15% free withdrawal amount defined above.


Disability, terminal illness or confinement to nursing home.
The withdrawal charge does not apply if:

(i) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

(iii) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

- its main function is to provide skilled, intermediate, or custodial nursing care;
-     it provides continuous room and board to three or more persons;
-     it is supervised by a registered nurse or licensed practical nurse;
-     it keeps daily medical records of each patient;
-     it controls and records all medications dispensed; and
-     its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions described in (i), (ii) or
(iii) above existed at the time a contribution was remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.


FOR CONTRACTS ISSUED IN NEW YORK -- FIXED MATURITY OPTIONS

For contracts issued in New York, the withdrawal charge that applies to withdrawals taken from amounts in the fixed maturity options will never exceed 7% and will be determined by applying the New York Alternate Scale I shown below. If you withdraw amounts that have been transferred from one fixed maturity option to another, we use the New York Alternate Scale II (also shown below) if it produces a higher charge than Alternate Scale I.

The New York withdrawal charge may not exceed the withdrawal charge that would normally apply to the contract. If a contribution has been in the contract for more than 7 years and therefore would have no withdrawal charge, no withdrawal charge will apply. Use of a New York Alternate Scale can only result in a lower charge. We will compare the result of applying Alternate Scale I or II, as the case may be, to the result of applying the normal withdrawal charge, and will charge the lower withdrawal charge.


40  Charges and expenses

--------------------------------------------------------------------------------
     NY Alternate Scale I                   NY Alternate Scale II
--------------------------------------------------------------------------------
                                              Year of transfer
  Year of investment                            within fixed
  in fixed maturity                               maturity
       option*                                     option*
--------------------------------------------------------------------------------
  Within year 1             7%               Within year 1             5%
        2                   6%                     2                   4%
        3                   5%                     3                   3%
        4                   4%                     4                   2%
        5                   3%                     5                   1%
        6                   2%                After year 5             0%
        7                   1%
   After year 7             0%               Not to exceed 1%
                                             times the number of years remaining
                                             in the fixed maturity option,
                                             rounded to the higher number of
                                             years. In other words, if 4.3 years
                                             remain, it would be a 5% charge.
--------------------------------------------------------------------------------

* Measured from the contract date anniversary prior to the date of the contribution or transfer

If you take a withdrawal from an investment option other than the fixed maturity options, the amount available for withdrawal without a withdrawal charge is reduced. It will be reduced by the amount of the contribution in the fixed maturity options to which no withdrawal charge applies.


For contracts issued in New York, you should consider that on the maturity date of a fixed maturity option if we have not received your instructions for allocation of your maturity value, we will transfer your maturity value to the fixed maturity option with the shortest available maturity. If we are not offering other fixed maturity options, we will transfer your maturity value to the EQ/Money Market option.


The potential for lower withdrawal charges for withdrawals from the fixed maturity options and the potential for a lower free withdrawal amount than what would normally apply, should be taken into account when deciding whether to allocate amounts to, or transfer amounts to or from, the fixed maturity options.

We will deduct the annual administrative charge and the withdrawal charge from the variable investment options and the guaranteed interest option as discussed above. If the amounts in those options are insufficient to cover the charges, we reserve the right to deduct the charges from the fixed maturity options. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment.


GUARANTEED MINIMUM DEATH BENEFIT CHARGE


Annual ratchet to age 85. If you elect the Annual ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.30% of the Annual ratchet to age 85 benefit base.

6% Roll up to age 85. If you elect the 6% Roll up to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.45% of the 6% Roll up to age 85 benefit base.

Greater of 6% Roll up to age 85 or Annual ratchet to age 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.60% of the greater of the 6% Roll up to age 85 or the Annual ratchet to age 85 benefit base for which it is in effect.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro-rata basis. If these amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply. If the FMO amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus.


There is no additional charge for the Standard death benefit.


LIVING BENEFIT CHARGE


If you elect the Living Benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The charge is equal to 0.60% of the applicable benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply. If the FMO amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus.



PROTECTION PLUS


If you elect Protection Plus, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment may apply. If the FMO amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging.



CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES


We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity pay-


                                                        Charges and expenses  41
out option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option.


CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

o    Management fees ranging from 0.25% to 1.20%.

o    12b-1 fees of 0.25%.

o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o    Investment-related expenses, such as brokerage commissions.


These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts following this Prospectus.



GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum initial contribution requirements. We also may change the guaranteed minimum income benefit or the guaranteed minimum death benefit, or offer variable investment options that invest in shares of either Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


42  Charges and expenses

6. Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee.

Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary so that the custodian can reinvest or distribute the death benefit as the beneficiary of the account desires.

The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable guaranteed minimum death benefit. We determine the amount of the death benefit (other than the applicable guaranteed minimum death benefit) and any amount applicable under the Protection Plus feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the applicable guaranteed minimum death benefit will be such guaranteed minimum death benefit as of the date of the annuitant's death adjusted for any subsequent withdrawals. The death benefit will be less a deduction for any outstanding loan plus accrued interest on the date that the death benefit payment is made (applies to Rollover TSA only).


EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.


Generally, the death of the annuitant terminates the contract. However, a surviving spouse of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse who is the sole primary beneficiary can be a successor owner/annuitant. The successor owner/annuitant feature is only available under NQ and individually owned IRA contracts (other than Inherited IRAs).

For NQ and all types of IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.


WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death. When the owner is not the annuitant under an NQ contract and the owner dies before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.


An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed in "Beneficiary continuation option" below.



HOW DEATH BENEFIT PAYMENT IS MADE


We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.



SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.


                                                    Payment of death benefit  43

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your elected guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature, and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be considered to be withdrawn only after all other amounts have been withdrawn. In determining whether your applicable guaranteed minimum death benefit option will continue to grow, we will use your surviving spouse's age (as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature).


Where a NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trustee, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.


Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.



BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract in the deceased contract owner's name and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional for further information.

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value. Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed in the Statement of Additional Information, the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

o    The contract continues in your name for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the guaranteed minimum income benefit or an optional enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any minimum death benefit feature will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges, if any, will apply.

o    Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as Inherited annuity, may only be elected when the NQ contract owner dies before the annuity commencement date, whether or not the owner and the annuitant are the same person. If the owner



44  Payment of death benefit
and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section. This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and annuitant are the same person):

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o    The contract continues in your name for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the guaranteed minimum income benefit or an optional enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any minimum death benefit feature will no longer be in effect.

o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. See "Taxation of nonqualified annuities" in "Tax information" later in this Prospectus.

o    Any partial withdrawals must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If you are both the owner and annuitant:

o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the annuity account value to equal the applicable death benefit if such death benefit is greater than such account value.

o No withdrawal charges will apply to any withdrawals by the beneficiary.

If the owner and annuitant are not the same person:

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o    The annuity account value will not be reset to the death benefit amount.

o The contract's withdrawal charge schedule will continue to be applied to any withdrawal or surrender other than scheduled payments; the contract's free corridor amount will continue to apply to withdrawals but does not apply to surrenders.

o We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceed the free corridor amount. See the "Withdrawal charges" in "Charges and expenses" earlier in this Prospectus.

If a contract is jointly owned:

o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" earlier in this section.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" earlier in this section.


                                                    Payment of death benefit  45

7.  Tax information
--------------------------------------------------------------------------------

OVERVIEW


In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator(R) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax advisor before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became be effective on January 1, 2002, and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions that can be made to all types of tax-favored retirement plans. In addition to increasing amounts that can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax advisor how EGTRRA affects your personal financial situation.



BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code Section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. More information on IRAs and TSAs is provided in the SAI. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as Accumulator's(R) choice of death benefits and the Living Benefit guaranteed minimum income benefit, Special Dollar Cost Averaging, selection of investment funds, guaranteed interest option, fixed maturity options and its choices of pay-out options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect. Although certain provisions of the Temporary Regulations on required minimum distributions concerning the actuarial value of additional contract benefits, which could have increased the amount required to be distributed from annuity contracts funding qualified plans, TSA's and IRA's have been suspended for 2003, these or similar provisions may apply in future years. You may want to discuss with your tax advisor the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract. See also Appendix II at the end of this Prospectus for a discussion of QP contracts.



TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES

CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).


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All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


PROTECTION PLUS FEATURE


In order to enhance the amount of the death benefit to be paid at the annuitant's death, you may purchase a Protection Plus rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus rider is not part of the contract. In such a case the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, Equitable would take all reasonable steps to attempt to avoid this result, which could include amending the contract (with appropriate notice to you).



CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

o the owner and the annuitant are the same under the source contract and the Equitable Accumulator(R) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the Equitable Accumulator(R) NQ contract.

A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.



BENEFICIARY CONTINUATION OPTION

We have received a Private Letter Ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for NQ contracts. See the discussion "Beneficiary continuation option for NQ Contracts only" in "Payment of death benefit" earlier in this Prospectus. Among other things, the IRS rules that:

o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects Withdrawal Option 1 or Withdrawal Option 2;

o scheduled payments, any additional withdrawals under Withdrawal Option 2, or contract surrenders under Withdrawal Option 1 will only be taxable to the beneficiary when amounts are actually paid, regardless of the Withdrawal Option selected by the beneficiary;

o a beneficiary who irrevocably elects scheduled payments with Withdrawal Option 1 will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extent it exceeds any remaining investment in the contract.

The Ruling specifically does not address the taxation of any payments received by a beneficiary electing Withdrawal Option 2 (whether


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scheduled payments or any withdrawal that might be taken). There is no assurance that we will receive any further rulings addressing the tax consequences of payments under Withdrawal Option 2. Before electing the beneficiary continuation option feature, the individuals you designate as beneficiary or successor owner should discuss with their tax advisors the consequences of such elections.

The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.



EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2, a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax.
Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or


o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.


OTHER INFORMATION

The IRS has stated that you will be considered the owner of the assets in the separate account if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity contract. If you were to be considered the owner of the underlying shares, income and gains attributable to such portfolio shares would be included in your gross income for federal income tax purposes. Incidents of investment control could include among other items, the number of investment options available under a contract and/or the frequency of transfers available under the contract. In connection with the issuance of regulations concerning investment diversification in 1986, the Treasury Department announced that the diversification regulations did not provide guidance on investor control but that guidance would be issued in the form of regulations or rulings. As of the date of this prospectus, no such guidance has been issued. It is not known whether such guidelines, if in fact issued, would have retroactive adverse effect on existing contracts. We cannot provide assurance as to the terms or scope of any future guidance nor any assurance that such guidance would not be imposed on a retroactive basis to contracts issued under this prospectus. We reserve the right to modify the contract as necessary to attempt to prevent you from being considered the owner of the assets of the separate account for tax purposes.


SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)


GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:


o Traditional IRAs, typically funded on a pre-tax basis including SEP-IRAs and SIMPLE IRAs, issued and funded in connection with employer-sponsored retirement plans; and

o    Roth IRAs, funded on an after-tax basis.


Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http://www.irs.gov).


Equitable Life designs its traditional IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA or Roth IRA. The traditional IRAs we offer are the Rollover IRA and Flexible Premium IRA. The versions of the Roth IRA available are the Roth Conversion IRA and Flexible Premium Roth IRA. We also offer the Inherited IRA for payment of post-death required minimum distributions in traditional IRA and Roth IRA. The SAI contains the information that the IRS requires you to have before you purchase an IRA. We do not discuss education IRAs because they are not available in individual retirement annuity form. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts



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owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

We are applying for an opinion letter from the IRS to approve the respective forms of the Equitable Accumulator(R) traditional and Roth IRA contracts, as amended to reflect recent tax law changes, for use as a traditional IRA and a Roth IRA, respectively. We do not know if and when any such IRS formal approval will be received. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Equitable Accumulator(R) traditional and Roth IRA contracts.

The Inherited IRA beneficiary continuation contract has not been submitted to the IRS for approval as to form for use as a traditional IRA or Roth IRA. Equitable intends to submit both traditional and Roth IRA versions of the contract for formal approval, respectively. However, it is not clear whether and when such approval may be received.


PROTECTION PLUS(SM) FEATURE


The Protection Plus feature is offered for IRA contracts, subject to state and contract availability. We have filed a request with the IRS that the contract with the Protection Plus feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. We do not know if and when any such IRS formal approval will be received. There is no assurance that the contract with the Protection Plus feature meets the IRS qualification requirements for IRAs. IRAs generally may not invest in life insurance contracts. Although we view the optional Protection Plus benefit as an investment protection feature which should have no adverse tax effect and not as life insurance, it is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus rider is not a permissible part of an individual retirement annuity contract. We further view the optional Protection Plus benefit as part of the contract. There is also a risk that the IRS may take the position that the optional Protection Plus benefit is not part of the annuity contract. In such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take any adverse position, Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). You should discuss with your tax advisor whether you should consider purchasing an Accumulator(R) IRA or Accumulator(R) Roth IRA with optional Protection Plus feature.



CONTRIBUTIONS

Individuals may make three different types of contributions to an IRA:

o    regular contributions out of earned income or compensation; or

o    tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other IRAs of the same type ("direct transfers").

In addition, an individual may make a taxable rollover contribution from a traditional IRA to a Roth IRA ("conversion" contributions).

Contributions to all types of IRAs are compensation-based. They are either made from your current compensation or have a connection with past compensation (for example, rollover contributions from an eligible retirement plan that you had with an employer related to past compensation). Under certain circumstances, your nonworking spouse, former spouse or surviving spouse may contribute to an IRA. You can make regular contributions for any year to a traditional IRA within federal tax limits up until the calendar year you reach age 70-1/2. Regular contributions for any year to a Roth IRA can be made at any time during your life, subject to federal tax law limits.


The amount of contributions you may make to an IRA for any year and whether such contributions are eligible for special tax treatment (for example, deductibility from income or a special credit) may vary, depending on your income, age and whether you participate in an employer-sponsored retirement plan. Roth IRA contributions are not tax deductible. The maximum regular contribution that can be made to all of your IRAs (whether traditional or Roth) for the taxable year for which the contribution is made is $3,000. The amounts are the same for both 2003 and 2004. The maximum regular contribution for both 2003 and 2004 is increased to $3,500 if you are at least age 50 at any time during the taxable year for which the contribution is made.

Rollover and transfer contributions are not subject to dollar limits. Rollover contributions may be made to a traditional IRA from "eligible retirement plans" which include other traditional IRAs, qualified plans, TSAs and governmental 457(b) plans. For Roth IRAs, rollover contributions may be made from other Roth IRAs and traditional IRAs. The conversion of a traditional IRA to a Roth IRA is taxable. Direct transfer contributions may only be made directly from one traditional IRA to another or from one Roth IRA to another.


Rollover contributions to traditional IRAs were historically limited to pre-tax funds. Beginning in 2002 after-tax contributions to a qualified plan or TSA may be rolled over to a traditional IRA (but not a Roth IRA). You should be aware before you roll over any after-tax contributions that you are responsible for calculating the taxable amount of any distributions you take from the traditional IRA.

You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.

A more complete discussion of contributions to traditional IRAs and Roth IRAs is contained in the SAI.


WITHDRAWALS AND DISTRIBUTIONS

You can withdraw any or all of your funds from an IRA at any time; you do not need to wait for a special event like retirement. Earnings in IRAs are not subject to federal income tax until amounts are paid to you or your beneficiary. Withdrawals from an IRA, surrender of an IRA, death benefits from an IRA and annuity payments from an IRA may be fully or partially taxable. Withdrawals and distributions from IRAs are taxable as ordinary income (not capital gain).


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Payments from traditional IRAs and Roth IRAs are taxed differently. Payments from traditional IRAs are generally fully taxable unless you have made nondeductible regular contributions or rolled over after-tax contributions. In any event, the issuer of the traditional IRA is entitled to report the distribution as fully taxable and it is your responsibility to calculate the taxable and tax-free portions of any traditional IRA payments on your own tax returns.


Distributions from Roth IRAs generally receive return of contribution treatment first under federal income tax calculation rules before any income is taxable. Certain distributions from Roth IRAs may qualify for fully tax-free treatment. These are distributions after you reach age 59-1/2, die, become disabled or meet a qualified first-time homebuyer tax rule. You also have to meet a five-year aging period.


A distribution from a traditional IRA will not be taxable if it is rolled over to an eligible retirement plan. A distribution from a Roth IRA will not be taxable if it is rolled over to another Roth IRA.

Taxable withdrawals or distributions from IRAs may be subject to an additional 10% penalty tax if you are under age 59-1/2, unless an exception applies.

Traditional IRAs are subject to required minimum distribution rules which require that amounts begin to be distributed in a prescribed manner from the IRA after the owner reaches age 70-1/2. These rules also require distributions after the owner's death. No distributions are required to be made from Roth IRAs until after the Roth IRA owner's death, but then the required minimum distribution rules apply.

A more complete discussion of the tax aspects of withdrawals and distributions for traditional IRAs and Roth IRAs is contained in the SAI.


SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS

For QP contracts, your plan administrator or trustee notifies you as to tax consequences. See Appendix II at the end of this Prospectus.


TAX-SHELTERED ANNUITY CONTRACTS (TSAS)


GENERAL


This section of the prospectus covers some of the special tax rules that apply to annuity contracts under Section 403(b) of the Internal Revenue Code (TSAs).


Generally, there are two types of funding vehicles available for 403(b) arrangements -- an annuity contract under Section 403(b)(1) of the Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) arrangements qualify for tax deferral.


PROTECTION PLUS FEATURE


The Protection Plus feature is offered for Rollover TSA contracts, subject to state and contract availability. There is no assurance that the contract with the Protection Plus feature meets the qualification requirements for TSAs. There is a limit to the amount of life insurance benefits that TSAs may offer. Although we view the optional Protection Plus benefit as an investment protection feature which should have no adverse tax effect and not as a life insurance benefit, it is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus rider is not a permissible part of a TSA contract. If the IRS were to take the position that the optional Protection Plus benefit is not part of the contract, in such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could affect the tax qualification of the TSA and could be taxable. Were the IRS to take any adverse position, Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). You should discuss with your tax advisor whether you should consider purchasing an Accumulator(R) Rollover TSA contract with the optional Protection Plus feature.



CONTRIBUTIONS TO TSAS

There are two ways you can make contributions to this Equitable Accumulator(R) Rollover TSA contract:

o    a rollover from another eligible retirement plan, or

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

If you make a direct transfer, you must fill out our transfer form.


ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You must establish your TSA with funds that are directly transferred from another 403(b) arrangement or rolled over from another 403(b) arrangement. You may make subsequent rollover contributions to your Rollover TSA contract from these sources: qualified plans, governmental 457(b) plans, and traditional IRAs as well as other TSAs and 403(b) arrangements . All rollover contributions must be pre-tax funds only with appropriate documentation satisfactory to us.


You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.

A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and

o the Equitable Accumulator(R) contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to an Equitable Accumulator(R) Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization.

Contributions to TSAs are discussed in greater detail in the SAI.

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DISTRIBUTIONS FROM TSAS

GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

You may also need spousal consent for certain transactions and payments.

WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:


o you are severed from employment with the employer which provided the funds to purchase the TSA you are transferring to the Equitable Accumulator(R) Rollover TSA; or


o    you reach age 59-1/2; or

o    you die; or

o    you become disabled (special federal income tax definition); or

o    you take a hardship withdrawal (special federal income tax definition).

The amount of funds subject to withdrawal restrictions may depend on the source of the funds used to establish the Accumulator(R) TSA.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.


If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we currently do not accept after-tax funds, we do not track your investment in the contract, if any. We will report all distributions from this Rollover TSA as fully taxable. It is your responsibility to determine how much of the distribution is taxable.


A penalty tax of 10% of the taxable portion of a distribution applies to distributions from TSAs before you reach age 59-1/2 unless an exception applies.

Distributions from TSAs are discussed in greater detail in the SAI.


LOANS FROM TSAS

Loans are generally not treated as a taxable distribution. You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

Loans from TSAs are discussed in greater detail in the SAI.


TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS

You may roll over an "eligible rollover distribution" from a TSA into another eligible retirement plan (a qualified plan, a governmental 457(b) plan (separate accounting required), another TSA or a traditional IRA) which agrees to accept the rollover.

A spousal beneficiary may also roll over death benefits or certain divorce-related payments.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

Rollovers and transfers from TSAs are discussed in greater detail in the SAI.


REQUIRED MINIMUM DISTRIBUTIONS

TSAs are subject to required minimum distribution rules beginning at age 70-1/2 or separation from service, if later. These rules are discussed in greater detail in the SAI.


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documenta-


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tion in the case of payments made to non-United States persons and United
States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $15,840 in periodic annuity payments in 2003, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.



FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a TSA or a qualified plan can be rolled over to another eligible retirement plan. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    hardship withdrawals; or

o    corrective distributions that fit specified technical tax rules; or

o    loans that are treated as distributions; or

o    a death benefit payment to a beneficiary who is not your surviving spouse;
     or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


52  Tax information

8. More information
--------------------------------------------------------------------------------

ABOUT SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account No. 49 operations are accounted for without regard to Equitable Life's other operations.

Separate Account No. 49 is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or the Separate Account No. 49.

Each subaccount (variable investment option) within the Separate Accounts invests solely in class IB shares issued by the corresponding portfolio of either Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, either Separate Account, or to add other separate accounts;

(2)  to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate each Separate Account or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against each Separate Account or a variable investment option directly);

(5) to deregister the Separate Accounts under the Investment Company Act of 1940;

(6)  to restrict or eliminate any voting rights as to the Separate Accounts; and


(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


ABOUT THE TRUSTS


EQ Advisors Trust and AXA Premier VIP Trust are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

Equitable Life serves as the investment manager of the Trusts. As such, Equitable Life oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers.

EQ Advisors Trust commenced operations on May 1, 1997. AXA Premier VIP Trust commenced operations on December 31, 2001.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan relating to its Class IB shares, and other aspects of its operations, appears in the prospectuses for each Trust, which are attached at the end of this prospectus, or in the respective SAIs, which are available upon request.


ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

FMO rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from your financial professional.


For example, the rates to maturity for new allocations as of February 14, 2003 and the related price per $100 of maturity value were as shown below:



--------------------------------------------------------------------------------
   Fixed maturity
    options with
   February 14th       Rate to maturity          Price
  maturity date of          as of           per $100 of
   maturity year      February 14, 2003    maturity value
--------------------------------------------------------------------------------
        2004                3.00%*             $ 97.09
        2005                3.00%*             $ 94.25
        2006                3.00%*             $ 91.51
        2007                3.00%*             $ 88.84
        2008                3.00%*             $ 86.25
        2009                3.11%              $ 83.20
        2010                3.49%              $ 78.64
        2011                3.76%              $ 74.42
        2012                3.96%              $ 70.49
        2013                4.19%              $ 66.31



* Since these rates to maturity are 3%, no amounts could have been allocated to these options.


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw any of your value from a fixed maturity option before its maturity date.


                                                            More information  53

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

     (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

     (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.


     (c) We determine the current rate to maturity for your FMO based on the rate for a new FMO issued on the same date and having the same maturity date as your FMO; if the same maturity date is not available for new FMOs, we determine a rate that is between the rates for new FMO maturities that immediately precede and immediately follow your FMO's maturity date.


     (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)  We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III at the end of this Prospectus for an example.


For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined by using a widely published index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.



INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the guaranteed interest option and the fixed maturity options and the account for special dollar cost averaging, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS

We accept initial contributions sent by wire to our processing office by agreement with certain broker-dealers. The transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" in "Contract features and benefits" earlier in this Prospectus.

54  More information

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information forwarded electronically. In these cases, you must sign our Acknowledgment of Receipt form.

Where we require a signed application, no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we require an Acknowledgment of Receipt form, financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgment of Receipt form.

After your contract has been issued, additional contributions may be transmitted by wire.


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ, FLEXIBLE PREMIUM IRA AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ, Flexible Premium IRA or Flexible Premium Roth IRA contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts.

For NQ contracts, the minimum amounts we will deduct are $100 monthly and $300 quarterly. Under Flexible Premium IRA and Flexible Premium Roth IRA contracts, the minimum amount is $50. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options, but not the account for special dollar cost averaging. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY

Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the value next determined after the close of the business day.

o Contributions allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

o Initial contributions allocated to the account for special dollar cost averaging receive the interest rate in effect on that business day. At certain times, we may offer the opportunity to lock in the interest rate for an initial contribution to be received under Section 1035 exchanges and trustee to trustee transfers. Your financial professional can provide information or you can call our processing office.

o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.

o Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.


o For the fixed-dollar option and the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.



ABOUT YOUR VOTING RIGHTS

As the owner of shares of the Trusts, we have the right to vote on certain matters involving the portfolios, such as:

o    the election of trustees;

o    the formal approval of independent auditors selected for each Trust; or


                                                            More information  55

o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS

Currently, we control the Trusts. Its shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of the Trusts are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of each Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 49, our ability to meet our obligations under the contracts, or the distribution of the contracts.

ABOUT OUR INDEPENDENT ACCOUNTANTS


The consolidated financial statements of Equitable Life at December 31, 2002 and 2001, and for the three years ended December 31, 2002 incorporated in this prospectus by reference to the 2002 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as the consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

You cannot assign or transfer ownership of an IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign IRA and QP contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this prospectus. You may direct the transfer of the values under your IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, which involves a surrender of your contract, we will impose a withdrawal charge, if one applies.


DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors"). Both AXA Advisors and AXA Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors (the successor to EQ Financial Consultants, Inc.), an affiliate of Equitable Life, and AXA Distributors, an indirect wholly owned subsidiary of Equitable Life, are registered with the SEC as broker dealers and are members of the National Association of Securities Dealers, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. Both broker dealers act as distributors for other Equitable Life annuity products.


56  More information

AXA Distributors is a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"). Like AXA Distributors, EDI was owned by Equitable Holdings, LLC.

The contracts are sold by financial professionals of AXA Advisors and its affiliates and by financial professionals of AXA Distributors, as well as by affiliated and unaffiliated broker dealers who have entered into selling agreements with AXA Distributors.

We pay broker-dealer sales compensation that will generally not exceed an amount equal to 6.5% of total contributions made under the contracts. AXA Distributors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion of it to their financial professionals as commissions related to sales of the contracts.

                                                            More information  57

9. Investment performance
--------------------------------------------------------------------------------

The table below shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.

The table takes into account all fees and charges under the contract, including the withdrawal charges, the highest optional enhanced death benefit charge, the optional Living Benefit charge, the optional charge for Protection Plus and the annual administrative charge but does not reflect the charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state or any applicable annuity administrative fee. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes resulting in an estimated administrative charge, for the purpose of this table, of $0.18 per $1,000.


The results shown under "length of option period" are based on the actual historical investment experience of each variable investment option since its inception. The results shown under "length of portfolio period" include some periods when a variable investment option investing in the Portfolio had not yet commenced operations. For those periods, we have adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment option been available. The contracts were offered for the first time in 2002.

For the "EQ/Alliance" portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology), we have adjusted the results prior to October 1996, when Class IB shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. The results shown for the EQ/Money Market and EQ/Alliance Common Stock options for periods before March 22, 1985 reflect the results of the variable investment options that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the portfolios, as well as an assumed charge of 0.06% for direct operating expenses.


All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.

THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECT PAST PERFORMANCE AND DO NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.


58  Investment performance

                                  TABLE FOR SEPARATE ACCOUNT 49
          AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2002:
------------------------------------------------------------------------------------------------------------------------------------
                                                                Length of option period
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Since option
 Variable investment options                              1 Year        5 Years       inception*
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                                --             --             --
AXA Premier VIP Health Care                              --             --             --
AXA Premier VIP International Equity                     --             --             --
AXA Premier VIP Large Cap Core Equity                    --             --             --
AXA Premier VIP Large Cap Growth                         --             --             --
AXA Premier VIP Large Cap Value                          --             --             --
AXA Premier VIP Small/Mid Cap Growth                     --             --             --
AXA Premier VIP Small/Mid Cap Value                      --             --             --
AXA Premier VIP Technology                               --             --             --
EQ/Aggressive Stock ***                              (38.27)%       (16.38)%       (11.09)%
EQ/Alliance Common Stock ***                         (42.66)%        (7.93)%        (1.04)%
EQ/Alliance Growth and Income ***                        --             --             --
EQ/Alliance Intermediate Government Securities ***       --             --             --
EQ/Alliance International ***                            --             --             --
EQ/Alliance Premier Growth                           (40.56)%           --         (22.85)%
EQ/Alliance Quality Bond ***                             --             --             --
EQ/Alliance Small Cap Growth                         (39.62)%        (7.67)%        (2.25)%
EQ/Alliance Technology                               (49.99)%           --         (45.14)%
EQ/Balanced ***                                      (22.38)%        (0.76)%       (18.42)%
EQ/Bernstein Diversified Value                       (23.21)%           --          (2.30)%
EQ/Calvert Socially Responsible                      (35.79)%           --         (27.34)%
EQ/Capital Guardian International                    (24.62)%           --         (12.00)%
EQ/Capital Guardian Research                         (34.11)%           --          (9.60)%
EQ/Capital Guardian U.S. Equity                      (33.16)%           --         (10.75)%
EQ/Emerging Markets Equity                           (15.61)%        (9.88)%        (9.89)%
EQ/Equity 500 Index ***                              (31.91)%        (5.15)%         1.68%
EQ/Evergreen Omega                                   (33.46)%           --         (17.10)%
EQ/FI Mid Cap                                        (28.08)%           --         (19.77)%
EQ/FI Small/Mid Cap Value                            (24.28)%        (7.55)%        (7.35)%
EQ/High Yield ***                                    (12.74)%        (8.69)%        (3.55)%
EQ/J.P. Morgan Core Bond                              (0.38)%           --           3.31%
EQ/Janus Large Cap Growth                            (39.67)%           --         (36.13)%
EQ/Lazard Small Cap Value                            (23.47)%           --          (1.50)%
EQ/Marsico Focus                                     (21.28)%           --          (7.92)%
EQ/Mercury Basic Value Equity                        (26.25)%         1.71%          4.62%
EQ/MFS Emerging Growth Companies                     (43.62)%        (7.83)%        (3.06)%
EQ/MFS Investors Trust                               (30.51)%           --         (13.12)%
EQ/Money Market ***                                   (8.61)%         0.13%          1.13%
EQ/Putnam Growth & Income Value                      (28.55)%        (6.36)%        (2.67)%
EQ/Putnam International Equity                       (26.23)%        (1.88)%         0.12%
EQ/Putnam Voyager                                    (35.78)%        (8.17)%        (2.99)%
EQ/Small Company Index                               (30.40)%           --          (5.85)%

------------------------------------------------------------------------------------------------------------------------------------
                                                                Length of portfolio period
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Since
                                                                                                  portfolio
 Variable investment options                              3 Years       5 Years       10 Years    inception**
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                                --             --            --           (1.77)%
AXA Premier VIP Health Care                              --             --            --          (29.47)%
AXA Premier VIP International Equity                     --             --            --          (30.37)%
AXA Premier VIP Large Cap Core Equity                    --             --            --          (32.06)%
AXA Premier VIP Large Cap Growth                         --             --            --          (40.53)%
AXA Premier VIP Large Cap Value                          --             --            --          (29.37)%
AXA Premier VIP Small/Mid Cap Growth                     --             --            --          (46.41)%
AXA Premier VIP Small/Mid Cap Value                      --             --            --          (34.75)%
AXA Premier VIP Technology                               --             --            --          (51.79)%
EQ/Aggressive Stock ***                              (29.57)%       (16.38)%       (2.04)%          6.76%
EQ/Alliance Common Stock ***                         (26.57)%        (7.93)%        5.17%           9.19%
EQ/Alliance Growth and Income ***                    (10.82)%         0.01%           --            6.24%
EQ/Alliance Intermediate Government Securities ***     3.64%          2.57%         2.93%           3.68%
EQ/Alliance International ***                        (25.69)%        (8.60)%          --           (3.65)%
EQ/Alliance Premier Growth                           (31.80)%           --            --          (22.85)%
EQ/Alliance Quality Bond ***                           4.22%          2.62%           --            2.91%
EQ/Alliance Small Cap Growth                         (17.33)%        (7.67)%          --           (2.25)%
EQ/Alliance Technology                                   --             --            --          (45.14)%
EQ/Balanced ***                                      (10.98)%        (0.76)%        3.13%           6.51%
EQ/Bernstein Diversified Value                        (9.69)%           --            --           (2.30)%
EQ/Calvert Socially Responsible                      (21.20)%           --            --          (17.43)%
EQ/Capital Guardian International                    (24.82)%           --            --          (12.00)%
EQ/Capital Guardian Research                         (13.27)%           --            --           (9.60)%
EQ/Capital Guardian U.S. Equity                      (13.58)%           --            --          (10.75)%
EQ/Emerging Markets Equity                           (25.56)%        (9.88)%          --          (13.46)%
EQ/Equity 500 Index ***                              (20.99)%        (5.15)%          --            6.10%
EQ/Evergreen Omega                                   (24.02)%           --            --          (17.10)%
EQ/FI Mid Cap                                            --             --            --          (19.96)%
EQ/FI Small/Mid Cap Value                             (7.43)%        (7.55)%          --           (3.24)%
EQ/High Yield ***                                     (9.16)%        (8.69)%        2.44%           3.62%
EQ/J.P. Morgan Core Bond                               4.92%            --            --            3.31%
EQ/Janus Large Cap Growth                                --             --            --          (36.27)%
EQ/Lazard Small Cap Value                              1.59%            --            --           (1.50)%
EQ/Marsico Focus                                         --             --            --           (7.61)%
EQ/Mercury Basic Value Equity                         (5.59)%         1.71%           --            4.62%
EQ/MFS Emerging Growth Companies                     (37.28)%        (7.83)%          --           (3.06)%
EQ/MFS Investors Trust                               (18.78)%           --            --          (13.12)%
EQ/Money Market ***                                   (1.37)%         0.13%         1.07%           3.13%
EQ/Putnam Growth & Income Value                      (12.32)%        (6.36)%          --           (2.67)%
EQ/Putnam International Equity                       (23.17)%        (1.88)%          --            0.12%
EQ/Putnam Voyager                                    (29.83)%        (8.17)%          --           (2.99)%
EQ/Small Company Index                               (13.41)%           --            --           (5.85)%



  * The variable investment option inception dates are: EQ/Aggressive Stock, EQ/Alliance Common Stock, EQ/Money Market, EQ/Equity 500 Index and EQ/High Yield (October 16, 1996); EQ/Alliance Small Cap Growth, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May 1, 1997); EQ/Emerging Markets Equity (December 31, 1997); EQ/Bernstein Diversified Value, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap, EQ/FI Small/Mid Cap Value and EQ/Janus Large Cap Growth (September 5,
    2000); EQ/Balanced (May 18, 2001); EQ/Calvert Socially Responsible and EQ/Marsico Focus (September 4, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP Technology, EQ/Alliance Growth and Income, EQ/Alliance International and EQ/Alliance Quality Bond, (January 14, 2002); EQ/Alliance Intermediate Government Securities (April 1, 2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2001.



                                                       Investment performance 59

 ** The portfolio inception dates are: EQ/Alliance Common Stock (January 13,
    1976); EQ/Alliance Money Market (July 13, 1981); EQ/Aggressive Stock and EQ/Balanced (January 27, 1986); EQ/High Yield (January 2, 1987); EQ/Alliance Intermediate Government Securities (April 1, 1991); EQ/Alliance Growth and Income and EQ/Alliance Quality Bond (October 1,
    1993); EQ/Equity 500 Index (March 1, 1994); EQ/Alliance International (April 3, 1995); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May 1, 1997); EQ/Emerging Markets Equity (August 20, 1997); EQ/Bernstein Diversified Value, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Calvert Socially Responsible (September 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap and EQ/Janus Large Cap Growth (September 1, 2000); EQ/Marsico Focus (August 31, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2001.

*** In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessor that it may have had. The inception dates for these portfolios are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999.



60 Investment performance

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o    data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:

--------------------------------------------------------------------------------
Barron's                                Investment Management Weekly
Morningstar's Variable Annuity          Money Management Letter
     Sourcebook                         Investment Dealers Digest
Business Week                           National Underwriter
Forbes                                  Pension & Investments
Fortune                                 USA Today
Institutional Investor                  Investor's Business Daily
Money                                   The New York Times
Kiplinger's Personal Finance            The Wall Street Journal
Financial Planning                      The Los Angeles Times
Investment Adviser                      The Chicago Tribune
--------------------------------------------------------------------------------

From time to time we may also advertise different measurements of the investment performance of the variable investment options and/or the portfolios, including the measurements that compare the performance to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commissions or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charge and distribution charge or any withdrawal or optional benefit charge. Comparisons with these benchmarks, therefore, may be of limited use. We use them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings.

Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).

The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. According to Lipper, the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator(R) performance relative to other variable annuity products. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:

o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts, and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.


YIELD INFORMATION


Current yield for the EQ/Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yields for the EQ/Alliance Quality Bond and EQ/High Yield options will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).

"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the EQ/Money Market, EQ/Alliance Quality Bond and EQ/High Yield options. The current yields and effective yields assume the deduction of all current contract charges and expenses other than the withdrawal charge, the optional enhanced death benefit charge, the optional Living Benefit charge, the optional Protection Plus benefit charge, the annual administrative charge, and any charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. The yields and effective yields for the EQ/Money Market option, when used for the special dollar cost averaging program, assume that no contract charges are deducted. For more information, see "Yield Information for the EQ/Money Market Option, EQ/Alliance Quality Bond Option and EQ/High Yield Option" in the SAI.


                                                      Investment performance  61

10. Incorporation of certain documents by reference
--------------------------------------------------------------------------------


Equitable Life's Annual Report on Form 10-K for the year ended December 31, 2002 is considered to be a part of this prospectus because it is incorporated by reference.


After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this prospectus because they are incorporated by reference.


Any statement contained in a document that is, or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.


We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).


62  Incorporation of certain documents by reference

Appendix I: Condensed financial information
--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account 49 with the same daily asset charges of 1.20%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2002



------------------------------------------------------------------------------------------------------------------------------------
                                                                             For the years ending December 31,
                                                                 -------------------------------------------------------------------
                                                                    2002        2001            2000        1999        1998
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
  Unit value                                                     $ 10.69          --              --          --          --
  Number of units outstanding (000's)                              4,285          --              --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
  Unit value                                                     $  7.91          --              --          --          --
  Number of units outstanding (000's)                                929          --              --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
  Unit value                                                     $  7.82          --              --          --          --
  Number of units outstanding (000's)                                923          --              --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
  Unit value                                                     $  7.65          --              --          --          --
  Number of units outstanding (000's)                              1,004          --              --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
  Unit value                                                     $  6.80          --              --          --          --
  Number of units outstanding (000's)                              2,130          --              --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
  Unit value                                                     $  7.92          --              --          --          --
  Number of units outstanding (000's)                              1,722          --              --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Growth
  Unit value                                                     $  6.21          --              --          --          --
  Number of units outstanding (000's)                              2,602          --              --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
  Unit value                                                     $  7.38          --              --          --          --
  Number of units outstanding (000's)                              1,889          --              --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
  Unit value                                                     $  5.67          --              --          --          --
  Number of units outstanding (000's)                                306          --              --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Aggressive Stock
  Unit value                                                     $ 36.85    $  52.44        $  70.94    $  82.86    $  70.74
  Number of units outstanding (000's)                                161         153             185         213         266
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
  Unit value                                                     $149.11    $ 226.39        $ 256.74    $ 303.01    $ 245.58
  Number of units outstanding (000's)                                222         154             188         205         230
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
  Unit value                                                     $ 20.11          --              --          --          --
  Number of units outstanding (000's)                              1,615          --              --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
  Unit value                                                     $ 18.73          --              --          --          --
  Number of units outstanding (000's)                              1,850          --              --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance International
  Unit value                                                     $  8.65          --              --          --          --
  Number of units outstanding (000's)                              1,285          --              --          --          --
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                                                      For the years ending December 31,
                                                      ---------------------------------
                                                                   1997        1996
---------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
  Unit value                                                         --          --
  Number of units outstanding (000's)                                --          --
---------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
  Unit value                                                         --          --
  Number of units outstanding (000's)                                --          --
---------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
  Unit value                                                         --          --
  Number of units outstanding (000's)                                --          --
---------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
  Unit value                                                         --          --
  Number of units outstanding (000's)                                --          --
---------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
  Unit value                                                         --          --
  Number of units outstanding (000's)                                --          --
---------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
  Unit value                                                         --          --
  Number of units outstanding (000's)                                --          --
---------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Growth
  Unit value                                                         --          --
  Number of units outstanding (000's)                                --          --
---------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
  Unit value                                                         --          --
  Number of units outstanding (000's)                                --          --
---------------------------------------------------------------------------------------
 AXA Premier VIP Technology
  Unit value                                                         --          --
  Number of units outstanding (000's)                                --          --
---------------------------------------------------------------------------------------
 EQ/Aggressive Stock
  Unit value                                                   $  71.57    $  65.53
  Number of units outstanding (000's)                               279           9
---------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
  Unit value                                                   $ 192.60    $ 151.23
  Number of units outstanding (000's)                               240           8
---------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
  Unit value                                                         --          --
  Number of units outstanding (000's)                                --          --
---------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
  Unit value                                                         --          --
  Number of units outstanding (000's)                                --          --
---------------------------------------------------------------------------------------
 EQ/Alliance International
  Unit value                                                         --          --
  Number of units outstanding (000's)                                --          --
---------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-1

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2002 (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                              For the years ending December 31,
                                                               --------------------------------------------------------------
                                                                  2002        2001            2000        1999        1998
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth
  Unit value                                                     $ 4.86    $  7.15          $  9.52     $ 11.80          --
  Number of units outstanding (000's)                             2,292         89              114          79          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
  Unit value                                                     $15.42         --               --          --          --
  Number of units outstanding (000's)                             1,432         --               --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
  Unit value                                                     $ 9.91    $ 14.38          $ 16.78     $ 14.94     $ 11.85
  Number of units outstanding (000's)                             1,279        105              191          50         102
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Technology
  Unit value                                                     $ 2.89    $  4.94          $  6.62          --          --
  Number of units outstanding (000's)                               925         51               66          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Balanced
  Unit Value                                                     $36.01         --               --          --          --
  Number of units outstanding (000's)                             1,221         --               --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
  Unit value                                                     $10.22    $ 11.97          $ 11.75     $ 12.13     $ 11.86
  Number of units outstanding (000's)                             4,578        114               54          46          22
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
  Unit value                                                     $ 6.33    $  8.70               --          --          --
  Number of units outstanding (000's)                               182         --               --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
  Unit value                                                     $ 7.33    $  8.73          $ 11.17     $ 13.97          --
  Number of units outstanding (000's)                             1,628         26               23          15          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
  Unit value                                                     $ 8.01    $ 10.76          $ 11.12     $ 10.62          --
  Number of units outstanding (000's)                             2,252         17               10           3          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
  Unit value                                                     $ 7.69    $ 10.20          $ 10.53     $ 10.29          --
  Number of units outstanding (000's)                             2,981         59                8           7          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Emerging Markets Equity
  Unit value                                                     $ 5.72    $  6.15          $  6.56     $ 11.08     $  5.73
  Number of units outstanding (000's)                               737         43               55          52          16
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
  Unit value                                                     $18.94    $ 24.71          $ 28.47          --          --
  Number of units outstanding (000's)                             2,393         71               78          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
  Unit Value                                                     $ 5.82         --               --          --          --
  Number of units outstanding (000's)                               551         --               --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FI /Mid Cap
  Unit value                                                     $ 6.89    $  8.56          $ 10.00          --          --
  Number of units outstanding (000's)                             2,799         19                7          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
  Unit value                                                     $ 9.51    $ 11.28          $ 10.98          --          --
  Number of units outstanding (000's)                             3,161         37                9          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/High Yield
  Unit value                                                     $23.29    $ 24.29          $ 24.42     $ 27.13     $ 28.48
  Number of units outstanding (000's)                               903        221              260         329         422
------------------------------------------------------------------------------------------------------------------------------------
 EQ/International Equity Index
  Unit value                                                     $ 7.27    $  8.96          $ 12.16     $ 14.94     $ 11.87
  Number of units outstanding (000's)                               727         21               19          51           9
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                                           For the years ending December 31,
                                                           ---------------------------------
                                                                    1997        1996
-------------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth
  Unit value                                                          --          --
  Number of units outstanding (000's)                                 --          --
-------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
  Unit value                                                          --          --
  Number of units outstanding (000's)                                 --          --
-------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
  Unit value                                                     $ 12.55          --
  Number of units outstanding (000's)                                 89          --
-------------------------------------------------------------------------------------------------
 EQ/Alliance Technology
  Unit value                                                          --          --
  Number of units outstanding (000's)                                 --          --
-------------------------------------------------------------------------------------------------
 EQ/Balanced
  Unit Value                                                          --          --
  Number of units outstanding (000's)                                 --          --
-------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
  Unit value                                                          --          --
  Number of units outstanding (000's)                                 --          --
-------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
  Unit value                                                          --          --
  Number of units outstanding (000's)                                 --          --
-------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
  Unit value                                                          --          --
  Number of units outstanding (000's)                                 --          --
-------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
  Unit value                                                          --          --
  Number of units outstanding (000's)                                 --          --
-------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
  Unit value                                                          --          --
  Number of units outstanding (000's)                                 --          --
-------------------------------------------------------------------------------------------------
 EQ/Emerging Markets Equity
  Unit value                                                          --          --
  Number of units outstanding (000's)                                 --          --
-------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
  Unit value                                                          --          --
  Number of units outstanding (000's)                                 --          --
-------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
  Unit Value                                                          --
  Number of units outstanding (000's)                                 --
-------------------------------------------------------------------------------------------------
 EQ/FI /Mid Cap
  Unit value                                                          --          --
  Number of units outstanding (000's)                                 --          --
-------------------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
  Unit value                                                          --          --
  Number of units outstanding (000's)                                 --          --
-------------------------------------------------------------------------------------------------
 EQ/High Yield
  Unit value                                                     $ 30.46     $ 26.09
  Number of units outstanding (000's)                                439          24
-------------------------------------------------------------------------------------------------
 EQ/International Equity Index
  Unit value                                                          --          --
  Number of units outstanding (000's)                                 --          --
-------------------------------------------------------------------------------------------------


A-2 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2002 (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                            For the years ending December 31,
                                                               -----------------------------------------------------------
                                                                    2002        2001         2000        1999        1998
------------------------------------------------------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
  Unit value                                                     $ 13.32     $ 12.30      $ 11.54     $ 10.47     $ 10.77
  Number of units outstanding (000's)                              3,674         280          141         139          98
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
  Unit value                                                     $  4.40     $  6.39      $  8.40          --          --
  Number of units outstanding (000's)                              2,123          20           29          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
  Unit value                                                     $ 10.70     $ 12.57      $ 10.81     $  9.23     $  9.18
  Number of units outstanding (000's)                              2,322         111           41          20          26
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
  Unit value                                                     $  9.91     $ 11.35           --          --          --
  Number of units outstanding (000's)                              2,875           2           --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
  Unit value                                                     $ 14.26          --           --          --          --
  Number of units outstanding (000's)                              1,591          --           --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
  Unit value                                                     $  9.39     $ 14.47      $ 22.21     $ 27.70     $ 16.14
  Number of units outstanding (000's)                                496         147          214         227         176
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
  Unit value                                                     $  6.83     $  8.75      $ 10.54     $ 10.74          --
  Number of units outstanding (000's)                                993          77           42          31          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
  Unit value                                                     $ 29.52     $ 29.51      $ 28.84     $ 27.54     $ 26.62
  Number of units outstanding (000's)                              1,554         256          266         360         329
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Growth & Income Value
  Unit value                                                     $  9.73     $ 12.16      $ 13.21     $ 12.52     $ 12.85
  Number of units outstanding (000's)                              1,342         324          341         423         506
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam International Equity
  Unit value                                                     $ 11.24     $ 13.65      $ 17.60     $ 20.32     $ 12.83
  Number of units outstanding (000's)                              1,445         154          182         199         190
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Voyager
  Unit value                                                     $  9.46     $ 13.00      $ 17.41     $ 21.43     $ 16.65
  Number of units outstanding (000's)                                710         193          235         245         160
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
  Unit value                                                     $  8.66     $ 11.07      $ 10.99     $ 11.51     $  9.65
  Number of units outstanding (000's)                              1,053          23           18          18          18
------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                                            For the years ending December 31,
                                                            ---------------------------------
                                                                    1997        1996
----------------------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
  Unit value                                                          --          --
  Number of units outstanding (000's)                                 --          --
----------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
  Unit value                                                          --          --
  Number of units outstanding (000's)                                 --          --
----------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
  Unit value                                                          --          --
  Number of units outstanding (000's)                                 --          --
----------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
  Unit value                                                          --          --
  Number of units outstanding (000's)                                 --          --
----------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
  Unit value                                                          --          --
  Number of units outstanding (000's)                                 --          --
----------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
  Unit value                                                     $ 12.14          --
  Number of units outstanding (000's)                                149          --
----------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
  Unit value                                                          --          --
  Number of units outstanding (000's)                                 --          --
----------------------------------------------------------------------------------------------------
 EQ/Money Market
  Unit value                                                     $ 25.64     $ 24.68
  Number of units outstanding (000's)                                359         127
----------------------------------------------------------------------------------------------------
 EQ/Putnam Growth & Income Value
  Unit value                                                     $ 11.53          --
  Number of units outstanding (000's)                                383          --
----------------------------------------------------------------------------------------------------
 EQ/Putnam International Equity
  Unit value                                                     $ 10.87          --
  Number of units outstanding (000's)                                187          --
----------------------------------------------------------------------------------------------------
 EQ/Putnam Voyager
  Unit value                                                     $ 12.37          --
  Number of units outstanding (000's)                                124          --
----------------------------------------------------------------------------------------------------
 EQ/Small Company Index
  Unit value                                                          --          --
  Number of units outstanding (000's)                                 --          --
----------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-3

                      (This page intentionally left blank)

Appendix II: Purchase considerations for QP contracts
--------------------------------------------------------------------------------


Trustees who are considering the purchase of an Equitable Accumulator(R) QP contract should discuss with their tax advisors whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the guaranteed minimum income benefit, and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator(R) QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator(R) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.


We will not accept defined benefit plans. For defined contribution plans, we will only accept transfers from another defined contribution plan or a change of investment vehicles in the plan. Only one additional transfer contribution may be made per contract year. If overfunding of a plan occurs or amounts attributable to an excess contribution must be withdrawn, withdrawals from the QP contract may be required. A withdrawal charge and/or market value adjustment may apply.

Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that:


o the QP contract may not be an appropriate purchase for annuitants approaching or over age 70-1/2;

o although certain provisions of the Temporary Regulations on required minimum distributions which would have required that the actuarial value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions have been suspended for 2003, these or similar provisions may apply in future years, and could increase the amounts required to be distributed from the contract; and

o the guaranteed minimum income benefit under the Living Benefit may not be an appropriate feature for annuitants who are older than age 601/2 when the contract is issued.


Finally, because the method of purchasing the QP contract, including the large initial contribution, and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


                       Appendix II: Purchase considerations for QP contracts B-1

                      (This page intentionally left blank)

Appendix III: Market value adjustment example
--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 14, 2004 to a fixed maturity option with a maturity date of February 14, 2013 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,914 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 14, 2008.



---------------------------------------------------------------------------------
                                                            Hypothetical Assumed
                                                             rate to maturity on
                                                              February 14, 2008
                                                       --------------------------
                                                               5.00%        9.00%
---------------------------------------------------------------------------------
 As of February 14, 2008 (before withdrawal)
(1) Market adjusted amount                                 $144,082     $ 119,503
(2) Fixed maturity amount                                  $131,104     $ 131,104
(3) Market value adjustment:
  (1) - (2)                                                $ 12,978     $ (11,601)
 On February 14, 2008 (after withdrawal)
(4) Portion of market value adjustment associated with withdrawal:
  (3) x [$50,000/(1)]                                      $  4,504     $  (4,854)
(5) Reduction in fixed maturity amount: [$50,000 - (4)]    $ 45,496     $  54,854
(6) Fixed maturity amount: (2) - (5)                       $ 85,608     $  76,250
(7) Maturity value                                         $120,091     $ 106,965
(8) Market adjusted amount of (7)                          $ 94,082     $  69,503


You should note that under this example, if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized. The market value adjustment is computed differently if you withdraw amounts on a date other than the anniversary of the establishment of the fixed maturity option.


                               Appendix III: Market value adjustment example C-1

                      (This page intentionally left blank)

Appendix IV: Enhanced death benefit example
--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit, if elected.


The following illustrates the enhanced death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, the guaranteed interest option or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an annuitant age 45 would be calculated as follows:


--------------------------------------------------------------------------------------
   End of                           6% roll up to age 85      Annual ratchet to age 85
 contract                               enhanced                    enhanced
   year         Account value       death benefit(1)              death benefit
--------------------------------------------------------------------------------------
     1           $105,000             $  106,000(1)               $  105,000(3)
--------------------------------------------------------------------------------------
     2           $115,500             $  112,360(2)               $  115,500(3)
--------------------------------------------------------------------------------------
     3           $129,360             $  119,102(2)               $  129,360(3)
--------------------------------------------------------------------------------------
     4           $103,488             $  126,248(1)               $  129,360(4)
--------------------------------------------------------------------------------------
     5           $113,837             $  133,823(1)               $  129,360(4)
--------------------------------------------------------------------------------------
     6           $127,497             $  141,852(1)               $  129,360(4)
--------------------------------------------------------------------------------------
     7           $127,497             $  150,363(1)               $  129,360(4)
--------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


6% ROLL-UP TO AGE 85

(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be the enhanced death benefit.

(2) At the end of contract years 2 and 3, the death benefit will be the current account value since it is higher than the current enhanced death benefit.


ANNUAL RATCHET TO AGE 85

(3) At the end of contract years 1 through 3, the enhanced death benefit is the current account value.

(4) At the end of contract years 4 through 7, the enhanced death benefit is the enhanced death benefit at the end of the prior year since it is equal to or higher than the current account value.


GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% roll-up to age 85 or the Annual ratchet to age 85.


                                 Appendix IV: Enhanced death benefit example D-1

                      (This page intentionally left blank)

Appendix V: Hypothetical illustrations

--------------------------------------------------------------------------------


ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM
                                    BENEFITS

The following tables illustrate the changes in account value, cash value and the values of the "greater of 6% Roll up to Age 85 or the Annual Ratchet to Age 85" guaranteed minimum death benefit, the Protection Plus benefit and the guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each policy year and assume that all of the account value is invested in portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying Portfolios (as described below), the corresponding net annual rates of return would be (2.55)% and 3.45% for the Accumulator Contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges, but they do not reflect the charges we deduct from your account value annually for the guaranteed minimum death benefit, Protection Plus benefit, and the Living Benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return shown would be lower; however, the values shown in the following tables reflect all policy charges. The values shown under "Lifetime Annual Living Benefit" reflect the lifetime income that would be guaranteed if the Living Benefit is selected at that contract anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the Death Benefit and/or "Lifetime Annual Living Benefit" columns indicates that the contract has terminated due to insufficient account value and, consequently, the guaranteed benefit has no value.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of .72%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of .38% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of policy values among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee Table" earlier in this prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.

Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.



                                      Appendix V: Hypothetical illustrations E-1

Variable Deferred Annuity
Accumulator
$100,000 Single Contribution and No Withdrawals
Male, Issue Age 60
Benefits:
  Greater of 6% Roll-Up and the Annual Ratchet to Age 85 Guaranteed Minimum Death Benefit
  Protection Plus
  Guaranteed Minimum Income Benefit



                                                               Guaranteed
                                                                 Minimum
                       Account Value        Cash Value        Death Benefit
                    ------------------- ------------------ -------------------
  Age   Policy Year     0%        6%       0%        6%        0%        6%
------ ------------ --------- --------- -------- --------- --------- ---------
  60         1       100,000  100,000    93,000    93,000   100,000  100,000
  61         2        95,837  101,816    88,837    94,816   106,000  106,000
  62         3        91,718  103,612    85,718    97,612   112,360  112,360
  63         4        87,637  105,382    81,637    99,382   119,102  119,102
  64         5        83,588  107,121    78,588   102,121   126,248  126,248
  65         6        79,566  108,823    76,566   105,823   133,823  133,823
  66         7        75,563  110,481    74,563   109,481   141,852  141,852
  67         8        71,574  112,088    71,574   112,088   150,363  150,363
  68         9        67,593  113,637    67,593   113,637   159,385  159,385
  69        10        63,611  115,119    63,611   115,119   168,948  168,948
  74        15        43,430  121,184    43,430   121,184   226,090  226,090
  79        20        22,010  123,903    22,010   123,903   302,560  302,560
  84        25             0  121,257         0   121,257         0  404,893
  89        30             0  124,567         0   124,567         0  429,187
  94        35             0  131,329         0   131,329         0  429,187
  95        36             0  132,809         0   132,809         0  429,187


                                     Lifetime Annual
                                     Living Benefit
                           ----------------------------------
       Total Death Benefit
         with Protection      Guaranteed       Hypothetical
              Plus              Income            Income
       ------------------- ----------------- ----------------
  Age      0%        6%       0%       6%       0%       6%
------ --------- --------- -------- -------- -------- -------
  60    100,000   100,000      N/A      N/A      N/A     N/A
  61    108,400   108,400      N/A      N/A      N/A     N/A
  62    117,304   117,304      N/A      N/A      N/A     N/A
  63    126,742   126,742      N/A      N/A      N/A     N/A
  64    136,747   136,747      N/A      N/A      N/A     N/A
  65    147,352   147,352      N/A      N/A      N/A     N/A
  66    158,593   158,593      N/A      N/A      N/A     N/A
  67    170,508   170,508      N/A      N/A      N/A     N/A
  68    183,139   183,139      N/A      N/A      N/A     N/A
  69    196,527   196,527      N/A      N/A      N/A     N/A
  74    276,527   276,527   14,266   14,266   14,266  14,266
  79    383,584   383,584   20,393   20,393   20,393  20,393
  84          0   493,179        0   34,821        0  34,821
  89          0   517,472      N/A      N/A      N/A     N/A
  94          0   517,472      N/A      N/A      N/A     N/A
  95          0   517,472      N/A      N/A      N/A     N/A



The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a policy would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual policy years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.



E-2 Appendix V: Hypothetical illustrations

Statement of additional information
--------------------------------------------------------------------------------

TABLE OF CONTENTS

                                                                            Page

Tax Information                                                              2

Unit Values                                                                 15
Custodian and Independent Accountants                                       15
Yield Information for the EQ/Money Market Option, EQ/Alliance Quality Bond
Option and EQ/High Yield Option                                             16
Distribution of the Contracts                                               17
Financial Statements                                                        17



How to Obtain an Equitable Accumulator(R) Statement of Additional Information for Separate Account No. 49

Send this request form to:
Equitable Accumulator(R)
P.O. Box 1547
Secaucus, NJ 07096-1547

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Please send me an Equitable Accumulator(R) SAI for Separate Account No. 49 dated May 1, 2003.



--------------------------------------------------------------------------------
Name:


--------------------------------------------------------------------------------
Address:


--------------------------------------------------------------------------------
City                            State          Zip







(SAI 13AMLF(5/03))

                                                          X00520/Core '02 Series

Equitable Accumulator(R) Select(SM)
A combination variable and fixed deferred annuity contract



PROSPECTUS DATED MAY 1, 2003


Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing, or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectuses for each Trust, which contain important information about their portfolios.

--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR(R) SELECT(SM)?


Equitable Accumulator(R) Select(SM) is a deferred annuity contract issued by The Equitable Life Assurance Society of the United States. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options or fixed maturity options ("investment options"). There is no withdrawal charge under the contract. This contract is offered in Oregon only.



--------------------------------------------------------------------------------
 Variable investment options
--------------------------------------------------------------------------------
o AXA Premier VIP Core Bond              o EQ/Calvert Socially Responsible
o AXA Premier VIP Health Care            o EQ/Capital Guardian International
o AXA Premier VIP International Equity   o EQ/Capital Guardian Research
o AXA Premier VIP Large Cap Core         o EQ/Capital Guardian U.S. Equity
  Equity                                 o EQ/Emerging Markets Equity
o AXA Premier VIP Large Cap Growth       o EQ/Equity 500 Index
o AXA Premier VIP Large Cap Value        o EQ/Evergreen Omega
o AXA Premier VIP Small/Mid Cap          o EQ/FI Mid Cap
  Growth                                 o EQ/FI Small/Mid Cap Value
o AXA Premier VIP Small/Mid Cap Value    o EQ/High Yield
o AXA Premier VIP Technology             o EQ/J.P. Morgan Core Bond
o EQ/Aggressive Stock                    o EQ/Janus Large Cap Growth
o EQ/Alliance Common Stock               o EQ/Lazard Small Cap Value
o EQ/Alliance Growth and Income          o EQ/Marsico Focus
o EQ/Alliance Intermediate               o EQ/Mercury Basic Value Equity
  Government Securities                  o EQ/MFS Emerging Growth Companies
o EQ/Alliance International              o EQ/MFS Investors Trust
o EQ/Alliance Premier Growth             o EQ/Money Market
o EQ/Alliance Quality Bond               o EQ/Putnam Growth & Income Value
o EQ/Alliance Small Cap Growth           o EQ/Putnam International Equity
o EQ/Alliance Technology                 o EQ/Putnam Voyager
o EQ/Balanced                            o EQ/Small Company Index
o EQ/Bernstein Diversified Value
--------------------------------------------------------------------------------


You may allocate to any of the variable investment options. Each variable investment option is a subaccount of Separate Account No. 45 and Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust or AXA Premier VIP Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

TYPES OF CONTRACTS. We offer the contracts for use as:

o A nonqualified annuity ("NQ") for after-tax contributions only.


o An annuity that is an investment vehicle for a qualified defined contribution plan ("QP").


o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA").

A contribution of at least $25,000 is required to purchase a contract.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2003, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.



The SEC has not approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.


                                                                          X00546
                                                                     OREGON ONLY

Contents of this prospectus
--------------------------------------------------------------------------------


EQUITABLE ACCUMULATOR(R) SELECT(SM)
--------------------------------------------------------------------------------
Index of key words and phrases                                                 4
Who is Equitable Life?                                                         5
How to reach us                                                                6
Equitable Accumulator(R) Select(SM) at a glance -- key features                8

--------------------------------------------------------------------------------
FEE TABLE                                                                     10
--------------------------------------------------------------------------------

Example                                                                       12
Condensed financial information                                               12




--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                             13
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                          13
Owner and annuitant requirements                                              15
How you can make your contributions                                           15
What are your investment options under the contract?                          15
Allocating your contributions                                                 19
Your benefit base                                                             20
Annuity purchase factors                                                      21
Our baseBUILDER option                                                        21
Guaranteed minimum death benefit                                              22
Your right to cancel within a certain number of days                          23



--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                          24
--------------------------------------------------------------------------------
Your account value and cash value                                             24
Your contract's value in the variable investment options                      24
Your contract's value in the fixed maturity options                           24

Termination of your contract                                                  24




--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS                           25
--------------------------------------------------------------------------------
Transferring your account value                                               25
Disruptive transfer activity                                                  25
Rebalancing your account value                                                25



--------
"We," "our," and "us" refer to Equitable Life.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.


2  Contents of this prospectus

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                       26
--------------------------------------------------------------------------------
Withdrawing your account value                                                26
How withdrawals are taken from your account value                             27
How withdrawals affect your guaranteed minimum
     income benefit and guaranteed minimum death
     benefit                                                                  27
Loans under Rollover TSA contracts                                            27
Surrendering your contract to receive its cash value                          28
When to expect payments                                                       28
Your annuity payout options                                                   28



--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                       31
--------------------------------------------------------------------------------
Charges that Equitable Life deducts                                           31
Charges that the Trusts deduct                                                32
Group or sponsored arrangements                                               32



--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                   33
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                       33
How death benefit payment is made                                             33
Beneficiary continuation option                                               34



--------------------------------------------------------------------------------
7. TAX INFORMATION                                                            35
--------------------------------------------------------------------------------
Overview                                                                      35
Buying a contract to fund a retirement arrangement                            35
Transfers among investment options                                            35
Taxation of nonqualified annuities                                            35
Individual retirement arrangements (IRAs)                                     37
Special rules for contracts funding qualified plans                           38
Tax-Sheltered Annuity contracts (TSAs)                                        38
Federal and state income tax withholding
     and information reporting                                                40
Impact of taxes to Equitable Life                                             41



--------------------------------------------------------------------------------
8. MORE INFORMATION                                                           42
--------------------------------------------------------------------------------
About Separate Account No. 45 and Separate Account No. 49                     42
About the Trusts                                                              42
About our fixed maturity options                                              42
About the general account                                                     43
About other methods of payment                                                43
Dates and prices at which contract events occur                               44
About your voting rights                                                      44
About legal proceedings                                                       45
About our independent accountants                                             45
Financial statements                                                          45
Transfers of ownership, collateral assignments, loans
     and borrowing                                                            45
Distribution of the contracts                                                 45



--------------------------------------------------------------------------------
9. INVESTMENT PERFORMANCE                                                     47
--------------------------------------------------------------------------------
Communicating performance data                                                52




--------------------------------------------------------------------------------
10. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                           53
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
I -- Condensed financial information                                       A-1
II -- Purchase considerations for QP contracts                             B-1
III -- Market value adjustment example                                     C-1
IV -- Guaranteed minimum death benefit example                             D-1


--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                  Contents of this prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.




                                                                Page in
   Term                                                      Prospectus

   12 month dollar cost averaging                                    20
   account value                                                     24
   administrative charge                                             31
   annual ratchet death benefit                                      22
   annuitant                                                         15
   annuity maturity date                                             29
   annuity payout options                                            28
   annuity purchase factors                                          21
   automatic investment program                                      44
   baseBUILDER                                                       21
   baseBUILDER benefit charge                                        31
   beneficiary                                                       33
   Beneficiary Continuation Option ("BCO")                           34
   benefit base                                                      20
   business day                                                      15
   cash value                                                        24
   charges for state premium and other applicable taxes              31
   contract date                                                      9
   contract date anniversary                                          9
   contract year                                                      9
   contributions                                                     38
     regular contributions                                           38
     rollovers and direct transfers                                  39
     conversion contributions                                        38
   disruptive transfer activity                                      25
   distribution charge                                               31
   EQAccess                                                           6
   ERISA                                                             27
   fixed maturity options                                            19
   free look                                                         23
   general account                                                   43
   General dollar cost averaging                                     20
   guaranteed minimum death benefit                                  22
   guaranteed minimum income benefit                                 22
   IRA                                                            cover
   IRS                                                               35
   investment options                                             cover
   lifetime required minimum distribution withdrawals                27

                                                                Page in
   Term                                                      Prospectus

   loan reserve account                                              28
   loans under Rollover TSA                                          39
   lump sum withdrawals                                              26
   market adjusted amount                                            19
   market timing                                                     25
   market value adjustment                                           19
   maturity dates                                                    19
   maturity value                                                    19
   Mortality and Expense Risk charge                                 31
   NQ                                                             cover
   participant                                                       15
   Principal Assurance Allocation                                    19
   portfolio                                                      cover
   processing office                                                  6
   Protection Plus                                                   23
   Protection Plus charge                                            31
   QP                                                             cover
   rate to maturity                                                  19
   Rebalancing                                                       25
   Rollover IRA                                                   cover
   Rollover TSA                                                   cover
   roll-up death benefit                                             22
   Roth Conversion IRA                                            cover
   Roth IRA                                                       cover
   SAI                                                            cover
   SEC                                                            cover
   self-directed Allocation                                          19
   Separate Account 49                                               42
   substantially equal withdrawals                                   26
   Successor owner and annuitant                                     33
   systematic withdrawals                                            26
   TOPS                                                               6
   Trusts                                                         cover
   TSA                                                            cover
   traditional IRA                                                   37
   unit                                                              24
   variable investment options                                       15
   wire transmittals                                                 43

To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract. Your financial professional can provide further explanation about your contract or supplemental materials.



 ------------------------------------------------------------------------------
 Prospectus                     Contract or Supplemental Materials
 ------------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods (Guaranteed Fixed Interest
                                Accounts in supplemental materials)
  variable investment options   Investment Funds
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  unit                          Accumulation Unit
  baseBUILDER                   Guaranteed Minimum Income Benefit
 ------------------------------------------------------------------------------

4 Index of key words and phrases

Who is Equitable Life?

--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $415.31 billion in assets as of December 31, 2002. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.



                                                       Who is Equitable Life?  5

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.




 FOR CONTRIBUTIONS SENT BY REGULAR MAIL

Equitable Accumulator(R) Select(SM)
P.O. Box 13014
Newark, NJ 07188-0014



 FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY

Equitable Accumulator(R) Select(SM)
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094



 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
 REGULAR MAIL

Equitable Accumulator(R) Select(SM)
P.O. Box 1547
Secaucus, NJ 07096-1547



 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
 EXPRESS DELIVERY

Equitable Accumulator(R) Select(SM)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094


 REPORTS WE PROVIDE:


o written confirmation of financial transactions;

o statement of your contract values at the close of each calendar quarter (four per year); and


o annual statement of your contract values as of the close of the contract year including notification of eligibility to exercise the guaranteed minimum income benefit, if applicable.




 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS:

TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o your current account value;

o your current allocation percentages;

o the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options (not available through EQAccess);

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o change your TOPS personal identification number (PIN) (not available through EQAccess); and

o change your EQAccess password (not available through TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use EQAccess by visiting our Web site at http://www.equitable.com and clicking on EQAccess.
Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).



 CUSTOMER SERVICE REPRESENTATIVE:

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:


(1) authorization for telephone transfers by your financial professional (available only for contracts distributed through AXA Distributors);


(2) conversion of a traditional IRA to a Roth Conversion IRA contract;

(3) election of the automatic investment program;

(4) election of the rebalancing program;

(5) requests for loans under Rollover TSA contracts;

6  Who is Equitable Life?

(6) spousal consent for loans under Rollover TSA contracts;

(7) requests for withdrawals or surrenders from Rollover TSA contracts;

(8) tax withholding elections;

(9) election of the beneficiary continuation option;

(10) IRA contribution recharacterizations;

(11) certain section 1035 exchanges; and

(12) direct transfers.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1) address changes;

(2) beneficiary changes;

(3) transfers between investment options;


(4) contract surrender and withdrawal requests;

(5) death claims;

(6) general dollar cost averaging; and

(7) 12 month dollar cost averaging.



TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1) automatic investment program;

(2) general dollar cost averaging;

(3) rebalancing;

(4) 12 month dollar cost averaging;

(5) substantially equal withdrawals;

(6) systematic withdrawals; and

(7) the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners all must sign.


                                                       Who is Equitable Life?  7

Equitable Accumulator(R) Select(SM) at a glance -- key features

--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
Professional investment     Equitable Accumulator(R) Select(SM)'s variable investment options invest in different portfolios
management                  managed by professional investment advisers.
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options      o 10 fixed maturity options with maturities ranging from approximately 1 to 10 years (subject to availability).

                            o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                            --------------------------------------------------------------------------------------------------------
                            If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
------------------------------------------------------------------------------------------------------------------------------------
Tax advantages              o On earnings inside the    No tax until you make withdrawals from your contract or receive annuity
                            contract                    payments.

                            o On transfers inside the   No tax on transfers among investment options.
                            contract
                            --------------------------------------------------------------------------------------------------------
                            If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the
                            Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities, compared with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," later in this Prospectus and in the SAI).
------------------------------------------------------------------------------------------------------------------------------------
baseBUILDER(R) protection   baseBUILDER combines a guaranteed minimum income benefit with the guaranteed minimum death benefit provided under the contract. The guaranteed minimum income benefit provides income protection for you during the annuitant's life. The guaranteed minimum death benefit provides a death benefit for the beneficiary should the annuitant die.
------------------------------------------------------------------------------------------------------------------------------------
Contribution amounts        o Initial minimum:          $25,000

                            o Additional minimum:       $1,000 (NQ, QP and Rollover TSA contracts)
                                                        $100 monthly and $300 quarterly under our automatic investment program
                                                        (NQ contracts)
                                                        $50 IRA contracts

                            Maximum contribution limitations may apply. In general, contributions are limited to $1.5 million.
------------------------------------------------------------------------------------------------------------------------------------
Access to your money        o Lump sum withdrawals
                            o Several withdrawal options on a periodic basis
                            o Loans under Rollover TSA contracts
                            o Contract surrender
                            You may incur income tax and a tax penalty.
------------------------------------------------------------------------------------------------------------------------------------
Payout options              o Fixed annuity payout options
                            o Variable Immediate Annuity payout options
                            o Income Manager(R) payout options
------------------------------------------------------------------------------------------------------------------------------------
Additional features         o Guaranteed minimum death benefit even if you do not elect baseBUILDER
                            o Dollar cost averaging
                            o Automatic investment program
                            o Account value rebalancing (quarterly, semiannually and annually)
                            o Free transfers
                            o Protection Plus, an optional death benefit available under certain contracts (subject to state availability)
------------------------------------------------------------------------------------------------------------------------------------


8 Equitable Accumulator(R) Select(SM) at a glance -- key features

------------------------------------------------------------------------------------------------------------------------------------
Fees and charges            o Daily charges on amounts invested in the variable investment options for mortality and expense risks, administrative charges and distribution charges at a current annual rate of 1.60%.

                            o Annual 0.30% benefit base charge for the optional baseBUILDER benefit until you exercise your guaranteed minimum income benefit, elect another annuity payout option or the contract date anniversary after the annuitant reaches age
                              83, whichever occurs first. The benefit base is described under "Your benefit base" in "Contract features and benefits" later in this Prospectus. If you don't elect baseBUILDER, you still receive a guaranteed minimum death benefit under your contract at no additional charge.

                            o Annual 0.20% Protection Plus charge for this optional death benefit.

                            o No sales charge deducted at the time you make contributions, no withdrawal charge and no annual contract fee.

                            --------------------------------------------------------------------------------------------------------
                            The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is April 30.
                            --------------------------------------------------------------------------------------------------------

                            o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                            o We deduct a $350 annuity administrative fee from amounts applied to the Variable Immediate
                              Annuity payout options.

                            o Annual expenses of the Trust's portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to 1.20% annually, 12b-1 fees of 0.25%
                              annually and other expenses.
------------------------------------------------------------------------------------------------------------------------------------
Annuitant issue ages        NQ: 0-85
                            Rollover IRA, Roth Conversion
                            IRA and Rollover TSA: 20-85
                            QP: 20-75
------------------------------------------------------------------------------------------------------------------------------------


The above is not a complete description of all material provisions of the contract. In some cases, restrictions or exceptions apply. Also, all features of the contract are not necessarily available in your state or at certain ages.

For more detailed information, we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.


Other contracts

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.


               Equitable Accumulator(R) Select(SM) at a glance -- key features 9

Fee table


--------------------------------------------------------------------------------


The following tables describe the fees and expenses that you will pay when buying and owning the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

The first table describes fees and expenses that you will pay if you purchase a Variable Immediate Annuity payout option. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.



-----------------------------------------------------------------------------------------------
Charges we deduct from your account value at the time you request certain transactions
-----------------------------------------------------------------------------------------------
Charge if you elect a Variable Immediate Annuity payout option                        $350
-----------------------------------------------------------------------------------------------



The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.



-----------------------------------------------------------------------------------------------
Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
-----------------------------------------------------------------------------------------------
Mortality and expense risks                                                            1.10%
Administrative                                                                         0.25%
Distribution                                                                           0.25%
                                                                                       ----
Total annual expenses                                                                  1.60%
-----------------------------------------------------------------------------------------------
Charges we deduct from your account value each year if you elect the optional benefit
-----------------------------------------------------------------------------------------------
baseBuilder benefit charge (calculated as a percentage of the applicable benefit base. Deducted annually on each contract date anniversary for which the benefit
is in effect.)                                                                        0.30%
-----------------------------------------------------------------------------------------------
Protection Plus benefit charge (calculated as a percentage of the account value.
Deducted annually on each contract date anniversary for which the benefit is in
effect.)                                                                              0.20%
-----------------------------------------------------------------------------------------------



You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.



10 Fee table

------------------------------------------------------------------------------------------------------
Portfolio operating expenses expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2002 (expenses that are deducted     Lowest     Highest
from Portfolio assets including management fees, 12b-1 fees, service fees,         ------     -------
and/or other expenses)(1)                                                           0.57%      3.77%



Notes:

(1) Equitable Life, the manager of AXA Premier VIP Trust and EQ Advisors
    Trust, has entered into Expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2004. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. See the Prospectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commis sions each EQ Advisors Trust Portfolio and each AXA Premier VIP Trust Portfolio pays is used to reduce the Portfolio's expenses. If the table reflected these expense limitation arrangements and the portion of the brokerage commissions used to reduce portfolio expenses, the lowest and highest figures would be as shown in the table below:



   -----------------------------------------------------------------------------
   Total Annual Portfolio Operating Expenses
   for 2002 (expenses that are deducted from
   Portfolio assets including management          Lowest     Highest
   fees, 12b-1 fees, service fees, and/or other   ------------------
   expenses) after expense cap                     0.57%      1.85%
   -----------------------------------------------------------------------------

   Total Annual Portfolio Operating Expenses
   for 2002 (expenses that are deducted from
   Portfolio assets including management
   fees, 12b-1 fees, service fees, and/or other
   expenses) after expense cap and after a
   portion of the brokerage commissions that       0.43%      1.82%
   the Portfolio pays is used to reduce the
   Portfolio's expenses
   -----------------------------------------------------------------------------



                                                                    Fee table 11

EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses.

The example below shows the expenses that a hypothetical contract owner (who has elected baseBUILDER and Protection Plus) would pay in the situations illustrated. Since the Protection Plus feature only applies under certain contracts, expenses would be lower for contracts that do not have Protection Plus.

The fixed maturity options and the 12 month dollar cost averaging program are not covered by the example. However, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to amounts in the fixed maturity options and the 12 month dollar cost averaging program. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year and assumes the highest and lowest fees and expenses of any of the underlying trust portfolios. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

If you surrender your contract at the end of the applicable time period:



             1 year       3 years      5 years       10 years
             ------       -------      -------       --------
Lowest      $ 280.35   $   862.35    $  1473.95     $ 3,142.53
Highest     $ 616.35   $ 1,833.41    $ 3,029.89     $ 5,933.41



If you annuitize at the end of the applicable time period:



             1 year        3 years        5 years       10 years
             ------        -------        -------       --------
Lowest      $ 630.35     $ 1,212.35     $ 1,823.95     $ 3,492.53
Highest     $ 966.35     $ 2,183.41     $ 3,379.89     $ 6,283.41



If you do not surrender your contract at the end of the applicable time period:



             1 year       3 years       5 years       10 years
             ------       -------       -------       --------
Lowest      $ 280.35   $   862.35     $ 1,473.95     $ 3,142.53
Highest     $ 616.35   $ 1,833.41     $ 3,029.89     $ 5,933.41



CONDENSED FINANCIAL INFORMATION

Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2002.



12 Fee table

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum initial contribution of $25,000 for you to purchase a contract. You may make additional contributions of at least $1,000 each for NQ and Rollover TSA contracts and $50 for Rollover IRA and Roth Conversion IRA contracts, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.

We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator(R) seriesSM contracts with the same annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                  Available for annuitant                                       Limitations on
Contract type     issue ages                 Source of contributions            contributions
------------------------------------------------------------------------------------------------------------------------------------
NQ                0 through 85               o After-tax money.                 o No additional contributions after age 86.

                                             o Paid to us by check or transfer
                                               of contract value in a
                                               tax-deferred exchange under
                                               Section 1035 of the Internal
                                               Revenue Code.
------------------------------------------------------------------------------------------------------------------------------------
Rollover IRA      20 through 85              o Eligible rollover distributions  o No rollover or direct transfer contributions
                                               from TSA contracts or other        after age 86.
                                               403(b) arrangements, qualified
                                               plans, and governmental EDC      o Contributions after age 70-1/2 must be net
                                               plans.                             of required minimum distributions.

                                             o Rollovers from another           o Although we accept regular IRA contribu-
                                               traditional individual             tions (limited to $3,000 for each of
                                               retirement arrangement.            calendar years 2003 and 2004) under
                                                                                  Rollover IRA contracts, we intend that this
                                             o Direct custodian-to-custodian      contract be used primarily for rollover and
                                               transfers from another             direct transfer contributions.
                                               traditional individual
                                               retirement arrangement.          o Additional catch-up contributions of up to
                                                                                  $500 can be made for the calendar year
                                             o Regular IRA contributions.         2003 or 2004 where the owner is at least
                                                                                  age 50 but under age 70-1/2 at any time
                                             o Additional "catch-up"              during the calendar year for which the
                                               contributions.                     contribution is made.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 13

------------------------------------------------------------------------------------------------------------------------------------
                  Available for annuitant
Contract type     issue ages                 Source of contributions                Limitations on contributions
------------------------------------------------------------------------------------------------------------------------------------
Roth Conversion   20 through 85              o Rollovers from another Roth IRA.     o No additional rollover or direct transfer
IRA                                                                                   contributions after age 86.
                                             o Conversion rollovers from a
                                               traditional IRA.                     o Conversion rollovers after age 70-1/2 must
                                                                                      be net of required minimum distributions
                                             o Direct transfers from another          for the traditional IRA you are rolling over.
                                               Roth IRA.
                                                                                    o You cannot roll over funds from a traditional
                                             o Regular Roth IRA contributions.        IRA if your adjusted gross is $100,000 or
                                                                                      more.
                                             o Additional catch-up contributions.
                                                                                    o Although we accept regular Roth IRA
                                                                                      contributions (limited to $3,000 for each
                                                                                      of calendar years 2003 and 2004) under
                                                                                      Roth IRA contracts, we intend that this
                                                                                      contract be used primarily for rollover and
                                                                                      direct transfer contributions.

                                                                                    o Additional catch-up contributions of up to
                                                                                      $500 can be made for the calendar year
                                                                                      2003 or 2004 where the owner is at least
                                                                                      age 50 at any time during the calendar
                                                                                      year for which the contribution is made.
------------------------------------------------------------------------------------------------------------------------------------
Rollover TSA      20 through 85              o Direct transfers of pre-tax funds    o No additional rollover or direct transfer
                                               from another contract or               contributions after age 86.
                                               arrangement under Section 403(b)
                                               of the Internal Revenue Code,        o Rollover or direct transfer contributions
                                               complying with IRS Revenue Ruling      after age 70-1/2 must be net of any
                                               90-24.                                 required minimum distributions.

                                             o Eligible rollover distributions      o Employer-remitted contributions are not
                                               of pre-tax funds from other 403(b)     permitted.
                                               plans. Subsequent contributions
                                               may also be rollovers from
                                               qualified plans, governmental EDC
                                               plans and traditional IRAs.
------------------------------------------------------------------------------------------------------------------------------------
QP                20 through 75             o Only transfer contributions from an    o Regular ongoing payroll contributions are
                                              existing defined contribution            not permitted.
                                              qualified plan trust.
                                                                                     o Only one additional transfer contribution
                                            o The plan must be qualified under         may be made during a contract year.
                                              Section 401(a) of the Internal
                                              Revenue Code.                          o No additional transfer contributions after
                                                                                       age 76.
                                            o For 401(k) plans, transferred
                                              contributions may only include         o Contributions after age 70-1/2 must be net
                                              employee pre-tax contributions.          of any required minimum distributions

                                                                                     o A separate QP contract must be established
                                                                                       for each plan participant.

                                                                                     o Employer-remitted contributions are not
                                                                                       permitted.

Please refer to Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
------------------------------------------------------------------------------------------------------------------------------------



See "Tax information" later in this Prospectus and in the SAI for a more detailed discussion of sources of contributions and certain contribution limitations.


For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.


14 Contract features and benefits

OWNER AND ANNUITANT REQUIREMENTS


Under NQ contracts, the annuitant can be different than the owner. We do not permit partnerships or limited liability corporations to be owners. We also reserve the right to prohibit availability of this contract to other non-natural owners. Only natural persons can be joint owners. In general we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act in your state.


Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.

--------------------------------------------------------------------------------
A "participant" is an individual who is currently, or was formerly, participating in an eligible employer's qualified plan or TSA plan.
--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this Prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options and the fixed maturity options.

VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.


--------------------------------------------------------------------------------
You can choose from among the variable investment options and the fixed maturity options.
--------------------------------------------------------------------------------

                                              Contract features and benefits  15

PORTFOLIOS OF THE TRUSTS


You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Accumulator(R) Select(SM) contract. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.



------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
Portfolio Name                 Objective                                        Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND     Seeks a balance of a high current income and      o BlackRock Advisors, Inc.
                              capital appreciation, consistent with a           o Pacific Investment Management Company LLC
                              prudent level of risk
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE   Seeks long-term growth of capital                 o A I M Capital Management, Inc.
                                                                                o Dresdner RCM Global Investors LLC
                                                                                o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP               Seeks long-term growth of capital                 o Alliance Capital Management L.P., through its
 INTERNATIONAL EQUITY                                                             Bernstein Investment Research and Manage-
                                                                                  ment Unit
                                                                                o Bank of Ireland Asset Management
                                                                                  (U.S.) Limited
                                                                                o OppenheimerFunds, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital                 o Alliance Capital Management L.P., through its
 CORE EQUITY                                                                      Bernstein Investment Research and Management Unit
                                                                                o Janus Capital Management LLC
                                                                                o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital                 o Alliance Capital Management L.P.
 GROWTH                                                                         o Dresdner RCM Global Investors LLC
                                                                                o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital                 o Alliance Capital Management L.P.
 VALUE                                                                          o MFS Investment Management
                                                                                o Institutional Capital Corporation
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID     Seeks long-term growth of capital                 o Alliance Capital Management L.P.
 CAP GROWTH                                                                     o Provident Investment Counsel, Inc.
                                                                                o RS Investment Management, LP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID     Seeks long-term growth of capital                 o AXA Rosenberg Investment Management LLC
 CAP VALUE                                                                      o Wellington Management Company, LLP
                                                                                o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY    Seeks long-term growth of capital                 o Alliance Capital Management L.P.
                                                                                o Dresdner RCM Global Investors LLC
                                                                                o Firsthand Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------


16 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
Portfolio Name                 Objective                                          Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/AGGRESSIVE STOCK              Seeks to achieve long-term growth of capital.    o Alliance Capital Management L.P.
                                                                                  o MFS Investment Management
                                                                                  o Marsico Capital Management, LLC
                                                                                  o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK         Seeks to achieve long-term growth of capital.    o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND           Seeks to provide a high total return.            o Alliance Capital Management L.P.
 INCOME
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE         Seeks to achieve high current income consistent  o Alliance Capital Management L.P.
 GOVERNMENT SECURITIES           with relative stability of principal.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL        Seeks to achieve long-term growth of capital.    o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE PREMIER GROWTH       To achieve long-term growth of capital.          o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND         Seeks to achieve high current income consistent  o Alliance Capital Management L.P.
                                 with moderate risk to capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP            Seeks to achieve long-term growth of capital.    o Alliance Capital Management L.P.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE TECHNOLOGY           Seeks to achieve long-term growth of capital.    o Alliance Capital Management L.P.
                                 Current income is incidental to the Portfolio's
                                 objective.
------------------------------------------------------------------------------------------------------------------------------------
EQ/BALANCED                      Seeks to achieve a high return through both      o Alliance Capital Management L.P.
                                 appreciation of capital and current income.      o Capital Guardian Trust Company
                                                                                  o Mercury Advisors
                                                                                  o Jennison Associates LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE   Seeks capital appreciation.                      o Alliance Capital Management L.P.,
                                                                                    through its Bernstein Investment Research
                                                                                    and Management Unit
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY              Seeks long-term capital appreciation.            o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                        and Brown Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              To achieve long-term growth of capital.          o Capital Guardian Trust Company
 INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              To achieve long-term growth of capital.          o Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.         To achieve long-term growth of capital.          o Capital Guardian Trust Company
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/EMERGING MARKETS EQUITY       Seeks long-term capital appreciation.            o Morgan Stanley Investment Management,
                                                                                    Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX              Seeks a total return before expenses that        o Alliance Capital Management L.P.
                                 approximates the total return performance of
                                 the S&P 500 Index, including reinvestment of
                                 dividends, at a risk level consistent with that
                                 of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 17

------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
Portfolio Name                 Objective                                          Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA          Seeks long-term capital growth.                       o Evergreen Investment Management
                                                                                    Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP               Seeks long-term growth of capital.                    o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI SMALL/MID CAP VALUE   Seeks long-term capital appreciation.                 o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/HIGH YIELD               Seeks to achieve a high total return through a        o Alliance Capital Management L.P.
                            combination of current income and capital             o Pacific Investment Management Company
                            appreciation.                                           LLC (PIMCO)
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. MORGAN CORE BOND    Seeks to provide a high total return consistent       o J.P. Morgan Investment Management Inc.
                            with moderate risk of capital and maintenance
                            of liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH   Seeks long-term growth of capital.                    o Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE   Seeks capital appreciation.                           o Lazard Asset Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS            Seeks long-term growth of capital.                    o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE      Seeks capital appreciation and secondarily, income.   o Mercury Advisors
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH      Seeks to provide long-term capital growth.            o MFS Investment Management
 COMPANIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST      Seeks long-term growth of capital with secondary      o MFS Investment Management
                            objective to seek reasonable current income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET             Seeks to obtain a high level of current income,       o Alliance Capital Management L.P.
                            preserve its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME   Seeks capital growth. Current income is a secondary   o Putnam Investment Management, LLC
 VALUE                      objective.
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM INTERNATIONAL     Seeks capital appreciation.                           o Putnam Investment Management, LLC
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM VOYAGER           Seeks long-term growth of capital and any increased   o Putnam Investment Management, LLC
                            income that results from this growth.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX      Seeks to replicate as closely as possible (before     o Alliance Capital Management L.P.
                            the deduction of Portfolio expenses) the total
                            return of the Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------



Other important information about the portfolios is included in the Prospectuses for each Trust attached at the end of this Prospectus.



18 Contract features and benefits

FIXED MATURITY OPTIONS


We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied: (i) the fixed maturity option's maturity date is within the current calendar year; and (ii) the rate to maturity is 3%. This means that at points in time there may be no fixed maturity options available. You can allocate your contributions to one or more of these fixed maturity options. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional to see if fixed maturity options are available in your state.


--------------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity.
--------------------------------------------------------------------------------


The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.


On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."


FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on February 15th for each of the maturity years 2004 through 2013. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.


YOUR CHOICES AT THE MATURITY DATE. We will notify you on or before December 31st of the year before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option or into any of the variable investment options; or

(b) withdraw the maturity value.


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the next available fixed maturity option with the earliest maturity date. As of February 14, 2003, the next available maturity date was February 15, 2009.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b) the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.


ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance or dollar cost averaging.


SELF-DIRECTED ALLOCATION


You may allocate your contributions to one or more, or all, of the variable investment options and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. However, the total of your allocations must equal 100%. If the annuitant is age 76 or older, you may allocate contributions to fixed maturity options if their maturities are five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the February 14th immediately following the date annuity payments are to begin.



PRINCIPAL ASSURANCE ALLOCATION


Under this allocation program you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. If you make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under the principal assurance allocation.


                                              Contract features and benefits  19

Principal assurance will not be available if none of those maturity dates is available. You allocate the rest of your contribution to the variable investment options however you choose.

For example, if your initial contribution is $25,000, and on February 14, 2003 you chose the fixed maturity option with a maturity date of February 15, 2013, since the rate to maturity was 4.60% on February 14, 2003, we would have allocated $15,937 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $25,000.

The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you anticipate taking required minimum distributions, you should consider whether your values in the variable investment options are sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus and in the SAI.

You may not elect principal assurance if the 12 month dollar cost averaging program is in effect.



DOLLAR COST AVERAGING


We offer two dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually transfer amounts from the EQ/Money Market option to the other variable investment options by periodically transferring approximately the same dollar amount to the other variable investment options you select. This will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.


--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------


12 MONTH DOLLAR COST AVERAGING PROGRAM. You may dollar cost average from the EQ/Money Market option into any of the other variable investment options. You may elect to participate in the 12 month dollar cost averaging program at any time subject to the age limitation on contributions described in Section 1 of this prospectus. Contributions into the account for 12 month dollar cost averaging may not be transfers from other investment options. You must allocate your entire initial contribution into the EQ/Money Market option if you are selecting the 12 month dollar cost averaging program at application to purchase an Accumulator(R) Select(SM) contract; thereafter your initial allocation to any 12 month dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time. We will transfer your value in the EQ/Money Market option into the other variable investment options that you select over the next 12 months or such other period we may offer. Once the time period then in effect has run, you may then select to participate in the dollar cost averaging program for an additional time period. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made.

Currently, the transfer date will be the same day of the month as the contract date, but not later than the 28th. For a 12 month dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the 12 month dollar cost averaging program, but not later than the 28th of the month. All amounts will be transferred out by the end of the time period then in effect. Under this program we will not deduct the mortality and expense risks, administrative and distribution charges from assets in the EQ/Money Market option.

You may not transfer amounts to the EQ/Money Market option established for this program that are not part of the 12 month dollar cost averaging program. The only amounts that should be transferred from the EQ/Money Market option are your regularly scheduled transfers to the other variable investment options. If you request to transfer or withdraw any other amounts from the EQ/Money Market option, we will transfer all of the value that you have remaining in the account for 12 month dollar cost averaging to the investment options according to the allocation percentages we have on file for you. You may ask us to cancel your participation at any time.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly, or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

                      ----------------------------------

You may not elect general dollar cost averaging or 12 month dollar cost averaging if you are participating in the rebalancing program. See "Transferring your money among investment options" later in this Prospectus. You may not elect the 12-Month Dollar Cost Averaging program if the principal assurance program is in effect.



YOUR BENEFIT BASE


The benefit base is used to calculate the guaranteed minimum income benefit and the 5% roll up to age 80 guaranteed minimum death benefit. Your benefit base is not an account value or a cash value. See "Our baseBUILDER option" and "Guaranteed minimum death benefit" below. The benefit base is equal to:


o  your initial contribution and any additional contributions to the con-


20  Contract features and benefits
   tract; plus

o  daily interest; less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).

The effective annual interest rate credited to the benefit base is:


o 5% for the benefit base with respect to the variable investment options (other than the AXA Premier VIP Core Bond, EQ/Alliance Intermediate Government Securities, EQ/Money Market and EQ/Alliance Quality Bond options), and the 12 month dollar cost averaging program; and

o 3% for the benefit base with respect to the AXA Premier VIP Core Bond, EQ/Alliance Intermediate Government Securities, EQ/Money Market and EQ/Alliance Quality Bond options, the fixed maturity options and the loan reserve account under Rollover TSA (if applicable).


No interest is credited to the benefit base after the contract date anniversary following the annuitant's 80th birthday.

ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the guaranteed minimum income benefit and annuity payout options. The guaranteed minimum income benefit is discussed in "Our baseBUILDER option" and annuity payout options are discussed in "Accessing your money" later in this Prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are those factors that are in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit and the annuitant's (and any joint annuitant's) age and sex in certain instances.

OUR BASEBUILDER OPTION


The baseBUILDER option offers you a guaranteed minimum income benefit combined with the guaranteed minimum death benefit available under the contract. The baseBUILDER benefit is available if the annuitant is between the ages of 20 and 75 at the time the contract is issued. There is an additional charge for the baseBUILDER benefit which is described under "baseBUILDER benefit charge" in "Charges and expenses" later in this Prospectus. If you are purchasing this contract to fund a Charitable Remainder Trust, the guaranteed minimum income benefit is generally not available. Subject to our rules, the baseBUILDER option may be available for certain split-funded Charitable Remainder Trusts.

The guaranteed minimum income benefit component of the baseBUILDER option is described below. Whether you elect the baseBUILDER option or not, the guaranteed minimum death benefit is provided under the contract. The guaranteed minimum death benefit is described under "Guaranteed minimum death benefit" below in this section.

The guaranteed minimum income benefit guarantees you a minimum amount of lifetime income under our Income Manager contract. Only a life with a period certain Income Manager payout annuity contract is available. You choose whether you want the option to be paid on a single or joint life basis at the time you exercise the option. The maximum period certain available under the Income Manager payout option is 10 years. This period may be shorter, depending on the annuitant's age as follows:



------------------------------------------------
             Level payments
------------------------------------------------
                       Period certain years
  Annuitant's Age     ----------------------
    at exercise          IRAs        NQ
------------------------------------------------
      60 to 75           10          10
         76               9          10
         77               8          10
         78               7          10
         79               7          10
         80               7          10
         81               7           9
         82               7           8
         83               7           7
------------------------------------------------


We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

--------------------------------------------------------------------------------
The guaranteed minimum income benefit, which is also known as a living benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------


When you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your guaranteed minimum income benefit which is calculated by applying your benefit base less any outstanding loan plus accrued interest (applies to Rollover TSA only) at guaranteed annuity purchase factors, or (ii) the income provided by applying your actual account value at our then current annuity purchase factors. The benefit base is applied only to the baseBUILDER guaranteed annuity purchase factors in your contract and not to any other guaranteed or current annuity purchase rates.

When you elect to receive annual lifetime income, your contract will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of guaranteed minimum income benefit" below.

Before you elect baseBUILDER, you should consider the fact that the guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. The guaranteed annuity purchase factors we use to determine your Income Manager benefit under baseBUILDER are more conservative than the guaranteed annuity purchase factors we use for the Income Manager payout annuity option. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the baseBUILDER Income Manager will be smaller than each periodic payment under the Income Manager payout annuity option. Therefore, even if your account value is less than your benefit base, you may generate more


                                              Contract features and benefits  21
income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. The table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming there were no allocations to the AXA Premier VIP Core Bond, EQ/Alliance Intermediate Government Securities, EQ/Money Market or EQ/Alliance Quality Bond options, the fixed maturity options or the loan reserve account.


---------------------------------------------------------
                             Guaranteed minimum income
      Contract date           benefit -- annual income
 anniversary at exercise          payable for life
---------------------------------------------------------
            10                        $10,816
            15                        $16,132
---------------------------------------------------------


EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us in order to exercise this benefit. The amount of income you actually receive will be determined when we receive your request to exercise the benefit. You will begin receiving annual payments one year after the annuity payout contract is issued. You may choose to take a withdrawal prior to exercising the guaranteed minimum income benefit, which will reduce your payments. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death.

You will be eligible to exercise the guaranteed minimum income benefit as follows:


o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.


o If the annuitant was at least age 45 and no older than age 53 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 54 and no older than age 75 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 7th contract date anniversary.


Please note:


(i) the latest date you may exercise the guaranteed minimum income benefit is the contract date anniversary following the annuitant's 83rd birthday; and

(ii) if the annuitant was age 75 when the contract was issued, the only time you may exercise the guaranteed minimum income benefit is within 30 days following the first and second contract date anniversary that it becomes available;

(iii) if the annuitant was older than age 63 at the time an IRA, QP or Rollover TSA contract was issued, the baseBUILDER may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the guaranteed minimum income benefit can be exercised;

(iv) for QP and Rollover TSA contracts, if you are eligible to exercise your guaranteed minimum income benefit, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract; and

(v) For a successor owner/annuitant, the earliest exercise date is based on the original contract issue date and the age of the successor owner/annuitant as of the Processing Date successor owner/annuitant takes effect.

Please see both "Termination of your contract" in "Determining your contract value" and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.


GUARANTEED MINIMUM DEATH BENEFIT

A guaranteed minimum death benefit is provided as part of the baseBUILDER benefit. A guaranteed minimum death benefit is also provided under your contract even if you don't elect baseBUILDER. In this case, the baseBUILDER benefit charge does not apply.

Guaranteed minimum death benefit applicable for annuitant ages 0 through 79 at issue of NQ contracts; 20 through 79 at issue of Rollover IRA, Roth Conversion IRA and Rollover TSA contracts; and 20 through 75 at issue of QP contracts.


You must elect either the "5% roll up to age 80" or the "annual ratchet to age 80" guaranteed minimum death benefit when you apply for a contract. Once you have made your election, you may not change it.

5% ROLL UP TO AGE 80. The guaranteed minimum death benefit is equal to the benefit base described earlier in "Your benefit base," and is subject to state availability.


ANNUAL RATCHET TO AGE 80. On the contract date, your guaranteed minimum death benefit equals your initial contribution. Then, on each contract date anniversary, we will determine your guaranteed minimum death benefit by comparing your current guaranteed minimum death benefit to your account value on that contract date anniversary. If your account value is higher than your guaranteed minimum death benefit, we will increase your guaranteed minimum death benefit to equal your account value. On the other hand, if your account value on the contract date anniversary is less than your guaranteed minimum death benefit, we will not adjust your guaranteed minimum death benefit either up or down. If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options.


22  Contract features and benefits

If you take a withdrawal from your contract, we will reduce your guaranteed minimum death benefit on the date you take the withdrawal.


GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 80 THROUGH 85 AT ISSUE OF NQ, ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS.

On the contract date, your guaranteed minimum death benefit equals your initial contribution. Thereafter, it will be increased by the dollar amount of any additional contributions. We will reduce your guaranteed minimum death benefit if you take any withdrawals.

                      ----------------------------------


Please see both "Termination of your contract" in "Determining your contract value" and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.


See Appendix IV at the end of this Prospectus for an example of how we calculate the guaranteed minimum death benefit.


Protection Plus


Protection Plus provides an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential tax consequences of electing to purchase the Protection Plus feature in an NQ or IRA contract.


If the annuitant is 69 or younger when we issue your Contract (or if the successor owner/annuitant is 69 or younger when he or she becomes the successor owner/annuitant), the death benefit will be:

the greater of:

o the account value or

o any applicable guaranteed minimum death benefit

Increased by:

40% of the lesser of:

o the total net contributions or

o the death benefit less total net contributions

For purposes of calculating your Protection Plus benefit, the following applies: (i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) reduced on a pro rata basis to reflect withdrawals (including surrender charges and loans). Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce net contributions by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If contributions aggregated $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and net contributions after the withdrawal would be $24,000 ($40,000-$16,000); (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable guaranteed minimum death benefit as of the date of death.

If the annuitant is age 70 through 75 when we issue your contract (or if the successor owner/annuitant is between the ages of 70 and 75 when he or she becomes the successor owner/annuitant and Protection Plus had been elected at issue), the death benefit will be:

the greater of:

o the account value or

o any applicable guaranteed minimum death benefit

Increased by:

25% of the lesser of:

o the total net contributions (as described above) or

o the death benefit (as described above) less total net contributions

Protection Plus must be elected when the contract is first issued: neither the owner nor the successor owner/annuitant can add it subsequently. Ask your financial professional if this feature is available in your state.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS


If for any reason you are not satisfied with your contract, you may return it to us for a refund of the full amount of your contribution. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.


We may require that you wait six months before you may apply for a contract with us again if:

o you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus and in the SAI for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions.


                                              Contract features and benefits  23

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE


Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) market adjusted amounts in the fixed maturity options; and (iii) the loan reserve account (applicable to Rollover TSA contracts only).


Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.


YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)    mortality and expense;

(ii)   administrative expenses; and

(iii)  distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)    increased to reflect additional contributions;

(ii)   decreased to reflect a withdrawal;

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv) decreased to reflect a transfer of your loan amount to the loan reserve account under a Rollover TSA contract.

In addition, when we deduct the baseBUILDER benefit charge and/or the Protection Plus benefit charge the number of units credited to your contract will be reduced. A description of how unit values are calculated is found in the SAI.


YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.



TERMINATION OF YOUR CONTRACT

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose any applicable guaranteed benefits.



24  Determining your contract's value

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer to a fixed maturity option that matures in the current calendar year or that has a rate to maturity of 3% or less.


o You may not transfer any amount to the 12-month dollar cost averaging program.


o If the annuitant is 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. Also, the maturity dates may be no later than the February 15th immediately following the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.


In addition, we reserve the right to restrict transfers among variable investment options as described in your contract, including limitations on the number, frequency, or dollar amount of transfers.


You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.


DISRUPTIVE TRANSFER ACTIVITY

You should note that the Accumulator(R) Select(SM) contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio. These kinds of strategies and transfer activities are disruptive to the underlying portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options are disruptive to the underlying portfolios, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney or otherwise who is acting on behalf of one or more owners. In making these determinations, we may consider the combined transfer activity of annuity contracts and life insurance policies that we believe are under common ownership, control or direction.

We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to prevent disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio, and we take appropriate action, which may include the actions described above to restrict availability of voice, fax and automated transaction services, when we consider the activity of owners to be disruptive. We currently provide a letter to owners who have engaged in such activity of our intention to restrict such services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider disruptive transfer activity, as well as change our procedures to restrict this activity.


REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually or annually on a contract year basis).

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

While your rebalancing program is in effect, we will transfer amounts among the variable investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

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Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
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You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested. The rebalancing program will remain in effect unless you request that it be canceled in writing.

You may not elect the rebalancing program if you are participating in the general dollar cost averaging or 12 month dollar cost averaging program. Rebalancing is not available for amounts you have allocated in the fixed maturity options.


                            Transferring your money among investment options  25

4. Accessing your money

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WITHDRAWING YOUR ACCOUNT VALUE


You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. If you request to withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.

Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.


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                                    Method of withdrawal
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                                                                 Lifetime
                                                                 required
                                              Substantially      minimum
   Contract         Lump sum    Systematic        equal        distribution
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NQ                    Yes          Yes             No              No
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Rollover IRA          Yes          Yes             Yes             Yes
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Roth
 Conversion IRA       Yes          Yes             Yes             No
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QP                    Yes           No             No              Yes
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Rollover TSA*         Yes          Yes             No              Yes
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* For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information" later in this Prospectus and in the SAI.


LUMP SUM WITHDRAWALS
(All contracts)


You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $300.


Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.


SYSTEMATIC WITHDRAWALS
(NQ, Rollover TSA and IRA contracts)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions).

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, the amount or the percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.


SUBSTANTIALLY EQUAL WITHDRAWALS
(All IRA contracts)

The substantially equal withdrawals option allows you to receive distributions from your account value without triggering the 10% additional federal tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus and in the SAI. Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.


The IRS has recently issued guidance permitting an individual who had elected to receive substantially equal withdrawals to change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option. You may elect to start receiving substantially equal withdrawals again, but the pay-



26  Accessing your money
ments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.


LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS

(Rollover IRA, QP and Rollover TSA contracts only -- See "Tax information" later in this Prospectus and in the SAI)


We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70-1/2. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this Prospectus and in the SAI for your specific type of retirement arrangement.


Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.

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For Rollover IRA and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).

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HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply to withdrawals from the fixed maturity options. If those amounts are insufficient, we will deduct all or a portion of the charge from amounts in the 12 month dollar cost averaging program.


HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:


INCOME BENEFIT AND DEATH BENEFIT


5% roll up to age 80 -- If you elect the 5% roll up to age 80 guaranteed minimum death benefit, your benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 5% or less of the benefit base on the most recent contract date anniversary. Once you take a withdrawal that causes the sum of your withdrawals in a contract year to exceed 5% of the benefit base on the most recent contract date anniversary, that withdrawal and any subsequent withdrawals in that same contract year will reduce your benefit base on a pro rata basis.


The timing of your withdrawals and whether they exceed the 5% threshold described above can have significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.


Annual ratchet to age 80 -- If you elect the annual ratchet to age 80 guaranteed minimum death benefit, each withdrawal will reduce your benefits on a pro rata basis.


Annuitant issue ages 80 through 85 -- If your contract was issued when the annuitant was between ages 80 and 85, each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.

                      ----------------------------------


Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your guaranteed minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x ..40) and your new guaranteed minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000).



LOANS UNDER ROLLOVER TSA CONTRACTS


You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are enrolled in our "automatic required minimum distribution (RMD) service."


You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" later in this Prospectus and in the SAI for general rules applicable to loans.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1) the date annuity payments begin,

(2) the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).

Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.


                                                        Accessing your money  27

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the loan will be subtracted from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus and in the SAI.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS

Equitable Accumulator(R) Select(SM) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.


You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue. In addition, if you are exercising your guaranteed minimum income benefit under baseBUILDER, your choice of payout options are those that are available under baseBUILDER (see "Our baseBUILDER option" in "Contract features and benefits" earlier in this Prospectus).



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Fixed annuity payout options          Life annuity
                                      Life annuity with period certain
                                      Life annuity with refund certain
                                      Period certain annuity
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Variable Immediate Annuity            Life annuity
   payout options                     Life annuity with period certain
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Income Manager payout options         Life annuity with period certain
   (available for annuitants age 83   Period certain annuity
   or less at contract issue)
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o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum pay-


28  Accessing your money
   ment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.


Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of the EQ/Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


INCOME MANAGER PAYOUT OPTIONS

The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your financial professional. Income Manager payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.


Income Manager NQ and IRA payout options provide guaranteed level payments. The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only).


For QP and Rollover TSA contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner.

You may choose to apply only part of the account value of your Equitable Accumulator(R) Select(SM) contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator(R) Select(SM). For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.

Depending upon your circumstances, an Income Manager contract may be purchased on a tax-free basis. Please consult your tax adviser. The Income Manager payout options are not available in all states.


If you purchase an Income Manager contract in connection with the exercise of the Living Benefit option, different payout options may apply as well as other various differences. See "Our baseBUILDER option" in "Contract features and benefits" earlier in this Prospectus, as well as the Income Manager prospectus.




THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin unless you are applying only some of your account value to an Income Manager contract. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Equitable Accumulator(R) Select(SM) contract date. Except with respect to the Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


ANNUITY MATURITY DATE


Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 90th birthday.


Before the last day by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment


                                                        Accessing your money  29
options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender if an Income Manager annuity payout option is chosen.


30  Accessing your money

5. Charges and expenses

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CHARGES THAT EQUITABLE LIFE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o  A mortality and expense risks charge


o  An administrative charge

o  A distribution charge


We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o  A charge for baseBUILDER, if you elect this optional benefit.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

o  A charge for Protection Plus, if you elect this optional benefit.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" later in this Prospectus.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.


MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the guaranteed minimum death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.


ADMINISTRATIVE CHARGE


We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.



DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


BASEBUILDER BENEFIT CHARGE


If you elect the baseBUILDER, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches age 83, whichever occurs first. The charge is equal to 0.30% of the benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge first, from the fixed maturity options, in order of the earliest maturity date(s) first. A market value adjustment may apply.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus.



PROTECTION PLUS


If you elect Protection Plus, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.20% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment option on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge first, from the fixed maturity options, in the order of the earliest maturity date(s) first. A market value adjustment may apply.



CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES


We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.



VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option.


                                                        Charges and expenses  31

CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

o  Management fees ranging from 0.25% to 1.20%.

o  12b-1 fees of 0.25%.

o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o  Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts following this Prospectus.


GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the guaranteed minimum income benefit and the guaranteed minimum death benefit or offer variable investment options that invest in shares of either Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that result in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


32  Charges and expenses

6. Payment of death benefit

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YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee.

Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary so that the custodian can reinvest or distribute the death benefit as the beneficiary of the account desires.

The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the guaranteed minimum death benefit. The guaranteed minimum death benefit is part of your contract, whether you select the baseBUILDER benefit or not. We determine the amount of the death benefit (other than the guaranteed minimum death benefit) and any amount applicable under the Protection Plus feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the guaranteed minimum death benefit will be the guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals. Under Rollover TSA contracts we will deduct the amount of any outstanding loan plus accrued interest from the amount of the death benefit.


EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.


Generally, the death of the annuitant terminates the contract. However, a surviving spouse of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse who is the sole primary beneficiary can be a successor owner/annuitant. The successor owner/annuitant feature is only available under NQ and individually owned IRA contracts.


For individually owned IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.


WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death. When the owner is not the annuitant under an NQ contract and the owner dies before annuity payments begin, the beneficiary named to receive this death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.


HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary to effect the successor


                                                    Payment of death benefit  33
owner/annuitant feature, we will increase the account value to equal your guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. In determining whether the guaranteed minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature).

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.



BENEFICIARY CONTINUATION OPTION

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. This feature permits a designated individual, upon the contract owner's death, to maintain the contract in the deceased contract owner's name and receive distributions under the contract instead of receiving the death benefit in a lump sum. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value. Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed in the Statement of Additional Information, the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

o  The contract continues in your name for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the guaranteed minimum income benefit or Protection Plus feature under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any guaranteed minimum death benefit feature will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value.

o  Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.


34  Payment of death benefit

7. Tax information

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OVERVIEW


In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator(R) Select(SM) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when or how these rules could change. Any change could affect contracts purchased before the change.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, the amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax advisor before your purchase.


President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002, and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions which can be made to all types of tax-favored retirement plans. In addition to increasing amounts which can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax advisor how EGTRRA affects your personal financial situation.


BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code Section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. More information on IRAs and TSAs is provided in the SAI. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as Accumulator(R) Select(SM)'s 12 Month Dollar Cost Averaging, choice of death benefits, baseBUILDER guaranteed minimum income benefit, selection of investment funds and fixed maturity options and its choices of pay-out options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect. Although certain provisions of the Temporary Regulations on required minimum distributions concerning the actuarial value of additional contract benefits which could have increased the amount required to be distributed from annuity contracts funding qualified plans, TSA's and IRA's have been suspended for 2003, these or similar provisions may apply in future years. You may want to discuss with your tax advisor the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract. See also Appendix II at the end of this Prospectus for a discussion of QP contracts.



TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust or other non-natural person).


                                                             Tax information  35

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


PROTECTION PLUS FEATURE

In order to enhance the amount of the death benefit to be paid at the annuitant's death, you may purchase a Protection Plus rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus rider is not part of the contract. In such a case the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable and, for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, Equitable would take all reasonable steps to attempt to avoid this result, which would include amending the contract (with appropriate notice to you).


CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

o The owner and the annuitant are the same under the source contract and the Equitable Accumulator(R) Select(SM) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the Equitable Accumulator(R) Select(SM) NQ contract.

A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between carriers and provision of cost basis information may be required to process this type of an exchange.

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER
YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o on or after your death; or

o because you are disabled (special federal income tax definition); or


o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.


OTHER INFORMATION

The IRS has stated that you will be considered the owner of the assets in the separate account if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity contract. If you were to be considered the owner of the underlying shares, income and gains attributable to such portfolio shares would be currently included in your gross income for federal income tax pur-


36  Tax information
poses. Incidents of investment control could include among other items, the number of investment options available under a contract and/or the frequency of transfers available under the contract. In connection with the issuance of regulations concerning investment diversification in 1986, the Treasury Department announced that the diversification regulations did not provide guidance on investor control but that guidance would be issued in the form of regulations or rulings. As of the date of this prospectus, no such guidance has been issued. It is not known whether such guidelines, if in fact issued, would have retroactive adverse effect on existing contracts. We can not provide assurance as to the terms or scope of any future guidance nor any assurance that such guidance would not be imposed on a retroactive basis to contracts issued under this prospectus. We reserve the right to modify the contract as necessary to attempt to prevent you from being considered the owner of the assets of the separate account for tax purposes.

SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets funding the account typically include mutual funds and/or individual stocks and/or securities in a custodial account and bank certificates of deposit in a trusteed account . In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:


o Traditional IRAs, typically funded on a pre-tax basis including SEP-IRAs and SIMPLE IRAs, issued and funded in connection with employer-sponsored retirement plans; and

o  Roth IRAs, funded on an after-tax basis.


Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http:// www.irs.gov).


Equitable Life designs its traditional contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). The SAI contains the information that the IRS requires you to have before you purchase an IRA. We do not discuss education IRAs because they are not available in individual retirement annuity form. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

We are applying for an opinion letter from the IRS to approve the respective forms of the Equitable Accumulator(R) traditional and Roth IRA contracts, as amended to reflect recent tax law changes, for use as a traditional IRA and a Roth IRA, respectively. We do not know if and when any such IRS formal approval will be received. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Equitable Accumulator(R) traditional and Roth IRA contracts.



PROTECTION PLUS(SM) FEATURE


The Protection Plus feature is offered for IRA contracts, subject to state and contract availability. The IRS approval of the Accumulator(R) Select(SM) contract as a traditional IRA and Roth IRA, respectively, noted in the paragraph above does not include this optional Protection Plus feature. We have filed a request with the IRS that the contract with the Protection Plus feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. We do not know if and when any such IRS formal approval will be received. There is no assurance that the contract with the Protection Plus feature meets the IRS qualification requirements for IRAs. IRAs generally may not invest in life insurance contracts. Although we view the optional Protection Plus benefit as an investment protection feature which should have no adverse tax effect and not as life insurance, it is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus rider is not a permissible part of an individual retirement annuity contract. We further view the optional Protection Plus benefit as part of the contract. There is also a risk that the IRS may take the position that the optional Protection Plus benefit is not part of the annuity contract. In such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take any adverse position, Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you).



                                                             Tax information  37

You should discuss with your tax adviser whether you should consider purchasing an Accumulator(R) Select(SM) IRA or Accumulator(R) Select(SM) Roth IRA with the optional Protection Plus feature.


CONTRIBUTIONS

Individuals may make three different types of contributions to an IRA:

o  regular contributions out of earned income or compensation; or

o  tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other IRAs of the same type ("direct transfers").

In addition, an individual may make a taxable rollover contribution from a traditional IRA to a Roth IRA ("conversion" contributions).

Contributions to all types of IRAs are compensation-based. They are either made from your current compensation or have a connection with past compensation (for example, rollover contributions from an eligible retirement plan that you had with an employer relate to past compensation). Under certain circumstances, your nonworking spouse, former spouse or surviving spouse may contribute to an IRA. You can make regular contributions for any year to a traditional IRA within federal tax law limits up until the calendar year you reach the age 70-1/2. Regular contributions for any year to a Roth IRA can be made at any time during your life, subject to federal tax law limits.


The amount of contributions you may make to an IRA for any year and whether such contributions are eligible for special tax treatment (for example, deductibility from income or a special credit) may vary, depending on your income, age and whether you participate in an employer-sponsored retirement plan. Roth IRA contributions are not tax deductible. The maximum regular contribution that can be made to all of your IRAs (whether traditional or Roth) for the taxable year for which the contribution is made is $3,000. The amounts are the same for both 2003 and 2004. The maximum regular contribution for both 2003 and 2004 is increased to $3,500 if you are at least age 50 at any time during the taxable year for which the contribution is made.

Rollover and transfer contributions are not subject to dollar limits. Rollover contributions may be made to a traditional IRA from "eligible retirement plans" which include other traditional IRAs, qualified plans, TSAs and governmental 457(b) plans. For Roth IRAs, rollover contributions may be made from other Roth IRAs and traditional IRAs. The conversion of a traditional IRA to a Roth IRA is taxable. Direct transfer contributions may only be made directly from one traditional IRA to another or from one Roth IRA to another.


Rollover contributions to traditional IRAs were historically limited to pre-tax funds. Beginning in 2002 after-tax contributions to a qualified plan or TSA may be rolled over to a traditional IRA (but not a Roth IRA). You should be aware before you roll over any after-tax contributions that you are responsible for calculating the taxable amount of any distributions you take from the traditional IRA.

You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.

A more complete discussion of contributions to traditional IRAs and Roth IRAs is contained in the SAI.


WITHDRAWALS AND DISTRIBUTIONS

You can withdraw any or all of your funds from an IRA at any time; you do not need to wait for a special event like retirement. Earnings in IRAs are not subject to federal income tax until amounts are paid to you or your beneficiary. Withdrawals from an IRA , surrender of an IRA, death benefits from an IRA and annuity payments from an IRA may be fully or partially taxable. Withdrawals and distributions from IRAs are taxable as ordinary income (not capital gain).

Payments from traditional IRAs and Roth IRAs are taxed differently. Payments from traditional IRAs are generally fully taxable unless you have made nondeductible regular contributions or rolled over after-tax contributions. In any event, the issuer of the traditional IRA is entitled to report the distribution as fully taxable and it is your responsibility to calculate the taxable and tax-free portions of any traditional IRA payments on your own tax returns.


Distributions from Roth IRAs generally receive return of contribution treatment first under federal income tax calculation rules before any income is taxable. Certain distributions from Roth IRAs may qualify for fully tax-free treatment. These are distributions after you reach age 59-1/2, die, become disabled or meet a qualified first-time homebuyer tax rule. You also have to meet a five-year aging period.


A distribution from a traditional IRA will not be taxable if it is rolled over to an eligible retirement plan. A distribution from a Roth IRA will not be taxable if it is rolled over to another Roth IRA.

Taxable withdrawals or distributions from IRAs may be subject to an additional 10% penalty tax if you are under age 59-1/2, unless an exception applies.

Traditional IRAs are subject to required minimum distribution rules which require that amounts begin to be distributed in a prescribed manner from the IRA after the owner reaches age 70-1/2. These rules also require distributions after the owner's death. No distributions are required to be made from Roth IRAs until after the Roth IRA owner's death, but then the required minimum distribution rules apply.

A more complete discussion of the tax aspects of withdrawals and distributions from traditional IRAs and Roth IRAs is contained in the SAI.


SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS

For QP contracts, your plan administrator or trustee notifies you as to tax consequences. See Appendix II at the end of this Prospectus.


TAX-SHELTERED ANNUITY CONTRACTS (TSAS)


GENERAL


This section of the prospectus covers some of the special tax rules that apply to annuity contracts under Section 403(b) of the Internal Revenue Code (TSAs).



38  Tax information

Generally there are two types of funding vehicles available for 403(b) arrangements -- an annuity contract under Section 403(b)(1) of the Code or a custodial account which invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of which the Code. Both types of 403(b) arrangements qualify for tax deferral.


CONTRIBUTIONS TO TSAS

There are two ways you can make contributions to this Equitable Accumulator Select Rollover TSA contract:

o  a rollover from another eligible retirement plan, or

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

If you make a direct transfer, you must fill out our transfer form.


ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You must establish your TSA with funds that are directly transferred from another 403(b) arrangement or rolled over from another 403(b) arrangement. You may make subsequent rollover contributions to your Rollover TSA contract from these sources: qualified plans, governmental 457(b) plans and traditional IRAs, as well as other TSAs and 403(b) arrangements. All rollover contributions must be pre-tax funds only with appropriate documentation satisfactory to us.


You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.

A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and

o the Equitable Accumulator(R) Select(SM) contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to an Equitable Accumulator(R) Select(SM) Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization.

Contributions to TSAs are discussed in greater detail in the SAI.


DISTRIBUTIONS FROM TSAS

GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

You may also need spousal consent for certain transactions and payments.

WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:


o you are severed from employment with the employer which provided the funds to purchase the TSA you are transferring to the Equitable Accumulator(R) Select(SM) Rollover TSA; or


o  you reach age 59-1/2; or

o  you die; or

o  you become disabled (special federal income tax definition); or

o  you take a hardship withdrawal (special federal income tax definition).

The amount of funds subject to the withdrawal restrictions may depend on the source of the funds used to establish the Accumulator(R) Select(SM) TSA.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.


If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we currently do not accept after-tax funds, we do not track your investment in the contract, if any. We will report all distributions from this Rollover IRA as fully taxable. It is your responsibility to determine how much of the distribution is taxable.


A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA before you reach age 59-1/2 unless an exception applies.

Distributions from TSAs are discussed in greater detail in the SAI.


LOANS FROM TSAS

Loans are generally not treated as a taxable distribution. You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

Loans from TSAs are discussed in greater detail in the SAI.


TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS

You may roll over an "eligible rollover distribution" from a TSA into another eligible retirement plan (a qualified plan, a governmental 457(b) plan (separate accounting required), another TSA or a traditional IRA) which agrees to accept the rollover.


                                                             Tax information  39

A spousal beneficiary may also roll over death benefits or certain divorce-related payments.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

Rollovers from TSAs are discussed in greater detail in the SAI.


REQUIRED MINIMUM DISTRIBUTIONS

TSAs are subject to required minimum distribution rules beginning at age 70-1/2 or separation of service, if later. These rules are discussed in greater detail in the SAI.


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional
   IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $15,840 in periodic annuity payments in 2003, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.



FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a TSA or a qualified plan can be rolled over to another eligible retirement plan. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o  hardship withdrawals; or

o  corrective distributions that fit specified technical tax rules; or

o  loans that are treated as distributions; or

o  a death benefit payment to a beneficiary who is not your surviving spouse; or



40  Tax information

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 45 and Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


                                                             Tax information  41

8. More information

--------------------------------------------------------------------------------

ABOUT SEPARATE ACCOUNT NO. 45 AND SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 45 and Separate Account No. 49. We established Separate Account No. 45 in 1994 and Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 45 and in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of the Separate Accounts' operations are accounted for without regard to Equitable Life's other operations.

Each Separate Account is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or the Separate Accounts.

Each subaccount (variable investment option) within the Separate Accounts invests solely in Class IB/B shares issued by the corresponding portfolio of either Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from either Separate Account, or to add other separate accounts;

(2)  to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate each Separate Account or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against each Separate Account or a variable investment option directly);

(5) to deregister the Separate Accounts under the Investment Company Act of 1940;

(6)  to restrict or eliminate any voting rights as to the Separate Accounts ;
     and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


ABOUT THE TRUSTS

EQ Advisors Trust and AXA Premier VIP Trust are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.


Equitable Life serves as the investment manager of the Trusts. As such, Equitable Life oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers.

EQ Advisors Trust commenced operations on May 1, 1997. AXA Premier VIP Trust commenced operations on December 31, 2001.

The Trusts do not impose sales charges or "loads" for buying and selling its shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan relating to its Class IB/B shares and other aspects of its operations, appears in the prospectuses for each Trust, which are attached at the end of this prospectus, or in the respective SAIs which are available upon request.



ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

FMO rates are determined daily. The rates in the table are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from your financial professional.


The rates to maturity for new allocations as of February 14, 2003 and the related price per $100 of maturity value were as shown below:



------------------------------------------------------------------------
  Fixed maturity options
   with February 15th        Rate to maturity
    maturity date of              as of            Price per $100 of
      maturity year          February 14, 2003      maturity value
------------------------------------------------------------------------
           2004                  3.00%*                $97.08
           2005                  3.00%*                $94.24
           2006                  3.00%*                $91.50
           2007                  3.00%*                $88.83
           2008                  3.02%                 $86.16
           2009                  3.48%                 $81.42
           2010                  3.91%                 $76.43
           2011                  4.18%                 $72.04
           2012                  4.39%                 $67.91
           2013                  4.60%                 $63.75
------------------------------------------------------------------------


* Since these rates to maturity are 3%, no amounts could have been allocated to these options.



42  More information

HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

     (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

     (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

     (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

     (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)  We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. See Appendix III at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS

We accept initial contributions sent by wire to our processing office by agreement with certain broker-dealers. The transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be

                                                            More information  43
retained as described under "How you can make your contributions" in "Contract features and benefits" earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information forwarded electronically. In these cases, you must sign our Acknowledgement of Receipt form. Until we receive the signed application or the signed Acknowledgement of Receipt form, your ability to perform financial transactions may be limited.

After your contract has been issued, additional contributions may be transmitted by wire.


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY

Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the value next determined after the close of the business day.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.



ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

o  the election of trustees; or

o  the formal approval of independent auditors selected for EQ Advisors Trust;
   or

o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS

Currently, we control the Trusts. Their shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of the Trusts are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of each Trust intends to monitor events in order to identify any material irreconcilable conflicts that may


44  More information
arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


SEPARATE ACCOUNT NO. 45 AND SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Accounts require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 45 and Separate Account No. 49, our ability to meet our obligations under the contracts or the distribution of the contracts.


ABOUT OUR INDEPENDENT ACCOUNTANTS


The consolidated financial statements of Equitable Life at December 31, 2002 and 2001, and for the three years ended December 31, 2002, incorporated in this prospectus by reference to the 2002 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



FINANCIAL STATEMENTS

The financial statements of Separate Account No. 45 and Separate Account No. 49, as well as the consolidated financial statements of Equitable Life, are in the applicable SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

You cannot assign or transfer ownership of Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules.


DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC and AXA Distributors, LLC. For this purpose, AXA Advisors, LLC serves as the principal underwriter of Separate Account No. 45, and AXA Distributors, LLC serves as the principal underwriter of Separate Account No. 49. The offering of the contracts is intended to be continuous.


DISTRIBUTION OF THE CONTRACTS BY AXA ADVISORS, LLC

AXA Advisors, LLC ("AXA Advisors"), the successor to EQ Financial Consultants, Inc. and an affiliate of Equitable Life, has responsibility for sales and marketing functions for the contracts funded through Separate Account No. 45. AXA Advisors also acts as distributor for other Equitable Life annuity products with different features, expenses and fees. AXA Advisors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Advisors' principal business address is 1290 Avenue of the Americas, New York, New York 10104.

These contracts will be sold by financial professionals who are financial professionals of AXA Advisors and its affiliates, who are also our licensed insurance agents.


DISTRIBUTION OF THE CONTRACTS BY AXA DISTRIBUTORS, LLC

AXA Distributors, LLC ("AXA Distributors"), an indirect, wholly owned subsidiary of Equitable Life, has responsibility for sales and marketing functions for the contracts funded through Separate Account No. 49. AXA Distributors also acts as distributor for other Equitable Life annuity products with different features, expenses, and fees. AXA Distributors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Distributors' principal business address is 1290 Avenue of the Americas, New York, New York 10104.

AXA Distributors is the successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. Like AXA Distributors, Equitable Distributors, Inc. was owned by Equitable Holdings, LLC.


                                                            More information  45

These contracts are sold by financial professionals of AXA Distributors, as well as by affiliated and unaffiliated broker-dealers who have entered into selling agreements with AXA Distributors. We pay broker-dealer sales compensation that will generally not exceed an amount equal to 7% of total contributions made under the contracts. AXA Distributors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion of it to their financial professional as commissions related to sales of the contracts. The offering of the contracts is intended to be continuous.


46  More information

9. Investment performance

--------------------------------------------------------------------------------

The table below shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.

The table takes into account all current fees and charges under the contract, including the optional baseBUILDER benefits charge and the charge for Protection Plus, but does not reflect the charges designed to approximate certain taxes imposed on us, such as premium taxes in your state or any applicable annuity administrative fee.

The results shown under "length of option period" are based on the actual historical investment experience of each variable investment option since its inception. The results shown under "length of portfolio period" include some periods when a variable investment option investing in the Portfolio had not yet commenced operations. For those periods, we have adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment option been available. The contracts were offered for the first time in 2000.


For the "EQ/Alliance" portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology), we have adjusted the results prior to October 1996, when Class IB/B shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. Finally, the results shown for the EQ/Money Market and EQ/Alliance Common Stock options for periods before March 22, 1985, reflect the results of the variable investment options that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the portfolios, as well as an assumed charge of 0.06% for direct operating expenses.


All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.

THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECT PAST PERFORMANCE AND DO NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.


                                                      Investment performance  47

                         TABLE FOR SEPARATE ACCOUNT 49
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2002:


----------------------------------------------------------------------------------------------------
                                                               Length of option period
                                                     --------------------------------------------
                                                                                  Since option
Variable investment options                            1 Year         5 Years      inception*
----------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                                --             --              --
AXA Premier VIP Health Care                              --             --              --
AXA Premier VIP International Equity                     --             --              --
AXA Premier VIP Large Cap Core Equity                    --             --              --
AXA Premier VIP Large Cap Growth                         --             --              --
AXA Premier VIP Large Cap Value                          --             --              --
AXA Premier VIP Small/Mid Cap Growth                     --             --              --
AXA Premier VIP Small/Mid Cap Value                      --             --              --
AXA Premier VIP Technology                               --             --              --
EQ/Aggressive Stock ***                              (30.46)%       (13.35)%         (9.71)%
EQ/Alliance Common Stock ***                         (34.83)%        (5.85)%         (0.27)%
EQ/Alliance Growth and Income ***                        --             --              --
EQ/Alliance Intermediate Government Securities ***       --             --              --
EQ/Alliance International ***                            --             --              --
EQ/Alliance Premier Growth                           (32.70)%           --          (18.72)%
EQ/Alliance Quality Bond ***                             --             --              --
EQ/Alliance Small Cap Growth                         (31.78)%        (5.51)%         (1.03)%
EQ/Alliance Technology                               (42.18)%           --          (38.07)%
EQ/Balanced ***                                      (14.61)%          0.94%        (12.83)%
EQ/Bernstein Diversified Value                       (15.51)%           --           (0.49)%
EQ/Calvert Socially Responsible                      (28.07)%           --          (20.70)%
EQ/Capital Guardian International                    (16.92)%           --           (9.00)%
EQ/Capital Guardian Research                         (26.38)%           --           (6.76)%
EQ/Capital Guardian U.S. Equity                      (25.34)%           --           (7.79)%
EQ/Emerging Markets Equity                           ( 7.95)%        (7.34)%         (7.34)%
EQ/Equity 500 Index ***                              (24.08)%        (3.23)%           2.40%
EQ/Evergreen Omega                                   (25.66)%           --          (13.56)%
EQ/FI Mid Cap                                        (20.22)%           --          (15.32)%
EQ/FI Small/Mid Cap Value                            (16.56)%        (5.23)%         (3.74)%
EQ/High Yield ***                                    ( 5.01)%        (6.20)%         (2.39)%
EQ/International Equity Index                        (19.66)%           --           (7.09)%
EQ/J.P. Morgan Core Bond                                7.32%            --            4.94%
EQ/Janus Large Cap Growth                            (31.90)%           --          (30.30)%
EQ/Lazard Small Cap Value                            (15.68)%           --             0.41%
EQ/Marsico Focus                                     (13.46)%           --           (1.79)%
EQ/Mercury Basic Value Equity                        (18.48)%          3.29%           5.58%
EQ/MFS Emerging Growth Companies                     (35.80)%        (5.85)%         (1.93)%
EQ/MFS Investors Trust                               (22.69)%           --          (10.00)%
EQ/Money Market ***                                   (0.88)%          1.91%           2.11%
EQ/Putnam Growth & Income Value                      (20.83)%        (4.25)%         (1.37)%
EQ/Putnam International Equity                       (18.48)%        (0.21)%           1.20%
EQ/Putnam Voyager                                    (27.99)%        (6.09)%         (1.83)%
EQ/Small Company Index                               (22.67)%           --           (3.78)%
----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                                                    Length of portfolio period
                                                     --------------------------------------------------------
                                                                                                   Since
                                                                                                  portfolio
Variable investment options                           3 Years        5 Years       10 Years      inception**
-----------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                                --             --            --             5.87%
AXA Premier VIP Health Care                              --             --            --          (21.67)%
AXA Premier VIP International Equity                     --             --            --          (22.57)%
AXA Premier VIP Large Cap Core Equity                    --             --            --          (24.27)%
AXA Premier VIP Large Cap Growth                         --             --            --          (32.75)%
AXA Premier VIP Large Cap Value                          --             --            --          (21.57)%
AXA Premier VIP Small/Mid Cap Growth                     --             --            --          (38.64)%
AXA Premier VIP Small/Mid Cap Value                      --             --            --          (26.96)%
AXA Premier VIP Technology                               --             --            --          (43.93)%
EQ/Aggressive Stock ***                              (24.56)%       (13.35)%       (1.31)%           7.01%
EQ/Alliance Common Stock ***                         (21.93)%        (5.85)%         5.61%           9.50%
EQ/Alliance Growth and Income ***                     (7.58)%          1.62%          --             6.83%
EQ/Alliance Intermediate Government Securities ***      6.18%          4.25%         3.84%           4.40%
EQ/Alliance International ***                        (21.00)%        (6.37)%          --           (2.83)%
EQ/Alliance Premier Growth                           (26.49)%           --            --          (18.72)%
EQ/Alliance Quality Bond ***                            6.72%          4.28%           --            3.81%
EQ/Alliance Small Cap Growth                         (13.64)%        (5.51)%          --           (1.03)%
EQ/Alliance Technology                                   --             --            --          (38.07)%
EQ/Balanced ***                                       (7.66)%          0.94%         3.87%           6.92%
EQ/Bernstein Diversified Value                        (6.50)%           --            --           (0.49)%
EQ/Calvert Socially Responsible                      (17.12)%           --            --          (13.81)%
EQ/Capital Guardian International                    (20.27)%           --            --           (9.00)%
EQ/Capital Guardian Research                          (9.89)%           --            --           (6.76)%
EQ/Capital Guardian U.S. Equity                      (10.12)%           --            --           (7.79)%
EQ/Emerging Markets Equity                           (20.77)%        (7.34)%          --          (10.97)%
EQ/Equity 500 Index ***                              (16.88)%        (3.23)%          --             2.40%
EQ/Evergreen Omega                                   (19.61)%           --            --          (13.56)%
EQ/FI Mid Cap                                            --             --            --          (15.62)%
EQ/FI Small/Mid Cap Value                             (4.36)%        (5.23)%          --           (1.82)%
EQ/High Yield ***                                     (5.88)%        (6.20)%         3.13%           4.35%
EQ/International Equity Index                        (22.28)%           --            --           (7.09)%
EQ/J.P. Morgan Core Bond                                7.37%            --            --            4.94%
EQ/Janus Large Cap Growth                                --             --            --          (30.54)%
EQ/Lazard Small Cap Value                               4.16%            --            --            0.41%
EQ/Marsico Focus                                         --             --            --           (1.55)%
EQ/Mercury Basic Value Equity                         (2.66)%          3.29%           --            5.58%
EQ/MFS Emerging Growth Companies                     (31.17)%        (5.85)%          --           (1.93)%
EQ/MFS Investors Trust                               (14.90)%           --            --          (10.00)%
EQ/Money Market ***                                     1.41%          1.91%         2.04%           4.05%
EQ/Putnam Growth & Income Value                       (8.96)%        (4.25)%          --           (1.37)%
EQ/Putnam International Equity                       (18.83)%        (0.21)%          --             1.20%
EQ/Putnam Voyager                                    (24.78)%        (6.09)%          --           (1.83)%
EQ/Small Company Index                                (9.97)%           --            --           (3.78)%
-----------------------------------------------------------------------------------------------------------------

  * The variable investment option inception dates are: EQ/Aggressive Stock, EQ/Alliance Common Stock, EQ/Money Market, EQ/Equity 500 Index and EQ/High Yield (October 16, 1996); EQ/Alliance Small Cap Growth, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May 1, 1997); EQ/Emerging Markets Equity (December 31, 1997); EQ/Bernstein Diversified Value, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap, EQ/FI Small/Mid Cap Value and EQ/Janus Large Cap Growth (September 5,
    2000); EQ/Balanced (May 18, 2001); EQ/Calvert Socially Responsible and EQ/Marsico Focus (September 4, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large


48 Investment performance

    Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP Technology, EQ/Alliance Growth and Income, EQ/Alliance International and EQ/Alliance Quality Bond (January 14, 2002); EQ/Alliance Intermediate Government Securities (April 1, 2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2001.

 ** The portfolio inception dates are: EQ/Alliance Common Stock (January 13,
    1976); EQ/Money Market (July 13, 1981); EQ/Aggressive Stock and EQ/Balanced (January 27, 1986); EQ/High Yield (January 2, 1987); EQ/Alliance Intermediate Government Securities (April 1, 1991); EQ/Alliance Growth and Income and EQ/Alliance Quality Bond (October 1,
    1993); EQ/Equity 500 Index (March 1, 1994); EQ/Alliance International (April 3, 1995); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May 1, 1997); EQ/Emerging Markets Equity (August 20, 1997); EQ/Bernstein Diversified Value, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Calvert Socially Responsible (September 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap and EQ/Janus Large Cap Growth (September 1, 2000); EQ/Marsico Focus (August 31, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2001.

*** In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessor that it may have had. The inception dates for these portfolios are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999.



                                                       Investment performance 49

                         TABLE FOR SEPARATE ACCOUNT 45
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2002:




--------------------------------------------------------------------------------------------------
                                                               Length of option period
                                                     --------------------------------------------
                                                                                    Since option
Variable investment options                              1 Year         5 Years      inception*
--------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                                 -              -               -
AXA Premier VIP Health Care                               -              -               -
AXA Premier VIP International Equity                      -              -               -
AXA Premier VIP Large Cap Core Equity                     -              -               -
AXA Premier VIP Large Cap Growth                          -              -               -
AXA Premier VIP Large Cap Value                           -              -               -
AXA Premier VIP Small/Mid Cap Growth                      -              -               -
AXA Premier VIP Small/Mid Cap Value                       -              -               -
AXA Premier VIP Technology                                -              -               -
EQ/Aggressive Stock ***                              (30.46)%       (13.35)%         (3.25)%
EQ/Alliance Common Stock ***                         (34.83)%        (5.85)%           4.14%
EQ/Alliance Growth and Income ***                    (22.99)%          1.62%           8.08%
EQ/Alliance Intermediate Government Securities ***      6.29%          4.25%           4.42%
EQ/Alliance International ***                        (12.10)%        (6.37)%         (3.01)%
EQ/Alliance Premier Growth                           (32.70)%            -          (18.72)%
EQ/Alliance Quality Bond ***                              -              -               -
EQ/Alliance Small Cap Growth                         (31.78)%        (5.51)%         (1.03)%
EQ/Alliance Technology                               (42.18)%            -          (38.07)%
EQ/Balanced ***                                      (14.61)%          0.94%        (12.83)%
EQ/Bernstein Diversified Value                       (15.51)%            -          (11.06)%
EQ/Calvert Socially Responsible                      (28.07)%            -          (20.70)%
EQ/Capital Guardian International                         -              -               -
EQ/Capital Guardian Research                         (26.38)%            -           (6.76)%
EQ/Capital Guardian U.S. Equity                      (25.34)%           --           (7.79)%
EQ/Emerging Markets Equity                            (7.95)%        (7.34)%         (7.34)%
EQ/Equity 500 Index ***                              (24.08)%        (3.23)%           2.40%
EQ/Evergreen Omega                                   (25.66)%           --          (13.56)%
EQ/FI Mid Cap                                        (20.22)%           --          (15.32)%
EQ/FI Small/Mid Cap Value                            (16.56)%        (5.23)%         (3.74)%
EQ/High Yield ***                                     (5.01)%        (6.20)%         (2.39)%
EQ/J.P. Morgan Core Bond                                 --             --              --
EQ/Janus Large Cap Growth                            (31.90)%           --          (30.30)%
EQ/Lazard Small Cap Value                                --             --              --
EQ/Marsico Focus                                     (13.46)%           --           (1.79)%
EQ/Mercury Basic Value Equity                        (18.48)%          3.29%           5.58%
EQ/MFS Emerging Growth Companies                     (35.80)%        (5.85)%         (1.93)%
EQ/MFS Investors Trust                               (22.69)%           --          (10.00)%
EQ/Money Market ***                                   (0.88)%          1.91%           2.11%
EQ/Putnam Growth & Income Value                      (20.83)%        (4.25)%         (1.37)%
EQ/Putnam International Equity                           --             --              --
EQ/Putnam Voyager                                        --             --              --
EQ/Small Company Index                               (22.67)%           --           (3.78)%
--------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                                                    Length of portfolio period
                                                     --------------------------------------------------------
                                                                                                   Since
                                                                                                 portfolio
Variable investment options                           3 Years        5 Years       10 Years      inception**
----------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                                 -              -             -            5.87%
AXA Premier VIP Health Care                               -              -             -          (21.67)%
AXA Premier VIP International Equity                      -              -             -          (22.57)%
AXA Premier VIP Large Cap Core Equity                     -              -             -          (24.27)%
AXA Premier VIP Large Cap Growth                          -              -             -          (32.75)%
AXA Premier VIP Large Cap Value                           -              -             -          (21.57)%
AXA Premier VIP Small/Mid Cap Growth                      -              -             -          (38.64)%
AXA Premier VIP Small/Mid Cap Value                       -              -             -          (26.96)%
AXA Premier VIP Technology                                -              -             -          (43.93)%
EQ/Aggressive Stock ***                              (24.56)%       (13.35)%       (1.31)%           7.01%
EQ/Alliance Common Stock ***                         (21.93)%        (5.85)%         5.61%           9.50%
EQ/Alliance Growth and Income ***                     (7.58)%          1.62%           -             6.83%
EQ/Alliance Intermediate Government Securities ***      6.18%          4.25%         3.84%           4.40%
EQ/Alliance International ***                        (21.00)%        (6.37)%           -           (2.83)%
EQ/Alliance Premier Growth                           (26.49)%            -             -          (18.72)%
EQ/Alliance Quality Bond ***                            6.72%          4.28%           -             3.81%
EQ/Alliance Small Cap Growth                         (13.64)%        (5.51)%           -           (1.03)%
EQ/Alliance Technology                                    -              -             -          (38.07)%
EQ/Balanced ***                                       (7.66)%          0.94%         3.87%           6.92%
EQ/Bernstein Diversified Value                        (6.50)%            -             -           (0.49)%
EQ/Calvert Socially Responsible                      (17.12)%            -             -          (13.81)%
EQ/Capital Guardian International                    (20.27)%            -             -           (9.00)%
EQ/Capital Guardian Research                         ( 9.89)%            -             -           (6.76)%
EQ/Capital Guardian U.S. Equity                      (10.12)%           --            --           (7.79)%
EQ/Emerging Markets Equity                           (20.77)%        (7.34)%          --          (10.97)%
EQ/Equity 500 Index ***                              (16.88)%        (3.23)%          --             2.40%
EQ/Evergreen Omega                                   (19.61)%           --            --          (13.56)%
EQ/FI Mid Cap                                            --             --            --          (15.62)%
EQ/FI Small/Mid Cap Value                             (4.36)%        (5.23)%          --           (1.82)%
EQ/High Yield ***                                     (5.88)%        (6.20)%         3.13%           4.35%
EQ/J.P. Morgan Core Bond                                7.37%           --            --             4.94%
EQ/Janus Large Cap Growth                                --             --            --          (30.54)%
EQ/Lazard Small Cap Value                               4.16%           --            --             0.41%
EQ/Marsico Focus                                         --             --            --           (1.55)%
EQ/Mercury Basic Value Equity                         (2.66)%          3.29%          --             5.58%
EQ/MFS Emerging Growth Companies                     (31.17)%        (5.85)%          --           (1.93)%
EQ/MFS Investors Trust                               (14.90)%           --            --          (10.00)%
EQ/Money Market ***                                     1.41%          1.91%         2.04%           4.05%
EQ/Putnam Growth & Income Value                       (8.96)%        (4.25)%          --           (1.37)%
EQ/Putnam International Equity                       (18.83)%        (0.21)%          --             1.20%
EQ/Putnam Voyager                                    (24.78)%        (6.09)%          --           (1.83)%
EQ/Small Company Index                                (9.97)%           --            --           (3.78)%
----------------------------------------------------------------------------------------------------------------



  * The variable option inception dates are: EQ/Aggressive Stock, EQ/Alliance Common Stock, EQ/Alliance Growth and Income, EQ/Alliance Intermediate Government Securities, EQ/Alliance International, EQ/Money Market, EQ/Equity 500 Index and EQ/High Yield (May 1, 1995); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies and EQ/Putnam Growth & Income Value (May 1,
    1997); EQ/Emerging Markets Equity (September 2, 1997); EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap and EQ/Janus Large Cap Growth (September 5, 2000); EQ/Balanced and EQ/Bernstein Diversified Value (May 18, 2001); EQ/Calvert Socially Responsible and EQ/Marsico Focus (September 4, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP Technology, EQ/Alliance Quality Bond, EQ/Capital Guardian International, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value, EQ/Putnam International Equity and EQ/Putnam Voyager (January 14, 2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2001.



50 Investment performance

 ** The portfolio inception dates are: EQ/Alliance Common Stock (January 13,
    1976); EQ/Money Market (July 13, 1981); EQ/Aggressive Stock and EQ/Balanced (January 27, 1986); EQ/High Yield (January 2, 1987); EQ/Alliance Intermediate Government Securities (April 1, 1991); EQ/Alliance Growth and Income and EQ/Alliance Quality Bond (October 1,
    1993); EQ/Equity 500 Index (March 1, 1994); EQ/Alliance International (April 3, 1995); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May 1, 1997); EQ/Emerging Markets Equity (August 20, 1997); EQ/Bernstein Diversified Value, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Calvert Socially Responsible (September 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap and EQ/Janus Large Cap Growth (September 1, 2000); EQ/Marsico Focus (August 31, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2001.

*** In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessor that it may have had. The inception dates for these portfolios are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999.



                                                       Investment performance 51

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o  data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:

--------------------------------------------------------------------------------
Barron's
Morningstar's Variable Annuity Sourcebook
Business Week
Forbes
Fortune
Institutional Investor
Money
Kiplinger's Personal Finance
Financial Planning
Investment Adviser
Investment Management Weekly
Money Management Letter
Investment Dealers Digest
National Underwriter
Pension & Investments
USA Today
Investor's Business Daily
The New York Times
The Wall Street Journal
The Los Angeles Times
The Chicago Tribune
--------------------------------------------------------------------

From time to time, we may also advertise different measurements of the investment performance of the variable investment options and/or the portfolios, including the measurements that compare the performance to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charge and distribution charge or any withdrawal or optional benefit charge. Comparisons with these benchmarks, therefore, may be of limited use. We use them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings.

Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).

The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. According to Lipper the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts, Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator(R) performance relative to other variable annuity products. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:

o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts, and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.


YIELD INFORMATION


Current yield for the EQ/Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yields for the EQ/Alliance Quality Bond and EQ/High Yield options will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).

"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the EQ/Money Market, EQ/Alliance Quality Bond and EQ/High Yield options. The current yields and effective yields assume the deduction of all current contract charges and expenses other than the optional baseBUILDER benefit charge, the optional Protection Plus benefit charge and any charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. The yields and effective yields for the EQ/Money Market option, when used for the 12 month dollar cost averaging program, assume that no contract charges are deducted. For more information, see "Yield Information for the EQ/Money Market Option, EQ/Alliance Quality Bond Option and EQ/High Yield Option" in the SAI.



52  Investment performance

10. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


Equitable Life's Annual Report on Form 10-K for the year ended December 31, 2002, is considered to be a part of this prospectus because it is incorporated by reference.


After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this prospectus because they are incorporated by reference.


Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.


We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).


                             Incorporation of certain documents by reference  53

                      (This page intentionally left blank)

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Accounts No. 45 and No. 49 with the same daily asset charges of 1.60%.

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2002.


------------------------------------------------------------------------------------------------------------------------------------
                                                                                   Years Ended December 31,
                                                              ----------------------------------------------------------------------
                                                                2002        2001         2000         1999      1998         19997
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
  Unit value                                                  $ 10.64          --           --          --          --          --
  Separate Account 45 number of units outstanding (000's)       1,234          --           --          --          --          --
  Separate Account 49 number of units outstanding (000's)       3,282          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
  Unit value                                                  $  7.88          --           --          --          --          --
  Separate Account 45 number of units outstanding (000's)         189          --           --          --          --          --
  Separate Account 49 number of units outstanding (000's)         398          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
  Unit value                                                  $  7.79          --           --          --          --          --
  Separate Account 45 number of units outstanding (000's)         286          --           --          --          --          --
  Separate Account 49 number of units outstanding (000's)         553          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
  Unit value                                                  $  7.62          --           --          --          --          --
  Separate Account 45 number of units outstanding (000's)         213          --           --          --          --          --
  Separate Account 49 number of units outstanding (000's)         635          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
  Unit value                                                  $  6.77          --           --          --          --          --
  Separate Account 45 number of units outstanding (000's)         283          --           --          --          --          --
  Separate Account 49 number of units outstanding (000's)       1,299          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
  Unit value                                                  $  7.89          --           --          --          --          --
  Separate Account 45 number of units outstanding (000's)         292          --           --          --          --          --
  Separate Account 49 number of units outstanding (000's)       1,272          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Growth
  Unit value                                                  $  6.18          --           --          --          --          --
  Separate Account 45 number of units outstanding (000's)         344          --           --          --          --          --
  Separate Account 49 number of units outstanding (000's)       1,488          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
  Unit value                                                  $  7.35          --           --          --          --          --
  Separate Account 45 number of units outstanding (000's)         381          --           --          --          --          --
  Separate Account 49 number of units outstanding (000's)       1,262          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
  Unit value                                                  $  5.65          --           --          --          --          --
  Separate Account 45 number of units outstanding (000's)          96          --           --          --          --          --
  Separate Account 49 number of units outstanding (000's)         205          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Aggressive Stock
  Unit value                                                  $ 34.41     $ 49.16      $ 66.77     $ 78.30     $ 67.13     $ 68.19
  Separate Account 45 number of units outstanding (000's)          66          73           65          16          --          --
  Separate Account 49 number of units outstanding (000's)         338         402          420         141          16          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
  Unit value                                                  $133.70     $203.81      $232.08     $275.01     $223.79    $ 176.22
  Separate Account 45 number of units outstanding (000's)         314         380          310          66          --          --
  Separate Account 49 number of units outstanding (000's)         581         661          618         255          35           1
------------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-1

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2002.


------------------------------------------------------------------------------------------------------------------------------------
                                                                                   Years Ended December 31,
                                                             -----------------------------------------------------------------------
                                                                2002        2001       2000       1999          1998        1997
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
  Unit value                                                 $  19.37    $  25.00    $  25.80     $ 24.13          --          --
  Separate Account 45 number of units outstanding (000's)       2,830       3,407       1,662         342          --          --
  Separate Account 49 number of units outstanding (000's)       1,002          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
  Unit value                                                 $  17.86    $  16.72    $  15.75     $ 14.70          --          --
  Separate Account 45 number of units outstanding (000's)       3,868       2,545         486          59          --          --
  Separate Account 49 number of units outstanding (000's)       2,501          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance International
  Unit value                                                 $   8.38    $   9.48    $  12.56     $ 16.61          --          --
  Separate Account 45 number of units outstanding (000's)       1,910         404         302          38          --          --
  Separate Account 49 number of units outstanding (000's)         604          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth
  Unit value                                                 $   4.79    $   7.07    $   9.45     $ 11.77          --          --
  Separate Account 45 number of units outstanding (000's)       4,522       5,608       4,909       1,112          --          --
  Separate Account 49 number of units outstanding (000's)      16,550      18,765      17,412       5,630          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
  Unit value                                                 $  14.85          --          --          --          --          --
  Separate Account 45 number of units outstanding (000's)         347          --          --          --          --          --
  Separate Account 49 number of units outstanding (000's)       1,064          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
  Unit value                                                 $   9.69    $  14.11    $  16.53     $ 14.78     $ 11.77     $ 12.52
  Separate Account 45 number of units outstanding (000's)       1,384       1,276         718          30          --          --
  Separate Account 49 number of units outstanding (000's)       3,377       3,423       3,189         818         211          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Technology
  Unit value                                                 $   2.86    $   4.91    $   6.60          --          --          --
  Separate Account 45 number of units outstanding (000's)       2,823       3,001       1,672          --          --          --
  Separate Account 49 number of units outstanding (000's)       6,863       7,562       5,505          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Balanced
  Unit value                                                 $  33.62    $  39.15          --          --          --          --
  Separate Account 45 number of units outstanding (000's)       1,564       1,005          --          --          --          --
  Separate Account 49 number of units outstanding (000's)         598          97          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
  Unit value                                                 $  10.01    $  11.78    $  11.61     $ 12.04     $ 11.81          --
  Separate Account 45 number of units outstanding (000's)       1,712       1,138          --          --          --          --
  Separate Account 49 number of units outstanding (000's)       8,615       6,000       3,700       1,532         315          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
  Unit value                                                 $   6.24    $   8.62          --          --          --          --
  Separate Account 45 number of units outstanding (000's)          38           6          --          --          --          --
  Separate Account 49 number of units outstanding (000's)         128          13          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
  Unit value                                                 $   7.22    $   8.64    $  11.09     $ 13.93          --          --
  Separate Account 45 number of units outstanding (000's)          59          --          --          --          --          --
  Separate Account 49 number of units outstanding (000's)       5,973       5,697       5,514       1,286          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
  Unit value                                                 $   7.89    $  10.65    $  11.04     $ 10.60          --          --
  Separate Account 45 number of units outstanding (000's)         961         166         112          13          --          --
  Separate Account 49 number of units outstanding (000's)       9,408       3,151       2,953         987          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
  Unit value                                                 $   7.57    $  10.09    $  10.46     $ 10.26          --          --
  Separate Account 45 number of units outstanding (000's)         643         337         155          31          --          --
  Separate Account 49 number of units outstanding (000's)       8,308       6,886       5,538       2,436          --          --
------------------------------------------------------------------------------------------------------------------------------------


A-2 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2002.


------------------------------------------------------------------------------------------------------------------------------------
                                                                                 Years Ended December 31,
                                                            ------------------------------------------------------------------------
                                                                2002       2001       2000       1999        1998       1997
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Emerging Markets Equity
  Unit value                                                 $  5.59    $  6.04    $  6.47     $ 10.97    $  5.70          --
  Separate Account 45 number of units outstanding (000's)        857        821        715         126         --          --
  Separate Account 49 number of units outstanding (000's)      2,823      3,043      2,958         962        203          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
  Unit value                                                 $ 18.28    $ 23.93    $ 27.69          --         --          --
  Separate Account 45 number of units outstanding (000's)      1,042      1,038        734          --         --          --
  Separate Account 49 number of units outstanding (000's)      7,152      6,601      6,057          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
  Unit value                                                 $  5.73    $  7.66    $  9.38     $ 10.80         --          --
  Separate Account 45 number of units outstanding (000's)        143         90         17           8         --          --
  Separate Account 49 number of units outstanding (000's)        424        141         78           6         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
  Unit value                                                 $  6.83    $  8.51    $  9.99          --         --          --
  Separate Account 45 number of units outstanding (000's)      1,471        932        126          --         --          --
  Separate Account 49 number of units outstanding (000's)      4,322      2,644        617          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
  Unit value                                                 $  9.29    $ 11.07    $ 10.82     $ 10.45         --          --
  Separate Account 45 number of units outstanding (000's)      2,145      1,487         87          18         --          --
  Separate Account 49 number of units outstanding (000's)      3,714      2,090        251          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/High Yield
  Unit value                                                 $ 21.83    $ 22.86    $ 23.07     $ 25.73    $ 27.12     $ 29.13
  Separate Account 45 number of units outstanding (000's)        511        500        219          35         --          --
  Separate Account 49 number of units outstanding (000's)      2,248      1,835      1,211         574        170           2
------------------------------------------------------------------------------------------------------------------------------------
 EQ/International Equity Index
  Unit value                                                 $  7.12    $  8.81    $ 12.02     $ 14.82    $ 11.82          --
  Separate Account 45 number of units outstanding (000's)        275        254        147          33         --          --
  Separate Account 49 number of units outstanding (000's)      2,536      2,518      2,531         992        248          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
  Unit value                                                 $ 13.05    $ 12.10    $ 11.40     $ 10.39    $ 10.73          --
  Separate Account 45 number of units outstanding (000's)        702         --         --          --         --          --
  Separate Account 49 number of units outstanding (000's)     13,419     10,537      5,112       2,026        379          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
  Unit value                                                 $  4.36    $  6.36    $  8.39          --         --          --
  Separate Account 45 number of units outstanding (000's)      1,333      1,187        295          --         --          --
  Separate Account 49 number of units outstanding (000's)      4,722      3,856      1,315          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
  Unit value                                                 $ 10.49    $ 12.37    $ 10.68     $  9.15    $  9.14          --
  Separate Account 45 number of units outstanding (000's)        275         --         --          --         --          --
  Separate Account 49 number of units outstanding (000's)      5,021      3,274      2,109          98        344          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
  Unit value                                                 $  9.86    $ 11.33         --          --         --          --
  Separate Account 45 number of units outstanding (000's)        427         24         --          --         --          --
  Separate Account 49 number of units outstanding (000's)      2,423         78         --          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
  Unit value                                                 $ 13.94    $ 17.00    $ 16.37     $ 14.88    $ 12.71     $ 11.58
  Separate Account 45 number of units outstanding (000's)      1,419      1,305        431         163         --          --
  Separate Account 49 number of units outstanding (000's)      2,235      1,559      1,079         173         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
  Unit value                                                 $  9.18    $ 14.20    $ 21.88     $ 27.40    $ 16.03     $ 12.11
  Separate Account 45 number of units outstanding (000's)      1,556      1,966      1,834         383         --          --
  Separate Account 49 number of units outstanding (000's)      4,661      5,707      5,759       1,680        200           2
------------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-3

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2002.


------------------------------------------------------------------------------------------------------------------------------------
                                                                                   Years Ended December 31,
                                                              ----------------------------------------------------------------------
                                                                2002       2001       2000        1999        1998        1997
 EQ/MFS Investors Trust
  Unit value                                                  $ 6.72    $  8.64     $ 10.45     $ 10.70          --          --
  Separate Account 45 number of units outstanding (000's)        474        543         359         103          --          --
  Separate Account 49 number of units outstanding (000's)      8,237      8,655       7,052       2,906          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
  Unit value                                                  $27.06    $ 27.16     $ 26.65     $ 25.55     $ 24.80     $ 23.98
  Separate Account 45 number of units outstanding (000's)      2,863      3,954       1,882         549          --          --
  Separate Account 49 number of units outstanding (000's)      9,288     13,759       9,875       5,805         349          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Growth & Income Value
  Unit value                                                  $ 9.51    $ 11.94     $ 13.02     $ 12.39     $ 12.76     $ 11.50
  Separate Account 45 number of units outstanding (000's)        359        287         124          12          --          --
  Separate Account 49 number of units outstanding (000's)      4,777      4,156       1,755         978         714          17
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam International Equity
  Unit value                                                  $10.98    $ 13.39     $ 17.34     $ 20.10     $ 12.75     $ 10.84
  Separate Account 45 number of units outstanding (000's)        498         --          --          --          --          --
  Separate Account 49 number of units outstanding (000's)      3,555      3,126       2,033         771         422           4
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Voyager
  Unit value                                                  $ 9.24    $ 12.75     $ 17.16     $ 21.20     $ 16.54     $ 12.33
  Separate Account 45 number of units outstanding (000's)         16         --          --          --          --          --
  Separate Account 49 number of units outstanding (000's)      2,171      2,221       1,658         576         282          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
  Unit value                                                  $ 8.48    $ 10.90     $ 10.86     $ 11.42     $  9.61          --
  Separate Account 45 number of units outstanding (000's)        240        239         113          23          --          --
  Separate Account 49 number of units outstanding (000's)      1,913      1,535       1,382         522         211          --
------------------------------------------------------------------------------------------------------------------------------------



A-4 Appendix I: Condensed financial information

Appendix II: Purchase considerations for QP contracts

--------------------------------------------------------------------------------

Trustees who are considering the purchase of an Equitable Accumulator(R) Select(SM) QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the guaranteed minimum income benefit and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator(R) Select(SM) QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator(R) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.


We will not accept defined benefit plans. For defined contribution plans we will only accept transfers from another defined contribution plan or a change of investment vehicles in the plan. Only one additional transfer contribution may be made per contract year. If overfunding of a plan occurs, withdrawals from the QP contract may be required. A market value adjustment may apply.


Further, Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that:


o the QP contract may not be an appropriate purchase for annuitants approaching or over age 70-1/2;

o although certain provisions of the Temporary Regulations on required minimum distributions which would have required that the actuarial value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions have been suspended for 2003, these or similar provisions may apply in future years, and could increase the amounts required to be distributed from the contract; and


o the guaranteed minimum income benefit under baseBUILDER may not be an appropriate feature for annuitants who are older than age 60-1/2 when the contract is issued.

Finally, because the method of purchasing the QP contract, including the large initial contribution and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


                       Appendix II: Purchase considerations for QP contracts B-1

                      (This page intentionally left blank)

Appendix III: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 14, 2004 to a fixed maturity option with a maturity date of February 15, 2013 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,846 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2008.



---------------------------------------------------------------------------------------------------------------------
                                                           Hypothetical assumed rate to maturity on February 14, 2008
                                                           ----------------------------------------------------------
                                                                         5.00%                 9.00%
---------------------------------------------------------------------------------------------------------------------
 As of February 15, 2008 (before withdrawal)
---------------------------------------------------------------------------------------------------------------------
(1) Market adjusted amount                                             $144,048              $119,487
---------------------------------------------------------------------------------------------------------------------
(2) Fixed maturity amount                                              $131,080              $131,080
---------------------------------------------------------------------------------------------------------------------
(3) Market value adjustment:
  (1) - (2)                                                            $ 12,968              $(11,593)
---------------------------------------------------------------------------------------------------------------------
 On February 15, 2008 (after withdrawal)
---------------------------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
    (3) x [$50,000/(1)]                                                $  4,501              $ (4,851)
---------------------------------------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount: [$50,000 - (4)]                $ 45,499              $ 54,851
---------------------------------------------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                                   $ 85,581              $ 76,229
---------------------------------------------------------------------------------------------------------------------
(7) Maturity value                                                     $120,032              $106,915
---------------------------------------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                                      $ 94,048              $ 69,487
---------------------------------------------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.


                               Appendix III: Market value adjustment example C-1

                      (This page intentionally left blank)

Appendix IV: Guaranteed minimum death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the guaranteed minimum death benefit.

The following illustrates the guaranteed minimum death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the AXA Premier VIP Core Bond, EQ/Alliance Intermediate Government Securities, EQ/Money Market or EQ/Alliance Quality Bond options or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the guaranteed minimum death benefit for an annuitant age 45 would be calculated as follows:




--------------------------------------------------------------------------------------
   End of                          5% roll up to age 80     Annual ratchet to age 80
 contract                           guaranteed minimum         guaranteed minimum
   year         Account value        death benefit(1)             death benefit
--------------------------------------------------------------------------------------
     1           $105,000             $  105,000(1)               $  105,000(3)
--------------------------------------------------------------------------------------
     2           $115,500             $  110,250(2)               $  115,500(3)
--------------------------------------------------------------------------------------
     3           $129,360             $  115,763(2)               $  129,360(3)
--------------------------------------------------------------------------------------
     4           $103,488             $  121,551(1)               $  129,360(4)
--------------------------------------------------------------------------------------
     5           $113,837             $  127,628(1)               $  129,360(4)
--------------------------------------------------------------------------------------
     6           $127,497             $  134,010(1)               $  129,360(4)
--------------------------------------------------------------------------------------
     7           $127,497             $  140,710(1)               $  129,360(4)
--------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


5% ROLL UP TO AGE 80*

(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be the guaranteed minimum death benefit.

(2) At the end of contract years 2 and 3, the death benefit will be the current account value since it is higher than the current guaranteed minimum death benefit.


ANNUAL RATCHET TO AGE 80

(3) At the end of contract years 1 through 3, the guaranteed minimum death benefit is the current account value.

(4) At the end of contract years 4 through 7, the guaranteed minimum death benefit is the guaranteed minimum death benefit at the end of the prior year since it is equal to or higher than the current account value.


-----
* If your contract is issued in the state of Washington, the applicable crediting rate would be 3%, and, therefore, the values shown would be lower.

                       Appendix IV: Guaranteed minimum death benefit example D-1

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Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                            Page


Tax Information                                                             2
Unit Values                                                                 15
Custodian and Independent Accountants                                       15
Yield Information for the EQ/Money Market Option, EQ/Alliance
 Quality Bond
Option and EQ/High Yield Option                                             15
Distribution of the Contracts                                               16
Financial Statements                                                        17



How to obtain an Equitable Accumulator(R) Select(SM) Statement of Additional Information for Separate Account No. 45 and Separate Account No. 49

Send this request form to:
  Equitable Accumulator(R) Select(SM)
  P.O. Box 1547
  Secaucus, NJ 07096-1547


--------------------------------------------------------------------------------


Please send me a combined Equitable Accumulator(R) Select SAI for Separate
 Account No. 45 and Separate Account No. 49 dated May 1, 2003:



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City           State    Zip







(SAI 4ACS(5/03))

Equitable Accumulator(R) Select(SM)
A combination variable and fixed deferred annuity contract



PROSPECTUS DATED MAY 1, 2003


Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing, or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectuses for each Trust, which contain important information about their portfolios.


--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR(R) SELECT(SM)


Equitable Accumulator(R) Select(SM) is a deferred annuity contract issued by The Equitable Life Assurance Society of the United States. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option or fixed maturity options ("investment options"). There is no withdrawal charge under the contract. Certain features and benefits described in this prospectus may vary in your state; all features and benefits may not be available in all contracts or in all states.




--------------------------------------------------------------------------------
 Variable investment options
--------------------------------------------------------------------------------
o AXA Premier VIP Core Bond              o EQ/Calvert Socially Responsible
o AXA Premier VIP Health Care            o EQ/Capital Guardian International
o AXA Premier VIP International Equity   o EQ/Capital Guardian Research
o AXA Premier VIP Large Cap Core         o EQ/Capital Guardian U.S. Equity
  Equity                                 o EQ/Emerging Markets Equity
o AXA Premier VIP Large Cap Growth       o EQ/Equity 500 Index
o AXA Premier VIP Large Cap Value        o EQ/Evergreen Omega
o AXA Premier VIP Small/Mid Cap          o EQ/FI Mid Cap
  Growth                                 o EQ/FI Small/Mid Cap Value
o AXA Premier VIP Small/Mid Cap Value    o EQ/High Yield
o AXA Premier VIP Technology             o EQ/J.P. Morgan Core Bond
o EQ/Aggressive Stock                    o EQ/Janus Large Cap Growth
o EQ/Alliance Common Stock               o EQ/Lazard Small Cap Value
o EQ/Alliance Growth and Income          o EQ/Marsico Focus
o EQ/Alliance Intermediate               o EQ/Mercury Basic Value Equity
  Government Securities                  o EQ/MFS Emerging Growth Companies
o EQ/Alliance International              o EQ/MFS Investors Trust
o EQ/Alliance Premier Growth             o EQ/Money Market
o EQ/Alliance Quality Bond               o EQ/Putnam Growth & Income Value
o EQ/Alliance Small Cap Growth           o EQ/Putnam International Equity
o EQ/Alliance Technology                 o EQ/Putnam Voyager
o EQ/Balanced                            o EQ/Small Company Index
o EQ/Bernstein Diversified Value
--------------------------------------------------------------------------------


You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust or AXA Premier VIP Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

GUARANTEED INTEREST OPTION. You may allocate amounts to the guaranteed interest option. This option is part of our general account and pays interest at guaranteed rates.

FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

TYPES OF CONTRACTS. We offer the contracts for use as:

o   A nonqualified annuity ("NQ") for after-tax contributions only.

o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").


o Traditional and Roth Inherited IRA beneficiary continuation contract ("Inherited IRA")


o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA").

A contribution of at least $25,000 is required to purchase a contract.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2003, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.



The SEC has not approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.


                                                        X00518/Select '02 Series

                                                                        (R-4/15)

Contents of this prospectus
--------------------------------------------------------------------------------



EQUITABLE ACCUMULATOR(R) SELECT(SM)
--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is Equitable Life?                                                       5
How to reach us                                                              6
Equitable Accumulator(R) Select(SM) at a glance -- key features              8

--------------------------------------------------------------------------------
FEE TABLE                                                                   10
--------------------------------------------------------------------------------

Example                                                                     12
Condensed financial information                                             12




--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           13
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        13
Owner and annuitant requirements                                            15
How you can make your contributions                                         15
What are your investment options under the contract?                        15
Allocating your contributions                                               20
Your benefit base                                                           21
Annuity purchase factors                                                    22
Our Living Benefit option                                                   22
Guaranteed minimum death benefit                                            23

Inherited IRA beneficiary continuation contract                             23

Your right to cancel within a certain number of days                        25



--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        26
--------------------------------------------------------------------------------
Your account value and cash value                                           26
Your contract's value in the variable investment options                    26
Your contract's value in the guaranteed interest option                     26
Your contract's value in the fixed maturity options                         26

Termination of your contract                                                26




--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG
     INVESTMENT OPTIONS                                                     27
--------------------------------------------------------------------------------
Transferring your account value                                             27
Disruptive transfer activity                                                27
Rebalancing your account value                                              27


----------------------
"We," "our," and "us" refer to Equitable Life.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.


2  Contents of this prospectus

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     29
--------------------------------------------------------------------------------
Withdrawing your account value                                              29
How withdrawals are taken from your account value                           30
How withdrawals affect your guaranteed minimum
     income benefit and guaranteed minimum death
     benefit                                                                30
Loans under Rollover TSA contracts                                          30
Surrendering your contract to receive its cash value                        31
When to expect payments                                                     31
Your annuity payout options                                                 31



--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     34
--------------------------------------------------------------------------------
Charges that Equitable Life deducts                                         34
Charges that the Trusts deduct                                              35
Group or sponsored arrangements                                             35
Other distribution arrangements                                             35



--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 37
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     37
How death benefit payment is made                                           37
Beneficiary continuation option                                             38



--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          40
--------------------------------------------------------------------------------
Overview                                                                    40
Buying a contract to fund a retirement arrangement                          40
Transfers among investment options                                          40
Taxation of nonqualified annuities                                          40
Individual retirement arrangements (IRAs)                                   42
Contributions                                                               43
Withdrawals and Distributions                                               43
Tax-Sheltered Annuity contracts (TSAs)                                      44
Federal and state income tax withholding and
     information reporting                                                  45
Impact of taxes to Equitable Life                                           46

--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         47
--------------------------------------------------------------------------------
About Separate Account No. 49                                               47
About the Trusts                                                            47
About our fixed maturity options                                            47
About the general account                                                   48
About other methods of payment                                              48
Dates and prices at which contract events occur                             49
About your voting rights                                                    49
About legal proceedings                                                     50
About our independent accountants                                           50
Financial statements                                                        50
Transfers of ownership, collateral assignments, loans
     and borrowing                                                          50
Distribution of the contracts                                               50



--------------------------------------------------------------------------------
9. INVESTMENT PERFORMANCE                                                   51
--------------------------------------------------------------------------------
Communicating performance data                                              54




--------------------------------------------------------------------------------
10. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                         55
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------

I -- Condensed financial information                                       A-1
II -- Market value adjustment example                                      B-1
III -- Enhanced death benefit example                                      C-1
IV -- Hypothetical illustrations                                           D-1


--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                  Contents of this prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.





                                                                Page in
Term                                                         Prospectus
   12 month Dollar Cost Averaging                                    20
   account value                                                     27
   administrative Charge                                             34
   annual administrative charge                                      34
   annual ratchet death benefit                                      24
   annuitant                                                         15
   annuity maturity date                                             32
   annuity payout options                                            31
   annuity purchase factors                                          22
   automatic investment program                                      49
   beneficiary                                                       37
   Beneficiary Continuation Option ("BCO")                           38
   benefit base                                                      21
   business day                                                      15
   cash value                                                        26
   charges for state premium and other applicable taxes              35
   contract date                                                      9
   contract date anniversary                                          9
   contract year                                                      9
   contributions to traditional IRAs                                 43
     regular contributions                                           43
     rollovers and transfers                                         44
   disruptive transfer activity                                      27
   distribution charge                                               34
   EQAccess                                                           6
   ERISA                                                             30
   Fixed-dollar Option                                               21
   fixed maturity options                                            19
   free look                                                         25
   general account                                                   48
   general dollar cost averaging                                     21
   guaranteed interest option                                        19
   guaranteed minimum death benefit                                  23
   guaranteed minimum income benefit                                 23
   IRA                                                            cover
   IRS                                                               40
   Inherited IRA                                                  cover
   investment options                                             cover
   Investment Simplifier                                             21

                                                                Page in
Term                                                         Prospectus
       Lifetime minimum distribution withdrawals                     30
       Living Benefit                                                22
       Living Benefit Charge                                         35
       loan reserve account                                          30
       loans under Rollover TSA                                      45
       lump sum withdrawals                                          29
       market adjusted amount                                        19
       market timing                                                 27
       maturity dates                                                19
       market value adjustment                                       19
       maturity value                                                19
       Mortality and expense risk charge                             34
       NQ                                                         cover
       participant                                                   15
       portfolio                                                  cover
       Principal Assurance Allocation                                20
       processing office                                              6
       Protection Plus                                               24
       Protection Plus charge                                        35
       rate to maturity                                              19
       Rebalancing                                                   27
       Rollover IRA                                               cover
       roll-up death benefit                                         21
       Roth IRA                                                      42
       SAI                                                        cover
       SEC                                                        cover
       self-directed allocation                                      20
       Separate Account 49                                           48
       Standard death benefit                                        21
       substantially equal withdrawals                               29
       Successor owner and annuitant                                 37
       Systematic withdrawals                                        29
       TOPS                                                           6
       Trusts                                                     cover
       traditional IRA                                               42
       TSA                                                        cover
       unit                                                          26
       variable investment options                                   15
       wire transmittals                                             48


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract. Your financial professional can provide further explanation about your contract or supplemental materials.



--------------------------------------------------------------------------------------
 Prospectus                      Contract or Supplemental Materials
--------------------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods (Guaranteed Fixed Interest Accounts
                                in supplemental materials)
  variable investment options   Investment Funds
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  unit                          Accumulation Unit
  Living Benefit                Guaranteed Minimum Income Benefit
  Guaranteed Interest Option    Guaranteed Interest Account
--------------------------------------------------------------------------------------

4 Index of key words and phrases

Who is Equitable Life?

--------------------------------------------------------------------------------
We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $415.31 billion in assets as of December 31, 2002. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.



                                                       Who is Equitable Life?  5

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.



---------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY REGULAR MAIL
---------------------------------------------------------
Equitable Accumulator(R) Select(SM)
P.O. Box 13014
Newark, NJ 07188-0014



---------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY
---------------------------------------------------------
Equitable Accumulator(R) Select(SM)
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094



---------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANS-
 FERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR
 MAIL
---------------------------------------------------------
Equitable Accumulator(R) Select(SM)
P.O. Box 1547
Secaucus, NJ 07096-1547


---------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANS-
 FERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS
 DELIVERY
---------------------------------------------------------
Equitable Accumulator(R) Select(SM)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094


---------------------------------------------------------
 REPORTS WE PROVIDE:
---------------------------------------------------------
o  written confirmation of financial transactions;

o statement of your contract values at the close of each calendar quarter (four per year); and


o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the guaranteed minimum income benefit, if applicable.




---------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS:
---------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o  your current account value;

o  your current allocation percentages;

o the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options (not available through EQAccess);

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o  change your TOPS personal identification number (PIN)
   (not available through EQAccess); and

o change your EQAccess password (not available through TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use EQAccess by visiting our Web site at http:// www.equitable.com and clicking on EQAccess. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).



---------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
---------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:


(1) authorization for telephone transfers by your financial professional (available only for contracts distributed through AXA Distributors);


(2) conversion of a traditional IRA to a Roth Conversion IRA contract;

(3) election of the automatic investment program;

(4) election of the rebalancing program;

(5) requests for loans under Rollover TSA contracts;

6  Who is Equitable Life?

(6) spousal consent for loans under Rollover TSA contracts;

(7) requests for withdrawals or surrenders from Rollover TSA contracts;

(8) tax withholding elections;

(9) election of the beneficiary continuation option;

(10) IRA contribution recharacterizations;

(11) certain section 1035 exchanges; and

(12) direct transfers.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1) address changes;

(2) beneficiary changes;

(3) transfers between investment options;


(4) contract surrender and withdrawal requests;

(5) death claims;

(6) general dollar cost averaging (including the fixed dollar and interest sweep options); and

(7) 12 month dollar cost averaging.



TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1) automatic investment program;


(2) general dollar cost averaging (including the fixed dollar and interest sweep options);


(3) rebalancing;

(4) 12 month dollar cost averaging;

(5) substantially equal withdrawals;

(6) systematic withdrawals; and

(7) the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners all must sign.


                                                       Who is Equitable Life?  7

Equitable Accumulator(R) Select(SM) at a glance -- key features

------------------------------------------------------------------------------------------------------------------------------------
Professional investment     Equitable Accumulator(R) Select(SM)'s variable investment options invest in different portfolios
management                  managed by professional investment advisers.
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options      o Fixed maturity options with maturities ranging from approximately 1 to 10 years (subject to availability).
                            o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                            --------------------------------------------------------------------------------------------------------
                            If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed interest         o Principal and interest guarantees.
option                      o Interest rates set periodically.
------------------------------------------------------------------------------------------------------------------------------------
Tax advantages              o On earnings inside the    No tax until you make withdrawals from your contract or receive annuity
                              contract                  payments.
                            o On transfers inside the   No tax on transfers among investment options.
                              contract
                            --------------------------------------------------------------------------------------------------------
                            If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA), or tax sheltered annuity (TSA) you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities compared with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," later in this Prospectus and in the SAI.)
------------------------------------------------------------------------------------------------------------------------------------
Living Benefit protection   The Living Benefit provides a guaranteed minimum income benefit. The guaranteed minimum income benefit provides income protection for you during the annuitant's life.
------------------------------------------------------------------------------------------------------------------------------------
Contribution amounts        o Initial minimum:          $25,000
                            o Additional minimum:       $500 (NQ and Rollover TSA)
                                                        $100 monthly and $300 quarterly under our automatic investment program
                                                        (NQ contracts)
                                                        $1,000 (Inherited IRA contracts)
                                                        $50 (IRA contracts)
                            Maximum contribution limitations may apply. In general, contributions are limited to $1.5 million.
------------------------------------------------------------------------------------------------------------------------------------
Access to your money        o Lump sum withdrawals
                            o Several withdrawal options on a periodic basis
                            o Loans under Rollover TSA contracts
                            o Contract surrender
                            You may incur income tax and a tax penalty.
------------------------------------------------------------------------------------------------------------------------------------
Payout options              o Fixed annuity payout options
                            o Variable Immediate Annuity payout options
                            o Income Manager(R) payout options
------------------------------------------------------------------------------------------------------------------------------------

8 Equitable Accumulator(R) Select(SM) at a glance -- key features

------------------------------------------------------------------------------------------------------------------------------------
Additional features   o Guaranteed minimum death benefit options
                      o Dollar cost averaging
                      o Automatic investment program
                      o Account value rebalancing (quarterly, semiannually and annually)
                      o Free transfers
                      o Protection Plus, an optional death benefit available under certain contracts (subject to state availability)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Fees and charges      o  Daily charges on amounts invested in the variable investment options for mortality and expense risks, administrative charges and distribution charges at an annual rate of 1.70%.
                      o  The charges for the guaranteed minimum death benefits range from 0.0% to 0.60%, annually, of the applicable benefit base. The benefit base is described under "Your benefit base" in "Contract features and benefits" later in this Prospectus.
                      o  Annual 0.60% of the applicable benefit base charge for the optional Living Benefit until you exercise your guaranteed minimum income benefit, elect another annuity payout option or the contract date anniversary after the annuitant reaches age 85, whichever occurs first.
                      o  If your account value at the end of the contract year is less than $50,000, we deduct an annual administrative charge equal to $30, or during the first two contract years, 2% of your account value, if less. If your account value, on the contract date anniversary, is $50,000 or more, we will not deduct the charge.
                      o  Annual 0.35% Protection Plus charge for this optional death benefit.
                      o  No sales charge deducted at the time you make contributions and no withdrawal charge.
                         -----------------------------------------------------------------------------------------------------------
                         The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is April 30.
                         -----------------------------------------------------------------------------------------------------------
                      o  We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.
                      o  We deduct a $350 annuity administrative fee from amounts applied to the Variable Immediate Annuity payout options.
                      o  Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to
                         1.20% annually, 12b-1 fees of 0.25% annually and other expenses.
------------------------------------------------------------------------------------------------------------------------------------
Annuitant issue ages  NQ: 0-85
                      Rollover IRA, Roth Conversion IRA and Rollover TSA: 20-85
                      Inherited IRA: 0-70
------------------------------------------------------------------------------------------------------------------------------------

The above is not a complete description of all material provisions of the contract. In some cases, restrictions or exceptions apply. Also, all features of the contract are not necessarily available in your state or at certain ages.

For more detailed information, we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional or call us, if you have questions.


Other contracts

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.


               Equitable Accumulator(R) Select(SM) at a glance -- key features 9

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when buying and owning the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

The first table describes fees and expenses that you will pay if you purchase a Variable Immediate Annuity payout option. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.



------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value at the time you request certain transactions
------------------------------------------------------------------------------------------------------------------------------------
Charge if you elect a Variable Immediate Annuity payout option            $350
------------------------------------------------------------------------------------------------------------------------------------



The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.



------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Mortality and expense risks                                               1.10%
Administrative                                                            0.25%
Distribution                                                              0.35%
                                                                          ----
Total annual expenses                                                     1.70%

------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value on each contract date anniversary
------------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge
   If your account value on a contract date anniversary is less than
$   50,000(1)                                                             $ 30
   If your account value on a contract date anniversary is $50,000
   or more                                                                $  0
------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value each year if you elect the optional benefit
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum death benefit charge (calculated as a
percentage of the applicable benefit base. Deducted annually on each contract date anniversary for which the benefit is in effect.)
   Standard death benefit                                                 0.00%
   Annual Ratchet to age 85                                               0.30% of the Annual Ratchet to age 85 benefit base
   6% Roll-up to age 85                                                   0.45% of the 6% roll-up to age 85 benefit base
   Greater of 6% Roll-up to age 85 or Annual Ratchet to age 85            0.60% of the greater of the 6% roll-up to age 85
                                                                          benefit base or the Annual Ratchet to age 85 benefit base, as applicable
------------------------------------------------------------------------------------------------------------------------------------
Living Benefit charge (calculated as a percentage of the applicable benefit base. Deducted annually on each contract date anniversary for
which the benefit is in effect.)                                          0.60%
------------------------------------------------------------------------------------------------------------------------------------
Protection Plus benefit charge (calculated as a percentage of the account value. Deducted annually on each contract date anniversary
for which the benefit is in effect.)                                      0.35%
------------------------------------------------------------------------------------------------------------------------------------



You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.



10 Fee table

-------------------------------------------------------------------------------------------------------
 Portfolio operating expenses expressed as an annual percentage of daily net assets
-------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2002 (expenses that are deducted     Lowest     Highest
from Portfolio assets including management fees, 12b-1 fees, service fees, and/or  ------     -------
other expenses)(2)                                                                 0.57%      3.77%




Notes:

(1) During the first two contract years this charge, if it applies, is equal to the lesser of $30 or 2% of your account value. Thereafter, the charge is $30 for each contract year.

(2) Equitable Life, the manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2004. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. See the Prospectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions each EQ Advisors Trust Portfolio and each AXA Premier VIP Trust Portfolio pays is used to reduce the Portfolio's expenses. If the table reflected these expense limitation arrangements and the portion of the brokerage commissions used to reduce portfolio expenses, the lowest and highest figures would be as shown in the table below:



    -----------------------------------------------------------------
    Total Annual Portfolio Operating Expenses
    for 2002 (expenses that are deducted from      Lowest     Highest
    Portfolio assets including management          ------     -------
    fees, 12b-1 fees, service fees, and/or other   0.57%      1.85%
    expenses) after expense cap
    -----------------------------------------------------------------
    Total Annual Portfolio Operating Expenses
    for 2002 (expenses that are deducted from
    Portfolio assets including management
    fees, 12b-1 fees, service fees, and/or other   0.43%      1.82%
    expenses) after expense cap and after a
    portion of the brokerage commissions that
    the Portfolio pays is used to reduce the
    Portfolio's expenses.
    -----------------------------------------------------------------

                                                                    Fee table 11

EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses.

The example below shows the expenses that a hypothetical contract owner (who has elected the Living Benefit with the enhanced death benefit that provides for the greater of the 6% Roll-up or the Annual Ratchet to age 85 and Protection Plus) would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $0.50 per $10,000.

The fixed maturity options, guaranteed interest option and the 12 month dollar cost averaging program are not covered by the examples. However, the annual administrative charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options, guaranteed interest option and the 12 month dollar cost averaging program. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year and assumes the highest and lowest fees and expenses of any of the underlying trust portfolios. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

If you surrender your contract at the end of the applicable time period:



             1 year        3 years        5 years       10 years
             ------        -------        -------       --------
Lowest      $ 402.81     $ 1,239.67     $ 2,120.30     $ 4,531.56
Highest     $ 738.79     $ 2,195.62     $ 3,625.80     $ 7,093.34



If you annuitize at the end of the applicable time period:



             1 year        3 years        5 years       10 years
             ------        -------        -------       --------
Lowest    $   752.81     $ 1,589.67     $ 2,470.30     $ 4,881.56
Highest   $ 1,088.79     $ 2,545.62     $ 3,975.80     $ 7,443.34



If you do not surrender your contract at the end of the applicable time period:



             1 year        3 years        5 years       10 years
             ------        -------        -------       --------
Lowest      $ 402.81     $ 1,239.67     $ 2,120.30     $ 4,531.56
Highest     $ 738.79     $ 2,195.62     $ 3,625.80     $ 7,093.34



CONDENSED FINANCIAL INFORMATION

Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2002.



12 Fee table

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT


You may purchase a contract by making payments to us that we call "contributions." We require a minimum initial contribution of $25,000 for you to purchase a contract. You may make additional contributions of at least $500 each for NQ and Rollover TSA contracts and $50 for Rollover IRA and Roth Conversion contracts and $1000 for Inherited IRA contracts, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.

We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator(R) series contracts with the same annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
               Available
Contract       for annuitant                                                     Limitations on
type           issue ages      Source of contributions                           contributions
-----------------------------------------------------------------------------------------------------------------------------------
NQ             0 through 85    o After-tax money.                                o No additional contributions after age 86.
                               o Paid to us by check or transfer of contract
                                 value in a tax-deferred exchange under
                                 Section 1035 of the Internal Revenue Code.
-----------------------------------------------------------------------------------------------------------------------------------
Rollover IRA   20 through 85   o Eligible rollover distributions from TSA con-   o No rollover or direct transfer contributions
                                 tracts or other 403(b) arrangements,              after age 86.
                                 qualified plans, and governmental EDC
                                 plans.                                          o Contributions after age 70-1/2 must be net of
                                                                                   required minimum distributions.
                               o Rollovers from another traditional individual
                                 retirement arrangement.                         o Although we accept regular IRA
                                                                                   contributions (limited to $3,000 for each of
                               o Direct custodian-to-custodian transfers from      calendar years 2003 and 2004) under the
                                 another traditional individual retirement         Rollover IRA contracts, we intend that this
                                 arrangement.                                      contract be used primarily for rollover and
                                                                                   direct transfer contributions.
                               o Regular IRA contributions.
                                                                                 o Additional catch-up contributions of up to
                               o Additional "catch-up" contributions.              $500 can be made for the calendar year
                                                                                   2003 or 2004 where the owner is at least
                                                                                   age 50 but under age 70-1/2 at any time dur-
                                                                                   ing the calendar year for which the
                                                                                   contribution is made.
-----------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 13

------------------------------------------------------------------------------------------------------------------------------------
                  Available
Contract          for annuitant                                                    Limitations on
type              issue ages       Source of contributions                         contributions
------------------------------------------------------------------------------------------------------------------------------------
Roth Conversion   20 through 85
IRA                               o Rollovers from another Roth IRA.               o No additional rollover or direct transfer con-
                                                                                     tributions after age 86.
                                  o Conversion rollovers from a traditional IRA.
                                                                                   o Conversion rollovers after age 70-1/2 must be
                                  o Direct transfers from another Roth IRA.          net of required minimum distributions for the
                                                                                     traditional IRA you are rolling over.
                                  o Regular Roth IRA contributions.
                                                                                   o You cannot roll over funds from a traditional
                                  o Additional catch-up contributions.               IRA if your adjusted gross income is
                                                                                     $100,000 or more.

                                                                                   o Although we accept regular Roth IRA contri-
                                                                                     butions (limited to $3,000 for each of
                                                                                     calendar years 2003 and 2004) under the
                                                                                     Roth IRA contracts, we intend that this con-
                                                                                     tract be used primarily for rollover and direct
                                                                                     transfer contributions.

                                                                                   o Additional catch-up contributions of up to
                                                                                     $500 can be made for the calendar year
                                                                                     2003 or 2004 where the owner is at least
                                                                                     age 50 at any time during the calendar year
                                                                                     for which the contribution is made.
------------------------------------------------------------------------------------------------------------------------------------
Inherited IRA     0-70            o (If contract is traditional IRA) Direct        o Any additional contributions must be from
Beneficiary                         custodian-to-custodian transfers of your         same type of IRA of same deceased owner.
Continuation                        interest as death beneficiary of the
Contract                            deceased owner's traditional individual
(traditional IRA                    retirement arrangement.
or Roth IRA)
                                  o (If contract is Roth IRA) Direct custodian-to-
                                    custodian transfers of your interest as death
                                    beneficiary of the deceased owner's Roth
                                    IRA.
------------------------------------------------------------------------------------------------------------------------------------
Rollover TSA      20 through 85   o Direct transfers of pre-tax funds from         o No additional rollover or direct transfer con-
                                    another contract or arrangement under            tributions after age 86.
                                    Section 403(b) of the Internal Revenue
                                    Code, complying with IRS Revenue Ruling        o Rollover or direct transfer contributions after
                                    90-24.                                           age 70-1/2 must be net of any required mini-
                                                                                     mum distributions.
                                  o Eligible rollover distributions of pre-tax
                                    funds from other 403(b) plans. Subsequent      o Employer-remitted contributions are not
                                    contributions may also be rollovers from         permitted.
                                    qualified plans, governmental EDC plans
                                    and traditional IRAs.
------------------------------------------------------------------------------------------------------------------------------------



See "Tax information" later in this Prospectus and in the SAI for a more detailed discussion of sources of contributions and certain contribution limitations.


For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.


14 Contract features and benefits

OWNER AND ANNUITANT REQUIREMENTS


Under NQ contracts, the annuitant can be different than the owner. We do not permit partnerships or limited liability corporations to be owners. We also reserve the right to prohibit availability of this contract to other non-natural owners. Only natural persons can be joint owners. In general, we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act in your state.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract. See Inherited IRA beneficiary continuation contract later in this section for inherited IRA owner and annuitant requirements.



HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this Prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options, the guaranteed interest option and the fixed maturity options.


VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.


--------------------------------------------------------------------------------
You can choose from among the variable investment options, the guaranteed interest option and the fixed maturity options.
--------------------------------------------------------------------------------

                                              Contract features and benefits  15

PORTFOLIOS OF THE TRUSTS

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Accumulator(R) Select(SM) contract. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.


-------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                 Objective
-------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND     Seeks a balance of a high current income and capital
                              appreciation, consistent with a prudent level of risk
-------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE   Seeks long-term growth of capital
-------------------------------------------------------------------------------------
AXA PREMIER VIP               Seeks long-term growth of capital
 INTERNATIONAL EQUITY
-------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital
 CORE EQUITY
-------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital
 GROWTH
-------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital
 VALUE
-------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID     Seeks long-term growth of capital
 CAP GROWTH
-------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID     Seeks long-term growth of capital
 CAP VALUE
-------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY    Seeks long-term growth of capital
-------------------------------------------------------------------------------------



---------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                 Adviser
---------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND     o BlackRock Advisors, Inc.
                              o Pacific Investment Management Company
                                LLC
---------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE   o A I M Capital Management, Inc.
                              o Dresdner RCM Global Investors LLC
                              o Wellington Management Company, LLP
---------------------------------------------------------------------------------
AXA PREMIER VIP               o Alliance Capital Management L.P., through its
 INTERNATIONAL EQUITY           Bernstein Investment Research and Manage-
                                ment Unit
                              o Bank of Ireland Asset Management
                                (U.S.) Limited
                              o OppenheimerFunds, Inc.
---------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     o Alliance Capital Management L.P., through its
 CORE EQUITY                    Bernstein Investment Research and Manage-
                                ment Unit
                              o Janus Capital Management LLC
                              o Thornburg Investment Management, Inc.
---------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     o Alliance Capital Management L.P.
 GROWTH                       o Dresdner RCM Global Investors LLC
                              o TCW Investment Management Company
---------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     o Alliance Capital Management L.P.
 VALUE                        o MFS Investment Management
                              o Institutional Capital Corporation
---------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID     o Alliance Capital Management L.P.
 CAP GROWTH                   o Provident Investment Counsel, Inc.
                              o RS Investment Management, LP
---------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID     o AXA Rosenberg Investment Management LLC
 CAP VALUE                    o Wellington Management Company, LLP
                              o TCW Investment Management Company
---------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY    o Alliance Capital Management L.P.
                              o Dresdner RCM Global Investors LLC
                              o Firsthand Capital Management, Inc.
---------------------------------------------------------------------------------



16 Contract features and benefits

--------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                    Objective
--------------------------------------------------------------------------------------------------
EQ/AGGRESSIVE STOCK              Seeks to achieve long-term growth of capital.
--------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK         Seeks to achieve long-term growth of capital.
--------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND           Seeks to provide a high total return.
 INCOME
--------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE         Seeks to achieve high current income consistent with
 GOVERNMENT SECURITIES           relative stability of principal.
--------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL        Seeks to achieve long-term growth of capital.
--------------------------------------------------------------------------------------------------
EQ/ALLIANCE PREMIER GROWTH       To achieve long-term growth of capital.
--------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND         Seeks to achieve high current income consistent with
                                 moderate risk to capital.
--------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP            Seeks to achieve long-term growth of capital.
 GROWTH
--------------------------------------------------------------------------------------------------
EQ/ALLIANCE TECHNOLOGY           Seeks to achieve long-term growth of capital. Current
                                 income is incidental to the Portfolio's objective.
--------------------------------------------------------------------------------------------------
EQ/BALANCED                      Seeks to achieve a high return through both appreciation
                                 of capital and current income.
--------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE   Seeks capital appreciation.
--------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY              Seeks long-term capital appreciation.
 RESPONSIBLE
--------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              To achieve long-term growth of capital.
 INTERNATIONAL
--------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              To achieve long-term growth of capital.
 RESEARCH
--------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.         To achieve long-term growth of capital.
 EQUITY
--------------------------------------------------------------------------------------------------
EQ/EMERGING MARKETS EQUITY       Seeks long-term capital appreciation.
--------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX              Seeks a total return before expenses that approximates
                                 the total return performance of the S&P 500 Index,
                                 including reinvestment of dividends, at a risk level consis-
                                 tent with that of the S&P 500 Index.
--------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                    Adviser
--------------------------------------------------------------------------------------------------
EQ/AGGRESSIVE STOCK              o Alliance Capital Management L.P.
                                 o MFS Investment Management
                                 o Marsico Capital Management, LLC
                                 o Provident Investment Counsel, Inc.
--------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK         o Alliance Capital Management L.P.
--------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND           o Alliance Capital Management L.P.
 INCOME
--------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE         o Alliance Capital Management L.P.
 GOVERNMENT SECURITIES
--------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL        o Alliance Capital Management L.P.
--------------------------------------------------------------------------------------------------
EQ/ALLIANCE PREMIER GROWTH       o Alliance Capital Management L.P.
--------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND         o Alliance Capital Management L.P.
--------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP            o Alliance Capital Management L.P.
 GROWTH
--------------------------------------------------------------------------------------------------
EQ/ALLIANCE TECHNOLOGY           o Alliance Capital Management L.P.
--------------------------------------------------------------------------------------------------
EQ/BALANCED                      o Alliance Capital Management L.P.
                                 o Capital Guardian Trust Company
                                 o Mercury Advisors
                                 o Jennison Associates LLC
--------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE   o Alliance Capital Management L.P.,
                                   through its Bernstein Investment Research
                                   and Management Unit
--------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY              o Calvert Asset Management Company, Inc.
 RESPONSIBLE                       and Brown Capital Management, Inc.
--------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              o Capital Guardian Trust Company
 INTERNATIONAL
--------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              o Capital Guardian Trust Company
 RESEARCH
--------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.         o Capital Guardian Trust Company
 EQUITY
--------------------------------------------------------------------------------------------------
EQ/EMERGING MARKETS EQUITY       o Morgan Stanley Investment Management,
                                   Inc.
--------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX              o Alliance Capital Management L.P.
--------------------------------------------------------------------------------------------------


                                               Contract features and benefits 17

------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name               Objective                                                  Adviser
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA          Seeks long-term capital growth.                            o Evergreen Investment Management
                                                                                         Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP               Seeks long-term growth of capital.                         o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI SMALL/MID CAP VALUE   Seeks long-term capital appreciation.                      o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/HIGH YIELD               Seeks to achieve a high total return through a combina-    o Alliance Capital Management L.P.
                            tion of current income and capital appreciation.           o Pacific Investment Management Company
                                                                                         LLC (PIMCO)
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. MORGAN CORE BOND    Seeks to provide a high total return consistent with mod-  o J.P. Morgan Investment Management Inc.
                            erate risk of capital and maintenance of liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH   Seeks long-term growth of capital.                         o Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE   Seeks capital appreciation.                                o Lazard Asset Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS            Seeks long-term growth of capital.                         o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE      Seeks capital appreciation and secondarily, income.        o Mercury Advisors
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH      Seeks to provide long-term capital growth.                 o MFS Investment Management
 COMPANIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST      Seeks long-term growth of capital with secondary objec-    o MFS Investment Management
                            tive to seek reasonable current income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET             Seeks to obtain a high level of current income, preserve   o Alliance Capital Management L.P.
                            its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME   Seeks capital growth. Current income is a secondary        o Putnam Investment Management, LLC
 VALUE                      objective.
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM INTERNATIONAL     Seeks capital appreciation.                                o Putnam Investment Management, LLC
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM VOYAGER           Seeks long-term growth of capital and any increased        o Putnam Investment Management, LLC
                            income that results from this growth.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX      Seeks to replicate as closely as possible (before the      o Alliance Capital Management L.P.
                            deduction of Portfolio expenses) the total return of the
                            Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------



Other important information about the portfolios is included in the prospectuses for each Trust attached at the end of this prospectus.


18 Contract features and benefits

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.


We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.


We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1) the minimum interest rate guaranteed over the life of the contract,

(2) the yearly guaranteed interest rate for the calendar year, and

(3) the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges.


The minimum yearly guaranteed interest rate is 3% for 2003. The yearly rates we set will never be less than the minimum guaranteed interest rate of 3% for the life of the contract. Current interest rates will never be less than the yearly guaranteed interest rate.

Generally, contributions and transfers into the guaranteed interest option are limited to 25% of the account value. See "Transferring your money among the investment options" later in the prospectus for restrictions on transfers to and from the Guaranteed Interest Option.



FIXED MATURITY OPTIONS


We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that at points in time there may be no fixed maturity options available. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional to see if fixed maturity options are available in your state.


--------------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity.
--------------------------------------------------------------------------------


The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.


On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."


FIXED MATURITY OPTIONS AND MATURITY DATES. We offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below.

Each new contribution is applied to a new fixed maturity option. When you apply for an Accumulator(R) Select(SM) contract, a 60-day rate lock-in will apply from the date the application is signed. Any contributions received and designated for a fixed maturity option during this period will receive the then current maturity option rate or the rate that was in effect on the date that the application was signed, whichever is greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from the variable investment options or the guaranteed interest option into a fixed maturity option or transfers from one fixed maturity option to another.


YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, any of the variable investment options or the guaranteed interest option; or

(b) withdraw the maturity value.


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 14, 2003, the next available maturity date was February 14, 2009. If no fixed maturity options are available we will transfer your maturity value to the EQ/Money Market option.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate in effect at that time for new fixed maturity options, (adjusted to reflect a similar maturity date) and

(b) the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time


                                              Contract features and benefits  19
remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix II at the end of this Prospectus provides an example of how the market value adjustment is calculated.



ALLOCATING YOUR CONTRIBUTIONS


You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance or dollar cost averaging.



SELF-DIRECTED ALLOCATION


You may allocate your contributions to one or more, or all, of the variable investment options, guaranteed interest option and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. No more than 25% of any contribution may be allocated to the guaranteed interest option. The total of your allocations must equal 100%. If the annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.



PRINCIPAL ASSURANCE ALLOCATION


Under this allocation program you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. If you make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under the principal assurance allocation. Principal assurance will not be available if none of those maturity dates is available. You allocate the rest of your contribution to the variable investment options and guaranteed interest option. No more than 25% of the contribution can be allocated to the Guaranteed Interest Option.

For example, if your initial contribution is $25,000, and on February 14, 2003 you chose the fixed maturity option with a maturity date of February 14, 2013, since the rate to maturity was 4.19% on February 14, 2003, we would have allocated $16,578 to that fixed maturity option and the balance to your choice of the variable investment options and guaranteed interest option. On the maturity date your value in the fixed maturity option would be $25,000.

The principal assurance allocation is only available for annuitants ages 80 or younger when the contract is issued. If the annuitant is age 76-80, your principal assurance allocation is limited to the seven year fixed maturity option only. If you anticipate taking required minimum distributions, you should consider whether your values in the variable investment options and guaranteed interest option are sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus and in the SAI.


Please check with your financial professional if the principal assurance allocation feature is available in your state. Also, you may not elect principal assurance if the 12 month dollar cost averaging program is in effect.



DOLLAR COST AVERAGING


We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to the other variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options or the guaranteed interest option.


--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------


12 MONTH DOLLAR COST AVERAGING PROGRAM. Subject to state availability, you may dollar cost average from the EQ/Money Market option into any of the other variable investment options. You may elect to participate in the 12 month dollar cost averaging program at any time subject to the age limitation on contributions described earlier in this Prospectus. Contributions into the account for 12 month dollar cost averaging may not be transfers from other investment options. You must allocate your entire initial contribution into the EQ/Money Market option if you are selecting the 12 month dollar cost averaging program at application to purchase an Accumulator(R) Select(SM) contract; thereafter, initial allocations to any new 12 month dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time. We will transfer your value in the EQ/Money Market option into the other variable investment options that you select over the next 12 months or such other period we may offer. Once the time period then in effect has run, you may then select to participate in the dollar cost averaging program for an additional time period. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made.


Currently, the transfer date will be the same day of the month as the contract date, but not later than the 28th. For a 12 month dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the 12


20  Contract features and benefits
month dollar cost averaging program, but not later than the 28th of the month. All amounts will be transferred out by the end of the time period then in effect. Under this program we will not deduct the mortality and expense risks, administrative, and distribution charges from assets in the EQ/Money Market option.

You may not transfer amounts to the EQ/Money Market option established for this program that are not part of the 12 month dollar cost averaging program. The only amounts that should be transferred from the EQ/Money Market option are your regularly scheduled transfers to the other variable investment options. If you request to transfer or withdraw any other amounts from the EQ/Money Market option, we will transfer all of the value that you have remaining in the account for 12 month dollar cost averaging to the investment options according to the allocation percentages we have on file for you. You may ask us to cancel your participation at any time.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.


INVESTMENT SIMPLIFIER

Fixed-dollar option. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. The fixed-dollar option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.

Interest sweep option. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row.

                      ----------------------------------

You may not participate in any dollar cost averaging program if you are participating in the rebalancing program. You may not elect the 12 Month Dollar Cost Averaging Program if the principal assurance program is in effect. See "Transferring your money among investment options" later in this Prospectus. For the fixed-dollar option and the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.



YOUR BENEFIT BASE

A benefit base is used to calculate the guaranteed minimum income benefit and any death benefit as described in this section. Your benefit base is not an account value or a cash value. See also "Our Living Benefit option" and "Guaranteed minimum death benefit" below.

STANDARD DEATH BENEFIT. Your benefit base is equal to:

o   your initial contribution and any additional contributions to the contract;
    less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).

6% ROLL UP TO AGE 85 ENHANCED DEATH BENEFIT. Your benefit base is equal to:

o   your initial contribution and any additional contributions to the contract;
    plus

o   daily interest; less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).

The effective annual interest rate credited to this benefit base is:

                                              Contract features and benefits  21

o 6% (4% in Washington for the enhanced death benefit only) with respect to the variable investment options (other than EQ/Alliance Intermediate Government Securities and EQ/Money Market) and monies allocated to the 12 month dollar cost averaging program; and

o 3% with respect to the EQ/Alliance Intermediate Government Securities and EQ/Money Market, the fixed maturity options, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).


No interest is credited to the benefit base after the contract anniversary following the annuitant's 85th birthday.

ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT. Your benefit base is equal to the greater of:

o your initial contribution to the contract (plus any additional contributions),

                                       or

o your highest account value on any contract anniversary up to the contract anniversary following the annuitant's 85th birthday,

                                   each less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).


GREATER OF THE 6% ROLL UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% Roll up to age 85 or the benefit base computed for Annual ratchet to age 85, as described immediately above, on each contract anniversary.



ANNUITY PURCHASE FACTORS


Annuity purchase factors are the factors applied to determine your periodic payments under the guaranteed minimum income benefit and annuity payout options. The guaranteed minimum income benefit is discussed in "Our Living Benefit option" below and annuity payout options are discussed in "Accessing your money" later in this Prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are those factors that are in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.



OUR LIVING BENEFIT OPTION


The Living Benefit option offers you a guaranteed minimum income benefit. The Living Benefit is available if the annuitant is age 20 through 75 at the time the contract is issued. There is an additional charge for the Living Benefit which is described under "Living Benefit charge" in "Charges and expenses" later in this Prospectus. Please ask your financial professional if the Living Benefit is available in your state. If you are purchasing this contract as an Inherited IRA the guaranteed minimum income benefit is not available. If you are purchasing this contract to fund a Charitable Remainder Trust, the guaranteed minimum income benefit is generally not available. Subject to our rules, the Living Benefit may be available for certain split-funded Charitable Remainder Trusts.

The guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or an Income Manager level payment life with a period certain payout option, subject to state availability. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your guaranteed minimum income benefit. The maximum period certain available under the Income Manager payout option is 10 years. This period may be shorter, depending on the annuitant's age as follows:




-------------------------------------
           Level payments
-------------------------------------
                    Period certain
                         years
                  -------------------
   Annuitant's
 age at exercise       IRAs        NQ
-------------------------------------
     60 to 75        10         10
        76            9         10
        77            8         10
        78            7         10
        79            7         10
        80            7         10
        81            7         9
        82            7         8
        83            7         7
        84            6         6
        85            5         5
-------------------------------------



We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.


--------------------------------------------------------------------------------
The guaranteed minimum income benefit, which is also known as a living benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------


When you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your guaranteed minimum income benefit which is calculated by applying your guaranteed minimum income benefit base less any outstanding loan plus accrued interest (applies to Rollover TSA only) at guaranteed annuity purchase factors, or (ii) the income provided by applying your actual account value at our then current annuity purchase factors. The benefit base is applied only to the Living Benefit guaranteed annuity purchase factors in your contract and not to any other guaranteed or current annuity purchase rates.


When you elect to receive annual lifetime income, your contract will terminate and you will receive a new contract for the annuity payout


22  Contract features and benefits
option. For a discussion of when your payments will begin and end, see "Exercise of guaranteed minimum income benefit" below.

Before you elect the Living Benefit, you should consider the fact that the guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. The guaranteed annuity purchase factors we use to determine your Income Manager benefit under the Living Benefit are more conservative than the guaranteed annuity purchase factors we use for the Income Manager payout annuity option. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Living Benefit Income Manager will be smaller than each periodic payment under the Income Manager payout annuity option. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll up to age 85 benefit base, the table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming there were no allocations to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, the guaranteed interest option, the fixed maturity options or the loan reserve account.



----------------------------------------------------------------
                              Guaranteed minimum income
      Contract date        benefit -- annual income pay-
 anniversary at exercise           able for life
----------------------------------------------------------------
            10                      $11,891
            15                      $18,597
----------------------------------------------------------------


EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us in order to exercise this benefit. The amount of income you actually receive will be determined when we receive your request to exercise the benefit. You will begin receiving annual payments one year after the annuity payout contract is issued. You may choose to take a withdrawal prior to exercising the guaranteed minimum income benefit, which will reduce your payments. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death or, if later, then end of the period certain (where the payout option chosen includes a period certain).

You will be eligible to exercise the guaranteed minimum income benefit as follows:


o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the guaranteed minimum income benefit is the contract date anniversary following the annuitant's 85th birthday;

(ii) if the annuitant was age 75 when the contract was issued, the only time you may exercise the guaranteed minimum income benefit is within 30 days following the first contract date anniversary that it becomes available;


(iii) if the annuitant was older than age 60 at the time an IRA or Rollover TSA contract was issued, the Living Benefit may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the guaranteed minimum income benefit can be exercised;

(iv) for Rollover TSA contracts, if you are eligible to exercise your guaranteed minimum income benefit, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract; and

(v) for a successor owner/annuitant, the earliest exercise date is based on the original contract issue date and the age of the successor owner/annuitant as of the Processing Date successor owner/annuitant takes effect.

Please see both "Termination of your contract" in "Determining your contract value" and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.



GUARANTEED MINIMUM DEATH BENEFIT


Your contract provides a death benefit. If you do not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment OR the standard death benefit, whichever provides the highest amount. The standard death benefit is equal to your total contributions (adjusted for any withdrawals and any taxes that apply).


If you elect one of the enhanced death benefits, the death benefit is equal to your account value as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the


                                              Contract features and benefits  23
method of payment, information and forms necessary to effect payment OR your elected enhanced death benefit on the date of the annuitant's death (adjusted for any subsequent withdrawals and taxes that apply), whichever provides the highest amount.


OPTIONAL ENHANCED DEATH BENEFITS APPLICABLE FOR ANNUITANT AGES 0 THROUGH 84 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 84 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS; AND 0 THROUGH 70 AT ISSUE OF INHERITED IRA CONTRACTS.


Subject to state availability, you may elect one of the following enhanced death benefits:


6% ROLL UP TO AGE 85.


ANNUAL RATCHET TO AGE 85.


THE GREATER OF THE 6% ROLL UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85.


Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Your benefit base." Once you have made your enhanced death benefit election, you may not change it. In New York, only the standard death benefit and the annual ratchet to age 85 enhanced death benefit are available.


The standard death benefit is the only death benefit available for annuitants age 85 at issue of NQ, Rollover IRA, Roth Conversion IRA and Rollover TSA contracts.

                      ----------------------------------

Please see both "Termination of your contract" in "Determining your contract value" and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.

See Appendix III at the end of this Prospectus for an example of how we calculate an enhanced death benefit.



Protection Plus

Subject to state and contract availability, if you are purchasing a contract under which the Protection Plus feature is available, you may elect the Protection Plus death benefit at the time you purchase your contract. Protection Plus provides an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential tax consequences of electing to purchase the Protection Plus feature in an NQ, IRA or Rollover TSA contract.

If the annuitant is 70 or younger when we issue your Contract (or if the successor owner/annuitant is 70 or younger when he or she becomes the successor owner/annuitant), the death benefit will be:

the greater of:

o   the account value or

o   any applicable death benefit

Increased by:

o   40% of such death benefit less total net contributions.


For purposes of calculating your Protection Plus benefit, the following applies: (i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) reduced on a pro rata basis to reflect withdrawals (including loans). Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce net contributions by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If contributions aggregated $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and net contributions after the withdrawal would be $24,000 ($40,000-$16,000); (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable guaranteed minimum death benefit as of the date of death.


If the annuitant is age 71 through 79 when we issue your contract (or if the successor owner/annuitant is between the ages of 71 and 79 when he or she becomes the successor owner/annuitant and Protection Plus had been elected at issue), the death benefit will be:

the greater of:

o   the account value or

o   any applicable death benefit

Increased by:

o   25% of such death benefit (as described above) less total net contributions.

The value of the Protection Plus death benefit is frozen on the first contract date anniversary after the annuitant turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Protection Plus must be elected when the contract is first issued: neither the owner nor the successor owner/annuitant can add it subsequently. Ask your financial professional if this feature is available in your state.



INHERITED IRA BENEFICIARY CONTINUATION CONTRACT

This contract is available to an individual beneficiary of a traditional IRA or a Roth IRA where the deceased owner held the individual retirement account or annuity (or Roth individual retirement account or annuity) with an insurance company or financial institution other than Equitable. The purpose of the inherited IRA beneficiary continuation contract is to permit the beneficiary to change the funding vehicle that the deceased owner selected ("original IRA") while taking the required minimum distribution payments that must be made to the beneficiary after the deceased owner's death. This contract is intended only for beneficiaries who want to take payments at least annually over their life expectancy. These payments generally must begin (or must have begun) no later than December 31 of the calendar year following the year the deceased owner died. This contract is not suitable for beneficiaries electing the "5-year rule." See "Beneficiary continuation option for IRA and Roth IRA contracts" under "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus. You should discuss with your tax advisor your own personal situation. This contract may not be available in all states. Please speak with your financial professional for further information.



24  Contract features and benefits

The inherited IRA beneficiary continuation contract can only be purchased by a direct transfer of the beneficiary's interest under the deceased owner's original IRA. The owner of the inherited IRA beneficiary continuation contract is the individual who is the beneficiary of the original IRA. (Certain trusts with only individual beneficiaries will be treated as individuals for this purpose). The contract must also contain the name of the deceased owner. In this discussion, "you" refers to the owner of the inherited IRA beneficiary continuation contract.

The inherited IRA beneficiary continuation contract can be purchased whether or not the deceased owner had begun taking required minimum distribution payments during his or her life from the original IRA or whether you had already begun taking required minimum distribution payments of your interest as a beneficiary from the deceased owner's original IRA. You should discuss with your own tax advisor when payments must begin or must be made.

Under the inherited IRA beneficiary continuation contract:

o You must receive payments at least annually (but can elect to receive payments monthly or quarterly). Payments are generally made over your life expectancy determined in the calendar year after the deceased owner's death and determined on a term certain basis.

o The beneficiary of the original IRA will be the annuitant under the inherited IRA beneficiary continuation contract. In the case where the beneficiary is a "See Through Trust," the oldest beneficiary of the trust will be the annuitant.

o An inherited IRA beneficiary continuation contract is not available for annuitants over age 70.

o The initial contribution must be a direct transfer from the deceased owner's original IRA and is subject to minimum contribution amounts. See "How you can purchase and contribute to your contract" earlier in this section.

o Subsequent contributions of at least $1,000 are permitted but must be direct transfers of your interest as a beneficiary from another IRA with a financial institution other than Equitable, where the deceased owner is the same as under the original IRA contract.

o   You may make transfers among the investment options.

o You may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300.

o The Living Benefit, successor owner/annuitant feature, 12-month dollar cost averaging program, automatic investment program and systematic withdrawals are not available under the Inherited IRA beneficiary continuation contract.

o If you die, we will pay to a beneficiary that you choose the greater of the annuity account value or the applicable death benefit.

o Upon your death, your beneficiary has the option to continue taking required minimum distributions based on your remaining life expectancy or to receive any remaining interest in the contract in a single sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. If your beneficiary elects to continue to take distributions, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value as of the date we receive satisfactory proof of death and any required instructions, information and forms. If you had elected any enhanced death benefits, they will no longer be in effect and charges for such benefits will stop. The minimum guaranteed death benefit will also no longer be in effect.



YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS


If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

Generally, your refund will be the same as any other surrender and you will receive your account value under the contract on the day we receive notification of your decision to cancel the contract, which will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any guaranteed interest in the guaranteed interest option, and (iii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Some states, however, require that we refund the full amount of your contribution (not reflecting (i), (ii) or (iii) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.


We may require that you wait six months before you may apply for a contract with us again if:

o   you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus and in the SAI for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions.


                                              Contract features and benefits  25

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE


Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; and (iv) the loan reserve account (applicable to Rollover TSA contracts only).


Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge; and
(ii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.


YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)   mortality and expense;

(ii)  administrative expenses; and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions;

(ii)  decreased to reflect a withdrawal;

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv) decreased to reflect a transfer of your loan amount to the loan reserve account under a Rollover TSA contract.

In addition, when we deduct the enhanced death benefit, Living Benefit and/or the Protection Plus benefit charges the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE GUARANTEED
INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.


YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.



TERMINATION OF YOUR CONTRACT

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose any applicable guaranteed benefits.



26  Determining your contract's value

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE
At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer to a fixed maturity option that has a rate to maturity of 3% or less.


o You may not transfer any amount to the 12-month dollar cost averaging program.

o If the annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. As of February 14, 2003 maturities of less than six years were not available. Also, the maturity dates may be no later than the date annuity payments are to begin.


o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment.


o During the first contract year, transfers into the guaranteed interest option are not permitted.

o After the first contract year, a transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the annuity account value being allocated to the guaranteed interest option, based on the annuity account value as of the previous business day.

In addition, we reserve the right to restrict transfers among variable investment options as described in your contract, including limitations on the number, frequency, or dollar amount of transfers.

The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option and interest sweep option dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:


(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the Investment options in the prior contract year; or

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.


From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.


You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.


DISRUPTIVE TRANSFER ACTIVITY

You should note that the Accumulator(R) Select(SM) contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio. These kinds of strategies and transfer activities are disruptive to the underlying portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options are disruptive to the underlying portfolios, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney or otherwise who is acting on behalf of one or more owners. In making these determinations, we may consider the combined transfer activity of annuity contracts and life insurance policies that we believe are under common ownership, control or direction.

We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to prevent disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio, and we take appropriate action, which may include the actions described above to restrict availability of voice, fax and automated transaction services, when we consider the activity of owners to be disruptive. We currently provide a letter to owners who have engaged in such activity of our intention to restrict such services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider disruptive transfer activity, as well as change our procedures to restrict this activity.


REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:


                            Transferring your money among investment options  27

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis).

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

While your rebalancing program is in effect, we will transfer amounts among the variable investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------


You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; your rebalancing allocations will not be changed, and the rebalancing program will remain in effect unless you request that it be canceled in writing. There is no charge for the rebalancing feature.

You may not elect the rebalancing program if you are participating in any dollar cost or 12 month dollar cost averaging program. Rebalancing is not available for amounts you have allocated to the guaranteed interest option or the fixed maturity options.



28  Transferring your money among investment options

4. Accessing your money

--------------------------------------------------------------------------------
WITHDRAWING YOUR ACCOUNT VALUE


You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. If you request to withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.

Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.





--------------------------------------------------------------------------------
                                    Method of withdrawal
                  --------------------------------------------------------------
                                                                 Lifetime
                                                                required
                                              Substantially     minimum
       Contract     Lump sum    Systematic        equal       distribution
--------------------------------------------------------------------------------
NQ                    Yes          Yes             No             No
Rollover IRA          Yes          Yes             Yes            Yes
Roth
 Conversion IRA       Yes          Yes             Yes            No
Rollover TSA*         Yes          Yes             No             Yes
Inherited IRA         Yes          No              No             **
--------------------------------------------------------------------------------



* For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information" later in this Prospectus and in the SAI.

** This contract pays out post-death required minimum distributions. See "Inherited beneficiary contract" in "Contracts, features and benefits" earlier in this prospectus.



LUMP SUM WITHDRAWALS
(All contracts)


You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $300.


Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.



SYSTEMATIC WITHDRAWALS
(NQ, Rollover TSA and Rollover IRA and Roth Conversion IRA contracts)


You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions).

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.



SUBSTANTIALLY EQUAL WITHDRAWALS
(All Rollover IRA and Roth Conversion IRA contracts)


The substantially equal withdrawals option allows you to receive distributions from your account value without triggering the 10% additional federal tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus and in the SAI. Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.


The IRS has recently issued guidance permitting an individual who had elected to receive substantially equal withdrawals to change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option. You may elect



                                                        Accessing your money  29
to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.


LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA and Rollover TSA contracts only -- See "Tax information" later in this Prospectus and in the SAI)


We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70-1/2. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this Prospectus and in the SAI for your specific type of retirement arrangement.


Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.

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For Rollover IRA and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
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HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE


Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options, and the guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply to withdrawals from the fixed maturity options.



HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:


INCOME BENEFIT AND DEATH BENEFIT

Your applicable benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 6% or less of the applicable benefit base on the most recent contract date anniversary. Any portion of a withdrawal that causes the sum of your withdrawals in a contract year to exceed 6% of the applicable benefit base on the most recent contract date anniversary, and any subsequent withdrawals in that same contract year will reduce your applicable benefit base on a pro rata basis.

The timing of your withdrawals and whether they exceed the 6% threshold described above can have significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.

                      ----------------------------------


Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new death benefit after the withdrawal would be $24,000 ($40,000 - $16,000). This pro rata example assumes that the annual 6% threshold described above has already been exceeded.



LOANS UNDER ROLLOVER TSA CONTRACTS


You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are enrolled in our "automatic required minimum distribution (RMD) service."


You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" later in this Prospectus for general rules applicable to loans.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1) the date annuity payments begin,

(2) the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).

Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If these amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.


30  Accessing your money

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus and in the SAI.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest option and fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS

Equitable Accumulator(R) Select(SM) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.


You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue. In addition, if you are exercising your guaranteed minimum income benefit under the Living Benefit, your choice of payout options are those that are available under the Living Benefit (see "Our Living Benefit option" in "Contract features and benefits" earlier in this Prospectus).




--------------------------------------------------------------------------------
Fixed annuity payout options          Life annuity
                                      Life annuity with period certain
                                      Life annuity with refund certain
                                      Period certain annuity
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Variable Immediate Annuity            Life annuity
   payout options                     (not available in New York)
                                      Life annuity with period certain
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Income Manager payout options         Life annuity with period certain
   (available for annuitants age 83   Period certain annuity
   or less at contract issue)
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o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.


                                                        Accessing your money  31

FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.


Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of EQ/Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.



INCOME MANAGER PAYOUT OPTIONS

The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your financial professional. Income Manager payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.


Both NQ and IRA Income Manager payout options provide guaranteed level payments. The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only).


For Rollover TSA contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner.

You may choose to apply only part of the account value of your Equitable Accumulator(R) Select(SM) contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator(R) Select(SM). For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.


Depending upon your circumstances, an Income Manager contract may be purchased on a tax-free basis. Please consult your tax advisor. The Income Manager payout options are not available in all states.

If you purchase an Income Manager contract in connection with the exercise of the Living Benefit option, different payout options may apply as well as other various differences. See "Our Living Benefit Option" in "Contract features and benefits" earlier in this Prospectus as well as the Income Manager Prospectus.


THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin unless you are applying only some of your account value to an Income Manager contract. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Equitable Accumulator(R) Select(SM) contract date. Except with respect to the Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the annuity maturity date described below.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


ANNUITY MATURITY DATE


Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday.

For contracts issued in Pennsylvania and New York, the maturity date is related to the contract issue date, as follows:





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           New York                    Pennsylvania
---------------------------------------------------------------------
                     Maximum                       Maximum
                annuitization                  annuitization
    Issue age        age           Issue age        age
---------------------------------------------------------------------
     0-80            90            0-75             85
      81             91             76              86
      82             92             77              87
      83             93            78-80            88
---------------------------------------------------------------------


32  Accessing your money

---------------------------------------------------------------------
        New York                        Pennsylvania
---------------------------------------------------------------------
  84                 94            81-85            90
  85                 95
---------------------------------------------------------------------



Before the last day by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager payout option is chosen.



                                                        Accessing your money  33

5. Charges and expenses

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CHARGES THAT EQUITABLE LIFE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o   A mortality and expense risks charge

o   An administrative charge

o   A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary -- an annual administrative charge, if applicable.

o On each contract date anniversary -- a charge if you elect a death benefit (other than the Standard death benefit).

o On each contract date anniversary -- a charge for the Living Benefit, if you elect this optional benefit.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

o On each contract date anniversary -- a charge for Protection Plus, if you elect this optional benefit.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.


MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard guaranteed minimum death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.35% of the net assets in each variable investment option.


ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.


We will deduct this charge from your value in the variable investment options and the guaranteed interest option (if permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply. If you surrender your contract during the contract year, we will deduct a pro rata portion of the charge.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus.



GUARANTEED MINIMUM DEATH BENEFIT CHARGE


Annual ratchet to age 85. If you elect the Annual ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.30% of the Annual ratchet to age 85 benefit base.

6% Roll up to age 85. If you elect the 6% Roll up to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.45% of the 6% Roll up to age 85 benefit base.

Greater of 6% Roll up to age 85 or Annual ratchet to age 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.60% of the greater of the 6% Roll up to age 85 or the Annual ratchet to age 85 benefit base.



34  Charges and expenses

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro-rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus.


There is no additional charge for the Standard death benefit.


LIVING BENEFIT CHARGE


If you elect the Living Benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches 85, whichever occurs first. The charge is equal to 0.60% of the applicable benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus.



PROTECTION PLUS


If you elect Protection Plus, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment may apply.



CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES


We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.



VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option.


CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

o   Management fees ranging from 0.25% to 1.20%.

o   12b-1 fees of 0.25%.

o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o   Investment-related expenses, such as brokerage commissions.


These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts following this Prospectus.



GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the guaranteed minimum income benefit or the guaranteed minimum death benefit, or offer variable investment options that invest in shares of either Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recom-


                                                        Charges and expenses  35
mending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


36  Charges and expenses

6. Payment of death benefit

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YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract.

Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary so that the custodian can reinvest or distribute the death benefit as the beneficiary of the account desires.

The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable guaranteed minimum death benefit. We determine the amount of the death benefit (other than the applicable guaranteed minimum death benefit) and any amount applicable under the Protection Plus feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the applicable guaranteed minimum death benefit will be such guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals. The death benefit will be less a deduction for any outstanding loan plus accrued interest on the date that the death benefit payment is made (applies to Rollover TSA only).


EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.


Generally, the death of the annuitant terminates the contract. However, a surviving spouse of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse who is the sole primary beneficiary can be a successor owner/annuitant. The successor owner/annuitant feature is only available under NQ and individually owned IRA (other than Inherited IRAs) contracts. See "Inherited IRA beneficiary continuation contract" in "Contracts features and benefits," earlier in this prospectus.

For NQ and all types of IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.



WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death. When the owner is not the annuitant under an NQ contract and the owner dies before annuity payments begin, the beneficiary named to receive this death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).


If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed in "Beneficiary continuation option" below.



HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.


                                                    Payment of death benefit  37

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your elected guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. In determining whether your applicable guaranteed minimum death benefit option will continue to grow, we will use your surviving spouse's age (as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature).

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.



BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract in the deceased contract owner's name and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional for further information.

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value. Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed in the Statement of Additional Information, the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

o   The contract continues in your name for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the guaranteed minimum income benefit or an optional enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any minimum death benefit feature will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value.

o   Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as the Inherited annuity, may only be elected when the NQ contract owner dies before the annuity commencement date, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section. This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later



38  Payment of death benefit
than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and annuitant are the same person):

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o   The contract continues in your name for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected guaranteed minimum income benefit or an optional enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any minimum death benefit feature will no longer be in effect.

o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. See "Taxation of nonqualified annuities" in "Tax information" later in this Prospectus.

o   Any partial withdrawals must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If you are both the owner and annuitant:

o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the annuity account value to equal the applicable death benefit if such death benefit is greater than such account value.

If the owner and annuitant are not the same person:

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o   The annuity account value will not be reset to the death benefit amount.

If a contract is jointly owned:

o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" earlier in this section.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" earlier in this section.



                                                    Payment of death benefit  39

7. Tax information

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OVERVIEW


In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator(R) Select(SM) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA or TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax, and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, the amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax advisor before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002, and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions which can be made to all types of tax-favored retirement plans. In addition to increasing the amounts which can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax advisor how EGTRRA affects your personal financial situation.



BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. More information on IRAs and TSAs is provided in the SAI. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as Accumulator(R) Select(SM)'s 12 Month Dollar Cost Averaging, choice of death benefits, the living benefit guaranteed minimum income benefit selection of investment funds, guaranteed interest option, fixed maturity options and its choices of pay-out options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect. Although certain provisions of the Temporary Regulations on required minimum distributions concerning the actuarial value of additional contract benefits, which could have increased the amount required to be distributed from annuity contracts funding qualified plans, TSAs and IRAs have been suspended for 2003, these or similar provisions may apply in future years. You may want to discuss with your tax advisor the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract.



TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);


o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o   if the owner is other than an individual.


All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


40  Tax information

ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


PROTECTION PLUS FEATURE


In order to enhance the amount of the death benefit to be paid at the annuitant's death, you may purchase a Protection Plus rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus rider is not part of the contract. In such a case the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, Equitable would take all reasonable steps to attempt to avoid this result, which could include amending the contract (with appropriate notice to you).



CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

o The owner and the annuitant are the same under the source contract and the Equitable Accumulator(R) Select(SM) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the Equitable Accumulator(R) Select(SM) NQ contract.

A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between carriers, and provision of cost basis information may be required to process this type of an exchange.

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER
YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


BENEFICIARY CONTINUATION OPTION

We have received a Private Letter Ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for NQ contracts. See the discussion "Beneficiary continuation option for NQ Contracts only" in "Payment of death benefit" earlier in this Prospectus. Among other things, the IRS rules that:

o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects Withdrawal Option 1 or Withdrawal Option 2;

o scheduled payments, any additional withdrawals under Withdrawal Option 2, or contract surrenders under Withdrawal Option 1 will only be taxable to the beneficiary when amounts are actually paid, regardless of the Withdrawal Option selected by the beneficiary;

o a beneficiary who irrevocably elects scheduled payments with Withdrawal Option 1 will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extent it exceeds any remaining investment in the contract.

The Ruling specifically does not address the taxation of any payments received by a beneficiary electing Withdrawal Option 2 (whether scheduled payments or any withdrawal that might be taken). There is no assurance that we will receive any further rulings addressing the tax consequences of payments under Withdrawal Option 2. Before electing the beneficiary continuation option feature, the individuals



                                                             Tax information  41
you designate as beneficiary or successor owner should discuss with their tax advisors the consequences of such elections.

The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.



EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:
o   on or after your death; or
o   because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.



OTHER INFORMATION

The IRS has stated that you will be considered the owner of the assets in the separate account if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity contract. If you were to be considered the owner of the underlying shares, income and gains attributable to such portfolio shares would be currently included in your gross income for federal income tax purposes. Incidents of investment control could include among other items, the number of investment options available under a contract and/or the frequency of transfers available under the contract. In connection with the issuance of regulations concerning investment diversification in 1986, the Treasury Department announced that the diversification regulations did not provide guidance on investor control but that guidance would be issued in the form of regulations or rulings. As of the date of this prospectus, no such guidance has been issued. It is not known whether such guidelines, if in fact issued, would have retroactive adverse effect on existing contracts. We can not provide assurance as to the terms or scope of any future guidance nor any assurance that such guidance would not be imposed on a retroactive basis to contracts issued under this prospectus. We reserve the right to modify the contract as necessary to attempt to prevent you from being considered the owner of the assets of the separate account for tax purposes.


SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)
GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets funding the account typically include mutual funds and/or individual stocks and/or securities in a custodial account and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis including SEP-IRAs and SIMPLE IRAs, issued and funded in connection with employer-sponsored retirement plans; and
o   Roth IRAs funded on an after-tax basis.


Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http:// www.irs.gov).


Equitable Life designs its traditional contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). We also offer the Inherited IRA for payment of post-death required minimum distributions in traditional IRA and Roth IRA. The SAI contains the information that the IRS requires you to have before you purchase an IRA. We do not discuss education IRAs because they are not available in individual retirement annuity form. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

We are applying for an opinion letter from the IRS to approve the respective forms of the Equitable Accumulator(R) traditional and Roth IRA contracts, as amended to reflect recent tax law changes, for use as a traditional IRA and a Roth IRA, respectively. We do not know if and when any such IRS formal approval will be received. This IRS approval



42  Tax information
is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Equitable Accumulator(R) traditional and Roth IRA contracts.

The inherited IRA beneficiary continuation contract has not been submitted to the IRS for approval as to form for use as a traditional IRA or Roth IRA. Equitable intends to submit both traditional and Roth IRA versions of the contract for formal approval, respectively. However, it is not clear whether and when such approval may be received.



PROTECTION PLUS(SM) FEATURE


The Protection Plus feature is offered for IRA contracts, subject to state and contract availability. We have filed a request with the IRS that the contract with the Protection Plus feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. We do not know if and when any such IRS formal approval will be received. There is no assurance that the contract with the Protection Plus feature meets the IRS qualification requirements for IRAs. IRAs generally may not invest in life insurance contracts. Although we view the optional Protection Plus benefit as an investment protection feature which should have no adverse tax effect and not as life insurance, it is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus rider is not a permissible part of an individual retirement annuity contract. We further view the optional Protection Plus benefit as part of the contract. There is also a risk that the IRS may take the position that the optional Protection Plus benefit is not part of the annuity contract. In such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take any adverse position, Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). You should discuss with your tax advisor whether you should consider purchasing an Accumulator(R) Select(SM) IRA or Accumulator(R) Select(SM) Roth IRA with the optional Protection Plus feature.



CONTRIBUTIONS

Individuals may make three different types of contributions to an IRA:

o   regular contributions out of earned income or compensation; or

o   tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other IRAs of the same type ("direct transfers").

In addition, an individual may make a taxable rollover contribution from a traditional IRA to a Roth IRA ("conversion" contributions).

Contributions to all types of IRAs are compensation-based. They are either made from your current compensation or have a connection with past compensation (for example, rollover contributions from an eligible retirement plan that you had with an employer related to past compensation). Under certain circumstances, your nonworking spouse, former spouse or surviving spouse may contribute to an IRA. You can make regular contributions for any year to a traditional IRA within federal tax law limits up until the calendar year you reach age 70-1/2. Regular contributions for any year to a Roth IRA can be made at any time during your life, subject to federal tax law limits.


The amount of contributions you may make to an IRA for any year and whether such contributions are eligible for special tax treatment (for example, deductibility from income or a special credit) may vary, depending on your income, age and whether you participate in an employer-sponsored retirement plan. Roth IRA contributions are not tax deductible. The maximum regular contribution that can be made to all of your IRAs (whether traditional or Roth) for the taxable year for which the contribution is made is $3,000. The amounts are the same for both 2003 and 2004. The maximum regular contribution for both 2003 and 2004 is increased to $3,500 if you are at least age 50 at any time during the taxable year for which the contribution is made.

Rollover and transfer contributions are not subject to dollar limits. Rollover contributions may be made to a traditional IRA from "eligible retirement plans" which include other traditional IRAs, qualified plans, TSAs and governmental 457(b) plans. For Roth IRAs, rollover contributions may be made from other Roth IRAs and traditional IRAs. The conversion of a traditional IRA to a Roth IRA is taxable. Direct transfer contributions may only be made directly from one traditional IRA to another or from one Roth IRA to another.


Rollover contributions to traditional IRAs were historically limited to pre-tax funds. Beginning in 2002 after-tax contributions to a qualified plan or TSA may be rolled over to a traditional IRA (but not a Roth IRA). You should be aware before you roll over any after-tax contributions that you are responsible for calculating the taxable amount of any distributions you take from the traditional IRA.

You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.

A more complete discussion of contributions to traditional IRAs and Roth IRAs is contained in the SAI.


WITHDRAWALS AND DISTRIBUTIONS

You can withdraw any or all of your funds from an IRA at any time; you do not need to wait for a special event like retirement. Earnings in IRAs are not subject to federal income tax until amounts are paid to you or your beneficiary. Withdrawals from an IRA, surrender of an IRA, death benefits from an IRA and annuity payments from an IRA may be fully or partially taxable. Withdrawals and distributions from IRAs are taxable as ordinary income (not capital gain).

Payments from traditional IRAs and Roth IRAs are taxed differently. Payments from traditional IRAs are generally fully taxable unless you have made nondeductible regular contributions or rolled over after-tax contributions. In any event, the issuer of the traditional IRA is entitled


                                                             Tax information  43
to report the distribution as fully taxable and it is your responsibility to calculate the taxable and tax-free portions of any traditional IRA payments on your own tax returns.


Distributions from Roth IRAs generally receive return of contribution treatment first under federal income tax calculation rules before any income is taxable. Certain distributions from Roth IRAs may qualify for fully tax-free treatment. These are distributions after you reach age 59-1/2, die, become disabled or meet a qualified first-time home buyer tax rule. You also have to meet a five-year aging period.


A distribution from a traditional IRA will not be taxable if it is rolled over to an eligible retirement plan. A distribution from a Roth IRA will not be taxable if it is rolled over to another Roth IRA.

Taxable withdrawals or distributions from IRAs may be subject to an additional 10% penalty tax if you are under age 59-1/2, unless an exception applies.

Traditional IRAs are subject to required minimum distribution rules which require that amounts begin to be distributed in a prescribed manner from the IRA after the owner reaches age 70-1/2. These rules also require distributions after the owner's death. No distributions are required to be made from Roth IRAs until after the Roth IRA owner's death, but then the required minimum distribution rules apply.

A more complete discussion of the tax aspects of withdrawals and distributions from traditional IRAs and Roth IRAs is contained in the SAI.


TAX-SHELTERED ANNUITY CONTRACTS (TSAS)


GENERAL


This section of the prospectus covers some of the special tax rules that apply to annuity contracts under Section 403(b) of the Internal Revenue Code (TSAs).


Generally there are two types of funding vehicles available for 403(b) arrangements -- an annuity contract under Section 403(b)(1) of the Code or a custodial account which invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of which the Code. Both types of 403(b) arrangements qualify for tax deferral.


PROTECTION PLUS FEATURE


The Protection Plus feature is offered for Rollover TSA contracts, subject to state and contract availability. There is no assurance that the contract with the Protection Plus feature meets the qualification requirements for TSAs. There is a limit to the amount of life insurance benefits that TSAs may offer. Although we view the optional Protection Plus benefit as an investment protection feature which should have no adverse tax effect and not as a life insurance benefit, it is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus rider is not a permissible part of a TSA contract. If the IRS were to take the position that the optional Protection Plus benefit is not part of the contract, in such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could affect the tax qualification of the TSA and could be taxable. Were the IRS to take any adverse position, Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). You should discuss with your tax advisor whether you should consider purchasing an Accumulator(R) Select(SM) Rollover TSA contract with the optional Protection Plus feature.



CONTRIBUTIONS TO TSAS

There are two ways you can make contributions to this Equitable Accumulator(R) Select(SM) Rollover TSA contract:

o   a rollover from another eligible retirement plan; or

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

If you make a direct transfer, you must fill out our transfer form.

Contributions to TSAs are discussed in greater detail in the SAI.


ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You must establish your TSA with funds that are directly transferred from another 403(b) arrangement or rolled over from another 403(b) arrangement. You may make subsequent rollover contributions to your Rollover TSA contract from these sources: qualified plans, governmental 457(b) plans and traditional IRAs, as well as other TSAs and 403(b) arrangements. All rollover contributions must be pre-tax funds only with appropriate documentation satisfactory to us.


You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.

A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and

o the Equitable Accumulator(R) Select(SM) contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to an Equitable Accumulator(R) Select(SM) Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization.


DISTRIBUTIONS FROM TSAS

GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

You may also need spousal consent for certain transactions and payments.


44  Tax information

WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:


o you are severed from employment with the employer which provided the funds to purchase the TSA you are transferring to the Equitable Accumulator(R) Select(SM) Rollover TSA; or


o   you reach age 59-1/2; or

o   you die; or

o   you become disabled (special federal income tax definition); or

o   you take a hardship withdrawal (special federal income tax definition).

The amount of funds subject to withdrawal restrictions may depend on the source of the funds used to establish the Accumulator(R) Select(SM) TSA.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.


If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we currently do not accept after-tax funds, we do not track your investment in the contract, if any. We will report all distributions from this Rollover TSA as fully taxable. It is your responsibility to determine how much of the distribution is taxable.


A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA before you reach age 59-1/2 unless an exception applies.

Distributions from TSAs are discussed in greater detail in the SAI.


LOANS FROM TSAS

Loans are generally not treated as a taxable distribution. You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

Loans from TSAs are discussed in greater detail in the SAI.


TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS

You may roll over any "eligible rollover distribution" from a TSA into another eligible retirement plan (a qualified plan, a governmental 457(b) plan (separate accounting required), another TSA or a traditional IRA) which agrees to accept the rollover.

A spousal beneficiary may also roll over death benefits or certain divorce-related payments.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

Rollovers from TSAs are discussed in greater detail in the SAI.


REQUIRED MINIMUM DISTRIBUTIONS

TSAs are subject to required minimum distribution rules beginning at age 70-1/2 or separation from service, if later. These rules are discussed in greater detail in the SAI.


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need


                                                             Tax information  45
more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $15,840 in periodic annuity payments in 2003, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.



FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a TSA or a qualified plan can be rolled over to another eligible retirement plan. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o   hardship withdrawals; or

o   corrective distributions that fit specified technical tax rules; or

o   loans that are treated as distributions; or

o   a death benefit payment to a beneficiary who is not your surviving spouse;
    or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


46  Tax information

8. More information

--------------------------------------------------------------------------------
ABOUT OUR SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account's operations are accounted for without regard to Equitable Life's other operations.

The Separate Account is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or the Separate Account.

Each subaccount (variable investment option) within Separate Account No. 49 invests solely in class IB shares issued by the corresponding portfolio of either Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from the Separate Account or to add other separate accounts;

(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate the Separate Account or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against the Separate Account or a variable investment option directly);

(5) to deregister the Separate Account under the Investment Company Act of 1940;

(6) to restrict or eliminate any voting rights as to the Separate Account; and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


ABOUT THE TRUSTS

EQ Advisors Trust and AXA Premier VIP Trust are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.


Equitable Life serves as the investment manager of the Trusts. As such, Equitable Life oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers.

EQ Advisors Trust commenced operations on May 1, 1997. AXA Premier VIP Trust commenced operations on December 31, 2001.


The Trusts do not impose sales charges or "loads" for buying and selling its shares. All dividends and other distributions on Trust shares are reinvested in full. The Board of Trustees of the Trusts may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan relating to Class IB shares, and other aspects of its operations, appears in the prospectuses for each Trust which are attached at the end of this prospectus, or in their respective SAIs which are available upon request.


ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

FMO rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from your financial professional.


For example the rates to maturity for new allocations as of February 14, 2003 and the related price per $100 of maturity value were as shown below:





---------------------------------------------------------------------------
  Fixed maturity options
   with February 14th        Rate to maturity
    maturity date of             as of            Price per $100 of
      maturity year        February 14, 2003      maturity value
---------------------------------------------------------------------------
           2004                  3.00%*               $ 97.09
           2005                  3.00%*               $ 94.25
           2006                  3.00%*               $ 91.51
           2007                  3.00%*               $ 88.84
           2008                  3.00%*               $ 86.25
           2009                  3.11%                $ 83.20
           2010                  3.49%                $ 78.64
           2011                  3.76%                $ 74.42
           2012                  3.96%                $ 70.49
           2013                  4.19%                $ 66.31
---------------------------------------------------------------------------



* Since these rates to maturity are 3%, no amounts could have been allocated to these options.



HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.


                                                            More information  47

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

    (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

    (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.


    (c) We determine the current rate to maturity for your FMO based on the rate for a new FMO issued on the same date and having the same maturity date as your FMO; if the same maturity date is not available for new FMOs, we determine a rate that is between the rates for new FMO maturities that immediately precede and immediately follow your FMOs maturity date.


    (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.


If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. See Appendix II at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity option, the "current rate to maturity" will be determined by using a widely-published Index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.



INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the guaranteed interest option and fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS

We accept initial contributions sent by wire to our processing office by agreement with certain broker-dealers. The transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" in "Contract features and benefits" earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly


48  More information
completed application. In certain cases we may issue a contract based on information forwarded electronically. In these cases, you must sign our Acknowledgement of Receipt form. Until we receive the signed application or the signed Acknowledgement of Receipt form, your ability to perform financial transactions may be limited.

After your contract has been issued, additional contributions may be transmitted by wire.


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA or Rollover TSA contracts.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT
EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY

Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the value next determined after the close of the business day.

o Contributions allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.

o Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.


o For the fixed-dollar option and the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.



ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

o   the election of trustees; or

o   the formal approval of independent auditors selected for EQ Advisors Trust;
    or

o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS

Currently, we control the Trusts. Their shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of the Trusts are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate


                                                            More information  49
accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of each Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 49, our ability to meet our obligations under the contracts, or the distribution of the contracts.


ABOUT OUR INDEPENDENT ACCOUNTANTS


The consolidated financial statements of Equitable Life at December 31, 2002 and 2001, and for the three years ended December 31, 2002 incorporated in this prospectus by reference to the 2002 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as the consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

You cannot assign or transfer ownership of Rollover IRA, Roth Conversion IRA or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign Rollover IRA, Roth Conversion IRA or Rollover TSA contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer which involves a surrender of your contract, we will impose a withdrawal charge, if one applies.


DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors"). Both AXA Advisors and AXA Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors (the successor to EQ Financial Consultants, Inc.), an affiliate of Equitable Life, and AXA Distributors, an indirect wholly owned subsidiary of Equitable Life, are registered with the SEC as broker dealers and are members of the National Association of Securities Dealers, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. Both broker dealers also act as distributors for other Equitable Life annuity products.

AXA Distributors is a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"). Like AXA Distributors, EDI was owned by Equitable Holdings, LLC.

The contracts are sold by financial professionals of AXA Advisors and its affiliates and by financial professionals of AXA Distributors, as well as by affiliated and unaffiliated broker dealers who have entered into selling agreements with AXA Distributors.

We pay broker-dealer sales compensation that will generally not exceed an amount equal to 2.0% annually of the account value on a contract date anniversary. AXA Distributors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion of it to their financial professionals as commissions related to sales of the contracts.


50  More information

9. Investment performance

--------------------------------------------------------------------------------
The table below shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.


The table takes into account all fees and charges under the contract, including the highest optional enhanced death benefit charge, the optional Living Benefit charge, the charge for Protection Plus and the annual administrative charge, but does not reflect the charges designed to approximate certain taxes imposed on us, such as premium taxes in your state or any applicable annuity administrative fee. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes resulting in an estimated administrative charge, for the purpose of this table, of $.05 per $1,000.

The results shown under "length of option period" are based on the actual historical investment experience of each variable investment option since its inception. The results shown under "length of portfolio period" include some periods when a variable investment option investing in the Portfolio had not yet commenced operations. For those periods, we have adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment option been available. The contracts were offered for the first time in 2002.

For the EQ/"Alliance" portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology), we have adjusted the results prior to October 1996, when Class IB shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. The results shown for the EQ/Money Market and EQ/Alliance Common Stock options for periods before March 22, 1985 reflect the results of the variable investment options that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the portfolios, as well as an assumed charge of 0.06% for direct operating expenses.


All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.

THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECT PAST PERFORMANCE AND DO NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.


                                                      Investment performance  51

                                     TABLE
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2002:




--------------------------------------------------------------------------------------------------
                                                                Length of option period
                                                     ---------------------------------------------
                                                                                     Since option
 Variable investment options                              1 Year        5 Years       inception*
--------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                                --             --             --
AXA Premier VIP Health Care                              --             --             --
AXA Premier VIP International Equity                     --             --             --
AXA Premier VIP Large Cap Core Equity                    --             --             --
AXA Premier VIP Large Cap Growth                         --             --             --
AXA Premier VIP Large Cap Value                          --             --             --
AXA Premier VIP Small/Mid Cap Growth                     --             --             --
AXA Premier VIP Small/Mid Cap Value                      --             --             --
AXA Premier VIP Technology                               --             --             --
EQ/Aggressive Stock ***                              (31.60)%       (14.88)%       (11.00)%
EQ/Alliance Common Stock ***                         (35.98)%        (7.06)%        (1.06)%
EQ/Alliance Growth and Income ***                        --             --             --
EQ/Alliance Intermediate Government Securities ***       --             --             --
EQ/Alliance International ***                            --             --             --
EQ/Alliance Premier Growth                           (33.85)%           --         (20.16)%
EQ/Alliance Quality Bond ***                             --             --             --
EQ/Alliance Small Cap Growth                         (32.93)%        (6.82)%        (2.18)%
EQ/Alliance Technology                               (43.32)%           --         (39.82)%
EQ/Balanced ***                                      (15.78)%        (0.27)%       (14.04)%
EQ/Bernstein Diversified Value                       (16.66)%           --          (1.75)%
EQ/Calvert Socially Responsible                      (29.20)%           --         (21.95)%
EQ/Capital Guardian International                    (18.06)%           --         (10.25)%
EQ/Capital Guardian Research                         (27.52)%           --          (8.01)%
EQ/Capital Guardian U.S. Equity                      (26.49)%           --          (9.07)%
EQ/Emerging Markets Equity                            (9.24)%        (8.90)%        (8.90)%
EQ/Equity 500 Index ***                              (25.26)%        (4.43)%         1.66%
EQ/Evergreen Omega                                   (26.93)%           --         (15.04)%
EQ/FI Mid Cap                                        (21.44)%           --         (16.82)%
EQ/FI Small/Mid Cap Value                            (17.72)%        (6.71)%        (4.86)%
EQ/High Yield ***                                     (6.19)%        (7.78)%        (3.69)%
EQ/J.P. Morgan Core Bond                               6.06%            --           3.64%
EQ/Janus Large Cap Growth                            (33.01)%           --         (31.99)%
EQ/Lazard Small Cap Value                            (16.91)%           --          (0.97)%
EQ/Marsico Focus                                     (14.64)%           --          (2.98)%
EQ/Mercury Basic Value Equity                        (19.65)%         2.11%          4.51%
EQ/MFS Emerging Growth Companies                     (36.96)%        (6.96)%        (2.97)%
EQ/MFS Investors Trust                               (23.94)%           --         (11.39)%
EQ/Money Market ***                                   (2.11)%         0.58%          0.79%
EQ/Putnam Growth & Income Value                      (22.01)%        (5.59)%        (2.60)%
EQ/Putnam International Equity                       (19.64)%        (1.33)%         0.12%
EQ/Putnam Voyager                                    (29.11)%        (7.29)%        (2.90)%
EQ/Small Company Index                               (23.83)%           --          (5.11)%


-------------------------------------------------------------------------------------------------------------
                                                                    Length of portfolio period
                                                     --------------------------------------------------------
                                                                                                      Since
                                                                                                   portfolio
 Variable investment options                             3 Years        5 Years       10 Years    inception**
-------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                                --             --            --            4.65%
AXA Premier VIP Health Care                              --             --            --          (22.86)%
AXA Premier VIP International Equity                     --             --            --          (23.75)%
AXA Premier VIP Large Cap Core Equity                    --             --            --          (25.45)%
AXA Premier VIP Large Cap Growth                         --             --            --          (33.92)%
AXA Premier VIP Large Cap Value                          --             --            --          (22.76)%
AXA Premier VIP Small/Mid Cap Growth                     --             --            --          (39.70)%
AXA Premier VIP Small/Mid Cap Value                      --             --            --          (28.14)%
AXA Premier VIP Technology                               --             --            --          (45.08)%
EQ/Aggressive Stock ***                              (26.12)%       (14.88)%       (2.56)%          6.19%
EQ/Alliance Common Stock ***                         (23.42)%        (7.06)%        4.62%           8.60%
EQ/Alliance Growth and Income ***                     (8.83)%         0.46%           --            5.69%
EQ/Alliance Intermediate Government Securities ***     4.94%          2.94%         2.39%           2.98%
EQ/Alliance International ***                        (22.62)%        (7.69)%          --           (4.15)%
EQ/Alliance Premier Growth                           (28.11)%           --            --          (20.16)%
EQ/Alliance Quality Bond ***                           5.47%          2.96%           --            2.36%
EQ/Alliance Small Cap Growth                         (14.94)%        (6.82)%          --           (2.18)%
EQ/Alliance Technology                                   --             --            --          (39.82)%
EQ/Balanced ***                                       (8.99)%        (0.27)%        2.59%           5.93%
EQ/Bernstein Diversified Value                        (7.80)%           --            --           (1.75)%
EQ/Calvert Socially Responsible                      (18.53)%           --            --          (15.17)%
EQ/Capital Guardian International                    (21.87)%           --            --          (10.25)%
EQ/Capital Guardian Research                         (11.17)%           --            --           (8.01)%
EQ/Capital Guardian U.S. Equity                      (11.41)%           --            --           (9.07)%
EQ/Emerging Markets Equity                           (22.54)%        (8.90)%          --          (12.91)%
EQ/Equity 500 Index ***                              (18.33)%        (4.43)%          --            5.55%
EQ/Evergreen Omega                                   (21.13)%           --            --          (15.04)%
EQ/FI Mid Cap                                            --             --            --          (17.01)%
EQ/FI Small/Mid Cap Value                             (5.64)%        (6.71)%          --           (3.14)%
EQ/High Yield ***                                     (7.26)%        (7.78)%        1.89%           3.04%
EQ/J.P. Morgan Core Bond                               6.15%            --            --            3.64%
EQ/Janus Large Cap Growth                                --             --            --          (32.13)%
EQ/Lazard Small Cap Value                              2.94%            --            --           (0.97)%
EQ/Marsico Focus                                         --             --            --           (2.71)%
EQ/Mercury Basic Value Equity                         (3.88)%         2.11%           --            4.51%
EQ/MFS Emerging Growth Companies                     (32.92)%        (6.96)%          --           (2.97)%
EQ/MFS Investors Trust                               (16.30)%           --            --          (11.39)%
EQ/Money Market ***                                    0.12%          0.58%         0.52%           2.51%
EQ/Putnam Growth & Income Value                      (10.28)%        (5.59)%          --           (2.60)%
EQ/Putnam International Equity                       (20.33)%        (1.33)%          --            0.12%
EQ/Putnam Voyager                                    (26.37)%        (7.29)%          --           (2.90)%
EQ/Small Company Index                               (11.30)%           --            --           (5.11)%
-------------------------------------------------------------------------------------------------------------



  * The variable investment option inception dates are: EQ/Aggressive Stock, EQ/Alliance Common Stock, EQ/Money Market, EQ/Equity 500 Index and EQ/High Yield (October 16, 1996); EQ/Alliance Small Cap Growth, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May 1, 1997); EQ/Emerging Markets Equity (December 31, 1997); EQ/Bernstein Diversified Value, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap, EQ/FI Small/Mid Cap Value and EQ/Janus Large Cap Growth (September 5, 2000); EQ/Balanced (May 18, 2001); EQ/Calvert Socially Responsible and EQ/Marsico Focus (September 4, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large



52 Investment performance

    Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP Technology, EQ/Alliance Growth and Income, EQ/Alliance International and EQ/Alliance Quality Bond (January 14, 2002); EQ/Alliance Intermediate Government Securities (April 1, 2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2001.

 ** The portfolio inception dates are: EQ/Alliance Common Stock (January 13,
    1976); EQ/Money Market (July 13, 1981); EQ/Aggressive Stock and EQ/Balanced (January 27, 1986); EQ/High Yield (January 2, 1987); EQ/Alliance Intermediate Government Securities (April 1, 1991); EQ/Alliance Growth and Income and EQ/Alliance Quality Bond (October 1, 1993); EQ/Equity 500 Index (March 1, 1994); EQ/Alliance International (April 3, 1995); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May 1, 1997); EQ/Emerging Markets Equity (August 20, 1997); EQ/Bernstein Diversified Value, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1,
    1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1,
    1999); EQ/Calvert Socially Responsible (September 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap and EQ/Janus Large Cap Growth (September 1, 2000); EQ/Marsico Focus (August 31, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2001.

*** In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessor that it may have had. The inception dates for these portfolios are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999.



                                                       Investment performance 53

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o   data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:

----------------------------------------
Barron's
Morningstar's Variable Annuity Sourcebook
Business Week
Forbes
Fortune
Institutional Investor
Money
Kiplinger's Personal Finance
Financial Planning
Investment Adviser
Investment Management Weekly
Money Management Letter
Investment Dealers Digest
National Underwriter
Pension & Investments
USA Today
Investor's Business Daily
The New York Times
The Wall Street Journal
The Los Angeles Times
The Chicago Tribune
----------------------------------------

From time to time, we may also advertise different measurements of the investment performance of the variable investment options and/or the portfolios, including the measurements that compare the performance to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commissions or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charge and distribution charge or any withdrawal or optional benefit charge. Comparisons with these benchmarks, therefore, may be of limited use. We use them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings.

Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).

The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. According to Lipper the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts, Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator(R) Select(SM) performance relative to other variable annuity products. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:

o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts, and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.


YIELD INFORMATION


Current yield for the EQ/Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yields for the EQ/Alliance Quality Bond and EQ/High Yield options will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).

"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the EQ/Money Market, EQ/Alliance Quality Bond and EQ/High Yield options. The current yields and effective yields assume the deduction of all current contract charges and expenses, the optional enhanced death benefit charge, the optional Living Benefit charge, the optional Protection Plus benefit charge, the annual administrative charge and any charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. The yields and effective yields for the EQ/Money Market option, when used for the 12 month dollar cost averaging program, assume that no contract charges are deducted. For more information, see "Yield Information for the EQ/Money Market Option, EQ/Alliance Quality Bond Option and EQ/High Yield Option" in the SAI.



54  Investment performance

10. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


Equitable Life's annual report on Form 10-K for the year ended December 31, 2002, is considered to be a part of this prospectus because they are incorporated by reference.


After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this prospectus because they are incorporated by reference.


Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.


We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).


                             Incorporation of certain documents by reference  55

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Appendix I: Condensed financial information


--------------------------------------------------------------------------------


The unit values and number of units outstanding shown below are for contracts offered under Separate Account 49 with the same daily asset charges of 1.70%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2002


--------------------------------------------------------------------------------------------------------------
                                                                      For the year ending December 31,
                                                                                   2002
--------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $ 10.63
  Number of units outstanding (000's)                                                628
--------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $  7.87
  Number of units outstanding (000's)                                                 57
--------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $  7.78
  Number of units outstanding (000's)                                                135
--------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $  7.61
  Number of units outstanding (000's)                                                104
--------------------------------------------------------------------------------------------------------------
 AXA Premier Large Cap Growth
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $  6.76
  Number of units outstanding (000's)                                                408
--------------------------------------------------------------------------------------------------------------
 AXA Premier Large Cap Value
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $  7.88
  Number of units outstanding (000's)                                                316
--------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Growth
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $  6.18
  Number of units outstanding (000's)                                                292
--------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $  7.34
  Number of units outstanding (000's)                                                206
--------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $  5.64
  Number of units outstanding (000's)                                                 14
--------------------------------------------------------------------------------------------------------------
 EQ/Aggressive Stock
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $ 33.82
  Number of units outstanding (000's)                                                  4
--------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $130.09
  Number of units outstanding (000's)                                                  9
--------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $ 19.19
  Number of units outstanding (000's)                                                133
--------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $ 17.65
  Number of units outstanding (000's)                                                259
--------------------------------------------------------------------------------------------------------------
 EQ/Alliance International
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $  8.32
  Number of units outstanding (000's)                                                142
--------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-1

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2002 (CONTINUED)


--------------------------------------------------------------------------------------------------------------
                                                                     For the year ending December,
                                                                                  2002
--------------------------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $ 4.77
  Number of units outstanding (000's)                                               341
--------------------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $14.71
  Number of units outstanding (000's)                                               198
--------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $ 9.63
  Number of units outstanding (000's)                                               121
--------------------------------------------------------------------------------------------------------------
 EQ/Alliance Technology
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $ 2.85
  Number of units outstanding (000's)                                                77
--------------------------------------------------------------------------------------------------------------
 EQ/Balanced
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $33.05
  Number of units outstanding (000's)                                                86
--------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $ 9.96
  Number of units outstanding (000's)                                               530
--------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $ 6.22
  Number of units outstanding (000's)                                                42
--------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $ 7.19
  Number of units outstanding (000's)                                               282
--------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $ 7.86
  Number of units outstanding (000's)                                               200
--------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $ 7.55
  Number of units outstanding (000's)                                               345
--------------------------------------------------------------------------------------------------------------
 EQ/Emerging Markets Equity
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $ 5.56
  Number of units outstanding (000's)                                                69
--------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $18.11
  Number of units outstanding (000's)                                               399
--------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $ 5.70
  Number of units outstanding (000's)                                                32
--------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $ 6.81
  Number of units outstanding (000's)                                               285
--------------------------------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $ 9.24
  Number of units outstanding (000's)                                               237
--------------------------------------------------------------------------------------------------------------
 EQ/High Yield
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $21.48
  Number of units outstanding (000's)                                               125
--------------------------------------------------------------------------------------------------------------
 EQ/International Equity Index
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $ 7.08
  Number of units outstanding (000's)                                               145
--------------------------------------------------------------------------------------------------------------


A-2 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2002 (CONTINUED)


--------------------------------------------------------------------------------------------------------------
                                                                            For the year ending December 31,
                                                                                         2002
--------------------------------------------------------------------------------------------------------------
 J.P. Morgan Core Bond
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                      $ 12.99
  Number of units outstanding (000's)                                                 441
--------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                      $  4.35
  Number of units outstanding (000's)                                                 192
--------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                      $ 10.43
  Number of units outstanding (000's)                                                 270
--------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                      $  9.85
  Number of units outstanding (000's)                                                 386
--------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                      $ 13.86
  Number of units outstanding (000's)                                                 184
--------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                      $  9.12
  Number of units outstanding (000's)                                                  38
--------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                      $  6.69
  Number of units outstanding (000's)                                                 229
--------------------------------------------------------------------------------------------------------------
 EQ/Money Market
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                      $ 26.47
  Number of units outstanding (000's)                                                 630
--------------------------------------------------------------------------------------------------------------
 EQ/Putnam Growth & Income Value
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                      $  9.45
  Number of units outstanding (000's)                                                 128
--------------------------------------------------------------------------------------------------------------
 EQ/Putnam International Equity
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                      $ 10.92
  Number of units outstanding (000's)                                                 161
--------------------------------------------------------------------------------------------------------------
 EQ/Putnam Voyager
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                      $  9.19
  Number of units outstanding (000's)                                                  40
--------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                      $  8.44
  Number of units outstanding (000's)                                                 122
--------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-3

                      (This page intentionally left blank)

Appendix II: Market value adjustment example


--------------------------------------------------------------------------------

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 14, 2004 to a fixed maturity option with a maturity date of February 14, 2013 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,914 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 14, 2008.





--------------------------------------------------------------------------------------------------------------------
                                                          Hypothetical assumed rate to maturity on February 14, 2008
--------------------------------------------------------------------------------------------------------------------
                                                                     5.00%                        9.00%
--------------------------------------------------------------------------------------------------------------------
 As of February 14, 2008 (before withdrawal)
--------------------------------------------------------------------------------------------------------------------
(1) Market adjusted amount                                       $144,082                    $ 119,503
--------------------------------------------------------------------------------------------------------------------
(2) Fixed maturity amount                                        $131,104                    $ 131,104
--------------------------------------------------------------------------------------------------------------------
(3) Market value adjustment:
   (1) - (2)                                                      $ 12,978                    $ (11,601)
--------------------------------------------------------------------------------------------------------------------
 On February 14, 2008 (after withdrawal)
--------------------------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
    (3) x [$50,000/(1)]                                          $  4,504                    $  (4,854)
--------------------------------------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount: [$50,000 - (4)]          $ 45,496                    $  54,854
--------------------------------------------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                             $ 85,608                    $  76,250
--------------------------------------------------------------------------------------------------------------------
(7) Maturity value                                               $120,091                    $ 106,965
--------------------------------------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                                $ 94,082                    $  69,503
--------------------------------------------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized. The market value is computed differently if you withdraw amounts on a date other than the anniversary of the establishment of the fixed maturity option.


                                Appendix II: Market value adjustment example B-1

                      (This page intentionally left blank)

Appendix III: Enhanced death benefit example


--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit if elected.


The following illustrates the enhanced death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, the guaranteed interest option or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an annuitant age 45 would be calculated as follows:




----------------------------------------------------------------------------------------
   End of
 contract                            6% roll up to age 85      Annual ratchet to age 85
   year         Account value   enhanced death benefit(1)     enhanced death benefit
----------------------------------------------------------------------------------------
     1           $105,000              $  106,000(1)               $  105,000(3)
     2           $115,500              $  112,360(2)               $  115,500(3)
     3           $129,360              $  119,102(2)               $  129,360(3)
     4           $103,488              $  126,248(1)               $  129,360(4)
     5           $113,837              $  133,823(1)               $  129,360(4)
     6           $127,497              $  141,852(1)               $  129,360(4)
     7           $127,497              $  150,363(1)               $  129,360(4)
----------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


6% ROLL-UP TO AGE 85

(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be the enhanced death benefit.

(2) At the end of contract years 2 and 3, the death benefit will be the current account value since it is higher than the current enhanced death benefit.


ANNUAL RATCHET TO AGE 85

(3) At the end of contract years 1 through 3, the enhanced death benefit is the current account value.

(4) At the end of contract years 4 through 7, the enhanced death benefit is the enhanced death benefit at the end of the prior year since it is equal to or higher than the current account value.


GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% roll-up to age 85 or the Annual ratchet to age 85.


                                Appendix III: Enhanced death benefit example C-1

                      (This page intentionally left blank)

Appendix IV: Hypothetical illustrations


--------------------------------------------------------------------------------

ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM
                                   BENEFITS


The following tables illustrate the changes in account value, cash value and the values of the `greater of 6% Roll up to Age 85 or the Annual Ratchet to Age 85" guaranteed minimum death benefit, the Protection Plus benefit and the guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator Select contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single$10,00 contribution and takes no withdrawals. The amounts shown are for the beginning of each policy year and assume that all of the account value is invested in portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying Portfolios (as described below), the corresponding net annual rates of return would be (3.05)%, 2.95% for the Accumulator Select Contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges but they do not reflect the charges we deduct from your account value annually for the guaranteed minimum death benefit, Protection Plus benefit and the Living Benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return would be lower; however, the values shown in the following tables reflect all policy charges. The values shown under "Lifetime Annual Living Benefit" reflect the lifetime income that would be guaranteed if the Living Benefit is selected at that contract anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the Death Benefit and/or "Lifetime Annual Living Benefit" columns indicates that the contract has terminated due to insufficient account value and, consequently, the guaranteed benefit has no value.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.72%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.38% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of policy values among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee Table" earlier in this prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.

Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.



                                     Appendix IV: Hypothetical illustrations D-1

Variable Deferred Annuity
Accumulator Select
$100,000 Single Contribution and No Withdrawals
Male, Issue Age 60
Benefits:
  Greater of 6% Roll-Up and the Annual Ratchet to Age 85 Guaranteed Minimum Death Benefit
  Protection Plus
  Guaranteed Minimum Income Benefit



                                                                Guaranteed
                                                                  Minimum
                       Account Value        Cash Value         Death Benefit
                    ------------------- ------------------- -------------------
  Age   Policy Year     0%        6%        0%        6%        0%        6%
------ ------------ --------- --------- --------- --------- --------- ---------
  60         1       100,000  100,000    100,000  100,000    100,000  100,000
  61         2        95,339  101,318     95,339  101,318    106,000  106,000
  62         3        90,759  102,593     90,759  102,593    112,360  112,360
  63         4        86,254  103,821     86,254  103,821    119,102  119,102
  64         5        81,815  104,994     81,815  104,994    126,248  126,248
  65         6        77,436  106,108     77,436  106,108    133,823  133,823
  66         7        73,110  107,153     73,110  107,153    141,852  141,852
  67         8        68,827  108,124     68,827  108,124    150,363  150,363
  68         9        64,582  109,011     64,582  109,011    159,385  159,385
  69        10        60,366  109,807     60,366  109,807    168,948  168,948
  74        15        39,381  112,061     39,381  112,061    226,090  226,090
  79        20        17,795  110,319     17,795  110,319    302,560  302,560
  84        25             0  102,583          0  102,583          0  404,893
  89        30             0  100,160          0  100,160          0  429,187
  94        35             0  100,258          0  100,258          0  429,187
  95        36             0  100,279          0  100,279          0  429,187


                                     Lifetime Annual
                                     Living Benefit
                           ----------------------------------
       Total Death Benefit
         with Protection      Guaranteed       Hypothetical
              Plus              Income            Income
       ------------------- ----------------- ----------------
  Age      0%        6%       0%       6%       0%       6%
------ --------- --------- -------- -------- -------- -------
  60    100,000  100,000      N/A     N/A       N/A     N/A
  61    108,400  108,400      N/A     N/A       N/A     N/A
  62    117,304  117,304      N/A     N/A       N/A     N/A
  63    126,742  126,742      N/A     N/A       N/A     N/A
  64    136,747  136,747      N/A     N/A       N/A     N/A
  65    147,352  147,352      N/A     N/A       N/A     N/A
  66    158,593  158,593      N/A     N/A       N/A     N/A
  67    170,508  170,508      N/A     N/A       N/A     N/A
  68    183,139  183,139      N/A     N/A       N/A     N/A
  69    196,527  196,527      N/A     N/A       N/A     N/A
  74    276,527  276,527    14,266  14,266    14,266  14,266
  79    383,584  383,584    20,393  20,393    20,393  20,393
  84          0  493,179         0  34,821         0  34,821
  89          0  517,472      N/A     N/A       N/A     N/A
  94          0  517,472      N/A     N/A       N/A     N/A
  95          0  517,472      N/A     N/A       N/A     N/A



The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a policy would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual policy years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.



D-2 Appendix IV: Hypothetical illustrations

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                          Page


Tax Information                                                             2
Unit Values                                                                15
Custodian and Independent Accountants                                      15
Yield Information for the EQ/Money Market Option, EQ/Alliance Quality Bond
Option and EQ/High Yield Option                                            15
Distribution of the Contracts                                              16
Financial Statements                                                       17



How to obtain an Equitable Accumulator(R) Select(SM) Statement of Additional Information for Separate Account No. 49

Send this request form to:
 Equitable Accumulator(R) Select(SM)
 P.O. Box 1547 Secaucus, NJ 07096-1547

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


Please send me an Equitable Accumulator(R) Select(SM) SAI for Separate Account No. 49 dated May 1, 2003.



--------------------------------------------------------------------------------
Name:


--------------------------------------------------------------------------------
Address:


--------------------------------------------------------------------------------
City           State    Zip







(SAI 4ACS(5/03))







                                                        X00518/Select '02 Series

Equitable Accumulator(R) Plus(SM)

A variable deferred annuity contract


PROSPECTUS DATED MAY 1, 2003


Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectuses for each Trust, which contain important information about their portfolios.

--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR(R) PLUS(SM)?


Equitable Accumulator(R) Plus(SM) is a deferred annuity contract issued by The Equitable Life Assurance Society of the United States. It provides for the accumulation of retirement savings and for income. The contract offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option or fixed maturity options ("investment options"). This contract may not currently be available in all states. Certain features and benefits described in this prospectus may vary in your state; all features and benefits may not be available in all contracts or all states.




--------------------------------------------------------------------------------
 Variable investment options
--------------------------------------------------------------------------------
o AXA Premier VIP Core Bond              o EQ/Calvert Socially Responsible
o AXA Premier VIP Health Care            o EQ/Capital Guardian International
o AXA Premier VIP International Equity   o EQ/Capital Guardian Research
o AXA Premier VIP Large Cap Core         o EQ/Capital Guardian U.S. Equity
  Equity                                 o EQ/Emerging Markets Equity
o AXA Premier VIP Large Cap Growth       o EQ/Equity 500 Index
o AXA Premier VIP Large Cap Value        o EQ/Evergreen Omega
o AXA Premier VIP Small/Mid Cap          o EQ/FI Mid Cap
  Growth                                 o EQ/FI Small/Mid Cap Value
o AXA Premier VIP Small/Mid Cap Value    o EQ/High Yield
o AXA Premier VIP Technology             o EQ/J.P. Morgan Core Bond
o EQ/Aggressive Stock                    o EQ/Janus Large Cap Growth
o EQ/Alliance Common Stock               o EQ/Lazard Small Cap Value
o EQ/Alliance Growth and Income          o EQ/Marsico Focus
o EQ/Alliance Intermediate Government    o EQ/Mercury Basic Value Equity
  Securities                             o EQ/MFS Emerging Growth Companies
o EQ/Alliance International              o EQ/MFS Investors Trust
o EQ/Alliance Premier Growth             o EQ/Money Market
o EQ/Alliance Quality Bond               o EQ/Putnam Growth & Income Value
o EQ/Alliance Small Cap Growth           o EQ/Putnam International Equity
o EQ/Alliance Technology                 o EQ/Putnam Voyager
o EQ/Balanced                            o EQ/Small Company Index
o EQ/Bernstein Diversified Value
--------------------------------------------------------------------------------



You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust or AXA Premier VIP Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.


GUARANTEED INTEREST OPTION. You may allocate amounts to the guaranteed interest option. This option is part of our general account and pays interest at guaranteed rates.

FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

TYPES OF CONTRACTS. We offer the contracts for use as:

o  A nonqualified annuity ("NQ") for after-tax contributions only.

o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").

o An annuity that is an investment vehicle for a qualified defined contribution plan ("QP").

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA").

A contribution of at least $10,000 is required to purchase a contract. We add an amount ("credit") to your contract with each contribution you make. Expenses for this contract may be higher than for a comparable contract without a credit. Over time, the amount of the credit may be more than offset by fees and charges associated with the credit.

A registration statement relating to this offering has been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2003, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.


The SEC has not approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.


                                                          X00516/Plus '02 Series

Contents of this prospectus


--------------------------------------------------------------------------------

EQUITABLE ACCUMULATOR(R) PLUS(SM)
--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is Equitable Life?                                                       5
How to reach us                                                              6
Equitable Accumulator(R) Plus(SM) at a glance -- key features                8


--------------------------------------------------------------------------------
FEE TABLE                                                                   11
--------------------------------------------------------------------------------
Example                                                                     13
Condensed financial information                                             13



--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           14
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        14
Owner and annuitant requirements                                            16
How you can make your contributions                                         16
What are your investment options under the contract?                        16
Allocating your contributions                                               21
Credits                                                                     22
Your benefit base                                                           23
Annuity purchase factors                                                    23
Our Living Benefit option                                                   23
Guaranteed minimum death benefit                                            25

Your right to cancel within a certain number of days                        26




--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        27
--------------------------------------------------------------------------------
Your account value and cash value                                           27
Your contract's value in the variable investment options                    27
Your contract's value in the guaranteed interest option                     27
Your contract's value in the fixed maturity options                         27
Termination of your contract                                                27



--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG THE INVESTMENT OPTIONS                     28
--------------------------------------------------------------------------------
Transferring your account value                                             28
Disruptive transfer activity                                                28
Rebalancing your account value                                              28



--------------
"We," "our," and "us" refer to Equitable Life.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.


2  Contents of this prospectus

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     30
--------------------------------------------------------------------------------
Withdrawing your account value                                              30
How withdrawals are taken from your account value                           31
How withdrawals affect your guaranteed
  minimum income benefit and guaranteed
  minimum death benefit                                                     31
Loans under rollover TSA contracts                                          31
Surrendering your contract to receive its cash value                        32
When to expect payments                                                     32
Your annuity payout options                                                 32



--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     35
--------------------------------------------------------------------------------
Charges that Equitable Life deducts                                         35
Charges that the Trusts deduct                                              37
Group or sponsored arrangements                                             37
Other distribution arrangements                                             37



--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 38
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     38
How death benefit payment is made                                           38
Beneficiary continuation option                                             39



--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          41
--------------------------------------------------------------------------------
Overview                                                                    41
Buying a contract to fund a retirement arrangement                          41
Transfers among variable investment options                                 41
Taxation of nonqualified annuities                                          41

Individual retirement arrangements (IRAs)                                   43

Special rules for contracts funding qualified plans                         45
Tax Sheltered Annuity contracts (TSAs)                                      45
Federal and state income tax withholding and information
    reporting                                                               46
Impact of taxes to Equitable Life                                           47



--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         48
--------------------------------------------------------------------------------
About Separate Account No. 49                                               48
About the Trusts                                                            48
About our fixed maturity options                                            48
About the general account                                                   49
About other methods of payment                                              49
Dates and prices at which contract events occur                             50
About your voting rights                                                    50
About legal proceedings                                                     51
About our independent accountants                                           51
Financial statements                                                        51
Transfers of ownership, collateral assignments, loans
    and borrowing                                                           51
Distribution of the contracts                                               51

--------------------------------------------------------------------------------
9. INVESTMENT PERFORMANCE                                                   53
--------------------------------------------------------------------------------
Communicating performance data                                              56




--------------------------------------------------------------------------------
10. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                         57
--------------------------------------------------------------------------------
APPENDICES

--------------------------------------------------------------------------------
  I -- Condensed financial information                                     A-1
 II -- Purchase considerations for QP contracts                            B-1
III -- Market value adjustment example                                     C-1
 IV -- Guaranteed enhanced death benefit example                           D-1
  V -- Hypothetical illustrations                                          E-1


--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
   TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                  Contents of this prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.





                                                                Page
   account value                                                  27
   administrative Charge                                          35
   annual administrative charge                                   35
   annual ratchet death benefit                                   23
   annuitant                                                      16
   annuity maturity date                                          34
   annuity payout options                                         32
   annuity purchase factors                                       23
   automatic investment program                                   50
   beneficiary                                                    38
   Beneficiary Continuation Option ("BCO")                        39
   benefit base                                                   23
   business day                                                   50
   cash value                                                     27
   charges for state premium and other applicable taxes           37
   contract date                                                   9
   contract date anniversary                                       9
   contract year                                                   9
   contributions to traditional IRAs                              43
      regular contributions                                       44
      rollovers and transfers                                     45
   credit                                                         22
   disability, terminal illness or confinement to nursing home    36
   disruptive transfer activity                                   28
   distribution charge                                            35
   EQAccess                                                        6
   ERISA                                                          31
   Fixed-dollar option                                            21
   fixed maturity options                                         20
   free look                                                      26
   free withdrawal amount                                         36
   general account                                                49
   General dollar cost averaging                                  21
   guaranteed interest option                                     20
   guaranteed minimum death benefit                               25
   guaranteed minimum income benefit                              23
   IRA                                                         cover
   IRS                                                            41
   Investment Simplifier                                          21
   lifetime required minimum distribution withdrawals             31
   Living Benefit                                                 23



                                                                Page
   Living Benefit charge                                          36
   loan reserve account                                           32
   loans under Rollover TSA                                       46
   lump sum withdrawals                                           30
   market adjusted amount                                         20
   market value adjustment                                        20
   market timing                                                  28
   maturity dates                                                 20
   maturity value                                                 20
   Mortality and expense risk charge                              35
   NQ                                                          cover
   participant                                                    16
   portfolio                                                   cover
   Principal Assurance Allocation                                 21
   processing office                                               6
   Protection Plus                                                25
   Protection Plus charge                                         37
   QP                                                          cover
   rate to maturity                                               20
   Rebalancing                                                    28
   roll-up death benefit                                          23
   Rollover IRA                                                cover
   Rollover TSA                                                cover
   Roth Conversion IRA                                         cover
   Roth IRA                                                    cover
   SAI                                                         cover
   SEC                                                         cover
   self-directed Allocation                                       21
   Separate Account 49                                            48
   Standard death benefit                                         23
   substantially equal withdrawals                                30
   Successor owner and annuitant                                  38
   systematic withdrawals                                         30
   TOPS                                                            6
   TSA                                                         cover
   traditional IRA                                                43
   Trusts                                                      cover
   unit                                                           27
   variable investment options                                    16
   wire transmittals                                              49
   Withdrawal charge                                              35


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract or supplemental materials.




 -------------------------------------------------------------------------------
  Prospectus                    Contract or Supplemental Materials
 -------------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods (Guaranteed Fixed Interest Accounts
                                in supplemental materials)
  variable investment options   Investment Funds
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  unit                          Accumulation Unit
  Living Benefit                Guaranteed Minimum Income Benefit
  Guaranteed Interest Option    Guaranteed Interest Account

4 Index of key words and phrases

Who is Equitable Life?

--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $415.31 billion in assets as of December 31, 2002. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.



                                                       Who is Equitable Life?  5

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.



----------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
----------------------------------------------------------------
Equitable Accumulator(R) Plus(SM)
P.O. Box 13014
Newark, NJ 07188-0014


----------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
----------------------------------------------------------------
Equitable Accumulator(R) Plus(SM)
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094


----------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
 REGULAR MAIL:
----------------------------------------------------------------
Equitable Accumulator(R) Plus(SM)
P.O. Box 1547
Secaucus, NJ 07096-1547


----------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
 EXPRESS DELIVERY:
----------------------------------------------------------------
Equitable Accumulator(R) Plus(SM)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094


----------------------------------------------------------------
 REPORTS WE PROVIDE:
----------------------------------------------------------------
o  written confirmation of financial transactions;

o statement of your contract values at the close of each calendar quarter (four per year); and


o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the guaranteed minimum income benefit, if applicable.



----------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS:
----------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o  your current account value;

o  your current allocation percentages;

o  the number of units you have in the variable investment options;

o  rates to maturity for the fixed maturity options;

o  the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the variable investment options;

o change your personal identification number (PIN) (not available through EQAccess); and

o change your EQAccess password (not available through TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use EQAccess by visiting our web site at http:// www.equitable.com and clicking on EQAccess. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).



----------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
----------------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:


(1) authorization for telephone transfers by your financial professional (available only for contracts distributed through AXA Distributors);


(2) conversion of a traditional IRA to a Roth Conversion IRA contract;

(3)  election of the automatic investment program;

(4)  election of the rebalancing program;

6  Who is Equitable Life?

(5)  requests for loans under Rollover TSA contracts;

(6)  spousal consent for loans under Rollover TSA contracts;

(7) requests for withdrawals or surrenders from Rollover TSA contracts;

(8)  tax withholding elections;

(9)  election of the beneficiary continuation option;

(10) IRA contribution recharacterizations;

(11) certain section 1035 exchanges; and

(12) direct transfers.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1) address changes;

(2) beneficiary changes;

(3) transfers between variable investment options;

(4) contract surrender and withdrawal requests;

(5) death claims; and

(6) general dollar cost averaging (including the fixed dollar and interest sweep options)


TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1) automatic investment program;

(2) dollar cost averaging (including the fixed dollar amount and interest sweep options);

(3) rebalancing;

(4) substantially equal withdrawals;

(5) systematic withdrawals; and

(6) the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners all must sign.


                                                       Who is Equitable Life?  7

Equitable Accumulator(R) Plus(SM) at a glance -- key features




------------------------------------------------------------------------------------------------------------------------------------
Professional investment     Equitable Accumulator(R) Plus(SM) variable investment options invest in different portfolios managed by
management                  professional investment advisers.
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options      o Fixed maturity options ("FMOs") with maturities ranging from approximately 1 to 10 years (subject to availability).

                            o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                            --------------------------------------------------------------------------------------------------------
                            If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed interest         o Principal and interest guarantees.
option
                            o Interest rates set periodically.
------------------------------------------------------------------------------------------------------------------------------------
Tax advantages              o On earnings inside the    No tax until you make withdrawals from your contract or receive annuity
                              contract                  payments.

                            o On transfers inside the   No tax on transfers among variable investment options.
                              contract
                            --------------------------------------------------------------------------------------------------------
                            If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA) or Tax Sheltered
                            Annuity (TSA), or to fund an employer retirement plan (QP or Qualified Plan), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal
                            Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities compared with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information,"
                            later in this Prospectus and in the SAI.)
------------------------------------------------------------------------------------------------------------------------------------
Living Benefit protection   The Living Benefit provides a guaranteed minimum income benefit. The guaranteed minimum income benefit provides income protection for you during the annuitant's life.
------------------------------------------------------------------------------------------------------------------------------------
Contribution amounts        o Initial minimum:          $10,000

                            o Additional minimum:       $500 (NQ, QP and Rollover TSA contracts)
                                                        $100 monthly and $300 quarterly under our automatic investment program
                                                        (NQ contracts)
                                                        $50 (IRA contracts)
                            --------------------------------------------------------------------------------------------------------
                            Maximum contribution limitations may apply. In general, contributions are limited to $1.5 million.
------------------------------------------------------------------------------------------------------------------------------------
Credit                      We allocate your contributions to your account value. We allocate a credit to your account value at the same time that we allocate your contributions. The amount of credit may be up to 6% of each contribution, depending on certain factors. The credit is subject to recovery by us in certain limited circumstances.
------------------------------------------------------------------------------------------------------------------------------------
Access to your money        o Lump sum withdrawals
                            o Several withdrawal options on a periodic basis
                            o Loans under Rollover TSA contracts
                            o Contract surrender

                            You may incur a withdrawal charge for certain withdrawals or if you surrender your contract.
                            You may also incur income tax and a tax penalty.
------------------------------------------------------------------------------------------------------------------------------------
Payout options              o Fixed annuity payout options
                            o Variable Immediate Annuity payout options
                            o Income Manager(R) payout options
------------------------------------------------------------------------------------------------------------------------------------


8 Equitable Accumulator(R) Plus(SM) at a glance -- key features

------------------------------------------------------------------------------------------------------------------------------------
Additional features    o Guaranteed minimum death benefit options
                       o Dollar cost averaging
                       o Automatic investment program
                       o Account value rebalancing (quarterly, semiannually, and annually)
                       o Free transfers
                       o Waiver of withdrawal charge for disability, terminal illness, or confinement to a nursing home
                       o Protection Plus, an optional Death benefit available under certain contracts (subject to state availability)
------------------------------------------------------------------------------------------------------------------------------------

Fees and charges       o Daily charges on amounts invested in the variable investment options for mortality and expense risks, administrative, and distribution charges at an annual rate of 1.40%.

                       o The charges for the guaranteed minimum death benefits range from 0.0% to 0.60%, annually, of the applicable benefit base. The benefit base is described under "Your benefit base" in "Contract features and benefits" later in this Prospectus.

                       o Annual 0.35% Protection Plus charge for this optional death benefit.

                       o Annual 0.60% of the applicable benefit base charge for the optional Living Benefit until you exercise your guaranteed minimum income benefit, elect another annuity payout or the contract date anniversary after the annuitant reaches age 85, whichever occurs first.

                       o If your account value at the end of the contract year is less than $50,000, we deduct an annual administrative charge equal to $30, or during the first two contract years, 2% of your account value, if less. If your account value, on the contract date anniversary, is $50,000 or more, we will not deduct the charge.

                       o No sales charge deducted at the time you make contributions.

                       o During the first eight contract years following a contribution, a charge will be deducted from amounts that you withdraw that exceed 15% of your account value. We use the account value on the most recent contract date anniversary to calculate the 15% amount available. The charge is 8% in each of the first two contract years following a contribution; the charge is 7% in the third and fourth contract years following a contribution; thereafter, it declines by 1% each year in the fifth to eighth contract year following a contribution. There is no withdrawal charge in the ninth and later contract years following a contribution.
                         Certain other exemptions apply.
                         -----------------------------------------------------------------------------------------------------------
                         The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is April 30.
                         -----------------------------------------------------------------------------------------------------------
                       o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                       o We deduct a $350 annuity administrative fee from amounts applied to the Variable Immediate Annuity payout options.

                       o Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to 1.20%
                         annually, 12b-1 fees of 0.25% annually and other expenses.
------------------------------------------------------------------------------------------------------------------------------------
Annuitant issue ages     NQ: 0-80
                         Rollover IRA, Roth Conversion IRA and Rollover TSA: 20-80
                         QP: 20-70
------------------------------------------------------------------------------------------------------------------------------------


The above is not a complete description of all material provisions of the contract. In some cases, restrictions or exceptions apply. Also, all features of the contract are not necessarily available in your state or at certain ages.

For more detailed information, we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.


                 Equitable Accumulator(R) Plus(SM) at a glance -- key features 9

OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.


10 Equitable Accumulator(R) Plus(SM) at a glance -- key features

Fee table

--------------------------------------------------------------------------------


The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

The first table describes fees and expenses that you will pay at the time you surrender the contract or if you make certain withdrawals or apply your cash value to certain payout options or if you purchase a Variable Immediate Annuity. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.



------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value at the time you request certain transactions
------------------------------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of contributions with-
drawn* (deducted if you surrender your contract, make certain
withdrawals, or apply your cash value to certain payout options).         8.00%

Charge if you elect a Variable Immediate Annuity payout option            $350
------------------------------------------------------------------------------------------------------------------------------------




The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.


------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Mortality and expense risks                                               0.90%*
Administrative                                                            0.25%
Distribution                                                              0.25%
                                                                          -----
Total annual expenses                                                     1.40%
------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value on each contract date anniversary
------------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge
   If your account value on a contract date anniversary is less than
   $50,000(2)                                                             $30
   If your account value on a contract date anniversary is $50,000
   or more                                                                $0
------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value each year if you elect the optional benefit
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum death benefit charge (calculated as a
percentage of the applicable benefit base. Deducted annually on each contract date anniversary for which the benefit is in effect.)
   Standard death benefit                                                 0.00%
   Annual Ratchet to age 85                                               0.30% of the Annual Ratchet to age 85 benefit base
   6% Roll-up to age 85                                                   0.45% of the 6% roll-up to age 85 benefit base
   Greater of 6% Roll-up to age 85 or Annual Ratchet to age 85            0.60% of the greater of the 6% roll-up to age 85 benefit
                                                                          base or the Annual Ratchet to age 85 benefit base, as
                                                                          applicable
------------------------------------------------------------------------------------------------------------------------------------
Living Benefit charge (calculated as a percentage of the applicable benefit base. Deducted annually on each contract date anniversary for
which the benefit is in effect.)                                          0.60%
------------------------------------------------------------------------------------------------------------------------------------
Protection Plus benefit charge (calculated as a percentage of the account value. Deducted annually on each contract date anniversary
for which the benefit is in effect.)                                      0.35%
------------------------------------------------------------------------------------------------------------------------------------


* These charges compensate us for certain risks we assume and expenses we incur under the contract. They also compensate us for the expense associated with the credit. We expect to make a profit from these charges.


                                                                    Fee table 11

You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.



------------------------------------------------------------------------------------------------------------------------------------
 Portfolio operating expenses expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2002 (expenses that are deducted     Lowest     Highest
from Portfolio assets including management fees, 12b-1 fees, service fees, and/or
other expenses)(3)                                                                 0.57%      3.77%

Notes:


(1) Deducted upon a withdrawal of amounts in excess of the 15% free withdrawal amount, if applicable.
  The withdrawal charge percentage we use is determined by the contract year       Contract
  in which you make the withdrawal or surrender your contract. For each contri-    Year
  bution, we consider the contract year in which we receive that contribution to   1 .....................................8.00%
  be "contract year 1")                                                            2 .....................................8.00%
                                                                                   3 .....................................7.00%
                                                                                   4 .....................................7.00%
                                                                                   5 .....................................6.00%
                                                                                   6 .....................................5.00%
                                                                                   7 .....................................4.00%
                                                                                   8 .....................................3.00%
                                                                                   9+.....................................0.00%


(2)  During the first two contract years this charge, if it applies, is equal to the lesser of $30 or 2% of your account value.
     Thereafter, the charge is $30 for each contract year.

(3)  Equitable Life, the manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2004. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. See the Prospectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions each EQ Advisors Trust Portfolio and each AXA Premier VIP Trust Portfolio pays is used to reduce the Portfolio's expenses. If the above table reflected these expense limitation arrangements and the portion of the brokerage commissions used to reduce portfolio expenses, the lowest and highest figures would be as shown in the table below:




     ---------------------------------------------------------------------------
     Total Annual Portfolio Operating Expenses for
     2002 (expenses that are deducted from Port-
     folio assets including management fees,         Lowest     Highest
     12b-1 fees, service fees, and/or other
     expenses) after expense cap                      0.57%      1.85%
     ---------------------------------------------------------------------------
     Total Annual Portfolio Operating Expenses for
     2002 (expenses that are deducted from Port-
     folio assets including management fees,
     12b-1 fees, service fees, and/or other
     expenses) after expense cap and after a por-     0.43%      1.82%
     tion of the brokerage commissions that the
     Portfolio pays is used to reduce the Port-
     folio's expenses
  ------------------------------------------------------------------------------




12 Fee table

EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses.


The example below shows the expenses that a hypothetical contract owner (who has elected the Living Benefit with the enhanced death benefit that provides for the greater of the 6% Roll-up or the Annual Ratchet to age 85 and Protection Plus) would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $1.30 per $10,000.

The fixed maturity options and guaranteed interest option are not covered by the examples. However, the annual administrative charge, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and guaranteed interest option. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.


This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The Example also assumes that your investment has a 5% return each year and assumes the highest and lowest fees and expenses of any of the underlying trust portfolios. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

If you surrender your contract at the end of the applicable time period:


              1 year         3 years        5 years       10 years
Lowest      $ 1,187.02     $ 1,895.00     $ 2,650.76     $ 4,420.85
Highest     $ 1,536.41     $ 2,895.45     $ 4,236.91     $ 7,170.50


If you annuitize at the end of the applicable time period:


             1 year        3 years        5 years       10 years
Lowest    $   737.02     $ 1,545.00     $ 2,400.76     $ 4,770.85
Highest   $ 1,086.41     $ 2,545.45     $ 3,986.91     $ 7,520.50


If you do not surrender your contract at the end of the applicable time period:



             1 year        3 years        5 years       10 years
Lowest      $ 387.02     $ 1,195.00     $ 2,050.76     $ 4,420.85
Highest     $ 736.41     $ 2,195.45     $ 3,636.91     $ 7,170.50


CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2002.



                                                                    Fee table 13

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum initial contribution of $10,000 for you to purchase a contract. You may make additional contributions of at least $500 each for NQ, QP and Rollover TSA contracts and $50 each for IRA contracts, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.

We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator(R) series contracts with the same annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                 Available
                 for annuitant                                                  Limitations on
 Contract type   issue ages       Source of contributions                       contributions
------------------------------------------------------------------------------------------------------------------------------------
NQ               0 through 80    o After-tax money.                             o No additional contributions after age 81.
                                 o Paid to us by check or transfer of contract
                                   value in a tax-deferred exchange under
                                   Section 1035 of the Internal Revenue
                                   Code.
------------------------------------------------------------------------------------------------------------------------------------
Rollover IRA     20 through 80   o Eligible rollover distributions from TSA     o No contributions after age 81.
                                   contracts or other 403(b) arrangements,
                                   qualified plans, and governmental EDC        o Contributions after age 70-1/2 must be net of
                                   plans.                                         required minimum distributions.

                                 o Rollovers from another traditional indi-     o Although we accept regular IRA contributions
                                   vidual retirement arrangement.                 (limited to $3,000 for each of the calendar
                                                                                  years 2003 and 2004) under Rollover IRA
                                 o Direct custodian-to-custodian transfers        contracts, we intend that this contract be used
                                   from another traditional individual retire-    primarily for rollover and direct transfer
                                   ment arrangement.                              contributions.

                                 o Regular IRA contributions.                   o Additional catch-up contributions of up to
                                                                                  $500 can be made for the calendar year
                                 o Additional "catch-up" contributions.           2003 or 2004 where the owner is at least
                                                                                  age 50 but under age 70-1/2 at any time
                                                                                  during the calendar year for which the con-
                                                                                  tribution is made.
------------------------------------------------------------------------------------------------------------------------------------


14 Contract features and benefits

-----------------------------------------------------------------------------------------------------------------------------------
                   Available
                  for annuitant                                                   Limitations on
 Contract type    issue ages         Source of contributions                      contributions
-----------------------------------------------------------------------------------------------------------------------------------
Roth Conversion   20 through 80      o Rollovers from another Roth IRA.            o No additional rollover or direct transfer
IRA                                                                                  contributions after age 81.
                                     o Conversion rollovers from a traditional
                                       IRA.                                        o Conversion rollovers after age 70-1/2 must be
                                                                                     net of required minimum distributions for
                                     o Direct transfers from another Roth IRA.       the traditional IRA you are rolling over.

                                     o Regular Roth IRA contributions.             o You cannot roll over funds from a traditiona
                                                                                     IRA if your adjusted gross income is
                                     o Additional catch-up contributions.            $100,000 or more.

                                                                                   o Although we accept regular Roth IRA con-
                                                                                     tributions (limited to $3,000 for each of
                                                                                     calendar years 2003 and 2004) under the
                                                                                     Roth IRA contracts, we intend that this con-
                                                                                     tract be used primarily for rollover and
                                                                                     direct transfer contributions.

                                                                                   o Additional catch-up contributions of up to
                                                                                     age 50 at any time during the calendar year
                                                                                     for which the contribution is made.
-----------------------------------------------------------------------------------------------------------------------------------
Rollover TSA      20 through 80      o Direct transfers of pre-tax funds from      o Additional rollover or direct transfer contri-
                                       another contract or arrangement under         butions may be made up to age 81.
                                       Section 403(b) of the Internal Revenue
                                       Code, complying with IRS Revenue Ruling     o Rollover or direct transfer contributions after
                                       90-24.                                        age 70-1/2 must be net of any required mini-
                                                                                     mum distributions.
                                     o Eligible rollover distributions of
                                       pre-tax funds from other 403(b) plans.      o Employer-remitted contributions are not
                                       Subsequent contributions may also be          permitted.
                                       rollovers from qualified plans,
                                       governmental EDC plans and traditional
                                       IRAs.

This contract may not be available
 in your state.
-----------------------------------------------------------------------------------------------------------------------------------

QP                20 through 70      o Only transfer contributions from an exist-  o Regular ongoing payroll contributions are
                                       ing defined contribution qualified plan       not permitted.
                                       trust.
                                                                                   o Only one additional transfer contribution
                                     o The plan must be qualified under Section      may be made during a contract year.
                                       401(a) of the Internal Revenue Code.
                                                                                   o No additional transfer contributions after
                                     o For 401(k) plans, transferred contributions   age 71.
                                       may only include employee pre-tax
                                       contributions.                              o A separate QP contract must be established
                                                                                     for each plan participant.

                                                                                   o Employer-remitted contributions are not
                                                                                     permitted.

See Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
-----------------------------------------------------------------------------------------------------------------------------------



See "Tax information" later in this Prospectus and in the SAI for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.



                                               Contract features and benefits 15

OWNER AND ANNUITANT REQUIREMENTS


Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner. In general we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act in your state.


Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract.


Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.


--------------------------------------------------------------------------------
A participant is an individual who is currently, or was formerly, participating in an eligible employer's qualified plan or TSA plan.
--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this Prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options, the guaranteed interest option and the fixed maturity options.


VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.


--------------------------------------------------------------------------------
You can choose from among the variable investment options, the guaranteed interest option and the fixed maturity options.
--------------------------------------------------------------------------------

16  Contract features and benefits

PORTFOLIOS OF THE TRUSTS


You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Accumulator(R) Plus contract.(SM) These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.




------------------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
 Portfolio Name               Objective                                                Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND     Seeks a balance of a high current income and capital     o BlackRock Advisors, Inc.
                              appreciation, consistent with a prudent level of risk    o Pacific Investment Management Company LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE   Seeks long-term growth of capital                        o A I M Capital Management, Inc.
                                                                                       o Dresdner RCM Global Investors LLC
                                                                                       o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP               Seeks long-term growth of capital                        o Alliance Capital Management L.P., through
 INTERNATIONAL EQUITY                                                                    its Bernstein Investment Research and
                                                                                         Management Unit
                                                                                       o Bank of Ireland Asset Management
                                                                                         (U.S.) Limited
                                                                                       o OppenheimerFunds, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital                        o Alliance Capital Management L.P., through
 CORE EQUITY                                                                             its Bernstein Investment Research and
                                                                                         Management Unit
                                                                                       o Janus Capital Management LLC
                                                                                       o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital                        o Alliance Capital Management L.P.
 GROWTH                                                                                o Dresdner RCM Global Investors LLC
                                                                                       o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital                        o Alliance Capital Management L.P.
 VALUE                                                                                 o MFS Investment Management
                                                                                       o Institutional Capital Corporation
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID     Seeks long-term growth of capital                        o Alliance Capital Management L.P.
 CAP GROWTH                                                                            o Provident Investment Counsel, Inc.
                                                                                       o RS Investment Management, LP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID     Seeks long-term growth of capital                        o AXA Rosenberg Investment Management LLC
 CAP VALUE                                                                             o Wellington Management Company, LLP
                                                                                       o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY    Seeks long-term growth of capital                        o Alliance Capital Management L.P.
                                                                                       o Dresdner RCM Global Investors LLC
                                                                                       o Firsthand Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------



                                               Contract features and benefits 17

------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust
 Portfolio Name                  Objective                                       Advisers
------------------------------------------------------------------------------------------------------------------------------------
EQ/AGGRESSIVE STOCK              Seeks to achieve long-term growth of capital.   o Alliance Capital Management L.P.
                                                                                 o MFS Investment Management
                                                                                 o Marsico Capital Management, LLC
                                                                                 o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK         Seeks to achieve long-term growth of capital.   o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND           Seeks to provide a high total return.           o Alliance Capital Management L.P.
 INCOME
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE         Seeks to achieve high current income consistent o Alliance Capital Management L.P.
 GOVERNMENT SECURITIES           with relative stability of principal.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL        Seeks to achieve long-term growth of capital.   o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE PREMIER GROWTH       To achieve long-term growth of capital.         o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND         Seeks to achieve high current income consistent o Alliance Capital Management L.P.
                                 with moderate risk to capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP            Seeks to achieve long-term growth of capital.   o Alliance Capital Management L.P.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE TECHNOLOGY           Seeks to achieve long-term growth of capital.   o Alliance Capital Management L.P.
                                 Current income is incidental to the Portfolio's
                                 objective.
------------------------------------------------------------------------------------------------------------------------------------
EQ/BALANCED                      Seeks to achieve a high return through both     o Alliance Capital Management L.P.
                                 appreciation of capital and current income.     o Capital Guardian Trust Company
                                                                                 o Mercury Advisors
                                                                                 o Jennison Associates LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE   Seeks capital appreciation.                     o Alliance Capital Management L.P.,
                                                                                   through its Bernstein Investment Research
                                                                                   and Management Unit
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY              Seeks long-term capital appreciation.           o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                       and Brown Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              To achieve long-term growth of capital.          o Capital Guardian Trust Company
 INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              To achieve long-term growth of capital.          o Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.         To achieve long-term growth of capital.          o Capital Guardian Trust Company
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/EMERGING MARKETS EQUITY       Seeks long-term capital appreciation.            o Morgan Stanley Investment Management,
                                                                                    Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX              Seeks a total return before expenses that        o Alliance Capital Management L.P.
                                 approximates the total return performance of
                                 the S&P 500 Index, including reinvestment of
                                 dividends, at a risk level consistent with
                                 that of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------


18 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust
 Portfolio Name             Objective                                                 Adviser
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA          Seeks long-term capital growth.                           o Evergreen Investment Management
                                                                                        Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP               Seeks long-term growth of capital.                        o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI SMALL/MID CAP VALUE   Seeks long-term capital appreciation.                     o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/HIGH YIELD               Seeks to achieve a high total return through a combina-   o Alliance Capital Management L.P.
                            tion of current income and capital appreciation.          o Pacific Investment Management Company
                                                                                       LLC (PIMCO)
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. MORGAN CORE BOND    Seeks to provide a high total return consistent with mod- o J.P. Morgan Investment Management Inc.
                            erate risk of capital and maintenance of liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH   Seeks long-term growth of capital.                        o Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE   Seeks capital appreciation.                               o Lazard Asset Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS            Seeks long-term growth of capital.                        o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE      Seeks capital appreciation and secondarily, income.       o Mercury Advisors
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH      Seeks to provide long-term capital growth.                o MFS Investment Management
 COMPANIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST      Seeks long-term growth of capital with secondary objec-   o MFS Investment Management
                            tive to seek reasonable current income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET             Seeks to obtain a high level of current income, preserve  o Alliance Capital Management L.P.
                            its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME   Seeks capital growth. Current income is a secondary       o Putnam Investment Management, LLC
 VALUE                      objective.
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM INTERNATIONAL     Seeks capital appreciation.                               o Putnam Investment Management, LLC
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM VOYAGER           Seeks long-term growth of capital and any increased       o Putnam Investment Management, LLC
                            income that results from this growth.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX      Seeks to replicate as closely as possible (before the     o Alliance Capital Management L.P.
                            deduction of Portfolio expenses) the total return of the
                            Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------



Other important information about the portfolios is included in the prospectuses for each Trust attached at the end of this prospectus.



                                               Contract features and benefits 19

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1) the minimum interest rate guaranteed over the life of the contract,

(2) the yearly guaranteed interest rate for the calendar year, and

(3) the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges or any withdrawal charges.


The minimum yearly guaranteed interest rate is 3% for 2003. The yearly rates we set will never be less than the minimum guaranteed interest rate of 3% for the life of the contract. Current interest rates will never be less than the yearly guaranteed interest rate.

See "Transferring your money among the investment options" later in the prospectus for restrictions on transfers from the Guaranteed interest option.



FIXED MATURITY OPTIONS


We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that at points in time there may be no fixed maturity options available. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional to see if fixed maturity options are available in your state.


--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------


The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.


On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."


FIXED MATURITY OPTIONS AND MATURITY DATES. We offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below.

Each new contribution is applied to a new fixed maturity option. When you apply for an Accumulator(R) Plus(SM) contract, a 60-day rate lock-in will apply from the date the application is signed. Any contributions received and designated for a fixed maturity option during this period will receive the then current maturity option rate or the rate that was in effect on the date that the application was signed, whichever is greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from the variable investment options or the guaranteed interest option into a fixed maturity option or transfers from one fixed maturity option to another.


YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, any of the variable investment options or the guaranteed interest option; or

(b) withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 14, 2003, the next available maturity date was February 14, 2009. If no fixed maturity options are available, we will transfer your maturity value to the EQ/Money Market option.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:


(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and

(b) the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time


20  Contract features and benefits
remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.



ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance, or dollar cost averaging.


SELF-DIRECTED ALLOCATION


You may allocate your contributions to one or more, or all, of the variable investment options, guaranteed interest option and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. The total of your allocations must equal 100%. If the annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.



PRINCIPAL ASSURANCE ALLOCATION


Under this allocation program you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution (plus any applicable credit) on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. If you make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under the principal insurance allocation. Principal assurance will not be available if none of those maturity dates is available. You allocate the rest of your contribution to the investment options and guaranteed interest option however you choose.

For example, if your initial contribution is $10,000, and on February 14, 2003 you choose the fixed maturity option with a maturity date of February 14, 2013, since the rate to maturity was 4.19% on February 14, 2003, we would have allocated $6,896 to that fixed maturity option and the balance to your choice of the variable investment options and guaranteed interest option. On the maturity date your value in the fixed maturity option would be $10,400.

The principal assurance allocation is only available for annuitants ages 80 or younger when the contract is issued. If the annuitant is age 76-80, your principal assurance allocation is limited to the seven year fixed maturity option only. If you anticipate taking required minimum distributions, you should consider whether your values in the variable investment options and guaranteed interest option are sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus and in the SAI.


Please check with your financial professional to see if the principal assurance allocation feature is available in your state.


DOLLAR COST AVERAGING

We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options and the guaranteed interest option. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.



INVESTMENT SIMPLIFIER

Fixed-dollar option. Under this option, you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the



                                              Contract features and benefits  21
same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. The fixed-dollar option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date, your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.


Interest sweep option. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row.

                               ----------------

You may not participate in any dollar cost averaging program if you are participating in the rebalancing program. See "Transferring your money among investment options" later in this Prospectus. For the fixed-dollar option and the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.



CREDITS

A credit will also be allocated to your account value at the same time that we allocate your contribution. Credits are allocated to the same variable investment options based on the same percentages used to allocate your contributions.

The amount of the credit will be 4%, 5% or 6% of each contribution based on the following breakpoints and rules:





--------------------------------------------------------------------------------
                                        Credit percentage
   First year total contributions*        applied to
            Breakpoints                 contributions
--------------------------------------------------------------------------------
Less than $250,000                           4%
--------------------------------------------------------------------------------
$250,000-$999,999.99                         5%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                        Credit percentage
   First year total contributions*        applied to
            Breakpoints                 contributions
--------------------------------------------------------------------------------
$1 million or more                           6%
--------------------------------------------------------------------------------

----------

* First year total contributions means your total contributions made in the first contract year.


The percentage of the credit is based on your first year total contributions. This credit percentage will be credited to each contribution made in the first year (after adjustment as described below), as well as the second and later contract years. Although the credit, as adjusted at the end of the first contract year, will be based upon first year total contributions, the following rules affect the percentage with which contributions made in the first contract year are credited during the first contract year:

o Indication of intent: If you indicate in the application at the time you purchase your contract an intention to make additional contributions to meet one of the breakpoints (the "Expected First Year Contribution Amount") and your initial contribution is at least 50% of the Expected First Year Contribution Amount, your credit percentage will be as follows:



   o For any contributions resulting in total contributions to date less than or equal to your Expected First Year Contribution Amount, the credit percentage will be the percentage that applies to the Expected First Year Contribution Amount based on the table above.

   o For any subsequent contribution that results in your total contributions to date exceeding your Expected First Year Contribution Amount, such that the credit percentage should have been higher, we will increase the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.

   o For contracts issued in New York, the "Indication of intent" approach to first year contributions is not available.

o  No indication of intent:

   o For your initial contribution we will apply the credit percentage based upon the above table.

   o For any subsequent contribution that results in a higher applicable credit percentage (based on total contributions to date), we will increase the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.

We may recover all of the credit or a portion of the credit in the following situations:

o If you exercise your right to cancel the contract, we will recover the entire credit made to your contract (see "Your right to cancel within a certain number of days" later in this prospectus)(1)

---------

(1) The amount we return to you upon exercise of this right to cancel will not include any credit or the amount of charges deducted prior to cancellation but will reflect, except in states where we are required to return the amount of your contributions, any investment gain or loss in the variable investment options associated with your contributions and with the full amount of the credit.


22 Contract features and benefits

o If you start receiving annuity payments within three years of making any contribution, we will recover the credit that applies to any contribution made within the prior three years.

o If at the end of the first contract year your year total contributions were lower than your Expected First Year Contribution Amount such that the credit applied should have been lower, we will recover any Excess Credit. The Excess Credit is equal to the difference between the credit that was actually applied based on your Expected First Year Contribution Amount (as applicable) and the credit that should have been applied based on first year total contributions.


We will recover any credit on a pro rata basis from the value in your variable investment options and guaranteed interest option. If there is insufficient value or no value in the variable investment options and guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturing date(s). A market value adjustment may apply to withdrawals from the fixed maturity options.

We do not consider credits to be contributions for purposes of any discussion in this prospectus. Credits are also not considered to be part of your investment in the contract for tax purposes.

We use a portion of the mortality and expense risks charge and withdrawal charge to help recover our cost of providing the credit. See "Charges and expenses" later in this Prospectus. The charge associated with the credit may, over time, exceed the sum of the credit and any related earnings. You should consider this possibility before purchasing the contract.


YOUR BENEFIT BASE

A benefit base is used to calculate the guaranteed minimum income benefit and any death benefit, as described in this section. Your benefit base is not an account value or a cash value. See also "Our Living Benefit option" and "Guaranteed minimum death benefit" below.

STANDARD DEATH BENEFIT. Your benefit base is equal to:

o  your initial contribution and any additional contributions to the contract;
   plus

o  any applicable credit; less

o a deduction that reflects any withdrawals you make. (See "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.)

6% ROLL UP TO AGE 85 ENHANCED DEATH BENEFIT. Your benefit base is equal to:

o  your initial contribution and any additional contributions to the contract;
   plus

o  any applicable credit; plus

o  daily interest; less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.)

The effective annual interest rate credited to this benefit base is:


o 6% (4% in Washington for the enhanced death benefit only) with respect to the variable investment options (other than EQ/Alliance Intermediate Government Securities and EQ/Money Market); and


o 3% with respect to the EQ/Alliance Intermediate Government Securities and EQ/Money Market, the fixed maturity options, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).

No interest is credited to the benefit base after the contract anniversary following the annuitant's 85th birthday.

ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT OPTION. Your benefit base is equal to the greater of:

o  your initial contribution to the contract and any additional contributions;
   plus

o  any applicable credit;

                                      or

o your highest account value on any contract anniversary up to the contract anniversary following the annuitant's 85th birthday;

                                   each less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).


GREATER OF THE 6% ROLL UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% Roll up to age 85 or the benefit base computed for Annual ratchet to age 85, as described immediately above, on each contract anniversary. For the guaranteed minimum income benefit, the benefit base is reduced by any applicable withdrawal charge remaining when the option is exercised.



ANNUITY PURCHASE FACTORS


Annuity purchase factors are the factors applied to determine your periodic payments under the guaranteed minimum income benefit and annuity payout options. The guaranteed minimum income benefit is discussed under "Our Living Benefit option" below and annuity payout options are discussed under "Your annuity payout options" in "Accessing your money" later in this Prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are those factors that are in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.



OUR LIVING BENEFIT OPTION

The Living Benefit option offers you a guaranteed minimum income benefit. The Living Benefit is available if the annuitant is age 20


                                              Contract features and benefits  23
through 75 at the time the contract is issued. There is an additional charge for the Living Benefit which is described under "Living Benefit charge" in "Charges and expenses" later in this Prospectus. Please ask your financial professional if the Living Benefit is available in your state. If you are purchasing this contract to fund a Charitable Remainder Trust, the guaranteed minimum income benefit is generally not available. Subject to our rules, the Living Benefit may be available for certain split-funded Charitable Remainder Trusts.

The guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or an Income Manager level payment life with a period certain payout option subject to state availability. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your guaranteed minimum income benefit. The maximum period certain available under the Income Manager payout option is 10 years. This period may be shorter, depending on the annuitant's age as follows:





--------------------------------------------
              Level payments
--------------------------------------------
                      Period certain years
  Annuitant's age at ----------------------
      exercise           IRAs        NQ
--------------------------------------------
       60 to 75          10          10
          76              9          10
          77              8          10
          78              7          10
          79              7          10
          80              7          10
          81              7           9
          82              7           8
          83              7           7
          84              6           6
          85              5           5
--------------------------------------------



We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.


--------------------------------------------------------------------------------
The guaranteed minimum income benefit, which is also known as a living benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------


When you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your guaranteed minimum income benefit which is calculated by applying your guaranteed minimum income benefit base less any outstanding loan plus accrued interest (applies to Rollover TSA only) at guaranteed annuity purchase factors, or (ii) the income provided by applying your actual account value at our then current annuity purchase factors. The benefit base is applied only to the Living Benefit guaranteed annuity purchase factors in your contract and not to any other guaranteed or current annuity purchase rates.

When you elect to receive annual lifetime income, your contract will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of guaranteed minimum income benefit" below.

Before you elect the Living Benefit, you should consider the fact that the guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors.

The guaranteed annuity purchase factors we use to determine your Income Manager benefit under the Living Benefit are more conservative than the guaranteed annuity purchase factors we use for the Income Manager payout annuity option. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Living Benefit Income Manager will be smaller than each periodic payment under the Income Manager payout annuity option. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll up to age 85 benefit base, the table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming there were no allocations to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, the guaranteed interest option, the fixed maturity options or the loan reserve account under Rollover TSA contracts.



------------------------------------------------------
                              guaranteed minimum
      Contract date        income benefit -- annual
 anniversary at exercise   income payable for life
------------------------------------------------------
            10                       $12,367
            15                       $19,341
------------------------------------------------------


EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us in order to exercise this benefit. The amount of income you actually receive will be determined when we receive your request to exercise the benefit. You will begin receiving annual payments one year after the annuity payout contract is issued. You may choose to take a withdrawal prior to exercising the guaranteed minimum income benefit, which will reduce your payments. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death, or if later, the end of the period certain (where the payout option chosen includes a period certain).


You will be eligible to exercise the guaranteed minimum income benefit as follows:



24  Contract features and benefits

o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.


o If the annuitant was at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the guaranteed minimum income benefit is the contract date anniversary following the annuitant's 85th birthday;

(ii) if the annuitant was age 75 when the contract was issued, the only time you may exercise the guaranteed minimum income benefit is within 30 days following the first contract date anniversary that it becomes available;

(iii) if the annuitant was older than age 60 at the time an IRA, QP or Rollover TSA contract was issued, the Living Benefit may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the guaranteed minimum income benefit can be exercised; and

(iv) For QP and Rollover TSA contracts, if you are eligible to exercise your guaranteed minimum income benefit, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.


(v) For a successor owner/annuitant, the earliest exercise date is based on the original contract issue date and the age of the successor owner/annuitant as of the Processing Date successor owner/annuitant takes effect.

Please see both "Termination of your contract" in "Determining your contract value" and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.



GUARANTEED MINIMUM DEATH BENEFIT


Your contract provides a death benefit. If you do not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment OR the standard death benefit, whichever provides the highest amount. The standard death benefit is equal to your total contributions, plus any applicable credit (adjusted for any withdrawals and any withdrawal charges, and any taxes that apply).

If you elect one of the guaranteed death benefits, the death benefit is equal to your account value as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment OR your elected guaranteed death benefit on the date of the annuitant's death (adjusted for any subsequent withdrawals, withdrawal charges and taxes that apply) whichever provides the highest amount.


OPTIONAL ENHANCED DEATH BENEFITS APPLICABLE FOR ANNUITANT AGES 0 THROUGH 80 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 80 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS; AND 20 THROUGH 70 AT ISSUE OF QP CONTRACTS.

Subject to state availability, you may elect one of the following enhanced death benefits:

6% ROLL UP TO AGE 85.

ANNUAL RATCHET TO AGE 85.

THE GREATER OF THE 6% ROLL UP TO AGE 85 AND THE ANNUAL RATCHET TO AGE 85.

Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Your benefit base." Once you have made your enhanced death benefit election, you may not change it.

                      ----------------------------------


In New York only the Standard death benefit and the Annual ratchet to age 85 enhanced death benefit are available.

Please see both "Termination of your contract" in "Determining your contract value" and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.

See Appendix IV at the end of this Prospectus for an example of how we calculate an enhanced minimum death benefit.


PROTECTION PLUS

Subject to state and contract availability, if you are purchasing a contract, under which the Protection Plus feature is available, you may elect the Protection Plus death benefit at the time you purchase your contract. Protection Plus provides an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential tax consequences of electing to purchase the Protection Plus feature in an NQ, IRA or Rollover TSA contract.

If the annuitant is 70 or younger when we issue your contract (or if the successor owner/annuitant is 70 or younger when he or she becomes the successor owner/annuitant), the death benefit will be:

the greater of:

o  the account value or

o  any applicable death benefit

Increased by:

o  40% of such death benefit less total net contributions

For purposes of calculating your Protection Plus benefit, the following applies: (i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been


                                              Contract features and benefits  25
made plus any subsequent contributions) reduced on a pro rata basis to reflect withdrawals (including surrender charges and loans). Credit amounts are not included in "net contributions." Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce net contributions by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If contributions aggregated $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and net contributions after the withdrawal would be $24,000 ($40,000-$16,000); (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable guaranteed minimum death benefit as of the date of death.


If the annuitant is age 71 through 79 when we issue your contract (or if the successor owner/annuitant is between the ages of 71 and 79 when he or she becomes the successor owner/annuitant and Protection Plus had been elected at issue), the death benefit will be:

the greater of:

o  the account value or

o  any applicable death benefit

Increased by:

o  25% of such death benefit (as described above) less total net contributions

The value of the Protection Plus death benefit is frozen on the first contract date anniversary after the annuitant turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Protection Plus must be elected when the contract is first issued; neither the owner nor the successor owner/annuitant can add it subsequently. Ask your financial professional if this feature is available in your state.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS


If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.


Generally, your refund will equal your account value under the contract on the day we receive notification to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any guaranteed interest in the guaranteed interest option, and (iii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting
(i), (ii) or (iii) above). For any IRA contracts returned to us within seven days after you receive it, we are required to refund the full amount of your contribution. Please note that you will forfeit the credit by exercising this right of cancellation. For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o  you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus and in the SAI for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office or your financial professional can provide you with the cancellation instructions.


26  Contract features and benefits

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE


Your "account value" is the total value of the values you have in: (i) the variable investment options; (ii) the guaranteed interest account; (iii) market adjusted amounts in the fixed maturity options; and (iv) the loan reserve account (applies for Rollover TSA contracts only).


Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value less: (i) the total amount or a pro rata portion of the annual administrative charge; (ii) any applicable withdrawal charge; and (iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.


YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)   mortality and expense risks;

(ii)  administrative, and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions plus the credit;

(ii)  decreased to reflect a withdrawal (plus applicable withdrawal charges);

(iii) increased to reflect transfer into, or decreased to reflect transfer out of a variable investment option; or

(iv) decreased to reflect a transfer of your loan amount to the loan reserve account under a Rollover TSA contract.

In addition, when we deduct the enhanced death benefit, Living Benefit and/or Protection Plus benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE GUARANTEED
INTEREST ACCOUNT

Your value in the guaranteed interest account at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.


YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.


TERMINATION OF YOUR CONTRACT

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose any applicable guaranteed benefits.


                                           Determining your contract's value  27

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE
At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the variable investment options, subject to the following:

o You may not transfer to a fixed maturity option that has a rate to maturity of 3% or less.


o If the annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. As of February 14, 2003, maturities of less than six years were not available. Also, the maturity dates may be no later than the date annuity payments are to begin.


o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment.

In addition, we reserve the right to restrict transfers among variable investment options as described in your contract, including limitations on the number, frequency or dollar amount of transfers.

The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option and interest sweep option dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this prospectus) in any contract year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or,

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the Investment options in the prior contract year; or,

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.


From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.


You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.


DISRUPTIVE TRANSFER ACTIVITY

You should note that the Accumulator(R) Plus(SM) contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio. These kinds of strategies and transfer activities are disruptive to the underlying portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options are disruptive to the underlying portfolios, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney or otherwise who is acting on behalf of one or more owners. In making these determinations, we may consider the combined transfer activity of annuity contracts and life insurance policies that we believe are under common ownership, control or direction.

We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to prevent disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio, and we take appropriate action, which may include the actions described above to restrict availability of voice, fax and automated transaction services, when we consider the activity of owners to be disruptive. We currently provide a letter to owners who have engaged in such activity of our intention to restrict such services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider disruptive transfer activity, as well as change our procedures to restrict this activity.


REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis)

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.


28  Transferring your money among investment options

While your rebalancing program is in effect, we will transfer amounts among the variable investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------


You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; your rebalancing allocations will not be changed, and the rebalancing program will remain in effect unless you request that it be canceled in writing. There is no charge for the rebalancing feature.


You may not elect the rebalancing program if you are participating in any dollar cost averaging program. Rebalancing is not available for amounts you have allocated to the guaranteed interest option or the fixed maturity options.



                            Transferring your money among investment options  29

4. Accessing your money

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WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. If you withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.


Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.





--------------------------------------------------------------------------------
                                  Method of withdrawal
                  --------------------------------------------------------------
                                                               Lifetime
                                                               required
                                             Substantially     minimum
    Contract      Lump sum     Systematic        equal       distribution
--------------------------------------------------------------------------------
NQ                  Yes           Yes             No              No
Rollover IRA        Yes           Yes             Yes            Yes
Roth Con-
 version IRA        Yes           Yes             Yes             No
Rollover
 TSA*               Yes           Yes             No             Yes
QP                  Yes           No              No             Yes
--------------------------------------------------------------------------------


* For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity Contracts (TSAs)" in "Tax information" later in this Prospectus and in the SAI.


LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions). The minimum amount you may withdraw is $300.

Lump sum withdrawals will be subject to a withdrawal charge if they exceed the 15% free withdrawal amount (see "15% free withdrawal amount" in "Charges and expenses" later in this Prospectus). Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.

SYSTEMATIC WITHDRAWALS
(NQ, Rollover TSA, Rollover IRA and Roth Conversion IRA contracts only)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions).

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 15% free withdrawal amount.


SUBSTANTIALLY EQUAL WITHDRAWALS
(Rollover IRA and Roth Conversion IRA contracts only)


The substantially equal withdrawals option allows you to receive distributions from your account value without triggering the 10% additional federal tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus and in the SAI. Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty. The IRS has recently issued guidance permitting an individual who had elected to receive substantially equal withdrawals to change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.


You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will cal-


30  Accessing your money
culate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.


Substantially equal withdrawals are not subject to a withdrawal charge.



LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA and Rollover TSA and QP contracts only -- See "Tax information" later in this Prospectus and in the SAI)

We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70-1/2. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this Prospectus and in the SAI for your specific type of retirement arrangement.

Currently, we do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our "automatic required minimum distribution
(RMD) service" except if, when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 15% free withdrawal amount.


Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.

--------------------------------------------------------------------------------

For Rollover IRA and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).

--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest account. If there is insufficient value or no value in the variable investment options and the guaranteed interest account, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply to withdrawals from the fixed maturity options.


HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:


INCOME BENEFIT AND DEATH BENEFIT

Your applicable benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 6% or less of the applicable benefit base on the most recent contract date anniversary. Any portion of a withdrawal that causes the sum of your withdrawals in a contract year to exceed 6% of the applicable benefit base on the most recent contract date anniversary and any subsequent withdrawals in that same contract year will reduce your applicable benefit base on a pro rata basis.


The timing of your withdrawals and whether they exceed the 6% threshold described above can have a significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.

Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your guaranteed minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x ..40) and your new guaranteed minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000.) This pro rata example assumes that the annual 6% threshold described above has already been exceeded.



LOANS UNDER ROLLOVER TSA CONTRACTS


You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are enrolled in our "automatic required minimum distribution (RMD) service."


You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subjected to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" later in this Prospectus and in the SAI, for general rules applicable to loans.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of the loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1) the date annuity payments begin,

(2) the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amounts).

Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield


                                                        Accessing your money  31

Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.


LOAN RESERVE ACCOUNT

On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If these amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment may apply.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records. Loan repayments are not considered contributions and therefore are not eligible for additional credits.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions). For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus and in the SAI.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest account and fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS

Equitable Accumulator(R) Plus(SM) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments which can be either level or increasing, and others enable you to receive variable annuity payments.


You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue. In addition, if you are exercising your guaranteed minimum income benefit under the Living Benefit, your choice of payout options are those that are available under the Living Benefit (see "Our Living Benefit option" in "Contract features and benefits" earlier in this Prospectus).



------------------------------------------------------------------------------
Fixed annuity payout options   Life annuity
                               Life annuity with period
                                 certain
                               Life annuity with refund
                                 certain
                               Period certain annuity
------------------------------------------------------------------------------
Variable Immediate Annuity     Life annuity (not available
   payout options                in New York)
                               Life annuity with period
                                 certain
------------------------------------------------------------------------------
Income Manager payout          Life annuity with period
   options                       certain
                               Period certain annuity
------------------------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recov-


32  Accessing your money
   ered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide you with details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.


Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of the EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.



INCOME MANAGER PAYOUT OPTIONS

The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your financial professional. Income Manager payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.


Both NQ and IRA Income Manager payout options provide guaranteed level payments. The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect an Income Manager payout option without life contingencies unless withdrawal charges are no longer in effect under your Equitable Accumulator(R) Plus(SM).


For QP and Rollover TSA contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner.

You may choose to apply only part of the account value of your Equitable Accumulator(R) Plus(SM) contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator(R) Plus(SM). For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.

Depending upon your circumstances, an Income Manager contract may be purchased on a tax-free basis. Please consult you tax adviser. The Income Manager payout options are not available in all states.


If you purchase an Income Manager contract in connection with the exercise of the Living Benefit option, different payout options may apply as well as other various differences. See "Our Living Benefit Option" in "Contract features and benefits" earlier in this Prospectus as well as the Income Manager prospectus.



THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

For the fixed annuity payout option, the withdrawal charge applicable under your Equitable Accumulator(R) Plus(SM) is imposed if you select a period certain. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.


For the Income Manager payout life contingent options, no withdrawal charge is imposed under the Equitable Accumulator(R) Plus(SM). If the withdrawal charge that otherwise would have been applied to your account value under your Equitable Accumulator(R) Plus(SM) is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager will apply. The year in which your account value is applied to the payout option will be "contract year 1."



SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin, unless you are applying only some of your account value to an Income Manager contract. The contract owner and annuitant must meet the issue age and payment requirements.


You can choose the date annuity payments begin but it may not be earlier than five years from the Accumulator(R) Plus(SM) contract date. Except with respect to Income Manager annuity payout options, where



                                                        Accessing your money  33
payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the annuity maturity date described below.

If you elect to start receiving annuity payments within three years of making an additional contribution, we will recover the amount of any credit that applies to that contribution.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. For contracts issued in New York, the maturity date is the contract date that follows the annuitant's 90th birthday.

For contracts issued in Pennsylvania, the maturity date is related to the contract issue date, as follows:


-----------------------------------
                  Maximum
 Issue age   annuitization age
-----------------------------------
    0-75            85
     76             86
     77             87
   78-80            88
-----------------------------------


Before the last day by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager annuity payout option is chosen.


34  Accessing your money

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT EQUITABLE LIFE DEDUCTS
We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o  A mortality and expense risks charge

o  An administrative charge

o  A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary -- an annual administrative charge, if applicable.

o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.

o On each contract date anniversary -- a charge if you elect a death benefit (other than the Standard death benefit).

o On each contract date anniversary -- a charge for the Living Benefit, if you elect this optional benefit.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

o On each contract date anniversary -- a charge for Protection Plus, if you elect this optional benefit.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your financial professional for more information.


MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard death benefit. The daily charge is equivalent to an annual rate of 0.90% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect. A portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contracts features and benefits" earlier in this Prospectus. We expect to make a profit from this charge.


ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (if permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply. If you surrender your contract during the contract year, we will deduct a pro rata portion of the charge.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus.


WITHDRAWAL CHARGE


A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 15% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value or apply your cash value to a non life contingent annuity payout option. A portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contracts features and benefits" earlier in this Prospectus. We expect to make a profit from this charge.



                                                        Charges and expenses  35

The withdrawal charge equals a percentage of the contributions withdrawn. We do not consider credits to be contributions. Therefore, there is no withdrawal charge associated with a credit.

The percentage of the withdrawal charge that applies to each contribution depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:



--------------------------------------------------------------------------------
                                 Contract year
--------------------------------------------------------------------------------
                    1     2     3     4     5     6     7     8    9+
--------------------------------------------------------------------------------
   Percentage of
   contribution   8%    8%    7%    7%    6%    5%    4%    3%    0%
--------------------------------------------------------------------------------

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawals of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus and in the SAI.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to the same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each variable investment option. The withdrawal charge helps cover our sales expenses.

The withdrawal charge does not apply in the circumstances described below.


15% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 15% of your account value without paying a withdrawal charge. The 15% free withdrawal amount is determined using your account value on the most recent contract date anniversary, or in the case of the first contract year, your initial contribution, minus any other withdrawals made during the contract year. The 15% free withdrawal amount does not apply if you surrender your contract except where required by law.


DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME. The withdrawal charge does not apply if:

      (i) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

      (ii) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

      (iii) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

            -- its main function is to provide skilled, intermediate, or custodial nursing care;

            -- it provides continuous room and board to three or more persons;

            -- it is supervised by a registered nurse or licensed practical nurse;


            --    it keeps daily medical records of each patient;

            --    it controls and records all medications dispensed; and

            -- its primary service is other than to provide housing for residents.


We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions as described in (i), (ii) or (iii) above existed at the time a contribution was remitted or if the condition that began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.


GUARANTEED MINIMUM DEATH BENEFIT CHARGE


Annual ratchet to age 85. If you elect the Annual ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.30% of the Annual ratchet to age 85 benefit base.

6% Roll up to age 85. If you elect the 6% Roll up to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.45% of the 6% Roll up to age 85 benefit base.

Greater of 6% Roll up to age 85 or Annual ratchet to age 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.60% of the greater of the 6% Roll up to age 85 or the Annual ratchet to age 85 benefit base.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro-rata basis. If those amount are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus.

There is no additional charge for the Standard death benefit.


LIVING BENEFIT CHARGE

If you elect the Living Benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you


36  Charges and expenses
exercise the guaranteed minimum income benefit, elect another annuity payout option or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The charge is equal to 0.60% of the applicable benefit base in effect on the contract date anniversary.


We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus.


PROTECTION PLUS

If you elect Protection Plus, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment may apply.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES


We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.



VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to the Variable Immediate annuity payout option.


CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

o  Management fees ranging from 0.25% to 1.20%.

o  12b-1 fees of 0.25%.

o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o  Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts following this prospectus.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the guaranteed minimum death benefit or offer variable investment options that invest in shares of either Trust that are not subject to the 12b-1 fee. If permitted under the terms of our exemptive order regarding Accumulator Plus(SM) bonus feature, we may also change the crediting percentage that applies to contributions. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


                                                        Charges and expenses  37

6. Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee.

Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary so that the custodian can reinvest or distribute the death benefit as the beneficiary of the account desires.

The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable guaranteed minimum death benefit. We determine the amount of the death benefit (other than the applicable guaranteed minimum death benefit) and any amount applicable under the Protection Plus feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the applicable guaranteed minimum death benefit will be such guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals. The death benefit will be less a deduction for any outstanding loan plus accrued interest on the date that the death benefit is made (applies to Rollover TSA only).


EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.


Generally, the death of the annuitant terminates the contract. However, a surviving spouse of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse who is the sole primary beneficiary can be a successor owner/annuitant. The successor owner/annuitant feature is only available under NQ and individually-owned IRA contracts.

For NQ and all types of IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.



WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death. When the owner is not the annuitant under an NQ contract and the owner dies before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash five years after your death (or the death of the first owner to die).


If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed later under "Beneficiary continuation option" below.



HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.


38  Payment of death benefit

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions and information, and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your elected guaranteed minimum death benefit as of the date of your death if such death benefit is greater than your account value, plus any amount applicable under the Protection Plus feature, and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be considered to be withdrawn only after all other amounts have been withdrawn. In determining whether your applicable guaranteed minimum death benefit option will continue to grow, we will use your surviving spouse's age (as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature).

Where an NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trustee, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.


BENEFICIARY CONTINUATION OPTION


This feature permits a designated individual, on the contract owner's death, to maintain a contract in the deceased contract owner's name and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional for further information.

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value. Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed in the Statement of Additional Information, the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.


Under the beneficiary continuation option for IRA and Roth IRA contracts:

o  The contract continues in your name for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.


o If you had elected the guaranteed minimum income benefit or an optional enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any minimum death benefit feature will no longer be in effect.


o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges, if any, will apply.

o  Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.


BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACT ONLY. This feature, also known as the Inherited annuity, may only be elected when the NQ contract owner dies before the annuity commencement date, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor



                                                    Payment of death benefit  39
owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section. This feature must be elected within 9 months following the date of your death and before any inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and the annuitant are the same person):

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o  The contract continues in your name for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.


o If you had elected the guaranteed minimum income benefit or an optional enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any minimum death benefit feature will no longer be in effect.


o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. See "Taxation of nonqualified annuities" in "Tax information" later in this Prospectus.

o  Any partial withdrawals must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If you are both the owner and annuitant:

o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the annuity account value to equal the applicable death benefit if such death benefit is greater than such account value.

o No withdrawal charges, if any, will apply to any withdrawals by the beneficiary.

If the owner and annuitant are not the same person:

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o  The annuity account value will not be reset to the death benefit amount.


o The contract's withdrawal charge schedule will continue to be applied to any withdrawal or surrender other than scheduled payments; the contract's free corridor amount will continue to apply to withdrawals but does not apply to surrenders.

o We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceed the free corridor amount. See the "Withdrawal charges" in "Charges and expenses" earlier in this Prospectus.


If a contract is jointly owned:

o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" earlier in this section.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" earlier in this section.


40  Payment of death benefit

7. Tax information

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OVERVIEW


In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator(R) Plus(SM) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002 and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions that can be made to all types of tax-favored retirement plans. In addition to increasing amounts that can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax advisor how EGTRRA affects your personal financial situation.



BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. More information on IRAs and TSAs is provided in the SAI. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as Accumulator(R) Plus(SM), extra credit on each contribution, choice of death benefits, the living benefit guaranteed minimum income benefit guaranteed interest option, selection of investment funds and its choices of pay-out options that are available in Accumulator(R) Plus(SM), as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect. Although certain provisions of the Temporary Regulations on required minimum distributions concerning the actuarial value of additional contract benefits, which could have increased the amount required to be distributed from annuity contracts funding qualified plans, TSAs and IRAs have been suspended for 2003, these or similar provisions may apply in future years. You may want to discuss with your tax advisor the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract. See also Appendix II at the end of this Prospectus for a discussion of QP contracts.



TRANSFERS AMONG VARIABLE INVESTMENT OPTIONS

You can make transfers among variable investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).


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All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


PROTECTION PLUS FEATURE


In order to enhance the amount of the death benefit to be paid at the Annuitant's death, you may purchase a Protection Plus rider for your NQ contract. Although we regard this benefit as an investment protection feature which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus rider is not part of the contract. In such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, Equitable would take all reasonable steps to attempt to avoid this result which could include amending the contract (with appropriate notice to you).



CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

o the owner and the annuitant are the same under the source contract and the Equitable Accumulator(R) Plus(SM) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the Equitable Accumulator(R) Plus(SM) NQ contract.

A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of exchange.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


Beneficiary continuation option

We have received a Private Letter Ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for NQ contracts. See the discussion "Beneficiary continuation option for NQ contracts only" in "Payment of death benefit" earlier in this Prospectus. Among other things, the IRS rules that:

o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects Withdrawal Option 1 or Withdrawal Option 2;

o scheduled payments, any additional withdrawals under Withdrawal Option 2, or contract surrenders under Withdrawal Option 1 will only be taxable to the beneficiary when amounts are actually paid, regardless of the Withdrawal Option selected by the beneficiary;

o a beneficiary who irrevocably elects scheduled payments with Withdrawal Option 1 will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extend it exceeds any remaining investment in the contract.


The Ruling specifically does not address the taxation of any payments received by a beneficiary electing Withdrawal Option 2 (whether scheduled payments or any withdrawal that might be taken). There is no assurance that we will receive any further rulings addressing the



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tax consequences of payments under Withdrawal Option 2. Before electing the beneficiary continuation option feature, the individuals you designate as beneficiary or successor owner should discuss with their tax advisors the consequences of such elections.

The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.



EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o  on or after your death; or

o  because you are disabled (special federal income tax definition); or


o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.



OTHER INFORMATION

The IRS has stated that you will be considered the owner of the assets in the separate account if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity contract. If you were to be considered the owner of the underlying shares, income and gains attributable to such portfolio shares would be currently included in your gross income for federal income tax purposes. Incidents of investment control could include among other items, the number of investment options available under a contract and/or the frequency of transfers available under the contract. In connection with the issuance of regulations concerning investment diversification in 1986, the Treasury Department announced that the diversification regulations did not provide guidance on investor control but that guidance would be issued in the form of regulations or rulings. As of the date of this prospectus, no such guidance has been issued. It is not known whether such guidelines, if in fact issued, would have retroactive adverse effect on existing contracts. We can not provide assurance as to the terms or scope of any future guidance nor any assurance that such guidance would not be imposed on a retroactive basis to contracts issued under this prospectus. We reserve the right to modify the contract as necessary to attempt to prevent you from being considered the owner of the assets of the separate account for tax purposes.


SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)


GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically can include mutual funds and/or individual stocks and/or securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:


o Traditional IRAs, typically funded on a pre-tax basis including SEP-IRAs and SIMPLE IRAs, issued and funded in connection with employer-sponsored retirement plans; and

o  Roth IRAs funded on an after-tax basis.


Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http://www.irs.gov).


Equitable Life designs its traditional IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). The SAI contains the information that the IRS requires you to have before you purchase an IRA. We do not discuss education IRAs because they are not available in individual retirement annuity form. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

We are applying for an opinion letter from the IRS to approve the respective forms of the Equitable Accumulator(R) traditional and Roth



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IRA contracts, as amended to reflect recent tax law changes, for use as a traditional IRA and a Roth IRA, respectively. We do not know if and when any such IRS formal approval will be received. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Equitable Accumulator(R) traditional and Roth IRA contracts.



PROTECTION PLUS(SM) FEATURE


The Protection Plus feature is offered for IRA contracts, subject to state and contract availability. We have filed a request with the IRS that the contract with the Protection Plus feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. We do not know if and when any such IRS formal approval will be received. There is no assurance that the contract with the Protection Plus feature meets the IRS qualification requirements for IRAs. IRAs generally may not invest in life insurance contracts. Although we view the optional Protection Plus benefit as an investment protection feature which should have no adverse tax effect and not as life insurance, it is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus rider is not a permissible part of an individual retirement annuity contract. We further view the optional Protection Plus benefit as part of the contract. There is also a risk that the IRS may take the position that the optional Protection Plus benefit is not part of the annuity contract. In such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take any adverse position, Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). You should discuss with your tax advisor whether you should consider purchasing an Accumulator(R) Plus(SM) IRA or Accumulator(R) Plus(SM) Roth IRA with optional Protection Plus feature.



CONTRIBUTIONS

Individuals may make three different types of contributions to an IRA:

o  regular contributions out of earned income or compensation; or

o  tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other IRAs of the same type ("direct transfers").

In addition, an individual may make a taxable rollover contribution from a traditional IRA to a Roth IRA ("conversion" contributions).

Contributions to all types of IRAs are compensation-based. They are either made from your current compensation or have a connection with past compensation (for example, rollover contributions from an eligible retirement plan that you had with an employer relate to past compensation). Under certain circumstances, your nonworking spouse, former spouse or surviving spouse may contribute to an IRA. You can make regular contributions for any year to a traditional IRA within federal tax law limits up until the calendar year you reach the age 70-1/2. Regular contributions for any year to a Roth IRA can be made at any time during your life, subject to federal tax law limits.


The amount of contributions you may make to an IRA for any year and whether such contributions are eligible for special tax treatment (for example, deductibility from income or a special credit) may vary, depending on your income, age and whether you participate in an employer-sponsored retirement plan. Roth IRA contributions are not tax deductible. The maximum regular contribution that can be made to all of your IRAs (whether traditional or Roth) for the taxable year for which the contribution is made is $3,000. The amounts are the same for both 2003 and 2004. The maximum regular contribution for both 2003 and 2004 is increased to $3,500 if you are at least age 50 at any time during the taxable year for which the contribution is made.

Rollover and transfer contributions are not subject to dollar limits. Rollover contributions may be made to a traditional IRA from "eligible retirement plans" which include other traditional IRAs, qualified plans, TSAs and governmental 457(b) plans. For Roth IRAs, rollover contributions may be made from other Roth IRAs and traditional IRAs. The conversion of a traditional IRA to a Roth IRA is taxable. Direct transfer contributions may only be made directly from one traditional IRA to another or from one Roth IRA to another.


Rollover contributions to traditional IRAs were historically limited to pre-tax funds. Beginning in 2002 after-tax contributions to a qualified plan or TSA may be rolled over to a traditional IRA (but not a Roth IRA). You should be aware before you roll over any after-tax contributions that you are responsible for calculating the taxable amount of any distributions you take from the traditional IRA.

You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.

A more complete discussion of contributions to traditional IRAs and Roth IRAs is contained in the SAI.


WITHDRAWALS AND DISTRIBUTIONS

You can withdraw any or all of your funds from an IRA at any time; you do not need to wait for a special event like retirement. Earnings in IRAs are not subject to federal income tax until amounts are paid to you or your beneficiary. Withdrawals from an IRA , surrender of an IRA, death benefits from an IRA and annuity payments from an IRA may be fully or partially taxable. Withdrawals and distributions from IRAs are taxable as ordinary income (not capital gain).

Payments from traditional IRAs and Roth IRAs are taxed differently. Payments from traditional IRAs are generally fully taxable unless you have made nondeductible regular contributions or rolled over after-tax contributions. In any event, the issuer of the traditional IRA is entitled to report the distribution as fully taxable and it is your responsibility to calculate the taxable and tax-free portions of any traditional IRA payments on your own tax returns.


Distributions from Roth IRAs generally receive return of contribution treatment first under federal income tax calculation rules before any income is taxable. Certain distributions from Roth IRAs may qualify for



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fully tax-free treatment. These are distributions after you reach age 59-1/2, die, become disabled or meet a qualified first-time homebuyer tax rule. You also have to meet a five-year aging period.


A distribution from a traditional IRA will not be taxable if it is rolled over to an eligible retirement plan. A distribution from a Roth IRA will not be taxable if it is rolled over to another Roth IRA.

Taxable withdrawals or distributions from IRAs may be subject to an additional 10% penalty tax if you are under age 59-1/2, unless an exception applies.

Traditional IRAs are subject to required minimum distribution rules which require that amounts begin to be distributed in a prescribed manner from the IRA after the owner reaches age 70-1/2. These rules also require distributions after the owner's death. No distributions are required to be made from Roth IRAs until after the Roth IRA owner's death, but then the required minimum distribution rules apply.

A more complete discussion of the tax aspects of withdrawals and distributions from traditional IRAs and Roth IRAs is contained in the SAI.


SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS


For QP contracts, your plan administrator or trustee notifies you as to tax consequences. See Appendix II at the end of this Prospectus.



TAX-SHELTERED ANNUITY CONTRACTS (TSAS)


GENERAL


This section covers some of the special tax rules that apply to annuity contracts under Section 403(b) of the Internal Revenue Code (TSAs).


Generally, there are two types of funding vehicles available for 403(b) arrangements--an annuity contract under Section 403(b) (1) of the Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) arrangements qualify for tax deferral.


PROTECTION PLUS FEATURE

The Protection Plus feature is offered for Rollover TSA contracts, subject to state and contract availability. There is no assurance that the contract with the Protection Plus feature meets the IRS qualification requirements for TSAs. There is a limit to the amount of life insurance benefits that TSAs may offer. Although we view the optional Protection Plus benefit as an investment protection feature which should have no adverse tax effect and not as a life insurance benefit, it is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus rider is not a permissible part of a TSA contract. If the IRS were to take the position that the optional Protection Plus benefit is not part of the contract, in such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could affect the tax qualification of the TSA and could be taxable. Were the IRS to take any adverse position, Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). You should discuss with your tax adviser whether you should consider purchasing an Accumulator(R) Plus(SM) Rollover TSA contract with the optional Protection Plus feature.


CONTRIBUTIONS TO TSAS

There are two ways you can make contributions to your Rollover TSA contract:

o  a rollover from another eligible retirement plan, or

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

If you make a direct transfer, you must fill out our transfer form.


ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You must establish your TSA with funds that are directly transferred from another 403(b) arrangement or rolled over from another 403(b) arrangement. You may make subsequent rollover contributions to your Rollover TSA contract from these sources: qualified plans, governmental 457(b) plans and traditional IRAs, as well as other TSAs and 403(b) arrangements. All rollover contributions must be pre-tax funds only with appropriate documentation satisfactory to us.


You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.

A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and

o the Equitable Accumulator(R) Plus(SM) contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to a Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization.

Contributions to TSAs are discussed in greater detail in the SAI.


DISTRIBUTIONS FROM TSAS

GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

You may also need spousal consent for certain transactions and payments.

WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any


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future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:


o you are severed from employment with the employer which provided the funds to purchase the TSA you are transferring to the Rollover TSA; or


o  you reach age 59-1/2; or

o  you die; or

o  you become disabled (special federal income tax definition); or

o  you take a hardship withdrawal (special federal income tax definition).

The amount of funds subject to withdrawal restrictions may depend on the source of the funds used to establish the Accumulator(R) Plus(SM) TSA.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" later in this prospectus. In addition, TSA distributions may be subject to additional tax penalties.


If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we currently do not accept after-tax funds, we do not track your investment in the contract, if any. We will report all distributions from this Rollover TSA as fully taxable. It is your responsibility to determine how much of the distribution is taxable.


A penalty tax of 10% of the taxable portion of the distribution applies to distributions from a TSA before your reach age 59-1/2 unless an exception applies.

Distributions from TSAs are discussed in greater detail in the SAI.


LOANS FROM TSAS

Loans are generally not treated as a taxable distribution. You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

Loans from TSAs are discussed in greater detail in the SAI.


TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS

You may roll over an "eligible rollover distribution" from a TSA into another eligible retirement plan (a qualified plan, a governmental 457(b) plan (separate accounting required), another TSA or a traditional IRA) which agrees to accept the rollover.

A spousal beneficiary may also roll over death benefits or certain divorce-related payments.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

Rollovers from TSAs are discussed in greater detail in the SAI.


REQUIRED MINIMUM DISTRIBUTIONS

TSAs are subject to required minimum distribution rules beginning at age 70-1/2 or separation from service, if later. These rules are discussed in greater detail in the SAI.


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding, as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


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FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $15,840 in periodic annuity payments in 2003, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.



FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs where it is reasonable to assume an amount is includable in gross income.

You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a TSA or a qualified plan can be rolled over to another eligible retirement plan. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o  hardship withdrawals; or

o  corrective distributions that fit specified technical tax rules; or

o  loans that are treated as distributions; or

o  a death benefit payment to a beneficiary who is not your surviving spouse; or


o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


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8. More information

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ABOUT SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of the Separate Account's operations are accounted for without regard to Equitable Life's other operations.

The Separate Account is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or the Separate Account.

Each subaccount (variable investment option) within the Separate Account invests solely in class IB shares issued by the corresponding portfolio of either Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from the Separate Account, or to add other separate accounts;

(2)  to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate the Separate Account or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against the Separate Account or a variable investment option directly);

(5) to deregister the Separate Account under the Investment Company Act of 1940;

(6)  to restrict or eliminate any voting rights as to the Separate Account; and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


ABOUT THE TRUSTS

EQ Advisors Trust and AXA Premier VIP Trust are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.


Equitable Life serves as the investment manager of the Trusts. As such, Equitable Life oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers.

EQ Advisors Trust commenced operations on May 1, 1997. AXA Premier VIP Trust commenced operations on December 31, 2001.


The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan relating to Class IB shares, and other aspects of its operations, appears in the prospectuses for each Trust, which are attached at the end of this prospectus, or in their respective SAIs which are available upon request.

ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

FMO rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from your financial professional.


For example, the rates to maturity for new allocations as of February 14, 2003 and the related price per $100 of maturity value were as shown below:





------------------------------------------------------------
   Fixed maturity
   options with
   February 14th       Rate to maturity       Price
 maturity date of          as of           per $100 of
   maturity year      February 14, 2003    maturity value
------------------------------------------------------------
        2004               3.00%*             $ 97.09
        2005               3.00%*             $ 94.25
        2006               3.00%*             $ 91.51
        2007               3.00%*             $ 88.84
        2008               3.00%*             $ 86.25
        2009               3.11%              $ 83.20
        2010               3.49%              $ 78.64
        2011               3.76%              $ 74.42
        2012               3.96%              $ 70.49
        2013               4.19%              $ 66.31
------------------------------------------------------------



* Since these rates to maturity are 3%, no amounts could have been allocated to these options.


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw any of your value from a fixed maturity option before its maturity date.


48  More information

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

    (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

    (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.


    (c) We determine the current rate to maturity for your FMO based on the rate for a new FMO issued on the same date and having the same maturity date as your FMO; if the same maturity date is not available for new FMOs, we determine a rate that is between the rates for new FMO maturities that immediately precede and immediately follow your FMOs maturity date.


    (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III at the end of this Prospectus for an example.


For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined by using a widely-published Index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.



INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, guaranteed interest option and fixed maturity options as well as our general obligations. Credits allocated to your account value are funded from our general account.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940.


We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS

We accept initial contributions sent by wire to our processing office by agreement with certain broker-dealers. The transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly


                                                            More information  49
completed application. In certain cases we may issue a contract based on information forwarded electronically. In these cases, you must sign our Acknowledgment of Receipt form.

Where we require a signed application, no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we require an Acknowledgment of Receipt form, financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgment of Receipt form.

After your contract has been issued, additional contributions may be transmitted by wire.


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP contracts or Rollover TSA contracts.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY

Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


CONTRIBUTIONS, CREDITS, AND TRANSFERS

o Contributions and credits allocated to the variable investment options are invested at the value next determined after the close of the business day.


o Contributions and credits allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o Contributions and credits allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.

o Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o For the fixed-dollar option and the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.


ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

o  the election of trustees;

o  the formal approval of independent auditors selected for each Trust; or

o any other matters described in the prospectus for each Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


50  More information

VOTING RIGHTS OF OTHERS

Currently, we control the Trusts. Their shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of the Trusts are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of each Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 49, our ability to meet our obligations under the contracts, or the distribution of the contracts.


ABOUT OUR INDEPENDENT ACCOUNTANTS

The consolidated financial statements of Equitable Life at December 31, 2002 and 2001, and for the three years ended December 31, 2002 incorporated in this prospectus by reference to the 2002 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

You cannot assign or transfer ownership of a Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign Rollover IRA, Roth Conversion IRA and QP contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, we will impose a withdrawal charge, if one applies.


DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors"). Both AXA Advisors and AXA Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors (the successor to EQ Financial Consultants, Inc.), an affiliate of Equitable Life, and AXA Distributors, an indirect wholly owned subsidiary of Equitable Life, are registered with the SEC as broker dealers and are members of the National Association of Securities Dealers, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. Both broker dealers also act as distributors for other Equitable Life annuity products.

AXA Distributors is a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"). Like AXA Distributors, EDI was owned by Equitable Holdings, LLC.

The contracts are sold by financial professionals of AXA Advisors and its affiliates and by financial professionals of AXA Distributors, as well as by affiliated and unaffiliated broker dealers who have entered into selling agreements with AXA Distributors.

We pay broker-dealer sales compensation that will generally not exceed an amount equal to 6% of total contributions made under the contracts. AXA Distributors may also receive compensation and reimbursement for its marketing services under the terms of its distribution


                                                            More information  51
agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion of it to their financial professionals as commissions related to sales of the contracts.


52  More information

9. Investment performance

--------------------------------------------------------------------------------

The table below shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution plus a 4% credit invested in the variable investment options for the periods shown.


The table takes into account all fees and charges under the contract, including the withdrawal charge, the highest optional enhanced death benefit charge, the optional Living Benefit charge, the charge for Protection Plus and the annual administrative charge, but does not reflect the charges designed to approximate certain taxes imposed on us, such as premium taxes in your state or any applicable annuity administrative fee. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes resulting in an estimated administrative charge, for the purpose of this table, of $0.13 per $1,000.


The results shown under "length of option period" are based on the actual historical investment experience of each variable investment option since its inception. The results shown under "length of portfolio period" include some periods when a variable investment option investing in the Portfolio had not yet commenced operations. For those periods, we have adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment option been available. The contracts were offered for the first time in 2002.


For the "EQ/Alliance" portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology), we have adjusted the results prior to October 1996, when Class IB shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. The results shown for the EQ/Money Market and EQ/Alliance Common Stock options for periods before March 22, 1985 reflect the results of the variable investment options that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the portfolios, as well as an assumed charge of 0.06% for direct operating expenses.


All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.

We will indicate that a 4% credit is reflected when we show performance numbers that give effect to the credit.

THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECT PAST PERFORMANCE AND DOES NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.


                                                      Investment performance  53

                         TABLE FOR SEPARATE ACCOUNT 49
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2002:




--------------------------------------------------------------------------------------------------
                                                               Length of option period
                                                     ---------------------------------------------
                                                                                 Since option
Variable investment options                           1 year         5 years      inception*
--------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                                --             --             --
--------------------------------------------------------------------------------------------------
AXA Premier VIP Health Care                              --             --             --
--------------------------------------------------------------------------------------------------
AXA Premier VIP International Equity                     --             --             --
--------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Core Equity                    --             --             --
--------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Growth                         --             --             --
--------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Value                          --             --             --
--------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Growth                     --             --             --
--------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Value                      --             --             --
--------------------------------------------------------------------------------------------------
AXA Premier VIP Technology                               --             --             --
--------------------------------------------------------------------------------------------------
EQ/Aggressive Stock ***                              (36.98)%       (16.34)%       (11.35)%
--------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock ***                         (41.55)%        (7.70)%        (0.39)%
--------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income ***                        --             --             --
--------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government Securities ***       --             --             --
--------------------------------------------------------------------------------------------------
EQ/Alliance International ***                            --             --             --
--------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                           (39.25)%           --         (22.73)%
--------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond ***                             --             --             --
--------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth                         (38.33)%        (7.42)%        (2.18)%
--------------------------------------------------------------------------------------------------
EQ/Alliance Technology                               (49.11)%           --         (45.47)%
--------------------------------------------------------------------------------------------------
EQ/Balanced ***                                      (20.47)%        (0.41)%       (17.31)%
--------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value                       (21.46)%           --          (1.99)%
--------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible                      (34.50)%           --         (26.22)%
--------------------------------------------------------------------------------------------------
EQ/Capital Guardian International                    (22.85)%           --         (11.66)%
--------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research                         (32.66)%           --          (9.20)%
--------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity                      (31.67)%           --         (10.38)%
--------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity                           (13.50)%        (9.67)%        (9.67)%
--------------------------------------------------------------------------------------------------
EQ/Equity 500 Index ***                              (30.35)%        (4.86)%         1.77%
--------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                                   (32.10)%           --         (16.94)%
--------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                                        (26.31)%           --         (19.16)%
--------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                            (22.44)%        (7.31)%        (6.46)%
--------------------------------------------------------------------------------------------------
EQ/High Yield ***                                    (10.46)%        (8.47)%        (3.39)%
--------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond                               2.39%            --           3.72%
--------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                            (38.40)%           --         (35.99)%
--------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value                            (21.64)%           --          (1.16)%
--------------------------------------------------------------------------------------------------
EQ/Marsico Focus                                     (19.27)%           --          (6.10)%
--------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity                        (24.50)%         2.12%          4.84%
--------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies                     (42.59)%        (7.59)%        (3.02)%
--------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                               (29.01)%           --         (12.87)%
--------------------------------------------------------------------------------------------------
EQ/Money Market ***                                   (6.20)%         0.49%          1.66%
--------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                      (26.92)%        (6.08)%        (2.62)%
--------------------------------------------------------------------------------------------------
EQ/Putnam International Equity                       (24.49)%        (1.56)%         0.24%
--------------------------------------------------------------------------------------------------
EQ/Putnam Voyager                                    (34.37)%        (7.94)%        (2.95)%
--------------------------------------------------------------------------------------------------
EQ/Small Company Index                               (28.84)%           --          (5.59)%
--------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------
                                                                    Length of portfolio period
                                                     --------------------------------------------------------
                                                                                                  Since
                                                                                                portfolio
Variable investment options                           3 years        5 years       10 years    inception**
--------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                                --             --            --            0.92%
--------------------------------------------------------------------------------------------------------------
AXA Premier VIP Health Care                              --             --            --          (27.89)%
--------------------------------------------------------------------------------------------------------------
AXA Premier VIP International Equity                     --             --            --          (28.82)%
--------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Core Equity                    --             --            --          (30.48)%
--------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Growth                         --             --            --          (39.40)%
--------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Value                          --             --            --          (27.79)%
--------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Growth                     --             --            --          (45.41)%
--------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Value                      --             --            --          (33.28)%
--------------------------------------------------------------------------------------------------------------
AXA Premier VIP Technology                               --             --            --          (51.00)%
--------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock ***                              (29.50)%       (16.34)%       (1.86)%          6.78%
--------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock ***                         (26.40)%        (7.70)%        5.37%           9.12%
--------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income ***                    (10.27)%         0.37%           --            6.47%
--------------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government Securities ***     4.47%          2.98%         3.11%           3.66%
--------------------------------------------------------------------------------------------------------------
EQ/Alliance International ***                        (25.49)%        (8.38)%          --           (3.87)%
--------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                           (31.78)%           --            --          (22.73)%
--------------------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond ***                           5.03%          3.01%           --            3.12%
--------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth                         (16.92)%        (7.42)%          --           (2.18)%
--------------------------------------------------------------------------------------------------------------
EQ/Alliance Technology                                   --             --            --          (45.47)%
--------------------------------------------------------------------------------------------------------------
EQ/Balanced ***                                      (10.43)%        (0.41)%        3.32%           6.51%
--------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value                        (9.17)%           --            --           (1.99)%
--------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible                      (20.92)%           --            --          (17.16)%
--------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International                    (24.64)%           --            --          (11.66)%
--------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research                         (12.79)%           --            --           (9.20)%
--------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity                      (13.12)%           --            --          (10.38)%
--------------------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity                           (25.37)%        (9.67)%          --          (13.74)%
--------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index ***                              (20.67)%        (4.86)%          --            6.35%
--------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                                   (23.81)%           --            --          (16.94)%
--------------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                                            --             --            --          (19.36)%
--------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                             (6.81)%        (7.31)%          --           (3.20)%
--------------------------------------------------------------------------------------------------------------
EQ/High Yield ***                                     (8.57)%        (8.47)%        2.62%           3.64%
--------------------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond                               5.76%            --            --            3.72%
--------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                                --             --            --          (36.14)%
--------------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value                              2.38%            --            --           (1.16)%
--------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus                                         --             --            --           (5.80)%
--------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity                         (4.93)%         2.12%           --            4.84%
--------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies                     (37.50)%        (7.59)%          --           (3.02)%
--------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                               (18.44)%           --            --          (12.87)%
--------------------------------------------------------------------------------------------------------------
EQ/Money Market ***                                   (0.63)%         0.49%         1.25%           3.07%
--------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                      (11.82)%        (6.08)%          --           (2.62)%
--------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity                       (22.92)%        (1.56)%          --            0.24%
--------------------------------------------------------------------------------------------------------------
EQ/Putnam Voyager                                    (29.79)%        (7.94)%          --           (2.95)%
--------------------------------------------------------------------------------------------------------------
EQ/Small Company Index                               (12.95)%           --            --           (5.59)%
--------------------------------------------------------------------------------------------------------------



* The variable investment option inception dates are: EQ/Aggressive Stock, EQ/Alliance Common Stock, EQ/Money Market, EQ/Equity 500 Index and EQ/High Yield (October 16, 1996); EQ/Alliance Small Cap Growth, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May 1, 1997); EQ/Emerging Markets Equity (December 31, 1997); EQ/Bernstein Diversified Value, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap, EQ/FI Small/Mid Cap Value and EQ/Janus Large Cap Growth (September 5, 2000); EQ/Balanced (May 18, 2001); EQ/Calvert Socially Responsible and EQ/Marsico Focus (September 4, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP Technology, EQ/Alliance Growth and Income, EQ/Alliance International and EQ/Alliance Quality Bond (January 14, 2002); EQ/Alliance Intermediate Government Securities (April 1, 2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2001.



54 Investment performance

**  The portfolio inception dates are: EQ/Alliance Common Stock (January 13,
    1976); EQ/Money Market (July 13, 1981); EQ/Aggressive Stock and EQ/Balanced (January 27, 1986); EQ/High Yield (January 2, 1987); EQ/Alliance Intermediate Government Securities (April 1, 1991); EQ/Alliance Growth and Income and EQ/Alliance Quality Bond (October 1, 1993); EQ/Equity 500 Index (March 1, 1994); EQ/Alliance International (April 3, 1995); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May 1, 1997); EQ/Emerging Markets Equity (August 20, 1997); EQ/Bernstein Diversified Value, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1,
    1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1,
    1999); EQ/Calvert Socially Responsible (September 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap and EQ/Janus Large Cap Growth (September 1, 2000); EQ/Marsico Focus (August 31, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2001.

*** In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessor that it may have had. The inception dates for these portfolios are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999.



                                                       Investment performance 55

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o  data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:
--------------------------------------------------------------------------------
     Barron's
     Morningstar's Variable Annuity
      Sourcebook
     Business Week
     Forbes
     Fortune
     Institutional Investor
     Money
     Kiplinger's Personal Finance
     Financial Planning
     Investment Adviser

     Investment Management Weekly
     Money Management Letter
     Investment Dealers Digest
     National Underwriter
     Pension & Investments
     USA Today
     Investor's Business Daily
     The New York Times
     The Wall Street Journal
     The Los Angeles Times
     The Chicago Tribune
--------------------------------------------------------------------

From time to time, we may also advertise different measurements of the investment performance of the variable investment options and/or the portfolios, including the measurements that compare the performance to market indices that serve as benchmarks. Market indices are not subject to any changes for investment advisory fees, brokerage commissions or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charge and distribution charge or any withdrawal or optional benefit charge. Comparisons with these benchmarks, therefore, may be of limited use. We use them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings.

Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).

The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. According to Lipper, the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts, Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator(R) Plus(SM) performance relative to other variable annuity products. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:

o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts, and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.


YIELD INFORMATION

Current yield for the EQ/Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yields for the EQ/Alliance Quality Bond and EQ/High Yield options will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).


"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the EQ/Money Market, EQ/Alliance Quality Bond and EQ/High Yield options. The current yields and effective yields assume the deduction of all current contract charges and expenses other than the withdrawal charge, the optional enhanced death benefit charge, the optional Protection Plus benefit charge, the annual administrative charge and any charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. For more information, see "Yield Information for the EQ/Money Market Option, EQ/Alliance Quality Bond Option and EQ/High Yield Option" in the SAI.



56  Investment performance

10. Incorporation of certain documents by reference

--------------------------------------------------------------------------------

Equitable Life's Annual Report on Form 10-K for the year ended December 31, 2002 is considered to be a part of this prospectus because it is incorporated by reference.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this prospectus because they are incorporated by reference.


Any statement contained in a document that is, or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.


We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).


                             Incorporation of certain documents by reference  57

Appendix I: Condensed financial information


--------------------------------------------------------------------------------


The unit values and number of units outstanding shown below are for contracts offered under Separate Account 49 with the same daily asset charges of 1.40%.

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2002



------------------------------------------------------------------------------------------
                                                     For the year ending December 31,
                                                ------------------------------------------
                                                                   2002
------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
------------------------------------------------------------------------------------------
  Unit value                                                     $ 10.67
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              7,979
------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
------------------------------------------------------------------------------------------
  Unit value                                                     $  7.89
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              1,289
------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
------------------------------------------------------------------------------------------
  Unit value                                                     $  7.80
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              1,360
------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
------------------------------------------------------------------------------------------
  Unit value                                                     $  7.64
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              1,529
------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
------------------------------------------------------------------------------------------
  Unit value                                                     $  6.78
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              2,593
------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
------------------------------------------------------------------------------------------
  Unit value                                                     $  7.90
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              2,676
------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Growth
------------------------------------------------------------------------------------------
  Unit value                                                     $  6.20
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              3,087
------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
------------------------------------------------------------------------------------------
  Unit value                                                     $  7.37
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              2,371
------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
------------------------------------------------------------------------------------------
  Unit value                                                     $  5.66
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              1,127
------------------------------------------------------------------------------------------
 EQ/Aggressive Stock
------------------------------------------------------------------------------------------
  Unit value                                                     $ 35.61
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 66
------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
------------------------------------------------------------------------------------------
  Unit value                                                     $141.20
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                112
------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
------------------------------------------------------------------------------------------
  Unit value                                                     $ 19.73
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              1,786
------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
------------------------------------------------------------------------------------------
  Unit value                                                     $ 18.29
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              2,463
------------------------------------------------------------------------------------------
 EQ/Alliance International
------------------------------------------------------------------------------------------
  Unit value                                                     $  8.52
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              1,026
------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-1

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2002 (CONTINUED)



------------------------------------------------------------------------------------------
                                                     For the year ending December 31,
                                                ------------------------------------------
                                                                   2002
------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth
------------------------------------------------------------------------------------------
  Unit value                                                      $ 4.83
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              2,607
------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
------------------------------------------------------------------------------------------
  Unit value                                                      $15.13
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              2,167
------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
------------------------------------------------------------------------------------------
  Unit value                                                      $ 9.80
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              1,577
------------------------------------------------------------------------------------------
 EQ/Alliance Technology
------------------------------------------------------------------------------------------
  Unit value                                                      $ 2.88
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              1,429
------------------------------------------------------------------------------------------
 EQ/Balanced
------------------------------------------------------------------------------------------
  Unit value                                                      $34.80
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              1,307
------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
------------------------------------------------------------------------------------------
  Unit value                                                      $10.11
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              5,924
------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------
  Unit value                                                      $ 6.28
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                208
------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
------------------------------------------------------------------------------------------
  Unit value                                                      $ 7.27
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              1,957
------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
------------------------------------------------------------------------------------------
  Unit value                                                      $ 7.95
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              2,246
------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
------------------------------------------------------------------------------------------
  Unit value                                                      $ 7.63
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              3,232
------------------------------------------------------------------------------------------
 EQ/Emerging Markets Equity
------------------------------------------------------------------------------------------
  Unit value                                                      $ 5.66
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              1,261
------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
------------------------------------------------------------------------------------------
  Unit value                                                      $18.61
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              3,667
------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
------------------------------------------------------------------------------------------
  Unit value                                                      $ 5.77
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                625
------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
------------------------------------------------------------------------------------------
  Unit value                                                      $ 6.86
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              3,145
------------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
------------------------------------------------------------------------------------------
  Unit value                                                      $ 9.40
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              4,007
------------------------------------------------------------------------------------------
 EQ/High Yield
------------------------------------------------------------------------------------------
  Unit value                                                      $22.55
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              1,128
------------------------------------------------------------------------------------------
 EQ/International Equity Index
------------------------------------------------------------------------------------------
  Unit value                                                      $ 7.19
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                950
------------------------------------------------------------------------------------------


A-2 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2002 (CONTINUED)



------------------------------------------------------------------------------------------
                                                     For the year ending December 31,
                                                ------------------------------------------
                                                                   2002
------------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
------------------------------------------------------------------------------------------
  Unit value                                                      $13.19
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              5,930
------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
------------------------------------------------------------------------------------------
  Unit value                                                      $ 4.38
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              2,586
------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
------------------------------------------------------------------------------------------
  Unit value                                                      $10.59
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              3,006
------------------------------------------------------------------------------------------
 EQ/Marsico Focus
------------------------------------------------------------------------------------------
  Unit value                                                      $ 9.89
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              4,362
------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
------------------------------------------------------------------------------------------
  Unit value                                                      $14.10
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              2,399
------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
------------------------------------------------------------------------------------------
  Unit value                                                      $ 9.28
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                538
------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
------------------------------------------------------------------------------------------
  Unit value                                                      $ 6.77
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              1,329
------------------------------------------------------------------------------------------
 EQ/Money Market
------------------------------------------------------------------------------------------
  Unit value                                                      $28.26
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              4,457
------------------------------------------------------------------------------------------
 EQ/Putnam Growth & Income Value
------------------------------------------------------------------------------------------
  Unit value                                                      $ 9.62
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              1,383
------------------------------------------------------------------------------------------
 EQ/Putnam International Equity
------------------------------------------------------------------------------------------
  Unit value                                                      $11.11
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              1,712
------------------------------------------------------------------------------------------
 EQ/Putnam Voyager
------------------------------------------------------------------------------------------
  Unit value                                                      $ 9.35
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                762
------------------------------------------------------------------------------------------
 EQ/Small Company Index
------------------------------------------------------------------------------------------
  Unit value                                                      $ 8.57
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              1,437
------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-3

                      (This page intentionally left blank)

Appendix II: Purchase considerations for QP contracts


--------------------------------------------------------------------------------

Trustees who are considering the purchase of an Equitable Accumulator(R) Plus(SM) QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator(R) Plus(SM) QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator(R) Plus(SM) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.

We will not accept defined benefit plans. For defined contribution plans, we will only accept transfers from another defined contribution plan or a change of investment vehicles in the plan. Only one additional transfer contribution may be made per contract year. If overfunding of a plan occurs or amounts attributable to an excess contribution must be withdrawn, withdrawals from the QP contract may be required. A withdrawal charge and/or market value adjustment may apply.

Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.


Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that:

o the QP contract may not be an appropriate purchase for annuitants approaching or over age 70-1/2;

o although certain provisions of the Temporary Regulations on required minimum distributions which would have required that the actuarial value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions have been suspended for 2003, these or similar provisions may apply in future years, and could increase the amounts required to be distributed from the contract; and

o the guaranteed minimum income benefit under the Living Benefit may not be an appropriate feature for annuitants who are older than 60-1/2 when the contract is issued.


Finally, because the method of purchasing the QP contract, including the large initial contribution and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


                       Appendix II: Purchase considerations for QP contracts B-1

                      (This page intentionally left blank)

Appendix III: Market value adjustment example


--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 14, 2004 to a fixed maturity option with a maturity date of February 14, 2013 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,914 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 14, 2008.





------------------------------------------------------------------------------------
                                                            Hypothetical Assumed
                                                             rate to maturity on
                                                              February 14, 2008
------------------------------------------------------------------------------------
                                                             5.00%        9.00%
------------------------------------------------------------------------------------
 As of February 14, 2008 (before withdrawal)
------------------------------------------------------------------------------------
(1) Market adjusted amount                                 $144,082      $119,503
(2) Fixed maturity amount                                  $131,104      $131,104
(3) Market value adjustment:
    (1) - (2)                                              $ 12,978      $(11,601)
------------------------------------------------------------------------------------
 On February 14, 2008 (after withdrawal)
------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
(3) x [$50,000/(1)]                                        $  4,504      $ (4,854)
(5) Reduction in fixed maturity amount: [$50,000 - (4)]    $ 45,496      $ 54,854
(6) Fixed maturity amount: (2) - (5)                       $ 85,608      $ 76,250
(7) Maturity value                                         $120,091      $106,965
(8) Market adjusted amount of (7)                          $ 94,082      $ 69,503
------------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized. The market value is computed differently if you withdraw amounts on a date other than the anniversary of the establishment of the fixed maturity option.


                               Appendix III: Market value adjustment example C-1

                      (This page intentionally left blank)

Appendix IV: Guaranteed enhanced death benefit example


--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit.


The following illustrates the enhanced death benefit calculation. Assuming $100,000 (plus the applicable 4% credit) is allocated to the variable investment options (with no allocation to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, the guaranteed interest option or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an annuitant age 45 would be calculated as follows:






----------------------------------------------------------------------------------------------------
                                                 6% roll up to age 85    Annual ratchet to age 85
  End of Contract Year       Account Value    enhanced death benefit      enhanced death benefit
----------------------------------------------------------------------------------------------------
            1                109,200                 110,240                     109,200
----------------------------------------------------------------------------------------------------
            2                120,120                 116,854                     120,120
----------------------------------------------------------------------------------------------------
            3                134,534                 123,866                     134,534
----------------------------------------------------------------------------------------------------
            4                107,628                 131,298                     134,534
----------------------------------------------------------------------------------------------------
            5                118,390                 139,175                     134,534
----------------------------------------------------------------------------------------------------
            6                132,597                 147,526                     134,534
----------------------------------------------------------------------------------------------------
            7                132,597                 156,378                     134,534
----------------------------------------------------------------------------------------------------


The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


6% ROLL-UP TO AGE 85

(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be the enhanced death benefit.

(2) At the end of contract years 2 and 3, the death benefit will be the current account value since it is higher than the current enhanced death benefit.


ANNUAL RATCHET TO AGE 85

(3) At the end of contract years 1 through 3, the enhanced death benefit is the current account value.

(4) At the end of contract years 4 through 7, the enhanced death benefit is the enhanced death benefit at the end of the prior year since it is equal to or higher than the current account value.


GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85


The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% roll-up to age 85 or the Annual ratchet to age 85.



                      Appendix IV: Guaranteed enhanced death benefit example D-1

                      (This page intentionally left blank)

Appendix V: Hypothetical Illustrations


--------------------------------------------------------------------------------


ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM BENEFITS


The following tables illustrate the changes in account value, cash value and the values of the "greater of 6% Roll up to Age 85 or the Annual Ratchet to Age 85" guaranteed minimum death benefit, the Protection Plus benefit and the guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator Plus contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single$10,00 contribution and takes no withdrawals. The amounts shown are for the beginning of each policy year and assume that all of the account value is invested in portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying Portfolios (as described below), the corresponding net annual rates of return would be (2.75)%, 3.25% for the Accumulator Plus Contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges but they do not reflect the charges we deduct from your account value annually for the guaranteed minimum death benefit, Protection Plus benefit and the Living Benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return would be lower; however, the values shown in the following tables reflect all policy charges. The values shown under "Lifetime Annual Living Benefit" reflect the lifetime income that would be guaranteed if the Living Benefit is selected at that contract anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the Death Benefit and/or "Lifetime Annual Living Benefit" columns indicates that the contract has terminated due to insufficient account value and, consequently, the guaranteed benefit has no value.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.72%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.38% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of policy values among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee Table" earlier in this prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.

Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.



                                      Appendix V: Hypothetical Illustrations E-1

Variable Deferred Annuity
Accumulator Plus
$100,000 Single Contribution and No Withdrawals
Male, Issue Age 60
Benefits:
  Greater of 6% Roll-Up and the Annual Ratchet to Age 85 Guaranteed Minimum Death Benefit
  Protection Plus
  Guaranteed Minimum Income Benefit



                                                               Guaranteed
                                                                 Minimum
                       Account Value        Cash Value        Death Benefit
                    ------------------- ------------------ -------------------
  Age   Policy Year     0%        6%       0%        6%        0%        6%
------ ------------ --------- --------- -------- --------- --------- ---------
  60         1       104,000  104,000    96,000    96,000   104,000  104,000
  61         2        99,463  105,681    91,463    97,681   110,240  110,240
  62         3        94,987  107,332    87,987   100,332   116,854  116,854
  63         4        90,565  108,946    83,565   101,946   123,866  123,866
  64         5        86,191  110,517    80,191   104,517   131,298  131,298
  65         6        81,857  112,040    76,857   107,040   139,175  139,175
  66         7        77,557  113,506    73,557   109,506   147,526  147,526
  67         8        73,284  114,908    70,284   111,908   156,378  156,378
  68         9        69,030  116,238    69,030   116,238   165,760  165,760
  69        10        64,788  117,487    64,788   117,487   175,706  175,706
  74        15        43,460  122,161    43,460   122,161   235,134  235,134
  79        20        21,099  123,051    21,099   123,051   314,662  314,662
  84        25             0  118,055         0   118,055         0  421,089
  89        30             0  118,932         0   118,932         0  446,355
  94        35             0  122,944         0   122,944         0  446,355
  95        36             0  123,817         0   123,817         0  446,355




                                     Lifetime Annual
                                     Living Benefit
                           ----------------------------------
       Total Death Benefit
         with Protection      Guaranteed       Hypothetical
              Plus              Income            Income
       ------------------- ----------------- ----------------
  Age      0%        6%       0%       6%       0%       6%
------ --------- --------- -------- -------- -------- -------
  60    104,000  104,000      N/A     N/A       N/A     N/A
  61    114,336  114,336      N/A     N/A       N/A     N/A
  62    123,596  123,596      N/A     N/A       N/A     N/A
  63    133,412  133,412      N/A     N/A       N/A     N/A
  64    143,817  143,817      N/A     N/A       N/A     N/A
  65    154,846  154,846      N/A     N/A       N/A     N/A
  66    166,536  166,536      N/A     N/A       N/A     N/A
  67    178,929  178,929      N/A     N/A       N/A     N/A
  68    192,064  192,064      N/A     N/A       N/A     N/A
  69    205,988  205,988      N/A     N/A       N/A     N/A
  74    289,188  289,188   14,837  14,837    14,837  14,837
  79    400,527  400,527   21,208  21,208    21,208  21,208
  84          0  514,506        0  36,214         0  36,214
  89          0  539,771      N/A     N/A       N/A     N/A
  94          0  539,771      N/A     N/A       N/A     N/A
  95          0  539,771      N/A     N/A       N/A     N/A



The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a policy would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual policy years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.



E-2 Appendix V: Hypothetical Illustrations

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                          Page


Tax Information                                                             2
Unit Values                                                                15
Custodian and Independent Accountants                                      15
Yield Information for the EQ/Money Market Option, EQ/Alliance Quality Bond
 Option and EQ/High Yield Option                                           16
Distribution of the Contracts                                              17
Financial Statements                                                       17



How to obtain an Equitable Accumulator(R) Plus(SM) Statement of Additional Information for
Separate Account No. 49

Send this request form to:
 Equitable Accumulator(R) Plus(SM)
 P.O. Box 1547
 Secaucus, NJ 07096-1547






- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Please send me an Equitable Accumulator(R) Plus(SM) SAI for Separate Account No. 49 dated May 1, 2003.


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Name


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Address


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City           State    Zip




















(SAI 10AMLF(05/03))






                                                          X00516/Plus '02 Series

Equitable Accumulator(R) Plus(SM)
A variable deferred annuity contract


PROSPECTUS DATED MAY 1, 2003

Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectuses for each Trust, which contain important information about their portfolios.

--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR(R) PLUS(SM)?

Equitable Accumulator(R) Plus(SM) is a deferred annuity contract issued by The Equitable Life Assurance Society of the United States. It provides for the accumulation of retirement savings and for income. The contract offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option or fixed maturity options ("investment options"). This contract may not currently be available in all states. Certain features and benefits described in this prospectus may vary in your state; all features and benefits may not be available in all contracts or all states.



--------------------------------------------------------------------------------
Variable investment options
--------------------------------------------------------------------------------
o AXA Premier VIP Core Bond              o EQ/Calvert Socially Responsible
o AXA Premier VIP Health Care            o EQ/Capital Guardian International
o AXA Premier VIP International Equity   o EQ/Capital Guardian Research
o AXA Premier VIP Large Cap Core         o EQ/Capital Guardian U.S. Equity
  Equity                                 o EQ/Emerging Markets Equity
o AXA Premier VIP Large Cap Growth       o EQ/Equity 500 Index
o AXA Premier VIP Large Cap Value        o EQ/Evergreen Omega
o AXA Premier VIP Small/Mid Cap          o EQ/FI Mid Cap
  Growth                                 o EQ/FI Small/Mid Cap Value
o AXA Premier VIP Small/Mid Cap Value    o EQ/High Yield
o AXA Premier VIP Technology             o EQ/J.P. Morgan Core Bond
o EQ/Aggressive Stock                    o EQ/Janus Large Cap Growth
o EQ/Alliance Common Stock               o EQ/Lazard Small Cap Value
o EQ/Alliance Growth and Income          o EQ/Marsico Focus
o EQ/Alliance Intermediate Government    o EQ/Mercury Basic Value Equity
  Securities                             o EQ/MFS Emerging Growth Companies
o EQ/Alliance International              o EQ/MFS Investors Trust
o EQ/Alliance Premier Growth             o EQ/Money Market
o EQ/Alliance Quality Bond               o EQ/Putnam Growth & Income Value
o EQ/Alliance Small Cap Growth           o EQ/Putnam International Equity
o EQ/Alliance Technology                 o EQ/Putnam Voyager
o EQ/Balanced                            o EQ/Small Company Index
o EQ/Bernstein Diversified Value
--------------------------------------------------------------------------------

You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust or AXA Premier VIP Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

GUARANTEED INTEREST OPTION. You may allocate amounts to the guaranteed interest option. This option is part of our general account and pays interest at guaranteed rates.

FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

TYPES OF CONTRACTS. We offer the contracts for use as:

o  A nonqualified annuity ("NQ") for after-tax contributions only.

o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").

o An annuity that is an investment vehicle for a qualified defined contribution plan ("QP").

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA").

A contribution of at least $10,000 is required to purchase a contract. We add an amount ("credit") to your contract with each contribution you make. Expenses for this contract may be higher than for a comparable contract without a credit. Over time, the amount of the credit may be more than offset by fees and charges associated with the credit.

A registration statement relating to this offering has been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2003, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.


The SEC has not approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.


                                                       X00562/Plus/ML '02 Series

Contents of this prospectus
--------------------------------------------------------------------------------

EQUITABLE ACCUMULATOR(R) PLUS(SM)
--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is Equitable Life?                                                       5
How to reach us                                                              6
Equitable Accumulator(R) Plus(SM) at a glance -- key features                8

--------------------------------------------------------------------------------
FEE TABLE                                                                   11
--------------------------------------------------------------------------------
Example                                                                     13
Condensed financial information                                             13



--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           14
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        14
Owner and annuitant requirements                                            16
How you can make your contributions                                         16
What are your investment options under the contract?                        16
Allocating your contributions                                               21
Credits                                                                     22
Your benefit base                                                           23
Annuity purchase factors                                                    23
Our Living Benefit option                                                   23
Guaranteed minimum death benefit                                            25
Your right to cancel within a certain number of days                        26



--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        27
--------------------------------------------------------------------------------
Your account value and cash value                                           27
Your contract's value in the variable investment options                    27
Your contract's value in the guaranteed interest option                     27
Your contract's value in the fixed maturity options                         27
Termination of your contract                                                27



--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG THE INVESTMENT OPTIONS                     28
--------------------------------------------------------------------------------
Transferring your account value                                             28
Disruptive transfer activity                                                28
Rebalancing your account value                                              28

----------------------
"We," "our," and "us" refer to Equitable Life.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.


2  Contents of this prospectus

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     30
--------------------------------------------------------------------------------
Withdrawing your account value                                              30
How withdrawals are taken from your account value                           31
How withdrawals affect your guaranteed
  minimum income benefit and guaranteed
  minimum death benefit                                                     31
Loans under rollover TSA contracts                                          31
Surrendering your contract to receive its cash value                        32
When to expect payments                                                     32
Your annuity payout options                                                 32



--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     35
--------------------------------------------------------------------------------
Charges that Equitable Life deducts                                         35
Charges that the Trusts deduct                                              37
Group or sponsored arrangements                                             37
Other distribution arrangements                                             37



--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 38
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     38
How death benefit payment is made                                           38
Beneficiary continuation option                                             39



--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          41
--------------------------------------------------------------------------------
Overview                                                                    41
Buying a contract to fund a retirement arrangement                          41
Transfers among variable investment options                                 41
Taxation of nonqualified annuities                                          41

Individual retirement arrangements (IRAs)                                   43

Special rules for contracts funding qualified plans                         45
Tax Sheltered Annuity contracts (TSAs)                                      45
Federal and state income tax withholding and information
    reporting                                                               46
Impact of taxes to Equitable Life                                           47



--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         48
--------------------------------------------------------------------------------
About Separate Account No. 49                                               48
About the Trusts                                                            48
About our fixed maturity options                                            48
About the general account                                                   49
About other methods of payment                                              49
Dates and prices at which contract events occur                             50
About your voting rights                                                    50
About legal proceedings                                                     51
About our independent accountants                                           51
Financial statements                                                        51
Transfers of ownership, collateral assignments, loans
    and borrowing                                                           51
Distribution of the contracts                                               51


--------------------------------------------------------------------------------
9. INVESTMENT PERFORMANCE                                                   52
--------------------------------------------------------------------------------
Communicating performance data                                              55




--------------------------------------------------------------------------------
10. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                         57
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
  I -- Condensed financial information                                     A-1
 II -- Purchase considerations for QP contracts                            B-1
III -- Market value adjustment example                                     C-1
 IV -- Guaranteed enhanced death benefit example                           D-1
  V -- Hypothetical illustrations                                          E-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
  TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                  Contents of this prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.




                                                                Page
   account value                                                  27
   administrative Charge                                          35
   annual administrative charge                                   35
   annual ratchet death benefit                                   23
   annuitant                                                      16
   annuity maturity date                                          34
   annuity payout options                                         32
   annuity purchase factors                                       23
   automatic investment program                                   50
   beneficiary                                                    38
   Beneficiary Continuation Option ("BCO")                        39
   benefit base                                                   23
   business day                                                   50
   cash value                                                     27
   charges for state premium and other applicable taxes           37
   contract date                                                   9
   contract date anniversary                                       9
   contract year                                                   9
   contributions to traditional IRAs                              43
      regular contributions                                       44
      rollovers and transfers                                     45
   credit                                                         22
   disability, terminal illness or confinement to nursing home    36
   disruptive transfer activity                                   28
   distribution charge                                            35
   EQAccess                                                        6
   ERISA                                                          31
   Fixed-dollar option                                            21
   fixed maturity options                                         20
   free look                                                      26
   free withdrawal amount                                         36
   general account                                                49
   General dollar cost averaging                                  21
   guaranteed interest option                                     20
   guaranteed minimum death benefit                               25
   guaranteed minimum income benefit                              23
   IRA                                                         cover
   IRS                                                            41
   Investment Simplifier                                          21
   lifetime required minimum distribution withdrawals             31
   Living Benefit                                                 23


                                                                Page
   Living Benefit charge                                          36
   loan reserve account                                           32
   loans under Rollover TSA                                       46
   lump sum withdrawals                                           30
   market adjusted amount                                         20
   market value adjustment                                        20
   market timing                                                  28
   maturity dates                                                 20
   maturity value                                                 20
   Mortality and expense risk charge                              35
   NQ                                                          cover
   participant                                                    16
   portfolio                                                   cover
   Principal Assurance Allocation                                 21
   processing office                                               6
   Protection Plus                                                25
   Protection Plus charge                                         37
   QP                                                          cover
   rate to maturity                                               20
   Rebalancing                                                    28
   roll-up death benefit                                          23
   Rollover IRA                                                cover
   Rollover TSA                                                cover
   Roth Conversion IRA                                         cover
   Roth IRA                                                    cover
   SAI                                                         cover
   SEC                                                         cover
   self-directed Allocation                                       21
   Separate Account 49                                            48
   Standard death benefit                                         23
   substantially equal withdrawals                                30
   Successor owner and annuitant                                  38
   systematic withdrawals                                         30
   TOPS                                                            6
   TSA                                                         cover
   traditional IRA                                                43
   Trusts                                                      cover
   unit                                                           27
   variable investment options                                    16
   wire transmittals                                              49
   Withdrawal charge                                              35

To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract or supplemental materials.



-------------------------------------------------------------------------------------
 Prospectus                      Contract or Supplemental Materials
-------------------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods (Guaranteed Fixed Interest Accounts
                                in supplemental materials)
  variable investment options   Investment Funds
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  unit                          Accumulation Unit
  Living Benefit                Guaranteed Minimum Income Benefit
  Guaranteed Interest Option    Guaranteed Interest Account
-------------------------------------------------------------------------------------

4 Index of key words and phrases

Who is Equitable Life?

--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $415.31 billion in assets as of December 31, 2002. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.


                                                       Who is Equitable Life?  5

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.



--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Accumulator(R) Plus(SM)
P.O. Box 13014
Newark, NJ 07188-0014



--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Accumulator(R) Plus(SM)
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094



--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
 REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Accumulator(R) Plus(SM)
P.O. Box 1547
Secaucus, NJ 07096-1547



--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
 EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Accumulator(R) Plus(SM)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094



--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------
o  written confirmation of financial transactions;

o statement of your contract values at the close of each calendar quarter (four per year); and

o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the guaranteed minimum income benefit, if applicable.



--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS:
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o  your current account value;

o  your current allocation percentages;

o  the number of units you have in the variable investment options;

o  rates to maturity for the fixed maturity options;

o  the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the variable investment options;

o change your personal identification number (PIN) (not available through EQAccess); and

o  change your EQAccess password (not available through TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use EQAccess by visiting our web site at http://www.equitable.com and clicking on EQAccess.
Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).



--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your financial professional (available only for contracts distributed through AXA Distributors);

(2)  conversion of a traditional IRA to a Roth Conversion IRA contract;

(3)  election of the automatic investment program;

(4)  election of the rebalancing program;

6  Who is Equitable Life?

(5)  requests for loans under Rollover TSA contracts;

(6)  spousal consent for loans under Rollover TSA contracts;

(7) requests for withdrawals or surrenders from Rollover TSA contracts;

(8)  tax withholding elections;

(9)  election of the beneficiary continuation option;

(10) IRA contribution recharacterizations;

(11) certain section 1035 exchanges; and

(12) direct transfers.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)  address changes;

(2)  beneficiary changes;

(3)  transfers between variable investment options;

(4)  contract surrender and withdrawal requests;

(5)  death claims; and

(6) general dollar cost averaging (including the fixed dollar and interest sweep options)


TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2) dollar cost averaging (including the fixed dollar amount and interest sweep options);

(3)  rebalancing;

(4)  substantially equal withdrawals;

(5)  systematic withdrawals; and

(6)  the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners all must sign.


                                                       Who is Equitable Life?  7

Equitable Accumulator(R) Plus(SM) at a glance -- key features

--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
Professional investment     Equitable Accumulator(R) Plus(SM) variable investment options invest in different portfolios managed by
management                  professional investment advisers.
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options      o Fixed maturity options ("FMOs") with maturities ranging from approximately 1 to 10 years (subject to availability).

                            o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                            --------------------------------------------------------------------------------------------------------
                            If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed interest         o Principal and interest guarantees.
option
                            o Interest rates set periodically.
------------------------------------------------------------------------------------------------------------------------------------
Tax advantages              o On earnings inside the    No tax until you make withdrawals from your contract or receive annuity
                              contract                  payments.

                            o On transfers inside the   No tax on transfers among variable investment options.
                              contract
                            --------------------------------------------------------------------------------------------------------
                            If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA) or Tax Sheltered
                            Annuity (TSA), or to fund an employer retirement plan (QP or Qualified Plan), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal
                            Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities compared with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," later in this Prospectus and in the SAI.)
------------------------------------------------------------------------------------------------------------------------------------
Living Benefit protection   The Living Benefit provides a guaranteed minimum income benefit. The guaranteed minimum income benefit provides income protection for you during the annuitant's life.
------------------------------------------------------------------------------------------------------------------------------------
Contribution amounts        o Initial minimum:          $10,000

                            o Additional minimum:       $500 (NQ, QP and Rollover TSA contracts)
                                                        $100 monthly and $300 quarterly under our automatic investment program
                                                        (NQ contracts)
                                                        $50 (IRA contracts)
                            --------------------------------------------------------------------------------------------------------
                            Maximum contribution limitations may apply. In general, contributions are limited to $1.5 million.
------------------------------------------------------------------------------------------------------------------------------------
Credit                      We allocate your contributions to your account value. We allocate a credit to your account value at the same time that we allocate your contributions. The amount of credit may be up to 5% of each contribution, depending on certain factors. The credit is subject to recovery by us in certain limited circumstances.
------------------------------------------------------------------------------------------------------------------------------------
Access to your money        o Lump sum withdrawals

                            o Several withdrawal options on a periodic basis

                            o Loans under Rollover TSA contracts

                            o Contract surrender

                            You may incur a withdrawal charge for certain withdrawals or if you surrender your contract.
                            You may also incur income tax and a tax penalty.
------------------------------------------------------------------------------------------------------------------------------------
Payout options              o Fixed annuity payout options

                            o Variable Immediate Annuity payout options

                            o Income Manager(R) payout options
------------------------------------------------------------------------------------------------------------------------------------


8 Equitable Accumulator(R) Plus(SM) at a glance -- key features

------------------------------------------------------------------------------------------------------------------------------------
Additional features         o Guaranteed minimum death benefit options

                            o Dollar cost averaging o Automatic investment program

                            o Account value rebalancing (quarterly, semiannually, and annually)

                            o Free transfers

                            o Waiver of withdrawal charge for disability, terminal illness, or confinement to a nursing home

                            o Protection Plus, an optional death benefit available under certain contracts (subject to state availability)
------------------------------------------------------------------------------------------------------------------------------------
Fees and charges            o Daily charges on amounts invested in the variable investment options for mortality and expense risks, administrative, and distribution charges at an annual rate of 1.40%.

                            o The charges for the guaranteed minimum death benefits range from 0.0% to 0.60%, annually, of the applicable benefit base. The benefit base is described under "Your benefit base" in "Contract features and benefits" later in this Prospectus.

                            o Annual 0.35% Protection Plus charge for this optional death benefit.

                            o Annual 0.60% of the applicable benefit base charge for the optional Living Benefit until you exercise your guaranteed minimum income benefit, elect another annuity payout or the contract date anniversary after the annuitant reaches age 85, whichever occurs first.

                            o If your account value at the end of the contract year is less than $50,000, we deduct an annual administrative charge equal to $30, or during the first two contract years, 2% of your account value, if less. If your account value, on the contract date anniversary, is $50,000 or more, we will not deduct the charge.

                            o No sales charge deducted at the time you make contributions.

                            o During the first eight contract years following a contribution, a charge will be deducted from amounts that you withdraw that exceed 15% of your account value. We use the account value on the most recent contract date anniversary to calculate the 15% amount available. The charge is 8% in each of the first two contract years following a contribution; the charge is 7% in the third and fourth contract years following a contribution; thereafter, it declines by 1% each year in the fifth to eighth contract year following a contribution. There is no withdrawal charge in the ninth and later contract years following a contribution. Certain other exemptions apply.
                              ------------------------------------------------------------------------------------------------------
                              The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each
                              12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is April 30.
                              ------------------------------------------------------------------------------------------------------
                            o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                            o We deduct a $350 annuity administrative fee from amounts applied to the Variable Immediate Annuity payout options.

                            o Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to 1.20%
                              annually, 12b-1 fees of 0.25% annually and other expenses.
------------------------------------------------------------------------------------------------------------------------------------
Annuitant issue ages        NQ: 0-80
                            Rollover IRA, Roth Conversion IRA and Rollover TSA: 20-80
                            QP: 20-70
------------------------------------------------------------------------------------------------------------------------------------

The above is not a complete description of all material provisions of the contract. In some cases, restrictions or exceptions apply. Also, all features of the contract are not necessarily available in your state or at certain ages.


For more detailed information, we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.


                 Equitable Accumulator(R) Plus(SM) at a glance -- key features 9

OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.


10 Equitable Accumulator(R) Plus(SM) at a glance -- key features

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

The first table describes fees and expenses that you will pay at the time you surrender the contract or if you make certain withdrawals or apply your cash value to certain payout options or if you purchase a Variable Immediate Annuity. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.

------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value at the time you request certain transactions
------------------------------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of contributions with-
drawn* (deducted if you surrender your contract, make certain
withdrawals, or apply your cash value to certain payout options).         8.00%

Charge if you elect a Variable Immediate Annuity payout option            $350
------------------------------------------------------------------------------------------------------------------------------------

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.

------------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Mortality and expense risks                                               0.90%*
Administrative                                                            0.25%
Distribution                                                              0.25%
                                                                          -----
Total annual expenses                                                     1.40%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value on each contract date anniversary
------------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge
   If your account value on a contract date anniversary is less than
   $50,000(2)                                                             $30
   If your account value on a contract date anniversary is $50,000
   or more                                                                $0

------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value each year if you elect the optional benefit
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum death benefit charge (calculated as a
percentage of the applicable benefit base. Deducted annually on each contract date anniversary for which the benefit is in effect.)
   Standard death benefit                                                 0.00%
   Annual Ratchet to age 85                                               0.30% of the Annual Ratchet to age 85 benefit base
   6% Roll-up to age 85                                                   0.45% of the 6% roll-up to age 85 benefit base
   Greater of 6% Roll-up to age 85 or Annual Ratchet to age 85            0.60% of the greater of the 6% roll-up to age 85
                                                                          benefit base or the Annual Ratchet to age 85 benefit base, as applicable
------------------------------------------------------------------------------------------------------------------------------------
Living Benefit charge (calculated as a percentage of the applicable benefit base. Deducted annually on each contract date anniversary for
which the benefit is in effect.)                                          0.60%
------------------------------------------------------------------------------------------------------------------------------------
Protection Plus benefit charge (calculated as a percentage of the account value. Deducted annually on each contract date anniversary
for which the benefit is in effect.)                                      0.35%
------------------------------------------------------------------------------------------------------------------------------------

* These charges compensate us for certain risks we assume and expenses we incur under the contract. They also compensate us for the expense associated with the credit. We expect to make a profit from these charges.


                                                                    Fee table 11

You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.

------------------------------------------------------------------------------------------------------------------------------------
 Portfolio operating expenses expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2002 (expenses that are deducted       Lowest     Highest
from Portfolio assets including management fees, 12b-1 fees, service fees, and/or
other expenses)(3)                                                                   0.57%      3.77%

Notes:

(1) Deducted upon a withdrawal of amounts in excess of the 15% free withdrawal amount, if applicable.

    The withdrawal charge percentage we use is determined by the contract year       Contract
    in which you make the withdrawal or surrender your contract. For each contri-    Year
    bution, we consider the contract year in which we receive that contribution to   1 ......... 8.00%
    be "contract year 1")                                                            2 ......... 8.00%
                                                                                     3 ......... 7.00%
                                                                                     4 ......... 7.00%
                                                                                     5 ......... 6.00%
                                                                                     6 ......... 5.00%
                                                                                     7 ......... 4.00%
                                                                                     8 ......... 3.00%
                                                                                     9+ ........ 0.00%

(2) During the first two contract years this charge, if it applies, is equal to the lesser of $30 or 2% of your account value. Thereafter, the charge is $30 for each contract year.

(3) Equitable Life, the manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2004. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. See the Prospectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions each EQ Advisors Trust Portfolio and each AXA Premier VIP Trust Portfolio pays is used to reduce the Portfolio's expenses. If the above table reflected these expense limitation arrangements and the portion of the brokerage commissions used to reduce portfolio expenses, the lowest and highest figures would be as shown in the table below:


--------------------------------------------------------------------------------
  Total Annual Portfolio Operating Expenses for
  2002 (expenses that are deducted from Port-    Lowest     Highest
  folio assets including management fees,        -------------------------------
  12b-1 fees, service fees, and/or other         0.57%      1.85%
  expenses) after expense cap
--------------------------------------------------------------------------------
  Total Annual Portfolio Operating Expenses for
  2002 (expenses that are deducted from Port-
  folio assets including management fees,
  12b-1 fees, service fees, and/or other         0.43%      1.82%
  expenses) after expense cap and after a por-
  tion of the brokerage commissions that the
  Portfolio pays is used to reduce the Portfo-
  lio's expenses
--------------------------------------------------------------------------------


12 Fee table

EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses.

The example below shows the expenses that a hypothetical contract owner (who has elected the Living Benefit with the enhanced death benefit that provides for the greater of the 6% Roll-up or the Annual Ratchet to age 85 and Protection Plus) would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $1.30 per $10,000.

The fixed maturity options and guaranteed interest option are not covered by the examples. However, the annual administrative charge, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and guaranteed interest option. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The Example also assumes that your investment has a 5% return each year and assumes the highest and lowest fees and expenses of any of the underlying trust portfolios. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

If you surrender your contract at the end of the applicable time period:

              1 year         3 years        5 years       10 years
Lowest       $1,187.02      $1,895.00      $2,650.76      $4,420.85
Highest      $1,536.41      $2,895.45      $4,236.91      $7,170.50

If you annuitize at the end of the applicable time period:

             1 year        3 years        5 years       10 years
Lowest     $  737.02      $1,545.00      $2,400.76      $4,770.85
Highest    $1,086.41      $2,545.45      $3,986.91      $7,520.50

If you do not surrender your contract at the end of the applicable time period:

             1 year        3 years        5 years       10 years
Lowest       $387.02      $1,195.00      $2,050.76      $4,420.85
Highest      $736.41      $2,195.45      $3,636.91      $7,170.50

CONDENSED FINANCIAL INFORMATION

Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2002.


                                                                    Fee table 13

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum initial contribution of $10,000 for you to purchase a contract. You may make additional contributions of at least $500 each for NQ, QP and Rollover TSA contracts and $50 each for IRA contracts, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.

We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator(R) series contracts with the same annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                 Available
                 for annuitant                                                  Limitations on
 Contract type   issue ages      Source of contributions                        contributions
------------------------------------------------------------------------------------------------------------------------------------
NQ               0 through 80    o After-tax money.                             o No additional contributions after age 81.

                                 o Paid to us by check or transfer of contract
                                   value in a tax-deferred exchange under
                                   Section 1035 of the Internal Revenue Code.
------------------------------------------------------------------------------------------------------------------------------------
Rollover IRA     20 through 80   o Eligible rollover distributions from TSA     o No contributions after age 81.
                                   contracts or other 403(b) arrangements,
                                   qualified plans, and governmental EDC plans. o Contributions after age 70-1/2 must be net of required minimum distributions.
                                 o Rollovers from another traditional indi-
                                   vidual retirement arrangement.               o Although we accept regular IRA contributions
                                                                                  (limited to $3,000 for each of the calendar years
                                 o Direct custodian-to-custodian transfers from   2003 and 2004) under Rollover IRA contracts, we
                                   another traditional individual retirement      intend that this contract be used primarily for
                                   arrangement.                                   rollover and direct transfer contributions.

                                 o Regular IRA contributions.                   o Additional catch-up contributions of up to $500
                                                                                  can be made for the calendar year 2003 or 2004
                                 o Additional "catch-up" contributions.           where the owner is at least age 50 but under age
                                                                                  70-1/2 at any time during the calendar year for
                                                                                  which the contribution is made.

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14 Contract features and benefits

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                 Available
                 for annuitant                                                  Limitations on
 Contract type   issue ages      Source of contributions                        contributions
------------------------------------------------------------------------------------------------------------------------------------
Roth Conversion  20 through 80   o Rollovers from another Roth IRA.             o No additional rollover or direct transfer
IRA                                                                               contributions after age 81.
                                 o Conversion rollovers from a traditional
                                   IRA.                                         o Conversion rollovers after age 70-1/2 must be net
                                                                                  of required minimum distributions for the
                                 o Direct transfers from another Roth IRA.        traditional IRA you are rolling over.

                                 o Regular Roth IRA contributions.              o You cannot roll over funds from a traditional IRA
                                                                                  if your adjusted gross income is $100,000 or
                                 o Additional catch-up contributions.             more.

                                                                                o Although we accept regular Roth IRA con-
                                                                                  tributions (limited to $3,000 for each of
                                                                                  calendar years 2003 and 2004) under the Roth IRA
                                                                                  contracts, we intend that this contract be used
                                                                                  primarily for rollover and direct transfer
                                                                                  contributions.

                                                                                o Additional catch-up contributions of up to $500
                                                                                  can be made for the calendar year 2003 or 2004
                                                                                  where the owner is at least age 50 at any time
                                                                                  during the calendar year for which the
                                                                                  contribution is made.
------------------------------------------------------------------------------------------------------------------------------------
Rollover TSA     20 through 80   o Direct transfers of pre-tax funds from       o Additional rollover or direct transfer contri-
                                   another contract or arrangement under          butions may be made up to age 81.
                                   Section 403(b) of the Internal Revenue Code,
                                   complying with IRS Revenue Ruling 90-24.     o Rollover or direct transfer contributions after
                                                                                  age 70-1/2 must be net of any required minimum
                                 o Eligible rollover distributions of pre-tax     distributions.
                                   funds from other 403(b) plans. Subsequent
                                   contributions may also be rollovers from     o Employer-remitted contributions are not
                                   qualified plans, governmental EDC plans and    permitted.
                                   traditional IRAs.

This contract may not be available in your state.
------------------------------------------------------------------------------------------------------------------------------------
QP               20 through 70   o Only transfer contributions from an exist-   o Regular ongoing payroll contributions are not
                                   ing defined contribution qualified plan        permitted.
                                   trust.
                                                                                o Only one additional transfer contribution may be
                                 o The plan must be qualified under Section       made during a contract year.
                                   401(a) of the Internal Revenue Code.
                                                                                o No additional transfer contributions after age
                                 o For 401(k) plans, transferred contributions    71.
                                   may only include employee pre-tax
                                   contributions.                               o A separate QP contract must be established for
                                                                                  each plan participant.

                                                                                o Employer-remitted contributions are not
                                                                                  permitted.

See Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
------------------------------------------------------------------------------------------------------------------------------------

See "Tax information" later in this Prospectus and in the SAI for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.


                                               Contract features and benefits 15

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner. In general we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act in your state.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.

--------------------------------------------------------------------------------
A participant is an individual who is currently, or was formerly, participating in an eligible employer's qualified plan or TSA plan.
--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this Prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options, the guaranteed interest option and the fixed maturity options.

VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.

--------------------------------------------------------------------------------
You can choose from among the variable investment options, the guaranteed interest option and the fixed maturity options.
--------------------------------------------------------------------------------

16  Contract features and benefits

PORTFOLIOS OF THE TRUSTS

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Accumulator(R) Plus contract.(SM) These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.


------------------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
 Portfolio Name               Objective                                              Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND     Seeks a balance of a high current income and capital   o BlackRock Advisors, Inc.
                              appreciation, consistent with a prudent level of risk  o Pacific Investment Management Company
                                                                                       LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE   Seeks long-term growth of capital                      o A I M Capital Management, Inc.
                                                                                     o Dresdner RCM Global Investors LLC
                                                                                     o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP               Seeks long-term growth of capital                      o Alliance Capital Management L.P., through
 INTERNATIONAL EQUITY                                                                  its Bernstein Investment Research and
                                                                                       Management Unit
                                                                                     o Bank of Ireland Asset Management (U.S.)
                                                                                       Limited
                                                                                     o OppenheimerFunds, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital                      o Alliance Capital Management L.P., through
 CORE EQUITY                                                                           its Bernstein Investment Research and
                                                                                       Management Unit
                                                                                     o Janus Capital Management LLC
                                                                                     o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital                      o Alliance Capital Management L.P.
 GROWTH                                                                              o Dresdner RCM Global Investors LLC
                                                                                     o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital                      o Alliance Capital Management L.P.
 VALUE                                                                               o MFS Investment Management
                                                                                     o Institutional Capital Corporation
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID     Seeks long-term growth of capital                      o Alliance Capital Management L.P.
 CAP GROWTH                                                                          o Provident Investment Counsel, Inc.
                                                                                     o RS Investment Management, LP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID     Seeks long-term growth of capital                      o AXA Rosenberg Investment Management LLC
 CAP VALUE                                                                           o Wellington Management Company, LLP
                                                                                     o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY    Seeks long-term growth of capital                      o Alliance Capital Management L.P.
                                                                                     o Dresdner RCM Global Investors LLC
                                                                                     o Firsthand Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------

                                               Contract features and benefits 17

------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust
 Portfolio Name                Objective                                                   Adviser
------------------------------------------------------------------------------------------------------------------------------------
EQ/AGGRESSIVE STOCK            Seeks to achieve long-term growth of capital.               o Alliance Capital Management L.P.
                                                                                           o MFS Investment Management
                                                                                           o Marsico Capital Management, LLC
                                                                                           o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK       Seeks to achieve long-term growth of capital.               o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND         Seeks to provide a high total return.                       o Alliance Capital Management L.P.
 INCOME
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE       Seeks to achieve high current income consistent with        o Alliance Capital Management L.P.
 GOVERNMENT SECURITIES         relative stability of principal.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL      Seeks to achieve long-term growth of capital.               o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE PREMIER GROWTH     To achieve long-term growth of capital.                     o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND       Seeks to achieve high current income consistent with        o Alliance Capital Management L.P.
                               moderate risk to capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP          Seeks to achieve long-term growth of capital.               o Alliance Capital Management L.P.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE TECHNOLOGY         Seeks to achieve long-term growth of capital. Current       o Alliance Capital Management L.P.
                               income is incidental to the Portfolio's objective.
------------------------------------------------------------------------------------------------------------------------------------
EQ/BALANCED                    Seeks to achieve a high return through both appreciation    o Alliance Capital Management L.P.
                               of capital and current income.                              o Capital Guardian Trust Company
                                                                                           o Mercury Advisors
                                                                                           o Jennison Associates LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE Seeks capital appreciation.                                 o Alliance Capital Management L.P.,
                                                                                             through its Bernstein Investment Resea
                                                                                             and Management Unit
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY            Seeks long-term capital appreciation.                       o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                                 and Brown Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN            To achieve long-term growth of capital.                     o Capital Guardian Trust Company
 INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN            To achieve long-term growth of capital.                     o Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.       To achieve long-term growth of capital.                     o Capital Guardian Trust Company
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/EMERGING MARKETS EQUITY     Seeks long-term capital appreciation.                       o Morgan Stanley Investment Management,
                                                                                             Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX            Seeks a total return before expenses that approximates      o Alliance Capital Management L.P.
                               the total return performance of the S&P 500 Index,
                               including reinvestment of dividends, at a risk level consis-
                               tent with that of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------

18 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust
 Portfolio Name                Objective                                                   Adviser
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA          Seeks long-term capital growth.                                o Evergreen Investment Management
                                                                                             Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP               Seeks long-term growth of capital.                             o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI SMALL/MID CAP VALUE   Seeks long-term capital appreciation.                          o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/HIGH YIELD               Seeks to achieve a high total return through a combina-        o Alliance Capital Management L.P.
                            tion of current income and capital appreciation.               o Pacific Investment Management Company
                                                                                             LLC (PIMCO)
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. MORGAN CORE BOND    Seeks to provide a high total return consistent with mod-      o J.P. Morgan Investment Management Inc.
                            erate risk of capital and maintenance of liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH   Seeks long-term growth of capital.                             o Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE   Seeks capital appreciation.                                    o Lazard Asset Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS            Seeks long-term growth of capital.                             o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE      Seeks capital appreciation and secondarily, income.            o Mercury Advisors
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH      Seeks to provide long-term capital growth.                     o MFS Investment Management
 COMPANIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST      Seeks long-term growth of capital with secondary objec-        o MFS Investment Management
                            tive to seek reasonable current income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET             Seeks to obtain a high level of current income, preserve       o Alliance Capital Management L.P.
                            its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME   Seeks capital growth. Current income is a secondary            o Putnam Investment Management, LLC
 VALUE                      objective.
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM INTERNATIONAL     Seeks capital appreciation.                                    o Putnam Investment Management, LLC
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM VOYAGER           Seeks long-term growth of capital and any increased            o Putnam Investment Management, LLC
                            income that results from this growth.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX      Seeks to replicate as closely as possible (before the          o Alliance Capital Management L.P.
                            deduction of Portfolio expenses) the total return of the
                            Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------

Other important information about the portfolios is included in the prospectuses for each Trust attached at the end of this prospectus.


                                               Contract features and benefits 19

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1) the minimum interest rate guaranteed over the life of the contract,

(2) the yearly guaranteed interest rate for the calendar year, and

(3) the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges or any withdrawal charges.

The minimum yearly guaranteed interest rate is 3% for 2003. The yearly rates we set will never be less than the minimum guaranteed interest rate of 3% for the life of the contract. Current interest rates will never be less than the yearly guaranteed interest rate.

See "Transferring your money among the investment options" later in the prospectus for restrictions on transfers from the Guaranteed interest option.


FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that at points in time there may be no fixed maturity options available. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional to see if fixed maturity options are available in your state.

--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below.

Each new contribution is applied to a new fixed maturity option. When you apply for an Accumulator(R) Plus(SM) contract, a 60-day rate lock-in will apply from the date the application is signed. Any contributions received and designated for a fixed maturity option during this period will receive the then current maturity option rate or the rate that was in effect on the date that the application was signed, whichever is greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from the variable investment options or the guaranteed interest option into a fixed maturity option or transfers from one fixed maturity option to another.

YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, any of the variable investment options or the guaranteed interest option; or

(b) withdraw the maturity value (there may be a withdrawal charge).

If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 14, 2003, the next available maturity date was February 14, 2009. If no fixed maturity options are available, we will transfer your maturity value to the EQ/Money Market option.

MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and

(b) the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time


20  Contract features and benefits
remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.


ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance, or dollar cost averaging.


SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options, guaranteed interest option and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. The total of your allocations must equal 100%. If the annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.


PRINCIPAL ASSURANCE ALLOCATION

Under this allocation program you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution (plus any applicable credit) on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. If you make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under the principal insurance allocation. Principal assurance will not be available if none of those maturity dates is available. You allocate the rest of your contribution to the investment options and guaranteed interest option however you choose.

For example, if your initial contribution is $10,000, and on February 14, 2003 you choose the fixed maturity option with a maturity date of February 14, 2013, since the rate to maturity was 4.19% on February 14, 2003, we would have allocated $6,896 to that fixed maturity option and the balance to your choice of the variable investment options and guaranteed interest option. On the maturity date your value in the fixed maturity option would be $10,400.

The principal assurance allocation is only available for annuitants ages 80 or younger when the contract is issued. If the annuitant is age 76-80, your principal assurance allocation is limited to the seven year fixed maturity option only. If you anticipate taking required minimum distributions, you should consider whether your values in the variable investment options and guaranteed interest option are sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus and in the SAI.

Please check with your financial professional to see if the principal assurance allocation feature is available in your state.


DOLLAR COST AVERAGING

We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options and the guaranteed interest option. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.


INVESTMENT SIMPLIFIER

FIXED-DOLLAR OPTION. Under this option, you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the


                                              Contract features and benefits  21
same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. The fixed-dollar option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date, your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.

INTEREST SWEEP OPTION. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row.
                               ----------------
You may not participate in any dollar cost averaging program if you are participating in the rebalancing program. See "Transferring your money among investment options" later in this Prospectus. For the fixed-dollar option and the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.


CREDITS

A credit will also be allocated to your account value at the same time that we allocate your contribution. Credits are allocated to the same variable investment options based on the same percentages used to allocate your contributions.


The amount of the credit will be 4%, 4.5% or 5% of each contribution based on the following breakpoints and rules:



--------------------------------------------------------------------------------
                                         Credit percentage
   First year total contributions*         applied to
            Breakpoints                  contributions
--------------------------------------------------------------------------------
Less than $500,000                               4%
$500,000-$999,999.99                           4.5%
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                                         Credit percentage
   First year total contributions*         applied to
            Breakpoints                  contributions
--------------------------------------------------------------------------------
$1 million or more                             5%
--------------------------------------------------------------------------------


----------
* First year total contributions means your total contributions made in the first contract year.

The percentage of the credit is based on your first year total contributions. This credit percentage will be credited to each contribution made in the first year (after adjustment as described below), as well as the second and later contract years. Although the credit, as adjusted at the end of the first contract year, will be based upon first year total contributions, the following rules affect the percentage with which contributions made in the first contract year are credited during the first contract year:

o Indication of intent: If you indicate in the application at the time you purchase your contract an intention to make additional contributions to meet one of the breakpoints (the "Expected First Year Contribution Amount") and your initial contribution is at least 50% of the Expected First Year Contribution Amount, your credit percentage will be as follows:


   o For any contributions resulting in total contributions to date less than or equal to your Expected First Year Contribution Amount, the credit percentage will be the percentage that applies to the Expected First Year Contribution Amount based on the table above.

   o For any subsequent contribution that results in your total contributions to date exceeding your Expected First Year Contribution Amount, such that the credit percentage should have been higher, we will increase the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.

   o For contracts issued in New York, the "Indication of intent" approach to first year contributions is not available.

o  No indication of intent:

   o For your initial contribution we will apply the credit percentage based upon the above table.

   o For any subsequent contribution that results in a higher applicable credit percentage (based on total contributions to date), we will increase the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.

We may recover all of the credit or a portion of the credit in the following situations:

o If you exercise your right to cancel the contract, we will recover the entire credit made to your contract (see "Your right to cancel within a certain number of days" later in this prospectus)(1)

---------
(1) The amount we return to you upon exercise of this right to cancel will not include any credit or the amount of charges deducted prior to cancellation but will reflect, except in states where we are required to return the amount of your contributions, any investment gain or loss in the variable investment options associated with your contributions and with the full amount of the credit.


22 Contract features and benefits

o If you start receiving annuity payments within three years of making any contribution, we will recover the credit that applies to any contribution made within the prior three years.

o If at the end of the first contract year your year total contributions were lower than your Expected First Year Contribution Amount such that the credit applied should have been lower, we will recover any Excess Credit. The Excess Credit is equal to the difference between the credit that was actually applied based on your Expected First Year Contribution Amount (as applicable) and the credit that should have been applied based on first year total contributions.

We will recover any credit on a pro rata basis from the value in your variable investment options and guaranteed interest option. If there is insufficient value or no value in the variable investment options and guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturing date(s). A market value adjustment may apply to withdrawals from the fixed maturity options.

We do not consider credits to be contributions for purposes of any discussion in this prospectus. Credits are also not considered to be part of your investment in the contract for tax purposes.

We use a portion of the mortality and expense risks charge and withdrawal charge to help recover our cost of providing the credit. See "Charges and expenses" later in this Prospectus. The charge associated with the credit may, over time, exceed the sum of the credit and any related earnings. You should consider this possibility before purchasing the contract.


YOUR BENEFIT BASE

A benefit base is used to calculate the guaranteed minimum income benefit and any death benefit, as described in this section. Your benefit base is not an account value or a cash value. See also "Our Living Benefit option" and "Guaranteed minimum death benefit" below.

STANDARD DEATH BENEFIT. Your benefit base is equal to:

o  your initial contribution and any additional contributions to the contract;
   plus

o  any applicable credit; less

o a deduction that reflects any withdrawals you make. (See "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.)

6% ROLL UP TO AGE 85 ENHANCED DEATH BENEFIT. Your benefit base is equal to:

o  your initial contribution and any additional contributions to the contract;
   plus

o  any applicable credit; plus

o  daily interest; less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.)

The effective annual interest rate credited to this benefit base is:

o 6% (4% in Washington for the enhanced death benefit only) with respect to the variable investment options (other than EQ/Alliance Intermediate Government Securities and EQ/Money Market); and

o 3% with respect to the EQ/Alliance Intermediate Government Securities and EQ/Money Market, the fixed maturity options, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).

No interest is credited to the benefit base after the contract anniversary following the annuitant's 85th birthday.

ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT OPTION. Your benefit base is equal to the greater of:

o  your initial contribution to the contract and any additional contributions;
   plus

o  any applicable credit;

                                      or

o your highest account value on any contract anniversary up to the contract anniversary following the annuitant's 85th birthday;

                                   each less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).

GREATER OF THE 6% ROLL UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% Roll up to age 85 or the benefit base computed for Annual ratchet to age 85, as described immediately above, on each contract anniversary. For the guaranteed minimum income benefit, the benefit base is reduced by any applicable withdrawal charge remaining when the option is exercised.


ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the guaranteed minimum income benefit and annuity payout options. The guaranteed minimum income benefit is discussed under "Our Living Benefit option" below and annuity payout options are discussed under "Your annuity payout options" in "Accessing your money" later in this Prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are those factors that are in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.


OUR LIVING BENEFIT OPTION

The Living Benefit option offers you a guaranteed minimum income benefit. The Living Benefit is available if the annuitant is age 20


                                              Contract features and benefits  23
through 75 at the time the contract is issued. There is an additional charge for the Living Benefit which is described under "Living Benefit charge" in "Charges and expenses" later in this Prospectus. Please ask your financial professional if the Living Benefit is available in your state. If you are purchasing this contract to fund a Charitable Remainder Trust, the guaranteed minimum income benefit is generally not available. Subject to our rules, the Living Benefit may be available for certain split-funded Charitable Remainder Trusts.

The guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or an Income Manager level payment life with a period certain payout option subject to state availability. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your guaranteed minimum income benefit. The maximum period certain available under the Income Manager payout option is 10 years. This period may be shorter, depending on the annuitant's age as follows:



-----------------------------------------------
              Level payments
-----------------------------------------------
                         Period certain
                             years
                     ----------------------
  Annuitant's age at
      exercise           IRAs        NQ
-----------------------------------------------
       60 to 75          10          10
          76              9          10
          77              8          10
          78              7          10
          79              7          10
          80              7          10
          81              7           9
          82              7           8
          83              7           7
          84              6           6
          85              5           5
-----------------------------------------------

We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

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The guaranteed minimum income benefit, which is also known as a living benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------

When you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your guaranteed minimum income benefit which is calculated by applying your guaranteed minimum income benefit base less any outstanding loan plus accrued interest (applies to Rollover TSA only) at guaranteed annuity purchase factors, or (ii) the income provided by applying your actual account value at our then current annuity purchase factors. The benefit base is applied only to the Living Benefit guaranteed annuity purchase factors in your contract and not to any other guaranteed or current annuity purchase rates.

When you elect to receive annual lifetime income, your contract will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of guaranteed minimum income benefit" below.

Before you elect the Living Benefit, you should consider the fact that the guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors.

The guaranteed annuity purchase factors we use to determine your Income Manager benefit under the Living Benefit are more conservative than the guaranteed annuity purchase factors we use for the Income Manager payout annuity option. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Living Benefit Income Manager will be smaller than each periodic payment under the Income Manager payout annuity option. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll up to age 85 benefit base, the table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming there were no allocations to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, the guaranteed interest option, the fixed maturity options or the loan reserve account under Rollover TSA contracts.



----------------------------------------------------
                                guaranteed minimum
      Contract date        income benefit -- annual
 anniversary at exercise   income payable for life
----------------------------------------------------
            10                    $12,367
            15                    $19,341
----------------------------------------------------

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us in order to exercise this benefit. The amount of income you actually receive will be determined when we receive your request to exercise the benefit. You will begin receiving annual payments one year after the annuity payout contract is issued. You may choose to take a withdrawal prior to exercising the guaranteed minimum income benefit, which will reduce your payments. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death, or if later, the end of the period certain (where the payout option chosen includes a period certain).


You will be eligible to exercise the guaranteed minimum income benefit as follows:


24  Contract features and benefits

o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the guaranteed minimum income benefit is the contract date anniversary following the annuitant's 85th birthday;

(ii) if the annuitant was age 75 when the contract was issued, the only time you may exercise the guaranteed minimum income benefit is within 30 days following the first contract date anniversary that it becomes available;

(iii) if the annuitant was older than age 60 at the time an IRA, QP or Rollover TSA contract was issued, the Living Benefit may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the guaranteed minimum income benefit can be exercised; and

(iv) For QP and Rollover TSA contracts, if you are eligible to exercise your guaranteed minimum income benefit, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.

(v) For a successor owner/annuitant, the earliest exercise date is based on the original contract issue date and the age of the successor owner/annuitant as of the Processing Date successor owner/annuitant takes effect.

Please see both "Termination of your contract" in "Determining your contract value" and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.


GUARANTEED MINIMUM DEATH BENEFIT

Your contract provides a death benefit. If you do not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment OR the standard death benefit, whichever provides the highest amount. The standard death benefit is equal to your total contributions, plus any applicable credit (adjusted for any withdrawals and any withdrawal charges, and any taxes that apply).

If you elect one of the guaranteed death benefits, the death benefit is equal to your account value as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment OR your elected guaranteed death benefit on the date of the annuitant's death (adjusted for any subsequent withdrawals, withdrawal charges and taxes that apply) whichever provides the highest amount.

OPTIONAL ENHANCED DEATH BENEFITS APPLICABLE FOR ANNUITANT AGES 0 THROUGH 80 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 80 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS; AND 20 THROUGH 70 AT ISSUE OF QP CONTRACTS.

Subject to state availability, you may elect one of the following enhanced death benefits:

6% ROLL UP TO AGE 85.

ANNUAL RATCHET TO AGE 85.

THE GREATER OF THE 6% ROLL UP TO AGE 85 AND THE ANNUAL RATCHET TO AGE 85.

Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Your benefit base." Once you have made your enhanced death benefit election, you may not change it.

                      ----------------------------------

In New York only the Standard death benefit and the Annual ratchet to age 85 enhanced death benefit are available.

Please see both "Termination of your contract" in "Determining your contract value" and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.

See Appendix IV at the end of this Prospectus for an example of how we calculate an enhanced minimum death benefit.

PROTECTION PLUS

Subject to state and contract availability, if you are purchasing a contract, under which the Protection Plus feature is available, you may elect the Protection Plus death benefit at the time you purchase your contract. Protection Plus provides an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential tax consequences of electing to purchase the Protection Plus feature in an NQ, IRA or Rollover TSA contract.

If the annuitant is 70 or younger when we issue your contract (or if the successor owner/annuitant is 70 or younger when he or she becomes the successor owner/annuitant), the death benefit will be:

the greater of:

o  the account value or

o  any applicable death benefit

Increased by:

o  40% of such death benefit less total net contributions

For purposes of calculating your Protection Plus benefit, the following applies: (i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been


                                              Contract features and benefits  25
made plus any subsequent contributions) reduced on a pro rata basis to reflect withdrawals (including surrender charges and loans). Credit amounts are not included in "net contributions." Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce net contributions by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If contributions aggregated $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and net contributions after the withdrawal would be $24,000 ($40,000-$16,000); (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable guaranteed minimum death benefit as of the date of death.

If the annuitant is age 71 through 79 when we issue your contract (or if the successor owner/annuitant is between the ages of 71 and 79 when he or she becomes the successor owner/annuitant and Protection Plus had been elected at issue), the death benefit will be:

the greater of:

o  the account value or

o  any applicable death benefit

Increased by:

o  25% of such death benefit (as described above) less total net contributions

The value of the Protection Plus death benefit is frozen on the first contract date anniversary after the annuitant turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Protection Plus must be elected when the contract is first issued; neither the owner nor the successor owner/annuitant can add it subsequently. Ask your financial professional if this feature is available in your state.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

Generally, your refund will equal your account value under the contract on the day we receive notification to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any guaranteed interest in the guaranteed interest option, and (iii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting
(i), (ii) or (iii) above). For any IRA contracts returned to us within seven days after you receive it, we are required to refund the full amount of your contribution. Please note that you will forfeit the credit by exercising this right of cancellation. For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o  you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus and in the SAI for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office or your financial professional can provide you with the cancellation instructions.


26  Contract features and benefits

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total value of the values you have in: (i) the variable investment options; (ii) the guaranteed interest account; (iii) market adjusted amounts in the fixed maturity options; and (iv) the loan reserve account (applies for Rollover TSA contracts only).

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value less: (i) the total amount or a pro rata portion of the annual administrative charge; (ii) any applicable withdrawal charge; and (iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.


YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)   mortality and expense risks;

(ii)  administrative, and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions plus the credit;

(ii)  decreased to reflect a withdrawal (plus applicable withdrawal charges);

(iii) increased to reflect transfer into, or decreased to reflect transfer out of a variable investment option; or

(iv) decreased to reflect a transfer of your loan amount to the loan reserve account under a Rollover TSA contract.

In addition, when we deduct the enhanced death benefit, Living Benefit and/or Protection Plus benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.


YOUR CONTRACT'S VALUE IN THE GUARANTEED
INTEREST ACCOUNT

Your value in the guaranteed interest account at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.


YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.


TERMINATION OF YOUR CONTRACT

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose any applicable guaranteed benefits.


                                           Determining your contract's value  27

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the variable investment options, subject to the following:

o You may not transfer to a fixed maturity option that has a rate to maturity of 3% or less.

o If the annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. As of February 14, 2003, maturities of less than six years were not available. Also, the maturity dates may be no later than the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment.

In addition, we reserve the right to restrict transfers among variable investment options as described in your contract, including limitations on the number, frequency or dollar amount of transfers.

The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option and interest sweep option dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this prospectus) in any contract year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or,

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the Investment options in the prior contract year; or,

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.

You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.


DISRUPTIVE TRANSFER ACTIVITY

You should note that the Accumulator(R) Plus(SM) contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio. These kinds of strategies and transfer activities are disruptive to the underlying portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options are disruptive to the underlying portfolios, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney or otherwise who is acting on behalf of one or more owners. In making these determinations, we may consider the combined transfer activity of annuity contracts and life insurance policies that we believe are under common ownership, control or direction.

We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to prevent disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio, and we take appropriate action, which may include the actions described above to restrict availability of voice, fax and automated transaction services, when we consider the activity of owners to be disruptive. We currently provide a letter to owners who have engaged in such activity of our intention to restrict such services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider disruptive transfer activity, as well as change our procedures to restrict this activity.


REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis)

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.


28  Transferring your money among investment options

While your rebalancing program is in effect, we will transfer amounts among the variable investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------

You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; your rebalancing allocations will not be changed, and the rebalancing program will remain in effect unless you request that it be canceled in writing. There is no charge for the rebalancing feature.

You may not elect the rebalancing program if you are participating in any dollar cost averaging program. Rebalancing is not available for amounts you have allocated to the guaranteed interest option or the fixed maturity options.



                            Transferring your money among investment options  29

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. If you withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.

Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.



--------------------------------------------------------------------------------
                                  Method of withdrawal
                  --------------------------------------------------------------
                                                               Lifetime
                                                               required
                                             Substantially     minimum
    Contract      Lump sum     Systematic        equal       distribution
--------------------------------------------------------------------------------
NQ                  Yes           Yes             No              No
--------------------------------------------------------------------------------
Rollover IRA        Yes           Yes             Yes            Yes
--------------------------------------------------------------------------------
Roth Con-
 version IRA        Yes           Yes             Yes             No
--------------------------------------------------------------------------------
Rollover
 TSA*               Yes           Yes             No             Yes
--------------------------------------------------------------------------------
QP                  Yes           No              No             Yes
--------------------------------------------------------------------------------

* For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity Contracts (TSAs)" in "Tax information" later in this Prospectus and in the SAI.


LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions). The minimum amount you may withdraw is $300.

Lump sum withdrawals will be subject to a withdrawal charge if they exceed the 15% free withdrawal amount (see "15% free withdrawal amount" in "Charges and expenses" later in this Prospectus). Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.


SYSTEMATIC WITHDRAWALS
(NQ, Rollover TSA, Rollover IRA and Roth Conversion IRA contracts only)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions).

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 15% free withdrawal amount.


SUBSTANTIALLY EQUAL WITHDRAWALS
(Rollover IRA and Roth Conversion IRA contracts only)

The substantially equal withdrawals option allows you to receive distributions from your account value without triggering the 10% additional federal tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus and in the SAI. Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty. The IRS has recently issued guidance permitting an individual who had elected to receive substantially equal withdrawals to change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will cal-


30  Accessing your money
culate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.

Substantially equal withdrawals are not subject to a withdrawal charge.


LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA and Rollover TSA and QP contracts only -- See "Tax information" later in this Prospectus and in the SAI)

We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70-1/2. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this Prospectus and in the SAI for your specific type of retirement arrangement.

Currently, we do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our "automatic required minimum distribution
(RMD) service" except if, when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 15% free withdrawal amount.

Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.

--------------------------------------------------------------------------------
For Rollover IRA and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest account. If there is insufficient value or no value in the variable investment options and the guaranteed interest account, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply to withdrawals from the fixed maturity options.


HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:


INCOME BENEFIT AND DEATH BENEFIT

Your applicable benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 6% or less of the applicable benefit base on the most recent contract date anniversary. Any portion of a withdrawal that causes the sum of your withdrawals in a contract year to exceed 6% of the applicable benefit base on the most recent contract date anniversary and any subsequent withdrawals in that same contract year will reduce your applicable benefit base on a pro rata basis.

The timing of your withdrawals and whether they exceed the 6% threshold described above can have a significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.

Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your guaranteed minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x ..40) and your new guaranteed minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000.) This pro rata example assumes that the annual 6% threshold described above has already been exceeded.


LOANS UNDER ROLLOVER TSA CONTRACTS

You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are enrolled in our "automatic required minimum distribution (RMD) service."

You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subjected to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" later in this Prospectus and in the SAI, for general rules applicable to loans.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of the loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1) the date annuity payments begin,

(2) the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amounts).

Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield


                                                        Accessing your money  31

Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.


LOAN RESERVE ACCOUNT

On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If these amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment may apply.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records. Loan repayments are not considered contributions and therefore are not eligible for additional credits.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions). For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus and in the SAI.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest account and fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS

Equitable Accumulator(R) Plus(SM) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments which can be either level or increasing, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue. In addition, if you are exercising your guaranteed minimum income benefit under the Living Benefit, your choice of payout options are those that are available under the Living Benefit (see "Our Living Benefit option" in "Contract features and benefits" earlier in this Prospectus).



--------------------------------------------------------------------------------
Fixed annuity payout options   Life annuity
                               Life annuity with period
                                 certain
                               Life annuity with refund
                                 certain
                               Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity     Life annuity (not available
   payout options                in New York)
                               Life annuity with period
                                 certain
--------------------------------------------------------------------------------
Income Manager payout          Life annuity with period
   options                       certain
                               Period certain annuity
--------------------------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recov-


32  Accessing your money
   ered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide you with details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of the EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


INCOME MANAGER PAYOUT OPTIONS

The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your financial professional. Income Manager payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.

Both NQ and IRA Income Manager payout options provide guaranteed level payments. The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect an Income Manager payout option without life contingencies unless withdrawal charges are no longer in effect under your Equitable Accumulator(R) Plus(SM).

For QP and Rollover TSA contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner.

You may choose to apply only part of the account value of your Equitable Accumulator(R) Plus(SM) contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator(R) Plus(SM). For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.

Depending upon your circumstances, an Income Manager contract may be purchased on a tax-free basis. Please consult you tax adviser. The Income Manager payout options are not available in all states.

If you purchase an Income Manager contract in connection with the exercise of the Living Benefit option, different payout options may apply as well as other various differences. See "Our Living Benefit Option" in "Contract features and benefits" earlier in this Prospectus as well as the Income Manager prospectus.


THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

For the fixed annuity payout option, the withdrawal charge applicable under your Equitable Accumulator(R) Plus(SM) is imposed if you select a period certain. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager payout life contingent options, no withdrawal charge is imposed under the Equitable Accumulator(R) Plus(SM). If the withdrawal charge that otherwise would have been applied to your account value under your Equitable Accumulator(R) Plus(SM) is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager will apply. The year in which your account value is applied to the payout option will be "contract year 1."


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin, unless you are applying only some of your account value to an Income Manager contract. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than five years from the Accumulator(R) Plus(SM) contract date. Except with respect to Income Manager annuity payout options, where


                                                        Accessing your money  33
payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the annuity maturity date described below.

If you elect to start receiving annuity payments within three years of making an additional contribution, we will recover the amount of any credit that applies to that contribution.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. For contracts issued in New York, the maturity date is the contract date that follows the annuitant's 90th birthday.

For contracts issued in Pennsylvania, the maturity date is related to the contract issue date, as follows:



--------------------------------------------------------------------------------
                                                Maximum
 Issue age                                 annuitization age
--------------------------------------------------------------------------------
    0-75                                          85
     76                                           86
     77                                           87
   78-80                                          88
--------------------------------------------------------------------------------

Before the last day by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager annuity payout option is chosen.


34  Accessing your money

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT EQUITABLE LIFE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o  A mortality and expense risks charge

o  An administrative charge

o  A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary -- an annual administrative charge, if applicable.

o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.

o On each contract date anniversary -- a charge if you elect a death benefit (other than the Standard death benefit).

o On each contract date anniversary -- a charge for the Living Benefit, if you elect this optional benefit.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

o On each contract date anniversary -- a charge for Protection Plus, if you elect this optional benefit.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your financial professional for more information.


MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard death benefit. The daily charge is equivalent to an annual rate of 0.90% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect. A portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contracts features and benefits" earlier in this Prospectus. We expect to make a profit from this charge.


ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (if permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply. If you surrender your contract during the contract year, we will deduct a pro rata portion of the charge.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus.


WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 15% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value or apply your cash value to a non life contingent annuity payout option. A portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contracts features and benefits" earlier in this Prospectus. We expect to make a profit from this charge.


                                                        Charges and expenses  35

The withdrawal charge equals a percentage of the contributions withdrawn. We do not consider credits to be contributions. Therefore, there is no withdrawal charge associated with a credit.

The percentage of the withdrawal charge that applies to each contribution depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:



--------------------------------------------------------------------------------
                              Contract year
--------------------------------------------------------------------------------
                    1     2     3     4     5     6     7     8    9+
--------------------------------------------------------------------------------
 Percentage of
   contribution   8%    8%    7%    7%    6%    5%    4%    3%    0%

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawals of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus and in the SAI.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to the same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each variable investment option. The withdrawal charge helps cover our sales expenses.

The withdrawal charge does not apply in the circumstances described below.

15% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 15% of your account value without paying a withdrawal charge. The 15% free withdrawal amount is determined using your account value on the most recent contract date anniversary, or in the case of the first contract year, your initial contribution, minus any other withdrawals made during the contract year. The 15% free withdrawal amount does not apply if you surrender your contract except where required by law.

DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME. The withdrawal charge does not apply if:

      (i) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

      (ii) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

      (iii) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

            -- its main function is to provide skilled, intermediate, or custodial nursing care;

            -- it provides continuous room and board to three or more persons;

            -- it is supervised by a registered nurse or licensed practical nurse;

            -- it keeps daily medical records of each patient;

            -- it controls and records all medications dispensed; and

            -- its primary service is other than to provide housing for residents.


We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions as described in (i), (ii) or (iii) above existed at the time a contribution was remitted or if the condition that began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.


GUARANTEED MINIMUM DEATH BENEFIT CHARGE

Annual ratchet to age 85. If you elect the Annual ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.30% of the Annual ratchet to age 85 benefit base.

6% Roll up to age 85. If you elect the 6% Roll up to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.45% of the 6% Roll up to age 85 benefit base.

Greater of 6% Roll up to age 85 or Annual ratchet to age 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.60% of the greater of the 6% Roll up to age 85 or the Annual ratchet to age 85 benefit base.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro-rata basis. If those amount are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus.

There is no additional charge for the Standard death benefit.


LIVING BENEFIT CHARGE

If you elect the Living Benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you


36  Charges and expenses
exercise the guaranteed minimum income benefit, elect another annuity payout option or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The charge is equal to 0.60% of the applicable benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus.


PROTECTION PLUS

If you elect Protection Plus, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment may apply.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to the Variable Immediate annuity payout option.


CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

o  Management fees ranging from 0.25% to 1.20%.

o  12b-1 fees of 0.25%.

o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o  Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts following this prospectus.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the guaranteed minimum death benefit or offer variable investment options that invest in shares of either Trust that are not subject to the 12b-1 fee. If permitted under the terms of our exemptive order regarding Accumulator Plus(SM) bonus feature, we may also change the crediting percentage that applies to contributions. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


                                                        Charges and expenses  37

6. Payment of death benefit

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YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee.

Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary so that the custodian can reinvest or distribute the death benefit as the beneficiary of the account desires.

The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable guaranteed minimum death benefit. We determine the amount of the death benefit (other than the applicable guaranteed minimum death benefit) and any amount applicable under the Protection Plus feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the applicable guaranteed minimum death benefit will be such guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals. The death benefit will be less a deduction for any outstanding loan plus accrued interest on the date that the death benefit is made (applies to Rollover TSA only).


EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a surviving spouse of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse who is the sole primary beneficiary can be a successor owner/annuitant. The successor owner/annuitant feature is only available under NQ and individually-owned IRA contracts.

For NQ and all types of IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.


WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death. When the owner is not the annuitant under an NQ contract and the owner dies before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash five years after your death (or the death of the first owner to die).

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed later under "Beneficiary continuation option" below.


HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.


38  Payment of death benefit

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions and information, and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your elected guaranteed minimum death benefit as of the date of your death if such death benefit is greater than your account value, plus any amount applicable under the Protection Plus feature, and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be considered to be withdrawn only after all other amounts have been withdrawn. In determining whether your applicable guaranteed minimum death benefit option will continue to grow, we will use your surviving spouse's age (as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature).

Where an NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trustee, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.


BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract in the deceased contract owner's name and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional for further information.

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value. Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed in the Statement of Additional Information, the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

o  The contract continues in your name for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the guaranteed minimum income benefit or an optional enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any minimum death benefit feature will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges, if any, will apply.

o  Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACT ONLY. This feature, also known as the Inherited annuity, may only be elected when the NQ contract owner dies before the annuity commencement date, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor


                                                    Payment of death benefit  39
owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section. This feature must be elected within 9 months following the date of your death and before any inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and the annuitant are the same person):

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o  The contract continues in your name for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the guaranteed minimum income benefit or an optional enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any minimum death benefit feature will no longer be in effect.

o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. See "Taxation of nonqualified annuities" in "Tax information" later in this Prospectus.

o  Any partial withdrawals must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If you are both the owner and annuitant:

o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the annuity account value to equal the applicable death benefit if such death benefit is greater than such account value.

o No withdrawal charges, if any, will apply to any withdrawals by the beneficiary.

If the owner and annuitant are not the same person:

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o  The annuity account value will not be reset to the death benefit amount.

o The contract's withdrawal charge schedule will continue to be applied to any withdrawal or surrender other than scheduled payments; the contract's free corridor amount will continue to apply to withdrawals but does not apply to surrenders.

o We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceed the free corridor amount. See the "Withdrawal charges" in "Charges and expenses" earlier in this Prospectus.

If a contract is jointly owned:

o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" earlier in this section.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" earlier in this section.


40  Payment of death benefit

7. Tax information

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OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator(R) Plus(SM) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002 and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions that can be made to all types of tax-favored retirement plans. In addition to increasing amounts that can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax advisor how EGTRRA affects your personal financial situation.


BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. More information on IRAs and TSAs is provided in the SAI. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as Accumulator(R) Plus(SM), extra credit on each contribution, choice of death benefits, the living benefit guaranteed minimum income benefit guaranteed interest option, selection of investment funds and its choices of pay-out options that are available in Accumulator(R) Plus(SM), as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect. Although certain provisions of the Temporary Regulations on required minimum distributions concerning the actuarial value of additional contract benefits, which could have increased the amount required to be distributed from annuity contracts funding qualified plans, TSAs and IRAs have been suspended for 2003, these or similar provisions may apply in future years. You may want to discuss with your tax advisor the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract. See also Appendix II at the end of this Prospectus for a discussion of QP contracts.



TRANSFERS AMONG VARIABLE INVESTMENT OPTIONS

You can make transfers among variable investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).


                                                             Tax information  41

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


PROTECTION PLUS FEATURE

In order to enhance the amount of the death benefit to be paid at the Annuitant's death, you may purchase a Protection Plus rider for your NQ contract. Although we regard this benefit as an investment protection feature which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus rider is not part of the contract. In such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, Equitable would take all reasonable steps to attempt to avoid this result which could include amending the contract (with appropriate notice to you).


CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

o the owner and the annuitant are the same under the source contract and the Equitable Accumulator(R) Plus(SM) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the Equitable Accumulator(R) Plus(SM) NQ contract.

A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of exchange.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

Beneficiary continuation option

We have received a Private Letter Ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for NQ contracts. See the discussion "Beneficiary continuation option for NQ contracts only" in "Payment of death benefit" earlier in this Prospectus. Among other things, the IRS rules that:

o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects Withdrawal Option 1 or Withdrawal Option 2;

o scheduled payments, any additional withdrawals under Withdrawal Option 2, or contract surrenders under Withdrawal Option 1 will only be taxable to the beneficiary when amounts are actually paid, regardless of the Withdrawal Option selected by the beneficiary;

o a beneficiary who irrevocably elects scheduled payments with Withdrawal Option 1 will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extend it exceeds any remaining investment in the contract.

The Ruling specifically does not address the taxation of any payments received by a beneficiary electing Withdrawal Option 2 (whether scheduled payments or any withdrawal that might be taken). There is no assurance that we will receive any further rulings addressing the


42  Tax information
tax consequences of payments under Withdrawal Option 2. Before electing the beneficiary continuation option feature, the individuals you designate as beneficiary or successor owner should discuss with their tax advisors the consequences of such elections.

The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o  on or after your death; or

o  because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.


OTHER INFORMATION

The IRS has stated that you will be considered the owner of the assets in the separate account if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity contract. If you were to be considered the owner of the underlying shares, income and gains attributable to such portfolio shares would be currently included in your gross income for federal income tax purposes. Incidents of investment control could include among other items, the number of investment options available under a contract and/or the frequency of transfers available under the contract. In connection with the issuance of regulations concerning investment diversification in 1986, the Treasury Department announced that the diversification regulations did not provide guidance on investor control but that guidance would be issued in the form of regulations or rulings. As of the date of this prospectus, no such guidance has been issued. It is not known whether such guidelines, if in fact issued, would have retroactive adverse effect on existing contracts. We can not provide assurance as to the terms or scope of any future guidance nor any assurance that such guidance would not be imposed on a retroactive basis to contracts issued under this prospectus. We reserve the right to modify the contract as necessary to attempt to prevent you from being considered the owner of the assets of the separate account for tax purposes.


SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)


GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically can include mutual funds and/or individual stocks and/or securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis including SEP-IRAs and SIMPLE IRAs, issued and funded in connection with employer-sponsored retirement plans; and

o  Roth IRAs funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http://www.irs.gov).

Equitable Life designs its traditional IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). The SAI contains the information that the IRS requires you to have before you purchase an IRA. We do not discuss education IRAs because they are not available in individual retirement annuity form. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.


We are applying for an opinion letter from the IRS to approve the respectiive forms of the Equitable Accumulator(R) traditional and Roth



                                                             Tax information  43

IRA contracts, as amended to reflect recent tax law changes, for use as a traditional IRA and a Roth IRA, respectively. We do not know if and when any such IRS formal approval will be received. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Equitable Accumulator(R) traditional and Roth IRA contracts.



PROTECTION PLUS(SM) FEATURE

The Protection Plus feature is offered for IRA contracts, subject to state and contract availability. We have filed a request with the IRS that the contract with the Protection Plus feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. We do not know if and when any such IRS formal approval will be received. There is no assurance that the contract with the Protection Plus feature meets the IRS qualification requirements for IRAs. IRAs generally may not invest in life insurance contracts. Although we view the optional Protection Plus benefit as an investment protection feature which should have no adverse tax effect and not as life insurance, it is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus rider is not a permissible part of an individual retirement annuity contract. We further view the optional Protection Plus benefit as part of the contract. There is also a risk that the IRS may take the position that the optional Protection Plus benefit is not part of the annuity contract. In such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take any adverse position, Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). You should discuss with your tax advisor whether you should consider purchasing an Accumulator(R) Plus(SM) IRA or Accumulator(R) Plus(SM) Roth IRA with optional Protection Plus feature.


CONTRIBUTIONS

Individuals may make three different types of contributions to an IRA:

o regular contributions out of earned income or compensation; or

o tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other IRAs of the same type ("direct transfers").

In addition, an individual may make a taxable rollover contribution from a traditional IRA to a Roth IRA ("conversion" contributions).

Contributions to all types of IRAs are compensation-based. They are either made from your current compensation or have a connection with past compensation (for example, rollover contributions from an eligible retirement plan that you had with an employer relate to past compensation). Under certain circumstances, your nonworking spouse, former spouse or surviving spouse may contribute to an IRA. You can make regular contributions for any year to a traditional IRA within federal tax law limits up until the calendar year you reach the age 70-1/2. Regular contributions for any year to a Roth IRA can be made at any time during your life, subject to federal tax law limits.

The amount of contributions you may make to an IRA for any year and whether such contributions are eligible for special tax treatment (for example, deductibility from income or a special credit) may vary, depending on your income, age and whether you participate in an employer-sponsored retirement plan. Roth IRA contributions are not tax deductible. The maximum regular contribution that can be made to all of your IRAs (whether traditional or Roth) for the taxable year for which the contribution is made is $3,000. The amounts are the same for both 2003 and 2004. The maximum regular contribution for both 2003 and 2004 is increased to $3,500 if you are at least age 50 at any time during the taxable year for which the contribution is made.

Rollover and transfer contributions are not subject to dollar limits. Rollover contributions may be made to a traditional IRA from "eligible retirement plans" which include other traditional IRAs, qualified plans, TSAs and governmental 457(b) plans. For Roth IRAs, rollover contributions may be made from other Roth IRAs and traditional IRAs. The conversion of a traditional IRA to a Roth IRA is taxable. Direct transfer contributions may only be made directly from one traditional IRA to another or from one Roth IRA to another.

Rollover contributions to traditional IRAs were historically limited to pre-tax funds. Beginning in 2002 after-tax contributions to a qualified plan or TSA may be rolled over to a traditional IRA (but not a Roth IRA). You should be aware before you roll over any after-tax contributions that you are responsible for calculating the taxable amount of any distributions you take from the traditional IRA.

You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.

A more complete discussion of contributions to traditional IRAs and Roth IRAs is contained in the SAI.


WITHDRAWALS AND DISTRIBUTIONS

You can withdraw any or all of your funds from an IRA at any time; you do not need to wait for a special event like retirement. Earnings in IRAs are not subject to federal income tax until amounts are paid to you or your beneficiary. Withdrawals from an IRA , surrender of an IRA, death benefits from an IRA and annuity payments from an IRA may be fully or partially taxable. Withdrawals and distributions from IRAs are taxable as ordinary income (not capital gain).

Payments from traditional IRAs and Roth IRAs are taxed differently. Payments from traditional IRAs are generally fully taxable unless you have made nondeductible regular contributions or rolled over after-tax contributions. In any event, the issuer of the traditional IRA is entitled to report the distribution as fully taxable and it is your responsibility to calculate the taxable and tax-free portions of any traditional IRA payments on your own tax returns.

Distributions from Roth IRAs generally receive return of contribution treatment first under federal income tax calculation rules before any income is taxable. Certain distributions from Roth IRAs may qualify for


44  Tax information
fully tax-free treatment. These are distributions after you reach age 59-1/2, die, become disabled or meet a qualified first-time homebuyer tax rule. You also have to meet a five-year aging period.

A distribution from a traditional IRA will not be taxable if it is rolled over to an eligible retirement plan. A distribution from a Roth IRA will not be taxable if it is rolled over to another Roth IRA.

Taxable withdrawals or distributions from IRAs may be subject to an additional 10% penalty tax if you are under age 59-1/2, unless an exception applies.

Traditional IRAs are subject to required minimum distribution rules which require that amounts begin to be distributed in a prescribed manner from the IRA after the owner reaches age 70-1/2. These rules also require distributions after the owner's death. No distributions are required to be made from Roth IRAs until after the Roth IRA owner's death, but then the required minimum distribution rules apply.

A more complete discussion of the tax aspects of withdrawals and distributions from traditional IRAs and Roth IRAs is contained in the SAI.


SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS

For QP contracts, your plan administrator or trustee notifies you as to tax consequences. See Appendix II at the end of this Prospectus.


TAX-SHELTERED ANNUITY CONTRACTS (TSAS)


GENERAL

This section covers some of the special tax rules that apply to annuity contracts under Section 403(b) of the Internal Revenue Code (TSAs).

Generally, there are two types of funding vehicles available for 403(b) arrangements--an annuity contract under Section 403(b)(1) of the Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) arrangements qualify for tax deferral.


PROTECTION PLUS FEATURE

The Protection Plus feature is offered for Rollover TSA contracts, subject to state and contract availability. There is no assurance that the contract with the Protection Plus feature meets the IRS qualification requirements for TSAs. There is a limit to the amount of life insurance benefits that TSAs may offer. Although we view the optional Protection Plus benefit as an investment protection feature which should have no adverse tax effect and not as a life insurance benefit, it is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus rider is not a permissible part of a TSA contract. If the IRS were to take the position that the optional Protection Plus benefit is not part of the contract, in such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could affect the tax qualification of the TSA and could be taxable. Were the IRS to take any adverse position, Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). You should discuss with your tax adviser whether you should consider purchasing an Accumulator(R) Plus(SM) Rollover TSA contract with the optional Protection Plus feature.


CONTRIBUTIONS TO TSAS

There are two ways you can make contributions to your Rollover TSA contract:

o  a rollover from another eligible retirement plan, or

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

If you make a direct transfer, you must fill out our transfer form.

ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You must establish your TSA with funds that are directly transferred from another 403(b) arrangement or rolled over from another 403(b) arrangement. You may make subsequent rollover contributions to your Rollover TSA contract from these sources: qualified plans, governmental 457(b) plans and traditional IRAs, as well as other TSAs and 403(b) arrangements. All rollover contributions must be pre-tax funds only with appropriate documentation satisfactory to us.

You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.

A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and

o the Equitable Accumulator(R) Plus(SM) contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to a Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization.

Contributions to TSAs are discussed in greater detail in the SAI.


DISTRIBUTIONS FROM TSAS

GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

You may also need spousal consent for certain transactions and payments.

WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any


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future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

o you are severed from employment with the employer which provided the funds to purchase the TSA you are transferring to the Rollover TSA; or

o  you reach age 59-1/2; or

o  you die; or

o  you become disabled (special federal income tax definition); or

o  you take a hardship withdrawal (special federal income tax definition).

The amount of funds subject to withdrawal restrictions may depend on the source of the funds used to establish the Accumulator(R) Plus(SM) TSA.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" later in this prospectus. In addition, TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we currently do not accept after-tax funds, we do not track your investment in the contract, if any. We will report all distributions from this Rollover TSA as fully taxable. It is your responsibility to determine how much of the distribution is taxable.

A penalty tax of 10% of the taxable portion of the distribution applies to distributions from a TSA before your reach age 59-1/2 unless an exception applies.

Distributions from TSAs are discussed in greater detail in the SAI.


LOANS FROM TSAS

Loans are generally not treated as a taxable distribution. You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

Loans from TSAs are discussed in greater detail in the SAI.


TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS

You may roll over an "eligible rollover distribution" from a TSA into another eligible retirement plan (a qualified plan, a governmental 457(b) plan (separate accounting required), another TSA or a traditional IRA) which agrees to accept the rollover.

A spousal beneficiary may also roll over death benefits or certain divorce-related payments.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

Rollovers from TSAs are discussed in greater detail in the SAI.


REQUIRED MINIMUM DISTRIBUTIONS

TSAs are subject to required minimum distribution rules beginning at age 70-1/2 or separation from service, if later. These rules are discussed in greater detail in the SAI.


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding, as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


46  Tax information

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.

Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $15,840 in periodic annuity payments in 2003, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs where it is reasonable to assume an amount is includable in gross income.

You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a TSA or a qualified plan can be rolled over to another eligible retirement plan. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o  hardship withdrawals; or

o  corrective distributions that fit specified technical tax rules; or

o  loans that are treated as distributions; or

o  a death benefit payment to a beneficiary who is not your surviving spouse; or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


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8. More information

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ABOUT SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of the Separate Account's operations are accounted for without regard to Equitable Life's other operations.

The Separate Account is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or the Separate Account.

Each subaccount (variable investment option) within the Separate Account invests solely in class IB shares issued by the corresponding portfolio of either Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from the Separate Account, or to add other separate accounts;

(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate the Separate Account or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against the Separate Account or a variable investment option directly);

(5) to deregister the Separate Account under the Investment Company Act of 1940;

(6) to restrict or eliminate any voting rights as to the Separate Account; and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


ABOUT THE TRUSTS

EQ Advisors Trust and AXA Premier VIP Trust are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

Equitable Life serves as the investment manager of the Trusts. As such, Equitable Life oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers.

EQ Advisors Trust commenced operations on May 1, 1997. AXA Premier VIP Trust commenced operations on December 31, 2001.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan relating to Class IB shares, and other aspects of its operations, appears in the prospectuses for each Trust, which are attached at the end of this prospectus, or in their respective SAIs which are available upon request.

ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

FMO rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from your financial professional.

For example, the rates to maturity for new allocations as of February 14, 2003 and the related price per $100 of maturity value were as shown below:



--------------------------------------------------------------------------------
  Fixed maturity
   options with
  February 14th       Rate to maturity          Price
  maturity date of          as of           per $100 of
   maturity year     February 14, 2003    maturity value
--------------------------------------------------------------------------------
        2004                 3.00%*            $97.09
        2005                 3.00%*            $94.25
        2006                 3.00%*            $91.51
        2007                 3.00%*            $88.84
        2008                 3.00%*            $86.25
        2009                 3.11%             $83.20
        2010                 3.49%             $78.64
        2011                 3.76%             $74.42
        2012                 3.96%             $70.49
        2013                 4.19%             $66.31
--------------------------------------------------------------------------------

* Since these rates to maturity are 3%, no amounts could have been allocated to these options.

HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw any of your value from a fixed maturity option before its maturity date.


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(1) We determine the market adjusted amount on the date of the withdrawal as follows:

    (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

    (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.


    (c) We determine the current rate to maturity for your FMO based on the rate for a new FMO issued on the same date and having the same maturity date as your FMO; if the same maturity date is not available for new FMOs, we determine a rate that is between the rates for new FMO maturities that immediately precede and immediately follow your FMOs maturity date.


    (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined by using a widely-published Index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, guaranteed interest option and fixed maturity options as well as our general obligations. Credits allocated to your account value are funded from our general account.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS

We accept initial contributions sent by wire to our processing office by agreement with certain broker-dealers. The transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly


                                                            More information  49
completed application. In certain cases we may issue a contract based on information forwarded electronically. In these cases, you must sign our Acknowledgment of Receipt form.

Where we require a signed application, no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we require an Acknowledgment of Receipt form, financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgment of Receipt form.

After your contract has been issued, additional contributions may be transmitted by wire.


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP contracts or Rollover TSA contracts.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY

Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


CONTRIBUTIONS, CREDITS, AND TRANSFERS

o Contributions and credits allocated to the variable investment options are invested at the value next determined after the close of the business day.

o Contributions and credits allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o Contributions and credits allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.

o Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o For the fixed-dollar option and the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.


ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

o  the election of trustees;

o  the formal approval of independent auditors selected for each Trust; or

o any other matters described in the prospectus for each Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


50  More information

VOTING RIGHTS OF OTHERS

Currently, we control the Trusts. Their shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of the Trusts are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of each Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 49, our ability to meet our obligations under the contracts, or the distribution of the contracts.


ABOUT OUR INDEPENDENT ACCOUNTANTS

The consolidated financial statements of Equitable Life at December 31, 2002 and 2001, and for the three years ended December 31, 2002 incorporated in this prospectus by reference to the 2002 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

You cannot assign or transfer ownership of a Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign Rollover IRA, Roth Conversion IRA and QP contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, we will impose a withdrawal charge, if one applies.


DISTRIBUTION OF THE CONTRACTS


The contracts are distributed by AXA Distributors, LLC ("AXA Distributors"). AXA Distributors serves as principal underwriter of Separate Account No. 49. The offering of the contracts is intended to be continuous.


AXA Distributors is a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"). Like AXA Distributors, EDI was owned by Equitable Holdings, LLC.


The contracts are sold by financial professionals of AXA Distributors, as well as by affiliated and unaffiliated broker dealers who have entered into selling agreements with AXA Distributors.


We pay broker-dealer sales compensation that will generally not exceed an amount equal to 6% of total contributions made under the contracts. AXA Distributors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion of it to their financial professionals as commissions related to sales of the contracts.


                                                            More information  51

9. Investment performance

--------------------------------------------------------------------------------

The table below shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution plus a 4% credit invested in the variable investment options for the periods shown.

The table takes into account all fees and charges under the contract, including the withdrawal charge, the highest optional enhanced death benefit charge, the optional Living Benefit charge, the charge for Protection Plus and the annual administrative charge, but does not reflect the charges designed to approximate certain taxes imposed on us, such as premium taxes in your state or any applicable annuity administrative fee. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes resulting in an estimated administrative charge, for the purpose of this table, of $0.13 per $1,000.

The results shown under "length of option period" are based on the actual historical investment experience of each variable investment option since its inception. The results shown under "length of portfolio period" include some periods when a variable investment option investing in the Portfolio had not yet commenced operations. For those periods, we have adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment option been available. The contracts were offered for the first time in 2002.

For the "EQ/Alliance" portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology), we have adjusted the results prior to October 1996, when Class IB shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. The results shown for the EQ/Money Market and EQ/Alliance Common Stock options for periods before March 22, 1985 reflect the results of the variable investment options that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the portfolios, as well as an assumed charge of 0.06% for direct operating expenses.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.

We will indicate that a 4% credit is reflected when we show performance numbers that give effect to the credit.

THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECT PAST PERFORMANCE AND DOES NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.


52  Investment performance

                         TABLE FOR SEPARATE ACCOUNT 49
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2002:




-------------------------------------------------------------------------------------------------
                                                               Length of option period
                                                     --------------------------------------------
                                                                                    Since option
Variable investment options                              1 year         5 years      inception*
-------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                                --             --             --
-------------------------------------------------------------------------------------------------
AXA Premier VIP Health Care                              --             --             --
-------------------------------------------------------------------------------------------------
AXA Premier VIP International Equity                     --             --             --
-------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Core Equity                    --             --             --
-------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Growth                         --             --             --
-------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Value                          --             --             --
-------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Growth                     --             --             --
-------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Value                      --             --             --
-------------------------------------------------------------------------------------------------
AXA Premier VIP Technology                               --             --             --
-------------------------------------------------------------------------------------------------
EQ/Aggressive Stock ***                              (36.98)%       (16.34)%       (11.35)%
-------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock ***                         (41.55)%        (7.70)%        (0.39)%
-------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income ***                        --             --             --
-------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government Securities ***       --             --             --
-------------------------------------------------------------------------------------------------
EQ/Alliance International ***                            --             --             --
-------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                           (39.25)%           --         (22.73)%
-------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond ***                             --             --             --
-------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth                         (38.33)%        (7.42)%        (2.18)%
-------------------------------------------------------------------------------------------------
EQ/Alliance Technology                               (49.11)%           --         (45.47)%
-------------------------------------------------------------------------------------------------
EQ/Balanced ***                                      (20.47)%        (0.41)%       (17.31)%
-------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value                       (21.46)%           --          (1.99)%
-------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible                      (34.50)%           --         (26.22)%
-------------------------------------------------------------------------------------------------
EQ/Capital Guardian International                    (22.85)%           --         (11.66)%
-------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research                         (32.66)%           --          (9.20)%
-------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity                      (31.67)%           --         (10.38)%
-------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity                           (13.50)%        (9.67)%        (9.67)%
-------------------------------------------------------------------------------------------------
EQ/Equity 500 Index ***                              (30.35)%        (4.86)%         1.77%
-------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                                   (32.10)%           --         (16.94)%
-------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                                        (26.31)%           --         (19.16)%
-------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                            (22.44)%        (7.31)%        (6.46)%
-------------------------------------------------------------------------------------------------
EQ/High Yield ***                                    (10.46)%        (8.47)%        (3.39)%
-------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond                               2.39%            --           3.72%
-------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                            (38.40)%           --         (35.99)%
-------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value                            (21.64)%           --          (1.16)%
-------------------------------------------------------------------------------------------------
EQ/Marsico Focus                                     (19.27)%           --          (6.10)%
-------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity                        (24.50)%         2.12%          4.84%
-------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies                     (42.59)%        (7.59)%        (3.02)%
-------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                               (29.01)%           --         (12.87)%
-------------------------------------------------------------------------------------------------
EQ/Money Market ***                                   (6.20)%         0.49%          1.66%
-------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                      (26.92)%        (6.08)%        (2.62)%
-------------------------------------------------------------------------------------------------
EQ/Putnam International Equity                       (24.49)%        (1.56)%         0.24%
-------------------------------------------------------------------------------------------------
EQ/Putnam Voyager                                    (34.37)%        (7.94)%        (2.95)%
-------------------------------------------------------------------------------------------------
EQ/Small Company Index                               (28.84)%           --          (5.59)%
-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------
                                                                    Length of portfolio period
                                                     --------------------------------------------------------
                                                                                                     Since
                                                                                                   portfolio
Variable investment options                              3 years        5 years       10 years    inception**
-------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                                --             --            --            0.92%
-------------------------------------------------------------------------------------------------------------
AXA Premier VIP Health Care                              --             --            --          (27.89)%
-------------------------------------------------------------------------------------------------------------
AXA Premier VIP International Equity                     --             --            --          (28.82)%
-------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Core Equity                    --             --            --          (30.48)%
-------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Growth                         --             --            --          (39.40)%
-------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Value                          --             --            --          (27.79)%
-------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Growth                     --             --            --          (45.41)%
-------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Value                      --             --            --          (33.28)%
-------------------------------------------------------------------------------------------------------------
AXA Premier VIP Technology                               --             --            --          (51.00)%
-------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock ***                              (29.50)%       (16.34)%       (1.86)%          6.78%
-------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock ***                         (26.40)%        (7.70)%        5.37%           9.12%
-------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income ***                    (10.27)%         0.37%           --            6.47%
-------------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government Securities ***     4.47%          2.98%         3.11%           3.66%
-------------------------------------------------------------------------------------------------------------
EQ/Alliance International ***                        (25.49)%        (8.38)%          --           (3.87)%
-------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                           (31.78)%           --            --          (22.73)%
-------------------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond ***                           5.03%          3.01%           --            3.12%
-------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth                         (16.92)%        (7.42)%          --           (2.18)%
-------------------------------------------------------------------------------------------------------------
EQ/Alliance Technology                                   --             --            --          (45.47)%
-------------------------------------------------------------------------------------------------------------
EQ/Balanced ***                                      (10.43)%        (0.41)%        3.32%           6.51%
-------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value                        (9.17)%           --            --           (1.99)%
-------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible                      (20.92)%           --            --          (17.16)%
-------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International                    (24.64)%           --            --          (11.66)%
-------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research                         (12.79)%           --            --           (9.20)%
-------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity                      (13.12)%           --            --          (10.38)%
-------------------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity                           (25.37)%        (9.67)%          --          (13.74)%
-------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index ***                              (20.67)%        (4.86)%          --            6.35%
-------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                                   (23.81)%           --            --          (16.94)%
-------------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                                            --             --            --          (19.36)%
-------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                             (6.81)%        (7.31)%          --           (3.20)%
-------------------------------------------------------------------------------------------------------------
EQ/High Yield ***                                     (8.57)%        (8.47)%        2.62%           3.64%
-------------------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond                               5.76%            --            --            3.72%
-------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                                --             --            --          (36.14)%
-------------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value                              2.38%            --            --           (1.16)%
-------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus                                         --             --            --           (5.80)%
-------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity                         (4.93)%         2.12%           --            4.84%
-------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies                     (37.50)%        (7.59)%          --           (3.02)%
-------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                               (18.44)%           --            --          (12.87)%
-------------------------------------------------------------------------------------------------------------
EQ/Money Market ***                                   (0.63)%         0.49%         1.25%           3.07%
-------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                      (11.82)%        (6.08)%          --           (2.62)%
-------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity                       (22.92)%        (1.56)%          --            0.24%
-------------------------------------------------------------------------------------------------------------
EQ/Putnam Voyager                                    (29.79)%        (7.94)%          --           (2.95)%
-------------------------------------------------------------------------------------------------------------
EQ/Small Company Index                               (12.95)%           --            --           (5.59)%
-------------------------------------------------------------------------------------------------------------



* The variable investment option inception dates are: EQ/Aggressive Stock, EQ/Alliance Common Stock, EQ/Money Market, EQ/Equity 500 Index and EQ/High Yield (October 16, 1996); EQ/Alliance Small Cap Growth, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May 1, 1997); EQ/Emerging Markets Equity (December 31, 1997); EQ/Bernstein Diversified Value, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap, EQ/FI Small/Mid Cap Value and EQ/Janus Large Cap Growth (September 5, 2000); EQ/Balanced (May 18, 2001); EQ/Calvert Socially Responsible and EQ/Marsico Focus (September 4, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP Technology, EQ/Alliance Growth and Income, EQ/Alliance International and EQ/Alliance Quality Bond (January 14, 2002); EQ/Alliance Intermediate Government Securities (April 1, 2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2001.



                                                       Investment performance 53

**  The portfolio inception dates are: EQ/Alliance Common Stock (January 13,
    1976); EQ/Money Market (July 13, 1981); EQ/Aggressive Stock and EQ/Balanced (January 27, 1986); EQ/High Yield (January 2, 1987); EQ/Alliance Intermediate Government Securities (April 1, 1991); EQ/Alliance Growth and Income and EQ/Alliance Quality Bond (October 1, 1993); EQ/Equity 500 Index (March 1, 1994); EQ/Alliance International (April 3, 1995); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May 1, 1997); EQ/Emerging Markets Equity (August 20, 1997); EQ/Bernstein Diversified Value, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1,
    1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1,
    1999); EQ/Calvert Socially Responsible (September 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap and EQ/Janus Large Cap Growth (September 1, 2000); EQ/Marsico Focus (August 31, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2001.

*** In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessor that it may have had. The inception dates for these portfolios are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999.


54 Investment performance

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o  data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:

--------------------------------------------------------------------------------
     Barron's
     Morningstar's Variable Annuity
      Sourcebook
     Business Week
     Forbes
     Fortune
     Institutional Investor
     Money
     Kiplinger's Personal Finance
     Financial Planning
     Investment Adviser

     Investment Management Weekly
     Money Management Letter
     Investment Dealers Digest
     National Underwriter
     Pension & Investments
     USA Today
     Investor's Business Daily
     The New York Times
     The Wall Street Journal
     The Los Angeles Times
     The Chicago Tribune
--------------------------------------------------------------------------------

From time to time, we may also advertise different measurements of the investment performance of the variable investment options and/or the portfolios, including the measurements that compare the performance to market indices that serve as benchmarks. Market indices are not subject to any changes for investment advisory fees, brokerage commissions or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charge and distribution charge or any withdrawal or optional benefit charge. Comparisons with these benchmarks, therefore, may be of limited use. We use them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings.

Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).

The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. According to Lipper, the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts, Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator(R) Plus(SM) performance relative to other variable annuity products. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:

o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts, and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.


YIELD INFORMATION

Current yield for the EQ/Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yields for the EQ/Alliance Quality Bond and EQ/High Yield options will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).

"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the EQ/Money Market, EQ/Alliance Quality Bond and EQ/High Yield options. The current yields and effective yields assume the deduction of all current contract charges and expenses other than the withdrawal charge, the optional enhanced death benefit charge, the optional Protection Plus benefit charge, the annual administrative charge and any charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. For more information, see "Yield Information for the EQ/Money Market Option, EQ/Alliance Quality Bond Option and EQ/High Yield Option" in the SAI.


                                                      Investment performance  55

                      (This page intentionally left blank)

10. Incorporation of certain documents by reference

--------------------------------------------------------------------------------

Equitable Life's Annual Report on Form 10-K for the year ended December 31, 2002 is considered to be a part of this prospectus because it is incorporated by reference.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this prospectus because they are incorporated by reference.


Any statement contained in a document that is, or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.


We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).


                             Incorporation of certain documents by reference  56

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account 49 with the same daily asset charges of 1.40%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2002

------------------------------------------------------------------------------------------
                                                      For the year ending December 31,
                                               -------------------------------------------
                                                               2002
------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
------------------------------------------------------------------------------------------
  Unit value                                                 $ 10.67
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          7,979
------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
------------------------------------------------------------------------------------------
  Unit value                                                 $  7.89
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          1,289
------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
------------------------------------------------------------------------------------------
  Unit value                                                 $  7.80
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          1,360
------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
------------------------------------------------------------------------------------------
  Unit value                                                 $  7.64
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          1,529
------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
------------------------------------------------------------------------------------------
  Unit value                                                 $  6.78
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          2,593
------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
------------------------------------------------------------------------------------------
  Unit value                                                 $  7.90
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          2,676
------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Growth
------------------------------------------------------------------------------------------
  Unit value                                                 $  6.20
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          3,087
------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
------------------------------------------------------------------------------------------
  Unit value                                                 $  7.37
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          2,371
------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
------------------------------------------------------------------------------------------
  Unit value                                                 $  5.66
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          1,127
------------------------------------------------------------------------------------------
 EQ/Aggressive Stock
------------------------------------------------------------------------------------------
  Unit value                                                 $ 35.61
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             66
------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
------------------------------------------------------------------------------------------
  Unit value                                                 $141.20
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            112
------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
------------------------------------------------------------------------------------------
  Unit value                                                 $ 19.73
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          1,786
------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
------------------------------------------------------------------------------------------
  Unit value                                                 $ 18.29
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          2,463
------------------------------------------------------------------------------------------
 EQ/Alliance International
------------------------------------------------------------------------------------------
  Unit value                                                 $  8.52
------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          1,026
------------------------------------------------------------------------------------------

                                 Appendix I: Condensed financial information A-1

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2002 (CONTINUED)

------------------------------------------------------------------------------
                                          For the year ending December 31,
                                   -------------------------------------------
                                                   2002
------------------------------------------------------------------------------
 EQ/Alliance Premier Growth
------------------------------------------------------------------------------
  Unit value                                      $ 4.83
------------------------------------------------------------------------------
  Number of units outstanding (000's)              2,607
------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
------------------------------------------------------------------------------
  Unit value                                      $15.13
------------------------------------------------------------------------------
  Number of units outstanding (000's)              2,167
------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
------------------------------------------------------------------------------
  Unit value                                      $ 9.80
------------------------------------------------------------------------------
  Number of units outstanding (000's)              1,577
------------------------------------------------------------------------------
 EQ/Alliance Technology
------------------------------------------------------------------------------
  Unit value                                      $ 2.88
------------------------------------------------------------------------------
  Number of units outstanding (000's)              1,429
------------------------------------------------------------------------------
 EQ/Balanced
------------------------------------------------------------------------------
  Unit value                                      $34.80
------------------------------------------------------------------------------
  Number of units outstanding (000's)              1,307
------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
------------------------------------------------------------------------------
  Unit value                                      $10.11
------------------------------------------------------------------------------
  Number of units outstanding (000's)              5,924
------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
------------------------------------------------------------------------------
  Unit value                                      $ 6.28
------------------------------------------------------------------------------
  Number of units outstanding (000's)                208
------------------------------------------------------------------------------
 EQ/Capital Guardian International
------------------------------------------------------------------------------
  Unit value                                      $ 7.27
------------------------------------------------------------------------------
  Number of units outstanding (000's)              1,957
------------------------------------------------------------------------------
 EQ/Capital Guardian Research
------------------------------------------------------------------------------
  Unit value                                      $ 7.95
------------------------------------------------------------------------------
  Number of units outstanding (000's)              2,246
------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
------------------------------------------------------------------------------
  Unit value                                      $ 7.63
------------------------------------------------------------------------------
  Number of units outstanding (000's)              3,232
------------------------------------------------------------------------------
 EQ/Emerging Markets Equity
------------------------------------------------------------------------------
  Unit value                                      $ 5.66
------------------------------------------------------------------------------
  Number of units outstanding (000's)              1,261
------------------------------------------------------------------------------
 EQ/Equity 500 Index
------------------------------------------------------------------------------
  Unit value                                      $18.61
------------------------------------------------------------------------------
  Number of units outstanding (000's)              3,667
------------------------------------------------------------------------------
 EQ/Evergreen Omega
------------------------------------------------------------------------------
  Unit value                                      $ 5.77
------------------------------------------------------------------------------
  Number of units outstanding (000's)                625
------------------------------------------------------------------------------
 EQ/FI Mid Cap
------------------------------------------------------------------------------
  Unit value                                      $ 6.86
------------------------------------------------------------------------------
  Number of units outstanding (000's)              3,145
------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
------------------------------------------------------------------------------
  Unit value                                      $ 9.40
------------------------------------------------------------------------------
  Number of units outstanding (000's)              4,007
------------------------------------------------------------------------------
 EQ/High Yield
------------------------------------------------------------------------------
  Unit value                                      $22.55
------------------------------------------------------------------------------
  Number of units outstanding (000's)              1,128
------------------------------------------------------------------------------
 EQ/International Equity Index
------------------------------------------------------------------------------
  Unit value                                      $ 7.19
------------------------------------------------------------------------------
  Number of units outstanding (000's)                950
------------------------------------------------------------------------------

A-2 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2002 (CONTINUED)


------------------------------------------------------------------------------
                                          For the year ending December 31,
                                   -------------------------------------------
                                                   2002
------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
------------------------------------------------------------------------------
  Unit value                                      $13.19
------------------------------------------------------------------------------
  Number of units outstanding (000's)              5,930
------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
------------------------------------------------------------------------------
  Unit value                                      $ 4.38
------------------------------------------------------------------------------
  Number of units outstanding (000's)              2,586
------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
------------------------------------------------------------------------------
  Unit value                                      $10.59
------------------------------------------------------------------------------
  Number of units outstanding (000's)              3,006
------------------------------------------------------------------------------
 EQ/Marsico Focus
------------------------------------------------------------------------------
  Unit value                                      $ 9.89
------------------------------------------------------------------------------
  Number of units outstanding (000's)              4,362
------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
------------------------------------------------------------------------------
  Unit value                                      $14.10
------------------------------------------------------------------------------
  Number of units outstanding (000's)              2,399
------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
------------------------------------------------------------------------------
  Unit value                                      $ 9.28
------------------------------------------------------------------------------
  Number of units outstanding (000's)                538
------------------------------------------------------------------------------
 EQ/MFS Investors Trust
------------------------------------------------------------------------------
  Unit value                                      $ 6.77
------------------------------------------------------------------------------
  Number of units outstanding (000's)              1,329
------------------------------------------------------------------------------
 EQ/Money Market
------------------------------------------------------------------------------
  Unit value                                      $28.26
------------------------------------------------------------------------------
  Number of units outstanding (000's)              4,457
------------------------------------------------------------------------------
 EQ/Putnam Growth & Income Value
------------------------------------------------------------------------------
  Unit value                                      $ 9.62
------------------------------------------------------------------------------
  Number of units outstanding (000's)              1,383
------------------------------------------------------------------------------
 EQ/Putnam International Equity
------------------------------------------------------------------------------
  Unit value                                      $11.11
------------------------------------------------------------------------------
  Number of units outstanding (000's)              1,712
------------------------------------------------------------------------------
 EQ/Putnam Voyager
------------------------------------------------------------------------------
  Unit value                                      $ 9.35
------------------------------------------------------------------------------
  Number of units outstanding (000's)                762
------------------------------------------------------------------------------
 EQ/Small Company Index
------------------------------------------------------------------------------
  Unit value                                      $ 8.57
------------------------------------------------------------------------------
  Number of units outstanding (000's)              1,437
------------------------------------------------------------------------------

                                 Appendix I: Condensed financial information A-3

                      (This page intentionally left blank)

Appendix II: Purchase considerations for QP contracts

--------------------------------------------------------------------------------

Trustees who are considering the purchase of an Equitable Accumulator(R) Plus(SM) QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator(R) Plus(SM) QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator(R) Plus(SM) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.

We will not accept defined benefit plans. For defined contribution plans, we will only accept transfers from another defined contribution plan or a change of investment vehicles in the plan. Only one additional transfer contribution may be made per contract year. If overfunding of a plan occurs or amounts attributable to an excess contribution must be withdrawn, withdrawals from the QP contract may be required. A withdrawal charge and/or market value adjustment may apply.

Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that:

o the QP contract may not be an appropriate purchase for annuitants approaching or over age 70-1/2;

o although certain provisions of the Temporary Regulations on required minimum distributions which would have required that the actuarial value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions have been suspended for 2003, these or similar provisions may apply in future years, and could increase the amounts required to be distributed from the contract; and

o the guaranteed minimum income benefit under the Living Benefit may not be an appropriate feature for annuitants who are older than 601/2 when the contract is issued.

Finally, because the method of purchasing the QP contract, including the large initial contribution and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


                       Appendix II: Purchase considerations for QP contracts B-1

                      (This page intentionally left blank)

Appendix III: Market value adjustment example

--------------------------------------------------------------------------------

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 14, 2004 to a fixed maturity option with a maturity date of February 14, 2013 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,914 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 14, 2008.



------------------------------------------------------------------------------------
                                                            Hypothetical Assumed
                                                             rate to maturity on
                                                              February 14, 2008
                                               -------------------------------------
                                                             5.00%        9.00%
------------------------------------------------------------------------------------
 As of February 14, 2008 (before withdrawal)
------------------------------------------------------------------------------------
(1) Market adjusted amount                                 $144,082     $119,503
(2) Fixed maturity amount                                  $131,104     $131,104
(3) Market value adjustment:
    (1) - (2)                                              $ 12,978     $(11,601)
------------------------------------------------------------------------------------
 On February 14, 2008 (after withdrawal)
------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
    (3) x [$50,000/(1)]                                    $  4,504     $ (4,854)
(5) Reduction in fixed maturity amount: [$50,000 - (4)]    $ 45,496     $ 54,854
(6) Fixed maturity amount: (2) - (5)                       $ 85,608     $ 76,250
(7) Maturity value                                         $120,091     $106,965
(8) Market adjusted amount of (7)                          $ 94,082     $ 69,503
------------------------------------------------------------------------------------

You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized. The market value is computed differently if you withdraw amounts on a date other than the anniversary of the establishment of the fixed maturity option.


                               Appendix III: Market value adjustment example C-1

                      (This page intentionally left blank)

Appendix IV: Guaranteed enhanced death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit.

The following illustrates the enhanced death benefit calculation. Assuming $100,000 (plus the applicable 4% credit) is allocated to the variable investment options (with no allocation to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, the guaranteed interest option or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an annuitant age 45 would be calculated as follows:




-----------------------------------------------------------------------------------------------------
                                                 6% roll up to age 85      Annual ratchet to age 85
  End of Contract Year       Account Value      enhanced death benefit      enhanced death benefit
-----------------------------------------------------------------------------------------------------
            1                109,200                 110,240                     109,200
-----------------------------------------------------------------------------------------------------
            2                120,120                 116,854                     120,120
-----------------------------------------------------------------------------------------------------
            3                134,534                 123,866                     134,534
-----------------------------------------------------------------------------------------------------
            4                107,628                 131,298                     134,534
-----------------------------------------------------------------------------------------------------
            5                118,390                 139,175                     134,534
-----------------------------------------------------------------------------------------------------
            6                132,597                 147,526                     134,534
-----------------------------------------------------------------------------------------------------
            7                132,597                 156,378                     134,534
-----------------------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


6% ROLL-UP TO AGE 85

(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be the enhanced death benefit.

(2) At the end of contract years 2 and 3, the death benefit will be the current account value since it is higher than the current enhanced death benefit.


ANNUAL RATCHET TO AGE 85

(3) At the end of contract years 1 through 3, the enhanced death benefit is the current account value.

(4) At the end of contract years 4 through 7, the enhanced death benefit is the enhanced death benefit at the end of the prior year since it is equal to or higher than the current account value.


GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% roll-up to age 85 or the Annual ratchet to age 85.


                      Appendix IV: Guaranteed enhanced death benefit example D-1

                      (This page intentionally left blank)

Appendix V: Hypothetical Illustrations

--------------------------------------------------------------------------------

   ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM
                                    BENEFITS

The following tables illustrate the changes in account value, cash value and the values of the "greater of 6% Roll up to Age 85 or the Annual Ratchet to Age 85" guaranteed minimum death benefit, the Protection Plus benefit and the guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator Plus contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single$10,00 contribution and takes no withdrawals. The amounts shown are for the beginning of each policy year and assume that all of the account value is invested in portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying Portfolios (as described below), the corresponding net annual rates of return would be (2.75)%, 3.25% for the Accumulator Plus Contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges but they do not reflect the charges we deduct from your account value annually for the guaranteed minimum death benefit, Protection Plus benefit and the Living Benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return would be lower; however, the values shown in the following tables reflect all policy charges. The values shown under "Lifetime Annual Living Benefit" reflect the lifetime income that would be guaranteed if the Living Benefit is selected at that contract anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the Death Benefit and/or "Lifetime Annual Living Benefit" columns indicates that the contract has terminated due to insufficient account value and, consequently, the guaranteed benefit has no value.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.72%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.38% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of policy values among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee Table" earlier in this prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.

Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.


                                      Appendix V: Hypothetical Illustrations E-1

Variable Deferred Annuity
Accumulator Plus
$100,000 Single Contribution and No Withdrawals
Male, Issue Age 60
Benefits:
  Greater of 6% Roll-Up and the Annual Ratchet to Age 85 Guaranteed Minimum Death Benefit
  Protection Plus
  Guaranteed Minimum Income Benefit

                                                               Guaranteed
                                                                 Minimum
                       Account Value        Cash Value        Death Benefit
                    ------------------- ------------------ -------------------
  Age   Policy Year     0%        6%       0%        6%        0%        6%
------ ------------ --------- --------- -------- --------- --------- ---------
  60         1       104,000  104,000    96,000    96,000   104,000  104,000
  61         2        99,463  105,681    91,463    97,681   110,240  110,240
  62         3        94,987  107,332    87,987   100,332   116,854  116,854
  63         4        90,565  108,946    83,565   101,946   123,866  123,866
  64         5        86,191  110,517    80,191   104,517   131,298  131,298
  65         6        81,857  112,040    76,857   107,040   139,175  139,175
  66         7        77,557  113,506    73,557   109,506   147,526  147,526
  67         8        73,284  114,908    70,284   111,908   156,378  156,378
  68         9        69,030  116,238    69,030   116,238   165,760  165,760
  69        10        64,788  117,487    64,788   117,487   175,706  175,706
  74        15        43,460  122,161    43,460   122,161   235,134  235,134
  79        20        21,099  123,051    21,099   123,051   314,662  314,662
  84        25             0  118,055         0   118,055         0  421,089
  89        30             0  118,932         0   118,932         0  446,355
  94        35             0  122,944         0   122,944         0  446,355
  95        36             0  123,817         0   123,817         0  446,355



                                    Lifetime Annual
                                     Living Benefit
                           ----------------------------------
       Total Death Benefit
         with Protection      Guaranteed       Hypothetical
              Plus              Income            Income
       ------------------- ----------------- ----------------
  Age      0%        6%       0%       6%       0%       6%
------ --------- --------- -------- -------- -------- -------
  60    104,000  104,000      N/A     N/A       N/A     N/A
  61    114,336  114,336      N/A     N/A       N/A     N/A
  62    123,596  123,596      N/A     N/A       N/A     N/A
  63    133,412  133,412      N/A     N/A       N/A     N/A
  64    143,817  143,817      N/A     N/A       N/A     N/A
  65    154,846  154,846      N/A     N/A       N/A     N/A
  66    166,536  166,536      N/A     N/A       N/A     N/A
  67    178,929  178,929      N/A     N/A       N/A     N/A
  68    192,064  192,064      N/A     N/A       N/A     N/A
  69    205,988  205,988      N/A     N/A       N/A     N/A
  74    289,188  289,188    14,837  14,837    14,837  14,837
  79    400,527  400,527    21,208  21,208    21,208  21,208
  84          0  514,506         0  36,214         0  36,214
  89          0  539,771      N/A     N/A       N/A     N/A
  94          0  539,771      N/A     N/A       N/A     N/A
  95          0  539,771      N/A     N/A       N/A     N/A

The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a policy would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual policy years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.


E-2 Appendix V: Hypothetical Illustrations

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                          Page

Tax Information                                                             2
Unit Values                                                                15
Custodian and Independent Accountants                                      15
Yield Information for the EQ/Money Market Option, EQ/Alliance Quality Bond
 Option and EQ/High Yield Option                                           16
Distribution of the Contracts                                              17
Financial Statements                                                       17


How to obtain an Equitable Accumulator(R) Plus(SM) Statement of Additional Information for Separate Account No. 49

Send this request form to:
     Equitable Accumulator(R) Plus(SM)
     P.O. Box 1547
     Secaucus, NJ 07096-1547






- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Please send me an Equitable Accumulator(R) Plus(SM) SAI for Separate Account No. 49 dated May 1, 2003.


--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City           State    Zip




















(SAI 10AMLF(05/03))





                                                          X00516/Plus '02 Series

Equitable Accumulator(R) Advisor(SM)

A combination variable and fixed deferred annuity contract




PROSPECTUS DATED MAY 1, 2003


Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectuses for each Trust, which contain important information about their portfolios.
--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR(R) ADVISOR(SM)?


Equitable Accumulator(R) Advisor(SM) is a deferred annuity contract issued by The Equitable Life Assurance Society of the United States. It provides for the accumulation of retirement savings and for income. The contract offers death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options and the fixed maturity options ("investment options"). This contract may not currently be available in all states. Certain features and benefits described in this prospectus may vary in your state; all features and benefits may not be available in all contracts or all states.





--------------------------------------------------------------------------------
 Variable investment options
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o AXA Premier VIP Core Bond              o EQ/Calvert Socially Responsible
o AXA Premier VIP Health Care            o EQ/Capital Guardian International
o AXA Premier VIP International Equity   o EQ/Capital Guardian Research
o AXA Premier VIP Large Cap Core         o EQ/Capital Guardian U.S. Equity
  Equity                                 o EQ/Emerging Markets Equity
o AXA Premier VIP Large Cap Growth       o EQ/Equity 500 Index
o AXA Premier VIP Large Cap Value        o EQ/Evergreen Omega
o AXA Premier VIP Small/Mid Cap          o EQ/FI Mid Cap
  Growth                                 o EQ/FI Small/Mid Cap Value
o AXA Premier VIP Small/Mid Cap Value    o EQ/High Yield
o AXA Premier VIP Technology             o EQ/J.P. Morgan Core Bond
o EQ/Aggressive Stock                    o EQ/Janus Large Cap Growth
o EQ/Alliance Common Stock               o EQ/Lazard Small Cap Value
o EQ/Alliance Growth and Income          o EQ/Marsico Focus
o EQ/Alliance Intermediate Government    o EQ/Mercury Basic Value Equity
  Securities                             o EQ/MFS Emerging Growth Companies
o EQ/Alliance International              o EQ/MFS Investors Trust
o EQ/Alliance Premier Growth             o EQ/Money Market
o EQ/Alliance Quality Bond               o EQ/Putnam Growth & Income Value
o EQ/Alliance Small Cap Growth           o EQ/Putnam International Equity
o EQ/Alliance Technology                 o EQ/Putnam Voyager
o EQ/Balanced                            o EQ/Small Company Index
o EQ/Bernstein Diversified Value
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You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account No. 45 and Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust or AXA Premier VIP Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.


TYPES OF CONTRACTS. We offer the contracts for use as:

o   A nonqualified annuity ("NQ") for after-tax contributions only.

o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").


o An annuity that is an investment vehicle for a qualified defined contribution plan ("QP").


A contribution of at least $10,000 is required to purchase a contract.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2003, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.


The SEC has not approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.


                                                                          X00515

Contents of this prospectus
--------------------------------------------------------------------



EQUITABLE ACCUMULATOR(R) ADVISOR(SM)
--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is Equitable Life?                                                       5
How to reach us                                                              6
Equitable Accumulator(R) Advisor(SM) at a glance -- key features             8

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FEE TABLE                                                                   10
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Example                                                                     11

Condensed financial information                                             11



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1. CONTRACT FEATURES AND BENEFITS                                           12
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How you can purchase and contribute to your contract                        12
Owner and annuitant requirements                                            14
How you can make your contributions                                         14
What are your investment options under the contract?                        14
Allocating your contributions                                               18
Your right to cancel within a certain number of days                        19



--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        20
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Your account value and cash value                                           20
Your contract's value in the variable investment options                    20
Your contract's value in the fixed maturity options                         20

Termination of your contract                                                20




--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS                         21
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Transferring your account value                                             21
Disruptive transfer activity                                                21
Dollar cost averaging                                                       21
Rebalancing your account value                                              21

----------------------
"We," "our," and "us" refer to Equitable Life.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.


2  Contents of this prospectus

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4. ACCESSING YOUR MONEY                                                     23
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Withdrawing your account value                                              23
How withdrawals are taken from your account value                           24
How withdrawals affect your minimum death benefit                           24
Surrendering your contract to receive its cash value                        24
When to expect payments                                                     24
Annuity purchase factors                                                    24
Your annuity payout options                                                 24



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5. CHARGES AND EXPENSES                                                     27
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Charges that Equitable Life deducts                                         27
Charges that the Trusts deduct                                              27
Group or sponsored arrangements                                             27
Other distribution arrangements                                             27



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6. PAYMENT OF DEATH BENEFIT                                                 29
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Your beneficiary and payment of benefit                                     29
How death benefit payment is made                                           29
Beneficiary continuation option                                             30



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7. TAX INFORMATION                                                          32
--------------------------------------------------------------------------------
Overview                                                                    32
Buying a contract to fund a retirement arrangement                          32
Transfers among investment options                                          32
Taxation of nonqualified annuities                                          32
Individual retirement arrangements (IRAs)                                   34
Special rules for contracts funding qualified plans                         35
Federal and state income tax withholding and
     information reporting                                                  35

Impact of taxes to Equitable Life                                           36




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8. MORE INFORMATION                                                         37
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About Separate Account No. 45 and Separate Account No. 49                   37
About the Trusts                                                            37
About our fixed maturity options                                            37
About the general account                                                   38
About other methods of payment                                              38
Dates and prices at which contract events occur                             39
About your voting rights                                                    39
About legal proceedings                                                     40
About our independent accountants                                           40
Financial statements                                                        40
Transfers of ownership, collateral assignments,
     loans and borrowing                                                    40

Distribution of the contracts                                               40


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9. INVESTMENT PERFORMANCE                                                   42
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Communicating performance data                                              47



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10. INCORPORATION OF CERTAIN DOCUMENTS
     BY REFERENCE                                                           48
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APPENDICES
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I--Condensed financial information                                         A-1
II--Purchase considerations for QP contracts                               B-1
III--Market value adjustment example                                       C-1

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STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
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                                                  Contents of this prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.





                                                            Page
   account value                                              20
   annuitant                                                  14
   annuity maturity date                                      26
   annuity payout options                                     24
   annuity purchase factors                                   24
   automatic investment program                               38
   beneficiary                                                29
   Beneficiary Continuation Option ("BCO")                    30
   business day                                               14
   cash value                                                 20
   charges for state premium and other applicable taxes       27
   contract date                                               9
   contract date anniversary                                   9
   contract year                                               9
   contributions to Roth IRAs                                 34
      regular contributions                                   34
      rollovers and direct transfers                          34
      conversion contributions                                35
   contributions to traditional IRAs                          35
      regular contributions                                   35
      rollovers and transfers                                 35
   disruptive transfer activity                               21
   EQAccess                                                    6
   fixed maturity amount                                      18
   fixed maturity options                                     18
   free look                                                  19
   general account                                            38
   general dollar cost averaging                              21
   IRA                                                     cover
   IRS                                                        32
   investment options                                      cover
   lifetime required minimum distribution withdrawals         24


                                                            Page
   lump sum withdrawals                                       23
   market adjusted amount                                     18
   market timing                                              21
   market value adjustment                                    18
   maturity dates                                             18
   maturity value                                             18
   minimum death benefit                                      29
   mortality and expense risk and administrative charge       27
   NQ                                                      cover
   portfolio                                               cover
   Principal Assurance Allocation                             18
   processing office                                           6
   QP                                                      cover
   rate to maturity                                           18
   Rebalancing                                                21
   Rollover IRA                                            cover
   Roth Conversion IRA                                     cover
   Roth IRA                                                   34
   SAI                                                     cover
   SEC                                                     cover
   self-directed allocation                                   18
   Separate Account 49                                        37
   Substantially equal withdrawals                            23
   Successor owner and annuitant                              29
   systematic withdrawals                                     23
   TOPS                                                        6
   traditional IRA                                            34
   Trusts                                                  cover
   unit                                                       20
   variable investment options                                14
   wire transmittals                                          39


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.


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 Prospectus                     Contract or Supplemental Materials
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  fixed maturity options        Guarantee Periods (Guaranteed Fixed
                                Interest Accounts in supplemental materials)
  variable investment options   Investment Funds
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  unit                          Accumulation Unit
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4 Index of key words and phrases

Who is Equitable Life?

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We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $415.31 billion in assets as of December 31, 2002. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.



                                                       Who is Equitable Life?  5

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.



---------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
---------------------------------------------------------
Equitable Accumulator(R) Advisor(SM)
P.O. Box 13014
Newark, NJ 07188-0014



---------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
---------------------------------------------------------
Equitable Accumulator(R) Advisor(SM)
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094



---------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANS-
 FERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR
 MAIL:
---------------------------------------------------------
Equitable Accumulator(R) Advisor(SM)
P.O. Box 1547
Secaucus, NJ 07096-1547



---------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANS-
 FERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS
 DELIVERY:
---------------------------------------------------------
Equitable Accumulator(R) Advisor(SM)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094



---------------------------------------------------------
 REPORTS WE PROVIDE:
---------------------------------------------------------

o   written confirmation of financial transactions;

o statement of your contract values at the close of each calendar quarter (four per year); and

o annual statement of your contract values as of the close of the contract year.



---------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS:
---------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o   your current account value;

o   your current allocation percentages;

o the number of units you have in the variable investment options;

o   rates to maturity for the fixed maturity options;

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o change your personal identification number (PIN) (not available through EQAccess); and

o change your EQAccess password (not available through TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use EQAccess by visiting our Website at http:// www.equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus)



---------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
---------------------------------------------------------

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.

You should send all contributions, notices, and requests to our processing office at the address above.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:


(1) authorization for telephone transfers by your financial professional (available only for contracts distributed through AXA Distributors);


(2) conversion of a traditional IRA contract to a Roth
    Conversion IRA;

(3) election of the rebalancing program;

(4) tax withholding elections;

6  Who is Equitable Life?

(5) election of the beneficiary continuation option;

(6) IRA contribution recharacterizations;

(7) certain section 1035 exchanges; and

(8) direct transfers.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1) address changes;

(2) beneficiary changes;

(3) transfers between investment options;

(4) contract surrender and withdrawal requests; and

(5) death claims.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1) dollar cost averaging;

(2) rebalancing;

(3) substantially equal withdrawals;

(4) systematic withdrawals; and

(5) the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, all must sign.


                                                       Who is Equitable Life?  7

Equitable Accumulator(R) Advisor(SM) at a glance -- key features


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Professional investment   Equitable Accumulator(R) Advisor(SM) variable investment options invest in different portfolios managed
management                by professional investment advisers.
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Fixed maturity options    o 10 fixed maturity options with maturities ranging from approximately 1 to 10 years (subject to state availability).
                          o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                          --------------------------------------------------------------------------------------------------------
                          If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
----------------------------------------------------------------------------------------------------------------------------------
Tax advantages            o On earnings inside the    No tax until you make withdrawals from your contract or receive annuity
                            contract                  payments.
                          o On transfers inside the   No tax on transfers among investment options.
                            contract
                          --------------------------------------------------------------------------------------------------------
                          If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA) or to fund an employer retirement plan (QP or Qualified Plan), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities compared with any other investment that you may use in connection with your retirement plan or arrangement. (For more information see "Tax information," later in this Prospectus and in the SAI.)
----------------------------------------------------------------------------------------------------------------------------------
Contribution amounts      o Initial minimum: $10,000
                          o Additional minimum: $1,000 (NQ and QP contracts)
                                                $50 (IRA contracts)
                          Maximum contribution limitations may apply. In general, contributions are limited to $1.5 million.
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Access to your money      o Lump sum withdrawals
                          o Several withdrawal options on a periodic basis
                          o Contract surrender
                          You may incur income tax and a tax penalty for certain withdrawals.
----------------------------------------------------------------------------------------------------------------------------------
Payout options            o Fixed annuity payout options
                          o Variable Immediate Annuity payout options
                          o Income Manager(R) payout options
----------------------------------------------------------------------------------------------------------------------------------
Additional features       o Dollar cost averaging
                          o Account value rebalancing (quarterly, semiannually and annually)
                          o Free transfers
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8 Equitable Accumulator(R) Advisor(SM) at a glance -- key features

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Fees and charges       o Daily charges on amounts invested in variable investment options for mortality and expense risks charge and administrative charge at an annual rate of up to 0.50%.
                         ---------------------------------------------------------------------------------------------------------
                         The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary." For example if your contract date is May 1, your contract date anniversary is April 30.
                         ---------------------------------------------------------------------------------------------------------
                       o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.
                       o Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to 1.20%
                         annually, 12b-1 fees of 0.25% annually and other expenses.
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Annuitant issue ages   NQ: 0-83
                       Rollover IRA: 20-83; Roth Conversion IRA: 20-83; QP: 20-75.
----------------------------------------------------------------------------------------------------------------------------------

The above is not a complete description of all material provisions of the contract. In some cases, restrictions or exceptions apply. Also, all features of the contract are not necessarily available in your state or at certain ages.

For more detailed information, we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.

Currently, you may purchase a contract only if you are a participant in an account established under a fee-based program sponsored and maintained by a registered broker-dealer or other financial intermediary we approve (including AXA Advisors, LLC, one of the distributors of the contracts and an affiliate of Equitable Life). We may, in the future, offer this contract through other means. The fees and expenses of a fee-based program are separate from and in addition to the fees and expenses of the contract and generally provide for various brokerage services. If you purchase this contract through a fee-based arrangement and later terminate the arrangement, your contract will continue in force. There may be charges associated with the fee-based arrangement should you decide to no longer participate in the arrangement. Please consult with your program sponsor for more details about your fee-based program.


OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.


              Equitable Accumulator(R) Advisor(SM) at a glance -- key features 9

Fee table

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The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Charges for certain features shown in the fee table are mutually exclusive.

This first table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including underlying Trust portfolio fees and expenses.



--------------------------------------------------------------------------------
 Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
--------------------------------------------------------------------------------
Mortality and expense risks charge and administrative charge(1)          0.50%
Total annual expenses                                                    0.50%
--------------------------------------------------------------------------------



You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.



------------------------------------------------------------------------------------------------------
 Portfolio operating expenses expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2002 (expenses that are deducted     Lowest     Highest
from Portfolio assets including management fees, 12b-1 fees, service fees, and/or  ------     -------
other expenses)(2)                                                                 0.57%      3.77%



Notes:


(1) A portion of this charge is for providing the minimum death benefit.

(2) Equitable Life, the manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2004. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. See the Prospectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commis sions each EQ Advisors Trust Portfolio and each AXA Premier VIP Trust Portfolio pay is used to reduce the Portfolio's expenses. If the table reflected these expense limitation arrangements and the portion of the brokerage commissions used to reduce portfolio expenses, the lowest and highest figures would be as shown in the table below.



   -----------------------------------------------------------------
   Total Annual Portfolio Operating Expenses
   for 2002 (expenses that are deducted from     Lowest     Highest
   Portfolio assets including management         ------     -------
   fees, 12b-1 fees, service fees, and/or other  0.57%      1.85%
   expenses) after expense cap
   -----------------------------------------------------------------
   Total Annual Portfolio Operating Expenses
   for 2002 (expenses that are deducted from
   Portfolio assets including management
   fees, 12b-1 fees, service fees, and/or other
   expenses) after expense cap and after a       0.43%      1.82%
   portion of the brokerage commissions that
   the Portfolio pays is used to reduce the
   Portfolio's expenses.
   -----------------------------------------------------------------


10 Fee table

EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses.

The example below shows the expenses that a hypothetical contract owner would pay in the situations illustrated.

The fixed maturity options are not covered by the examples. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year and assumes the highest and lowest fees and expenses of any of the underlying trust portfolios. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

If you surrender your contract at the end of the applicable time period:



             1 year       3 years      5 years      10 years
Lowest      $ 112.35   $   350.28   $   607.02     $ 1,341.19
Highest     $ 448.35   $ 1,352.01   $ 2,265.03     $ 4,589.16



If you annuitize at the end of the applicable time period:



             1 year       3 years      5 years      10 years
Lowest      $ 112.35   $   350.28   $   607.02     $ 1,341.19
Highest     $ 448.35   $ 1,352.01   $ 2,265.03     $ 4,589.16



If you do not surrender your contract at the end of the applicable time period:



             1 year       3 years      5 years      10 years
Lowest      $ 112.35   $   350.28   $   607.02     $ 1,341.19
Highest     $ 448.35   $ 1,352.01   $ 2,265.03     $ 4,589.16


CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2002.



                                                                    Fee table 11

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum contribution amount of $10,000 to purchase a contract. You may make additional contributions of at least $1,000 each for NQ and QP contracts and $50 each for IRA contracts, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.

We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator(R) series contracts with the same annuitant would then total more than $1,500,000. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                 Available
Contract         for annuitant                                                       Limitations on
type             issue ages        Source of contributions                           contributions
------------------------------------------------------------------------------------------------------------------------------------
NQ               0 through 83      o After-tax money.                                o No additional contributions after age 84.

                                   o Paid to us by check or transfer of contract
                                     value in a tax-deferred exchange under
                                     Section 1035 of the Internal Revenue Code.
------------------------------------------------------------------------------------------------------------------------------------
Rollover IRA     20 through 83
                                   o Eligible rollover distributions from TSA con-   o No rollover or direct transfer
                                     tracts or other 403(b) arrangements,              contributions after age 84.
                                     qualified plans, and governmental EDC
                                     plans.                                          o Contributions after age 70-1/2 must be net
                                                                                       of required minimum distributions.
                                   o Rollovers from another traditional individual
                                     retirement arrangement.                         o Although we accept regular IRA contribu-
                                                                                       tions under Rollover IRA contracts, we intend
                                   o Direct custodian-to-custodian transfers from      that this contract be used primarily for
                                     another traditional individual retirement         rollover and direct transfer contributions.
                                     arrangement.                                      Regular IRA contributions are limited to
                                                                                       $3,000 for each of calendar years 2003 and
                                   o Regular IRA contributions.                        2004, or $3,500 for each year for individuals
                                                                                       who are at least age 50 but under age 70-1/2
                                   o Additional "catch-up" contributions.              during the calendar year for which the con-
                                                                                       tribution is made.
------------------------------------------------------------------------------------------------------------------------------------
Roth Conversion   20 through 83    o Rollovers from another Roth IRA.                o No rollover or direct transfer contributions
IRA                                                                                    after age 84.
                                   o Conversion rollovers from a traditional IRA.
                                                                                     o Conversion rollovers after age 70-1/2 must be
                                   o Direct transfers from another Roth IRA.           net of required minimum distributions for the
                                                                                       traditional IRA you are rolling over.
                                   o Regular Roth IRA contributions.
                                                                                     o You cannot roll over funds from a traditional
                                   o Additional catch-up contributions                 IRA if your adjusted gross income is
                                                                                       $100,000 or more.

                                                                                     o Although we accept regular Roth IRA contri-
                                                                                       butions under Roth IRA contracts, we intend
                                                                                       that this contract be used primarily for
                                                                                       rollover and direct transfer contributions.
                                                                                       Regular Roth IRA contributions are limited to
                                                                                       $3,000 for each of calendar years 2003 and
                                                                                       2004, or $3,500 for each year for individuals
                                                                                       who are at least age 50 during the calendar
                                                                                       year for which the contribution is made.
------------------------------------------------------------------------------------------------------------------------------------


12 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
            Available
Contract    for annuitant                                                    Limitations on
type        issue ages      Source of contributions                          contributions
------------------------------------------------------------------------------------------------------------------------------------
QP          20 through 75   o Only transfer contributions from an existing   o Regular ongoing payroll contributions are
                              defined contribution qualified plan trust.       not permitted.

                            o The plan must be qualified under Section       o Only one additional transfer contribution
                              401(a) of the Internal Revenue Code.             may be made during a contract year.

                            o For 401(k) plans, transferred contributions    o No additional transfer contributions after
                              may only include employee pre-tax                age 76.
                              contributions.
                                                                             o Contributions after age 70-1/2 must be net of
                                                                               any required minimum distributions.

                                                                             o A separate QP contract must be established
                                                                               for each plan participant.

                                                                             o Employer remitted contributions are not
                                                                               permitted.
See Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
------------------------------------------------------------------------------------------------------------------------------------



See "Tax information," later in this Prospectus and in the SAI for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.



                                               Contract features and benefits 13

OWNER AND ANNUITANT REQUIREMENTS


Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner. In general, we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gifts to Minors or the Uniform Transfers to Minors Act in your state.


Under all IRA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.

--------------------------------------------------------------------------------
A "participant" is an individual who is currently, or was formerly, participating in an eligible employer's qualified plan.
--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose. Methods of payment are discussed in detail in "More information" later in this Prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options and the fixed maturity options.

VARIABLE INVESTMENT OPTIONS


Your investment results in any of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.


--------------------------------------------------------------------------------
You can choose from among variable investment options and the fixed maturity options.
--------------------------------------------------------------------------------

14  Contract features and benefits

PORTFOLIOS OF THE TRUSTS


You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Accumulator(R) Advisor(SM) contract. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.



-----------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                Objective
-----------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND     Seeks a balance of a high current income and capital
                              appreciation, consistent with a prudent level of risk
-----------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE   Seeks long-term growth of capital
-----------------------------------------------------------------------------------
AXA PREMIER VIP               Seeks long-term growth of capital
 INTERNATIONAL EQUITY
-----------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital
 CORE EQUITY
-----------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital
 GROWTH
-----------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital
 VALUE
-----------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID     Seeks long-term growth of capital
 CAP GROWTH
-----------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID     Seeks long-term growth of capital
 CAP VALUE
-----------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY    Seeks long-term growth of capital
-----------------------------------------------------------------------------------


-----------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                 Adviser
-----------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND     o BlackRock Advisors, Inc.
                              o Pacific Investment Management Company
                                LLC
-----------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE   o A I M Capital Management, Inc.
                              o Dresdner RCM Global Investors LLC
                              o Wellington Management Company, LLP
-----------------------------------------------------------------------------------
AXA PREMIER VIP               o Alliance Capital Management L.P., through its
 INTERNATIONAL EQUITY           Bernstein Investment Research and Manage-
                                ment Unit
                              o Bank of Ireland Asset Management
                                (U.S.) Limited
                              o OppenheimerFunds, Inc.
-----------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     o Alliance Capital Management L.P., through its
 CORE EQUITY                    Bernstein Investment Research and Manage-
                                ment Unit
                              o Janus Capital Management LLC
                              o Thornburg Investment Management, Inc.
-----------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     o Alliance Capital Management L.P.
 GROWTH                       o Dresdner RCM Global Investors LLC
                              o TCW Investment Management Company
-----------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     o Alliance Capital Management L.P.
 VALUE                        o MFS Investment Management
                              o Institutional Capital Corporation
-----------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID     o Alliance Capital Management L.P.
 CAP GROWTH                   o Provident Investment Counsel, Inc.
                              o RS Investment Management, LP
-----------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID     o AXA Rosenberg Investment Management LLC
 CAP VALUE                    o Wellington Management Company, LLP
                              o TCW Investment Management Company
-----------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY    o Alliance Capital Management L.P.
                              o Dresdner RCM Global Investors LLC
                              o Firsthand Capital Management, Inc.
-----------------------------------------------------------------------------------


                                               Contract features and benefits 15


--------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                    Objective
--------------------------------------------------------------------------------------------
EQ/AGGRESSIVE STOCK              Seeks to achieve long-term growth of capital.
--------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK         Seeks to achieve long-term growth of capital.
--------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND           Seeks to provide a high total return.
 INCOME
--------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE         Seeks to achieve high current income consistent with
 GOVERNMENT SECURITIES           relative stability of principal.
--------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL        Seeks to achieve long-term growth of capital.
--------------------------------------------------------------------------------------------
EQ/ALLIANCE PREMIER GROWTH       To achieve long-term growth of capital.
--------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND         Seeks to achieve high current income consistent with
                                 moderate risk to capital.
--------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP            Seeks to achieve long-term growth of capital.
 GROWTH
--------------------------------------------------------------------------------------------
EQ/ALLIANCE TECHNOLOGY           Seeks to achieve long-term growth of capital. Current
                                 income is incidental to the Portfolio's objective.
--------------------------------------------------------------------------------------------
EQ/BALANCED                      Seeks to achieve a high return through both appreciation
                                 of capital and current income.
--------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE   Seeks capital appreciation.
--------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY              Seeks long-term capital appreciation.
 RESPONSIBLE
--------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              To achieve long-term growth of capital.
 INTERNATIONAL
--------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              To achieve long-term growth of capital.
 RESEARCH
--------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.         To achieve long-term growth of capital.
 EQUITY
--------------------------------------------------------------------------------------------
EQ/EMERGING MARKETS EQUITY       Seeks long-term capital appreciation.
--------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX              Seeks a total return before expenses that approximates
                                 the total return performance of the S&P 500 Index,
                                 including reinvestment of dividends, at a risk level consis-
                                 tent with that of the S&P 500 Index.
--------------------------------------------------------------------------------------------


------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                    Adviser
------------------------------------------------------------------------------
EQ/AGGRESSIVE STOCK              o Alliance Capital Management L.P.
                                 o MFS Investment Management
                                 o Marsico Capital Management, LLC
                                 o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK         o Alliance Capital Management L.P.
------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND           o Alliance Capital Management L.P.
 INCOME
------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE         o Alliance Capital Management L.P.
 GOVERNMENT SECURITIES
------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL        o Alliance Capital Management L.P.
------------------------------------------------------------------------------
EQ/ALLIANCE PREMIER GROWTH       o Alliance Capital Management L.P.
------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND         o Alliance Capital Management L.P.
------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP            o Alliance Capital Management L.P.
 GROWTH
------------------------------------------------------------------------------
EQ/ALLIANCE TECHNOLOGY           o Alliance Capital Management L.P.
------------------------------------------------------------------------------
EQ/BALANCED                      o Alliance Capital Management L.P.
                                 o Capital Guardian Trust Company
                                 o Mercury Advisors
                                 o Jennison Associates LLC
------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE   o Alliance Capital Management L.P.,
                                   through its Bernstein Investment Research
                                   and Management Unit
------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY              o Calvert Asset Management Company, Inc.
 RESPONSIBLE                       and Brown Capital Management, Inc.
------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              o Capital Guardian Trust Company
 INTERNATIONAL
------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              o Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.         o Capital Guardian Trust Company
 EQUITY
------------------------------------------------------------------------------
EQ/EMERGING MARKETS EQUITY       o Morgan Stanley Investment Management,
                                   Inc.
------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX              o Alliance Capital Management L.P.
------------------------------------------------------------------------------


16 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name              Objective                                                  Adviser
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA          Seeks long-term capital growth.                            o Evergreen Investment Management
                                                                                         Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP               Seeks long-term growth of capital.                         o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI SMALL/MID CAP VALUE   Seeks long-term capital appreciation.                      o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/HIGH YIELD               Seeks to achieve a high total return through a combina-    o Alliance Capital Management L.P.
                            tion of current income and capital appreciation.           o Pacific Investment Management Company
                                                                                         LLC (PIMCO)
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. MORGAN CORE BOND    Seeks to provide a high total return consistent with mod-  o J.P. Morgan Investment Management Inc.
                            erate risk of capital and maintenance of liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH   Seeks long-term growth of capital.                         o Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE   Seeks capital appreciation.                                o Lazard Asset Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS            Seeks long-term growth of capital.                         o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE      Seeks capital appreciation and secondarily, income.        o Mercury Advisors
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH      Seeks to provide long-term capital growth.                 o MFS Investment Management
 COMPANIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST      Seeks long-term growth of capital with secondary objec-    o MFS Investment Management
                            tive to seek reasonable current income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET             Seeks to obtain a high level of current income, preserve   o Alliance Capital Management L.P.
                            its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME   Seeks capital growth. Current income is a secondary        o Putnam Investment Management, LLC
 VALUE                      objective.
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM INTERNATIONAL     Seeks capital appreciation.                                o Putnam Investment Management, LLC
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM VOYAGER           Seeks long-term growth of capital and any increased        o Putnam Investment Management, LLC
                            income that results from this growth.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX      Seeks to replicate as closely as possible (before the      o Alliance Capital Management L.P.
                            deduction of Portfolio expenses) the total return of the
                            Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------



Other important information about the portfolios is included in the prospectuses for each Trust attached at the end of this prospectus.



                                               Contract features and benefits 17

FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied: (i) the fixed maturity option's maturity date is within the current calendar year; or (ii) the rate to maturity is 3%. This means that at points in time there may be no fixed maturity options available. You can allocate your contributions to one or more of these fixed maturity options. These amounts become part of a non-unitized Separate Account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional to see if fixed maturity options are available in your state.

--------------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity
--------------------------------------------------------------------------------
The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. This rate will never be less than 3%.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on February 15th for each of the maturity years 2004 through 2013. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.


YOUR CHOICES AT THE MATURITY DATE. We will notify you on or before December 31st of the year before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b) withdraw the maturity value.


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the next available fixed maturity option with the earliest maturity date. As of February 14, 2003 the next available maturity date was February 15, 2009.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b) the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.


ALLOCATING YOUR CONTRIBUTIONS

You may choose either of two ways to allocate your contributions under your contract: self-directed and principal assurance.


SELF-DIRECTED ALLOCATION


You may allocate your contributions to one or more, or all, of the variable investment options and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. The total of your allocations must equal 100%. If the annuitant is age 76 or older, you may allocate contributions to fixed maturity options if their maturities are five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the February 15th immediately following the date annuity payments are to begin.



PRINCIPAL ASSURANCE ALLOCATION


You can elect this allocation program with a minimum initial contribution of $10,000. You select a fixed maturity option and we specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years or earlier than 7 years from your contract date. If you



18  Contract features and benefits
make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under the principal assurance allocation. Principal assurance will not be available if none of those maturity dates is available. You allocate the rest of your contribution to the variable investment options however you choose.

For example, if your initial contribution is $10,000, and on February 14, 2003 you chose the fixed maturity option with a maturity date of February 15, 2013, since the rate to maturity was 4.60% on February 14, 2003, we would have allocated $6,375 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,000.

The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you anticipate taking required minimum distributions, you should consider whether your values in the variable investment options are sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus and in the SAI.


Please check with your financial professional if the principal assurance allocation feature is available in your state.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS


If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.


Generally, your refund will equal your account value under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), and (ii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i) and (ii) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o   you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus and in the SAI for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office or your financial professional can provide you with the cancellation instructions.

Please note that if you are holding your traditional or Roth individual retirement annuity contract in a custodial individual retirement account, your contract and your account must match: you cannot hold a Roth individual retirement annuity in a traditional individual retirement account and vice versa.


                                              Contract features and benefits  19

2. Determining your contract's value

--------------------------------------------------------------------------------
YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the values you have in: (i) the variable investment options and (ii) the market adjusted amounts in the fixed maturity options.


Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value. Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.


YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the charges that we deduct under the contract.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

The unit value for each variable investment option depends on the investment performance of that option less daily charges for mortality and expense risks and administrative expenses.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions;

(ii)  decreased to reflect a withdrawal; and/or

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option.

A description of how unit values are calculated is found in the SAI.


YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.



TERMINATION OF YOUR CONTRACT

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose any applicable guaranteed benefits.



20  Determining your contract's value

3. Transferring your money among investment options

--------------------------------------------------------------------------------
TRANSFERRING YOUR ACCOUNT VALUE
At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer to a fixed maturity option that matures in the current calendar year, or that has a rate to maturity of 3% or less.

o If the annuitant is 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. Also, the maturity dates may be no later than the February 15th immediately following the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.


In addition, we reserve the right to restrict transfers among variable investment options as described in your contract, including limitations on the number, frequency, or dollar amount of transfers.


You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.


DISRUPTIVE TRANSFER ACTIVITY

You should note that the Accumulator(R) Advisor(SM) contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio. These kinds of strategies and transfer activities are disruptive to the underlying portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options are disruptive to the underlying portfolios, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney or otherwise who is acting on behalf of one or more owners. In making these determinations, we may consider the combined transfer activity of annuity contracts and life insurance policies that we believe are under common ownership, control or direction.

We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to prevent disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio, and we take appropriate action, which may include the actions described above to restrict availability of voice, fax and automated transaction services, when we consider the activity of owners to be disruptive. We currently provide a letter to owners who have engaged in such activity of our intention to restrict such services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider disruptive transfer activity, as well as change our procedures to restrict this activity.


DOLLAR COST AVERAGING


Dollar cost averaging allows you to gradually transfer amounts from the EQ/Money Market option to the other variable investment options by periodically transferring approximately the same dollar amount to the other variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.

If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/ Money Market option have been transferred out.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/ Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The dollar cost averaging program will then end. You may change the transfer amount once each contract year, or cancel this program at any time.

                      ----------------------------------

You may not elect dollar cost averaging if you are participating in the rebalancing program. There is no charge for the dollar cost averaging feature.

REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and


                            Transferring your money among investment options  21

(b) how often you want the rebalancing to occur (quarterly, semiannually or annually on a contract year basis).

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

While your rebalancing program is in effect, we will transfer amounts among the variable investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
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You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; your rebalancing allocations will not be changed and the rebalancing program will remain in effect unless you request that it be canceled in writing.


You may not elect the rebalancing program if you are participating in the dollar cost averaging program. Rebalancing is not available for amounts you have allocated in the fixed maturity options. There is no charge for the rebalancing feature.


22  Transferring your money among investment options

4. Accessing your money

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WITHDRAWING YOUR ACCOUNT VALUE


You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. If you request to withdraw more than 90% of a contract's current cash value, after a withdrawal, we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.

Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus and "How withdrawals affect your minimum death benefit" below for more information on how withdrawals could potentially cause your contract to terminate.





--------------------------------------------------------------------------------
                                  Method of withdrawal
                 ---------------------------------------------------------------
                                                             Lifetime
                                                             required
                                               Substan-      minimum
      Contract     Lump sum    Systematic   tially equal   distribution
--------------------------------------------------------------------------------
NQ                   Yes          Yes            No            No
--------------------------------------------------------------------------------
Rollover IRA         Yes          Yes            Yes           Yes
--------------------------------------------------------------------------------
Roth Conversion
 IRA                 Yes          Yes            Yes           No
--------------------------------------------------------------------------------
QP                   Yes          No             No            Yes
--------------------------------------------------------------------------------


We impose no withdrawal charge for withdrawals from the Equitable Accumulator(R) Advisor(SM) variable annuity contract. However, withdrawals, including withdrawals made to pay all or part of any fee that may be associated with the fee-based program, may be subject to income tax and a 10% penalty tax, as described in "Tax information" later in this Prospectus and in the SAI. In addition, the fee-based program sponsor may apply a charge if you decide to no longer participate in the program. You should consult with your program sponsor for more details about your particular fee-based arrangement.


LUMP SUM WITHDRAWALS
(All contracts)


You may take lump sum withdrawals from your account value at any time. The minimum amount you may withdraw is $300.



SYSTEMATIC WITHDRAWALS
(NQ and all IRA contracts)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value.

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or amount or the percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.


SUBSTANTIALLY EQUAL WITHDRAWALS
(All IRA contracts)

The substantially equal withdrawals option allows you to receive distributions from your account value without triggering the 10% additional federal tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus. Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.


The IRS has recently issued guidance permitting an individual who had elected to receive substantially equal withdrawals to change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.



                                                        Accessing your money  23

LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA and QP contracts only -- See "Tax information" later in this Prospectus and in the SAI)


We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70-1/2. The minimum amount we will pay out is $250 or, if less, your account value. If your account value is less than $500 after the withdrawal, we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this Prospectus and in the SAI for your specific type of retirement arrangement.


--------------------------------------------------------------------------------

For Rollover IRA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).

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HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply to withdrawals from the fixed maturity options.


HOW WITHDRAWALS AFFECT YOUR MINIMUM DEATH BENEFIT

Withdrawals will reduce your minimum death benefit on a pro rata basis.

Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000).


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus and in the SAI.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the annuity payout options. The annuity payout options are discussed under "Your annuity payout options" below. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are those factors that are in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.


YOUR ANNUITY PAYOUT OPTIONS

Equitable Accumulator(R) Advisor(SM) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue.


24  Accessing your money

----------------------------------------------------------------
Fixed annuity payout options    Life annuity
                                Life annuity with period
                                 certain
                                Life annuity with refund
                                 certain
                                Period certain annuity
----------------------------------------------------------------
Variable Immediate Annuity      Life annuity (not
   payout options                available in New York)
                                Life annuity with period
                                 certain
----------------------------------------------------------------
Income Manager payout options   Life annuity with a
   (available for annuitants     period certain
   age 83 or less at            Period certain annuity
   contract issue)
----------------------------------------------------------------


o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A fixed life annuity with a period certain is the form of annuity under the contract that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years even if the annuitant dies before the end of the period certain. The guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.

FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.


Variable Immediate annuities may be funded through your choice of available variable investment options investing in portfolios of EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.



INCOME MANAGER PAYOUT OPTIONS

The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your financial professional. Income Manager payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.


Both NQ and IRA Income Manager payout options provide guaranteed level payments. The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only).


For QP contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.

You may choose to apply only part of the account value of your Equitable Accumulator(R) Advisor(SM) contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator(R) Advisor(SM) contract. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.


Depending upon your circumstances, an Income Manager contract may be purchased on a tax-free basis. Please consult your tax advisor. The Income Manager payout options are not available in all states.



THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose and the timing of your purchase as it relates to any market value adjustments.


                                                        Accessing your money  25

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin unless you are applying only some of your account value to an Income Manager contract. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Equitable Accumulator(R) Advisor(SM) contract date. Except with respect to the Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 90th birthday.

For contracts issued in Pennsylvania, the maturity date is related to the contract issue date, as follows:




----------------------------------
                  Maximum
 Issue age   annuitization age
----------------------------------
    0-75            85
     76             86
     77             87
   78-80            88
   81-83            90
----------------------------------


Before the last day by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender if an Income Manager annuity payout option is chosen.


26  Accessing your money

5. Charges and expenses

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CHARGES THAT EQUITABLE LIFE DEDUCTS


MORTALITY AND EXPENSE RISKS CHARGE AND ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the minimum death benefit, as well as administrative expenses under the contract. The daily charge is equivalent to an annual rate of up to 0.50% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the minimum death benefit exceeds the account value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

The administrative charge is to compensate us for administrative expenses under the contract.

We may reduce or eliminate the mortality and expense risks charge and administrative charge if we believe that the risks or administrative expenses for which this charge are imposed are reduced or eliminated. We will not permit a reduction or elimination of this charge where it would be unfairly discriminatory.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES


We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.



FEE-BASED EXPENSES

The fees and expenses of a fee-based program are separate from and in addition to the fees and expenses of the contract. Please consult with your program sponsor for more details about your fee-based program.


CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

o   Management fees ranging from 0.25% to 1.20%.

o   12b-1 fees of 0.25%.

o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o   Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts following this Prospectus.


GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the mortality and expense risks charge and administrative charge or change the minimum contribution requirements. We also may offer variable investment options that invest in shares of either Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974 ("ERISA") or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that result in savings of sales and administrative expenses, such as


                                                        Charges and expenses  27
sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


28  Charges and expenses

6. Payment of death benefit

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YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. In a QP contract, the beneficiary must be the trustee.

Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary so that the custodian can reinvest or distribute the death benefit as the beneficiary of the account desires.

The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the minimum death benefit. The minimum death benefit is equal to your total contributions less withdrawals. See "How withdrawals affect your minimum death benefit" earlier in this Prospectus. We determine the amount of the death benefit as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment.


EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.


Generally, the death of the annuitant terminates the contract. However, a surviving spouse of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse who is the sole primary beneficiary can be a successor owner/annuitant. The successor owner/annuitant feature is only available under NQ and individually owned IRA contracts.

For NQ and all types of IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.



WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner can change after the original owner's death. When the owner is not the annuitant under an NQ contract and the owner dies before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the designated beneficiary successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).


If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed in "Beneficiary continuation option" below.



HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your minimum death benefit as of the date of your death if such death benefit is greater than such account value (adjusted for any subse-


                                                    Payment of death benefit  29
quent withdrawals). The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. In determining whether the minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature).

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole primary beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.



BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract in the deceased contract owner's name and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional for further information.

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value. Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed in the Statement of Additional Information, the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

o   The contract continues in your name for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o   Any minimum death benefit feature will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value.

o   Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as Inherited annuity, may only be elected when the NQ contract owner dies before the annuity commencement date, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section. This feature must be elected within 9 months following the date of your death and before any inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and the annuitant are the same person):

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.



30  Payment of death benefit

o   The contract continues in your name for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o   Any minimum death benefit feature will no longer be in effect.

o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. See "Taxation of nonqualified annuities" in "Tax information" later in this Prospectus.

o   Any partial withdrawals must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If you are both the owner and annuitant:

o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the annuity account value to equal the applicable death benefit if such death benefit is greater than such account value.

If the owner and annuitant are not the same person:

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o   The annuity account value will not be reset to the death benefit amount.

If a contract is jointly owned:

o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" earlier in this section.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" earlier in this section.



                                                    Payment of death benefit  31

7. Tax information

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OVERVIEW


In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator(R) Advisor(SM) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA or QP. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when or how these rules could change. Any change could affect contracts purchased before the change.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax advisor before your purchase.


President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002, and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions which can be made to all types of tax-favored retirement plans. In addition to increasing amounts which can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax advisor how EGTRRA affects your personal financial situation.


BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an IRA annuity contract such as this one, or an IRA custodial account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code Section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement below. More information on IRAs is provided in the SAI. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as the guaranteed minimum death benefit, selection of investment funds and fixed maturity options and choices of pay-out options available in Accumulator(R) Advisor(SM), as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect. Although certain provisions of the Temporary Regulations on required minimum distributions concerning the actuarial value of additional contract benefits, which could have increased the amount required to be distributed from annuity contracts funding qualified plans, TSAs and IRAs have been suspended for 2003, these or similar provisions may apply in future years. You may want to discuss with your tax advisor the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract. See also Appendix II for a discussion of QP contracts at the end of this Prospectus.



TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust or other non-natural person).

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked


32  Tax information
together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. This includes withdrawals to pay all or a part of any fee that may be associated with the fee-based program. See "Withdrawing your account value" in "Accessing your money" earlier in this prospectus. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o The contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

o The owner and the annuitant are the same under the source contract and the Equitable Accumulator(R) Advisor(SM) NQ contract. If you are using a life insurance or endowment contract the owner and the insured under the life insurance or endowment contract must be the same as the owner and annuitant, respectively under the Equitable Accumulator(R) Advisor(SM) contract.

The tax basis, also referred to as your tax basis in the contract, of the source contract carries over to the Equitable Accumulator(R) Advisor(SM) NQ contract.

A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of exchange.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.



BENEFICIARY CONTINUATION OPTION

We have received a Private Letter Ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for NQ contracts. See the discussion "Beneficiary continuation option for NQ contracts only" in "Payment of death benefit" earlier in this Prospectus. Among other things, the IRS rules that:

o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects Withdrawal Option 1 or Withdrawal Option 2;

o scheduled payments, any additional withdrawals under Withdrawal Option 2, or contract surrenders under Withdrawal Option 1 will only be taxable to the beneficiary when amounts are actually paid, regardless of the Withdrawal Option selected by the beneficiary;

o a beneficiary who irrevocably elects scheduled payments with Withdrawal Option 1 will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extent it exceeds any remaining investment in the contract.


The Ruling specifically does not address the taxation of any payments received by a beneficiary electing Withdrawal Option 2 (whether scheduled payments or any withdrawal that might be taken). There is no assurance that we will receive any further rulings addressing the tax consequences of payments under Withdrawal Option 2. Before electing the beneficiary continuation option feature, the individuals you designate as beneficiary or successor owner should discuss with their tax advisors the consequences of such elections.

The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.



EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the


                                                             Tax information  33
income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o   on or after your death; or

o   because you are disabled (special federal income tax definition); or


o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.



OTHER INFORMATION

The IRS has stated that you will be considered the owner of the assets in the separate account if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity. If you were to be considered the owner of the underlying shares, income and gains attributable to such portfolio shares would be currently included in your gross income for federal income tax purposes. Incidents of investment control could include among other items, the number of investment options available under a contract and/or the frequency of transfers available under the contract. In connection with the issuance of regulations concerning investment diversification in 1986, the Treasury Department announced that the diversification regulations did not provide guidance on investor control but that guidance would be issued in the form of regulations or rulings. As of the date of this prospectus, no such guidance has been issued. It is not known whether such guidelines, if in fact issued, would have retroactive adverse effect on existing contracts. We can not provide assurance as to the terms or scope of any future guidance nor any assurance that such guidance would not be imposed on a retroactive basis to contracts issued under this prospectus. We reserve the right to modify the contract as necessary to attempt to prevent you from being considered the owner of the assets of the separate account for tax purposes.


SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and/or securities in a custodial account and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:


o "traditional IRAs," typically funded on a pre-tax basis including SEP-IRAs and SIMPLE IRAs, issued and funded in connection with employer-sponsored retirement plans; and

o   Roth IRAs, funded on an after-tax basis.


Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http://www.irs.gov).


Equitable Life designs its traditional IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). The SAI contains the information that the IRS requires you to have before you purchase an IRA. We do not discuss education IRAs because they are not available in individual retirement annuity form. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

We are applying for an opinion letter from the IRS to approve the respective forms of the Equitable Accumulator(R) traditional and Roth IRA contracts, as amended to reflect recent tax law changes, for use as a traditional IRA and Roth IRA, respectively. We do not know if and when any such IRS formal approval will be received. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Equitable Accumulator(R) traditional and Roth IRA contracts.



CONTRIBUTIONS

Individuals may make three different types of contributions to an IRA:

o   regular contributions out of earned income or compensation; or

o   tax-free "rollover" contributions; or

34  Tax information

o direct custodian-to-custodian transfers from other IRAs of the same type ("direct transfers").

In addition, an individual may make a taxable rollover contribution from a traditional IRA to a Roth IRA ("conversion" contributions).

Contributions to all types of IRAs are compensation-based. They are either made from your current compensation or have a connection with past compensation (for example, rollover contributions from an eligible retirement plan that you had with an employer relate to past compensation). Under certain circumstances, your nonworking spouse, former spouse or surviving spouse may contribute to an IRA. You can make regular contributions for any year to a traditional IRA within federal tax law limits up until the calendar year you reach the age 70-1/2. Regular contributions for any year to a Roth IRA can be made at any time during your life, subject to federal tax law limits.


The amount of contributions you may make to an IRA for any year and whether such contributions are eligible for special tax treatment (for example, deductibility from income or a special credit) may vary, depending on your income, age and whether you participate in an employer-sponsored retirement plan. Roth IRA contributions are not tax deductible. The maximum regular contribution that can be made to all of your IRAs (whether traditional or Roth) for the taxable year for which the contribution is made is $3,000. The amounts are the same for both 2003 and 2004. The maximum regular contribution for both 2003 and 2004 is increased to $3,500 if you are at least age 50 at any time during the taxable year for which the contribution is made.

Rollover and transfer contributions are not subject to dollar limits. Rollover contributions may be made to a traditional IRA from "eligible retirement plans" which include other traditional IRAs, qualified plans, TSAs and governmental 457(b) plans. For Roth IRAs, rollover contributions may be made from other Roth IRAs and traditional IRAs. The conversion of a traditional IRA to a Roth IRA is taxable. Direct transfer contributions may only be made directly from one traditional IRA to another or from one Roth IRA to another.


Rollover contributions to traditional IRAs were historically limited to pre-tax funds. Beginning in 2002 after-tax contributions to a qualified plan or TSA may be rolled over to a traditional IRA (but not a Roth IRA). You should be aware before you roll over any after-tax contributions that you are responsible for calculating the taxable amount of any distributions you take from the traditional IRA.

You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.

A more complete discussion of contributions to traditional IRAs and Roth IRAs is contained in the SAI.


WITHDRAWALS AND DISTRIBUTIONS

You can withdraw any or all of your funds from an IRA at any time; you do not need to wait for a special event like retirement. Earnings in IRAs are not subject to federal income tax until amounts are paid to you or your beneficiary. Withdrawals from an IRA , surrender of an IRA, death benefits from an IRA and annuity payments from an IRA may be fully or partially taxable. Withdrawals and distributions from IRAs are taxable as ordinary income (not capital gain).

Payments from traditional IRAs and Roth IRAs are taxed differently. Payments from traditional IRAs are generally fully taxable unless you have made nondeductible regular contributions or rolled over after-tax contributions. In any event, the issuer of the traditional IRA is entitled to report the distribution as fully taxable and it is your responsibility to calculate the taxable and tax-free portions of any traditional IRA payments on your own tax returns.


Distributions from Roth IRAs generally receive return of contribution treatment first under federal income tax calculation rules before any income is taxable. Certain distributions from Roth IRAs may qualify for fully tax-free treatment. These are distributions after you reach age 59-1/2, die, become disabled or meet a qualified first-time homebuyer tax rule. You also have to meet a five-year aging period.


A distribution from a traditional IRA will not be taxable if it is rolled over to an eligible retirement plan. A distribution from a Roth IRA will not be taxable if it is rolled over to another Roth IRA.

Taxable withdrawals or distributions from IRAs may be subject to an additional 10% penalty tax if you are under age 59-1/2, unless an exception applies.

Traditional IRAs are subject to required minimum distribution rules which require that amounts begin to be distributed in a prescribed manner from the IRA after the owner reaches age 70-1/2. These rules also require distributions after the owner's death. No distributions are required to be made from Roth IRAs until after the Roth IRA owner's death, but then the required minimum distribution rules apply.

A more complete discussion of the tax aspects of withdrawals and distributions from traditional IRAs and Roth IRAs is contained in the SAI.


SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS

For QP contracts, your plan administrator or trustee notifies you as to tax consequences. See Appendix II at the end of this Prospectus.


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.


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You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $15,840 in periodic annuity payments in 2003, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.



FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

You cannot elect out of withholding if the payment is an "eligible rollover distribution" from a qualified plan. If a non-periodic distribution from a qualified plan is not an "eligible rollover distribution" then the 10% withholding rate applies.

MANDATORY WITHHOLDING FROM QUALIFIED PLAN DISTRIBUTIONS

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a qualified plan can be rolled over to another eligible retirement plan. All distributions from a qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o   hardship withdrawals; or

o   corrective distributions that fit specified technical tax rules; or

o   loans that are treated as distributions; or

o   a death benefit payment to a beneficiary who is not your surviving spouse;
    or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.

IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 45 and Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


36  Tax information

8.  More information

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ABOUT SEPARATE ACCOUNT NO. 45 AND SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 45 in 1994 and Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts, including these contracts. We are the legal owner of all of the assets in Separate Account No. 45 and Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of the Separate Accounts' operations are accounted for without regard to Equitable Life's other operations.

Each Separate Account is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or the Separate Accounts.

Each subaccount (variable investment option) within the Separate Accounts invests solely in Class IB/B shares issued by the corresponding portfolio of either Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from either Separate Account, or to add other separate accounts;

(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate each Separate Account or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against each Separate Account or a variable investment option directly);

(5) to deregister the Separate Accounts under the Investment Company Act of 1940;

(6) to restrict or eliminate any voting rights as to the Separate Accounts and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

ABOUT THE TRUSTS

EQ Advisors Trust and AXA Premier VIP Trust are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.


Equitable Life serves as the investment manager of the Trusts. As such, Equitable Life oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers.

EQ Advisors Trust commenced operations on May 1, 1997. AXA Premier VIP Trust commenced operations on December 31, 2001.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan relating to its Class IB/B shares, and other aspects of its operations, appear in the prospectuses for each Trust, which are attached at the end of this prospectus, or in the respective SAIs which are available upon request.



ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

FMO rates are determined daily. The rates in the table are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from your financial professional.


The rates to maturity for new allocations as of February 15, 2003 and the related price per $100 of maturity value were as shown below:




----------------------------------------------------------------
  Fixed maturity
   options with
   February 15th     Rate to maturity         Price
 maturity date of         as of            per $100 of
   maturity year     February 14, 2003    maturity value
----------------------------------------------------------------
        2004          3.00%*                $ 97.08
        2005          3.00%*                $ 94.24
        2006          3.00%*                $ 91.50
        2007          3.00%*                $ 88.83
        2008          3.02%                 $ 86.16
        2009          3.48%                 $ 81.42
        2010          3.91%                 $ 76.43
        2011          4.18%                 $ 72.04
        2012          4.39%                 $ 67.91
        2013          4.60%                 $ 63.75
----------------------------------------------------------------



* Since these rates to maturity are 3%, no amounts could have been allocated to these options.



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HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

    (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

    (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

    (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

    (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

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Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. See Appendix III at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account,


38  More information
money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA or QP contracts.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our Processing Office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


WIRE TRANSMITTALS

We accept initial contributions sent by wire to our processing office by agreement with certain broker-dealers. The transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described in "How you can make your contributions" in "Contract features and benefits" earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information forwarded electronically. In these cases, you must sign our Acknowledgment of Receipt form.

Where we require a signed application, no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we require an Acknowledgment of Receipt form, financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgment of Receipt form.

After your contract has been issued, additional contributions may be transmitted by wire.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY

Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the unit value next determined after the close of the business day.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Transfers to or from variable investment options will be made at the unit value next determined after the close of the business day.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.



ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts, we have the right to vote on certain matters involving the portfolios, such as:

o   the election of trustees;

o   the formal approval of independent auditors selected for each Trust; or

o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS

Currently, we control the Trusts. Their shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of


                                                            More information  39
the Trusts are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of each Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


SEPARATE ACCOUNT NO. 45 AND SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Accounts require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 45 or Separate Account No. 49, our ability to meet our obligations under the contracts, or the distribution of the contracts.


ABOUT OUR INDEPENDENT ACCOUNTANTS


The consolidated financial statements of Equitable Life at December 31, 2002 and 2001, and for the three years ended December 31, 2002, incorporated in this prospectus by reference to the 2002 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



FINANCIAL STATEMENTS

The financial statements of Separate Account No. 45 and Separate Account No. 49, as well as the consolidated financial statements of Equitable Life, are in the applicable SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.

TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

Loans are not available and you cannot assign IRA contracts as security for a loan or other obligation. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your IRA contract to another similar arrangement under federal income tax rules.


DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC and AXA Distributors, LLC. For this purpose, AXA Advisors, LLC serves as the principal underwriter of Separate Account No. 45 and AXA Distributors, LLC serves as the principal underwriter of Separate Account No. 49. The offering of the contracts is intended to be continuous.

DISTRIBUTION OF THE CONTRACTS BY AXA ADVISORS, LLC

AXA Advisors, LLC ("AXA Advisors"), the successor to EQ Financial Consultants, Inc. and an affiliate of Equitable Life, has responsibility for sales and marketing functions for the contracts funded through Separate Account No. 45. AXA Advisors also acts as distributor for other Equitable Life annuity products with different features, expenses and fees. AXA Advisors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Advisors' principal business address is 1290 Avenue of the Americas, New York, New York 10104.

These contracts will be sold by financial professionals who are financial professionals of AXA Advisors and its affiliates, who are also our licensed insurance agents.

DISTRIBUTION OF THE CONTRACTS BY AXA DISTRIBUTORS, LLC

AXA Distributors, LLC ("AXA Distributors"), an indirect, wholly owned subsidiary of Equitable Life, has responsibility for sales and marketing functions for contracts funded through Separate Account No. 49. AXA Distributors also acts as distributor for other Equitable Life annuity products with different features, expenses, and fees. AXA Distributors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Distributors' principal business address is 1290 Avenue of the Americas, New York, New York 10104.

AXA Distributors is the successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. Like AXA Distributors, Equitable Distributors, Inc. was owned by Equitable Holdings, LLC.


40  More information

These contracts are sold by financial professionals of AXA Distributors, as well as by affiliated and unaffiliated broker-dealers who have entered into selling agreements with AXA Distributors. We pay broker-dealer sales compensation that will generally not exceed an amount equal to 7% of total contributions made under the contracts. AXA Distributors may also receive compensation and reimbursement for its marketing services, under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion of it to their financial professional as commissions related to sales of the contracts. The offering of the contracts is intended to be continuous.


                                                            More information  41

9. Investment performance

--------------------------------------------------------------------------------
The table below shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.

The table takes into account all fees and charges under the contract, but does not reflect the charges for any applicable taxes such as premium taxes or the applicable annuity administrative fee, if any. Any fees and expenses associated with the fee-based program are also not included. If the charges were reflected they would effectively reduce the rates of return shown.

The results shown are based on the actual historical investment experience of the variable investment options under "length of option period" since its inception. The results shown under "length of portfolio period" include some periods when a variable investment option investing in the Portfolio had not yet commenced operations. For those periods, we have adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment option been available. The contracts will be offered for the first time in 2002.


For the "EQ/Alliance" portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology), we have adjusted the results prior to October 1996, when Class IB/B shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. Finally, the results shown for the EQ/Money Market and EQ/Alliance Common Stock options for periods before March 22, 1985, reflect the results of the variable investment options that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the portfolios, as well as an assumed charge of 0.06% for direct operating expenses.


All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.


THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECTS PAST PERFORMANCE AND DOES NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.


42  Investment performance

                         TABLE FOR SEPARATE ACCOUNT 49
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2002:




--------------------------------------------------------------------------------------------------
                                                                Length of option period
                                                     ---------------------------------------------
                                                                                     Since option
 Variable investment options                              1 Year        5 Years       inception*
--------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                                --             --              --
AXA Premier VIP Health Care                              --             --              --
AXA Premier VIP International Equity                     --             --              --
AXA Premier VIP Large Cap Core Equity                    --             --              --
AXA Premier VIP Large Cap Growth                         --             --              --
AXA Premier VIP Large Cap Value                          --             --              --
AXA Premier VIP Small/Mid Cap Growth                     --             --              --
AXA Premier VIP Small/Mid Cap Value                      --             --              --
AXA Premier VIP Technology                               --             --              --
EQ/Aggressive Stock ***                              (29.22)%       (11.81)%         (8.12)%
EQ/Alliance Common Stock ***                         (33.66)%        (4.32)%          1.31%
EQ/Alliance Growth and Income ***                        --             --              --
EQ/Alliance Intermediate Government Securities ***       --             --              --
EQ/Alliance International ***                            --             --              --
EQ/Alliance Premier Growth                           (31.55)%           --          (17.26)%
EQ/Alliance Quality Bond ***                             --             --              --
EQ/Alliance Small Cap Growth                         (30.55)%        (3.93)%          0.56%
EQ/Alliance Technology                               (41.00)%           --          (36.71)%
EQ/Balanced ***                                      (13.16)%         2.57%         (11.35)%
EQ/Bernstein Diversified Value                       (14.05)%           --            1.13%
EQ/Calvert Socially Responsible                      (26.78)%           --          (19.26)%
EQ/Capital Guardian International                    (15.51)%           --           (7.48)%
EQ/Capital Guardian Research                         (25.07)%           --           (5.20)%
EQ/Capital Guardian U.S. Equity                      (24.06)%           --           (6.26)%
EQ/Emerging Markets Equity                            (6.31)%        (5.71)%         (5.71)%
EQ/Equity 500 Index ***                              (22.79)%        (1.66)%          3.99%
EQ/Evergreen Omega                                   (24.37)%           --          (12.03)%
EQ/FI Mid Cap                                        (18.87)%           --          (13.78)%
EQ/FI Small/Mid Cap Value                            (15.18)%        (3.58)%         (2.14)%
EQ/High Yield ***                                     (3.41)%        (4.55)%         (0.73)%
EQ/J.P. Morgan Core Bond                               9.00%           --             6.66%
EQ/Janus Large Cap Growth                            (30.70)%           --          (28.92)%
EQ/Lazard Small Cap Value                            (14.31)%           --            2.07%
EQ/Marsico Focus                                     (11.96)%           --           (0.15)%
EQ/Mercury Basic Value Equity                        (17.09)%         4.94%           7.21%
EQ/MFS Emerging Growth Companies                     (34.69)%        (4.35)%         (0.41)%
EQ/MFS Investors Trust                               (21.48)%           --           (8.47)%
EQ/Money Market ***                                    0.73%          3.59%           3.80%
EQ/Putnam Growth & Income Value                      (19.41)%        (2.64)%          0.23%
EQ/Putnam International Equity                       (17.02)%         1.39%           2.81%
EQ/Putnam Voyager                                    (26.73)%        (4.57)%         (0.28)%
EQ/Small Company Index                               (21.32)%           --           (2.15)%
--------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------
                                                                   Length of portfolio period
                                                     ------------------------------------------------------
                                                                                                    Since
                                                                                                 portfolio
 Variable investment options                             3 Years        5 Years      10 Years   inception**
-----------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                                --             --           --           7.60%
AXA Premier VIP Health Care                              --             --           --         (20.30)%
AXA Premier VIP International Equity                     --             --           --         (21.30)%
AXA Premier VIP Large Cap Core Equity                    --             --           --         (22.90)%
AXA Premier VIP Large Cap Growth                         --             --           --         (31.60)%
AXA Premier VIP Large Cap Value                          --             --           --         (20.20)%
AXA Premier VIP Small/Mid Cap Growth                     --             --           --         (37.50)%
AXA Premier VIP Small/Mid Cap Value                      --             --           --         (25.70)%
AXA Premier VIP Technology                               --             --           --         (42.90)%
EQ/Aggressive Stock ***                              (23.12)%       (11.81)%       0.28%          8.58%
EQ/Alliance Common Stock ***                         (20.49)%        (4.32)%       7.22%         11.11%
EQ/Alliance Growth and Income ***                     (6.03)%         3.23%         --            8.50%
EQ/Alliance Intermediate Government Securities ***     7.92%          5.96%        5.55%          6.11%
EQ/Alliance International ***                        (19.48)%        (4.77)%         --          (1.22)%
EQ/Alliance Premier Growth                           (25.07)%           --           --         (17.26)%
EQ/Alliance Quality Bond ***                           8.43%          5.98%         --            5.54%
EQ/Alliance Small Cap Growth                         (12.15)%        (3.93)%         --           0.56%
EQ/Alliance Technology                                   --             --           --         (36.71)%
EQ/Balanced ***                                       (6.08)%         2.57%        5.54%          8.55%
EQ/Bernstein Diversified Value                        (4.92)%           --           --           1.13%
EQ/Calvert Socially Responsible                      (15.63)%           --           --         (12.29)%
EQ/Capital Guardian International                    (18.79)%           --           --          (7.48)%
EQ/Capital Guardian Research                          (8.33)%           --           --          (5.20)%
EQ/Capital Guardian U.S. Equity                       (8.62)%           --           --          (6.26)%
EQ/Emerging Markets Equity                           (19.22)%        (5.71)%         --          (9.25)%
EQ/Equity 500 Index ***                              (15.40)%        (1.66)%         --           8.16%
EQ/Evergreen Omega                                   (18.14)%           --           --         (12.03)%
EQ/FI Mid Cap                                            --             --           --         (14.13)%
EQ/FI Small/Mid Cap Value                             (2.80)%        (3.58)%         --          (0.19)%
EQ/High Yield ***                                     (4.27)%        (4.55)%        4.78%         6.01%
EQ/J.P. Morgan Core Bond                               9.12%           --            --           6.66%
EQ/Janus Large Cap Growth                                --             --           --         (29.20)%
EQ/Lazard Small Cap Value                              5.78%           --            --           2.07%
EQ/Marsico Focus                                         --             --           --           0.07%
EQ/Mercury Basic Value Equity                         (1.06)%         4.94%          --           7.21%
EQ/MFS Emerging Growth Companies                     (29.78)%        (4.35)%         --          (0.41)%
EQ/MFS Investors Trust                               (13.43)%           --           --          (8.47)%
EQ/Money Market ***                                    3.06%          3.59%        3.75%          5.73%
EQ/Putnam Growth & Income Value                       (7.41)%        (2.64)%         --           0.23%
EQ/Putnam International Equity                       (17.32)%         1.39%          --           2.81%
EQ/Putnam Voyager                                    (23.34)%        (4.57)%         --          (0.28)%
EQ/Small Company Index                                (8.42)%           --           --          (2.15)%
-----------------------------------------------------------------------------------------------------------



  * The variable investment option inception dates are: EQ/Aggressive Stock, EQ/Alliance Common Stock, EQ/Money Market, EQ/Equity 500 Index and EQ/High Yield (October 16, 1996); EQ/Alliance Small Cap Growth, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May 1, 1997); EQ/Emerging Markets Equity (December 31, 1997); EQ/Bernstein Diversified Value, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap, EQ/FI Small/Mid Cap Value and EQ/Janus Large Cap Growth (September 5,
      2000); EQ/Balanced (May 18, 2001); EQ/Calvert Socially Responsible and EQ/Marsico Focus (September 4, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP Technology, EQ/Alliance Growth and Income, EQ/Alliance International and EQ/Alliance Quality Bond (January 14, 2002); EQ/Alliance Intermediate Government Securities (April 1, 2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2001.



                                                       Investment performance 43

 **   The portfolio inception dates are: EQ/Alliance Common Stock (January 13,
      1976); EQ/Money Market (July 13, 1981); EQ/Aggressive Stock and EQ/Balanced (January 27, 1986); EQ/High Yield (January 2, 1987); EQ/Alliance Intermediate Government Securities (April 1, 1991); EQ/Alliance Growth and Income and EQ/Alliance Quality Bond (October 1,
      1993); EQ/Equity 500 Index (March 1, 1994); EQ/Alliance International (April 3, 1995); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May 1, 1997); EQ/Emerging Markets Equity (August 20, 1997); EQ/Bernstein Diversified Value, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Calvert Socially Responsible (September 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap and EQ/Janus Large Cap Growth (September 1, 2000); EQ/Marsico Focus (August 31, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2001.

*** In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessor that it may have had. The inception dates for these portfolios are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999.



44 Investment performance

                         TABLE FOR SEPARATE ACCOUNT 45
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2002:




--------------------------------------------------------------------------------------------------
                                                                Length of option period
                                                     ---------------------------------------------
                                                                                     Since option
 Variable investment options                              1 Year        5 Years       inception*
--------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                                --             --              --
AXA Premier VIP Health Care                              --             --              --
AXA Premier VIP International Equity                     --             --              --
AXA Premier VIP Large Cap Core Equity                    --             --              --
AXA Premier VIP Large Cap Growth                         --             --              --
AXA Premier VIP Large Cap Value                          --             --              --
AXA Premier VIP Small/Mid Cap Growth                     --             --              --
AXA Premier VIP Small/Mid Cap Value                      --             --              --
AXA Premier VIP Technology                               --             --              --
EQ/Aggressive Stock ***                              (29.22)%       (11.81)%         (1.79)%
EQ/Alliance Common Stock ***                         (33.66)%        (4.32)%          5.82%
EQ/Alliance Growth and Income ***                    (21.68)%         3.23%           9.72%
EQ/Alliance Intermediate Government Securities ***     8.07%          5.96%           6.13%
EQ/Alliance International ***                        (10.57)%        (4.77)%         (1.40)%
EQ/Alliance Premier Growth                           (31.55)%           --          (17.26)%
EQ/Alliance Quality Bond ***                             --             --              --
EQ/Alliance Small Cap Growth                         (30.55)%        (3.93)%          0.56%
EQ/Alliance Technology                               (41.00)%           --          (36.71)%
EQ/Balanced ***                                      (13.16)%         2.57%         (11.35)%
EQ/Bernstein Diversified Value                       (14.05)%           --           (9.99)%
EQ/Calvert Socially Responsible                      (26.78)%           --          (19.26)%
EQ/Capital Guardian International                        --             --              --
EQ/Capital Guardian Research                         (25.07)%           --           (5.20)%
EQ/Capital Guardian U.S. Equity                      (24.06)%           --           (6.26)%
EQ/Emerging Markets Equity                            (6.31)%        (5.71)%         (7.98)%
EQ/Equity 500 Index ***                              (22.79)%        (1.66)%          7.74%
EQ/Evergreen Omega                                   (24.37)%           --          (12.03)%
EQ/FI Mid Cap                                        (18.87)%           --          (13.78)%
EQ/FI Small/Mid Cap Value                            (15.18)%        (3.58)%         (0.19)%
EQ/High Yield ***                                     (3.41)%        (4.55)%          3.04%
EQ/J.P. Morgan Core Bond                                 --             --              --
EQ/Janus Large Cap Growth                            (30.70)%           --          (28.92)%
EQ/Lazard Small Cap Value                                --             --              --
EQ/Marsico Focus                                     (11.96)%           --           (0.15)%
EQ/Mercury Basic Value Equity                        (17.09)%         4.94%           7.21%
EQ/MFS Emerging Growth Companies                     (34.69)%        (4.35)%         (0.41)%
EQ/MFS Investors Trust                               (21.48)%           --           (8.47)%
EQ/Money Market ***                                    0.73%          3.59%           3.96%
EQ/Putnam Growth & Income Value                      (19.41)%        (2.64)%          0.23%
EQ/Putnam International Equity                           --             --              --
EQ/Putnam Voyager                                        --             --              --
EQ/Small Company Index                               (21.32)%           --           (2.15)%
--------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------
                                                                   Length of portfolio period
                                                     ------------------------------------------------------
                                                                                                    Since
                                                                                                 portfolio
 Variable investment options                             3 Years        5 Years      10 Years   inception**
-----------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                                --             --           --           7.60%
AXA Premier VIP Health Care                              --             --           --         (20.30)%
AXA Premier VIP International Equity                     --             --           --         (21.30)%
AXA Premier VIP Large Cap Core Equity                    --             --           --         (22.90)%
AXA Premier VIP Large Cap Growth                         --             --           --         (31.60)%
AXA Premier VIP Large Cap Value                          --             --           --         (20.20)%
AXA Premier VIP Small/Mid Cap Growth                     --             --           --         (37.50)%
AXA Premier VIP Small/Mid Cap Value                      --             --           --         (25.70)%
AXA Premier VIP Technology                               --             --           --         (42.90)%
EQ/Aggressive Stock ***                              (23.12)%       (11.81)%       0.28%          8.58%
EQ/Alliance Common Stock ***                         (20.49)%        (4.32)%       7.22%         11.11%
EQ/Alliance Growth and Income ***                     (6.03)%         3.23%         --            8.50%
EQ/Alliance Intermediate Government Securities ***     7.92%          5.96%        5.55%          6.11%
EQ/Alliance International ***                        (19.48)%        (4.77)%         --          (1.22)%
EQ/Alliance Premier Growth                           (25.07)%           --           --         (17.26)%
EQ/Alliance Quality Bond ***                           8.43%          5.98%         --            5.54%
EQ/Alliance Small Cap Growth                         (12.15)%        (3.93)%         --           0.56%
EQ/Alliance Technology                                   --             --           --         (36.71)%
EQ/Balanced ***                                       (6.08)%         2.57%        5.54%          8.55%
EQ/Bernstein Diversified Value                        (4.92)%           --           --           1.13%
EQ/Calvert Socially Responsible                      (15.63)%           --           --         (12.29)%
EQ/Capital Guardian International                    (18.79)%           --           --          (7.48)%
EQ/Capital Guardian Research                          (8.33)%           --           --          (5.20)%
EQ/Capital Guardian U.S. Equity                       (8.62)%           --           --          (6.26)%
EQ/Emerging Markets Equity                           (19.22)%        (5.71)%         --          (9.25)%
EQ/Equity 500 Index ***                              (15.40)%        (1.66)%         --           8.16%
EQ/Evergreen Omega                                   (18.14)%           --           --         (12.03)%
EQ/FI Mid Cap                                            --             --           --         (14.13)%
EQ/FI Small/Mid Cap Value                             (2.80)%        (3.58)%         --          (0.19)%
EQ/High Yield ***                                     (4.27)%        (4.55)%       4.78%          6.01%
EQ/J.P. Morgan Core Bond                               9.12%           --           --            6.66%
EQ/Janus Large Cap Growth                                --             --           --         (29.20)%
EQ/Lazard Small Cap Value                              5.78%           --           --            2.07%
EQ/Marsico Focus                                         --             --           --           0.07%
EQ/Mercury Basic Value Equity                         (1.06)%         4.94%          --           7.21%
EQ/MFS Emerging Growth Companies                     (29.78)%        (4.35)%         --          (0.41)%
EQ/MFS Investors Trust                               (13.43)%           --           --          (8.47)%
EQ/Money Market ***                                    3.06%          3.59%        3.75%          5.73%
EQ/Putnam Growth & Income Value                       (7.41)%        (2.64)%         --           0.23%
EQ/Putnam International Equity                       (17.32)%         1.39%          --           2.81%
EQ/Putnam Voyager                                    (23.34)%        (4.57)%         --          (0.28)%
EQ/Small Company Index                                (8.42)%           --           --          (2.15)%
-----------------------------------------------------------------------------------------------------------



  * The variable option inception dates are: EQ/Aggressive Stock, EQ/Alliance Common Stock, EQ/Alliance Growth and Income, EQ/Alliance Intermediate Government Securities, EQ/Alliance International, EQ/Money Market, EQ/Equity 500 Index and EQ/High Yield (May 1, 1995); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, and EQ/Putnam Growth & Income Value (May 1,
      1997); EQ/Emerging Markets Equity (September 2, 1997); EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap and EQ/Janus Large Cap Growth (September 5, 2000); EQ/Balanced and EQ/Bernstein Diversified Value (May 18, 2001); EQ/Calvert Socially Responsible and EQ/Marsico Focus (September 4, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP Technology, EQ/Alliance Quality Bond, EQ/Capital Guardian International, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value, EQ/Putnam International Equity and EQ/Putnam Voyager (January 14, 2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2001.



                                                       Investment performance 45

 **   The portfolio inception dates are: EQ/Alliance Common Stock (January 13,
      1976); EQ/Money Market (July 13, 1981); EQ/Aggressive Stock and EQ/Balanced (January 27, 1986); EQ/High Yield (January 2, 1987); EQ/Alliance Intermediate Government Securities (April 1, 1991); EQ/Alliance Growth and Income and EQ/Alliance Quality Bond (October 1,
      1993); EQ/Equity 500 Index (March 1, 1994); EQ/Alliance International (April 3, 1995); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May 1, 1997); EQ/Emerging Markets Equity (August 20, 1997); EQ/Bernstein Diversified Value, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Calvert Socially Responsible (September 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap and EQ/Janus Large Cap Growth (September 1, 2000); EQ/Marsico Focus (August 31, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2001.

*** In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessor that it may have had. The inception dates for these portfolios are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999.



46 Investment performance

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o   data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:

----------------------------------
Barron's
Morningstar's Variable Annuity
     Sourcebook
Business Week
Forbes
Fortune
Institutional Investor
Money
Kiplinger's Personal Finance
Financial Planning
Investment Adviser

Investment Management Weekly
Money Management Letter
Investment Dealers Digest
National Underwriter
Pension & Investments
USA Today
Investor's Business Daily
The New York Times
The Wall Street Journal
The Los Angeles Times
The Chicago Tribune
----------------------------------

From time to time we may also use different measurements the investment performance of the variable investment options and/or the portfolios, including the measurements that compare the performance to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charge and distribution charge or any withdrawal or optional benefit charge. Comparisons with these benchmarks therefore may be of limited use. We use them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings.

Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).

The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. According to Lipper the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provides a more accurate picture than market benchmarks of the Equitable Accumulator(R) Adviser(SM) performance relative to other variable annuity products. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:

o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts, and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.


YIELD INFORMATION


Current yield for the EQ/Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yields for the EQ/Alliance Quality Bond and EQ/High Yield options will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).

"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the EQ/Money Market, EQ/Alliance Quality Bond and EQ/High Yield options. The current yields and effective yields assume the deduction of all contract charges and expenses other than any charge designed to approximate certain taxes that may be imposed on us in your state such as premium taxes. See "Yield Information for the EQ/Money Market Option, EQ/Alliance Quality Bond Option and EQ/High Yield Option" in the SAI.



                                                      Investment performance  47

10. Incorporation of certain documents by reference

--------------------------------------------------------------------------------

Equitable Life's annual report on Form 10-K for the year ended December 31, 2002, is considered to be a part of this prospectus because it is incorporated by reference.


After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act") will be considered to become part of this prospectus because they are incorporated by reference.


Any statement contained in a document that is, or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.


We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Report on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).


48  Incorporation of certain documents by reference

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Accounts 45 and 49 with the same daily asset charges of 0.50%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2002


-----------------------------------------------------------------------------------------------
                                                             For the years ending December 31,
                                                             ----------------------------------
                                                                 2002        2001        2000
-----------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
-----------------------------------------------------------------------------------------------
  Unit value                                                 $  10.76          --          --
  Separate Account 45 number of units outstanding (000's)           2          --          --
  Separate Account 49 number of units outstanding (000's)          --          --          --
-----------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
-----------------------------------------------------------------------------------------------
  Unit value                                                 $   7.97          --          --
  Separate Account 45 number of units outstanding (000's)          --          --          --
  Separate Account 49 number of units outstanding (000's)          --          --          --
-----------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
-----------------------------------------------------------------------------------------------
  Unit value                                                 $   7.87          --          --
  Separate Account 45 number of units outstanding (000's)           1          --          --
  Separate Account 49 number of units outstanding (000's)          --          --          --
-----------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
-----------------------------------------------------------------------------------------------
  Unit value                                                 $   7.71          --          --
  Separate Account 45 number of units outstanding (000's)           2          --          --
  Separate Account 49 number of units outstanding (000's)          --          --          --
-----------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
-----------------------------------------------------------------------------------------------
  Unit value                                                 $   6.84          --          --
  Separate Account 45 number of units outstanding (000's)           3          --          --
  Separate Account 49 number of units outstanding (000's)          --          --          --
-----------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
-----------------------------------------------------------------------------------------------
  Unit value                                                 $   7.98          --          --
  Separate Account 45 number of units outstanding (000's)          --          --          --
  Separate Account 49 number of units outstanding (000's)          --          --          --
-----------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Growth
-----------------------------------------------------------------------------------------------
  Unit value                                                 $   6.25          --          --
  Separate Account 45 number of units outstanding (000's)           3          --          --
  Separate Account 49 number of units outstanding (000's)          --          --          --
-----------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
-----------------------------------------------------------------------------------------------
  Unit value                                                 $   7.43          --          --
  Separate Account 45 number of units outstanding (000's)           1          --          --
  Separate Account 49 number of units outstanding (000's)          --          --          --
-----------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
-----------------------------------------------------------------------------------------------
  Unit value                                                 $   5.71          --          --
  Separate Account 45 number of units outstanding (000's)          --          --          --
  Separate Account 49 number of units outstanding (000's)          --          --          --
-----------------------------------------------------------------------------------------------
 EQ/Aggressive Stock
-----------------------------------------------------------------------------------------------
  Unit value                                                 $  41.54    $  58.69    $  78.83
  Separate Account 45 number of units outstanding (000's)          --          --          --
  Separate Account 49 number of units outstanding (000's)          --          --          --
-----------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
-----------------------------------------------------------------------------------------------
  Unit value                                                 $ 180.32    $ 271.84    $ 306.09
  Separate Account 45 number of units outstanding (000's)           7          --          --
  Separate Account 49 number of units outstanding (000's)          --          --          --
-----------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-1

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2002 (CONTINUED)


-----------------------------------------------------------------------------------------------
                                                              For the years ending December 31,
                                                            -----------------------------------
                                                                 2002        2001       2000
-----------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
-----------------------------------------------------------------------------------------------
  Unit value                                                  $ 21.46     $ 27.40         --
  Separate Account 45 number of units outstanding (000's)           5           4         --
  Separate Account 49 number of units outstanding (000's)          --          --         --
-----------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
-----------------------------------------------------------------------------------------------
  Unit value                                                  $ 20.36     $ 18.84         --
  Separate Account 45 number of units outstanding (000's)          10           8         --
  Separate Account 49 number of units outstanding (000's)          --          --         --
-----------------------------------------------------------------------------------------------
 EQ/Alliance International
-----------------------------------------------------------------------------------------------
  Unit value                                                  $  9.14     $ 10.22         --
  Separate Account 45 number of units outstanding (000's)           4           3         --
  Separate Account 49 number of units outstanding (000's)          --          --         --
-----------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth
-----------------------------------------------------------------------------------------------
  Unit value                                                  $  4.99     $  7.29    $  9.63
  Separate Account 45 number of units outstanding (000's)           4           3         --
  Separate Account 49 number of units outstanding (000's)          --          --         --
-----------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
-----------------------------------------------------------------------------------------------
  Unit value                                                  $ 16.46          --         --
  Separate Account 45 number of units outstanding (000's)           6          --         --
  Separate Account 49 number of units outstanding (000's)          --          --         --
-----------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
-----------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.32     $ 14.86    $ 17.22
  Separate Account 45 number of units outstanding (000's)          11           4         --
  Separate Account 49 number of units outstanding (000's)          --          --         --
-----------------------------------------------------------------------------------------------
 EQ/Alliance Technology
-----------------------------------------------------------------------------------------------
  Unit value                                                  $  2.95     $  5.00    $  6.65
  Separate Account 45 number of units outstanding (000's)          37           9         --
  Separate Account 49 number of units outstanding (000's)          --          --         --
-----------------------------------------------------------------------------------------------
 EQ/Balanced
-----------------------------------------------------------------------------------------------
  Unit value                                                  $ 40.59     $ 46.74         --
  Separate Account 45 number of units outstanding (000's)           3           3         --
  Separate Account 49 number of units outstanding (000's)          --          --         --
-----------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
-----------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.58     $ 12.31    $ 12.01
  Separate Account 45 number of units outstanding (000's)          15          10         --
  Separate Account 49 number of units outstanding (000's)          --          --         --
-----------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
-----------------------------------------------------------------------------------------------
  Unit value                                                  $  6.48     $  8.85         --
  Separate Account 45 number of units outstanding (000's)          --          --         --
  Separate Account 49 number of units outstanding (000's)          --          --         --
-----------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
-----------------------------------------------------------------------------------------------
  Unit value                                                  $  7.52     $  8.90    $ 11.30
  Separate Account 45 number of units outstanding (000's)          --          --         --
  Separate Account 49 number of units outstanding (000's)          --          --         --
-----------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
-----------------------------------------------------------------------------------------------
  Unit value                                                  $  8.22     $ 10.97    $ 11.25
  Separate Account 45 number of units outstanding (000's)           6          --         --
  Separate Account 49 number of units outstanding (000's)          --          --         --
-----------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
-----------------------------------------------------------------------------------------------
  Unit value                                                  $  7.89     $ 10.39    $ 10.66
  Separate Account 45 number of units outstanding (000's)          13           1         --
  Separate Account 49 number of units outstanding (000's)          --          --         --
-----------------------------------------------------------------------------------------------


A-2 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2002 (CONTINUED)


-----------------------------------------------------------------------------------------------
                                                             For the years ending December 31,
                                                            -----------------------------------
                                                                 2002       2001       2000
-----------------------------------------------------------------------------------------------
 EQ/Emerging Markets Equity
-----------------------------------------------------------------------------------------------
  Unit value                                                 $  5.94    $  6.34    $  6.72
  Separate Account 45 number of units outstanding (000's)         11          2         --
  Separate Account 49 number of units outstanding (000's)         --         --         --
-----------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
-----------------------------------------------------------------------------------------------
  Unit value                                                 $ 20.16    $ 26.11    $ 29.88
  Separate Account 45 number of units outstanding (000's)         62          1         --
  Separate Account 49 number of units outstanding (000's)         --         --         --
-----------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
-----------------------------------------------------------------------------------------------
  Unit value                                                 $  5.99    $  7.92         --
  Separate Account 45 number of units outstanding (000's)         --         --         --
  Separate Account 49 number of units outstanding (000's)         --         --         --
-----------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
-----------------------------------------------------------------------------------------------
  Unit value                                                 $  7.01    $  8.64    $ 10.03
  Separate Account 45 number of units outstanding (000's)        582          6         --
  Separate Account 49 number of units outstanding (000's)         --         --         --
-----------------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
-----------------------------------------------------------------------------------------------
  Unit value                                                 $  9.89    $ 11.66    $ 11.27
  Separate Account 45 number of units outstanding (000's)        416         13         --
  Separate Account 49 number of units outstanding (000's)         --         --         --
-----------------------------------------------------------------------------------------------
 EQ/High Yield
-----------------------------------------------------------------------------------------------
  Unit value                                                 $ 26.08    $ 27.00    $ 26.95
  Separate Account 45 number of units outstanding (000's)          2          2         --
  Separate Account 49 number of units outstanding (000's)         --         --         --
-----------------------------------------------------------------------------------------------
 EQ/International Equity Index
-----------------------------------------------------------------------------------------------
  Unit value                                                 $  7.53    $  9.21    $ 12.42
  Separate Account 45 number of units outstanding (000's)          6          5         --
  Separate Account 49 number of units outstanding (000's)         --         --         --
-----------------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
-----------------------------------------------------------------------------------------------
  Unit value                                                 $ 13.80    $ 12.65    $ 11.78
  Separate Account 45 number of units outstanding (000's)          1         --         --
  Separate Account 49 number of units outstanding (000's)         --         --         --
-----------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
-----------------------------------------------------------------------------------------------
  Unit value                                                 $  4.47    $  6.45    $  8.42
  Separate Account 45 number of units outstanding (000's)         13         10         --
  Separate Account 49 number of units outstanding (000's)         --         --         --
-----------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
-----------------------------------------------------------------------------------------------
  Unit value                                                 $ 11.08    $ 12.93    $ 11.04
  Separate Account 45 number of units outstanding (000's)          7         --         --
  Separate Account 49 number of units outstanding (000's)         --         --         --
-----------------------------------------------------------------------------------------------
 EQ/Marsico Focus
-----------------------------------------------------------------------------------------------
  Unit value                                                 $ 10.01    $ 11.37         --
  Separate Account 45 number of units outstanding (000's)          2         --         --
  Separate Account 49 number of units outstanding (000's)         --         --         --
-----------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
-----------------------------------------------------------------------------------------------
  Unit value                                                 $ 14.84    $ 17.90         --
  Separate Account 45 number of units outstanding (000's)        185          1         --
  Separate Account 49 number of units outstanding (000's)         --         --         --
-----------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
-----------------------------------------------------------------------------------------------
  Unit value                                                 $  9.77    $ 14.96    $ 22.79
  Separate Account 45 number of units outstanding (000's)         --         --         --
  Separate Account 49 number of units outstanding (000's)         --         --         --
-----------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-3

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2002 (CONTINUED)


-----------------------------------------------------------------------------------------------
                                                             For the years ending December 31,
                                                            -----------------------------------
                                                                2002       2001        2000
-----------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
-----------------------------------------------------------------------------------------------
  Unit value                                                 $  7.02    $  8.94     $ 10.69
  Separate Account 45 number of units outstanding (000's)         13          2          --
  Separate Account 49 number of units outstanding (000's)         --         --          --
-----------------------------------------------------------------------------------------------
 EQ/Money Market
-----------------------------------------------------------------------------------------------
  Unit value                                                 $ 34.34    $ 34.09     $ 33.08
  Separate Account 45 number of units outstanding (000's)          1         19          --
  Separate Account 49 number of units outstanding (000's)         --        124          --
-----------------------------------------------------------------------------------------------
 EQ/Putnam Growth & Income Value
-----------------------------------------------------------------------------------------------
  Unit value                                                 $ 10.13    $ 12.57     $ 13.56
  Separate Account 45 number of units outstanding (000's)         --         --          --
  Separate Account 49 number of units outstanding (000's)         --         --          --
-----------------------------------------------------------------------------------------------
 EQ/Putnam International Equity
-----------------------------------------------------------------------------------------------
  Unit value                                                 $ 11.70    $ 14.10     $ 18.06
  Separate Account 45 number of units outstanding (000's)          8         --          --
  Separate Account 49 number of units outstanding (000's)         --         --          --
-----------------------------------------------------------------------------------------------
 EQ/Putnam Voyager
-----------------------------------------------------------------------------------------------
  Unit value                                                 $  9.84    $ 13.43     $ 17.87
  Separate Account 45 number of units outstanding (000's)          1         --          --
  Separate Account 49 number of units outstanding (000's)         --         --          --
-----------------------------------------------------------------------------------------------
 EQ/Small Company Index
-----------------------------------------------------------------------------------------------
  Unit value                                                 $  8.97    $ 11.40     $ 11.22
  Separate Account 45 number of units outstanding (000's)          1          1          --
  Separate Account 49 number of units outstanding (000's)         --         --          --
-----------------------------------------------------------------------------------------------


A-4 Appendix I: Condensed financial information

Appendix II: Purchase considerations for QP contracts

--------------------------------------------------------------------------------

Trustees who are considering the purchase of an Equitable Accumulator(R) Advisor(SM) QP contract in conjunction with a fee-based program should discuss with their tax advisors whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator(R) Advisor(SM) QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator(R) Advisor(SM) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.

We will not accept defined benefit plans. For defined contribution plans, we will only accept transfers from another defined contribution plan or a change of investment vehicles in the plan. Only one additional transfer contribution may be made per contract year. If overfunding of a plan occurs or amounts attributable to an excess contribution must be withdrawn, withdrawals from the QP contract may be required. A market value adjustment may apply.


Further, Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/ employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.


Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that:

o the QP contract may not be an appropriate purchase for annuitants approaching or over age 70-1/2; and,

o although certain provisions of the Temporary Regulations on required minimum distributions which would have required that the actuarial value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions have been suspended for 2003, these or similar provisions may apply in future years, and could increase the amounts required to be distributed from the contract.


Finally, because the method of purchasing the QP contract, including the large initial contribution, and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


                       Appendix II: Purchase considerations for QP contracts B-1

                      (This page intentionally left blank)

Appendix III: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 14, 2004 to a fixed maturity option with a maturity date of February 15, 2013 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value at the maturity date of $183,846 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2008.



--------------------------------------------------------------------------------
                                        Hypothetical assumed rate to maturity on
                                                February 14, 2008
                                        ----------------------------------------
                                               5.00%           9.00%
--------------------------------------------------------------------------------
 As of February 15, 2008 (before withdrawal)
--------------------------------------------------------------------------------
(1) Market adjusted amount                   $144,048       $ 119,487
--------------------------------------------------------------------------------
(2) Fixed maturity amount                    $131,080       $ 131,080
--------------------------------------------------------------------------------
(3) Market value adjustment:
    (1) - (2)                                $ 12,968       $ (11,593)
--------------------------------------------------------------------------------
 On February 15, 2008 (after withdrawal)
--------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
    (3) x [$50,000/(1)]                      $  4,501       $  (4,851)
--------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount:
    [$50,000 - (4)]                          $ 45,499       $  54,851
--------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)         $ 85,581       $  76,229
--------------------------------------------------------------------------------
(7) Maturity value                           $120,032       $ 106,915
--------------------------------------------------------------------------------
(8) Market adjusted amount of (7)            $ 94,048       $  69,487
--------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.


                               Appendix III: Market value adjustment example C-1

                      (This page intentionally left blank)

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                          Page

Tax Information                                                             2
Unit Values                                                                11
Custodian and Independent Accountants                                      12
Yield Information for the EQ/Money Market Option, EQ/Alliance Quality Bond
 Option and EQ/High Yield Option                                           12
Distribution of the Contracts                                              12
Financial Statements                                                       13



How to obtain an Equitable Accumulator(R) Advisor(SM) Statement of Additional Information for Separate Account No. 45 and Separate Account No. 49

Send this request form to:
  Equitable Accumulator(R) Advisor(SM)
  P.O. Box 1547
  Secaucus, NJ 07096-1547

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Please send me an Equitable Accumulator(R) Advisor(SM) SAI dated May 1, 2003.



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City           State    Zip







(SAI 9AMLF (5/03))





                                                                  x00515/Advisor

The Equitable Life Assurance Society of the United States --


SUPPLEMENT DATED MAY 1, 2003, TO THE MAY 1, 2003, ACCUMULATOR(R) ADVISOR(SM) PROSPECTUS AND STATEMENTS OF ADDITIONAL INFORMATION ("SAI"):
--------------------------------------------------------------------------------


This supplement is for the Accumulator(R) Advisor(SM) product that is distributed through AXA Advisors, LLC, and modifies certain information in the above-referenced Prospectus and SAI, as supplemented to date (the "Prospectus"). Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this supplement have the same meaning as in the Prospectus.

1. The guaranteed minimum death benefit described in this supplement is available instead of the minimum death benefit described in the prospectus. Therefore, all references in the prospectus to "minimum death benefit" are hereby changed to "guaranteed minimum death benefit." In addition, the following additions and/or modifications are made to the Prospectus under the sections indicated below to reflect the guaranteed minimum death benefit feature.

   A. In "Equitable Accumulator(R) Advisor(SM) at a glance -- key features" under "Additional features", a new bullet is added as follows:

      o  Guaranteed minimum death benefit

         In "Contents of this Prospectus" under "Contract features and benefits" the following is added after "Allocating your contributions":
         Guaranteed minimum death benefit



   B. In "Contract features and benefits" the following is added as a new section after "Allocating your contributions":

      Guaranteed minimum death benefit


      A guaranteed minimum death benefit is provided under your contract at no additional charge.

      Guaranteed minimum death benefit applicable for annuitant ages 0 through 79 at issue of NQ contracts; 20 through 79 at issue of Rollover IRA and Roth Conversion IRA contracts; and 20 through 75 at issue of QP contracts.

      Annual ratchet to age 80. On the contract date, your guaranteed minimum death benefit equals your initial contribution. Then, on each contract date anniversary, we will determine your guaranteed minimum death benefit by comparing your current guaranteed minimum death benefit to your account value on that contract date anniversary. If your account value is higher than your guaranteed minimum death benefit, we will increase your guaranteed minimum death benefit to equal your account value. On the other hand, if your account value on the contract date anniversary is less than your guaranteed minimum death benefit, we will not adjust your guaranteed minimum death benefit either up or down. If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from your contract, we will adjust your guaranteed minimum death benefit on the date you take the withdrawal.

      Guaranteed minimum death benefit applicable for annuitant ages 80 through 83 at issue of NQ, Rollover IRA and Roth Conversion IRA contracts.

      On the contract date, your guaranteed minimum death benefit equals your initial contribution. Thereafter, it will be increased by the dollar amount of any additional contributions. We will adjust your guaranteed minimum death benefit if you take any withdrawals.


      Please see, "Termination of your contract" in "Determining your contract value" earlier in the Prospectus and "How withdrawals affect your guaranteed minimum death benefit" in "Accessing your money" later in the Prospectus for information on how withdrawals affect your guaranteed minimum death benefit.

      See Appendix IV for an example of how we calculate the guaranteed minimum death benefit.



   C. In "Accessing your money" under "How withdrawals affect your minimum death benefit," all references to "minimum death benefit" are replaced by "guaranteed minimum death benefit."



                                                                     x00502/SA45
IM-02-14 (5/02)                                                  Cat. No. 129909

   D. In "Accessing your money" under "Withdrawing your account value," the second paragraph is deleted in its entirety and replaced with the following:

      Please see "Termination of your contract" in "Determining your contract value" earlier in the Prospectus and "How withdrawals affect your guaranteed minimum death benefit" below for more information on how withdrawals affect your guaranteed minimum death benefit and could potentially cause your contract to terminate.

   E. In "Charges and expenses," under "Group or sponsored arrangements" the second sentence is deleted and replaced with the following:

      We may also change the guaranteed minimum death benefit or offer variable investment options that invest in shares of either Trust that are not subject to the 12b-1 fee.

   F. In "Payment of death benefit" under "Your beneficiary and payment of benefit," the third paragraph is deleted in its entirety and replaced with the following:

      The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the guaranteed minimum death benefit. We determine the amount of the death benefit (other than the guaranteed minimum death benefit) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for payment, information and forms necessary to effect payment. The amount of the guaranteed minimum death benefit will be the guaranteed minimum death benefit as of the date of the annuitant's death adjusted for any subsequent withdrawals.

   G. An Appendix IV is added as follows:

      Appendix IV: Guaranteed minimum death benefit example


      The death benefit under the contracts is equal to the account value or, if greater, the guaranteed minimum death benefit.


      The following illustrates the guaranteed minimum death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Money Market option, AXA Premier VIP Core Bond option, EQ/Alliance Intermediate Government Securities option, EQ/Alliance Quality Bond option or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the guaranteed minimum death benefit for an annuitant age 45 would be calculated as follows:


--------------------------------------------------------------------------------
   End of                             Annual ratchet to age 80
  contract                              guaranteed minimum
    year           Account value          death benefit
--------------------------------------------------------------------------------
     1               $105,000               $105,000 (1)
--------------------------------------------------------------------------------
     2               $115,500               $115,500 (1)
--------------------------------------------------------------------------------
     3               $129,360               $129,360 (1)
--------------------------------------------------------------------------------
     4               $103,488               $129,360 (2)
--------------------------------------------------------------------------------
     5               $113,837               $129,360 (2)
--------------------------------------------------------------------------------
     6               $127,497               $129,360 (2)
--------------------------------------------------------------------------------
     7               $127,497               $129,360 (2)
--------------------------------------------------------------------------------

      The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%,
      12.00% and 0.00%. We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

      Annual ratchet to age 80

      (1) At the end of contract years 1 through 3, the guaranteed minimum death benefit is equal to the current account value.

      (2) At the end of contract years 4 through 7, the guaranteed minimum death benefit is equal to the guaranteed minimum death benefit at the end of the prior year since it is equal to or higher than the current account value."

Equitable Accumulator(R) Elite(SM)

A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 1, 2003


Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing, or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectuses for each Trust, which contain important information about their portfolios.


--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR(R) ELITE(SM)?


Equitable Accumulator(R) Elite(SM) is a deferred annuity contract issued by The Equitable Life Assurance Society of the United States. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option, fixed maturity options or the account for special dollar cost averaging ("investment options"). This contract may not currently be available in all states. Certain features and benefits described in this prospectus may vary in your state; all features and benefits may not be available in all contracts or all states.




--------------------------------------------------------------------------------
 Variable investment options
--------------------------------------------------------------------------------
o AXA Premier VIP Core Bond              o EQ/Calvert Socially Responsible
o AXA Premier VIP Health Care            o EQ/Capital Guardian International
o AXA Premier VIP International Equity   o EQ/Capital Guardian Research
o AXA Premier VIP Large Cap Core         o EQ/Capital Guardian U.S. Equity
  Equity                                 o EQ/Emerging Markets Equity
o AXA Premier VIP Large Cap Growth       o EQ/Equity 500 Index
o AXA Premier VIP Large Cap Value        o EQ/Evergreen Omega
o AXA Premier VIP Small/Mid Cap          o EQ/FI Mid Cap
  Growth                                 o EQ/FI Small/Mid Cap Value
o AXA Premier VIP Small/Mid Cap Value    o EQ/High Yield
o AXA Premier VIP Technology             o EQ/J.P. Morgan Core Bond
o EQ/Aggressive Stock                    o EQ/Janus Large Cap Growth
o EQ/Alliance Common Stock               o EQ/Lazard Small Cap Value
o EQ/Alliance Growth and Income          o EQ/Marsico Focus
o EQ/Alliance Intermediate Government    o EQ/Mercury Basic Value Equity
  Securities                             o EQ/MFS Emerging Growth Companies
o EQ/Alliance International              o EQ/MFS Investors Trust
o EQ/Alliance Premier Growth             o EQ/Money Market
o EQ/Alliance Quality Bond               o EQ/Putnam Growth & Income Value
o EQ/Alliance Small Cap Growth           o EQ/Putnam International Equity
o EQ/Alliance Technology                 o EQ/Putnam Voyager
o EQ/Balanced                            o EQ/Small Company Index
o EQ/Bernstein Diversified Value
--------------------------------------------------------------------------------



You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust or AXA Premier VIP Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.


GUARANTEED INTEREST OPTION. You may allocate amounts to the guaranteed interest option. This option is part of our general account and pays interest at guaranteed rates.

FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING. This account pays fixed interest at guaranteed rates.

TYPES OF CONTRACTS. We offer the contracts for use as:

o  A nonqualified annuity ("NQ") for after-tax contributions only.

o An annuity that is an investment vehicle for a qualified defined contribution plan ("QP").


o Traditional and Roth Inherited IRA beneficiary continuation contract ("Inherited IRA").


o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA").

A contribution of at least $10,000 is required to purchase a contract.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2003, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.




The SEC has not approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

                                                        X00519/Elite '02 Series
                                                                        (R-4/15)

Contents of this prospectus
--------------------------------------------------------------------------------

EQUITABLE ACCUMULATOR(R) ELITE(SM)
--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is Equitable Life?                                                       5
How to reach us                                                              6
Equitable Accumulator(R) Elite(SM) at a glance -- key features               8

--------------------------------------------------------------------------------
FEE TABLE                                                                   10
--------------------------------------------------------------------------------

Example                                                                     12

Condensed financial information                                             12


--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           13
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        13
Owner and annuitant requirements                                            15
How you can make your contributions                                         15
What are your investment options under the contract?                        15
Allocating your contributions                                               20
Your benefit base                                                           22
Annuity purchase factors                                                    22
Our Living Benefit option                                                   22
Guaranteed minimum death benefit                                            24

Inherited IRA beneficiary continuation contract                             26

Your right to cancel within a certain number of days                        26


--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        27
--------------------------------------------------------------------------------
Your account value and cash value                                           27
Your contract's value in the variable investment options                    27
Your contract's value in the guaranteed interest option                     27
Your contract's value in the fixed maturity options                         27
Your contract's value in the account for special dollar cost
   averaging                                                                27

Termination of your contract                                                24



--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG
   INVESTMENT OPTIONS                                                       28
--------------------------------------------------------------------------------
Transferring your account value                                             28
Disruptive transfer activity                                                28
Rebalancing your account value                                              28


----------------------

"We," "our," and "us" refer to Equitable Life.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.


2  Contents of this prospectus

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     30
--------------------------------------------------------------------------------
Withdrawing your account value                                              30
How withdrawals are taken from your account value                           31
How withdrawals affect your guaranteed minimum
   income benefit and guaranteed minimum death
   benefit                                                                  31
Loans under Rollover TSA contracts                                          31
Surrendering your contract to receive its cash value                        32
When to expect payments                                                     32
Your annuity payout options                                                 32


--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     35
--------------------------------------------------------------------------------
Charges that Equitable Life deducts                                         35
Charges that the Trusts deduct                                              37
Group or sponsored arrangements                                             38
Other distribution arrangements                                             38


--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 39
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     39
How death benefit payment is made                                           39
Beneficiary continuation option                                             40


--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          42
--------------------------------------------------------------------------------
Overview                                                                    42
Buying a contract to fund a retirement arrangement                          42
Transfers among investment options                                          42
Taxation of nonqualified annuities                                          42
Individual retirement arrangements (IRAs)                                   44
Contributions                                                               45
Special rules for contracts funding qualified plans                         46
Tax-Sheltered Annuity contracts (TSAs)                                      46
Federal and state income tax withholding and
   information reporting                                                    47
Impact of taxes to Equitable Life                                           48


--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         49
--------------------------------------------------------------------------------
About Separate Account No. 49                                               49
About the Trusts                                                            49
About our fixed maturity options                                            49
About the general account                                                   50
About other methods of payment                                              50
Dates and prices at which contract events occur                             51
About your voting rights                                                    51
About legal proceedings                                                     52
About our independent accountants                                           52
Financial statements                                                        52
Transfers of ownership, collateral assignments, loans
   and borrowing                                                            52
Distribution of the contracts                                               52


--------------------------------------------------------------------------------
9. INVESTMENT PERFORMANCE                                                   54
--------------------------------------------------------------------------------
Communicating performance data                                              57


--------------------------------------------------------------------------------
10. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                         58
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
I  -- Condensed financial information                                     A-1
II -- Purchase considerations for QP contracts                            B-1
III-- Market value adjustment example                                     C-1
IV -- Enhanced death benefit example                                      D-1

V  -- Hypothetical illustrations                                          E-1


--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                  Contents of this prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.




                                                                Page in
Term                                                         Prospectus
   account value                                                     27
   administrative charge                                             35
   annual administrative charge                                      35
   annual ratchet death benefit                                      22
   annuitant                                                         15
   annuity maturity date                                             33
   annuity payout options                                            32
   annuity purchase factors                                          22
   automatic investment program                                      51
   beneficiary                                                       39
   Beneficiary Continuation Option ("BCO")                           40
   benefit base                                                      22
   business day                                                      51
   cash value                                                        27
   charges for state premium and other applicable taxes              37
   contract date                                                     10
   contract date anniversary                                         10
   contract year                                                     10
   contributions to roth iras                                        45
     regular contributions                                           45
     rollovers and direct transfers                                  45
     conversion contributions                                        45
   contributions to traditional iras                                 45
     regular contributions                                           45
     rollovers and transfers                                         45
   disability, terminal illness or confinement to nursing home       36
   disruptive transfer activity                                      28
   distribution charge                                               35
   EQAccess                                                           6
   ERISA                                                             31
   fixed-dollar option                                               21
   fixed maturity options                                            19
   free look                                                         25
   free withdrawal amount                                            36
   general account                                                   50
   general dollar cost averaging                                     21
   guaranteed interest option                                        19
   guaranteed minimum death benefit                                  24
   guaranteed minimum income benefit                                 23
   Inherited IRA                                                  cover
   investment options                                             cover
   Investment simplifier                                             21
   IRA                                                            cover
   IRS                                                               42

                                                                Page in
Term                                                         Prospectus
   lifetime required minimum distribution withdrawals                31
   living benefit                                                    22
   living benefit charge                                             37
   loan reserve account                                              32
   loans under rollover tsa                                          47
   lump sum withdrawals                                              30
   market adjusted amount                                            19
   market timing                                                     28
   market value adjustment                                           19
   maturity dates                                                    19
   maturity value                                                    19
   Mortality and expense risk charge                                 35
   NQ                                                             cover
   participant                                                       15
   portfolio                                                      cover
   Principal Assurance Allocation                                    20
   processing office                                                  6
   Protection Plus                                                   24
   Protection Plus charge                                            37
   QP                                                             cover
   rate to maturity                                                  19
   Rebalancing                                                       28
   roll-up death benefit                                             24
   Rollover IRA                                                   cover
   Rollover TSA                                                   cover
   Roth Conversion IRA                                            cover
   Roth IRA                                                       cover
   SAI                                                            cover
   SEC                                                            cover
   self-directed allocation                                          20
   Separate Account 49                                               49
   special dollar cost averaging                                     20
   Standard death benefit                                            24
   substantially equal withdrawals                                   30
   Successor owner and annuitant                                     39
   systematic withdrawals                                            30
   TOPS                                                               6
   TSA                                                            cover
   traditional IRA                                                   44
   Trusts                                                         cover
   unit                                                              27
   variable investment options                                       15
   wire transmittals                                                 50
   withdrawal charge                                                 35



To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract. Your financial professional can provide further explanation about your contract or supplemental materials.



--------------------------------------------------------------------------------
Prospectus                    Contract or Supplemental Materials
--------------------------------------------------------------------------------
fixed maturity options        Guarantee Periods (Guaranteed Fixed Interest
                              Accounts in supplemental materials)
variable investment options   Investment Funds
account value                 Annuity Account Value
rate to maturity              Guaranteed Rates
unit                          Accumulation Unit
Living Benefit                Guaranteed Minimum Income Benefit
Guaranteed Interest Option    Guaranteed Interest Account
--------------------------------------------------------------------------------


4 Index of key words and phrases

Who is Equitable Life?

--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $415.31 billion in assets as of December 31, 2002. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.



                                                       Who is Equitable Life?  5

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.


--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY REGULAR MAIL
--------------------------------------------------------------------------------

Equitable Accumulator(R) Elite(SM)
P.O. Box 13014
Newark, NJ 07188-0014



--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY
--------------------------------------------------------------------------------

Equitable Accumulator(R) Elite(SM)
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094


--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL
--------------------------------------------------------------------------------

Equitable Accumulator(R) Elite(SM)
P.O. Box 1547
Secaucus, NJ 07096-1547

--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY
--------------------------------------------------------------------------------

Equitable Accumulator(R) Elite(SM)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094


--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------

o  written confirmation of financial transactions;

o statement of your contract values at the close of each calendar quarter (four per year); and


o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the guaranteed minimum income benefit, if applicable.



--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND EQACCESS SYSTEMS:
--------------------------------------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o  your current account value;

o  your current allocation percentages;

o  the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options (not available through EQAccess);

o  the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o change your TOPS personal identification number (PIN) (not available through EQAccess); and

o  change your EQAccess password (not available through TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use EQAccess by visiting our Web site at http://www.equitable.com and clicking on EQAccess.
Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).


--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:


(1) authorization for telephone transfers by your financial professional (available only for contracts distributed through AXA Distributors);


(2)  conversion of a traditional IRA to a Roth Conversion IRA contract;

(3)  election of the automatic investment program;

(4)  election of the rebalancing program;

(5)  requests for loans under Rollover TSA contracts;


6  Who is Equitable Life?

(6)  spousal consent for loans under Rollover TSA contracts;

(7)  requests for withdrawals or surrenders from Rollover TSA contracts;

(8)  tax withholding elections;

(9)  election of the beneficiary continuation option;

(10) IRA contribution recharacterizations;

(11) certain section 1035 exchanges; and

(12) direct transfers.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)  address changes;

(2)  beneficiary changes;

(3)  transfers between investment options;


(4)  contract surrender and withdrawal requests;

(5)  death claims;

(6) general dollar cost averaging (including the fixed dollar and interest sweep options); and

(7)  special dollar cost averaging.



TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;


(2) general dollar cost averaging (including the fixed dollar and interest sweep options);


(3)  rebalancing;

(4)  special dollar cost averaging;

(5)  substantially equal withdrawals;

(6)  systematic withdrawals; and

(7)  the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners all must sign.


                                                       Who is Equitable Life?  7

Equitable Accumulator(R) Elite(SM) at a glance -- key features

--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Professional investment      Equitable Accumulator(R) Elite(SM)'s variable investment options invest in different portfolios managed
management                   by professional investment advisers.
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options       o Fixed maturity options with maturities ranging from approximately 1 to 10 years (subject to availability).

                             o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                             -------------------------------------------------------------------------------------------------------
                             If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed interest          o Principal and interest guarantees.
option
                             o Interest rates set periodically.
------------------------------------------------------------------------------------------------------------------------------------
Account for special dollar   Available for dollar cost averaging all or a portion of any eligible contribution to your contract.
cost averaging
------------------------------------------------------------------------------------------------------------------------------------
Tax advantages               o On earnings inside the    No tax until you make withdrawals from your contract or receive annuity
                               contract                  payments.

                             o On transfers inside the   No tax on transfers among investment options.
                               contract
                             -------------------------------------------------------------------------------------------------------
                             If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA) or Tax Sheltered
                             Annuity (TSA) or to fund an employer retirement plan (QP or Qualified Plan), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal
                             Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities compared with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information,"
                             later in this Prospectus and in the SAI.)
------------------------------------------------------------------------------------------------------------------------------------
Living Benefit protection    The Living Benefit provides a guaranteed minimum income benefit. The guaranteed minimum income benefit provides income protection during the annuitant's life.
------------------------------------------------------------------------------------------------------------------------------------
Contribution amounts         o Initial minimum:          $10,000

                             o Additional minimum:       $500 (NQ, QP and Rollover TSA contracts)
                                                         $100 monthly and $300 quarterly under our automatic investment program
                                                         (NQ contracts)
                                                         $1,000 (Inherited IRA contracts)
                                                         $50 (IRA contracts)

                             Maximum contribution limitations may apply. In general, contributions are limited to $1.5 million.
------------------------------------------------------------------------------------------------------------------------------------
Access to your money         o Lump sum withdrawals

                             o Several withdrawal options on a periodic basis

                             o Loans under Rollover TSA contracts

                             o Contract surrender

                             You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a tax penalty.
------------------------------------------------------------------------------------------------------------------------------------
Payout options               o Fixed annuity payout options

                             o Variable Immediate Annuity payout options

                             o Income Manager(R) payout options
------------------------------------------------------------------------------------------------------------------------------------

8 Equitable Accumulator(R) Elite(SM) at a glance -- key features

------------------------------------------------------------------------------------------------------------------------------------
Additional features    o  Guaranteed minimum death benefit options

                       o  Dollar cost averaging

                       o  Automatic investment program

                       o  Account value rebalancing (quarterly, semiannually, and annually)

                       o  Free transfers

                       o  Waiver of withdrawal charge for disability, terminal illness, or confinement to a nursing home

                       o  Protection Plus, an optional death benefit available under certain contracts (subject to state availability)
------------------------------------------------------------------------------------------------------------------------------------
Fees and charges       o  Daily charges on amounts invested in the variable investment options for mortality and expense risks, administrative charges, and distribution charges at an annual rate of 1.60%.

                       o  The charges for the guaranteed minimum death benefits range from 0.0% to 0.60%, annually, of the applicable benefit base. The benefit base is described under "Your benefit base" in "Contract features and benefits" later in this Prospectus.

                       o  Annual 0.60% of the applicable benefit base charge for the optional Living Benefit until you exercise your guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches age 85, whichever occurs first.

                       o  If your account value at the end of the contract year is less than $50,000, we deduct an annual administrative charge equal to $30, or during the first two contract years, 2% of your account value, if less. If your account value is, on the contract date anniversary, $50,000 or more, we will not deduct the charge.

                       o  Annual 0.35% Protection Plus charge for this optional death benefit.

                       o  No sales charge deducted at the time you make contributions. During the first four contract years following a contribution, a charge of up to 8% will be deducted from amounts that you withdraw that exceed
                          10% of your account value. We use the account value on the most recent contract date anniversary to calculate the 10% amount available. There is no withdrawal charge in the fifth and later contract years following a contribution.

                          ----------------------------------------------------------------------------------------------------------
                          The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is April 30.
                          ----------------------------------------------------------------------------------------------------------

                       o  We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                       o  We deduct a $350 annuity administrative fee from amounts applied to the Variable Immediate Annuity payout options.

                       o  Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to 1.20% annually,
                          12b-1 fees of 0.25% annually and other expenses.
------------------------------------------------------------------------------------------------------------------------------------
Annuitant issue ages   NQ: 0-85
                       Rollover IRA, Roth Conversion IRA and Rollover TSA: 20-85
                       Inherited IRA: 0-70
                       QP: 20-75
------------------------------------------------------------------------------------------------------------------------------------

The above is not a complete description of all material provisions of the contract. In some cases, restrictions or exceptions apply. Also, all features of the contract are not necessarily available in your state or at certain ages.

For more detailed information, we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.


Other contracts

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.


                Equitable Accumulator(R) Elite(SM) at a glance -- key features 9

Fee table


--------------------------------------------------------------------------------


The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

The first table describes fees and expenses that you will pay at the time that you surrender the contract or if you make certain withdrawals or apply your cash value to certain payout options or if you purchase a Variable Immediate Annuity. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.




------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value at the time you request certain transactions
------------------------------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of contributions with-
drawn (deducted if you surrender your contract or make certain
withdrawals or apply your cash value to certain payout options).(1)                        8.00%

Charge if you elect a Variable Immediate Annuity payout option                             $350
------------------------------------------------------------------------------------------------------------------------------------



The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.



------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Mortality and expense risks                                                                1.10%
Administrative                                                                             0.25%
Distribution                                                                               0.25%
                                                                                           ----
Total annual expenses                                                                      1.60%
------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value on each contract date anniversary
------------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge
   If your account value on a contract date anniversary is less than $50,000(2)            $ 30
   If your account value on a contract date anniversary is $50,000 or more                 $  0
------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value each year if you elect the optional benefit
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum death benefit charge (calculated as a percentage of the applicable benefit base. Deducted annually on each contract date anniversary for which the benefit is in effect.)
   Standard death benefit                                                                  0.00%
   Annual Ratchet to age 85                                                                0.30% of the Annual Ratchet to age 85
                                                                                           benefit base
   6% Roll-up to age 85                                                                    0.45% of the 6% Roll-up to age 85
                                                                                           benefit base
   Greater of 6% Roll-up to age 85 or Annual Ratchet to age 85                             0.60% of the greater of the 6% Roll-up
                                                                                           to age 85 benefit base or the Annual
                                                                                           Ratchet to age 85 benefit base, as
                                                                                           applicable
------------------------------------------------------------------------------------------------------------------------------------
Living Benefit charge (calculated as a percentage of the applicable benefit base. Deducted annually on each contract date anniversary for
which the benefit is in effect.)                                                           0.60%
------------------------------------------------------------------------------------------------------------------------------------
Protection Plus benefit charge (calculated as a percentage of the account value. Deducted annually on each contract date anniversary
for which the benefit is in effect.)                                                       0.35%
------------------------------------------------------------------------------------------------------------------------------------


10 Fee table

You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.



------------------------------------------------------------------------------------------------------------------------------------
 Portfolio operating expenses expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2002 (expenses that are deducted       Lowest     Highest
from Portfolio assets including management fees, 12b-1 fees, service fees, and/or    ------     -------
other expenses)(3)                                                                    0.57%      3.77%



Notes:

(1) Deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount, if applicable

    The withdrawal charge percentage we use is determined by the contract year       Contract
    in which you make the withdrawal or surrender your contract. For each contri-    Year
    bution, we consider the contract year in which we receive that contribution to   1 .................8.00%
    be "contract year 1")                                                            2 .................7.00%
                                                                                     3 .................6.00%
                                                                                     4 .................5.00%
                                                                                     5+ ................0.00%



(2) During the first two contract years this charge, if it applies, is equal to the lesser of $30 or 2% of your account value. Thereafter, the charge is $30 for each contract year.

(3) Equitable Life, the manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2004. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. See this Prospectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions each EQ Advisors Trust Portfolio and each AXA Premier VIP Trust portfolio pays is used to reduce the Portfolio's expenses. If the table reflected these expense limitation arrangements and the portion of the brokerage commissions used to reduce portfolio expenses, the lowest and highest figures would be as shown in the table below:




--------------------------------------------------------------------------------
   Total Annual Portfolio Operating Expenses
   for 2002 (expenses that are deducted from     Lowest     Highest
   Portfolio assets including management         ------     -------
   fees, service fees, 12b-1 fees, and/or other  0.57%      1.85%
   expenses) after expense cap
--------------------------------------------------------------------------------
   Total Annual Portfolio Operating Expenses
   for 2002 (expenses that are deducted from
   Portfolio assets including management
   fees, 12b-1 fees, service fees, and/or other
   expenses) after expense cap and after a       0.43%      1.82%
   portion of the brokerage commissions that
   the Portfolio pays is used to reduce the
   Portfolio's expenses
--------------------------------------------------------------------------------


                                                                    Fee table 11

EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses.

The example below shows the expenses that a hypothetical contract owner (who has elected the Living Benefit with the enhanced death benefit that provides for the greater of the 6% Roll-up or the Annual Ratchet to age 85 and Protection Plus) would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $1.30 per $10,000.

The fixed maturity options, guaranteed interest option and the account for special dollar cost averaging are not covered by the fee table and examples. However, the annual administrative charge, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options, guaranteed interest option and the account for special dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year and assumes the highest and lowest fees and expenses of any of the underlying trust portfolios. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


If you surrender your contract at the end of the applicable time period:


              1 year         3 years        5 years       10 years
              ------         -------        -------       --------
Lowest      $ 1,193.13     $ 1,811.14     $ 2,073.67     $ 4,443.90
Highest     $ 1,529.09     $ 2,768.93     $ 3,585.28     $ 7,031.24


If you annuitize at the end of the applicable time period:


             1 year        3 years        5 years       10 years
             ------        -------        -------       --------
Lowest    $   743.13     $ 1,561.14     $ 2,423.67     $ 4,793.90
Highest   $ 1,079.09     $ 2,518.93     $ 3,935.28     $ 7,381.24


If you do not surrender your contract at the end of the applicable time period:



             1 year        3 years        5 years       10 years
             ------        -------        -------       --------
Lowest      $ 393.13     $ 1,211.14     $ 2,073.67     $ 4,443.90
Highest     $ 729.09     $ 2,168.93     $ 3,585.28     $ 7,031.24


CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2002.



12 Fee table

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT


You may purchase a contract by making payments to us that we call "contributions." We require a minimum initial contribution of $10,000 for you to purchase a contract. You may make additional contributions of: (i) at least $500 each for NQ, QP and Rollover TSA contracts; (ii) $50 each for Rollover IRA and Roth conversion IRA contracts; and (iii) $1,000 for Inherited IRA contracts, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. In some states, our rules may vary. All ages in the table refer to the age of the annuitant named in the contract.

We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator(R) series contracts with the same annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                 Available for
                 annuitant                                                      Limitations on
 Contract type   issue ages      Source of contributions                        contributions
------------------------------------------------------------------------------------------------------------------------------------
NQ               0 through 85    o After-tax money.                             o No additional contributions after age 87.

                                 o Paid to us by check or transfer of contract
                                   value in a tax-deferred exchange under
                                   Section 1035 of the Internal Revenue Code.
------------------------------------------------------------------------------------------------------------------------------------
Rollover IRA     20 through 85   o Eligible rollover distributions from TSA     o No rollover or direct transfer contributions
                                   contracts or other 403(b) arrangements,        after age 87.
                                   qualified plans, and governmental EDC
                                   plans.                                       o Contributions after age 70-1/2 must be net of
                                                                                  required minimum distributions.
                                 o Rollovers from another traditional
                                   individual retirement arrangement.           o Although we accept regular IRA contributions
                                                                                  (limited to $3,000 for each of calendar years
                                 o Direct custodian-to-custodian transfers        2003 and 2004), under the Rollover IRA con-
                                   from another traditional individual            tracts, we intend that this contract be used
                                   retirement arrangement.                        primarily for rollover and direct transfer
                                                                                  contributions.
                                 o Regular IRA contributions.
                                                                                o Additional catch-up contributions of up to $500
                                 o Additional "catch-up" contributions.           can be made for the calendar year 2003 or 2004
                                                                                  where the owner is at least age 50 but under age
                                                                                  70-1/2 at any time during the calendar year for
                                                                                  which the contribution is made.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 13

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                 Available for
                 annuitant                                                      Limitations on
 Contract type   issue ages      Source of contributions                        contributions
------------------------------------------------------------------------------------------------------------------------------------
Roth Conversion  20 through 85   o Rollovers from another Roth IRA.             o No additional rollover or direct transfer
IRA                                                                               contributions after age 87.
                                 o Conversion rollovers from a traditional IRA.
                                                                                o Conversion rollovers after age 70-1/2 must be net
                                 o Direct transfers from another Roth IRA.        of required minimum distributions for the tradi-
                                                                                  tional IRA you are rolling over.
                                 o Regular Roth IRA contributions.
                                                                                o You cannot roll over funds from a traditional IRA
                                 o Additional catch-up contributions.             if your adjusted gross income is $100,000 or
                                                                                  more.

                                                                                o Although we accept regular Roth IRA contribu-
                                                                                  tions (limited to $3,000 for each of calendar
                                                                                  years 2003 and 2004) under the Roth IRA con-
                                                                                  tracts, we intend that this contract be used
                                                                                  primarily for rollover and direct transfer
                                                                                  contributions.

                                                                                o Additional catch-up contributions of up to $500
                                                                                  can be made for the calendar year 2003 or 2004
                                                                                  where the owner is at least age 50 at any time
                                                                                  during the calendar year for which the contribu-
                                                                                  tion is made.
------------------------------------------------------------------------------------------------------------------------------------
Inherited IRA    0 through 70    o (If contract is traditional IRA) Direct      o Any additional contributions must be from same
Beneficiary Con-                   custodian-to-custodian transfers of your      type of IRA of same deceased owner.
tinuation Contract                 interest as death beneficiary of the
(traditional IRA or                deceased owner's traditional individual
Roth IRA)                          retirement arrangement.

                                 o (If contract is Roth IRA) Direct
                                   custodian-to-custodian transfers of your
                                   interest as death beneficiary of the
                                   deceased owner's Roth IRA.
------------------------------------------------------------------------------------------------------------------------------------
Rollover TSA     20 through 85   o Direct transfers of pre-tax funds from       o No additional rollover or direct transfer
                                   another contract or arrangement under          contributions after age 87.
                                   Section 403(b) of the Internal Revenue Code,
                                   complying with IRS Revenue Ruling 90-24.     o Rollover or direct transfer contributions after
                                                                                  age 70-1/2 must be net of any required minimum
                                 o Eligible rollover distributions of pre-tax     distributions.
                                   funds from other 403(b) plans.
                                                                                o Employer-remitted contributions are not
                                 o Subsequent contributions may also be           permitted.
                                   rollovers from qualified plans, governmental
                                   EDC plans and traditional IRAs.
------------------------------------------------------------------------------------------------------------------------------------
QP               20 through 75   o Only transfer contributions from an existing o Regular ongoing payroll contributions are not
                                   defined contribution qualified plan trust.     permitted.

                                 o The plan must be qualified under Section     o Only one additional transfer contribution may be
                                   401(a) of the Internal Revenue Code.           made during a contract year.

                                 o For 401(k) plans, transferred contributions  o No additional transfer contributions after age
                                   may only include employee pre-tax              76.
                                   contributions.
                                                                                o A Separate QP contract must be established for
                                                                                  each plan participant.

                                                                                o Employer-remitted contributions are not permit-
                                                                                  ted.

Please refer to Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
------------------------------------------------------------------------------------------------------------------------------------


See "Tax information" later in this Prospectus and in the SAI for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.



14 Contract features and benefits

OWNER AND ANNUITANT REQUIREMENTS


Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner. In general, we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act in your state.


Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.

--------------------------------------------------------------------------------
A "participant" is an individual who is currently, or was formerly, participating in an eligible employer's qualified plan or TSA plan.
--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this Prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?


Your investment options are the variable investment options, the guaranteed interest option, the fixed maturity options and the account for special dollar cost averaging.


VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers. See "Inherited IRA beneficiary continuation contract" later in this section for Inherited IRA owner and annuitant requirements.


--------------------------------------------------------------------------------

You can choose from among the variable investment options, the guaranteed interest option, the fixed maturity options and the account for special dollar cost averaging.

--------------------------------------------------------------------------------

                                              Contract features and benefits  15

PORTFOLIOS OF THE TRUSTS


You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Accumulator(R) Elite(SM) contract. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.



------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust
 Portfolio Name             Objective                                               Adviser
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND   Seeks a balance of a high current income and capital    o BlackRock Advisors, Inc.
                            appreciation, consistent with a prudent level of risk   o Pacific Investment Management Company LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE Seeks long-term growth of capital                       o A I M Capital Management, Inc.
                                                                                    o Dresdner RCM Global Investors LLC
                                                                                    o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP             Seeks long-term growth of capital                       o Alliance Capital Management L.P., through its
 INTERNATIONAL EQUITY                                                                 Bernstein Investment Research and Manage-
                                                                                      ment Unit
                                                                                    o Bank of Ireland Asset Management
                                                                                      (U.S.) Limited
                                                                                    o OppenheimerFunds, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP   Seeks long-term growth of capital                       o Alliance Capital Management L.P., through its
 CORE EQUITY                                                                          Bernstein Investment Research and Manage-
                                                                                      ment Unit
                                                                                    o Janus Capital Management LLC
                                                                                    o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP   Seeks long-term growth of capital                       o Alliance Capital Management L.P.
 GROWTH                                                                             o Dresdner RCM Global Investors LLC
                                                                                    o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP   Seeks long-term growth of capital                       o Alliance Capital Management L.P.
 VALUE                                                                              o MFS Investment Management
                                                                                    o Institutional Capital Corporation
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID   Seeks long-term growth of capital                       o Alliance Capital Management L.P.
 CAP GROWTH                                                                         o Provident Investment Counsel, Inc.
                                                                                    o RS Investment Management, LP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID   Seeks long-term growth of capital                       o AXA Rosenberg Investment Management LLC
 CAP VALUE                                                                          o Wellington Management Company, LLP
                                                                                    o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY  Seeks long-term growth of capital                       o Alliance Capital Management L.P.
                                                                                    o Dresdner RCM Global Investors LLC
                                                                                    o Firsthand Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------


16 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
 EQ/Advisors Trust
 Portfolio Name                  Objective                                        Adviser
------------------------------------------------------------------------------------------------------------------------------------
EQ/AGGRESSIVE STOCK              Seeks to achieve long-term growth of capital.    o Alliance Capital Management L.P.
                                                                                  o MFS Investment Management
                                                                                  o Marsico Capital Management, LLC
                                                                                  o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK         Seeks to achieve long-term growth of capital.    o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND           Seeks to provide a high total return.            o Alliance Capital Management L.P.
 INCOME
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE         Seeks to achieve high current income consistent  o Alliance Capital Management L.P.
 GOVERNMENT SECURITIES           with relative stability of principal.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL        Seeks to achieve long-term growth of capital.    o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE PREMIER GROWTH       To achieve long-term growth of capital.          o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND         Seeks to achieve high current income consistent  o Alliance Capital Management L.P.
                                 with moderate risk to capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP            Seeks to achieve long-term growth of capital.    o Alliance Capital Management L.P.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE TECHNOLOGY           Seeks to achieve long-term growth of capital.    o Alliance Capital Management L.P.
                                 Current income is incidental to the Portfolio's
                                 objective.
------------------------------------------------------------------------------------------------------------------------------------
EQ/BALANCED                      Seeks to achieve a high return through both      o Alliance Capital Management L.P.
                                 appreciation of capital and current income.      o Capital Guardian Trust Company
                                                                                  o Mercury Advisors
                                                                                  o Jennison Associates LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE   Seeks capital appreciation.                      o Alliance Capital Management L.P.,
                                                                                    through its Bernstein Investment Research
                                                                                    and Management Unit
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY              Seeks long-term capital appreciation.            o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                        and Brown Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              To achieve long-term growth of capital.          o Capital Guardian Trust Company
 INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              To achieve long-term growth of capital.          o Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.         To achieve long-term growth of capital.          o Capital Guardian Trust Company
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/EMERGING MARKETS EQUITY       Seeks long-term capital appreciation.            o Morgan Stanley Investment Management,
                                                                                    Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX              Seeks a total return before expenses that        o Alliance Capital Management L.P.
                                 approximates the total return performance of
                                 the S&P 500 Index, including reinvestment of
                                 dividends, at a risk level consistent with
                                 that of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 17

------------------------------------------------------------------------------------------------------------------------------------
 EQ/Advisors Trust
 Portfolio Name             Objective                                                  Adviser
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA          Seeks long-term capital growth.                            o Evergreen Investment Management
                                                                                         Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP               Seeks long-term growth of capital.                         o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI SMALL/MID CAP VALUE   Seeks long-term capital appreciation.                      o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/HIGH YIELD               Seeks to achieve a high total return through a combina-    o Alliance Capital Management L.P.
                            tion of current income and capital appreciation.           o Pacific Investment Management Company
                                                                                         LLC (PIMCO)
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. MORGAN CORE BOND    Seeks to provide a high total return consistent with mod-  o J.P. Morgan Investment Management Inc.
                            erate risk of capital and maintenance of liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH   Seeks long-term growth of capital.                         o Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE   Seeks capital appreciation.                                o Lazard Asset Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS            Seeks long-term growth of capital.                         o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE      Seeks capital appreciation and secondarily, income.        o Mercury Advisors
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH      Seeks to provide long-term capital growth.                 o MFS Investment Management
 COMPANIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST      Seeks long-term growth of capital with secondary objec-    o MFS Investment Management
                            tive to seek reasonable current income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET             Seeks to obtain a high level of current income, preserve   o Alliance Capital Management L.P.
                            its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME   Seeks capital growth. Current income is a secondary        o Putnam Investment Management, LLC
 VALUE                      objective.
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM INTERNATIONAL     Seeks capital appreciation.                                o Putnam Investment Management, LLC
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM VOYAGER           Seeks long-term growth of capital and any increased        o Putnam Investment Management, LLC
                            income that results from this growth.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX      Seeks to replicate as closely as possible (before the      o Alliance Capital Management L.P.
                            deduction of Portfolio expenses) the total return of the
                            Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------



Other important information about the portfolios is included in the prospectuses for each Trust attached at the end of this prospectus.



18 Contract features and benefits

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.


We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1) the minimum interest rate guaranteed over the life of the contract,

(2) the yearly guaranteed interest rate for the calendar year, and

(3) the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges or any withdrawal charges.


The minimum yearly guaranteed interest rate is 3% for 2003. The yearly rates we set will never be less than the minimum guaranteed interest rate of 3% for the life of the contract. Current interest rates will never be less than the yearly guaranteed interest rate.

See "Transferring your money among the investment options" later in the prospectus for restrictions on transfer from the Guaranteed Interest Option.



FIXED MATURITY OPTIONS


We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that at points in time there may be no fixed maturity options available. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional to see if fixed maturity options are available in your state.


--------------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity.
--------------------------------------------------------------------------------


The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.


On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."


FIXED MATURITY OPTIONS AND MATURITY DATES. We offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below.

Each new contribution is applied to a new fixed maturity option. When you apply for an Accumulator(R) Elite(SM) contract, a 60-day rate lock-in will apply from the date the application is signed. Any contributions received and designated for a fixed maturity option during this period will receive the then current maturity option rate or the rate that was in effect on the date that the application was signed, whichever is greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from the variable investment options or the guaranteed interest option into a fixed maturity option or transfers from one fixed maturity option to another.


YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed below in "Allocating your contributions," would apply:

(a) transfer the maturity value into another available fixed maturity option, any of the variable investment options or the guaranteed interest option; or

(b) withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 14, 2003 the next available maturity date was February 14, 2009. If no fixed maturity options are available we will transfer your maturity value to the EQ/Money Market Option.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and

(b) the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time


                                              Contract features and benefits  19
remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.


ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

The account for special dollar cost averaging is part of our general account. We pay interest at guaranteed rates in this account. We will credit interest to the amounts that you have in the account for special dollar cost averaging every day. We set the interest rates periodically, according to procedures that we have. We reserve the right to change these procedures.

We guarantee to pay our current interest rate that is in effect on the date that your contribution is allocated to this account. Your guaranteed interest rate for the time period you select will be shown in your contract for an initial contribution. The rate will never be less than 3%. See "Allocating your contributions" below for rules and restrictions that apply to the special dollar cost averaging program.


ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance or dollar cost averaging.


SELF-DIRECTED ALLOCATION


You may allocate your contributions to one or more, or all, of the variable investment options, the guaranteed interest option and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. The total of your allocations must equal 100%. If the annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.



PRINCIPAL ASSURANCE ALLOCATION


Under this allocation program you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. If you make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under the principal assurance allocation. Principal assurance will not be available if none of those maturity dates is available. You allocate the rest of your contribution to the variable investment options and guaranteed interest option however you choose.

For example, if your initial contribution is $25,000, and on February 14, 2003 you chose the fixed maturity option with a maturity date of February 14, 2013, since the rate to maturity was 4.19% on February 14, 2003, we would have allocated $16,578 to that fixed maturity option and the balance to your choice of the variable investment options and guaranteed interest option. On the maturity date your value in the fixed maturity option would be $25,000.

The principal assurance allocation is only available for annuitant ages 80 or younger when the contract is issued. If the annuitant is age 76-80, your principal assurance allocation is limited to the seven year fixed maturity option only. If you anticipate taking required minimum distributions, you should consider whether your values in the variable investment options and guaranteed interest option are sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus and in the SAI.


Please check with your financial professional to see if the principal assurance allocation feature is available in your state. Also, you may not elect principal assurance if the special dollar cost averaging program is in effect.


DOLLAR COST AVERAGING


We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.


--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------


SPECIAL DOLLAR COST AVERAGING PROGRAM. Subject to state availability, under the special dollar cost averaging program, you may choose to allocate all or a portion of any eligible contribution to the account for special dollar cost averaging. Contributions into the account for special dollar cost averaging may not be transfers from other investment options. Your initial allocation to any special dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time and once you select a time period, you may not change it. In Pennsylvania, we refer to this program as "enhanced rate dollar cost averaging."


You may have your account value transferred to any of the variable investment options. We will transfer amounts from the account for special dollar cost averaging into the variable investment options over


20  Contract features and benefits
an available time period that you select. We offer time periods of 3, 6 or 12 months during which you will receive an enhanced interest rate. We may also offer other time periods. Your financial professional can provide information on the time periods and interest rates currently available in your state, or you may contact our processing office. If the special dollar cost averaging program is selected at the time of application to purchase the Accumulator(R) Elite(SM) contract, a 60 day rate lock will apply from the date of application. Any contribution(s) received during this 60 day period will be credited with the interest rate offered on the date of application for the remainder of the time period selected at application. Any contribution(s) received after the 60 day rate lock period has ended will be credited with the then current interest rate for the remainder of the time period selected at application. Contribution(s) made to a special dollar cost averaging program selected after the Accumulator(R) Elite(SM) contract has been issued will be credited with the then current interest rate on the date the contribution is received by Equitable for the time period initially selected by you. Once the time period you selected has run, you may then select another time period for future contributions. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made. Currently, your account value will be transferred from the account for special dollar cost averaging into the variable investment options on a monthly basis. We may offer this program in the future with transfers on a different basis.

We will transfer all amounts out of the account for special dollar cost averaging by the end of the chosen time period. The transfer date will be the same day of the month as the contract date, but not later than the 28th day of the month. For a special dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the special dollar cost averaging program, but not later than the 28th of the month.

If you choose to allocate only a portion of an eligible contribution to the account for special dollar cost averaging, the remaining balance of that contribution will be allocated to the variable investment options, guaranteed interest option or fixed maturity options according to your instructions.


The only amounts that should be transferred from the account for special dollar cost averaging are your regularly scheduled transfers to the variable investment options. No amounts may be transferred from the account for special dollar cost averaging to the guaranteed interest option or the fixed maturity options. If you request to transfer or withdraw any other amounts from the account for special dollar averaging, we will transfer all of the value that you have remaining in the account for special dollar cost averaging to the investment options according to the allocation percentages for special dollar cost averaging we have on file for you. You may ask us to cancel your participation at any time.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options and the guaranteed interest option. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.


INVESTMENT SIMPLIFIER

Fixed-dollar option. Under this option, you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. Unlike the account for special dollar cost averaging, this option does not offer enhanced rates. Also, this option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date, your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.

Interest sweep option. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row.
                      ----------------------------------


                                              Contract features and benefits  21

You may not participate in any dollar cost averaging program if you are participating in the rebalancing program. See "Transferring your money among investment options" later in this Prospectus. You may not elect the special dollar cost averaging program if the principal assurance program is in effect.

For the fixed-dollar option and the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.



YOUR BENEFIT BASE

A benefit base is used to calculate the guaranteed minimum income benefit and any death benefit, as described in this section. Your benefit base is not an account value or a cash value. See also "Our Living Benefit option" and "Guaranteed minimum death benefit" below.

STANDARD DEATH BENEFIT. Your benefit base is equal to:

o  your initial contribution and any additional contributions to the contract;
   less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).

6% ROLL UP TO AGE 85 ENHANCED DEATH BENEFIT. Your benefit base is equal to:

o  your initial contribution and any additional contributions to the contract;
   plus

o  daily interest; less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).

The effective annual interest rate credited to this benefit base is:


o 6% (4% in Washington for the enhanced death benefit only) with respect to the variable investment options (other than EQ/Alliance Intermediate Government Securities and EQ/Money Market) and the account for special dollar cost averaging; and

o 3% with respect to the EQ/Alliance Intermediate Government Securities and EQ/Money Market, the fixed maturity options, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).


No interest is credited to the benefit base after the contract anniversary following the annuitant's 85th birthday.

ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT. Your benefit base is equal to the greater of:

o your initial contribution to the contract (plus any additional contributions),

                                       or

o your highest account value of any contract anniversary up to the contract anniversary following the annuitant's 85th birthday,

                                   each less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).


GREATER OF THE 6% ROLL UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% Roll up to age 85 or the benefit base computed for Annual ratchet to age 85, as described immediately above, on each contract anniversary. For the guaranteed minimum income benefit, the benefit base is reduced by any applicable withdrawal charge remaining when the option is exercised.



ANNUITY PURCHASE FACTORS


Annuity purchase factors are the factors applied to determine your periodic payments under the guaranteed minimum income benefit and annuity payout options. The guaranteed minimum income benefit is discussed in "Our Living Benefit option" below and annuity payout options are discussed in "Accessing your money" later in this Prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are those factors that are in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.



OUR LIVING BENEFIT OPTION


The Living Benefit option offers you a guaranteed minimum income benefit. The Living Benefit is available if the annuitant is age 20 through 75 at the time the contract is issued. There is an additional charge for the Living Benefit which is described under "Living Benefit charge" in "Charges and expenses" later in this Prospectus. Please ask your financial professional if the Living Benefit is available in your state. If you are purchasing this contract as an Inherited IRA, the guaranteed minimum income benefit is not available. If you are purchasing this contract to fund a Charitable Remainder Trust, the guaranteed minimum income benefit is generally not available. Subject to our rules, the Living Benefit may be available for certain split-funded Charitable Remainder Trusts.

The guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or an Income Manager level payment life with a period certain payout option, subject to state availability. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your guaranteed minimum income benefit. The maximum period certain available under the Income Manager payout option is 10 years. This period may be shorter, depending on the annuitant's age as follows:





-------------------------------------------------------
                     Level payments
-------------------------------------------------------
                              Period certain years
                     -----------------------------------
  Annuitant's age at
      exercise              IRAs         NQ
-------------------------------------------------------
       60 to 75             10          10
-------------------------------------------------------


22  Contract features and benefits

-------------------------------------------------------
                     Level payments
-------------------------------------------------------
                             Period certain years
                     -----------------------------------
  Annuitant's age at
      exercise              IRAs         NQ
-------------------------------------------------------
          76                 9          10
          77                 8          10
          78                 7          10
          79                 7          10
          80                 7          10
          81                 7           9
          82                 7           8
          83                 7           7
          84                 6           6
          85                 5           5
-------------------------------------------------------



We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.


--------------------------------------------------------------------------------
The guaranteed minimum income benefit, which is also known as a living benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------


When you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your guaranteed minimum income benefit which is calculated by applying your guaranteed minimum income benefit base, less any outstanding loans plus accrued interest (applies to Rollover TSA only), at guaranteed annuity purchase factors, or (ii) the income provided by applying your actual account value at our then current annuity purchase factors. The benefit base is applied only to the Living Benefit guaranteed purchase annuity factors in your contract and not to any other guaranteed or current annuity purchase rates.

When you elect to receive annual lifetime income, your contract will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of guaranteed minimum income benefit" below.

Before you elect the Living Benefit, you should consider the fact that the guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. The guaranteed annuity purchase factors we use to determine your Income Manager benefit under the Living Benefit are more conservative than the guaranteed annuity purchase factors we use for the Income Manager payout annuity option. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Living Benefit Income Manager will be smaller than each periodic payment under the Income Manager payout annuity option. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll up to age 85 benefit base, the table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming there were no allocations to EQ/Alliance Intermediate Government Securities, EQ/Money Market, the guaranteed interest option, the fixed maturity options or the loan reserve account under rollover TSA contracts.




-------------------------------------------------------
                             Guaranteed minimum income
      Contract date         benefit -- annual income
 anniversary at exercise        payable for life
-------------------------------------------------------
            10                     $11,891
            15                     $18,597
-------------------------------------------------------

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us in order to exercise this benefit. The amount of income you actually receive will be determined when we receive your request to exercise the benefit. You will begin receiving annual payments one year after the annuity payout contract is issued. You may choose to take a withdrawal prior to exercising the guaranteed minimum income benefit, which will reduce your payments. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death, or if later, the end of the period certain (where the payout option chosen includes a period certain).

You will be eligible to exercise the guaranteed minimum income benefit as follows:


o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the guaranteed minimum income benefit is the contract date anniversary following the annuitant's 85th birthday; and

(ii)  if the annuitant was age 75 when the contract was issued, the

                                              Contract features and benefits  23
      only time you may exercise the guaranteed minimum income benefit is within 30 days following the first contract date anniversary that it becomes available;

(iii) if the annuitant was older than age 60 at the time an IRA, QP or Rollover TSA contract was issued, the Living Benefit may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the guaranteed minimum income benefit can be exercised; and

(iv) for QP and Rollover TSA contracts, if you are eligible to exercise your guaranteed minimum income benefit, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.


(v) for a successor owner/annuitant, the earliest exercise date is based on the original contract issue date and the age of the successor owner/annuitant as of the Processing Date successor owner/annuitant takes effect.

Please see both "Termination of your contract" in "Determining your contract value" and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.



GUARANTEED MINIMUM DEATH BENEFIT


Your contract provides a death benefit. If you do not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment OR the standard death benefit, whichever provides the highest amount. The standard death benefit is equal to your total contributions, adjusted for any withdrawals (and any associated withdrawal charges) and any taxes that apply.

If you elect one of the enhanced death benefits, the death benefit is equal to your account value as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment OR your elected enhanced death benefit on the date of the annuitant's death (adjusted for any subsequent withdrawals, withdrawal charges and taxes that apply), whichever provides the highest amount.



OPTIONAL ENHANCED DEATH BENEFITS APPLICABLE FOR ANNUITANT AGES 0 THROUGH 84 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 84 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS; 0 THROUGH 70 AT ISSUE OF INHERITED IRA CONTRACTS; AND 20 THROUGH 75 AT ISSUE OF QP CONTRACTS.


Subject to state availability, you may elect one of the following enhanced death benefits:

6% ROLL UP TO AGE 85.


ANNUAL RATCHET TO AGE 85.


THE GREATER OF THE 6% ROLL UP TO AGE 85 AND THE ANNUAL RATCHET TO AGE 85.

Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Your benefit base." Once you have made your enhanced death benefit election, you may not change it.


In New York only the Standard death benefit and the Annual ratchet to age 85 enhanced death benefit are available.


The standard death benefit is the only death benefit available for annuitants age 85 at issue of NQ, Rollover IRA, Roth Conversion IRA and Rollover TSA contracts.

                      ----------------------------------
Please see both "Termination of your contract" in "Determining your contract value" and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.


See Appendix IV at the end of this Prospectus for an example of how we calculate an enhanced death benefit.


Protection Plus

Subject to state and contract availability, if you are purchasing a contract, under which the Protection Plus feature is available, you may elect the Protection Plus death benefit at the time you purchase your contract. Protection Plus provides an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential tax consequences of electing to purchase the Protection Plus feature in an NQ, IRA or Rollover TSA contract.

If the annuitant is 70 or younger when we issue your contract (or if the successor owner/annuitant is 70 or younger when he or she becomes the successor owner/annuitant), the death benefit will be:

the greater of:

o  the account value or

o  any applicable death benefit

Increased by:

o  40% of such death benefit less total net contributions.

For purposes of calculating your Protection Plus benefit, the following applies: (i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) reduced on a pro rata basis to reflect withdrawals (including withdrawal charges and loans). Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce net contributions by that percentage. For example, if the account value


24  Contract features and benefits
is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If contributions aggregated $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and net contributions after the withdrawal would be $24,000 ($40,000-$16,000); (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable guaranteed minimum death benefit as of the date of death.

If the annuitant is age 71 through 79 when we issue your contract (or if the successor owner/annuitant is between the ages of 71 and 79 when he or she becomes the successor owner/annuitant and Protection Plus had been elected at issue), the death benefit will be:

the greater of:

o  the account value or

o  any applicable death benefit

Increased by:

o  25% of such death benefit (as described above) less total net contributions.

The value of the Protection Plus death benefit is frozen on the first contract date anniversary after the annuitant turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Protection Plus must be elected when the contract is first issued: neither the owner nor the successor owner/annuitant can add it subsequently. Ask your financial professional if this feature is available in your state.



INHERITED IRA BENEFICIARY CONTINUATION CONTRACT

This contract is available to an individual beneficiary of a traditional IRA or a Roth IRA where the deceased owner held the individual retirement account or annuity (or Roth individual retirement account or annuity) with an insurance company or financial institution other than Equitable. The purpose of the inherited IRA beneficiary continuation contract is to permit the beneficiary to change the funding vehicle that the deceased owner selected ("original IRA") while taking the required minimum distribution payments that must be made to the beneficiary after the deceased owner's death. This contract is intended only for beneficiaries who want to take payments at least annually over their life expectancy. These payments generally must begin (or must have begun) no later than December 31 of the calendar year following the year the deceased owner died. This contract is not suitable for beneficiaries electing the "5-year rule." See "Beneficiary continuation option for IRA and Roth IRA contracts" under "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus. You should discuss with your tax advisor your own personal situation. This contract may not be available in all states. Please speak with your financial professional for further information.

The inherited IRA beneficiary continuation contract can only be purchased by a direct transfer of the beneficiary's interest under the deceased owner's original IRA. The owner of the inherited IRA beneficiary continuation contract is the individual who is the beneficiary of the original IRA. (Certain trusts with only individual beneficiaries will be treated as individuals for this purpose). The contract must also contain the name of the deceased owner. In this discussion, "you" refers to the owner of the inherited IRA beneficiary continuation contract.

The inherited IRA beneficiary continuation contract can be purchased whether or not the deceased owner had begun taking required minimum distribution payments during his or her life from the original IRA or whether you had already begun taking required minimum distribution payments of your interest as a beneficiary from the deceased owner's original IRA. You should discuss with your own tax advisor when payments must begin or must be made.

Under the inherited IRA beneficiary continuation contract:

o You must receive payments at least annually (but can elect to receive payments monthly or quarterly). Payments are generally made over your life expectancy determined in the calendar year after the deceased owner's death and determined on a term certain basis.

o The beneficiary of the original IRA will be the annuitant under the inherited IRA beneficiary continuation contract. In the case where the beneficiary is a "See Through Trust," the oldest beneficiary of the trust will be the annuitant.

o An inherited IRA beneficiary continuation contract is not available for annuitants over age 70.

o The initial contribution must be a direct transfer from the deceased owner's original IRA and is subject to minimum contribution amounts. See "How you can purchase and contribute to your contract" earlier in this section.

o Subsequent contributions of at least $1,000 are permitted but must be direct transfers of your interest as a beneficiary from another IRA with a financial institution other than Equitable, where the deceased owner is the same as under the original IRA contract.

o  You may make transfers among the investment options.

o You may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300. Withdrawal charges, if applicable under your contract, will apply as described in "Charges and expenses" later in this Prospectus.

o The Living benefit, successor owner/annuitant feature, special dollar cost averaging program (if applicable), automatic investment program and systematic withdrawals are not available under the Inherited IRA beneficiary continuation contract.

o If you die, we will pay to a beneficiary that you choose the greater of the annuity account value or the applicable death benefit.

o Upon your death, your beneficiary has the option to continue taking required minimum distributions based on your remaining life expectancy or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. If your beneficiary elects to continue to take distributions, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value as of the date we receive satisfactory proof of death and any required instructions, information and forms. Thereafter, withdrawal charges (if applicable under your contract) will no longer apply. If you had elected any enhanced death benefits, they will no longer be in effect and charges for such benefits will stop. The minimum guaranteed death benefit will also no longer be in effect.



                                              Contract features and benefits  25

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS


If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

Generally, your refund will equal your account value under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any guaranteed interest in the guaranteed interest option, (iii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract, and (iv) any interest in the account for special dollar cost averaging through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i), (ii), (iii), or (iv) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.


We may require that you wait six months before you may apply for a contract with us again if:

o  you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus and in the SAI for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions.


26  Contract features and benefits

2. Determining your contract's value

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YOUR ACCOUNT VALUE AND CASH VALUE


Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; (iv) the account for special dollar cost averaging and (v) the loan reserve account (applicable to Rollover TSA contracts only).


Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge; (ii) any applicable withdrawal charges and (iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.


YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

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Units measure your value in each variable investment option.
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The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)   mortality and expense;

(ii)  administrative expenses; and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions;

(ii)  decreased to reflect a withdrawal (plus applicable withdrawal charges);

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv) decreased to reflect a transfer of your loan amount to the loan reserve account under a Rollover TSA contract.

In addition, when we deduct the enhanced death benefits Living Benefit charge and/or the Protection Plus benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.


YOUR CONTRACT'S VALUE IN THE GUARANTEED
INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.


YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.


YOUR CONTRACT'S VALUE IN THE ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

Your value in the account for special dollar cost averaging at any time will equal your contribution allocated to that option, plus interest, less the sum of all amounts that have been transferred to the variable investment options you have selected.



TERMINATION OF YOUR CONTRACT

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose any applicable guaranteed benefits.



                                           Determining your contract's value  27

3. Transferring your money among investment options

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TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer any amount to the account for special dollar cost averaging.

o You may not transfer to a fixed maturity option that has a rate to maturity of 3% or less.


o If the annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. As of February 14, 2003, maturities of less than 6 years were not available. Also, the maturity dates may be no later than the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment.

In addition, we reserve the right to restrict transfers among variable investment options as described in your contract, including limitations on the number, frequency, or dollar amount of transfers.

The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option and interest sweep option dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:


(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or,

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the investment options in the prior contract year; or

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.


From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.


You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring. We will confirm all transfers in writing.


DISRUPTIVE TRANSFER ACTIVITY

You should note that the Accumulator(R) Elite(SM) contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio. These kinds of strategies and transfer activities are disruptive to the underlying portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options are disruptive to the underlying portfolios, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney or otherwise who is acting on behalf of one or more owners. In making these determinations, we may consider the combined transfer activity of annuity contracts and life insurance policies that we believe are under common ownership, control or direction.

We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to prevent disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio, and we take appropriate action, which may include the actions described above to restrict availability of voice, fax and automated transaction services, when we consider the activity of owners to be disruptive. We currently provide a letter to owners who have engaged in such activity of our intention to restrict such services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider disruptive transfer activity, as well as change our procedures to restrict this activity.


REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis).

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

While your rebalancing program is in effect, we will transfer amounts among the variable investment options so that the percentage of your


28 Transferring your money among investment options account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

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Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
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You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; your rebalancing allocations will not be changed, and the rebalancing program will remain in effect unless you request that it be canceled in writing. There is no charge for the rebalancing feature.

You may not elect the rebalancing program if you are participating in any dollar cost averaging program. Rebalancing is not available for amounts you have allocated in the guaranteed interest option or the fixed maturity options.




                            Transferring your money among investment options  29

4. Accessing your money

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WITHDRAWING YOUR ACCOUNT VALUE


You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. If you withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.

Please see "Termination of your contract" in "Determining your contract's value" earlier in this Prospectus and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.





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                                   Method of withdrawal
                ----------------------------------------------------------------
                                                                Lifetime
                                                                required
                                              Substantially     minimum
     Contract      Lump sum     Systematic        equal       distribution
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NQ                   Yes           Yes             No             No
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Rollover IRA         Yes           Yes             Yes            Yes
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Roth
 Conversion
 IRA                 Yes           Yes             Yes            No
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Inherited IRA        Yes           No              No             **
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QP                   Yes           No              No             Yes
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Rollover
 TSA*                Yes           Yes             No             Yes
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* For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information" later in this Prospectus and in the SAI.

** This contract pays out post-death required minimum distributions. See "Inherited IRA beneficiary continuation contract" in "Contract features and benefits" earlier in this prospectus.



LUMP SUM WITHDRAWALS
(All contracts)


You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $300.


Lump sum withdrawals will be subject to a withdrawal charge if they exceed the 10% free withdrawal amount (see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus). Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.


SYSTEMATIC WITHDRAWALS
(NQ, Rollover TSA, Rollover IRA and Roth Conversion IRA contracts)


You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions).

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 0.8% monthly, 2.4% quarterly and 10.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 10% free withdrawal amount.



SUBSTANTIALLY EQUAL WITHDRAWALS
(Rollover IRA and Roth Conversion IRA contracts)


The substantially equal withdrawals option allows you to receive distributions from your account value without triggering the 10% additional federal tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus and in the SAI. Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.


The IRS has recently issued guidance permitting an individual who had elected to receive substantially equal withdrawals to change, without penalty, from one of the IRS-approved methods of calculating fixed



30  Accessing your money
payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.


Substantially equal withdrawals are not subject to a withdrawal charge.


LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA, QP and Rollover TSA contracts only -- See "Tax information" later in this Prospectus and in the SAI)


We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70-1/2. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this Prospectus and in the SAI for your specific type of retirement arrangement.

Currently, we do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our "automatic required minimum distribution
(RMD) service" except if, when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 10% free withdrawal amount.


Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.

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For Rollover IRA and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).

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HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE


Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options and the guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply to withdrawals from the fixed maturity options. If the FMO amounts are insufficient, we will deduct all or a portion of the withdrawal from the account for special dollar cost averaging.


HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:


INCOME BENEFIT AND DEATH BENEFIT

Your applicable benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 6% or less of the applicable benefit base on the most recent contract date anniversary. Any portion of a withdrawal that causes the sum of your withdrawals in a contract year to exceed 6% of the applicable benefit base on the most recent contract date anniversary, and any subsequent withdrawals in that same contract year will reduce your applicable benefit base on a pro rata basis.

The timing of your withdrawals and whether they exceed the 6% threshold described above can have significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.

                      ----------------------------------

Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new death benefit after the withdrawal would be $24,000 ($40,000 - $16,000). This pro rata example assumes that the annual 6% threshold described above has already been exceeded.



LOANS UNDER ROLLOVER TSA CONTRACTS


You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are enrolled in our "automatic required minimum distribution (RMD) service."


You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" later in this Prospectus and in the SAI for general rules applicable to loans.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if


                                                        Accessing your money  31
you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1) the date annuity payments begin,

(2) the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).

Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.


LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If these amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply. If the FMO amounts are insufficient, we will deduct all or a portion of the loan from the account for special dollar cost averaging.


We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus and in the SAI.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charges) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest option, fixed maturity options and the account for special dollar cost averaging (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS

Equitable Accumulator(R) Elite(SM) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.


You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue. In addition, if you are exercising your guaranteed minimum income benefit under the Living Benefit, your choice of payout options are those that are available under the Living Benefit (see "Our Living Benefit option" in "Contract features and benefits" earlier in this Prospectus).




--------------------------------------------------------------------------------
Fixed annuity payout options          Life annuity
                                      Life annuity with period
                                        certain
                                      Life annuity with refund
                                        certain
                                      Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity            Life annuity (not available
   payout options                       in New York)
                                      Life annuity with period
                                        certain
--------------------------------------------------------------------------------
Income Manager payout options         Life annuity with period
  (available for annuitants age 83      certain
  or less at contract issue)          Period certain annuity
--------------------------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before


32  Accessing your money
   the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.


Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.



INCOME MANAGER PAYOUT OPTIONS

The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your financial professional. Income Manager payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.


Both NQ and IRA Income Manager payout options provide guaranteed level payments. The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect an Income Manager payout option without life contingencies unless withdrawal charges are no longer in effect under your contract.


For QP and Rollover TSA contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner.

You may choose to apply only part of the account value of your Equitable Accumulator(R) Elite(SM) contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator(R) Elite(SM), and we will deduct any applicable withdrawal charge. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.

Depending upon your circumstances, an Income Manager contract may be purchased on a tax-free basis. Please consult your tax adviser. The Income Manager payout options are not available in all states.


If you purchase an Income Manager contract in connection with the exercise of the Living Benefit option, different payout options may apply as well as other various differences. See "Our Living Benefit Option" in "Contract features and benefits" earlier in this Prospectus as well as the Income Manager Prospectus.



THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges or market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

For the fixed annuity payout option, the withdrawal charge applicable under our contract is imposed if you select a period certain. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.


For the Income Manager life contingent payout options no withdrawal charge is imposed under your contract. If the withdrawal charge that otherwise would have been applied to your account value under your contract is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal



                                                        Accessing your money  33
charges under the Income Manager will apply. The year in which your account value is applied to the payout option will be "contract year 1."


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin unless you are applying only some of your account value to an Income Manager contract. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Equitable Accumulator(R) Elite(SM) contract date. Except with respect to the Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the annuity maturity date described below.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


ANNUITY MATURITY AGE


Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday.

For contracts issued in Pennsylvania and New York, the maturity date is related to the contract issue date, as follows:





---------------------------------------------------------------
           New York                    Pennsylvania
---------------------------------------------------------------
                    Maximum                        Maximum
                annuitization                  annuitization
    Issue age        age           Issue Age        age
---------------------------------------------------------------
     0-80            90            0-75             85
      81             91             76              86
      82             92             77              87
      83             93            78-80            88
      84             94            81-85            90
      85             95
---------------------------------------------------------------



Before the last day by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager payout option is chosen.



34  Accessing your money

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT EQUITABLE LIFE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o  A mortality and expense risks charge

o  An administrative charge

o  A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary -- an annual administrative charge, if applicable.

o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.

o On each contract date anniversary -- a charge if you elect a death benefit (other than the Standard death benefit).

o On each contract date anniversary -- a charge for the Living Benefit, if you elect this optional benefit.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

o On each contract date anniversary -- a charge for Protection Plus, if you elect this optional benefit.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.


MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.


ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.


We will deduct this charge from your value in the variable investment options and the guaranteed interest option (if permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply. If the FMO amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If you surrender your contract during the contract year, we will deduct a pro rata portion of the charge.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract's value" earlier in this Prospectus.



WITHDRAWAL CHARGE


A withdrawal charge applies in two circumstances:

(1) if you make one or more withdrawals during a contract year that, in total, exceeds the 10% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value or to apply your cash value to a non-life contingent annuity payout option..


The withdrawal charge equals a percentage of the contributions withdrawn in any of the first four years after we receive a contribution. We determine the withdrawal charge separately for each contribution


                                                        Charges and expenses  35
according to the following table:



---------------------------------------------------------------
                        Contract year
---------------------------------------------------------------
                                    1     2     3     4      5
---------------------------------------------------------------
     Percentage of contribution  8 %   7 %   6 %   5 %    0 %
---------------------------------------------------------------

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawals of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus and in the SAI.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and withdrawal charge from your account value. The amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover sales expenses.

The withdrawal charge does not apply in the circumstances described below.


10% free withdrawal amount. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value on the most recent contract date anniversary, or in the case of the first contract year, your initial contribution. minus any other withdrawals made during the contract year. The 10% free withdrawal amount does not apply if you surrender your contract except where required by law.

For NQ contracts issued to a charitable remainder trust, the free withdrawal amount will equal the greater of: (1) the current account value less contributions that have not been withdrawn (earnings in the contract), and (2) the 10% free withdrawal amount defined above.


Disability, terminal illness or confinement to nursing home. The withdrawal charge does not apply if:

(i) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

(iii) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

      -- its main function is to provide skilled, intermediate, or custodial nursing care;

      --  it provides continuous room and board to three or more persons;

      --  it is supervised by a registered nurse or licensed practical nurse;

      --  it keeps daily medical records of each patient;

      --  it controls and records all medications dispensed; and

      --  its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions as described in (i), (ii) or (iii) above existed at the time a contribution was remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.


FOR ALL CONTRACTS ISSUED IN NEW YORK -- FIXED MATURITY OPTIONS

For contracts issued in New York, the withdrawal charge that applies to withdrawals taken from amounts in the fixed maturity options will never exceed 7% and will be determined by applying the New York Alternate Scale I shown below. If you withdraw amounts that have been transferred from one fixed maturity option to another, we use the New York Alternate Scale II (also shown below) if it produces a higher charge than Alternate Scale I.

The New York withdrawal charge may not exceed the withdrawal charge that would normally apply to the contract. If a contribution has been in the contract for more than 4 years and therefore would have no withdrawal charge, no withdrawal charge will apply. Use of a New York Alternate Scale can only result in a lower charge. We will compare the result of applying Alternate Scale I or II, as the case may be, to the result of applying the normal withdrawal charge, and will charge the lower withdrawal charge.



--------------------------------------------------------------------------------
NY Alternate Scale I                           NY Alternate Scale II
--------------------------------------------------------------------------------
Year of investment in fixed maturity    Year of transfer within fixed maturity
              option*                                   option*
--------------------------------------------------------------------------------
      Within year 1          7%                 Within year 1   5%
--------------------------------------------------------------------------------
              2              6%                 2               4%
--------------------------------------------------------------------------------
              3              5%                 3               3%
--------------------------------------------------------------------------------
              4              4%                 4               2%
--------------------------------------------------------------------------------
      After year 5           0%                 After year 5    0%
--------------------------------------------------------------------------------
Not to exceed 1% times the number of years remaining in the fixed maturity option, rounded to the higher number of years. In other words, if 4.3 years remain, it would be a 5% charge.
--------------------------------------------------------------------------------

* Measured from the contract date anniversary prior to the date of the contribution or transfer.

If you take a withdrawal from an investment option other than the fixed maturity options, the amount available for withdrawal without a withdrawal charge is reduced. It will be reduced by the amount of the contribution in the fixed maturity options to which no withdrawal charge applies.


36  Charges and expenses

For contracts issued in New York, you should consider that on the maturity date of a fixed maturity option if we have not received your instructions for allocation of your maturity value, we will transfer your maturity value to the fixed maturity option with the shortest available maturity. If we are not offering other fixed maturity options, we will transfer your maturity value to the EQ/Money Market option.


The potential for lower withdrawal charges for withdrawals from the fixed maturity options and the potential for a lower free withdrawal amount than what that would normally apply, should be taken into account when deciding whether to allocate amounts to, or transfer amounts to or from, the fixed maturity options.

We will deduct the annual administrative charge and the withdrawal charge from the variable investment options and the guaranteed interest option as discussed above. If the amounts in those options are insufficient to cover the charges, we reserve the right to deduct the charge from the fixed maturity options. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment.


GUARANTEED MINIMUM DEATH BENEFIT CHARGE


Annual ratchet to age 85. If you elect the Annual ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.30% of the Annual ratchet to age 85 benefit base.

6% Roll up to age 85. If you elect the 6% Roll up to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.45% of the 6% Roll up to age 85 benefit base.

Greater of 6% Roll up to age 85 or Annual ratchet to age 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.60% of the greater of the 6% Roll up to age 85 or the Annual ratchet to age 85 benefit base.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro-rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply. If the FMO amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract's value" earlier in this Prospectus.


There is no additional charge for the Standard death benefit.


LIVING BENEFIT CHARGE


If you elect the Living Benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches 85, whichever occurs first. The charge is equal to 0.60% of the applicable benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply. If the FMO amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract's value" earlier in this Prospectus.



PROTECTION PLUS


If you elect Protection Plus, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment may apply. If the FMO amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging.



CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES


We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.



VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option.


CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

o  Management fees ranging from 0.25% to 1.20%.

o  12b-1 fees of 0.25%.

o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o  Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts following this prospectus.


                                                        Charges and expenses  37

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the guaranteed minimum income benefit or the guaranteed minimum death benefit, or offer variable investment options that invest in shares of either Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


38  Charges and expenses

6.  Payment of death benefit


--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee.

Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary so that the custodian can reinvest or distribute the death benefit as the beneficiary of the account desires.

The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable guaranteed minimum death benefit. We determine the amount of the death benefit (other than the applicable guaranteed minimum death benefit) and any amount applicable under the Protection Plus feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the applicable guaranteed minimum death benefit will be such guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals. The death benefit will be less a deduction for any outstanding loan plus accrued interest on the date that the death benefit payment is made (applies to Rollover TSA only).


EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.


Generally, the death of the annuitant terminates the contract. However, a surviving spouse of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse who is the sole primary beneficiary can be a successor owner/annuitant. The successor owner/annuitant feature is only available under NQ and individually owned IRA (other than Inherited IRAs) contracts. See "Inherited IRA beneficiary continuation contract" in "Contract features and benefits" earlier in this prospectus.

For NQ and all types of IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.



WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death. When the owner is not the annuitant under an NQ contract and the owner dies before annuity payments begin, the beneficiary named to receive this death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).


If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed in "Beneficiary continuation option" below.



HOW DEATH BENEFIT PAYMENT IS MADE


We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time.



SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required


                                                    Payment of death benefit  39
instructions, information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your elected guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be considered to be withdrawn only after all other amounts have been withdrawn. In determining whether your applicable guaranteed minimum death benefit option will continue to grow, we will use your surviving spouse's age (as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature).

Where an NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trustee, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.


BENEFICIARY CONTINUATION OPTION


This feature permits a designated individual, on the contract owner's death, to maintain a contract in the deceased contract owner's name and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional for further information.

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value. Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed in the Statement of Additional Information, the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

o  The contract continues in your name for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the guaranteed minimum income benefit or an optional enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any minimum death benefit feature will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges, if any, will apply.

o  Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as Inherited annuity, may only be elected when the NQ contract owner dies before the annuity commencement date, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section. This feature



40  Payment of death benefit
must be elected within 9 months following the date of your death and before any inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and the annuitant are the same person):

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o  The contract continues in your name for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the guaranteed minimum income benefit or an optional enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any minimum death benefit feature will no longer be in effect.

o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. See "Taxation of nonqualified annuities" in "Tax information" later in this Prospectus.

o  Any partial withdrawals must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If you are both the owner and annuitant:

o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the annuity account value to equal the applicable death benefit if such death benefit is greater than such account value.

o No withdrawal charges, if any, will apply to any withdrawals by the beneficiary.

If the owner and annuitant are not the same person:

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o  The annuity account value will not be reset to the death benefit amount.

o The contract's withdrawal charge schedule will continue to be applied to any withdrawal or surrender other than scheduled payments; the contract's free corridor amount will continue to apply to withdrawals but does not apply to surrenders.

o We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceed the free corridor amount. See the "Withdrawal charges" in "Charges and expenses" earlier in this Prospectus.

If a contract is jointly owned:

o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" earlier in this section.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" earlier in this section.


                                                    Payment of death benefit  41

7. Tax information

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OVERVIEW


In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator(R) Elite(SM) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth Conversion IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax advisor before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002, and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions that can be made to all types of tax-favored retirement plans. In addition to increasing amounts that can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax advisor how EGTRRA affects your personal financial situation.



BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code Section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. More information on IRAs and TSAs is provided in the SAI. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as Accumulator(R) Elite(SM)'s Living Benefit guaranteed minimum income benefit, Dollar Cost Averaging, choice of death benefits, selection of investment funds, guaranteed interest option, fixed maturity options and its choices of pay-out options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect. Although certain provisions of the Temporary Regulations on required minimum distributions concerning the actuarial value of additional contract benefits, which could have increased the amount required to be distributed from annuity contracts funding qualified plans, TSAs and IRAs have been suspended for 2003, these or similar provisions may apply in future years. You may want to discuss with your tax advisor the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract. See also Appendix II at the end of this Prospectus for a discussion of QP contracts.



TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).


42  Tax information

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


PROTECTION PLUS FEATURE


In order to enhance the amount of the death benefit to be paid at the Annuitant's death, you may purchase a Protection Plus rider for your NQ contract. Although we regard this benefit as an investment protection feature which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus rider is not part of the contract. In such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, Equitable would take all reasonable steps to attempt to avoid this result, which could include amending the contract (with appropriate notice to you).



CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

o The owner and the annuitant are the same under the source contract and the Equitable Accumulator(R) Elite(SM) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the Equitable Accumulator(R) Elite(SM) NQ contract.

A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between carriers, and provision of cost basis information may be required to process this type of an exchange.

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER
YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


Beneficiary continuation option

We have received a Private Letter Ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for NQ contracts. See the discussion "Beneficiary continuation option for NQ Contracts only" in "Payment of death benefit" earlier in this Prospectus. Among other things, the IRS rules that:

o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects Withdrawal Option 1 or Withdrawal Option 2;

o scheduled payments, any additional withdrawals under Withdrawal Option 2, or contract surrenders under Withdrawal Option 1 will only be taxable to the beneficiary when amounts are actually paid, regardless of the Withdrawal Option selected by the beneficiary;

o a beneficiary who irrevocably elects scheduled payments with Withdrawal Option 1 will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extend it exceeds any remaining investment in the contract.

The Ruling does not specifically address the taxation of any payments received by a beneficiary electing Withdrawal Option 2 (whether scheduled payments or any withdrawal that might be taken). There is no assurance that we will receive any further rulings addressing the



                                                             Tax information  43
tax consequences of payments under Withdrawal Option 2. Before electing the beneficiary continuation option feature, the individuals you designate as beneficiary or successor owner should discuss with their tax advisors the consequences of such elections.

The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o  on or after your death; or

o  because you are disabled (special federal income tax definition); or


o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.


OTHER INFORMATION

The IRS has stated that you will be considered the owner of the assets in the separate account if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity contract. If you were to be considered the owner of the underlying shares, income and gains attributable to such portfolio shares would be currently included in your gross income for federal income tax purposes. Incidents of investment control could include among other items, the number of investment options available under a contract and/or the frequency of transfers available under the contract. In connection with the issuance of regulations concerning investment diversification in 1986, the Treasury Department announced that the diversification regulations did not provide guidance on investor control but that guidance would be issued in the form of regulations or rulings. As of the date of this prospectus, no such guidance has been issued. It is not known whether such guidelines, if in fact issued, would have retroactive adverse effect on existing contracts. We can not provide assurance as to the terms or scope of any future guidance nor any assurance that such guidance would not be imposed on a retroactive basis to contracts issued under this prospectus. We reserve the right to modify the contract as necessary to attempt to prevent you from being considered the owner of the assets of the separate account for tax purposes.

SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)


GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets funding the account typically include mutual funds and/or individual stocks and/or securities in a custodial account and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:


o Traditional IRAs, typically funded on a pre-tax basis including SEP-IRAs and SIMPLE IRAs, issued and funded in connection with employer-sponsored retirement plans; and

o  Roth IRAs funded on an after-tax basis.


Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http:// www.irs.gov).


Equitable Life designs its traditional contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). We also offer the Inherited IRA for payment of post-death required minimum distributions in traditional IRA and Roth IRA. The SAI contains the information that the IRS requires you to have before you purchase an IRA. We do not discuss education IRAs because they are not available in individual retirement annuity form. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

We are applying for an opinion letter from the IRS to approve the respective forms of the Equitable Accumulator(R) traditional and Roth



44  Tax information

IRA contracts, as amended to reflect recent tax law changes, for use as a traditional IRA and a Roth IRA, respectively. We do not know if and when any such IRS formal approval will be received. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Equitable Accumulator(R) traditional and Roth IRA contracts.

The inherited IRA beneficiary continuation contract has not been submitted to the IRS for approval as to form for use as a traditional IRA or Roth IRA. Equitable intends to submit both traditional and Roth IRA versions of the contract for formal approval, respectively. However, it is not clear whether and when such approval may be received.


PROTECTION PLUS(SM) FEATURE


The Protection Plus feature is offered for IRA contracts, subject to state and contract availability. We have filed a request with the IRS that the contract with the Protection Plus feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. We do not know if and when any such IRS formal approval will be received. There is no assurance that the contract with the Protection Plus feature meets the IRS qualification requirements for IRAs. IRAs generally may not invest in life insurance contracts. Although we view the optional Protection Plus benefit as an investment protection feature which should have no adverse tax effect and not as life insurance, it is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus rider is not a permissible part of an individual retirement annuity contract. We further view the optional Protection Plus benefit as part of the contract. There is also a risk that the IRS may take the position that the optional Protection Plus benefit is not part of the annuity contract. In such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take any adverse position, Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). You should discuss with your tax advisor whether you should consider purchasing an Accumulator(R) Elite(SM) IRA or Accumulator(R) Elite(SM) Roth IRA with the optional Protection Plus feature.



CONTRIBUTIONS

Individuals may make three different types of contributions to an IRA:

o  regular contributions out of earned income or compensation; or

o  tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other IRAs of the same type ("direct transfers").

In addition, an individual may make a taxable rollover contribution from a traditional IRA to a Roth IRA ("conversion" contributions).

Contributions to all types of IRAs are compensation-based. They are either made from your current compensation or have a connection with past compensation (for example, rollover contributions from an eligible retirement plan that you had with an employer related to past compensation). Under certain circumstances, your nonworking spouse, former spouse or surviving spouse may contribute to an IRA. You can make regular contributions for any year to a traditional IRA within federal tax law limits up until the calendar year you reach age 70-1/2. Regular contributions for any year to a Roth IRA can be made at any time during your life, subject to federal tax law limits.


The amount of contributions you may make to an IRA for any year and whether such contributions are eligible for special tax treatment (for example, deductibility from income or a special credit) may vary, depending on your income, age and whether you participate in an employer-sponsored retirement plan. Roth IRA contributions are not tax deductible. The maximum regular contribution that can be made to all of your IRAs (whether traditional or Roth) for the taxable year for which the contribution is made is $3,000. The amounts are the same for both 2003 and 2004. The maximum regular contribution for both 2003 and 2004 is increased to $3,500 if you are at least age 50 at any time during the taxable year for which the contribution is made.

Rollover and transfer contributions are not subject to dollar limits. Rollover contributions may be made to a traditional IRA from "eligible retirement plans" which include other traditional IRAs, qualified plans, TSAs and governmental 457(b) plans. For Roth IRAs, rollover contributions may be made from other Roth IRAs and traditional IRAs. The conversion of a traditional IRA to a Roth IRA is taxable. Direct transfer contributions may only be made directly from one traditional IRA to another or from one Roth IRA to another.


Rollover contributions to traditional IRAs were historically limited to pre-tax funds. Beginning in 2002 after-tax contributions to a qualified plan or TSA may be rolled over to a traditional IRA (but not a Roth IRA). You should be aware before you roll over any after-tax contributions that you are responsible for calculating the taxable amount of any distributions you take from the traditional IRA.

You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.

A more complete discussion of contributions to traditional IRAs and Roth IRAs is contained in the SAI.


WITHDRAWALS AND DISTRIBUTIONS

You can withdraw any or all of your funds from an IRA at any time; you do not need to wait for a special event like retirement. Earnings in IRAs are not subject to federal income tax until amounts are paid to you or your beneficiary. Withdrawals from an IRA, surrender of an IRA, death benefits from an IRA and annuity payments from an IRA may be fully or partially taxable. Withdrawals and distributions from IRAs are taxable as ordinary income (not capital gain).

Payments from traditional IRAs and Roth IRAs are taxed differently. Payments from traditional IRAs are generally fully taxable unless you have made nondeductible regular contributions or rolled over after-tax contributions. In any event, the issuer of the traditional IRA is entitled


                                                             Tax information  45
to report the distribution as fully taxable and it is your responsibility to calculate the taxable and tax-free portions of any traditional IRA payments on your own tax returns.


Distributions from Roth IRAs generally receive return of contribution treatment first under federal income tax calculation rules before any income is taxable. Certain distributions from Roth IRAs may qualify for fully tax-free treatment. These are distributions after you reach age 59-1/2, die, become disabled or meet a qualified first-time homebuyer tax rule. You also have to meet a five-year aging period.


A distribution from a traditional IRA will not be taxable if it is rolled over to an eligible retirement plan. A distribution from a Roth IRA will not be taxable if it is rolled over to another Roth IRA.

Taxable withdrawals or distributions from IRAs may be subject to an additional 10% penalty tax if you are under age 59-1/2, unless an exception applies.

Traditional IRAs are subject to required minimum distribution rules which require that amounts begin to be distributed in a prescribed manner from the IRA after the owner reaches age 70-1/2. These rules also require distributions after the owner's death. No distributions are required to be made from Roth IRAs until after the Roth IRA owner's death, but then the required minimum distribution rules apply.

A more complete discussion of the tax aspects of withdrawals and distributions for traditional IRAs and Roth IRAs is contained in the SAI.


SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS

For QP contracts, your plan administrator or trustee notifies you as to tax consequences. See Appendix II at the end of this Prospectus.


TAX-SHELTERED ANNUITY CONTRACTS (TSAS)


GENERAL


This section of the prospectus covers some of the special tax rules that apply to annuity contracts under Section 403(b) of the Internal Revenue Code (TSAs).


Generally there are two types of funding vehicles available for 403(b) arrangements -- an annuity contract under Section 403(b)(1) of the Code or a custodial account which invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of which the Code. Both types of 403(b) arrangements qualify for tax deferral.


PROTECTION PLUS FEATURE

The Protection Plus feature is offered for Rollover TSA contracts, subject to state and contract availability. There is no assurance that the contract with the Protection Plus feature meets the qualification requirements for TSAs.
There is a limit to the amount of life insurance benefits that TSAs may offer. Although we view the optional Protection Plus benefit as an investment protection feature which should have no adverse tax effect and not as a life insurance benefit, it is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus rider is not a permissible part of a TSA contract. If the IRS were to take the position that the optional Protection Plus benefit is not part of the contract, in such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could affect the tax qualification of the TSA and could be taxable. Were the IRS to take any adverse position, Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). You should discuss with your tax adviser whether you should consider purchasing an Accumulator(R) Elite(SM) Rollover TSA contract with the optional Protection Plus feature.


CONTRIBUTIONS TO TSAS

There are two ways you can make contributions to this Equitable Accumulator(R) Elite(SM) Rollover TSA contract:

o  a rollover from another eligible retirement plan, or

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

If you make a direct transfer, you must fill out our transfer form.


ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You must establish your TSA with funds that are directly transferred from another 403(b) arrangement or rolled over from another 403(b) arrangement. You may make subsequent rollover contributions to your Rollover TSA contract from these sources: qualified plans, governmental 457(b) plans and traditional IRAs as well as other TSAs and 403(b) arrangements. All rollover contributions must be pre-tax funds only with appropriate documentation satisfactory to us.


You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.

A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o  you give us acceptable written documentation as to the source of the funds;
   and

o the Equitable Accumulator(R) Elite(SM) contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to an Equitable Accumulator(R) Elite(SM) Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization.

Contributions to TSAs are discussed in greater detail in the SAI.


DISTRIBUTIONS FROM TSAS

GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to


46  Tax information
take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

You may also need spousal consent for certain transactions and payments.

WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:


o you are severed from employment with the employer which provided the funds to purchase the TSA you are transferring to the Equitable Accumulator(R) Elite(SM) Rollover TSA; or


o  you reach age 59-1/2; or

o  you die; or

o  you become disabled (special federal income tax definition); or

o  you take a hardship withdrawal (special federal income tax definition).

The amount of funds subject to withdrawal restrictions may depend on the source of the funds used to establish the Accumulator(R) Elite(SM) TSA.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.


If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we currently do not accept after-tax funds, we do not track your investment in the contract, if any. We will report all distributions from this Rollover TSA as fully taxable. It is your responsibility to determine how much of the distribution is taxable.


A penalty tax of 10% of the taxable portion of the distribution applies to distributions from a TSA before you reach age 59-1/2 unless an exception applies.

Distributions from TSAs are discussed in greater detail in the SAI.


LOANS FROM TSAS

Loans are generally not treated as a taxable distribution. You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

Loans from TSAs are discussed in greater detail in the SAI.

TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS

You may roll over any "eligible rollover distribution" from a TSA into another eligible retirement plan (a qualified plan, a governmental 457(b) plan (separate accounting required), another TSA or a traditional IRA) which agrees to accept the rollover.

A spousal beneficiary may also roll over death benefits or certain divorce-related payments.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

Rollovers from TSAs are discussed in greater detail in the SAI.


REQUIRED MINIMUM DISTRIBUTIONS

TSAs are subject to required minimum distribution rules beginning at age 70-1/2 or separation from service, if later. These rules are discussed in greater detail in the SAI.


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested transaction.


                                                             Tax information  47

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $15,840 in periodic annuity payments in 2003, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.



FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a TSA or a qualified plan can be rolled over to another eligible retirement plan. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o  hardship withdrawals; or

o  corrective distributions that fit specified technical tax rules; or

o  loans that are treated as distributions; or

o  a death benefit payment to a beneficiary who is not your surviving spouse; or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


48  Tax information

8. More information

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ABOUT OUR SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of the Separate Account's operations are accounted for without regard to Equitable Life's other operations.

The Separate Account is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or the Separate Account.

Each subaccount (variable investment option) within the Separate Account invests solely in class IB shares issued by the corresponding portfolio of either Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from the Separate Account or to add other separate accounts;

(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate the Separate Account or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against the Separate Account or a variable investment option directly);

(5) to deregister the Separate Account under the Investment Company Act of 1940;

(6) to restrict or eliminate any voting rights as to the Separate Account; and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


ABOUT THE TRUSTS

EQ Advisors Trust and AXA Premier VIP Trust are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.


Equitable Life serves as the investment manager of the Trusts. As such, Equitable Life oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers.

EQ Advisors Trust commenced operations on May 1, 1997. AXA Premier VIP Trust commenced operations on December 31, 2001.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan relating to Class IB shares, and other aspects of its operations, appears in the prospectuses for each Trust, which are attached at the end of this prospectus, or in the respective SAIs which are available upon request.


ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

FMO rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from your financial professional.


For example, the rates to maturity for new allocations as of February 14, 2003 and the related price per $100 of maturity value were as shown below:




----------------------------------------------------------------------
  Fixed maturity options
   with February 14th       Rate to maturity
    maturity date of             as of            Price per $100
      maturity year         February 14, 2003    of maturity value
----------------------------------------------------------------------
           2004                 3.00%*               $ 97.09
           2005                 3.00%*               $ 94.25
           2006                 3.00%*               $ 91.51
           2007                 3.00%*               $ 88.84
           2008                 3.00%*               $ 86.25
           2009                 3.11%                $ 83.20
           2010                 3.49%                $ 78.64
           2011                 3.76%                $ 74.42
           2012                 3.96%                $ 70.49
           2013                 4.19%                $ 66.31
----------------------------------------------------------------------



* Since these rates to maturity are 3%, no amounts could have been allocated to these options.



HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw any of your value from a fixed maturity option before its maturity date.


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(1) We determine the market adjusted amount on the date of the withdrawal as follows:

    (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

    (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.


    (c) We determine the current rate to maturity for your FMO based on the rate for a new FMO issued on the same date and having the same maturity date as your FMO; if the same maturity date is not available for new FMOs, we determine a rate that is between the rates for new FMO maturities that immediately precede and immediately follow your FMOs maturity date.


    (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in
        (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix II at the end of this Prospectus for an example.


For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined by using a widely published index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.



INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the guaranteed interest option and the fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS

We accept initial contributions sent by wire to our processing office by agreement with certain broker-dealers. The transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" in "Contract features and benefits" earlier in this Prospectus.


50  More information

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information forwarded electronically. In these cases, you must sign our Acknowledgement of Receipt form.

Where we require a signed application, no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we require an Acknowledgement of Receipt form, financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgement of Receipt form.

After your contract has been issued, additional contributions may be transmitted by wire.


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT
EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY

Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the value next determined after the close of the business day.

o Contributions allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

o Initial contributions allocated to the account for special dollar cost averaging receive the interest rate in effect on that business day. At certain times, we may offer the opportunity to lock in the interest rate for an initial contribution to be received under
   Section 1035 exchanges and trustee to trustee transfers. Your financial professional can provide information, or you can call our processing office.

o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.

o Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.


o For the fixed-dollar option and the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.



ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

o  the election of trustees; or

o the formal approval of independent auditors selected for each Trust; or

o any other matters described in the prospectuses for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a share-


                                                            More information  51
holder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS

Currently, we control the Trusts. Their shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of the Trusts are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of each Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 49, our ability to meet our obligations under the contracts, or the distribution of the contracts.


ABOUT OUR INDEPENDENT ACCOUNTANTS


The consolidated financial statements of Equitable Life at December 31, 2002 and 2001, and for the three years ended December 31, 2002 incorporated in this prospectus by reference to the 2002 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as the consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

You cannot assign or transfer ownership of Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, which involves a surrender of your contract, we will impose a withdrawal charge, if one applies.


DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors"). Both AXA Advisors and AXA Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors (the successor to EQ Financial Consultants, Inc.), an affiliate of Equitable Life, and AXA Distributors, an indirect wholly owned subsidiary of Equitable Life, are registered with the SEC as broker dealers and are members of the National Association of Securities Dealers, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. Both broker dealers also act as distributors for other Equitable Life annuity products.

AXA Distributors is a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"). Like AXA Distributors, EDI was owned by Equitable Holdings, LLC.


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The contracts are sold by financial professionals of AXA Advisors and its affiliates and by financial professionals of AXA Distributors, as well as by affiliated and unaffiliated broker dealers who have entered into selling agreements with AXA Distributors.

We pay broker-dealer sales compensation that will generally not exceed an amount equal to 5% of total contributions made under the contracts. AXA Distributors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion of it to their financial professional as commissions related to sales of the contracts.


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9. Investment performance

--------------------------------------------------------------------------------

The table below shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.


The table takes into account all fees and charges under the contract, including the withdrawal charge, the highest optional enhanced death benefit charge, the optional Living Benefit charge, the charge for Protection Plus and the annual administrative charge, but does not reflect the charges designed to approximate certain taxes imposed on us, such as premium taxes in your state or any applicable annuity administrative fee. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes resulting in an estimated administrative charge, for the purpose of this table, of $0.13 per $1,000.

The results shown under "length of option period" are based on the actual historical investment experience of each variable investment option since its inception. The results shown under "length of portfolio period" include some periods when a variable investment option investing in the Portfolio had not yet commenced operations. For those periods, we have adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment option been available. The contracts were offered for the first time in 2002.

For the "EQ/Alliance" portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology), we have adjusted the results prior to October 1996, when Class IB shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. The results shown for the EQ/Money Market and EQ/Alliance Common Stock options for periods before March 22, 1985 reflect the results of the variable investment options that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the portfolios, as well as an assumed charge of 0.06% for direct operating expenses.


All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.

THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECT PAST PERFORMANCE AND DO NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.


54  Investment performance

                                     TABLE
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2002:




----------------------------------------------------------------------------------------------------
                                                                Length of option period
                                                     -----------------------------------------------
                                                                                     Since option
 Variable investment options                              1 Year        5 Years       inception*
----------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                                --             --             --
----------------------------------------------------------------------------------------------------
AXA Premier VIP Health Care                              --             --             --
----------------------------------------------------------------------------------------------------
AXA Premier VIP International Equity                     --             --             --
----------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Core Equity                    --             --             --
----------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Growth                         --             --             --
----------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Value                          --             --             --
----------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Growth                     --             --             --
----------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Value                      --             --             --
----------------------------------------------------------------------------------------------------
AXA Premier VIP Technology                               --             --             --
----------------------------------------------------------------------------------------------------
EQ/Aggressive Stock ***                              (39.53)%       (14.79)%       (11.17)%
----------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock ***                         (43.90)%        (6.97)%        (1.28)%
----------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income ***                        --             --             --
----------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government Securities ***       --             --             --
----------------------------------------------------------------------------------------------------
EQ/Alliance International ***                            --             --             --
----------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                           (41.77)%           --         (22.67)%
----------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond ***                             --             --             --
----------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth                         (40.85)%        (6.72)%        (2.07)%
----------------------------------------------------------------------------------------------------
EQ/Alliance Technology                               (51.24)%           --         (45.42)%
----------------------------------------------------------------------------------------------------
EQ/Balanced ***                                      (23.71)%        (0.17)%       (18.78)%
----------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value                       (24.61)%           --          (1.65)%
----------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible                      (37.15)%           --         (27.71)%
----------------------------------------------------------------------------------------------------
EQ/Capital Guardian International                    (26.01)%           --         (12.02)%
----------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research                         (35.46)%           --          (9.66)%
----------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity                      (34.42)%           --         (10.77)%
----------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity                           (17.06)%        (8.81)%        (8.81)%
----------------------------------------------------------------------------------------------------
EQ/Equity 500 Index ***                              (33.16)%        (4.34)%         1.42%
----------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                                   (34.74)%           --         (17.04)%
----------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                                        (29.31)%           --         (20.10)%
----------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                            (25.66)%        (6.63)%        (7.76)%
----------------------------------------------------------------------------------------------------
EQ/High Yield ***                                    (14.12)%        (7.69)%        (3.76)%
----------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond                              (1.81)%           --           3.73%
----------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                            (40.97)%           --         (36.43)%
----------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value                            (24.78)%           --          (0.86)%
----------------------------------------------------------------------------------------------------
EQ/Marsico Focus                                     (22.56)%           --          (8.30)%
----------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity                        (27.57)%         2.21%          4.61%
----------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies                     (44.86)%        (6.86)%        (2.86)%
----------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                               (31.78)%           --         (13.14)%
----------------------------------------------------------------------------------------------------
EQ/Money Market ***                                  (10.00)%         0.69%          0.85%
----------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                      (29.92)%        (5.49)%        (2.49)%
----------------------------------------------------------------------------------------------------
EQ/Putnam International Equity                       (27.57)%        (1.25)%         0.22%
----------------------------------------------------------------------------------------------------
EQ/Putnam Voyager                                    (37.07)%        (7.19)%        (2.81)%
----------------------------------------------------------------------------------------------------
EQ/Small Company Index                               (31.76)%           --          (5.03)%
----------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------
                                                                    Length of portfolio period
                                                     ---------------------------------------------------------
                                                                                                    Since
                                                                                                  portfolio
 Variable investment options                          3 Years        5 Years       10 Years       inception**
--------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                                --             --            --           (3.26)%
--------------------------------------------------------------------------------------------------------------
AXA Premier VIP Health Care                              --             --            --          (30.76)%
--------------------------------------------------------------------------------------------------------------
AXA Premier VIP International Equity                     --             --            --          (31.66)%
--------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Core Equity                    --             --            --          (33.36)%
--------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Growth                         --             --            --          (41.83)%
--------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Value                          --             --            --          (30.67)%
--------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Growth                     --             --            --          (47.71)%
--------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Value                      --             --            --          (36.05)%
--------------------------------------------------------------------------------------------------------------
AXA Premier VIP Technology                               --             --            --          (52.99)%
--------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock ***                              (29.91)%       (14.79)%       (2.46)%          6.30%
--------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock ***                         (26.91)%        (6.97)%        4.73%           8.72%
--------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income ***                    (11.22)%         0.57%           --            5.79%
--------------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government Securities ***     3.19%          3.03%         2.49%           3.08%
--------------------------------------------------------------------------------------------------------------
EQ/Alliance International ***                        (26.06)%        (7.62)%          --           (4.06)%
--------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                           (32.13)%           --            --          (22.67)%
--------------------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond ***                           3.77%          3.06%           --            2.46%
--------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth                         (17.70)%        (6.72)%          --           (2.07)%
--------------------------------------------------------------------------------------------------------------
EQ/Alliance Technology                                   --             --            --          (45.42)%
--------------------------------------------------------------------------------------------------------------
EQ/Balanced ***                                      (11.38)%        (0.17)%        2.69%           5.95%
--------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value                       (10.14)%           --            --           (1.65)%
--------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible                      (21.57)%           --            --          (17.36)%
--------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International                    (25.18)%           --            --          (12.02)%
--------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research                         (13.69)%           --            --           (9.66)%
--------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity                      (13.95)%           --            --          (10.77)%
--------------------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity                           (25.94)%        (8.81)%          --          (12.83)%
--------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index ***                              (21.35)%        (4.34)%          --            5.66%
--------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                                   (24.37)%           --            --          (17.04)%
--------------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                                            --             --            --          (20.30)%
--------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                             (7.83)%        (6.63)%          --           (3.05)%
--------------------------------------------------------------------------------------------------------------
EQ/High Yield ***                                     (9.55)%        (7.69)%        2.00%           3.16%
--------------------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond                               4.44%            --            --            3.73%
--------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                                --             --            --          (36.57)%
--------------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value                              1.18%            --            --           (0.86)%
--------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus                                         --             --            --           (7.99)%
--------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity                         (6.00)%         2.21%           --            4.61%
--------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies                     (37.60)%        (6.86)%          --           (2.86)%
--------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                               (19.16)%           --            --          (13.14)%
--------------------------------------------------------------------------------------------------------------
EQ/Money Market ***                                   (1.80)%         0.69%         0.63%           2.63%
--------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                      (12.72)%        (5.49)%          --           (2.49)%
--------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity                       (23.55)%        (1.25)%          --            0.22%
--------------------------------------------------------------------------------------------------------------
EQ/Putnam Voyager                                    (30.19)%        (7.19)%          --           (2.81)%
--------------------------------------------------------------------------------------------------------------
EQ/Small Company Index                               (13.83)%           --            --           (5.03)%
--------------------------------------------------------------------------------------------------------------



* The variable investment option inception dates are: EQ/Aggressive Stock, EQ/Alliance Common Stock, EQ/Money Market, EQ/Equity 500 Index and EQ/High Yield (October 16, 1996); EQ/Alliance Small Cap Growth, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May 1, 1997); EQ/Emerging Markets Equity (December 31, 1997); EQ/Bernstein Diversified Value, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap, EQ/FI Small/Mid Cap Value and EQ/Janus Large Cap Growth (September 5,
     2000); EQ/Balanced (May 18, 2001); EQ/Calvert Socially Responsible and EQ/Marsico Focus (September 4, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP Technology, EQ/Alliance Growth and Income, EQ/Alliance International, EQ/Alliance Quality Bond (January 14,
     2002); EQ/Alliance Intermediate Government Securities (April 1, 2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2001.



                                                       Investment performance 55

**   The portfolio inception dates are: EQ/Alliance Common Stock (January 13,
     1976); EQ/Money Market (July 13, 1981); EQ/Aggressive Stock and EQ/Balanced (January 27, 1986); EQ/High Yield (January 2, 1987); EQ/Alliance Intermediate Government Securities (April 1, 1991); EQ/Alliance Growth and Income and EQ/Alliance Quality Bond (October 1, 1993); EQ/Equity 500 Index (March 1, 1994); EQ/Alliance International (April 3, 1995); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May 1, 1997); EQ/Emerging Markets Equity (August 20, 1997); EQ/Bernstein Diversified Value, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Calvert Socially Responsible (September 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap and EQ/Janus Large Cap Growth (September 1, 2000); EQ/Marsico Focus (August 31, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2001.

*** In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessor that it may have had. The inception dates for these portfolios are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999.



56 Investment performance

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o  data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:

--------------------------------------------------------------------------------
Barron's
Morningstar's Variable Annuity
     Sourcebook
Business Week
Forbes
Fortune
Institutional Investor
Money
Kiplinger's Personal Finance
Financial Planning
Investment Adviser

Investment Management Weekly
Money Management Letter
Investment Dealers Digest
National Underwriter
Pension & Investments
USA Today
Investor's Business Daily
The New York Times
The Wall Street Journal
The Los Angeles Times
The Chicago Tribune
--------------------------------------------------------------------------------

From time to time, we may also advertise different measurements of the investment performance of the variable investment options and/or the portfolios, including the measurements that compare the performance to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commissions or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charge and distribution charge or any withdrawal or optional benefit charge. Comparisons with these benchmarks, therefore, may be of limited use. We use them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings.

Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).

The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. According to Lipper the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts, Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator(R) performance relative to other variable annuity products. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:

o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts, and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.


YIELD INFORMATION


Current yield for the EQ/Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yields for the EQ/Alliance Quality Bond and EQ/High Yield options will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).


"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the EQ/Money Market, EQ/Alliance Quality Bond and EQ/High Yield options. The current yields and effective yields assume the deduction of all current contract charges and expenses other than the withdrawal charge, the optional enhanced death benefit charge, the optional Living Benefit charge, the optional Protection Plus charge, the annual administrative charge, and any charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. For more information, see "Yield Information for the EQ/Money Market Option, EQ/Alliance Quality Bond Option and EQ/High Yield Option" in the SAI.


                                                      Investment performance  57

10. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


Equitable Life's annual report on Form 10-K for the year ended December 31, 2002 is considered to be a part of this prospectus because they are incorporated by reference.


After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this prospectus because they are incorporated by reference.


Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.


We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).


58  Incorporation of certain documents by reference

Appendix I: Condensed financial information


--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account 49 with the same daily asset charges of 1.60%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2002


------------------------------------------------------------------------------------------------------------------------------------
                                                                                             For the years ending December 31,
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                2002        2001
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.64          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      3,282          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  7.88          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        398          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  7.79          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        553          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  7.62          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        635          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  6.77          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      1,299          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  7.89          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      1,272          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  6.18          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      1,488          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  7.35          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      1,262          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  5.65          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        205          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Aggressive Stock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 34.41     $ 49.16
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        338         402
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $133.70     $203.81
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        581         661
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 19.37     $ 25.00
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      1,002          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 17.86     $ 16.72
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      2,501          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  8.38     $  9.48
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        604          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  4.79     $  7.07
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                     16,550      18,765
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                                                              For the years ending December 31,
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                2000        1999        1998
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Aggressive Stock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 66.77     $ 78.30     $ 67.13
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        420         141          16
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $232.08     $275.01     $223.79
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        618         255          35
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 25.80     $ 24.13          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 15.75     $ 14.70          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 12.56     $ 16.61          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  9.45     $ 11.77          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                     17,412       5,630          --
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------
                                                                   For the years ending December 31,
------------------------------------------------------------------------------------------------------
                                                                                               1997
 AXA Premier VIP Core Bond
------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Growth
------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
------------------------------------------------------------------------------------------------------
 EQ/Aggressive Stock
------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 68.19
------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $176.22
------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                          1
------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
------------------------------------------------------------------------------------------------------
 EQ/Alliance International
------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
------------------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth
------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-1

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2002 (CONTINUED)


---------------------------------------------------------------------------------
                                              For the years ending December 31,
---------------------------------------------------------------------------------
                                                                 2002        2001
---------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
---------------------------------------------------------------------------------
  Unit value                                                  $14.85         --
---------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      1,064         --
---------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
---------------------------------------------------------------------------------
  Unit value                                                  $ 9.69     $14.11
---------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      3,377      3,423
---------------------------------------------------------------------------------
 EQ/Alliance Technology
---------------------------------------------------------------------------------
  Unit value                                                  $ 2.86     $ 4.91
---------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      6,863      7,562
---------------------------------------------------------------------------------
 EQ/Balanced
---------------------------------------------------------------------------------
  Unit value                                                  $33.62     $39.15
---------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        598         97
---------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
---------------------------------------------------------------------------------
  Unit value                                                  $10.01     $11.78
---------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      8,615      6,000
---------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
---------------------------------------------------------------------------------
  Unit value                                                  $ 6.24     $ 8.62
---------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        128         13
---------------------------------------------------------------------------------
 EQ/Capital Guardian International
---------------------------------------------------------------------------------
  Unit value                                                  $ 7.22     $ 8.64
---------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      5,973      5,697
---------------------------------------------------------------------------------
 EQ/Capital Guardian Research
---------------------------------------------------------------------------------
  Unit value                                                  $ 7.89     $10.65
---------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      9,408      3,151
---------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
---------------------------------------------------------------------------------
  Unit value                                                  $ 7.57     $10.09
---------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      8,308      6,886
---------------------------------------------------------------------------------
 EQ/Emerging Markets Equity
---------------------------------------------------------------------------------
  Unit value                                                  $ 5.59     $ 6.04
---------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      2,823      3,043
---------------------------------------------------------------------------------
 EQ/Equity 500 Index
---------------------------------------------------------------------------------
  Unit value                                                  $18.28     $23.93
---------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      7,152      6,601
---------------------------------------------------------------------------------
 EQ/Evergreen Omega
---------------------------------------------------------------------------------
  Unit value                                                  $ 5.73     $ 7.66
---------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        424        141
---------------------------------------------------------------------------------
 EQ/FI Mid Cap
---------------------------------------------------------------------------------
  Unit value                                                  $ 6.83     $ 8.51
---------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      4,323      2,644
---------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
---------------------------------------------------------------------------------
  Unit value                                                  $ 9.29     $11.07
---------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      3,714      2,090
---------------------------------------------------------------------------------
 EQ/High Yield
---------------------------------------------------------------------------------
  Unit value                                                  $21.83     $22.86
---------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      2,248      1,835
---------------------------------------------------------------------------------
 EQ/International Equity Index
---------------------------------------------------------------------------------
  Unit value                                                  $ 7.12     $ 8.81
---------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      2,536      2,518
---------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------
                                                                   For the years ending December 31,
----------------------------------------------------------------------------------------------------------
                                                                 2000        1999        1998        1997
----------------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
----------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --
----------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
----------------------------------------------------------------------------------------------------------
  Unit value                                                   $16.53      $14.78     $11.77      $12.52
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       3,189         818        211          --
----------------------------------------------------------------------------------------------------------
 EQ/Alliance Technology
----------------------------------------------------------------------------------------------------------
  Unit value                                                   $ 6.60          --         --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       5,505          --         --          --
----------------------------------------------------------------------------------------------------------
 EQ/Balanced
----------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --         --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --         --          --
----------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
----------------------------------------------------------------------------------------------------------
  Unit value                                                   $11.61      $12.04     $11.81          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       3,700       1,532        315          --
----------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
----------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --         --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --         --          --
----------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
----------------------------------------------------------------------------------------------------------
  Unit value                                                   $11.09      $13.93         --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       5,514       1,286         --          --
----------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
----------------------------------------------------------------------------------------------------------
  Unit value                                                   $11.04      $10.60         --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       2,953         987         --          --
----------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
----------------------------------------------------------------------------------------------------------
  Unit value                                                   $10.46      $10.26         --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       5,538       2,436         --          --
----------------------------------------------------------------------------------------------------------
 EQ/Emerging Markets Equity
----------------------------------------------------------------------------------------------------------
  Unit value                                                   $ 6.47      $10.97     $ 5.70          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       2,958         962        203          --
----------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
----------------------------------------------------------------------------------------------------------
  Unit value                                                   $27.69          --         --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       6,057          --         --          --
----------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
----------------------------------------------------------------------------------------------------------
  Unit value                                                   $ 9.38      $10.80         --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          78           6         --          --
----------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
----------------------------------------------------------------------------------------------------------
  Unit value                                                   $ 9.99          --         --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         617          --         --          --
----------------------------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
----------------------------------------------------------------------------------------------------------
  Unit value                                                   $10.82      $10.45         --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         251          --         --          --
----------------------------------------------------------------------------------------------------------
 EQ/High Yield
----------------------------------------------------------------------------------------------------------
  Unit value                                                   $23.07      $25.73     $27.12      $29.13
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       1,211         574        170           2
----------------------------------------------------------------------------------------------------------
 EQ/International Equity Index
----------------------------------------------------------------------------------------------------------
  Unit value                                                   $12.02      $14.82     $11.82          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       2,531         992        248          --
----------------------------------------------------------------------------------------------------------


A-2 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2002 (CONTINUED)


------------------------------------------------------------------------------------------------------------------
                                                                               For the years ending December 31,
------------------------------------------------------------------------------------------------------------------
                                                                                               2002        2001
------------------------------------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 13.05     $ 12.10
------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                     13,419      10,537
------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  4.36     $  6.36
------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      4,722       3,856
------------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.49     $ 12.37
------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      5,021       3,274
------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  9.86     $ 11.33
------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      2,423          78
------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 13.94     $ 17.00
------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      2,235       1,559
------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  9.18     $ 14.20
------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      4,660       5,707
------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  6.72     $  8.64
------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      8,237       8,655
------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 27.06     $ 27.16
------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      9,288      13,759
------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Growth & Income Value
------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  9.51     $ 11.94
------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      4,777       4,156
------------------------------------------------------------------------------------------------------------------
 EQ/Putnam International Equity
------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.98     $ 13.39
------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      3,555       3,126
------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Voyager
------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  9.24     $ 12.75
------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      2,171       2,221
------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  8.48     $ 10.90
------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      1,913       1,535
------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending December 31,
------------------------------------------------------------------------------------------------------------------------------
                                                                                                2000        1999        1998
------------------------------------------------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                  $11.40      $10.39     $10.73
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      5,112       2,026        379
------------------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                  $ 8.39          --         --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      1,315          --         --
------------------------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                  $10.68      $ 9.15     $ 9.14
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      2,109          98        344
------------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --         --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --         --
------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                  $16.37      $14.88     $12.71
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      1,079         173         --
------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                  $21.88      $27.40     $16.03
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      5,759       1,680        200
------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                  $10.45      $10.70         --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      7,052       2,906         --
------------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                  $26.65      $25.55     $24.80
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      9,875       5,805        349
------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Growth & Income Value
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                  $13.02      $12.39     $12.76
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      1,755         978        714
------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam International Equity
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                  $17.34      $20.10     $12.75
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      2,033         771        422
------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Voyager
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                  $17.16      $21.20     $16.54
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      1,658         576        282
------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                  $10.86      $11.42     $ 9.61
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      1,382         522        211
------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                                                    For the years ending December 31,
-----------------------------------------------------------------------------------------------------
                                                                                                1997
-----------------------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
-----------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
-----------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
-----------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
-----------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
-----------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
-----------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
-----------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
-----------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
-----------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
-----------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
-----------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
-----------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
-----------------------------------------------------------------------------------------------------
  Unit value                                                                                  $11.58
-----------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
-----------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
-----------------------------------------------------------------------------------------------------
  Unit value                                                                                  $12.11
-----------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                          2
-----------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
-----------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
-----------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
-----------------------------------------------------------------------------------------------------
 EQ/Money Market
-----------------------------------------------------------------------------------------------------
  Unit value                                                                                  $23.98
-----------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
-----------------------------------------------------------------------------------------------------
 EQ/Putnam Growth & Income Value
-----------------------------------------------------------------------------------------------------
  Unit value                                                                                  $11.50
-----------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         17
-----------------------------------------------------------------------------------------------------
 EQ/Putnam International Equity
-----------------------------------------------------------------------------------------------------
  Unit value                                                                                  $10.84
-----------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                          4
-----------------------------------------------------------------------------------------------------
 EQ/Putnam Voyager
-----------------------------------------------------------------------------------------------------
  Unit value                                                                                  $12.33
-----------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
-----------------------------------------------------------------------------------------------------
 EQ/Small Company Index
-----------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
-----------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
-----------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-3

                      (This page intentionally left blank)

Appendix II: Purchase considerations for QP contracts

--------------------------------------------------------------------------------


Trustees who are considering the purchase of an Equitable Accumulator(R) Elite(SM) QP contract should discuss with their tax advisors whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the guaranteed minimum income benefit, and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator(R) Elite(SM) QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator(R) Elite(SM) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.


We will not accept defined benefit plans. For defined contribution plans, we will only accept transfers from another defined contribution plan or a change of investment vehicles in the plan. Only one additional transfer contribution may be made per contract year. If overfunding of a plan occurs or amounts attributable to an excess contribution must be withdrawn, withdrawals from the QP contract may be required. A withdrawal charge and/or market value adjustment may apply.

Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that:


o the QP contract may not be an appropriate purchase for annuitants approaching or over age 70-1/2;

o although certain provisions of the Temporary Regulations on required minimum distributions which would have required that the actuarial value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions have been suspended for 2003, these or similar provisions may apply in future years, and could increase the amounts required to be distributed from the contract; and

o the guaranteed minimum income benefit under the Living Benefit may not be an appropriate feature for annuitants who are older than age 601/2 when the contract is issued.


Finally, because the method of purchasing the QP contract, including the large initial contribution and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


                       Appendix II: Purchase considerations for QP contracts B-1

                      (This page intentionally left blank)

Appendix III: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 14, 2004 to a fixed maturity option with a maturity date of February 14, 2013 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,914 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 14, 2008.





-----------------------------------------------------------------------------------
                                                            Hypothetical assumed
                                                            rate to maturity on
                                                             February 14, 2008
                                                               5.00%        9.00%
-----------------------------------------------------------------------------------
As of February 14, 2008 (before withdrawal)
-----------------------------------------------------------------------------------
(1) Market adjusted amount                                 $144,082    $ 119,503
-----------------------------------------------------------------------------------
(2) Fixed maturity amount                                  $131,104    $ 131,104
-----------------------------------------------------------------------------------
(3) Market value adjustment:
    (1) - (2)                                              $ 12,978    $ (11,601)
-----------------------------------------------------------------------------------
 On February 14, 2008 (after withdrawal)
-----------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
-----------------------------------------------------------------------------------
    (3) x [$50,000/(1)]                                    $  4,504    $  (4,854)
-----------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount: [$50,000 - (4)]    $ 45,496    $  54,854
-----------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                       $ 85,608    $  76,250
-----------------------------------------------------------------------------------
(7) Maturity value                                         $120,091    $ 106,965
-----------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                          $ 94,082    $  69,503
-----------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized. The market value is computed differently if you withdraw amounts on a date other than the anniversary of the establishment of the fixed maturity option.


                               Appendix III: Market value adjustment example C-1

                      (This page intentionally left blank)

Appendix IV: Enhanced death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit, if elected.

The following illustrates the enhanced death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, the guaranteed interest option or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an annuitant age 45 would be calculated as follows:




------------------------------------------------------------------------------------------
   End of                           6% Roll-up to age 85      Annual ratchet to age 85
 contract                               enhanced                    enhanced
   year         Account value       death benefit(1)              death benefit
------------------------------------------------------------------------------------------
     1           $105,000             $  106,000(1)               $  105,000(3)
------------------------------------------------------------------------------------------
     2           $115,500             $  112,360(2)               $  115,500(3)
------------------------------------------------------------------------------------------
     3           $129,360             $  119,102(2)               $  129,360(3)
------------------------------------------------------------------------------------------
     4           $103,488             $  126,248(1)               $  129,360(4)
------------------------------------------------------------------------------------------
     5           $113,837             $  133,823(1)               $  129,360(4)
------------------------------------------------------------------------------------------
     6           $127,497             $  141,852(1)               $  129,360(4)
------------------------------------------------------------------------------------------
     7           $127,497             $  150,363(1)               $  129,360(4)
------------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


6% ROLL-UP TO AGE 85

(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be the enhanced death benefit.

(2) At the end of contract years 2 and 3, the death benefit will be the current account value since it is higher than the current enhanced death benefit.


ANNUAL RATCHET TO AGE 85

(3) At the end of contract years 1 through 3, the enhanced death benefit is the current account value.

(4) At the end of contract years 4 through 7, the enhanced death benefit is the enhanced death benefit at the end of the prior year since it is equal to or higher than the current account value.


GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% Roll-up to age 85 or the Annual ratchet to age 85.


                                 Appendix IV: Enhanced death benefit example D-1

                      (This page intentionally left blank)

Appendix V: Hypothetical illustrations


--------------------------------------------------------------------------------


ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM
                                   BENEFITS

The following tables illustrate the changes in account value, cash value and the values of the "greater of 6% Roll up to Age 85 or the Annual Ratchet to Age 85" guaranteed minimum death benefit, the Protection Plus benefit and the guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator Elite contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each policy year and assume that all of the account value is invested in portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying portfolios (as described below), the corresponding net annual rates of return would be (2.95)% and 3.05% for the Accumulator Elite Contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges, but they do not reflect the charges we deduct from your account value annually for the guaranteed minimum death benefit, Protection Plus benefit and the Living Benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return would be lower; however, the values shown in the following tables reflect all policy charges. The values shown under "Lifetime Annual Living Benefit" reflect the lifetime income that would be guaranteed if the Living Benefit is selected at that contract anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the Death Benefit and/or "Lifetime Annual Living Benefit" columns indicates that the contract has terminated due to insufficient account value and, consequently, the guaranteed benefit has no value.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of .72%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of .38% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of policy values among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios, as described in the footnotes to the fee table for the underlying portfolios in "Fee Table" earlier in this prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.

Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.



                                      Appendix V: Hypothetical illustrations E-1

Variable Deferred Annuity
Accumulator Elite
$100,000 Single Contribution and No Withdrawals
Male, Issue Age 60
Benefits:
  Greater of 6% Roll-Up and the Annual Ratchet to Age 85 Guaranteed Minimum Death Benefit
  Protection Plus
  Guaranteed Minimum Income Benefit




                                                               Guaranteed
                                                                 Minimum
                       Account Value        Cash Value        Death Benefit
                    ------------------- ------------------ -------------------
  Age   Policy Year     0%        6%       0%        6%        0%        6%
------ ------------ --------- --------- -------- --------- --------- ---------
  60         1       100,000  100,000    92,000    92,000   100,000  100,000
  61         2        95,438  101,417    88,438    94,417   106,000  106,000
  62         3        90,950  102,796    84,950    96,796   112,360  112,360
  63         4        86,529  104,132    81,529    99,132   119,102  119,102
  64         5        82,168  105,417    82,168   105,417   126,248  126,248
  65         6        77,859  106,646    77,859   106,646   133,823  133,823
  66         7        73,595  107,812    73,595   107,812   141,852  141,852
  67         8        69,370  108,907    69,370   108,907   150,363  150,363
  68         9        65,175  109,924    65,175   109,924   159,385  159,385
  69        10        61,004  110,852    61,004   110,852   168,948  168,948
  74        15        40,162  113,838    40,162   113,838   226,090  226,090
  79        20        18,598  112,936    18,598   112,936   302,560  302,560
  84        25             0  106,139         0   106,139         0  404,893
  89        30             0  104,749         0   104,749         0  429,187
  94        35             0  106,025         0   106,025         0  429,187
  95        36             0  106,302         0   106,302         0  429,187



                                     Lifetime Annual
                                     Living Benefit
                           ----------------------------------
       Total Death Benefit
         with Protection      Guaranteed       Hypothetical
              Plus              Income            Income
       ------------------- ----------------- ----------------
  Age      0%        6%       0%       6%       0%       6%
------ --------- --------- -------- -------- -------- -------
  60    100,000  100,000      N/A     N/A       N/A     N/A
  61    108,400  108,400      N/A     N/A       N/A     N/A
  62    117,304  117,304      N/A     N/A       N/A     N/A
  63    126,742  126,742      N/A     N/A       N/A     N/A
  64    136,747  136,747      N/A     N/A       N/A     N/A
  65    147,352  147,352      N/A     N/A       N/A     N/A
  66    158,593  158,593      N/A     N/A       N/A     N/A
  67    170,508  170,508      N/A     N/A       N/A     N/A
  68    183,139  183,139      N/A     N/A       N/A     N/A
  69    196,527  196,527      N/A     N/A       N/A     N/A
  74    276,527  276,527    14,266  14,266    14,266  14,266
  79    383,584  383,584    20,393  20,393    20,393  20,393
  84          0  493,179         0  34,821         0  34,821
  89          0  517,472      N/A     N/A       N/A     N/A
  94          0  517,472      N/A     N/A       N/A     N/A
  95          0  517,472      N/A     N/A       N/A     N/A



The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a policy would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual policy years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.



E-2 Appendix V: Hypothetical illustrations

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                         Page

Tax Information                                                             2

Unit Values                                                                15
Custodian and Independent Accountants                                      15
Yield Information for the EQ/Money Market Option,
EQ/Alliance Quality Bond Option
  and EQ/High Yield Option                                                 15
Distribution of the Contracts                                              16
Financial Statements                                                       17


How to obtain an Equitable Accumulator(R) Elite(SM) Statement of Additional Information for Separate Account No. 49

Send this request form to:
 Equitable Accumulator(R) Elite(SM)
 P.O. Box 1547 Secaucus, NJ 07096-1547

--------------------------------------------------------------------------------


Please send me an Equitable Accumulator(R) Elite(SM) SAI for Separate Account No. 49 dated May 1, 2003.



--------------------------------------------------------------------------------
Name:


--------------------------------------------------------------------------------
Address:


--------------------------------------------------------------------------------
City           State    Zip











                                                         X00519/Elite '02 Series

EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
SUPPLEMENT DATED MAY 1, 2003 TO PROSPECTUSES FOR:

o Income Manager Accumulator(R)            o Equitable Accumulator(R)               o Equitable Accumulator(R) Advisor(SM)
o Income Manager(R) Rollover IRA           o Equitable Accumulator(R) Select(SM)    o Equitable Accumulator(R) Elite(SM)
o Equitable Accumulator(R) (IRA, NQ, QP)   o Equitable Accumulator(R) Select(SM) II o Equitable Accumulator(R) Elite(SM) II
o Equitable Accumulator(R) Plus(SM)        o Equitable Accumulator(R) Express(SM)

--------------------------------------------------------------------------------

This Supplement updates certain information in the most recent prospectus and statement of additional information you received for any of the products listed above, and in any Supplements to that prospectus and statement of additional information. The Appendix sets forth the dates of such prior prospectuses, statements of additional information and supplements, which, in addition to this Supplement, should be kept for future reference.

We have filed with the Securities and Exchange Commission (SEC) our Statement of Additional Information (SAI) dated May 1, 2003. If you do not presently have a copy of the prospectus and prior Supplements, you may obtain additional copies, as well as a copy of the SAI, from us, free of charge, by writing to Equitable Life, P.O. Box 1547, Secaucus, NJ 07096-1547, or calling (800) 789-7771. If you only need a copy of the SAI, you may mail in the SAI request form located at the end of this Supplement. The SAI has been incorporated by reference into this Supplement.


In this Supplement, we provide information on the following: (1) how to reach us; (2) combination of certain investment options; (3) investment options; (4) the Trusts' annual expenses and expense example; (5) accessing your money -- substantially equal withdrawals; (6) tax information; (7) investment performance; (8) updated information on Equitable Life; (9) certain transfer restrictions; and (10) condensed financial information.



(1) HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.



--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Accumulator(R)
P.O. Box 13014
Newark, NJ 07188-0014

--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Accumulator(R)
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094

--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Accumulator(R)
P.O. Box 1547
Secaucus, NJ 07096-1547

--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Accumulator(R)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094

--------------------------------------------------------------------------------
REPORTS WE PROVIDE:
--------------------------------------------------------------------------------
o written confirmation of financial transactions;

o statement of your contract values at the close of each calendar quarter (four per year); and


o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the guaranteed minimum income benefit, if applicable.


--------------------------------------------------------------------------------
TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
EQACCESS SYSTEMS:
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o your current account value;

o your current allocation percentages;

o the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options;

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o change your TOPS personal identification number (PIN) (not available through EQAccess); and

o change your EQAccess password (not available through TOPS).


                                                                          X00514

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use EQAccess by visiting our Web site at http:// www.equitable.com and clicking on EQAccess. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.


We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" in your Prospectus).


--------------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.



(2) COMBINATION OF CERTAIN INVESTMENT OPTIONS

We anticipate that the EQ/International Equity Index investment option will be merged into the EQ/Alliance International investment option on or about May 2, 2003. After the merger, the EQ/International Equity Index investment option will no longer be available and any allocation or transfer elections to it will be considered as allocation or transfer elections to the EQ/Alliance International investment option.

(3) Investment options


Portfolios of the Trusts

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain retail funds that are purchased directly rather than under a variable insurance product such as an Accumulator(R) series variable annuity. These funds may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.



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AXA Premier VIP Trust
Portfolio Name                         Objective                                          Adviser
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND              Seeks a balance of a high current income and       o BlackRock Advisors, Inc.
                                       capital appreciation, consistent with a            o Pacific Investment Management Company
                                       prudent level of risk                                LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE            Seeks long-term growth of capital                  o A I M Capital Management, Inc.
                                                                                          o Dresdner RCM Global Investors LLC
                                                                                          o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP                        Seeks long-term growth of capital                  o Alliance Capital Management L.P.,
 INTERNATIONAL EQUITY                                                                       through its Bernstein Investment
                                                                                            Research and Management Unit
                                                                                          o Bank of Ireland Asset Management (U.S
                                                                                            Limited
                                                                                          o OppenheimerFunds, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP              Seeks long-term growth of capital                  o Alliance Capital Management L.P.,
 CORE EQUITY                                                                                through its Bernstein Investment
                                                                                            Research and Management Unit
                                                                                          o Janus Capital Management LLC
                                                                                          o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP              Seeks long-term growth of capital                  o Alliance Capital Management L.P.
 GROWTH                                                                                   o Dresdner RCM Global Investors LLC
                                                                                          o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP              Seeks long-term growth of capital                  o Alliance Capital Management L.P.
 VALUE                                                                                    o MFS Investment Management
                                                                                          o Institutional Capital Corporation
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID              Seeks long-term growth of capital                  o Alliance Capital Management L.P.
 CAP GROWTH                                                                               o Provident Investment Counsel, Inc.
                                                                                          o RS Investment Management, LP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID              Seeks long-term growth of capital                  o AXA Rosenberg Investment Management LLC
 CAP VALUE                                                                                o Wellington Management Company, LLP
                                                                                          o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY             Seeks long-term growth of capital                  o Alliance Capital Management L.P.
                                                                                          o Dresdner RCM Global Investors LLC
                                                                                          o Firsthand Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------

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EQ Advisors Trust
Portfolio Name                          Objective                                         Adviser
------------------------------------------------------------------------------------------------------------------------------------
EQ/AGGRESSIVE STOCK                     Seeks to achieve long-term growth of capital.     o Alliance Capital Management L.P.
                                                                                          o MFS Investment Management
                                                                                          o Marsico Capital Management, LLC
                                                                                          o Provident Investment Counsel, Inc.
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EQ/ALLIANCE COMMON STOCK                Seeks to achieve long-term growth of capital.     o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND                  Seeks to provide a high total return.             o Alliance Capital Management L.P.
 INCOME
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE                Seeks to achieve high current income consistent   o Alliance Capital Management L.P.
 GOVERNMENT SECURITIES                  with relative stability of principal.
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EQ/ALLIANCE INTERNATIONAL               Seeks to achieve long-term growth of capital.     o Alliance Capital Management L.P.
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EQ/ALLIANCE PREMIER GROWTH              To achieve long-term growth of capital.           o Alliance Capital Management L.P.
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EQ/ALLIANCE QUALITY BOND                Seeks to achieve high current income consistent   o Alliance Capital Management L.P.
                                        with moderate risk to capital.
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EQ/ALLIANCE SMALL CAP                   Seeks to achieve long-term growth of capital.     o Alliance Capital Management L.P.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE TECHNOLOGY                  Seeks to achieve long-term growth of capital.     o Alliance Capital Management L.P.
                                        Current income is incidental to the Portfolio's
                                        objective.
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EQ/BALANCED                             Seeks to achieve a high return through both       o Alliance Capital Management L.P.
                                        appreciation  of capital and current income.      o Capital Guardian Trust Company
                                                                                          o Mercury Advisors
                                                                                          o Jennison Associates LLC
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EQ/BERNSTEIN DIVERSIFIED VALUE          Seeks capital appreciation.                       o Alliance Capital Management L.P.,
                                                                                            through its Bernstein Investment
                                                                                            Research and Management Unit

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EQ/CALVERT SOCIALLY                     Seeks long-term capital appreciation.             o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                                and Brown Capital Management, Inc.
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EQ/CAPITAL GUARDIAN                     To achieve long-term growth of capital.           o Capital Guardian Trust Company
 INTERNATIONAL
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EQ/CAPITAL GUARDIAN                     To achieve long-term growth of capital.           o Capital Guardian Trust Company
 RESEARCH
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EQ/CAPITAL GUARDIAN U.S.                To achieve long-term growth of capital.           o Capital Guardian Trust Company
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/EMERGING MARKETS EQUITY              Seeks long-term capital appreciation.             o Morgan Stanley Investment Management,
                                                                                            Inc.
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EQ/EQUITY 500 INDEX                     Seeks a total return before expenses that         o Alliance Capital Management L.P.
                                        approximates the total return performance of
                                        the S&P 500 Index, including reinvestment of
                                        dividends, at a risk level consistent with
                                        that of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------

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EQ Advisors Trust
Portfolio Name                          Objective                                           Adviser
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA                      Seeks long-term capital growth.                     o Evergreen Investment Management
                                                                                              Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP                           Seeks long-term growth of capital.                  o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI SMALL/MID CAP VALUE               Seeks long-term capital appreciation.               o Fidelity Management & Research Company
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EQ/HIGH YIELD                           Seeks to achieve a high total return through a      o Alliance Capital Management L.P.
                                        combination of current income and capital           o Pacific Investment Management Company
                                        appreciation.                                         LLC (PIMCO)
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL EQUITY                 Seeks to replicate as closely as possible           o Alliance Capital Management, L.P.
 INDEX                                  (before deduction of Portfolio expenses) the
                                        total return of MSCI EAFE Index
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. MORGAN CORE BOND                Seeks to provide a high total return                o J.P. Morgan Investment Management Inc.
                                        consistent with moderate risk of capital and
                                        maintenance of liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH               Seeks long-term growth of capital.                  o Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE               Seeks capital appreciation.                         o Lazard Asset Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS                        Seeks long-term growth of capital.                  o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE                  Seeks capital appreciation and secondarily, income. o Mercury Advisors
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH                  Seeks to provide long-term capital growth.          o MFS Investment Management
 COMPANIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST                  Seeks long-term growth of capital with              o MFS Investment Management
                                        secondary objective to seek reasonable
                                        current income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET                         Seeks to obtain a high level of current income,     o Alliance Capital Management L.P.
                                        preserve its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME               Seeks capital growth. Current income is a secondary o Putnam Investment Management, LLC
 VALUE                                  objective.

------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM INTERNATIONAL                 Seeks capital appreciation.                         o Putnam Investment Management, LLC
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM VOYAGER                       Seeks long-term growth of capital and any increased o Putnam Investment Management, LLC income that results from this growth.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX                  Seeks to replicate as closely as possible           o Alliance Capital Management L.P.
                                        (before the deduction of Portfolio expenses)
                                        the total return of the Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------


Other important information about the portfolios is included in the prospectuses for each Trust attached at the end of this prospectus.


(4) THE TRUSTS' ANNUAL EXPENSES AND EXPENSE EXAMPLE

The following table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.

-----------------------------------------------------------------------------------------------------
Portfolio operating expenses expressed as an annual percentage of daily net assets
-----------------------------------------------------------------------------------------------------
                                                                                   Lowest     Highest
                                                                                   ------     -------
Total Annual Portfolio Operating Expenses for 2002 (expenses that are deducted
from Portfolio assets including management fees, 12b-1 fees, service fees, and/or   .57%       3.77%
other expenses)*


* Equitable Life, the manager of AXA Premier VIP Trust and EQ Advisers Trust, has entered into Expense Limitation Agreements with respect to cer tain Portfolios, which are effective through April 30, 2004. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. See the pro spectus for each applicable underlying Trust for more information about the arrangements. If the above table reflected these expense limitation arrangements then the lowest and highest figures would be as shown in the table below:


--------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses
for 2002 (expenses that are deducted from             Lowest         Highest
Portfolio assets including management                 ------         -------
fees, 12b-1 fees, service fees, and/or other           .57%           1.85%
expenses) after expense cap
--------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses
for 2002 (expenses that are deducted from
Portfolio assets including management
fees, 12b-1 fees, service fees, and/or other
expenses) after expense cap and after a                .43%           1.82%
portion of the brokerage commissions that
the Portfolio pays is used to reduce the
Portfolio's expenses.
--------------------------------------------------------------------------------


EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses.


The example below shows the expenses that a hypothetical contract owner (who has elected the Living Benefit with the enhanced death benefit that provides for the greater of the 6% Roll-up or the Annual Ratchet to age 85 and Protection Plus) would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $0.05 per $10,000. Some of these features may not be available or may be different under your contract.
Some of these charges may not be applicable under your contract.

The fixed maturity options, guaranteed interest option and the account for special dollar cost averaging are not covered by the fee table and examples. However, the annual administrative charge, the charge if you elect a Variable Immediate Annuity payout option, the charge for any optional benefits and the withdrawal charge do apply to the fixed maturity options, guaranteed interest option and the account for special dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed matu rity option. Some of these investment options and charges may not be applicable under your contract.

This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year and assumes the highest and lowest fees and expenses of any of the underlying trust portfolios. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


If you surrender your contract at the end of the applicable time period:


                                        1 year         3 years        5 years        10 years
Lowest                                  $ 1,193.13     $ 1,895.00     $ 2,650.76     $ 4,531.56
Highest                                 $ 1,536.41     $ 2,895.45     $ 4,236.91     $ 7,170.50

If you annuitize at the end of the applicable time period:


                                        1 year        3 years        5 years       10 years
Lowest                                  $   752.81     $ 1,589.67     $ 2,470.30   $ 4,881.56
Highest                                 $ 1,088.79     $ 2,545.62     $ 3,986.91   $ 7,520.50

If you do not surrender your contract at the end of the applicable time period:



                                        1 year        3 years        5 years       10 years
Lowest                                  $ 402.81     $ 1,239.67     $ 2,120.30     $ 4,531.56
Highest                                 $ 738.79     $ 2,195.62     $ 3,636.91     $ 7,170.50



(5) ACCESSING YOUR MONEY -- SUBSTANTIALLY EQUAL WITHDRAWALS

The IRS has recently issued guidance permitting an individual who had elected to receive substantially equal withdrawals to change without penalty from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year. You should consult your tax advisor for more information.


(6) TAX INFORMATION

BENEFICIARY CONTINUATION OPTION

We have received a private letter ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for NQ contracts. Among other things, the IRS rules that:

o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects Withdrawal Option 1 or Withdrawal Option
  2;

o scheduled payments, any additional withdrawals under Withdrawal Option 2, or contract surrenders under Withdrawal Option 1 will only be taxable to the beneficiary when amounts are actually paid, regardless of the Withdrawal Option selected by the beneficiary;

o a beneficiary who irrevocably elects scheduled payments with Withdrawal Option 1 will receive "excludable amount" tax treatment on scheduled payments. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extent it exceeds any remaining investment in the contract.

The ruling specifically does not address the taxation of any payments received by a beneficiary electing Withdrawal Option 2 (whether scheduled payments or any withdrawal that might be taken). There is no assurance that we will receive any further rulings addressing the tax consequences of payments under Withdrawal Option 2. Before electing the beneficiary continuation option feature, the individuals you designate as beneficiary or successor owner should discuss with their tax advisors the consequences of such elections.

The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.

REQUIRED MINIMUM DISTRIBUTIONS

Distributions must be made according to rules in the Code and Treasury Regulations and the terms of the plan. Treasury Regulations on required minimum distributions were proposed in 1987, revised in 2001 and finalized in 2002. The 2002 final Regulations apply beginning in January 2003. The 2002 final regulations include Temporary Regulations applicable to annuity contracts used to fund plans. Certain provisions of the Temporary Regulations concerning the actuarial value of additional contract benefits which could have increased the amount required to be distributed from contracts have been suspended for 2003. However, these or similar provisions may apply in future years. Under transitional rules, the 1987 and 2001 proposed regulations may continue to apply to annuity payments. Please consult your plan administrator and tax advisor concerning applicability of these complex rules to your situation.


(7) INVESTMENT PERFORMANCE


The following tables show the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.


The tables take into account the maximum current fees and charges applicable to all contracts to which this supplement applies, including any optional benefits charges, which may or may not be available under your contract. The tables do not reflect the charges designed to approximate certain taxes imposed on us, such as premium taxes in your state or any applicable annuity administrative fee. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes resulting in an estimated administrative charge, for the purpose of these tables, of $.005 per $1,000.


The results shown under "length of option period" are based on the actual historical investment experience of each variable investment option since its inception. The results shown under "length of portfolio period" include some periods when a variable investment option investing in the Portfolio had not yet commenced operations. For those periods, we adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment options been available.

For the "EQ/Alliance" portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology), we have adjusted the results prior to October 1996, when Class IB/B shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. Finally, the results shown for the EQ/Money Market and EQ/Alliance Common Stock options for period before March 22, 1985 reflect the results of the variable investment options that preceded them. The "Since portfolio inception" figures for these options are based on the inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the portfolios, as an assumed charge of 0.06% for direct operating expenses.


All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.

The performance information shown below and performance information that we advertise reflect past performance and does not indicate how the variable investment options may perform in the future. Such information also does not represent the results earned by any particular investor. Your results will differ.

                         TABLE FOR SEPARATE ACCOUNT 49
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2002:



-------------------------------------------------------------------------------------------------
                                                                Length of option period
                                                    ---------------------------------------------
                                                                                   Since option
Variable investment options                              1 Year        5 Years      inception*
-------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                                --             --             --
AXA Premier VIP Health Care                              --             --             --
AXA Premier VIP International Equity                     --             --             --
AXA Premier VIP Large Cap Core Equity                    --             --             --
AXA Premier VIP Large Cap Growth                         --             --             --
AXA Premier VIP Large Cap Value                          --             --             --
AXA Premier VIP Small/Mid Cap Growth                     --             --             --
AXA Premier VIP Small/Mid Cap Value                      --             --             --
AXA Premier VIP Technology                               --             --             --
EQ/Aggressive Stock ***                              (39.99)%       (17.15)%       (12.05)%
EQ/Alliance Common Stock ***                         (44.31)%       ( 8.59)%       ( 1.28)%
EQ/Alliance Growth and Income ***                        --             --             --
EQ/Alliance Intermediate Government Securities ***       --             --             --
EQ/Alliance International ***                            --             --             --
EQ/Alliance Premier Growth                           (42.15)%           --         (23.76)%
EQ/Alliance Quality Bond ***                             --             --             --
EQ/Alliance Small Cap Growth                         (41.27)%       ( 8.32)%       ( 3.02)%
EQ/Alliance Technology                               (51.54)%           --         (46.46)%
EQ/Balanced ***                                      (24.26)%       ( 1.38)%       (19.77)%
EQ/Bernstein Diversified Value                       (25.21)%           --         ( 2.94)%
EQ/Calvert Socially Responsible                      (37.63)%           --         (28.90)%
EQ/Capital Guardian International                    (26.53)%           --         (12.83)%
EQ/Capital Guardian Research                         (35.87)%           --         (10.40)%
EQ/Capital Guardian U.S. Equity                      (34.93)%           --         (11.57)%
EQ/Emerging Markets Equity                           (17.62)%       (10.55)%       (10.55)%
EQ/Equity 500 Index ***                              (33.67)%       ( 5.78)%          0.97%
EQ/Evergreen Omega                                   (35.34)%           --         (17.95)%
EQ/FI Mid Cap                                        (29.82)%           --         (20.84)%
EQ/FI Small/Mid Cap Value                            (26.14)%       ( 8.21)%       ( 8.41)%
EQ/High Yield ***                                    (14.74)%       ( 9.36)%       ( 4.15)%
EQ/International Equity Index                        (27.81)%           --         ( 7.66)%
EQ/J.P. Morgan Core Bond                             ( 2.49)%           --            2.71%
EQ/Janus Large Cap Growth                            (41.33)%           --         (37.32)%
EQ/Lazard Small Cap Value                            (25.38)%           --         ( 2.12)%
EQ/Marsico Focus                                     (23.12)%           --         ( 9.51)%
EQ/Mercury Basic Value Equity                        (28.10)%          1.12%          3.94%
EQ/MFS Emerging Growth Companies                     (45.33)%       ( 8.49)%       ( 3.85)%
EQ/MFS Investors Trust                               (32.40)%           --         (13.93)%
EQ/Money Market ***                                  (10.68)%       ( 0.49)%          0.79%
EQ/Putnam Growth & Income Value                      (30.41)%       ( 7.00)%       ( 3.45)%
EQ/Putnam International Equity                       (28.10)%       ( 2.51)%       ( 0.62)%
EQ/Putnam Voyager                                    (37.50)%       ( 8.83)%       ( 3.78)%
EQ/Small Company Index                               (32.24)%           --         ( 6.51)%
-------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------
                                                                    Length of portfolio period
                                                     --------------------------------------------------------
                                                                                                    Since
                                                                                                   portfolio
 Variable investment options                             3 Years        5 Years       10 Years    inception**
-------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                                --             --            --          ( 3.89)%
AXA Premier VIP Health Care                              --             --            --          (31.33)%
AXA Premier VIP International Equity                     --             --            --          (32.22)%
AXA Premier VIP Large Cap Core Equity                    --             --            --          (33.80)%
AXA Premier VIP Large Cap Growth                         --             --            --          (42.29)%
AXA Premier VIP Large Cap Value                          --             --            --          (31.23)%
AXA Premier VIP Small/Mid Cap Growth                     --             --            --          (48.01)%
AXA Premier VIP Small/Mid Cap Value                      --             --            --          (36.46)%
AXA Premier VIP Technology                               --             --            --          (53.34)%
EQ/Aggressive Stock ***                              (30.64)%       (17.15)%       (2.56)%           6.19%
EQ/Alliance Common Stock ***                         (27.60)%       ( 8.59)%         4.62%           8.60%
EQ/Alliance Growth and Income ***                    (11.72)%           --                           5.69%
EQ/Alliance Intermediate Government Securities ***      2.78%           --           2.39%           2.98%
EQ/Alliance International ***                        (26.70)%           --            --          ( 4.48)%
EQ/Alliance Premier Growth                           (32.89)%           --            --          (23.76)%
EQ/Alliance Quality Bond ***                            3.33%           --            --             2.36%
EQ/Alliance Small Cap Growth                         (18.27)%       ( 8.32)%          --          ( 3.02)%
EQ/Alliance Technology                                                  --            --          (46.46)%
EQ/Balanced ***                                      (11.88)%       ( 1.38)%         2.59%           5.93%
EQ/Bernstein Diversified Value                       (10.64)%           --            --          ( 2.94)%
EQ/Calvert Socially Responsible                      (22.20)%           --            --          (18.36)%
EQ/Capital Guardian International                    (25.86)%           --            --          (12.83)%
EQ/Capital Guardian Research                         (14.20)%           --            --          (10.40)%
EQ/Capital Guardian U.S. Equity                      (14.53)%           --            --          (11.57)%
EQ/Emerging Markets Equity                           (26.58)%       (10.55)%          --          (14.52)%
EQ/Equity 500 Index ***                              (21.95)%       ( 5.78)%          --             2.40%
EQ/Evergreen Omega                                   (25.04)%           --            --          (17.95)%
EQ/FI Mid Cap                                            --             --            --          (21.03)%
EQ/FI Small/Mid Cap Value                            ( 8.32)%       ( 8.21)%          --          ( 4.03)%
EQ/High Yield ***                                    (10.04)%       ( 9.36)%         1.89%           3.04%
EQ/International Equity Index                        (27.14)%           --            --          ( 7.66)%
EQ/J.P. Morgan Core Bond                                4.05%           --            --             2.71%
EQ/Janus Large Cap Growth                                --             --            --          (37.47)%
EQ/Lazard Small Cap Value                               0.72%           --            --          ( 2.12)%
EQ/Marsico Focus                                         --             --            --          ( 9.19)%
EQ/Mercury Basic Value Equity                        ( 6.47)%          1.12%          --             3.94%
EQ/MFS Emerging Growth Companies                     (38.51)%       ( 8.49)%          --          ( 3.85)%
EQ/MFS Investors Trust                               (19.76)%           --            --          (13.93)%
EQ/Money Market ***                                  ( 2.24)%       ( 0.49)%         0.52%           2.51%
EQ/Putnam Growth & Income Value                      (13.24)%       ( 7.00)%          --          ( 3.45)%
EQ/Putnam International Equity                       (24.17)%       ( 2.51)%          --          ( 0.62)%
EQ/Putnam Voyager                                    (30.93)%       ( 8.83)%          --          ( 3.78)%
EQ/Small Company Index                               (14.36)%           --            --          ( 6.51)%
-------------------------------------------------------------------------------------------------------------



* The variable investment option inception dates are: EQ/Aggressive Stock, EQ/Alliance Common Stock, EQ/Money Market, EQ/Equity 500 Index and EQ/High Yield (October 16, 1996); EQ/Alliance Small Cap Growth, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May 1, 1997); EQ/Emerging Markets Equity (December 31, 1997); EQ/Bernstein Diversified Value, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap, EQ/FI Small/Mid Cap Value and EQ/Janus Large Cap Growth (September 5, 2000); EQ/Balanced (May 18, 2001); EQ/Calvert Socially Responsible and EQ/Marsico Focus (September 4, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP Technology, EQ/Alliance Growth and

     Income, EQ/Alliance International, EQ/Alliance Quality Bond; (January 14,
     2002); EQ/Alliance Intermediate Government Securities (April 1, 2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2001.

**   The portfolio inception dates are: EQ/Alliance Common Stock (January 13,
     1976); EQ/Money Market (July 13, 1981); EQ/Aggressive Stock and EQ/Balanced (January 27, 1986); EQ/High Yield (January 2, 1987); EQ/Alliance Intermediate Government Securities (April 1, 1991); EQ/Alliance Growth and Income and EQ/Alliance Quality Bond (October 1, 1993); EQ/Equity 500 Index (March 1, 1994); EQ/Alliance International (April 3, 1995); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May 1, 1997); EQ/Emerging Markets Equity (August 20, 1997); EQ/Bernstein Diversified Value, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Calvert Socially Responsible (September 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap and EQ/Janus Large Cap Growth (September 1, 2000); EQ/Marsico Focus (August 31, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2001.

*** In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessors that it may have had. The inception dates for these portfolios are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999.

                         TABLE FOR SEPARATE ACCOUNT 45
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2002:



--------------------------------------------------------------------------------------------------
                                                                Length of option period
                                                     ---------------------------------------------
                                                                                     Since option
 Variable investment options                              1 Year        5 Years       inception*
--------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                                --             --              --
AXA Premier VIP Health Care                              --             --              --
AXA Premier VIP International Equity                     --             --              --
AXA Premier VIP Large Cap Core Equity                    --             --              --
AXA Premier VIP Large Cap Growth                         --             --              --
AXA Premier VIP Large Cap Value                          --             --              --
AXA Premier VIP Small/Mid Cap Growth                     --             --              --
AXA Premier VIP Small/Mid Cap Value                      --             --              --
AXA Premier VIP Technology                               --             --              --
EQ/Aggressive Stock ***                              (38.46)%       (14.40)%        ( 3.29)%
EQ/Alliance Common Stock ***                         (42.84)%       ( 6.59)%           4.14%
EQ/Alliance Growth and Income ***                    (30.99)%          1.10%           8.08%
EQ/Alliance Intermediate Government Securities ***   ( 1.71)%          3.79%           4.42%
EQ/Alliance International ***                        (20.10)%       ( 7.08)%        ( 3.01)%
EQ/Alliance Premier Growth                           (40.70)%           --          (20.63)%
EQ/Alliance Quality Bond ***                             --             --              --
EQ/Alliance Small Cap Growth                         (39.78)%       ( 6.24)%        ( 1.36)%
EQ/Alliance Technology                               (50.18)%           --          (45.45)%
EQ/Balanced ***                                      (22.61)%          0.40%        (18.31)%
EQ/Bernstein Diversified Value                       (23.51)%           --          (16.47)%
EQ/Calvert Socially Responsible                      (36.07)%           --          (27.31)%
EQ/Capital Guardian International                        --             --              --
EQ/Capital Guardian Research                         (34.38)%           --          ( 8.03)%
EQ/Capital Guardian U.S. Equity                      (33.34)%           --          ( 9.13)%
EQ/Emerging Markets Equity                           (15.95)%       ( 8.13)%        (10.25)%
EQ/Equity 500 Index ***                              (32.08)%       ( 3.88)%           6.14%
EQ/Evergreen Omega                                   (33.66)%           --          (15.11)%
EQ/FI Mid Cap                                        (28.22)%           --          (19.77)%
EQ/FI Small/Mid Cap Value                            (24.56)%       ( 5.92)%        ( 2.15)%
EQ/High Yield ***                                    (13.01)%       ( 6.95)%           1.40%
EQ/International Equity Index                        (27.66)%           --          ( 7.85)%
EQ/J.P. Morgan Core Bond                                 --             --              --
EQ/Janus Large Cap Growth                            (39.90)%           --          (36.18)%
EQ/Lazard Small Cap Value                                --             --              --
EQ/Marsico Focus                                     (21.46)%           --          ( 7.94)%
EQ/Mercury Basic Value Equity                        (26.48)%          2.82%           5.35%
EQ/MFS Emerging Growth Companies                     (43.80)%       ( 6.60)%        ( 2.28)%
EQ/MFS Investors Trust                               (30.69)%           --          (11.37)%
EQ/Money Market ***                                  ( 8.88)%          1.40%           2.27%
EQ/Putnam Growth & Income Value                      (28.83)%       ( 4.94)%        ( 1.72)%
EQ/Putnam International Equity                           --             --              --
EQ/Putnam Voyager                                        --             --              --
EQ/Small Company Index                               (30.67)%           --          ( 4.44)%
--------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------
                                                                    Length of portfolio period
                                                    ---------------------------------------------------------
                                                                                                    Since
                                                                                                  portfolio
 Variable investment options                             3 Years        5 Years       10 Years    inception**
-------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                                --             --            --          ( 2.13)%
AXA Premier VIP Health Care                              --             --            --          (29.67)%
AXA Premier VIP International Equity                     --             --            --          (30.57)%
AXA Premier VIP Large Cap Core Equity                    --             --            --          (32.27)%
AXA Premier VIP Large Cap Growth                         --             --            --          (40.75)%
AXA Premier VIP Large Cap Value                          --             --            --          (29.57)%
AXA Premier VIP Small/Mid Cap Growth                     --             --            --          (46.64)%
AXA Premier VIP Small/Mid Cap Value                      --             --            --          (34.96)%
AXA Premier VIP Technology                               --             --            --          (51.93)%
EQ/Aggressive Stock ***                              (29.57)%       (14.40)%       (1.31)%           7.01%
EQ/Alliance Common Stock ***                         (26.58)%       ( 6.59)%         5.61%           9.50%
EQ/Alliance Growth and Income ***                    (10.81)%          1.10%          --             6.83%
EQ/Alliance Intermediate Government Securities ***      3.76%          3.79%         3.84%           4.40%
EQ/Alliance International ***                        (25.53)%       ( 7.08)%          --          ( 2.83)%
EQ/Alliance Premier Growth                           (31.80)%           --            --          (20.63)%
EQ/Alliance Quality Bond ***                            4.33%          3.83%          --             3.81%
EQ/Alliance Small Cap Growth                         (17.37)%       ( 6.24)%          --          ( 1.36)%
EQ/Alliance Technology                                   --             --            --          (45.45)%
EQ/Balanced ***                                      (10.90)%          0.40%         3.87%           6.92%
EQ/Bernstein Diversified Value                       ( 9.65)%           --            --          ( 1.05)%
EQ/Calvert Socially Responsible                      (21.20)%           --            --          (15.51)%
EQ/Capital Guardian International                    (24.70)%           --            --          (10.39)%
EQ/Capital Guardian Research                         (13.30)%           --            --          ( 8.03)%
EQ/Capital Guardian U.S. Equity                      (13.55)%           --            --          ( 9.13)%
EQ/Emerging Markets Equity                           (25.27)%       ( 8.13)%          --          (11.54)%
EQ/Equity 500 Index ***                              (20.93)%       ( 3.88)%          --             6.54%
EQ/Evergreen Omega                                   (23.97)%           --            --          (15.11)%
EQ/FI Mid Cap                                            --             --            --          (20.08)%
EQ/FI Small/Mid Cap Value                            ( 7.37)%       ( 5.92)%          --          ( 2.15)%
EQ/High Yield ***                                    ( 8.99)%       ( 6.95)%         3.13%           4.35%
EQ/International Equity Index                        (26.97)%           --            --          ( 7.85)%
EQ/J.P. Morgan Core Bond                                5.01%           --            --             4.50%
EQ/Janus Large Cap Growth                                --             --            --          (36.45)%
EQ/Lazard Small Cap Value                              1.65%            --            --          ( 0.14)%
EQ/Marsico Focus                                         --             --            --          ( 7.65)%
EQ/Mercury Basic Value Equity                        ( 5.56)%          2.82%          --             5.35%
EQ/MFS Emerging Growth Companies                     (37.33)%       ( 6.60)%          --          ( 2.28)%
EQ/MFS Investors Trust                               (18.76)%           --            --          (11.37)%
EQ/Money Market ***                                  ( 1.26)%          1.40%         2.04%           4.05%
EQ/Putnam Growth & Income Value                      (12.30)%       ( 4.94)%          --          ( 1.72)%
EQ/Putnam International Equity                       (23.10)%       ( 0.77)%          --             0.93%
EQ/Putnam Voyager                                    (29.82)%       ( 6.83)%          --          ( 2.16)%
EQ/Small Company Index                               (13.39)%           --            --          ( 4.44)%
-------------------------------------------------------------------------------------------------------------



* The variable option inception dates are: EQ/Aggressive Stock, EQ/Alliance Common Stock, EQ/Alliance Growth and Income, EQ/Alliance Intermediate Government Securities, EQ/Alliance International, EQ/Money Market, EQ/Equity 500 Index and EQ/High Yield (May 1, 1995); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies and EQ/Putnam Growth & Income Value (May 1,
     1997); EQ/Emerging Markets Equity (September 2, 1997); EQ/International Equity Index and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap and EQ/Janus Large Cap Growth (September 5, 2000); EQ/Balanced and EQ/Bernstein Diversified Value (May 18, 2001); EQ/Calvert Socially Responsible and EQ/Marsico Focus (September 4, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA

     Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP Technology, EQ/Alliance Quality Bond, EQ/Capital Guardian International, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value, EQ/Putnam International Equity and EQ/Putnam Voyager (January 14, 2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2001.


**   The portfolio inception dates are: EQ/Alliance Common Stock (January 13,
     1976); EQ/Money Market (July 13, 1981); EQ/Aggressive Stock and EQ/Balanced (January 27, 1986); EQ/High Yield (January 2, 1987); EQ/Alliance Intermediate Government Securities (April 1, 1991); EQ/Alliance Growth and Income and EQ/Alliance Quality Bond (October 1, 1993); EQ/Equity 500 Index (March 1, 1994); EQ/Alliance International (April 3, 1995); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May 1, 1997); EQ/Emerging Markets Equity (August 20, 1997); EQ/Bernstein Diversified Value, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Calvert Socially Responsible (September 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap and EQ/Janus Large Cap Growth (September 1, 2000); EQ/Marsico Focus (August 31, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2001.

*** In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessors that it may have had. The inception dates for these portfolios are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999.


(8) UPDATED INFORMATION ON EQUITABLE LIFE

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, "The Equitable Companies Incorporated"). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $415.31 billion in assets as of December 31, 2002. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.


(9) APPLICABLE ONLY TO CONTRACTS WITH THE GENERAL INTEREST OPTION

From time to time we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest account causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.

(10) CONDENSED FINANCIAL INFORMATION

The following table sets forth the unit values and number of units outstanding at the year end for each variable investment option, except those options offered for the first time after December 31, 2002. The table shows unit values based on the lowest and highest charges that would apply to any contract or investment option to which this supplement relates, including the lowest and highest charges that would apply to the underlying portfolios. Therefore, if your contract has different charges or features than those assumed, your unit values will be different than those shown. Please refer to the SAI for a complete presentation of the unit values and units outstanding. The table also shows the total number of units outstanding for all contracts to which this supplement relates.

The unit values and number of units outstanding shown below are for contracts offered under Separate Accounts 45 and 49 with the same daily asset charges of 0.50%.

Unit values and number of units outstanding at year end for each variable investment option, except for those options being offered for the first time after December 31, 2002.



-------------------------------------------------------------------------------------------------
                                                                  For the years ending
                                                                      December 31,
                                                             ------------------------------------
                                                                 2002       2001        2000
-------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
  Unit value                                                 $ 10.76         --          --
  Separate Account 45 number of units outstanding (000's)          2         --          --
  Separate Account 49 number of units outstanding (000's)         --         --          --
-------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
  Unit value                                                 $  7.97         --          --
  Separate Account 45 number of units outstanding (000's)         --         --          --
  Separate Account 49 number of units outstanding (000's)         --         --          --
-------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
  Unit value                                                 $  7.87         --          --
  Separate Account 45 number of units outstanding (000's)          1         --          --
  Separate Account 49 number of units outstanding (000's)         --         --          --
-------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
  Unit value                                                 $  7.71         --          --
  Separate Account 45 number of units outstanding (000's)          2         --          --
  Separate Account 49 number of units outstanding (000's)         --         --          --
-------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
  Unit value                                                 $  6.84         --          --
  Separate Account 45 number of units outstanding (000's)          3         --          --
  Separate Account 49 number of units outstanding (000's)         --         --          --
-------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
  Unit value                                                 $  7.98         --          --
  Separate Account 45 number of units outstanding (000's)         --         --          --
  Separate Account 49 number of units outstanding (000's)         --         --          --
-------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Growth
  Unit value                                                 $  6.25         --          --
  Separate Account 45 number of units outstanding (000's)          3         --          --
  Separate Account 49 number of units outstanding (000's)         --         --          --
-------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
  Unit value                                                 $  7.43         --          --
  Separate Account 45 number of units outstanding (000's)          1         --          --
  Separate Account 49 number of units outstanding (000's)         --         --          --
-------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
  Unit value                                                 $  5.71         --          --
  Separate Account 45 number of units outstanding (000's)         --         --          --
  Separate Account 49 number of units outstanding (000's)         --         --          --
-------------------------------------------------------------------------------------------------
 EQ/Aggressive Stock
  Unit value                                                 $ 41.54    $ 58.69     $ 78.83
  Separate Account 45 number of units outstanding (000's)         --         --          --
  Separate Account 49 number of units outstanding (000's)         --         --          --
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                                              For the years ending December 31,
                                                            -------------------------------------
                                                               2002         2001         2000
-------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
  Unit value                                                  $ 180.32     $ 271.84     $ 306.09
  Separate Account 45 number of units outstanding (000's)            7           --           --
  Separate Account 49 number of units outstanding (000's)           --           --           --
-------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
  Unit value                                                  $  21.46     $  27.40           --
  Separate Account 45 number of units outstanding (000's)            5            4           --
  Separate Account 49 number of units outstanding (000's)           --           --           --
-------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
  Unit value                                                  $  20.36     $  18.84           --
  Separate Account 45 number of units outstanding (000's)           10            8           --
  Separate Account 49 number of units outstanding (000's)           --           --           --
-------------------------------------------------------------------------------------------------
 EQ/Alliance International
  Unit value                                                  $   9.14     $  10.22           --
  Separate Account 45 number of units outstanding (000's)            4            3           --
  Separate Account 49 number of units outstanding (000's)           --           --           --
-------------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth
  Unit value                                                  $   4.99     $   7.29     $   9.63
  Separate Account 45 number of units outstanding (000's)            4            3           --
  Separate Account 49 number of units outstanding (000's)           --           --           --
-------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
  Unit value                                                  $  16.46           --           --
  Separate Account 45 number of units outstanding (000's)            6           --           --
  Separate Account 49 number of units outstanding (000's)           --           --           --
-------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
  Unit value                                                  $  10.32     $  14.86     $  17.22
  Separate Account 45 number of units outstanding (000's)           11            4           --
  Separate Account 49 number of units outstanding (000's)           --           --           --
-------------------------------------------------------------------------------------------------
 EQ/Alliance Technology
  Unit value                                                  $   2.95     $   5.00     $   6.65
  Separate Account 45 number of units outstanding (000's)           37            9           --
  Separate Account 49 number of units outstanding (000's)           --           --           --
-------------------------------------------------------------------------------------------------
 EQ/Balanced
  Unit value                                                  $  40.59     $  46.74           --
  Separate Account 45 number of units outstanding (000's)            3            3           --
  Separate Account 49 number of units outstanding (000's)           --           --           --
-------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
  Unit value                                                  $  10.58     $  12.31     $  12.01
  Separate Account 45 number of units outstanding (000's)           15           10           --
  Separate Account 49 number of units outstanding (000's)           --           --           --
-------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
  Unit value                                                  $   6.48     $   8.85           --
  Separate Account 45 number of units outstanding (000's)           --           --           --
  Separate Account 49 number of units outstanding (000's)           --           --           --
-------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
  Unit value                                                  $   7.52     $   8.90     $  11.30
  Separate Account 45 number of units outstanding (000's)           --           --           --
  Separate Account 49 number of units outstanding (000's)           --           --           --
-------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
  Unit value                                                  $   8.22     $  10.97     $  11.25
  Separate Account 45 number of units outstanding (000's)            6           --           --
  Separate Account 49 number of units outstanding (000's)           --           --           --
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                                              For the years ending December 31,
                                                            -------------------------------------
                                                              2002         2001         2000
-------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
  Unit value                                                 $  7.89    $ 10.39     $ 10.66
  Separate Account 45 number of units outstanding (000's)         13          1          --
  Separate Account 49 number of units outstanding (000's)         --         --          --
-------------------------------------------------------------------------------------------------
 EQ/Emerging Markets Equity
  Unit value                                                 $  5.94    $  6.34     $  6.72
  Separate Account 45 number of units outstanding (000's)         11          2          --
  Separate Account 49 number of units outstanding (000's)         --         --          --
-------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
  Unit value                                                 $ 20.16    $ 26.11     $ 29.88
  Separate Account 45 number of units outstanding (000's)         62          1          --
  Separate Account 49 number of units outstanding (000's)         --         --          --
-------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
  Unit value                                                 $  5.99    $  7.92          --
  Separate Account 45 number of units outstanding (000's)         --         --          --
  Separate Account 49 number of units outstanding (000's)         --         --          --
-------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
  Unit value                                                 $  7.01    $  8.64     $ 10.03
  Separate Account 45 number of units outstanding (000's)        582          6          --
  Separate Account 49 number of units outstanding (000's)         --         --          --
-------------------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
  Unit value                                                 $  9.89    $ 11.66     $ 11.27
  Separate Account 45 number of units outstanding (000's)        416         13          --
  Separate Account 49 number of units outstanding (000's)         --         --          --
-------------------------------------------------------------------------------------------------
 EQ/High Yield
  Unit value                                                 $ 26.08    $ 27.00     $ 26.95
  Separate Account 45 number of units outstanding (000's)          2          2          --
  Separate Account 49 number of units outstanding (000's)         --         --          --
-------------------------------------------------------------------------------------------------
 EQ/International Equity Index
  Unit value                                                 $  7.53    $  9.21     $ 12.42
  Separate Account 45 number of units outstanding (000's)          6          5          --
  Separate Account 49 number of units outstanding (000's)         --         --          --
-------------------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
  Unit value                                                 $ 13.80    $ 12.65     $ 11.78
  Separate Account 45 number of units outstanding (000's)          1         --          --
  Separate Account 49 number of units outstanding (000's)         --         --          --
-------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
  Unit value                                                 $  4.47    $  6.45     $  8.42
  Separate Account 45 number of units outstanding (000's)         13         10          --
  Separate Account 49 number of units outstanding (000's)         --         --          --
-------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
  Unit value                                                 $ 11.08    $ 12.93     $ 11.04
  Separate Account 45 number of units outstanding (000's)          7         --          --
  Separate Account 49 number of units outstanding (000's)         --         --          --
-------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
  Unit value                                                 $ 10.01    $ 11.37          --
  Separate Account 45 number of units outstanding (000's)          2         --          --
  Separate Account 49 number of units outstanding (000's)         --         --          --
-------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
  Unit value                                                 $ 14.84    $ 17.90          --
  Separate Account 45 number of units outstanding (000's)        185          1          --
  Separate Account 49 number of units outstanding (000's)         --         --          --
--------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                                              For the years ending December 31,
                                                            -------------------------------------
                                                                  2002         2001         2000
-------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
  Unit value                                                  $ 9.77    $ 14.96     $ 22.79
  Separate Account 45 number of units outstanding (000's)         --         --          --
  Separate Account 49 number of units outstanding (000's)         --         --          --
-------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
  Unit value                                                  $ 7.02    $  8.94     $ 10.69
  Separate Account 45 number of units outstanding (000's)         13          2          --
  Separate Account 49 number of units outstanding (000's)         --         --          --
-------------------------------------------------------------------------------------------------
 EQ/Money Market
  Unit value                                                  $34.34    $ 34.09     $ 33.08
  Separate Account 45 number of units outstanding (000's)          1         19          --
  Separate Account 49 number of units outstanding (000's)         --        124          --
-------------------------------------------------------------------------------------------------
 EQ/Putnam Growth & Income Value
  Unit value                                                  $10.13    $ 12.57     $ 13.56
  Separate Account 45 number of units outstanding (000's)         --         --          --
  Separate Account 49 number of units outstanding (000's)         --         --          --
-------------------------------------------------------------------------------------------------
 EQ/Putnam International Equity
  Unit value                                                  $11.70    $ 14.10     $ 18.06
  Separate Account 45 number of units outstanding (000's)          8         --          --
  Separate Account 49 number of units outstanding (000's)         --         --          --
-------------------------------------------------------------------------------------------------
 EQ/Putnam Voyager
  Unit value                                                  $ 9.84    $ 13.43     $ 17.87
  Separate Account 45 number of units outstanding (000's)          1         --          --
  Separate Account 49 number of units outstanding (000's)         --         --          --
-------------------------------------------------------------------------------------------------
 EQ/Small Company Index
  Unit value                                                  $ 8.97    $ 11.40     $ 11.22
  Separate Account 45 number of units outstanding (000's)          1          1          --
  Separate Account 49 number of units outstanding (000's)         --         --          --
-------------------------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account 49 with the same daily asset charges of 1.90%.

Unit values and number of units outstanding at year end for each variable investment option, except for those options being offered for the first time after December 31, 2002.




--------------------------------------------------------------------------------------------
                                                       For the years ending December 31,
                                                       ---------------------------------
                                                              2002        2001
--------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
  Unit value                                                  $ 10.61         --
  Separate Account 49 number of units outstanding (000's)          13         --
--------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
  Unit value                                                  $  7.85         --
  Separate Account 49 number of units outstanding (000's)           3         --
--------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
  Unit value                                                  $  7.76         --
  Separate Account 49 number of units outstanding (000's)           7         --
--------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
  Unit value                                                  $  7.60         --
  Separate Account 49 number of units outstanding (000's)          17         --
--------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
  Unit value                                                  $  6.75         --
  Separate Account 49 number of units outstanding (000's)          39         --
--------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
  Unit value                                                  $  7.86         --
  Separate Account 49 number of units outstanding (000's)          30         --
--------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Growth
  Unit value                                                  $  6.16         --
  Separate Account 49 number of units outstanding (000's)          34         --
--------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
  Unit value                                                  $  7.33         --
  Separate Account 49 number of units outstanding (000's)          25         --
--------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
  Unit value                                                  $  5.63         --
  Separate Account 49 number of units outstanding (000's)           4         --
--------------------------------------------------------------------------------------------
 EQ/Aggressive Stock
  Unit value                                                  $ 32.67   $  46.83
  Separate Account 49 number of units outstanding (000's)          --         --
--------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
  Unit value                                                  $123.15   $ 188.32
  Separate Account 49 number of units outstanding (000's)           3          1
--------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
  Unit value                                                  $ 18.83         --
  Separate Account 49 number of units outstanding (000's)          10         --
--------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
  Unit value                                                  $ 17.23         --
  Separate Account 49 number of units outstanding (000's)           2         --
--------------------------------------------------------------------------------------------
 EQ/Alliance International
  Unit value                                                  $  8.19         --
  Separate Account 49 number of units outstanding (000's)          --         --
--------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth
  Unit value                                                  $  4.74   $   7.02
  Separate Account 49 number of units outstanding (000's)         108         27
--------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
  Unit value                                                  $ 14.44         --
  Separate Account 49 number of units outstanding (000's)          28         --
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                                                       For the years ending December 31,
                                                       ---------------------------------
                                                              2002        2001
--------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
  Unit value                                                  $ 9.52     $ 13.91
  Separate Account 49 number of units outstanding (000's)         31           7
--------------------------------------------------------------------------------------------
 EQ/Alliance Technology
  Unit value                                                  $ 2.84     $  4.88
  Separate Account 49 number of units outstanding (000's)         14           5
--------------------------------------------------------------------------------------------
 EQ/Balanced
  Unit value                                                  $31.93     $ 37.29
  Separate Account 49 number of units outstanding (000's)          7           4
--------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
  Unit value                                                  $ 9.86     $ 11.64
  Separate Account 49 number of units outstanding (000's)         66          16
--------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
  Unit value                                                  $ 6.18     $  8.56
  Separate Account 49 number of units outstanding (000's)         --          --
--------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
  Unit value                                                  $ 7.14     $  8.57
  Separate Account 49 number of units outstanding (000's)         48          41
--------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
  Unit value                                                  $ 7.80     $ 10.56
  Separate Account 49 number of units outstanding (000's)         37          13
--------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
  Unit value                                                  $ 7.49     $ 10.00
  Separate Account 49 number of units outstanding (000's)         40          21
--------------------------------------------------------------------------------------------
 EQ/Emerging Markets Equity
  Unit value                                                  $ 5.50     $  5.96
  Separate Account 49 number of units outstanding (000's)         --          --
--------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
  Unit value                                                  $17.79     $ 23.37
  Separate Account 49 number of units outstanding (000's)         29          11
--------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
  Unit value                                                  $ 5.66     $  7.59
  Separate Account 49 number of units outstanding (000's)          4          --
--------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
  Unit value                                                  $ 6.78     $  8.48
  Separate Account 49 number of units outstanding (000's)         25           5
--------------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
  Unit value                                                  $ 9.13     $ 10.91
  Separate Account 49 number of units outstanding (000's)         40          14
--------------------------------------------------------------------------------------------
 EQ/High Yield
  Unit value                                                  $20.79     $ 21.83
  Separate Account 49 number of units outstanding (000's)          7          --
--------------------------------------------------------------------------------------------
 EQ/International Equity Index
  Unit value                                                  $ 7.01     $  8.71
  Separate Account 49 number of units outstanding (000's)         15          26
--------------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
  Unit value                                                  $12.85     $ 11.96
  Separate Account 49 number of units outstanding (000's)         73          31
--------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
  Unit value                                                  $ 4.33     $  6.33
  Separate Account 49 number of units outstanding (000's)         47           6
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                                                       For the years ending December 31,
                                                       ---------------------------------
                                                              2002        2001
--------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
  Unit value                                                  $ 10.33    $ 12.22
  Separate Account 49 number of units outstanding (000's)          43         14
--------------------------------------------------------------------------------------------
 EQ/Marsico Focus
  Unit value                                                  $  9.82    $ 11.32
  Separate Account 49 number of units outstanding (000's)           3          2
--------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
  Unit value                                                  $ 13.70    $ 16.76
  Separate Account 49 number of units outstanding (000's)          34          9
--------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
  Unit value                                                  $  9.02    $ 14.00
  Separate Account 49 number of units outstanding (000's)           2          1
--------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
  Unit value                                                  $  6.64    $  8.56
  Separate Account 49 number of units outstanding (000's)          15          6
--------------------------------------------------------------------------------------------
 EQ/Money Market
  Unit value                                                  $ 25.34    $ 25.51
  Separate Account 49 number of units outstanding (000's)         115        217
--------------------------------------------------------------------------------------------
 EQ/Putnam Growth & Income Value
  Unit value                                                  $  9.34    $ 11.77
  Separate Account 49 number of units outstanding (000's)          29         19
--------------------------------------------------------------------------------------------
 EQ/Putnam International Equity
  Unit value                                                  $ 10.80    $ 13.20
  Separate Account 49 number of units outstanding (000's)          15         18
--------------------------------------------------------------------------------------------
 EQ/Putnam Voyager
  Unit value                                                  $  9.08    $ 12.57
  Separate Account 49 number of units outstanding (000's)           8          4
--------------------------------------------------------------------------------------------
 EQ/Small Company Index
  Unit value                                                  $  8.35    $ 10.77
  Separate Account 49 number of units outstanding (000's)          14          1
--------------------------------------------------------------------------------------------

Appendix

--------------------------------------------------------------------------------


Dates of previous Prospectuses and Supplements



------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Product Distributor
                                 ---------------------------------------------------------------------------------------------------
                                  AXA Advisors                                        AXA Distributors
                                 ---------------------------------------------------------------------------------------------------
                                  Prospectus and                                      Prospectus and
Product Name                      SAI Dates      Supplement Dates                     SAI Dates      Supplement Dates
------------------------------------------------------------------------------------------------------------------------------------
                                  4/7/95         7/1/95; 9/28/95                      4/7/95         7/1/95; 9/28/95
o Income Manager                  11/1/95                                             11/1/95
  Accumulator(R)                  5/1/96                                              10/16/96       2/10/97
                                  10/17/96       2/10/97                              5/1/97         5/1/97
o Income Manager(R)               5/1/97         5/1/97; 12/31/97; 5/1/98;            8/1/97
  Rollover IRA                                   1/4/99; 5/1/99; 5/1/00; 6/23/00;     12/31/97       12/31/97; 5/1/98;
                                                 9/1/00; 2/9/01; 9/1/01; 1/14/02;                    1/4/99; 5/1/99; 5/1/00; 9/1/00;
                                                 2/22/02; 7/15/02; 8/20/02; 1/6/03;                  2/9/01; 9/1/01; 1/14/02;
                                                 2/20/03                                             2/22/02; 7/15/02; 8/20/02;
                                  ----------------------------------------------------               1/6/03; 2/20/03
                                  12/31/97       12/31/97; 5/1/98; 1/4/99; 5/1/99;
                                                 5/1/00; 6/23/00; 9/1/00; 2/9/01;
                                                 9/1/01; 1/14/02; 2/22/02; 7/15/02;
                                                 8/20/02; 1/6/03; 2/20/03
------------------------------------------------------------------------------------------------------------------------------------
o Equitable Accumulator(R)        5/1/98         5/1/98; 6/18/98; 11/30/98            10/1/97(2)
  (IRA, NQ and QP)                (Accumulator   5/1/99; 5/1/00; 9/1/00; 2/9/01;      12/31/97(2)
                                  only)          9/1/01; 1/14/02; 2/22/02; 7/15/02;   5/1/98         5/1/98; 6/18/98; 11/30/98;
o Equitable Accumulator(R)        5/1/99         8/20/02; 1/6/03; 2/20/03                            5/1/99; 5/1/00; 9/1/00; 2/9/01;
  Select(SM) (IRA, NQ, QP)                                                                           9/1/01; 1/14/02; 2/22/02;
                                                                                                     7/15/02; 8/20/02; 1/6/03;
                                                                                                     2/20/03
------------------------------------------------------------------------------------------------------------------------------------
o Equitable Accumulator(R)        10/18/99(3)    3/20/00; 5/1/00; 6/23/00; 9/1/00;    5/1/99
  Select(SM)                                     2/9/01; 9/1/01; 10/13/00; 1/14/02;   10/18/99       3/20/00; 5/1/00; 9/1/00;
                                                 2/22/02; 7/15/02; 8/20/02; 1/6/03;                  10/13/00; 2/9/01; 9/1/01;
o Equitable Accumulator(R)                       2/20/03                                             1/14/02; 2/22/02; 7/15/02;
                                                                                                     8/20/02; 1/6/03; 2/20/03
o Equitable Accumulator Select    --------------------------------------------------------------------------------------------------
  (2002 Series)                   5/1/00(3)      3/20/00; 6/23/00; 9/1/00; 9/6/00;    5/1/00         3/20/00; 9/1/00; 9/6/00;
                                                 2/9/01; 9/1/01; 10/13/00; 1/14/02;                  10/13/00; 2/9/01; 9/1/01;
o Equitable Accumulator (2002                    2/22/02; 7/15/02; 8/20/02; 1/6/03;                  1/14/02; 2/22/02; 7/15/02;
  Series)                                        2/20/03                                             8/20/02; 1/6/03; 2/20/03
                                  --------------------------------------------------------------------------------------------------
                                  5/1/01(3)      5/1/01(1); 7/30/01; 9/1/01;          5/1/01         5/1/01(1); 7/30/01(5);
                                                 10/1/01(6); 12/14/01; 1/14/02;                      9/1/01; 10/1/01(6); 12/14/01;
                                                 2/22/02; 7/15/02; 8/20/02; 1/6/03;                  1/14/02; 2/22/02; 7/15/02;
                                                 2/20/03                                             8/20/02; 1/6/03; 2/20/03
                                  --------------------------------------------------------------------------------------------------
                                  8/13/01(2)     9/1/01; 10/1/01(6); 12/14/01;        N/A            N/A
                                                 1/14/02; 2/22/02; 7/15/02; 8/20/02;
                                                 1/6/03; 2/20/03
                                  --------------------------------------------------------------------------------------------------
                                  4/1/02(4)      4/3/02; 5/20/02(7); 6/7/02(2);       4/1/02(4)      4/3/02; 5/20/02(7); 6/7/02(2);
                                                 7/15/02; 8/5/02(5); 8/20/02;                        7/15/02; 8/5/02(5); 8/20/02;
                                                 11/11/02; 12/6/02; 12/09/02; 1/6/03                 11/11/02; 12/6/02; 12/09/02;
                                                 2/4/03; 2/20/03                                     1/6/03; 2/4/03; 2/20/03
                                  --------------------------------------------------------------------------------------------------
                                  5/1/02(3)      5/1/02(1); 7/15/02; 8/20/02; 1/6/03; 5/1/02(3)      5/1/02(1); 7/15/02; 8/20/02;
                                                 2/20/03                                             1/6/03; 2/20/03
                                  --------------------------------------------------------------------------------------------------
                                  5/1/02(4)      5/20/02(7); 6/7/02(2); 7/15/02;      5/1/02(4)      5/20/02(7); 6/7/02(2); 7/15/02;
                                                 8/5/02(5); 8/20/02; 11/11/02;                       8/5/02(5); 8/20/02; 11/11/02;
                                                 12/6/02; 12/09/02 1/6/03; 2/4/02                    12/06/02; 12/09/02; 1/6/03;
                                                 2/20/03                                             2/4/03; 2/20/03
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                         Product Distributor
                                    ------------------------------------------------------------------------------------------------
                                    AXA Advisors                                       AXA Distributors
                                    ------------------------------------------------------------------------------------------------
                                    Prospectus and                                     Prospectus and
Product Name                        SAI Dates      Supplement Dates                    SAI Dates     Supplement Dates
------------------------------------------------------------------------------------------------------------------------------------
Equitable Accumulator(R) Plus(SM)   9/2/99(3)                                          8/2/99(3)
Equitable Accumulator Plus          10/18/99(3)                                        10/18/99(3)
(2002 Series)                       5/1/00(3)      6/23/00; 9/1/00; 9/6/00; 10/13/00;  5/1/00(3)     9/1/00; 9/6/00; 10/13/00;
                                                   2/9/01; 3/19/01; 7/30/01; 9/1/01;                 2/9/01; 3/19/01; 7/30/01;
                                                   1/14/02; 2/22/02; 7/15/02; 8/20/02;               9/1/01; 1/14/02; 2/22/02;
                                                   1/6/03; 2/20/03                                   7/15/02; 8/20/02; 1/6/03;
                                                                                                     2/20/03
                                    ------------------------------------------------------------------------------------------------
                                    5/1/01(3)      7/30/01(5); 9/1/01; 12/14/01;       5/1/01(3)     5/1/01; 7/30/01(5); 9/1/01;
                                                   1/14/02; 2/22/02; 7/15/02; 8/20/02;               12/14/01; 1/14/02; 2/22/02;
                                                   1/6/03; 2/20/03                                   7/15/02; 8/20/02; 1/6/03;
                                                                                                     2/20/03
                                    ------------------------------------------------------------------------------------------------
                                    4/1/02(4)      4/3/02; 7/15/02; 8/5/02(5);         4/1/02(4)     4/3/02; 7/15/02; 8/5/02(5);
                                                   8/20/02; 11/11/02; 12/6/02;                       8/20/02; 11/11/02; 12/6/02;
                                                   12/9/02; 1/6/03; 2/4/03; 2/20/03                  12/9/02; 1/6/03; 2/4/03;
                                                                                                     2/20/03
                                    ------------------------------------------------------------------------------------------------
                                    5/1/02(3)      7/15/02; 8/20/02; 1/6/03; 2/20/03   5/1/02(3)     7/15/02; 8/20/02; 1/6/03;
                                                                                                     2/20/03
                                    ------------------------------------------------------------------------------------------------
                                    5/1/02(4)      7/15/02; 8/5/02(5); 8/20/02;        5/1/02(4)     7/15/02; 8/5/02(5); 8/20/02;
                                                   11/11/02; 12/6/02; 12/9/02; 1/6/03;               11/11/02; 12/6/02; 12/9/02;
                                                   2/4/03; 2/20/03                                   1/6/03; 2/4/03; 2/20/03
------------------------------------------------------------------------------------------------------------------------------------
Equitable Accumulator(R)            N/A            N/A                                 10/1/01       10/1/01(6); 12/14/01; 1/14/02;
Select(SM) II                                                                                        2/22/02 7/15/02; 8/20/02;
                                                                                                     1/6/03; 2/20/03
------------------------------------------------------------------------------------------------------------------------------------
Equitable Accumulator(R)            N/A            N/A                                 10/1/01       10/1/01(7); 12/14/01; 1/14/02;
Elite(SM) II                                                                                         2/22/02 7/15/02; 8/20/02;
                                                                                                     1/6/03; 2/20/03
------------------------------------------------------------------------------------------------------------------------------------
Equitable Accumulator(R) Elite(SM)  8/13/01(3)     9/1/01; 10/1/01(7); 12/14/01;       8/13/01(3)    9/1/01; 10/1/01(7); 12/14/01;
Equitable Accumulator Elite                        1/14/02; 2/22/02; 7/15/02; 8/20/02;               1/14/02; 2/22/02; 7/15/02;
(2002 Series)                                      11/11/02; 1/6/03; 2/20/03                         8/20/02; 11/11/02; 1/6/03;
                                                                                                     2/20/03
                                    ------------------------------------------------------------------------------------------------
                                    4/1/02(4)      4/3/02(5); 5/20/02(7); 7/15/02;     4/1/02(4)     4/3/02; 5/20/02(7); 7/15/02;
                                                   8/5/02; 8/20/02; 11/11/02; 12/6/02;               8/5/02(5); 8/20/02; 11/11/02;
                                                   12/9/02; 1/6/03; 2/4/03; 2/20/03;                 12/6/02; 12/9/02; 1/6/03;
                                                                                                     2/4/03; 2/20/03
                                    ------------------------------------------------------------------------------------------------
                                    5/1/02(3)      7/15/02; 8/20/02; 1/6/03; 2/20/03   5/1/02(3)     7/15/02; 8/20/02; 1/6/03;
                                                                                                     2/20/03
                                    ------------------------------------------------------------------------------------------------
                                    5/1/02(4)      5/20/02(7); 7/15/02; 8/5/02(5);     5/1/02(4)     5/20/02(7); 7/15/02; 8/5/02(5);
                                                   8/20/02; 11/11/02; 12/6/02; 12/9/02;              8/20/02; 11/11/02; 12/6/02;
                                                   1/6/03; 2/4/03; 2/20/03                           12/9/02; 1/6/03; 2/4/03;
                                                                                                     2/20/03
------------------------------------------------------------------------------------------------------------------------------------
Equitable Accumulator(R)            11/17/00       2/9/01; 3/19/01; 7/30/01(5);        5/15/00       9/1/00; 9/6/00; 2/9/01;
Advisor(SM)                                        9/1/01; 12/14/01; 1/14/02; 2/22/02;               7/30/01(5); 9/1/01; 12/14/01;
                                                   7/15/02; 8/20/02; 11/11/02; 1/6/03;               1/14/02; 2/22/02; 7/15/02;
                                                   2/20/03                                           8/20/02; 1/6/03; 2/20/03
                                    ------------------------------------------------------------------------------------------------
                                    5/1/01         9/1/01; 12/14/01; 1/14/02; 2/22/02; 5/1/01        9/1/01; 12/14/01; 1/14/02;
                                                   7/15/02; 8/20/02; 11/11/02; 1/6/03;               2/22/02; 7/15/02; 8/20/02;
                                                   2/20/03                                           1/6/03; 2/20/03
                                    ------------------------------------------------------------------------------------------------
                                    5/1/02         5/1/02; 7/15/02; 8/20/02; 11/11/02; 5/1/02        7/15/02; 8/5/02; 8/20/02;
                                                   1/6/03; 2/20/03                                   12/16/02; 1/6/03; 2/20/03
------------------------------------------------------------------------------------------------------------------------------------

2 Appendix

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                         Product Distributor
                                 ---------------------------------------------------------------------------------------------------
                                 AXA Advisors                                        AXA Distributors
                                 ---------------------------------------------------------------------------------------------------
                                 Prospectus and                                      Prospectus and
Product Name                     SAI Dates      Supplement Dates                     SAI Dates      Supplement Dates
------------------------------------------------------------------------------------------------------------------------------------
Equitable Accumulator(R)         N/A            N/A                                   9/2/99
Express(SM)                                                                           10/18/99
                                                                                      5/1/00         9/1/00; 9/6/00; 2/9/01;
                                                                                                     7/30/01(5); 9/1/01; 12/14/01;
                                                                                                     1/14/02; 2/22/02; 7/15/02;
                                                                                                     8/20/02; 1/6/03
                                                                                      ----------------------------------------------
                                                                                      5/1/01         7/30/01(5); 9/1/01; 1/14/02;
                                                                                                     2/22/02; 7/15/02; 8/20/02;
                                                                                                     1/6/03
------------------------------------------------------------------------------------------------------------------------------------



(1)  applies to Accumulator contracts issued in Oregon only.

(2)  applies to Accumulator Select only.

(3)  applies to non-2002 Series only.

(4)  applies to 2002 Series only.

(5)  applies to contracts issued in Washington only.

(6) applies to Accumulator Select and Select II contracts issued in New York only.

(7)  applies to contracts issued in New York only.


                                                                      Appendix 3

Statement of additional information
--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                            Page

Unit Values                                                                  2
Custodian and Independent Accountants                                        2
Yield Information for the EQ/Money Market Option, EQ/Alliance Quality Bond
 Option and EQ/High Yield Option                                             2
Distribution of the contracts                                                3
Financial Statements                                                         3



How to obtain an Equitable Accumulator(R) Statement of Additional Information

Send this request form to:
 Equitable Accumulator(R)
 P.O. Box 1547 Secaucus, NJ 07096-1547

-  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -

Please send me a combined Equitable Accumulator(R) series SAI dated May 1, 2003



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City           State    Zip





(SAI 4ACS(5/03))

Income Manager(R)
Payout annuity contracts


PROSPECTUS DATED MAY 1, 2003


Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract.
--------------------------------------------------------------------------------

WHAT IS INCOME MANAGER(R)?


Income Manager(R) contracts are payout annuity contracts issued by The Equitable Life Assurance Society of the United States. They are designed to provide retirement income. We offer two versions of the Income Manager(R) payout annuity contract from which you may choose to receive your retirement income. You may choose to receive income payable for a specified period ("period certain"). Or, you may choose to receive lifetime income payable for at least a specified period ("life annuity with a period certain"). Under the life annuity with a period certain contract, you may choose whether payments are made on a single life or a joint and survivor life basis. In certain circumstances, the forms of annuity available under your Income Manager contract may be limited.


Types of contracts. We offer the contracts for use as:

o   A nonqualified annuity ("NQ") for after-tax contributions only.


o   A traditional individual retirement annuity ("IRA").

o A GMIB Income Manager payout annuity issued upon exercise of the guaranteed minimum income benefit under an Accumulator series contract ("GMIB Income Manger(R) contract").

Generally, a contribution of at least $10,000 is required to purchase a contract.

Fixed maturity options. We allocate your contributions to a series of fixed maturity options to provide your income payments during the period certain. Amounts allocated to each fixed maturity option will receive a fixed rate of interest during the period certain. Interest is earned at a guaranteed rate we set ("rate to maturity"). We make a market value adjustment (up or down) if you make a withdrawal from a fixed maturity option before its maturity date.


A registration statement relating to this offering has been filed with the Securities and Exchange Commission ("SEC"). This prospectus can be obtained from the SEC's Website at http://www.sec.gov.


The SEC has not approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.


                                                                          X00524

Contents of this prospectus
--------------------------------------------------------------------

INCOME MANAGER(R)
--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is Equitable Life?                                                       5
How to reach us                                                              6
Income Manager(R) at a glance -- key features                                7

--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                            9
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                         9
Source of contributions                                                      9
Owner and annuitant requirements                                             9
What are your investments under the contract?                                9
What are your contract choices?                                             10
Life annuity with a period certain contract                                 10
Period certain contract                                                     15

--------------------------------------------------------------------------------
2. OTHER BENEFITS AND FEATURES OF THE CONTRACTS                             17
--------------------------------------------------------------------------------
How you can make your contributions                                         17
Your right to cancel within a certain number of days                        17
Surrendering your contract to receive its cash value                        17
When to expect payments                                                     17

--------------------------------------------------------------------------------
3. CHARGES                                                                  18
--------------------------------------------------------------------------------
Withdrawal charges                                                          18
Amounts applied from other contracts issued by
  Equitable Life                                                            18
Charges for state premium and other applicable taxes                        18
Group or sponsored arrangements                                             18
Other distribution arrangements                                             19

--------------------------------------------------------------------------------
4. PAYMENT OF DEATH BENEFIT                                                 20
--------------------------------------------------------------------------------
Your beneficiary                                                            20
Your annuity payout options                                                 20


----------------------
"We," "our" and "us" refer to Equitable Life. "Financial professional" means the registered representative who is offering you this contract.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

2  Contents of this prospectus

--------------------------------------------------------------------------------
5. TAX INFORMATION                                                          21
--------------------------------------------------------------------------------
Overview                                                                    21
Taxation of nonqualified annuities                                          21
Special rules for NQ contracts issued in Puerto Rico                        22
Individual retirement arrangements ("IRAs")                                 22
Traditional individual retirement annuities
  ("Traditional IRAs")                                                      23
Federal and state income tax withholding and
  information reporting                                                     28

--------------------------------------------------------------------------------
6. MORE INFORMATION                                                         29
--------------------------------------------------------------------------------
About our fixed maturity options                                            29
About the separate account for the fixed maturity
   options                                                                  29
About our general account                                                   29
Other methods of payment                                                    29
About payments under period certain contracts                               30
Dates and prices at which contract events occur                             30
About legal proceedings                                                     30
About our independent accountants                                           30
Transfers of ownership, collateral assignments, loans,
  and borrowing                                                             30
Distribution of contracts                                                   30

--------------------------------------------------------------------------------
7. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                          32
--------------------------------------------------------------------------------
APPENDIX: MARKET VALUE ADJUSTMENT
  EXAMPLE                                                                  A-1
--------------------------------------------------------------------------------

                                                  Contents of this prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.





                                          Page
   account value                            17
   annuitant                                 9
   beneficiary                              20
   business day                             17
   cash value                               17
   contract date                             8
   contract year                             8
   contribution                              9
   deferral period                          12
   fixed maturity amount                     9
   fixed maturity options                    9
   IRA                                   cover
   IRS                                      21
   joint and survivor                       10
   joint owners                              9

                                          Page
   life annuity with a period certain       10
   life contingent annuity                  11
   market adjusted amount                   10
   market value adjustment                  10
   maturity value                            9
   off maturity date                        10
   NQ                                    cover
   payout option                            20
   period certain                           10
   Processing Office                         6
   rate to maturity                          9
   SEC                                   cover
   separate account                         29
   single life                              10
   traditional IRA                          23


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in the prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.



--------------------------------------------------------------------------------
 Prospectus                    Contract or Supplemental Materials
--------------------------------------------------------------------------------
  fixed maturity amount        Guaranteed Period Amount
  fixed maturity options       Guarantee Periods
                               (Guaranteed Interest Rate Options ("GIRO's")
                               in supplemental materials)
  off maturity date payments   Modal Payment Portion
  market adjusted amount       annuity account value
  maturity date                Expiration Date
  rate to maturity             Guaranteed Rate

4 Index of key words and phrases

Who is Equitable Life?

--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a wholly owned subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). The sole shareholder of AXA Financial, Inc. is AXA, a French holding company for an international group of insurance and related financial services companies. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $415.31 billion in assets as of December 31, 2002. For more than 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.



                                                       Who is Equitable Life?  5

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.



--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Life
Income Manager(R)
P.O. Box 13014
Newark, NJ 07188-0014

--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Life
Income Manager(R)
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094

--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Life
Income Manager(R)
P.O. Box 1547
Secaucus, NJ 07096-1547

--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS
 DELIVERY:
--------------------------------------------------------------------------------
Equitable Life
Income Manager(R)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094

--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVES:
--------------------------------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on each business day from 8:30 a.m. until 5:30 p.m., Eastern Time.


REPORTS WE PROVIDE:

o  Statement of your contract values as of the last day of the calendar year;

o  Three written reports of your contract values each year; and

o  Written confirmation of financial transactions.

You should send all contributions, required notices, and requests to exercise any of your rights or privileges to our Processing Office at the address above.



WE HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF
REQUESTS:

(1) address changes;

(2) beneficiary changes;

(3) withdrawal requests; and

(4) contract surrender.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:


The proper person to sign forms, notices and requests is normally the owner. If there are joint owners, all must sign.



6  Who is Equitable Life?

Income Manager(R) at a glance -- key features



------------------------------------------------------------------------------------------------------------------------------------
                                  Income Manager(R)
                                 (life annuity with               Income Manager(R)                    GMIB Income
                                  a period certain)                (period certain)                 Manager(R) Contract
------------------------------------------------------------------------------------------------------------------------------------
Income payments             NQ -- Level or increasing        NQ and IRA -- Level              NQ and IRA -- Level payments only.
                            payments.                        payments only.
                            IRA -- Level payments only.                                       o Certain NQ and IRA contracts may
                                                                                                be eligible for increasing payments.
------------------------------------------------------------------------------------------------------------------------------------
Period certain              You will receive payments for periods ranging from 7 to 15 years  o Generally, you will receive at least
                            depending on the age of the annuitant.                              10 years of payments. Depending
                                                                                                on the annuitant's age at GMIB
                                                                                                exercise and the issue date and
                                                                                                type of your Accumulator(R)
                                                                                                contract. The period may be longer
                                                                                                or shorter.
                                                                                              o The period certain is specified in
                                                                                                your Accumulator(R) contract and
                                                                                                cannot be changed.
------------------------------------------------------------------------------------------------------------------------------------
Form of payment available   Single life or joint and         Single life only.                Single life or joint and survivor.
                            survivor.
------------------------------------------------------------------------------------------------------------------------------------
Payments after the end      Payments continue while the      None                             Payments continue while the
of the period certain       annuitant or joint annuitant is                                   annuitant or joint annuitant is
                            living.                                                           living.
------------------------------------------------------------------------------------------------------------------------------------
Contribution amounts:                                                                         The annuity account value applied
  Initial minimum:                                                                            from your Accumulator(R) series
                            o $10,000                        o $10,000                        contract upon GMIB exercise.
                                                                                              Additional contributions are not
  Additional minimum:       o $1,000 (subject to             o Not permitted                  permitted.
                              restrictions)

                            Maximum investment limitations   Maximum investment limitations
                            may apply.                       may apply.
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options      o  Up to 15 fixed maturity options with maturities ranging from approximately 1 to 15 years.

                            o  Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.

                            o  Principal guarantees.

                                 -- If you make withdrawals from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.
------------------------------------------------------------------------------------------------------------------------------------
Taxes                       Generally, earnings will be taxed at your ordinary income tax rate when distributions are made from your contract.

                            o  NQ -- A portion of each payment is generally not considered taxable income until you have received a tax-free recovery of your investment in the contract.

                            o  IRA -- Generally, all amounts distributed are taxable.
                            --------------------------------------------------------------------------------------------------------
                            This contract is intended to be a payout annuity. However, there may be some instances where you can delay beginning payments, so IRS rules governing deferred annuity payments could apply.
------------------------------------------------------------------------------------------------------------------------------------
Death benefit               A death benefit is provided if   A death benefit is provided if   A death benefit is provided if
                            the annuitant dies before the    the annuitant dies before the    the annuitant dies before the
                            first payment is made or if a    end of the period certain.       first payment is made or if a
                            single sum is elected within                                      single sum is elected within
                            one year following the                                            one year following the
                            annuitant's death. There is no                                    annuitant's death. There is no
                            death benefit if the annuitant                                    death benefit if the annuitant
                            dies after the certain period.                                    dies after the certain period.
------------------------------------------------------------------------------------------------------------------------------------
Access to your money
during the period certain   o Withdrawals.                   o Withdrawals.                   o Withdrawals

                            o Contract surrender.            o Contract surrender.            o Contract surrender

                            You may also incur income tax    You may also incur income tax    You cannot take a withdrawal
                            and a penalty tax. You cannot    and a penalty tax.               from, or surrender your life
                            take a withdrawal from, or                                        contingent annuity.
                            surrender, your life
                            contingent annuity.
------------------------------------------------------------------------------------------------------------------------------------


                                 Income Manager(R) at a glance -- key features 7

------------------------------------------------------------------------------------------------------------------------------------
                                  Income Manager(R)
                                 (life annuity with                   Income Manager(R)                    GMIB Income
                                  a period certain)                    (period certain)                 Manager(R) Contract
------------------------------------------------------------------------------------------------------------------------------------
Charges                     o  We deduct a charge designed       o  We deduct a charge designed   o  We deduct a charge designed
                               to approximate certain               to approximate certain           to approximate certain
                               taxes that may be imposed            taxes that may be imposed        taxes that may be imposed
                               upon us, such as premium             upon us, such as premium         upon us, such as premium
                               taxes in your state. We              taxes in your state. We          taxes in your state. We
                               deduct this charge from              deduct this charge from          deduct this charge only to
                               your contributions.                  your contributions.              the extent that the annual
                                                                                                     income provided by this
                            o  During the first seven            o  During the first seven           contract after the
                               contract years following a           contract years, a charge         deduction is greater than
                               contribution, a charge will          will be deducted from            the income that would be
                               be deducted from amounts             amounts that you withdraw.       provided by the application
                               that you withdraw that               The charge begins at 7% in       of your Accumulator(R)
                               exceed 10% of your account           the first contract year. It      Benefit Base to guaranteed
                               value. We use the account            declines each year to 1% in      GMIB annuity purchase
                               value on the most recent             the seventh contract year.       factors.
                               contract date anniversary            There is no withdrawal
                               to calculate the 10% amount          charge in the eighth and      o  There is no charge on
                               available. The charge                later contract years.            amounts you withdraw.
                               begins at 7% in the first                                             Withdrawals are subject to
                               contract year following a         o  There is no free withdrawal      market value adjustment and
                               contribution. It declines            amount.                          may reduce your remaining
                               each year to 1% in the                                                payments and shorten any
                               seventh contract year.            A market value adjustment may       remaining certain period.
                               There is no withdrawal            apply.
                               charge in the eighth and
                               later contract years
                               following a contribution.

                            A market value adjustment may
                            apply.
------------------------------------------------------------------------------------------------------------------------------------
The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary."
------------------------------------------------------------------------------------------------------------------------------------
Annuitant                   NQ and IRA level payments: 45 - 83                                    For contracts purchased in
issue ages                  NQ increasing payments: 53-1/2 - 83                                   connection with the proceeds
                            Different ages may apply depending                                    of an Accumulator(R) series
                            on when annuity payments start.                                       contract that was issued:*
                                                                                                  pre-May 1997: 60-83 May
                                                                                                  1997-pre-May 1999: 35-90 May
                                                                                                  1999-March 2000: 35-83 March
                                                                                                  2000 and later: 35-85 *Actual
                                                                                                  available issue ages vary
                                                                                                  depending on your Accumulator
                                                                                                  series contract and the
                                                                                                  annuitant's age at the time of
                                                                                                  its issue.
------------------------------------------------------------------------------------------------------------------------------------


The above is not a complete description of all material provisions of the contract. In some cases restrictions or exceptions apply. Also, all features of the contract are not necessarily available in your state or at certain ages.

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.


8 Income Manager(R) at a glance -- key features

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT


You may purchase your contract by making payments to us we call "contributions." We require a contribution of at least $10,000 for you to purchase a contract. Under life annuity with a period certain contracts, you may make additional contributions subject to the limitations as described under "Additional contributions" later in this Prospectus. For GMIB Income Manager contracts, you can purchase a contract by exercising your GMIB benefit in accordance with your Accumulator series contract, even if the Accumulator account value is less than $10,000; no additional contributions are permitted.



SOURCE OF CONTRIBUTIONS

NQ contracts. We will accept only contributions made with after-tax money. You may make your contributions by check or by transfer of your entire contract value in a tax-deferred exchange under Section 1035 of the Internal Revenue Code.

IRA contracts. Contributions may be made from:

o Eligible rollover distributions from TSA contracts or other 403(b) arrangements, qualified plans, and governmental 457(b) or "EDC" plans.

o  Rollovers from another traditional individual retirement arrangement.

o Direct custodian-to-custodian transfers from another traditional individual retirement arrangement.


See "Tax information" later in this Prospectus for a more detailed discussion of sources of contributions and contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Income Manager(R) contracts with the same annuitant would then total more than $1,500,000. We may also refuse to accept any contributions if the sum of all contributions under all Equitable Life annuity payout contracts that you own would then total more than $2,500,000. The preceding limits do not apply to GMIB Income Manager contracts.


For information on when contributions are credited see "Dates and prices at which contract events occur" later in this Prospectus.


OWNER AND ANNUITANT REQUIREMENTS

NQ contracts. The annuitant can be different from the contract owner. A joint owner may also be named provided each owner is of legal age. Only natural persons can be joint owners. This means that an entity such as a corporation or a trust cannot be a joint owner.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner. Where the owner and annuitant are different, the annuitant must be the named successor owner. For GMIB Income Manager contracts the owner and annuitant must be the same as under your IRA or NQ Accumulator series contract.
--------------------------------------------------------------------------------

IRA contracts. The owner and the annuitant must be the same person. Joint owners are not permitted. Your spouse may be named as joint annuitant.



WHAT ARE YOUR INVESTMENTS UNDER THE CONTRACT?


FIXED MATURITY OPTIONS


To provide your income payments during the period certain, we allocate your contributions to fixed maturity options that mature in consecutive date order. When we allocate your contributions to the fixed maturity options they become part of a non-unitized separate account. They accumulate interest at a rate to maturity for each fixed maturity option. The total amount allocated to and accumulated in each fixed maturity option is called the "fixed maturity amount."


The rate to maturity you will receive for each fixed maturity amount is the interest rate in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals from a fixed maturity option before the maturity date, we will make a market value adjustment that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We will discuss market value adjustment below and in greater detail under "More information" later in this Prospectus.

For applications we receive under certain types of transactions, we may offer you the opportunity to lock in rates to maturity on contributions.


On the maturity date of each of your fixed maturity options, your fixed maturity amount (assuming you have not made any withdrawals) will equal amounts originally allocated to each fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. It will reflect the mar-



                                               Contract features and benefits  9
ket value adjustment that we would make if you were to withdraw all of your fixed maturity amount on the date of the report. We call this your "market adjusted amount."

Rates to maturity and price per $100 of maturity value. We can determine the amount required to be allocated to each fixed maturity option in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.


Guaranteed rates to maturity for new allocations as of February 14, 2003 and the related price per $100 of maturity value were as follows:





-------------------------------------------------------------
  Fixed maturity
   options with
   February 15th         Rate to               Price
  maturity date of     maturity as           per $100 of
   maturity year    of February 14, 2003   maturity value
-------------------------------------------------------------
        2004             3.00%               $ 97.08
        2005             3.00%               $ 94.24
        2006             3.00%               $ 91.50
        2007             3.00%               $ 88.83
        2008             3.02%               $ 86.16
        2009             3.48%               $ 81.42
        2010             3.91%               $ 76.43
        2011             4.18%               $ 72.04
        2012             4.39%               $ 67.91
        2013             4.60%               $ 63.75
        2014             4.80%               $ 59.68
        2015             4.80%               $ 56.94
        2016             4.80%               $ 54.34
        2017             4.80%               $ 51.84
        2018             4.80%               $ 49.47
-------------------------------------------------------------


Market value adjustment. If you make any withdrawals (including surrender of your contract or when we make deductions for withdrawal charges) from a fixed maturity option before it matures we will make a market value adjustment which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option; and

(b)  the length of time remaining until the maturity date.

In general, if interest rates rise from the time that we originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an explanation of how we calculate the market value adjustment, and information concerning our general account under "More information" later in this Prospectus. We provide an example of how we calculate the market value adjustment in the Appendix at the end of this Prospectus.

SEPARATE ACCOUNT FOR THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. We provide additional information about this separate account under "More information" later in this Prospectus.


Off maturity date payments. Under Income Manager(R) contracts you may choose to receive payments monthly, quarterly or annually. If you are using the proceeds from an Accumulator(R) series contract issued in May 1997 or later to purchase a GMIB Income Manager contract, only annual payments are available. If you choose annual payments, generally your payments will be made on February 15th as each fixed maturity option matures. You may instead choose to have your annual payments made in a month other than February. We refer to payments we make on an annual basis in any month other than February and monthly or quarterly payments, as payments made "off maturity dates." If you choose to have your payments made off maturity dates, we will be required to begin making your payments before the maturity date of a fixed maturity option. In planning for these payments we will allocate a portion of your initial contribution to the separate account, but not to the fixed maturity options contained in the separate account. We will credit these amounts with interest at rates that will not be less than 3%.


After that, as each fixed maturity option expires we will transfer your maturity value from the expired fixed maturity option and hold the maturity value in the separate account. We will credit interest to these amounts at the same rate as the rate to maturity that was credited in the expired fixed maturity option. These amounts will then be used to provide for payments off maturity dates during the period certain.

--------------------------------------------------------------------------------
Whether you choose monthly, quarterly, or annual payments, your payments will be made on the 15th day of the month.
--------------------------------------------------------------------------------

We will not make a market value adjustment to the amounts held in the separate account to provide for payments off maturity dates.


WHAT ARE YOUR CONTRACT CHOICES?


We offer two versions of the Income Manager(R) payout annuity contracts from which you may choose to receive your retirement income, a "life annuity with a period certain" and a "period certain" annuity. For GMIB Income Manager contracts, a period certain annuity is not available. We discuss both versions below.



LIFE ANNUITY WITH A PERIOD CERTAIN CONTRACT

This payout annuity contract provides you with guaranteed payments during the period certain. When the period certain ends you will continue to receive payments for as long as an annuitant is living. Payments based solely on the life of one annuitant are called "single life" payments. You may also elect to receive "joint and survivor" payments that are based on the lives of an annuitant and a joint annuitant. These payments will continue as long as one of the annu-


10  Contract features and benefits
itants is living. Payments during the period certain are designed to pay out your entire account value by the end of the period certain.

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"Single life" payments are made to you as long as the annuitant is living. "Joint and survivor" payments continue as long as either annuitant is living. For IRA contracts, if you are married, the joint annuitant must be your spouse.
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For annuitant ages at which the contracts are available see the chart under "Your period certain" below.

ADDITIONAL CONTRIBUTIONS


If your annuity payments are set to begin on February 15, 2004 or later, and (for NQ contracts) the annuitant is age 78 or younger, you may make additional contributions of at least $1,000 at any time up until 15 days before your payments actually begin. If the annuitant is over age 78 you can make additional contributions only during the first contract year.

Under IRA contracts we will accept additional contributions that are "regular" contributions, rollover contributions or direct transfers. Additional "regular" contributions may no longer be made after the annuitant is age 70-1/2. If you make a direct transfer or rollover contribution after you turn age 70-1/2 you must have taken the required minimum distribution for the year before the contribution is applied to this contract. See "Tax information" later in this Prospectus.

If you are using the proceeds from another type of contract issued by us to purchase this contract, including a GMIB Income Manager contract, you will not be permitted to make additional contributions.



HOW WE ALLOCATE YOUR CONTRIBUTIONS

We determine the allocation of your contributions based on a number of factors. They are:

o  the amount of your contribution;

o  the form of payments;

o the age and sex of the annuitant (and the age and sex of the joint annuitant, if joint and survivor annuity payments are elected);

o  the frequency of payments; and

o  the period certain.

We then allocate your initial contribution among the fixed maturity options, the separate account if we need to make payments to you off maturity dates, and the "life contingent annuity." We will allocate your additional contributions in the same manner. Additional contributions will increase the level of all future payments. You may not change this allocation.

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The life contingent annuity continues the payments after the period certain ends.
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PAYMENTS


NQ contracts. If you are age 45 or older, you may elect to receive level payments. You will receive level payments during the period certain and under the life contingent annuity. However, if you are younger than age 59-1/2, there are tax issues that you should consider before you purchase a contract. If you are age 53-1/2 or older you may instead elect to receive payments that increase. However, your payments may not start before you are age 59-1/2. Deferral of payments is not available for GMIB Income Manager contracts. Such payments will increase by 10% every three years during the period certain on each third anniversary of the date annuity payments begin.

If you are using the proceeds from an Accumulator series contract issued in May 1997 or later to purchase an NQ GMIB Income Manager contract, only level payments are available.

After the end of the period certain, we will continue your payments under the life contingent annuity while the annuitant or joint annuitant is living. Payments continue throughout the annuitant's lifetime (or the lifetime of the joint annuitant, if joint and survivor payments are elected) on the same payment schedule (either monthly, quarterly, or annually) as the payments you received during the period certain.

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The portion of your contribution allocated to the life contingent annuity does not have a cash value or an account value and, therefore, does not provide for withdrawals.
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There is no death benefit provided under the life contingent annuity and payments are made to you only if the annuitant (or joint annuitant) is living when the payments are scheduled to begin. These payments are only made during the annuitant's lifetime and, if applicable, the lifetime of a joint annuitant. Therefore, you should consider the possibility that no payments will be made to you under the life contingent annuity if the annuitant (or joint annuitant) does not survive to the date payments are to begin.

You may elect single life or joint and survivor payments. Joint and survivor payments are available on a 100%, one-half or two-thirds to survivor basis. If you elect increasing payments under NQ contracts, your first payment under the life contingent annuity will be 10% greater than the final payment under the period certain. After the period certain we will increase your payments annually on each anniversary of the payment start date under the life contingent annuity. We will base this increase on the annual increase in the Consumer Price Index, but it will never be greater than 3% per year.

IRA contracts. Generally, only level payments are available under IRA contracts. You will receive level payments during the period certain and under the life contingent annuity. If you are using the proceeds from an Accumulator series contract issued prior to May 1997 to purchase an IRA GMIB Income Manager contract, both increasing and level payments are available. If you elect increasing payments, during the period certain, payments are designed to increase by 10% every three years on each third anniversary of the payment start date. After the end of the period certain, your first payment under the life contingent annuity will be 10% greater than the final payment made under the period certain. Thereafter, payments will increase annually on each anniversary of the payment start date under the life contingent annuity based on the annual increase, if any, in the Consumer Price Index, but in no event greater than 3% per year. If at any time your payment



                                              Contract features and benefits  11
would be less than the minimum amount required to be distributed under required minimum distribution rules, we will notify you of the difference. You will have the option to have an additional amount withdrawn from your contract. An adjustment will be made to future scheduled payments. Or, you may take the amount from other traditional IRA funds you may have.

Whether you choose monthly, quarterly or annual payments, you will usually begin receiving payments one payment period from the contract date, unless you elect otherwise as described under "Off maturity date payments" earlier in this Prospectus. Your payments will always be made on the 15th day of the month. For instance, if you choose annual payments, we make your first payment one year from the issue date of the Income Manger contract. However, if you are age 53-1/2 or older, you must defer the date your payments will start until you are age 59-1/2. If you are at least age 59-1/2 you may elect to defer the date your payments will start. Generally, you may defer payments for a period of up to 72 months. This is called the deferral period. Deferral of the payment start date permits you to lock in rates at a time when you may consider current rates to be high, while permitting you to delay receiving payments if you have no immediate need to receive income under your contract. Deferral is not available under GMIB Income Manager contracts.


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The deferral period together with the period certain may be referred to as a "liquidity period." Unlike traditional life annuities that provide periodic payments, you will be able to make withdrawals before the end of the period certain. You may also choose to surrender your contract for its cash value while keeping the life contingent annuity in effect.
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Before you decide to defer payments, you should consider the fact that the amount of income you purchase is based on the rates to maturity in effect on the date we allocate your contribution. Therefore, if rates rise during the deferral period, your payments may be less than they would have been if you had purchased a contract at a later date. Deferral of the payment start date is not available if the annuitant is older than age 80. Under IRA contracts, if your deferred payment start date is after you are age 70-1/2, you should consider the effect that deferral may have on your required minimum distributions.


YOUR PERIOD CERTAIN


Level payments. Under level payments, you may select a period certain of not less than 7 years nor more than 15 years. The maximum period certain available based on the age of the annuitant when your Income Manager contract is issued is as follows:

                      NQ CONTRACTS

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     Annuitant's age at issue*       Maximum period certain
         45 through 70                     15 years
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         71 through 75             85 less age at issue
         76 through 80                   10 years
         81 through 83             90 less age at issue

                          IRA CONTRACTS

-----------------------------------------------------------------
     Annuitant's age at issue*       Maximum period certain
         45 through 70                    15 years
-----------------------------------------------------------------
         71 through 78             85 less age at issue
         79 through 83                    7 years

                 NQ GMIB INCOME MANAGER CONTRACTS

-----------------------------------------------------------------
   Contracts purchased in connection with the proceeds from a pre-May 1997 Accumulator(R) series contract
-----------------------------------------------------------------
     Annuitant's age at issue*       Maximum period certain
-----------------------------------------------------------------
         60 through 80                   10 years
         81 through 83               90 less issue age

-----------------------------------------------------------------
 Contracts purchased in connection with the proceeds from a May
        1997-pre-May 1999 Accumulator(R) series contract
-----------------------------------------------------------------
     Annuitant's age at issue*       Maximum period certain
         35 through 80                   10 years
         81 through 83               90 less issue age

-----------------------------------------------------------------
 Contracts purchased in connection with the proceeds from a May
       1999-pre-March 2000 Accumulator(R) series contract
-----------------------------------------------------------------
     Annuitant's age at issue*       Maximum period certain
-----------------------------------------------------------------
         35 through 80                   10 years
         81 through 83               90 less issue age

-----------------------------------------------------------------
Contracts purchased in connection with the proceeds from a March
                     2000 and later contract
-----------------------------------------------------------------
     Annuitant's age at issue*       Maximum period certain
-----------------------------------------------------------------
         35 through 80                   10 years
         81 through 85               90 less issue age


                IRA GMIB INCOME MANAGER CONTRACTS

-----------------------------------------------------------------
   Contracts purchased in connection with the proceeds from a pre-May 1997 Accumulator(R) series contract
-----------------------------------------------------------------
     Annuitant's age at issue*       Maximum period certain
-----------------------------------------------------------------
         60 through 75                    10 years
         76 through 78               85 less issue age
         79 through 83                    7 years

-----------------------------------------------------------------
 Contracts purchased in connection with the proceeds from a May
        1997-pre-May 1999 Accumulator(R) series contract
-----------------------------------------------------------------
     Annuitant's age at issue*       Maximum period certain
-----------------------------------------------------------------
         35 through 75                   10 years
         76 through 77               85 less issue age
         78 through 83                    7 years
         84 through 90               90 less issue age

-----------------------------------------------------------------
 Contracts purchased in connection with the proceeds from a post
   May 1999-March 2000 or later Accumulator(R) series contract
-----------------------------------------------------------------
     Annuitant's age at issue*       Maximum period certain
-----------------------------------------------------------------
         35 through 75                   10 years
         76 through 77               85 less issue age
         78 through 83                    7 years

-----------------------------------------------------------------
Contracts purchased in connection with the proceeds from a March
          2000 and later Accumulator(R) series contract
-----------------------------------------------------------------
     Annuitant's age at issue*       Maximum period certain
-----------------------------------------------------------------
         35 through 75                   10 years
         76 through 77               85 less issue age
         78 through 83                    7 years
         84 through 85               90 less issue age




* For joint and survivor payments, the period certain is based on the age of the younger annuitant.


12  Contract features and benefits

The minimum and maximum period certain will be reduced by each year you defer the date your payments will start. Deferral is not available under GMIB Income Manager contracts.

Increasing payments. Under NQ contracts (other than NQ GMIB Income Manager contracts, where increasing payments are generally not available) if you elect increasing payments, you do not have a choice as to the period certain. Based on the age of the annuitant when your contract is issued, your period certain will be as follows:



-----------------------------------------------------------------
     Annuitant's age at issue          Period certain
-----------------------------------------------------------------
       53-1/2 through 70               15 years
         71 through 75                 12 years
         76 through 80                  9 years
         81 through 83                  6 years


If you elect increasing payments and defer the date payments will start, your period certain will be as follows:


-----------------------------------------------------------------
                          Period certain based
                           on deferral period
-----------------------------------------------------------------
     Annuitant's age     1-36      37-60      61-72
      at issue*         months     months     months
-----------------------------------------------------------------
   59-1/2 through 70   12 years    9 years    9 years
    71 through 75       9 years    9 years      n/a
    76 through 80       6 years    6 years      n/a
    81 through 83         n/a        n/a        n/a
-----------------------------------------------------------------



For GMIB Income Manager contracts (both NQ and IRA) issued with the proceeds from a pre-May 1997 Accumulator series contract, increasing payments are available, as follows:



-----------------------------------------------------------------
     Annuitant's age at issue       Maximum period certain
-----------------------------------------------------------------
         60 through 70                  15 years
         71 through 75                  12 years
         76 through 80                   9 years
         81 through 83                   6 years



For all other NQ and IRA GMIB Income Manager contracts, increasing payments are not available. For all other IRA contracts, increasing payments are not available.


The annuitant ages at issue in the above table are also the annuitant ages for which the contracts are available. Different ages may apply if you purchase a contract by exercising a benefit under another type of contract that we issue.


* For joint and survivor payments, the period certain is based on the age of the younger annuitant.



PURCHASE RESTRICTIONS FOR JOINT AND SURVIVOR ANNUITY PAYMENTS

If you elect payments on a joint and survivor basis;

o the joint annuitant must also be the beneficiary under the contract. Under IRA contracts, the joint annuitant must be your spouse;


o neither the annuitant nor the joint annuitant can be over age 83 unless it is a GMIB Income Manager contract, as described above; and

o under level payments the joint and 100% to survivor form is only available for the longest period certain we permit.


EXAMPLE OF PAYMENTS

We provide the chart below to illustrate level payments under the contract using the following assumptions:

(1) a male age 70 (who is both the contract owner and the annuitant);

(2) single life annuity payments;

(3) a contribution of $100,000;

(4) no additional contributions; and

(5) a period certain of 15 years.


If you had a contract date of February 15, 2003, based on rates to maturity on that date, an election of either monthly, quarterly, or annual payments with payments starting one payment period from the contract date, the following level payments would be provided:





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     Payment period     Monthly     Quarterly        Annual
-----------------------------------------------------------------
     Start date        3/15/03      5/15/03        2/15/04
     Payment         $ 632.89    $ 1,909.74     $ 7,842.19


WITHDRAWALS

After the first contract year and before the end of the period certain, you may take withdrawals from your account value. You may take one withdrawal per contract year at any time during the contract year. The minimum amount you may withdraw at any time is $1,000. If you request to withdraw more than 90% of your current "cash value" we will treat it as a request to surrender your contract for its cash value. See "Surrendering your contract to receive its cash value" later in this Prospectus.

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Your account value is the sum of your market adjusted amounts in each fixed maturity option plus your amounts held in the separate account to provide for payments off maturity dates. Your cash value is equal to your account value minus any withdrawal charge.
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Withdrawals in excess of a 10% free withdrawal amount may be subject to a withdrawal charge. There is no free withdrawal amount if your contract is surrendered for its cash value. For GMIB Income Manager contracts, withdrawal charges do not apply, and, therefore, the free withdrawal amount is not applicable. Amounts withdrawn from a fixed maturity option before its maturity date will result in a market value adjustment.



ALLOCATION OF WITHDRAWALS

We will subtract your withdrawal from all remaining fixed maturity options to which your account value is allocated as well as from amounts held in the separate account to provide for payments off maturity dates. As a result we will reduce the amount of your payments and the length of your period certain. We will also begin making payments to you under the life contingent annuity at an earlier date. In order to achieve this result we will withdraw additional amounts over the amount of the withdrawal you requested. We will withdraw these amounts from the fixed maturity options and from amounts held in the separate account to provide for payments off maturity dates and allocate them to the life contingent annuity. The exact additional amount we withdraw will depend on how much is necessary to assure that the same pattern of payments will continue in reduced amounts for the annuitant's life, and if it applies, the life of the joint annuitant.


                                              Contract features and benefits  13

If you have elected increasing payments, the first increase in your payments will take place no later than the date of the next planned increase.


EXAMPLE

The example below illustrates the effect of a withdrawal based on:


(1)  a single contribution of $100,000 made on February 14, 2003;

(2) level annual payments of $7,379.93 to be made on February 15th of each year;


(3)  joint and two-thirds to survivor payments for a male and female, both age
     70;

(4)  a period certain of 15 years; and


(5) a withdrawal made at the beginning of the fourth contract year of 25% of an account value of $67,333.81 when the annuitants are age 73.

The requested withdrawal amount would be $16,833.45 ($67.333.81 x .25). In this case, $6,733.38 ($67.333.81 x .10) would be the free withdrawal amount and could be withdrawn free of a withdrawal charge. The balance of $10,100.07 ($16,833.45 - $6,733.38) would be considered a withdrawal of a part of the contribution of $100,000. This contribution would be subject to a 4.0% withdrawal charge of $404.00 ($10,100.07 x .04). The account value after the withdrawal is $50,096.35 ($67,333.81 - $16,833.45 - $404.00). The payments would be reduced to $6,072.47 and the remaining period certain would be reduced to 10 years from 12.



DEATH BENEFIT

When the annuitant dies before payments begin

Generally, when we receive satisfactory proof of the annuitant's death before annuity payments begin we will pay the death benefit to the "beneficiary" named in your contract. See "Your beneficiary" later in this Prospectus. If the joint owner who is also the annuitant dies, we will consider the surviving owner to be the beneficiary, taking the place of any other beneficiary designations.

We determine the amount of the death benefit payable to your beneficiary as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment and any required forms necessary to effect payment. The death benefit is the greater of:

(1)  your account value; and

(2) the sum of the fixed maturity amounts in each fixed maturity option plus any amounts held in the separate account to provide for payments off maturity dates.

However, if you are the annuitant and your spouse is the joint owner or the designated beneficiary under the contract, your spouse may elect to receive the payments instead of taking the death benefit if payments have not been deferred, or payments are scheduled to begin within one year. The payments will then begin on the scheduled date. We will not make any payments under the life contingent annuity after the annuitant's death unless you have elected the joint and survivor form of payments. If you elect joint and one-half or joint and two-thirds to survivor payments, at the death of either annuitant, we will reduce the payments by one-half or one-third, whichever applies.

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A death benefit is never payable under the life contingent annuity. The death benefit applies only during the period certain.
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When the annuitant dies after the annuity payments begin

If the annuitant dies after the payments begin, we will continue to make payments during the period certain to either the joint owner or the designated beneficiary, whichever applies. The payments will be made on the same schedule that was in effect before the annuitant's death. If you elected joint and survivor payments under the life contingent annuity, the payments will be made as long as one of the annuitants is living.

At the beneficiary's option, payments during the period certain may be discontinued and paid in a single sum. If the single sum is elected within one year after the annuitant's death, the single sum will be equal to the greater of:

(1)  the account value; and

(2) the sum of the fixed maturity amounts in each fixed maturity option, plus any amounts held in the separate account to provide for payments off maturity dates.

If a single sum is elected and there is a joint annuitant, we will begin making payments to you under the life contingent annuity at an earlier date. These payments will be made in reduced amounts to compensate for the earlier start date.


When the NQ contract owner who is not the annuitant dies before the annuitant and before the annuity payments begin

When you are not the annuitant under an NQ contract and you die before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will automatically become the new contract owner. You may name a different person that will become the owner at any time by sending an acceptable written form to our Processing Office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the beneficiary for purposes of the distribution rules described below. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the deceased owner (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the designated beneficiary for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value in the contract must be fully paid to the designated beneficiary (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The new owner may instead elect to receive payments as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy), with payments beginning no later than one year following the non-annuitant owner's death. Unless


14  Contract features and benefits
     the alternative is elected, we will pay any cash value in the contract as a single sum five years after your death (or the death of the first owner to die).

If the surviving spouse is the designated beneficiary or joint owner, the surviving spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and the annuitant are living.


When the NQ contract owner who is not the annuitant dies after the annuity payments begin.

If your death occurs after annuity payments begin, payments will continue to be made during the period certain to the designated beneficiary, or in the case of joint owners, to the surviving owner. In either case this person becomes the new contract owner. The payments will be made on the same payment schedule that was in effect before your death. After the period certain, lifetime payments will be made under the life contingent annuity for as long as the annuitant (or joint annuitant) is living.

SURRENDERING YOUR LIFE ANNUITY WITH PERIOD CERTAIN CONTRACT

You may surrender your contract for its cash value at any time during the period certain and receive lifetime payments after that under the life contingent annuity. Once your contract is surrendered, the date your payments are to start under the life contingent annuity will be moved forward to the date when you were supposed to receive the next payment under the period certain. However, your payments will be made in reduced amounts. Once your contract is surrendered, we will return it to you with a notation that the life contingent annuity is still in effect. You may not surrender the life contingent annuity.


PERIOD CERTAIN CONTRACT (NOT AVAILABLE IF YOU ARE PURCHASING A GMIB INCOME MANAGER CONTRACT)


You may purchase the period certain contract if you are age 59-1/2 or older. The annuitant must be at least age 59-1/2, but not older than age 78. This contract provides you with level guaranteed payments for a period certain that you select. The minimum period certain you may select is 7 years and the maximum period certain is 15 years. If the annuitant is over age 70 when the contract is issued, the maximum period certain you may select is 85 less the annuitant's age when the contract is issued.

ADDITIONAL CONTRIBUTIONS

Additional contributions are not permitted under the contract.

HOW WE ALLOCATE YOUR CONTRIBUTIONS

Based on the amount of your single contribution and the period certain you select, we allocate your contribution among the fixed maturity options and, if necessary, to the separate account to provide for payments off maturity dates. You may not change this allocation. See "More information" later in this Prospectus for an example of payments.


PAYMENTS


Whether you choose monthly, quarterly or annual payments, your payments normally will start one payment period from the contract date unless you elect otherwise as described under "Off maturity date payments" earlier in this Prospectus. Your payments will always be made on the 15th day of the month.


--------------------------------------------------------------------------------
The period certain may also be referred to as the "liquidity period" because you have access to your money through withdrawals or surrender of your contract.
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WITHDRAWALS

After the first contract year you may take withdrawals from your account value. You may take one withdrawal per contract year at any time during the contract year. The minimum amount you may withdraw at any time is $2,000 or 25% of your current cash value if it produces a larger amount. If you request to withdraw more than 90% of your current cash value we will treat it as a request for surrender of the contract for its cash value. See "Surrendering your contract to receive its cash value" later in this Prospectus. Any amounts withdrawn from a fixed maturity option, before its maturity date, will result in a market value adjustment. See "Market value adjustment" earlier in this Prospectus. Withdrawals made during the first seven contract years may be subject to a withdrawal charge. There is no free withdrawal amount under the period certain contracts.

ALLOCATION OF WITHDRAWALS

We will subtract your withdrawals pro rata from all remaining fixed maturity options to which your account value is allocated as well as from amounts held in the separate account to provide for payments off maturity dates. As a result, your payments will continue in reduced level amounts over the remaining term of the period certain.


DEATH BENEFIT


When the annuitant dies before payments begin

Generally, when we receive satisfactory proof of the annuitant's death before annuity payments begin we will pay the death benefit to the beneficiary named in your contract. See "Your beneficiary" later in this Prospectus. If the joint owner who is also the annuitant dies, we will consider the surviving owner to be the beneficiary, taking the place of any other beneficiary designations.

We determine the amount of the death benefit payable to your beneficiary as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment and any required forms necessary to effect payment. The death benefit is the greater of:

(1)  your account value; and

(2) the sum of the fixed maturity amounts in each fixed maturity option plus any amounts held in the separate account to provide for payments off maturity dates.

However, if you are the annuitant and your spouse is the joint owner or the designated beneficiary under the contract, your spouse may elect to receive the payments instead of taking the death benefit. The payments will then begin on the scheduled date.


                                              Contract features and benefits  15

When the annuitant dies after the annuity payments begin

If the annuitant dies after the payments begin, payments will continue to be made during the period certain to either the joint owner or the designated beneficiary, whichever applies. The payments will be made on the same schedule that was in effect before the annuitant's death.

At the beneficiary's option, payments may be discontinued and paid in a single sum. If the single sum is elected within one year after the annuitant's death, the single sum will be equal to the greater of:

(1)  the account value; and

(2) the sum of the fixed maturity amounts in each fixed maturity option plus any amounts held in the separate account to provide for payments off maturity dates.


When the NQ contract owner who is not the annuitant dies before the annuitant and before the annuity payments begin

When you are not the annuitant under an NQ contract and you die before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will automatically become the new contract owner. You may instead name a different person to become the new contract owner at any time by sending an acceptable written form to our Processing Office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the beneficiary for purposes of the distribution rules described below. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the deceased owner (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the designated beneficiary for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value in the contract must be fully paid to the designated beneficiary (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The new owner may elect instead to receive payments as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy), with payments beginning no later than one year following the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value in the contract as a single sum five years after your death (or the death of the first owner to die).

If the surviving spouse is the designated beneficiary or joint owner, the surviving spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and the annuitant are living.


When the NQ contract owner who is not the annuitant dies after the annuity payments begin

If your death occurs after annuity payments begin, payments will continue to be made during the period certain to the designated beneficiary or in the case of joint owners to the surviving owner. In either case, this person becomes the new contract owner and receives the payments.


16  Contract features and benefits

2. Other benefits and features of the contracts

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HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a bank in the U.S. in U.S. dollars, and made payable to Equitable Life. We do not accept third party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept initial and additional contributions, if applicable, by wire transmittal from certain broker-dealers who have agreements with us for this purpose. These methods of payment are discussed in detail under "More information" later in this Prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days, we will inform the financial professional submitting the application, on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

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Generally our "business day" is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
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SECTION 1035 EXCHANGES


You may apply the entire value of an existing nonqualified deferred annuity contract (or life insurance or endowment contract) to purchase an Income Manager(R) NQ contract in a tax-deferred exchange if you follow certain procedures as shown in the form that we require you to use. Please note that the IRS may not apply tax-free treatment to partial 1035 exchanges. Also see "Tax information" later in this Prospectus.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our Processing Office within 10 days after you receive it. In some states, this "free look" period may be longer.

Generally, your refund will equal your account value under the contract. Your account value reflects any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Under the life annuity with a period certain your refund will also include any amount applied to the life contingent annuity. However, some states require that we refund the full amount of your contribution (not including any investment gain or loss). For IRA contracts returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

If you cancel your contract during the free look period, we may require that you wait six months before you may apply for a contract with us again.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE


You may surrender your contract to receive its cash value at any time during the period certain. Your cash value is equal to your account value minus any withdrawal charge. There is no free withdrawal amount if you surrender your contract. For GMIB Income Manager contracts, there are no withdrawal charges, and, therefore, no free withdrawal amount applies.


For a surrender to be effective, we must receive your written request and your contract at our Processing Office. We will determine your cash value on the date we receive the required information. All benefits under your contract will terminate as of that date unless you have elected the life contingent annuity. See "Surrendering your life annuity with a period certain contract" earlier in this Prospectus.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments within seven days of the transaction to which the request relates. We can defer payment of any portion of the account value (other than for death benefits) for up to six months while you are living. We also may defer payments for any reasonable amount of time (not to exceed 15 days) while we are waiting for a contribution check to clear.



                                Other benefits and features of the contracts  17

3. Charges

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WITHDRAWAL CHARGES

A withdrawal charge applies in two circumstances: (1) if you make a withdrawal during a contract year and it exceeds any applicable free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value. For GMIB Income Manager contracts, withdrawal charges do not apply.


The withdrawal charge equals a percentage of each contribution (or single contribution) withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:



----------------------------------------------------------------------------------------------
                                         Contract Year
----------------------------------------------------------------------------------------------
                     1         2         3         4         5         6         7         8+
----------------------------------------------------------------------------------------------
  Percentage of
  Contribution  7.0%      6.0%      5.0%      4.0%      3.0%      2.0%      1.0%      0.0%
----------------------------------------------------------------------------------------------

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus.

We deduct the withdrawal charge from your account value in proportion to the amount withdrawn from each fixed maturity option and any amounts held in the separate account to provide for payments off maturity dates. In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay a withdrawal charge is also subject to a withdrawal charge.

The withdrawal charge does not apply to the 10% free withdrawal amount described below.


The 10% free withdrawal amount applies only to life annuity with a period certain contracts (not including GMIB Income Manager contracts since there are no withdrawal charges). It does not apply to your period certain contract or if you surrender your contract to receive its cash value.


Under life annuity with a period certain contracts, each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. This 10% free withdrawal amount is determined using your account value on the most recent contract date anniversary.

AMOUNTS APPLIED FROM OTHER CONTRACTS ISSUED BY EQUITABLE LIFE


Life annuity with a period certain contract. If you own certain types of contracts that we issue, you may apply the entire account value under those contracts to purchase the life annuity with a period certain contract provided the issue age and payment restrictions for the new contract are met. The amount used to purchase the GMIB Income Manager will be reduced by the remaining withdrawal charges on any Accumulator(R) series contract being surrendered. If you apply your account value at a time when the dollar amount of the withdrawal charge under such other contract is greater than 2% of remaining contributions (after withdrawals), we reserve the right to waive the remaining withdrawal charge. However, a new withdrawal charge schedule will apply under the new contract. For purposes of the withdrawal charge schedule, the year in which your account value is applied under the life annuity with a period certain contract will be "contract year 1." If you apply your account value when the dollar amount of the withdrawal charge is 2% or less, we reserve the right to waive the withdrawal charges under the new contract. You should consider the timing of your purchase as it relates to the potential for withdrawal charges under the life annuity with a period certain contract.


Period certain contract. If you own certain types of contracts that we issue, you may apply your entire account value to purchase the period certain contract once any withdrawal charges are no longer in effect under the other contracts. No withdrawal charges will apply under the period certain contract.

To purchase any Income Manager(R) contract we require that you return your original contract to us. A new Income Manager(R) contract will be issued putting this annuity into effect.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES


We deduct a charge designed to approximate certain taxes that may be imposed upon us, such as premium taxes in your state. We deduct the charge from your contributions. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5% (1% in Puerto Rico).



GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or change the minimum initial contribution requirements. We also may increase the rates to maturity for the fixed maturity options and reduce purchase rates for the life contingent annuity. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis. IRA contracts are not available for group arrangements.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing


18  Charges
charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation in the withdrawal charge will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate withdrawal charges when sales are made in a manner that results in savings of sales and administrative expenses. This may include sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of the withdrawal charge where it will be unfairly discriminatory.


                                                                     Charges  19

4. Payment of death benefit

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YOUR BENEFICIARY

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for change is signed.


YOUR ANNUITY PAYOUT OPTIONS

If the annuitant dies before annuity payments begin, your beneficiary may elect to apply the death benefit to an annuity payout option. We offer several annuity payout options to choose from. Restrictions apply, depending on the type of contract you own.


ANNUITY PAYOUT OPTIONS

Your beneficiary can choose from among the following annuity payout options:

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no death benefit with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity -- period certain: An annuity that guarantees payments for the rest of the annuitant's life, and, if the annuitant dies before the end of a selected period of time ("period certain"), payments to the beneficiary will continue for the balance of the period certain.

o Life annuity -- refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments continue to the beneficiary until that amount has been recovered.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments.

The life annuity, life annuity -- period certain and the life annuity -- refund certain are available on either single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, continuation of payments to the survivor.

All of the above annuity payout options are available as fixed annuities. With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity payments in your contract or on our then current annuity rates, whichever is more favorable for the annuitant.

When the beneficiary selects a payout option, we will issue a separate written agreement confirming the beneficiary's right to receive annuity payments. We require the return of the contract before annuity payments begin.

The amount of the annuity payments will depend on the amount applied to purchase the annuity, the type of annuity chosen and, in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages) and in certain instances, the sex of the annuitant(s). Once a payout option has been chosen and payments begin, no change can be made.

At the time that the beneficiary elects a payout option if the amount to be applied is less than $2,000, or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


20  Payment of death benefit

5. Tax information

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OVERVIEW


In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Income Manager(R) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ or traditional IRA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate or inheritance taxes. You should not rely only on this document, but should consult your tax advisor before your purchase.


President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA begin to be effective on January 1, 2002 and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions that can be made to all types of tax-favored retirement plans. In addition to increasing amounts that can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax advisor how EGTRRA affects your personal financial situation.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal, or as an annuity payment. This contract is intended to be a payout annuity. However, because you may be able to delay beginning payments, rules governing deferred annuity contracts could apply. Earnings in a deferred annuity contract are taxable even without a distribution if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse).

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract when figuring out the taxable amount of any distribution from any of those contracts.

Corporations, partnerships, trusts and other non-natural persons generally cannot defer the taxation of current income credited to the contract unless an exception under the federal income tax rules apply. There is an exception for immediate annuities.

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Immediate annuities are generally annuities in which payments begin within one year from purchase and provide for a series of substantially equal payments made at least annually.
--------------------------------------------------------------------------------

ANNUITY PAYMENTS


Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

The tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


WITHDRAWALS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.

CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o The contract which is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.


                                                             Tax information  21

o The owner and the annuitant are the same under the source contract and the Income Manager(R) contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis of the source contract carries over to the Income Manager(R) NQ contract.


A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange. You should also note that the Internal Revenue Service has announced its intention to challenge transactions where taxpayers enter into serial partial exchanges and annuitizations in order to avoid income or penalties applicable to annuity contracts. Although the IRS has not yet issued specific guidance on this point, you should discuss with your tax advisor before you purchase an Income Manager(R) contract, intended to be a payout annuity, with partial 1035 exchange proceeds.


SURRENDERS

If you surrender or cancel the NQ contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

WITHDRAWALS MADE AFTER ANNUITY PAYMENTS BEGIN


If you make a withdrawal that terminates all periodic payments due, it will be taxable as a complete surrender as discussed above. If you make a withdrawal that does not terminate all periodic payments due, then the withdrawal will generally be taxable. Also, a portion of the remaining reduced payments will be eligible for tax-free recovery of investment.



DEATH BENEFIT PAYMENT MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" and "When the NQ contract owner who is not the annuitant dies before the annuitant and before the annuity payments begin" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. The extra penalty tax does not apply to pre-age 59-1/2 distributions made:

o   on or after your death; or

o   because you are disabled (special federal income tax definition); or


o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancies) of you and a beneficiary, in accordance with IRS formulas; or


o   payments under an immediate annuity.


Periodic annuity payments we make to you from the life annuity with a period certain while you are under age 59-1/2 should qualify for the "substantially equal payments for life" exception noted above. However, this exception may not apply if you take a withdrawal, surrender your contract or change the payment pattern in any way.


SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S.-source. A Puerto Rico resident is subject to U.S. taxation on such U.S.-source income. Only Puerto Rico-source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The computation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS ("IRAS")


GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and securities in a custodial account and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o   Traditional IRAs, typically funded on a pre-tax basis; and


o   Roth IRAs, funded on an after-tax basis.


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The Income Manager(R) IRA contract is available in traditional IRA form only.
--------------------------------------------------------------------------------

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This Publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.gov).


22  Tax information

Equitable Life designs its Traditional IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs.

We have not submitted to the IRS a request for an opinion letter to approve the form of the Income Manager(R) traditional IRA contract for use as a traditional IRA contract. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment.



CANCELLATION

You can cancel an Income Manager(R) IRA contract by following the directions under "Your right to cancel within a certain number of days" earlier in the Prospectus. If you cancel an IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES ("TRADITIONAL IRAS")

CONTRIBUTIONS TO TRADITIONAL IRAS

Individuals may make three different types of contributions to a traditional
IRA:

o    "regular" contributions out of earned income or compensation; or

o    tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other Traditional IRAs ("direct transfers").

We require that your initial contribution to the Income Manager(R) traditional IRA contract must be either a rollover or a direct custodian-to-custodian transfer. See "Rollover and transfer contributions to traditional IRAs" below. Any additional contributions you make may be rollovers, direct transfers, or regular traditional IRA contributions.


REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS



LIMITS ON CONTRIBUTIONS. Generally, $3,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for taxable year 2003. This amount stays the same for 2004. When your earnings are below $3,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the taxable year in which you reach age 70-1/2 or any taxable year after that.

If you reach age 50 before the close of the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make an additional "catch up contribution" of up to $500 to your traditional IRA. This amount is the same for both taxable years 2003 and 2004.


SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs). Even if one spouse has no compensation or compensation under $3,000, married individuals filing jointly can contribute up to $6,000 for taxable year 2003 to any combination of traditional IRAs and Roth IRAs. This amount stays the same for 2004. (Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa.) The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $3,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $3,000 or 100% of "earned income" to a traditional IRA for a non-working spouse until the year in which the non-working spouse reaches age 70-1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70-1/2 at any time during the taxable year for which the contribution is being made.



DEDUCTIBILITY OF CONTRIBUTIONS


The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

If you are not covered by a retirement plan during any part of the year, you can make fully deductible contributions to your traditional IRAs for the taxable year up to the maximum amount discussed earlier in this section under "Limits on contributions." That is, for each of taxable years 2003 and 2004, your fully deductible contribution can be up to $3,000, or if less, your earned income. (The dollar limit is $3,500 for people eligible to make age 50-70-1/2 catch-up contributions.)

If you are covered by a retirement plan during any part of the year, and your adjusted gross income ("AGI") is below the lower dollar figure in a phase-out range, you can make fully deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls within a phase-out range, you can make partially deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls above the higher figure in the phase-out range, you may not deduct any of your regular contribution to your traditional IRAs.

If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $40,000 and $50,000 in 2003 and AGI between $45,000 and $55,000 in 2004. In 2005 the deduction will phase out for AGI between $50,000 and $60,000.


If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $60,000 and $70,000 in 2003 and AGI between $65,000 and $75,000 in



                                                             Tax information  23

2004. This range will increase every year until 2007 when the deduction will phase out for AGI between $80,000 and $100,000.


Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.


To determine the deductible amount of the contribution in 2003, for example, you determine AGI and subtract $40,000 if you are single, or $60,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:


 ($10,000-excess AGI)     times  $3,000 (or earned   equals     the adjusted
 --------------------       x    income, if less       =         deductible
  divided by $10,000             or $3,500, if                  contribution
                                 applicable)                        limit




NONDEDUCTIBLE REGULAR CONTRIBUTIONS

If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the non-working spouse's traditional IRA) may not, however, exceed the maximum $3,000 per person limit for the applicable taxable year (2003 or 2004). The dollar limit is $3,500 for people eligible to make age 50-70-1/2 "catch-up" contributions. See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" below.


If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.



WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS

If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15th return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a taxable year.


ADDITIONAL "SAVER'S CREDIT" FOR CONTRIBUTIONS TO A TRADITIONAL IRA

You may be eligible for a nonrefundable income tax credit for contributions you make to a traditional IRA. If you qualify, you may take this credit even though your traditional IRA contribution is already fully or partially deductible. To take advantage of this "saver's credit" you must be age 18 or over before the end of the taxable year for which the contribution is made. You cannot be a full-time student or claimed as a dependent on another's tax return, and your adjusted gross income cannot exceed $50,000. The amount of the tax credit you can get varies from 10% of your contribution to 50% of your contribution, and depends on your income tax filing status and your adjusted gross income. The maximum annual contribution eligible for the saver's credit is $2,000. If you and your spouse file a joint return, and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may also be reduced if you take or have taken a taxable distribution from any plan eligible for a saver's credit contribution -- even if you make a contribution to one plan and take the distribution from another plan -- during the "testing period." The "testing period" begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make the contribution. Saver's-credit-eligible contributions may be made to a 401(k) plan, 403(b) TSA, governmental 457(b) plan, SIMPLE IRA, or SARSEP IRA, as well as a traditional IRA or Roth IRA.


ROLLOVER AND TRANSFER CONTRIBUTIONS TO TRADITIONAL IRAS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o   qualified plans;


o   governmental 457(b) plans;


o   TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts);
    and

o   other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

ROLLOVERS FROM "ELIGIBLE RETIREMENT PLANS" OTHER THAN TRADITIONAL IRAS


Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant.


There are two ways to do rollovers:

o   Do it yourself

    You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your qualified plan or TSA will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o   Direct rollover

    You tell the plan trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.


24  Tax information

All distributions from a TSA, qualified plan or governmental 457(b) plan are eligible rollover distributions, unless the distributions are:

o    "required minimum distributions" after age 70-1/2 or retirement; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    a hardship withdrawal; or

o    corrective distributions which fit specified technical tax rules; or

o    loans that are treated as distributions; or

o    a death benefit payment to a beneficiary who is not your surviving spouse;
     or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.


You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan such as a traditional IRA, and subsequently take a premature distribution.


ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS


Any after-tax contributions you have made to a qualified plan or TSA (but not a governmental 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this Prospectus under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, TSA or governmental 457(b) plan.



ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.

EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:



o regular contributions of more than $3,000 for the applicable taxable year (2003 or 2004). (or $3,500 if you are age 50-70-1/2);

o regular contributions of more than earned income for the year, if that amount is under $3,000 for the applicable taxable year (2003 or 2004). (or $3,500 if you are age 50-70-1/2);


o    regular contributions to a traditional IRA made after you reach age 70-1/2;
     and

o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions discussed under "Early distribution penalty tax" later in this Prospectus. You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1)  the rollover was from an eligible retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3)  you took no tax deduction for the excess contribution.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS


NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.

Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income. We report all payments from traditional IRA contracts on IRS Form 1099R as fully taxable.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA



                                                             Tax information  25
contract), those contributions are recovered tax free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:


o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

o the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds, (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and transfer contributions to traditional IRAs" above).


The following are eligible to receive rollovers of distributions from a traditional IRA; a qualified plan, a TSA or a governmental EDC plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, TSA or governmental EDC plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.


Since the Income Manager(R) annuity is intended to be a payout contract, it may not be an appropriate contract if you intend to roll over funds later. Allocation of funds to the life contingent annuity may make it difficult for you to roll the contract over to another eligible retirement plan.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available to distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax advisor.



REQUIRED MINIMUM DISTRIBUTIONS


BACKGROUND ON REGULATIONS--REQUIRED MINIMUM DISTRIBUTIONS

Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Treasury Regulations on required minimum distributions were proposed in 1987, revised in 2001 and finalized in 2002. The 2002 final Regulations apply beginning in January 2003. The 2002 final Regulations include Temporary Regulations applicable to annuity contracts. Certain provisions of the Temporary Regulations concerning the actuarial value of additional contract benefits which could have increased the amount required to be distributed from contracts have been suspended for 2003. However, these or similar provisions may apply in future years. Under transitional rules, the 1987 and 2001 proposed regulations may continue to apply to annuity payments. Please consult your tax advisor concerning applicability of these complex rules to your situation.


LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.

WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION.
The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April 1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."



Account-based method. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

Annuity-based method. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.


WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? No, we do not automatically make distributions from your contract before your annu-


26  Tax information
ity payments begin. We will calculate the amount of an account-based required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.


WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa. However, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.


WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract/certificate in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed above under "Individual beneficiary." Please note that we need an individual annuitant to keep an annuity contract/certificate in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.


IMPORTANT INFORMATION ABOUT MINIMUM DISTRIBUTIONS UNDER YOUR CONTRACT

Although the life contingent annuity portion of the life annuity with a period certain does not have a cash value, it will be assigned a value for tax purposes. This value will generally be changed each year. When you determine the amount of account-based required minimum distributions from your IRA this value must be included. This must be done before annuity payments begin even though the life contingent annuity may not be providing a source of funds to satisfy the required minimum distributions.

If you surrender your contract, or withdraw any remaining account value before your annuity payments begin, it may be necessary for you to satisfy your required minimum distribution by moving forward the start date of payments under your life contingent annuity. Or to the extent available, you have to take distributions from other IRA funds you may have. Or, you may convert your IRA life contingent annuity under the IRA contract to a nonqualified life contingent annuity. This would be viewed as a distribution of the value of the life contingent annuity from your IRA, and therefore, would be a taxable event. However, since the life contingent annuity would no longer be part of the IRA, you would not have to include its value when determining future required minimum distributions.

If you have elected a joint and survivor form of the life contingent annuity, the joint annuitant must be your spouse. In the event of your death or the death of your spouse the value of such annuity will


                                                             Tax information  27
change. For this reason, it is important that someone tell us if you or your spouse dies before the life contingent annuity has started payments so that a lower valuation can be made. Otherwise, a higher tax value may result in an overstatement of the amount that would be necessary to satisfy your required minimum distribution amount.


SUCCESSOR ANNUITANT AND OWNER

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.


EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o   on or after your death;

o   because you are disabled (special federal income tax definition);

o used to pay certain extraordinary medical expenses (special federal income tax definition);

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition);

o used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs);

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.


WILL PAYMENTS WE MAKE TO YOU FROM THE LIFE ANNUITY WITH A PERIOD CERTAIN WHILE YOU ARE UNDER AGE 59-1/2 QUALIFY AS SUBSTANTIALLY EQUAL PAYMENTS FOR LIFE?


Same as nonqualified annuities under "Early distribution penalty tax."


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our Processing Office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States. We might have to withhold and/or report on amounts we pay under a free look or cancellation.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at their toll-free number.

If you are receiving periodic and/or non-periodic payments, you will be notified of the withholding requirements and of your right to make withholding elections.

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $15,840 in periodic annuity payments in 2003 your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS

For a non-periodic distribution (total surrender or partial withdrawal) we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of IRAs.


28  Tax information

6. More information

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ABOUT OUR FIXED MATURITY OPTIONS

How we determine the market value adjustment. We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

     (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

     (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

     (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

     (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)  We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

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Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.

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For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

ABOUT THE SEPARATE ACCOUNT FOR THE FIXED MATURITY OPTIONS

Investments. Under New York Insurance law, the portion of the separate account assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law which applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your account value in the fixed maturity options regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT OUR GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options, as well as our general obligations. Amounts applied under the life contingent annuity become part of our general account.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not made a review of the disclosure that is included in the prospectus for your information that relates to the general account (other than market value adjustment interests) and the life contingent annuity. The disclosure, however, may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS

We accept initial contributions sent by wire to our Processing Office by agreement with certain broker-dealers. The transmittals must be


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accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information forwarded electronically. Where we require a signed application, no financial transactions will be permitted until we receive the signed application and have issued the contract.

After your contract has been issued, additional contributions under the life annuity with a period certain contract may be transmitted by wire.


ABOUT PAYMENTS UNDER PERIOD CERTAIN CONTRACTS


The following example illustrates a ten-year level stream of annual payments, each in the amount of $10,000, purchased on February 14, 2003 with the first payment on February 15, 2004. To achieve this result, a single contribution of $81,936.84 is required, and is allocated among the fixed maturity options as indicated below.



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                                    Price per $100
  February 15th of                  of maturity       Allocation of
   calendar year        Payment        value         contribution
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        2004             $10,000       $97.08           $  9,707.95
        2005             $10,000      $ 94.24           $  9,424.43
        2006             $10,000      $ 91.50           $  9,149.93
        2007             $10,000      $ 88.83           $  8,883.43
        2008             $10,000      $ 86.16           $  8,616.31
        2009             $10,000      $ 81.42           $  8,142.16
        2010             $10,000      $ 76.43           $  7,642.96
        2011             $10,000      $ 72.04           $  7,204.09
        2012             $10,000      $ 67.91           $  6,790.73
        2013             $10,000      $ 63.75           $  6,374.84
                                                 Total  $ 81,936.84


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR


BUSINESS DAY

Our "business day" is generally any day the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed; however, we may close or close early due to emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

If your contribution or any other transaction request containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.


CONTRIBUTIONS

o Contributions allocated to the fixed maturity options will receive the rate to maturity in effect for that fixed maturity option on that business day.


o Contributions allocated to the separate account to provide for payments off maturity dates will receive the interest rate in effect on that business day or the same rate as the rate to maturity that applied to the expired fixed maturity option.


o Contributions allocated to the life contingent annuity will be invested at the purchase rates in effect on that business day. If you are purchasing the Income Manager(R) (life with a period certain) option in connection with your guaranteed minimum income benefit under certain contracts, you should note that the purchase rates used are more conservative (and therefore your payments may be smaller) than those we use for other Income Manager(R) contracts.



ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon our obligations under the contracts, or the distribution of the contracts.


ABOUT OUR INDEPENDENT ACCOUNTANTS


The consolidated financial statements of Equitable Life at December 31, 2002 and 2001, and for the three years ended December 31, 2002, in this prospectus by reference to the 2002 Annual Report on Form 10-K, are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING


The contracts may not be assigned except through surrender to us. They may not be borrowed against or used as collateral for a loan or other obligation.



DISTRIBUTION OF CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors"). AXA Advisors (the successor to EQ Financial Consultants, Inc.) an affiliate of Equitable Life and AXA Distributors, an indirect wholly owned subsidiary of Equitable Life, are registered with the SEC as broker dealers and are members of the National Association of Securities Dealers, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. Both broker dealers also act as distributors for other Equitable Life annuity products.

AXA Distributors is a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"). Like AXA Distributors, EDI was owned by Equitable Holdings, LLC.


Under a distribution agreement between AXA Distributors, Equitable Life, and certain of Equitable Life's separate accounts, including the separate account that contains the fixed maturity options, Equitable Life paid AXA Distributors distribution fees of $149,380,289 for 2002, $219,355,297 for 2001 and
$199,478,753 for 2000, as the distributor of certain contracts, including these contracts, and as the principal underwriter of several Equitable Life separate accounts, including the separate account that contains the fixed maturity options. Of these



30  More information
amounts for each of these three years, AXA Distributors retained $59,543,803, $91,443,554 and $52,501,772, respectively.

Under a distribution and services agreement between AXA Advisors, Equitable Life and certain of Equitable Life's separate accounts, including the separate account that contains the fixed maturity options, Equitable Life paid AXA Advisors a fee of $325,380 for each of the years 2002, 2001 and 2000. Equitable Life paid AXA Advisors as the distributor for certain contracts, including these contracts $536,113,253 in 2002, $543,488,990 in 2001 and $666,577,890 in
2000. Of these amounts, AXA Advisors retained $283,213,274, $277,057,837 and $385,314,054, respectively.


The contracts will be sold by registered representatives of AXA Distributors and AXA Advisors as well as by affiliated and unaffiliated broker-dealers with which AXA Distributors and/or AXA Advisors has entered into selling agreements. Broker-dealer sales compensation will generally not exceed 5% of total contributions made under the contracts. AXA Distributors and AXA Advisors may also receive compensation and reimbursement for its marketing services under the terms of their distribution agreements with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion of it to their registered representatives as commissions related to sales of the contracts. The offering of the contracts is intended to be continuous.


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7. Incorporation of certain documents by reference

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Equitable Life's annual report on Form 10-K for the year ended December 31, 2002 is considered to be part of this prospectus because it is incorporated by reference.


After the date of the prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 as amended, ("Exchange Act") will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation, will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).


32  Incorporation of certain documents by reference

Appendix: Market value adjustment example

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The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 14, 2004 to a fixed maturity option with a maturity date of February 15, 2013 at a rate to maturity of 7.00% resulting in a maturity value at the maturity date of $183,846, and further assuming that a withdrawal of $50,000 was made on February 15, 2008.



---------------------------------------------------------------------------------
                                                            Hypothetical assumed
                                                             rate to maturity on
                                                              February 14, 2008
---------------------------------------------------------------------------------
                                                             5.00%        9.00%
---------------------------------------------------------------------------------
 As of February 15, 2008 (before withdrawal)
---------------------------------------------------------------------------------
(1) Market adjusted amount                                 $144,048     $ 119,487
(2) Fixed maturity amount                                  $131,080     $ 131,080
(3) Market value adjustment: (1) - (2)                     $ 12,968     $ (11,593)
---------------------------------------------------------------------------------
 On February 15, 2008 (after withdrawal)
---------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
    (3) x [$50,000/(1)]                                    $  4,501     $  (4,851)
(5) Reduction in fixed maturity amount: [$50,000 - (4)]    $ 45,499     $  54,851
(6) Fixed maturity amount: (2) - (5)                       $ 85,581     $  76,229
(7) Maturity value                                         $120,032     $ 106,915
(8) Market adjusted amount of (7)                          $ 94,048     $  69,487


You should note that if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.


                                   Appendix: Market value adjustment example A-1

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                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  The by-laws of The Equitable Life Assurance Society of the United States ("Equitable Life") provide, in Article VII, as follows:

               7.4 Indemnification of Directors, Officers and Employees. (a) To the extent permitted by the law of the State of New York and subject to all applicable requirements thereof:

                    (i) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate, is or was a director, officer or employee of the Company shall be indemnified by the Company;

                    (ii) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate serves or served any other organization in any capacity at the request of the Company may be indemnified by the Company; and

                   (iii) the related expenses of any such person in any of said categories may be advanced by the Company.

                    (b) To the extent permitted by the law of the State of New York, the Company may provide for further indemnification or advancement of expenses by resolution of shareholders of the Company or the Board of Directors, by amendment of these By-Laws, or by agreement. {Business Corporation Law ss.ss. 721-726; Insurance Law ss.1216}

         The directors and officers of Equitable Life are insured under policies issued by Lloyd's of London, X. L. Insurance Company and ACE Insurance Company. The annual limit on such policies is $150 million, and the policies insure the officers and directors against certain liabilities arising out of their conduct in such capacities.

ITEM 16.          EXHIBITS

                  Exhibits No.

                  (1)      (a)      Form of Distribution Agreement by and among
                                    Equitable Distributors, Inc., Separate
                                    Account Nos. 45 and 49 of Equitable Life and
                                    Equitable Life Assurance Society of the
                                    United States, incorporated by reference to
                                    Exhibit 1(a) to the Registration Statement on Form S-3 (File No. 33-88456), filed June
                                    7, 1996.

                           (b) Form of Distribution Agreement dated as of January 1, 1998 among The Equitable Life Assurance Society of the United States for itself and as depositor on behalf of certain separate accounts and Equitable Distributors, Inc., incorporated herein by reference to Exhibit 3(b) to the Registration Statement on Form N-4 (File No. 333-05593) on May 1, 1998.

                           (c) Distribution and Servicing Agreement among Equico Securities (now AXA Advisors, LLC), The Equitable Life Assurance Society of the United States, and Equitable Variable Life Insurance Company, dated as of May 1, 1994, incorporated herein by reference to Exhibit 3(c) to the Registration Statement on Form N-4 File No. 2-30070, refiled electronically July 10, 1998.

                           (d) Letter of Agreement for Distribution Agreement among The Equitable Life Assurance Society of the United States and EQ Financial Consultants, Inc. (now AXA Advisors, LLC), dated April 20, 1998, incorporated herein by reference to
                                    Exhibit No. 3(c) to Registration Statement
                                    (File No. 33-83750), filed on May 1, 1998.

                           (e) Participation Agreement among EQ Advisors Trust, The Equitable Life Assurance Society of the United States, Equitable Distributors, Inc. and EQ Financial Consultants, Inc. (now AXA Advisors, LLC) dated as of the 14th day of April 1997, incorporated by reference to the Registration Statement of EQ Advisors Trust, (File No. 333-17217) on Form N-1A, August 28, 1997.

                           (f) Distribution Agreement for services by The Equitable Life Assurance Society of the United States to AXA Network, LLC and its subsidiaries dated January 1, 2000 incorporated herein by reference to Exhibit 3(d) to Registration Statement File No. 33-83750 filed April 25, 2001.

                           (g) Distribution Agreement for services by AXA Network, LLC and its subsidiaries to The Equitable Life Assurance Society of the United States dated January 1, 2000 incorporated herein by reference to Exhibit 3(e) to Registration Statement File No. 33-83750 filed April 25, 2001.

                  (4)      (a)      Form of group annuity contract no.
                                    1050-94IC, incorporated herein by reference to Exhibit No. 4(a) to the Registration
                                    Statement on Form S-3 (File No. 333-24009) filed on March 6, 1998.

                           (b) Form of group annuity certificate nos. 94ICA and 94ICB, incorporated herein by reference to Exhibit No. 4(b) to the Registration Statement on Form S-3 (File No. 333-24009) filed on March 6, 1998.

                           (b)(i) Form of Data pages for Equitable Accumulator TSA, incorporated by reference to Exhibit No. 4(s) to the Registration Statement on Form N-4 (File No. 33-05593) filed on May 22, 1998.

                           (c) Forms of Endorsement Nos. 94ENIRAI, 94ENNQI and 94ENMVAI to contract no. 1050-94IC and data pages no. 94ICA/BIM(IRA), (NQ), (NQ Plan A) and (NQ Plan B), incorporated herein by reference to Exhibit No. 4(c) to the Registration Statement on Form S-3
                                    (File No. 333-24009) filed on March 6, 1998.

                           (c)(i) Form of Data Pages for Equitable Accumulator Select TSA, incorporated by reference to
                                    Exhibit 4(k) to the Registration Statement on Form N-4 (File No. 333-31131) filed on May 22, 1998.

                           (d) Forms of Application used with the IRA, NQ and Fixed Annuity Markets, incorporated herein by reference to Exhibit No. 4(d) to the Statement on Form S-3 (File No. 333-24009) filed on March 6, 1998.

                           (d)(i) Form of Data Pages for Equitable Accumulator TSA, incorporated by reference to Exhibit No. 4(v) to the Registration Statement on Form N-4 (File No. 33-83750) filed on May 22, 1998.

                           (e) Form of Endorsement no. 95ENLCAI to contract no. 1050-94IC and data pages no. 94ICA/BLCA, incorporated herein by reference to Exhibit No. 4(e) to the Registration Statement on Form S-3 (File No. 333-24009) filed on March 6, 1998.

                           (e)(i) Form of Endorsement Applicable to TSA Certificates, incorporated by reference to
                                    Exhibit 4(t) to the Registration Statement on Form N-4 (File No. 333-05593) filed on May 22, 1998.

                           (f) Forms of Data Pages for Rollover IRA, IRA Assured Payment Option, IRA Assured Payment Option Plus, Accumulator, Assured Growth Plan, Assured Growth Plan (Flexible Income Program), Assured Payment Plan (Period Certain) and Assured Payment Plan (Life with a Period Certain), incorporated by reference to Exhibit 4(f) to the Registration Statement on Form S-3 (File No. 33-88456) filed August 31, 1995.

                           (f)(i) Form of Enrollment Form/Application for Equitable Accumulator (IRA, NQ, QF and TSA), incorporated by reference to Exhibit No. 5(f) to the Registration Statement on Form N-4 (File No. 333-05593) filed on May 22, 1998.

                  Exhibits No.

                           (g) Forms of Data Pages for Rollover IRA, IRA Assured Payment Option, IRA Assured Payment Option Plus, Accumulator, Assured Growth Plan and Assured Payment Plan (Life Annuity with a Period Certain), incorporated by reference to Exhibit 4(g) to the Registration Statement on Form S-3 (File No. 33-88456), filed on April 23, 1996.

                           (h)      Form of Separate Account Insulation
                                    Endorsement for the Endorsement Applicable to Market Value Adjustment Terms, incorporated by reference to Exhibit 4(h) to the Registration Statement on Form S-3 (File No. 33-88456), filed on April 23, 1996.

                           (i) Forms of Guaranteed Minimum Income Benefit Endorsements (and applicable data page for Rollover IRA) for Endorsement Applicable to Market Value Adjustment Terms and for the Life Contingent Annuity Endorsement, incorporated by reference to Exhibit 4(i) to the Registration Statement on Form S-3 (File No. 33-88456), filed on April 23, 1996.

                           (j) Forms of Enrollment Form/Application for Rollover IRA, Choice Income Plan, Assured Growth Plan, Accumulator and Assured Payment Plan, incorporated by reference to Exhibit 4(j) to the Registration Statement on Form S-3 (File No. 33-88456), filed on April 23, 1996.

                           (k) Forms of Data Pages for the Accumulator, incorporated by reference to Exhibit 4(k) to the Registration Statement on Form S-3 (File No. 33-88456), filed June 7, 1996.

                           (l) Forms of Data Pages for the Rollover IRA, incorporated by reference to Exhibit 4(l) to the Registration Statement on Form S-3 (File No. 33-88456), filed June 7, 1996.

                           (m) Forms of Data Pages for the Accumulator and Rollover IRA, incorporated by reference to
                                    Exhibit 4(m) to the Registration Statement on Form S-3 (File No. 33-88456), filed October 9, 1996.

                           (n) Forms of Data Pages for Accumulator and Rollover IRA, incorporated by reference to
                                    Exhibit 4(n) to the Registration Statement on Form S-3 (File No. 33-88456), filed October 16, 1996.

                           (o) Forms of Data Pages for the Accumulator, Rollover IRA, Income Manager Accumulator, Income Manager Rollover IRA, Equitable Accumulator, Income Manager (IRA and NQ) and MVA Annuity (IRA and NQ), incorporated herein by reference to Exhibit No. 4(o) to the Registration Statement on Form S-3
                                    (File No. 333-24009) filed on April 30,
                                    1997.

                           (p) Forms of Enrollment Form/Application for Income Manager Accumulator, Income Manager Rollover IRA, Equitable Accumulator, Income Manager (IRA and NQ) and MVA Annuity (IRA and NQ), incorporated herein by reference to Exhibit No. 4(p) to the Registration Statement on Form S-3 (File No. 333-24009) filed on April 30, 1997.

                           (q)      Forms of Data Pages for Equitable
                                    Accumulator Select (IRA) and Equitable
                                    Accumulator Select (NQ), incorporated herein by reference to Exhibit No. 4(q) to the Registration Statement on Form S-3 (File
                                    No. 333-24009) filed on September 18, 1997.

                           (r) Forms of Enrollment Form/Application for Equitable Accumulator Select (IRA and NQ), incorporated herein by reference to Exhibit No. 4(r) to the Registration Statement on Form S-3 (File No. 333-24009) filed on September 18, 1997.

                           (s) Form of Data Pages No. 94ICB and 94ICBMVA for Equitable Accumulator (IRA) Certificates, incorporated by reference to
                                    Exhibit 4(m) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (t) Form of Data Pages No. 94ICB and 94ICBMVA for Equitable Accumulator (NQ) Certificates, incorporated by reference to Exhibit 4(n) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (u) Form of Data Pages No. 94ICB and 94ICBMVA for Equitable Accumulator (QP) Certificates, incorporated by reference to Exhibit 4(o) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (v) Form of Data Pages No. 94ICB, 94ICBMVA and 94ICBLCA for Assured Payment Option Certificates, incorporated by reference to
                                    Exhibit 4(p) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (w) Form of Data Pages No. 94ICB, 94ICBMVA and 94ICBLCA for APO Plus Certificates, incorporated by reference to Exhibit 4(q) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (x) Form of Endorsement applicable to Defined Benefit Qualified Plan Certificates No. 98ENDQPI incorporated by reference to
                                    Exhibit 4(r) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (y)      Form of Endorsement applicable to
                                    Non-Qualified Certificates No. 98ENJONQI, incorporated by reference to Exhibit 4(s) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (z) Form of Endorsement applicable to Charitable Remainder Trusts No. 97ENCRTI, incorporated by reference to Exhibit 4(t) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (a)(a) Form of Enrollment Form/Application No. 126737 (5/98) for Equitable Accumulator (IRA, NQ and QP), incorporated by reference to Exhibit 5(e) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (b)(b) Form of Endorsement for Extra Credit Annuity Form No. 98ECENDI and Data Pages 94ICA/B, incorporated herein by reference to Exhibit No. 4(j) to the Registration Statement
                                    File No. 333-64749 on Form N-4, filed
                                    September 30, 1998.

                           (c)(c) Form of Endorsement for Extra Credit Annuity Form No. 98ECENDI and Data Pages 94ICA/B, incorporated herein by reference to Exhibit No. 4(k) to the Registration Statement
                                    File No. 333-64751 on Form N-4, filed
                                    September 30, 1998.

                           (d)(d) Form of Endorsement applicable to Defined Contribution Qualified Plan Certificates No. 97ENQPI and Data Pages 94ICA/B, incorporated herein by reference to Exhibit No. 4 (k) to the Registration Statement File No. 333-64749 on Form N-4, filed September 30, 1998.

                           (e)(e) Form of Endorsement applicable to Defined Contribution Qualified Plan Certificates No. 97ENQPI and Data Pages 94ICA/B, incorporated herein by reference to Exhibit No. 4(l) to the Registration Statement File No. 333-64751 on Form N-4, filed September 30, 1998.

                           (f)(f) Form of Data Pages for Equitable Accumulator Express, incorporated herein by reference to Exhibit No. 4(h) to Registration Statement File No. 333-79379 on Form N-4, filed on May 26, 1999.

                           (g)(g) Form of Enrollment Form/Application for Equitable Accumulator Express, incorporated herein by reference to Exhibit No. 5 to Registration Statement File No. 333-79379 on Form N-4, filed on May 26, 1999.

                           (h)(h) Form of Data Pages for new version of Equitable Accumulator, incorporated herein by reference to Exhibit 4(z) to Registration Statement File No. 333-05593 on Form N-4, filed on November 23, 1999.

                           (i)(i) Form of Data Pages for new version of Equitable Accumulator, incorporated herein by reference to Exhibit 4(c)(c) to Registration Statement File No. 33-83750 on Form N-4, filed on December 3, 1999.

                           (j)(j)   Form of Endorsement (Form No. 2000
                                    ENRAI-IM) -- Beneficiary Continuation Option for use with IRA contracts incorporated herein by reference to Exhibit No. 4(j)(j) to the Registration Statement on Form S-3 File No. 333-24009 filed on April 26, 2000.

                           (k)(k) Form of data pages for Equitable Accumulator Select baseBUILDER incorporated herein by reference to Registration Statement File No. 333-73121, filed on April 25, 2000.

                           (l)(l) Form of Endorsement applicable to Roth IRA Contracts, Form No. 1M-ROTHBCO-1 incorporated herein by reference to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (m)(m) Revised Form of Endorsement applicable to IRA Certificates, Form 2000EN/RAI-IM incorporated herein by reference to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (n)(n)   Form of Endorsement applicable to
                                    Non-Qualified Certificates Form No. 99ENNQ-G incorporated herein by reference to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (o)(o) Form of Optional Death Benefit Rider, Form No. 2000PPDB incorporated herein by reference to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (p)(p) Form of Data Pages for Equitable Accumulator incorporated herein by reference to Exhibit 4(i)(i) to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (r)(r) Form of Data Pages for Equitable Accumulator Select incorporated herein by reference to
                                    Exhibit 4(v) to Registration Statement File
                                    No. 333-73121 on Form N-4, filed April 25,
                                    2001.

                           (s)(s) Form of Data Pages for Equitable Accumulator Advisor incorporated herein by reference to
                                    Exhibit 4(l) to Registration Statement File
                                    No. 333-44996 on Form N-4, filed
                                    April 25, 2001.

                           (t)(t) Form of Data Pages for Equitable Accumulator incorporated herein by reference to Exhibit 4(f)(f) to Registration Statement File No. 333-05593 on Form N-4, filed April 25, 2001.

                           (u)(u) Form of Data Pages for Equitable Accumulator Select incorporated herein by reference to
                                    Exhibit 4(w) to Registration Statement File
                                    No. 333-31131 on Form N-4, filed
                                    April 25, 2001.

                           (w)(w) Form of Data Pages for Equitable Accumulator Advisor incorporated herein by reference to
                                    Exhibit 4(m) to Registration Statement File
                                    No. 333-96177 on Form N-4, filed
                                    April 25, 2001.

                           (x)(x) Form of Amendment to Certificate Form No. 941CB, Form No. 2000 BENE-G incorporated herein by reference to Exhibit 4(j)(j) to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (y)(y)   Form of Endorsement applicable to
                                    Non-Qualified Certificates incorporated
                                    herein by reference to Exhibit 4(k)(k) to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (z)(z) Form of Enrollment Form/Application for Equitable Accumulator Select II incorporated herein by reference to Exhibit 5(a) to Registration Statement File No. 811-07659 (amendment No. 50) on Form N-4 filed on
                                    May 11, 2001.

                           (a)(b) Form of Data Pages for Equitable Accumulator Select II (NQ) incorporated herein by reference to Exhibit 4(e) to Registration Statement File No. 811-07659 (amendment No. 50) on Form N-4 filed on
                                    May 11, 2001.

                           (a)(c) Form of Data Pages for Equitable Accumulator Select II (NQ) Certificates incorporated herein by reference to Exhibit 4(k) to Registration Statement File No. 811-08754 (amendment No. 41) on Form N-4 filed on May 22, 2001.

                           (a)(d) Form of Enrollment Form/Application for Equitable Accumulator Select II incorporated herein by reference to Exhibit 5(a) to Registration Statement File No. 811-08754 (amendment No. 41) on Form N-4 filed on May 22, 2001.

                           (a)(e) Form of Endorsement (No. 2002 NQBCO) applicable to non-qualified contract/certificates with beneficiary continuation option, incorporated herein by reference to Registration Statement File No. 333-05593, filed on April 24, 2003.

                           (a)(f) Form of Guaranteed Minimum Death Benefit Rider (No. 2002 GMDB-6% Rollup), annual ratchet to age 85, incorporated herein by reference to Registration Statement File No. 333-05593, filed on April 24, 2003.

                           (a)(g) Form of Guaranteed Minimum Death Benefit Rider (No. 2002 GMDB-6% Rollup), [6%] Rollup to age 85,incorporated herein by reference to Registration Statement File No. 333-05593, filed on April 24, 2003.

                           (a)(h) Form of Guaranteed Minimum Death Benefit Rider (No. 2002 GMDB-6% or AR) greater of [6%] Rollup to Age [85] GMDB or Annual Ratchet to age [85] GMDB, incorporated herein by reference to Registration Statement File No. 333-05593, filed on April 24, 2003.

                           (a)(i) Form of Guaranteed Minimum Income Benefit Rider (also known as the Living Benefit) (No. 2002 GMIB), incorporated herein by reference to Registration Statement File No. 333-05593, filed on April 24, 2003.

                           (a)(j) Form of Protection Plus Optional Death Benefit Rider (No. 2002 PPDB), incorporated herein by reference to Registration Statement File No. 333-05593, filed on April 24, 2003.

                          (a)(k) Form of Endorsement, Form No. 2002 DP (GIA/SEL), incorporated herein by reference to Registration Statement File No. 333-31131 filed on April 24, 2003.

                  Exhibits No.

                  (5)      (a)      Opinion and Consent of Robin Wagner, Vice
                                    President and Counsel, as to the legality of the securities being offered.

                           (b) Copy of the Internal Revenue Service determination letter regarding qualification under Section 401 of the Internal Revenue Code, incorporated by reference to Exhibit 5(b) to the Registration Statement on Form S-3 (File No. 33-88456), filed August 31, 1995.

                  (23)     (a)      Consent of PricewaterhouseCoopers LLP.

                           (b)      Consent of Counsel see Exhibit 5(a).

                  (24)     (a)      Powers of Attorney incorporated herein by
                                    reference to Exhibit No. 23(c) to the
                                    Registration Statement (File No. 333-24009) filed on April 26, 2000.

                           (b) Powers of Attorney, incorporated herein by reference to Exhibit No. 7(a) to Registration Statement on Form S-6, File No. 333-17663, filed on April 28, 2000.

                           (c) Powers of Attorney, incorporated herein by reference to Exhibit No. 27(n)(iii) to Registration Statement on Form N-6, File No. 333-103199, filed on April 4, 2003.

ITEM 17.          UNDERTAKINGS

                  (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                               sales are being made, a post-effective amendment to this registration statement:

                                    (i)     to include any prospectus required
                                            by section 10(a)(3) of the
                                            Securities Act of 1933;

                                    (ii)    to reflect in the prospectus any
                                            facts or events arising after the
                                            effective date of the registration
                                            statement (or the most recent
                                            post-effective amendment thereof)
                                            which, individually or in the
                                            aggregate represent a fundamental
                                            change in the information set forth
                                            in the registration statement;

                                    (iii)   to include any material information
                                            with respect to the plan of
                                            distribution not previously
                                            disclosed in the registration
                                            statement or any material change to
                                            such information in the registration
                                            statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or 15(d) of the Securities Act of 1934 that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on April 23, 2003.

                             THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE
                                           UNITED STATES
                                           (Registrant)

                                    By: /s/ Robin Wagner
                                            ------------------
                                            Robin Wagner
                                            Vice President
                                            The Equitable Life Assurance Society
                                            of the United States


         As required by the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:

PRINCIPAL EXECUTIVE OFFICERS:

*Christopher M. Condron                    Chairman of the Board, President,
                                           Chief Executive Officer and Director

PRINCIPAL FINANCIAL OFFICER:

*Stanley B. Tulin                          Vice Chairman of the Board
                                           Chief Financial Officer and Director

PRINCIPAL ACCOUNTING OFFICER:

*Alvin H. Fenichel                         Senior Vice President and Controller


*DIRECTORS:

Bruce W. Calvert            Denis Duverne                 W. Edwin Jarmain
Francoise Colloc'h          Jean-Rene Fourtou             Christina Johnson
Christopher M. Condron      John C. Graves                Scott D. Miller
Henri de Castries           Donald J. Greene              Joseph H. Moglia
Claus-Michael Dill          Mary R. (Nina) Henderson      Peter J. Tobin
Joseph L. Dionne            James F. Higgins              Stanley B. Tulin






*By: /s/ Robin Wagner
     ------------------------
         Robin Wagner
         Attorney-in-Fact

April 23, 2003

                                  EXHIBIT INDEX

EXHIBIT NO.                                                     TAG VALUE

 5(e)          Opinion and Consent of Robin Wagner              EX-99.5e


23(a)          Consent of PricewaterhouseCoopers LLP            EX-99.23a